As Filed With the Securities and Exchange Commission on December 23, 2004

Registration No. 333-[          ]

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Ormat Funding Corp.*

(Exact name of registrant as specified in its charter)

Delaware	4911	88-0326081
(State or other	(Primary Standard Industrial	(I.R.S. Employer
jurisdiction of organization)	Classification Code Number)	Identification No.)

TABLE OF ADDITIONAL REGISTRANTS

The following subsidiaries of Ormat Funding Corp. are co-registrants and are guarantors of the notes to be registered hereby:

Name of Additional Registrant	State of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number
Brady Power Partners	Nevada	84-1172871	4911
OrMammoth Inc.	Delaware	20-0382999	4911
ORNI 1 LLC	Delaware	N/A	4911
ORNI 2 LLC	Delaware	N/A	4911
ORNI 7 LLC	Delaware	N/A	4911
Steamboat Development Corp.	Delaware	65-0710741	4911
Steamboat Geothermal LLC	Utah	87-0485918	4911

980 Greg Street
Sparks, Nevada 89431
Tel: (775) 356-9029

(Address, including ZIP code, and telephone number, including area code of registrant's principal executive offices)

Yehudit Bronicki
980 Greg Street
Sparks, Nevada 89431
Tel: (775) 365-9029

(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

Copies of correspondence to:

Philip L. Colbran, Esq. Chadbourne & Parke LLP 30 Rockefeller Plaza New York, New York 10112 (212) 408-5100	Noam Ayali, Esq. Chadbourne & Parke LLP 1200 New Hampshire Avenue, N.W. Washington, District of Columbia 20036 (202) 974-5600

*	The co-registrants listed hereunder in the Table of Additional Registrants are also included in this Form S-4 Registration Statement as additional registrants. The co-registrants are the direct and indirect subsidiaries of the registrant and are guarantors of the notes to be registered hereby.

Approximate date of commencement of proposed sale of the securities to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
8¼% Senior Secured Exchange Notes due December 30, 2020	$190,000,000	100%	$190,000,000	$22,363
Guarantees of 8¼% Senior Secured Exchange Notes due December 30, 2020(4)	N/A	N/A	N/A	N/A(5)

(1)	Equals the aggregate principal amount of the securities being registered.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended.

(3)	Calculated pursuant to Rule 457(f).

(4)	All subsidiary guarantors are direct or indirect wholly-owned subsidiaries of Ormat Funding Corp.

(5)	Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees of the notes.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy securities in any place where the offer or sale is not permitted.

Subject to Completion, Dated December 23, 2004

PRELIMINARY PROSPECTUS

$190,000,000

Ormat Funding Corp.
Offer to Exchange All Outstanding 8¼% Senior Secured Notes
Due 2020 for Senior Secured Exchange Notes Due 2020

We are offering to exchange all of our outstanding 8¼% Senior Secured Notes due 2020 for our registered 8¼% Senior Secured Notes due 2020. In this prospectus, we will call the original notes the "private notes" and the registered notes the "exchange notes." The private notes were issued on February 13, 2004. The terms of the exchange notes are substantially identical to the terms of the private notes, except that we have registered the exchange notes with the Securities and Exchange Commission. Because we have registered the exchange notes, the exchange notes will not be subject to transfer restrictions and will not be entitled to registration rights. The private notes and exchange notes are collectively referred to in this prospectus as the "notes."

The Exchange Notes

•	The exchange notes will mature on December 30, 2020.

•	We will pay interest on the exchange notes semi-annually in arrears on June 30 and December 30 of each year beginning June 30, 2004 at the rate of 8¼% per annum.

•	We may redeem the exchange notes at any time. The redemption prices we will pay if we do redeem the notes are specified in the prospectus under "Description of the Notes — Optional Redemption."

•	The exchange notes are secured obligations and will rank equally in right of payment with all of our existing and future senior obligations and senior in right of payment to all our existing and future subordinated debt, other than the private notes.

•	The exchange notes will not be listed on any securities exchange or the NASDAQ Stock Market.

The Exchange Offer

•	Subject to customary conditions, which we may waive, the exchange offer is not conditioned upon a minimum aggregate principal amount of exchange notes being tendered.

•	Our offer to exchange private notes for exchange notes will be open until 5:00 p.m., New York City time, on [ ], 2005, unless we extend the expiration date.

•	You should carefully review the procedures for tendering the private notes beginning on page 31 of this prospectus.

•	You may withdraw your tenders of private notes at any time prior to the expiration of the exchange offer, unless we have already accepted your private notes for exchange.

•	If you fail to tender your private notes, you will continue to hold unregistered securities and your ability to transfer them could be adversely affected.

•	The exchange of private notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

You should carefully consider the Risk Factors beginning on page 31 of this prospectus before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

The date of this prospectus is                         , 200[5].

You may not transfer or resell the exchange notes except as permitted under the Securities Act of 1933 and applicable state securities laws.

You should rely only on the information contained in this document or any supplement. We have not authorized anyone to provide you with any information that is different. If you receive any unauthorized information, you must not rely on it. You should disregard anything we said in an earlier document that is inconsistent with what is in our prospectus.

You should not assume that the information in this prospectus or any supplement or any of the information incorporated by reference in this prospectus or any supplement is current as of any date other than the date on the front page of this prospectus.

This document is not an offer to sell nor is it seeking an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

This prospectus is based on information provided by us and other sources that we believe are reliable. We have summarized certain documents and other information in a manner we believe to be accurate, but we refer you to the actual documents for a more complete understanding of what we discuss in this prospectus. In making an investment decision, you must rely on your own examination of our business and the terms of the exchange and the notes, including the merits and risks involved.

ADDITIONAL INFORMATION

For more information on Ormat and the availability of other documents concerning Ormat that have been filed with the SEC, see "Where You Can Find More Information" starting on page 236.

FORWARD-LOOKING STATEMENTS

This prospectus includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as our projections of annual revenues, expenses and debt service coverage with respect to the notes, future capital expenditures, business strategy, competitive strengths, goals, development or operation of generation assets, market and industry

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developments and the growth of our business and operations, are forward-looking statements. When used in this prospectus, the words "may," "will," "could," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "projects," "potential," or "contemplate" or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain such words or expressions. The forward-looking statements in this prospectus are primarily located in the material set forth under the headings "Prospectus Summary", "Risk Factors", "Capitalization", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business", but are found in other locations as well. These forward-looking statements generally relate to our plans, objectives and expectations for future operations and are based upon management's current estimates and projections of future results or trends. Although we believe that our plans and objectives reflected in or suggested by these forward-looking statements are reasonable, we may not achieve these plans or objectives. You should read this prospectus completely and with the understanding that actual future results and developments may be materially different from what we expect due to a number of risks and uncertainties, many of which are beyond our control. We will not update forward-looking statements even though our situation may change in the future.

Specific factors that might cause actual results to differ from our expectations include, but are not limited to:

•	significant considerations and risks discussed in this prospectus;

•	operating risks, including equipment failures and the amounts and timing of revenues and expenses;

•	geothermal resource risk (such as the heat content of the reservoir, useful life and geological formation);

•	environmental constraints on operations and environmental liabilities arising out of past or present operations;

•	project delays or cancellations;

•	financial market conditions and the results of financing efforts;

•	political, legal, regulatory, governmental, administrative and economic conditions and developments in the United States;

•	the enforceability of the long-term power purchase agreements for our projects;

•	contract counterparty risk;

•	weather and other natural phenomena;

•	the impact of recent and future federal and state regulatory proceedings and changes, including legislative and regulatory initiatives regarding deregulation and restructuring of the electric utility industry and incentives for the production of renewable energy, changes in environmental and other laws and regulations to which our company is subject, as well as changes in the application of existing laws and regulations;

•	current and future litigation;

•	competition from other similar geothermal energy projects, including any such new geothermal energy projects developed in the future, and from alternative electricity producing technologies;

•	the effect of and changes in economic conditions in the areas in which we operate;

•	market or business conditions and fluctuations in demand for energy or capacity in the markets in which we operate; and

•	the direct or indirect impact on our company's business resulting from terrorist incidents or responses to such incidents, including the effect on the availability of and premiums on insurance.

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PROSPECTUS SUMMARY

The following summary contains the material information about the exchange offer contained elsewhere in the prospectus. It may not contain all of the information that may be important to you in making a decision to exchange the private notes. You should read this entire prospectus, and the documents to which we refer, before making an investment decision. Unless the context otherwise requires, all references in this prospectus to "Ormat Funding" refer to Ormat Funding Corp. and not to any of its subsidiaries or affiliates; "Ormat," "we," "our," "ours" and "us" refer to Ormat Funding and its subsidiaries on a consolidated basis; "Guarantors" refers to our wholly-owned subsidiaries Brady, Ormesa (after the Ormesa Support Date, as defined herein), ORNI 1, ORNI 2, ORNI 7, Steamboat Geothermal, Steamboat Development and OrMammoth; "Ormat Nevada" refers to Ormat Nevada Inc., our direct parent company; "OTec" refers to Ormat Technologies, Inc., the parent company of Ormat Nevada; and "Ormat Industries" refers to Ormat Industries Ltd., our ultimate parent company. Unless the context otherwise requires, "plants" refers to the various power generating plants owned and/or operated by the Guarantors or the entities in which they hold equity interests, and "units" refers to particular power generating units at those plants. We refer to a group of plants and the geothermal resource associated with them in a certain geographic area as a "project." All capitalized terms used in this prospectus and not otherwise defined herein have the meanings given to such terms in the "Glossary of Defined Terms" attached as Annex A, except with respect to the terms of the notes and the description of the principal financing agreements, see "Description of Principal Financing Agreements—Certain Definitions."

The Exchange Offer

On February 13, 2004, we completed an offering of $190,000,000 of the private notes. In connection with that offering, we entered into a registration rights agreement with the initial purchaser of the private notes in which we agreed, among other things, to deliver this prospectus and to complete this exchange offer within 330 days of the original issuance of the private notes. You are entitled to exchange in this exchange offer private notes that you hold for registered exchange notes with substantially identical terms. You should read the discussion under the headings "Summary of the Terms of the Exchange Notes" beginning on page 18 and "Description of the Notes" beginning on page 114 for further information regarding the exchange notes.

We believe that the exchange notes that will be issued in this exchange offer may be resold by you without compliance with the registration and prospectus delivery provisions of the Securities Act. You should read the discussion under the headings "Summary of the Terms of the Exchange Offer" beginning on page 15 and "The Exchange Offer" beginning on page 103 for further information regarding this exchange offer and resale of the exchange notes.

Recent Developments

On June 1, 2004, Brady Power Partners, our indirect subsidiary and owner of the Brady project, entered into a Purchase and Sale Agreement with The Burlington Northern and Santa Fe Railway Company to purchase certain geothermal and mineral interests and surface rights related to real property located at Brady's Hot Springs, Nevada for a total cost of $1.8 million. These interests and rights were previously leased by The Burlington Northern and Santa Fe Railway Company to Brady. The purchase of these interests provides us with greater annual cost savings than we realized from leasing the interests and rights to such mineral resources.

On June 29, 2004, ORNI 7 LLC, our subsidiary, and Sierra Pacific Power Company entered into a long-term power purchase agreement for the sale of electricity generated from the Galena project to Sierra Pacific Power Company. We received the approval of the Public Utilities Commission of Nevada with respect to this agreement on October 14, 2004. The term of the agreement is 20 years following the commercial operation date of the project, which is currently scheduled for the end of 2005. The power purchase agreement provides that we will supply geothermal energy at a price of $0.052/kWh, with an annual one percent escalation.

On August 2, 2004, ORNI 7 LLC, our subsidiary, and Ormat Nevada, our parent, entered into an engineering, procurement and construction agreement pursuant to which Ormat Nevada agreed to design, engineer and construct the Galena project. Pursuant to the contract, ORNI 7 will pay Ormat Nevada a total of $27.8 million, paid in installments, as compensation for its services.

On October 14, 2004, the trustee under the indenture governing the notes released our pledge of all of the stock we own of ORNI 1, ORNI 2 and ORNI 7 and the pledge by ORNI 1, ORNI 2 and ORNI 7 of all the stock of Steamboat Development Corp. and all of the partnership interests of Brady Power Partners following our receipt of certain duly executed resource lease consents. All such liens now have been released.

Ormat Funding

Ormat Funding was formed in December 2001 to develop, construct, own, and acquire through certain direct and indirect subsidiaries geothermal power projects in the United States. As of September 30, 2004, we wholly-owned four geothermal power projects with 168 megawatts of gross electrical generating capacity and 102 megawatts of net electrical generating capacity, and we own a 50% interest in a fifth geothermal power project with an additional 35 megawatts of gross electrical generating capacity and 25 megawatts of net electrical generating capacity. For the nine months ended September 30, 2004, our revenues, EBITDA and net income was $43.2 million, $23.3 million and $2.1 million, respectively. Please see note 1 of "Summary Historical and Condensed Consolidated Financial Data" on page 28 of this prospectus for a reconciliation of net income to EBITDA.

The table below summarizes key information relating to our projects that are in operation, under construction and/or subject to enhancement:

Projects in Operation

Project	Location	Ownership	Commercial Operation Date	Generating Capacity in MW (1)	Power Purchaser	Contract Expiration
Steamboat 1/1A	Steamboat Hills, Nevada	100%	1986 / 1988	5 MW	Sierra Pacific Power Company	2006 / 2018
Steamboat 2/3	Steamboat Hills, Nevada	100%	1992	29 MW	Sierra Pacific Power Company	2022
Ormesa	East Mesa, California	100%	1986 / 1987	48 MW	Southern California Edison	2017 / 2018
Brady	Churchill County, Nevada	100%	1985 / 1992	20 MW	Sierra Pacific Power Company	2022
Mammoth	Mammoth Lakes, California	50%	1984 / 1990	25 MW	Southern California Edison	2015 / 2020

Projects Under Construction

Project	Location	Ownership	Commercial Operation Date	Net Generating Capacity	Power Purchaser	Contract Expiration
Galena (2)	Steamboat Hills, Nevada	100%	2005(3)	13 MW(4)	Sierra Pacific Power Company	N/A(5)

Projects Under Enhancement

Project	Location	Ownership	Commercial Operation Date	Net Generating Capacity	Power Purchaser	Contract Expiration
Mammoth Enhancement(6)	Mammoth Lakes, California	50%	N/A	4 MW(7)	N/A	N/A
Ormesa Enhancement(6)	East Mesa, California	100%	N/A	10 MW(8)	N/A	N/A

(1)	References to generating capacity refer to the net amount of electrical energy available for sale to the power purchaser. In the case of projects under construction or enhancement, references to generating capacity refer to the net amount of electrical energy that we expect will be available for sale to the relevant power purchasers. This column represents the net generating capacity of the project, not our net ownership in such generating capacity. Such net generating capacity is based on operational data for the 12-month period beginning October 1, 2003 through and including September 30, 2004.

(2)	After the enhancement of the Steamboat 1/1A project is completed, we will rename the Steamboat 1/1A project as the Galena project. References to the Galena project in this prospectus refer to Steamboat 1/1A project as re-powered and renamed.

(3)	Projected.

(4)	We expect that the re-powering of Galena will increase the total output of the Steamboat 1/1A complex by 13MW to an aggregate of 20 MW.

(5)	The power purchase agreement will expire 20 years from the commercial operation date.

(6)	These enhancements are in their early engineering stage.

(7)	We expect that the enhancement will increase the total output of the project by 4 MW.

(8)	We expect that the enhancement will result in an additional 10MW that, subject to negotiation of offtake arrangements, will be sold to a different power purchaser.

All of our revenues are derived from fully-contracted energy and/or capacity payments under long-term power purchase agreements with two utility companies. For the nine months ended September 30, 2004, we generated 57% of our revenues from Southern California Edison and 43% of our revenues from Sierra Pacific Power Company.

The Sponsor

We are wholly-owned by Ormat Nevada, which is engaged in the ownership, development, construction and operation of geothermal power plants in the United States. Ormat Nevada operates and maintains each of our projects pursuant to an operations and maintenance agreement with each of the project companies. See "Description of Our Principal Contracts." In December 2003 and January 2004, Ormat Nevada and its affiliates purchased for $252.5 million all of the geothermal assets of Covanta Energy Corporation and related assets, which consisted of the Heber plant and SIGC plant in Imperial County, California and a 50% interest in the Mammoth project. Based on publicly available industry data, Ormat Nevada is a leading geothermal power producer in the United States, with over 230 MW of net electrical generating capacity located in the western United States. Ormat Nevada is a wholly-owned subsidiary of Ormat Technologies, or "OTec", which in turn is a subsidiary of Ormat Industries. Ormat Nevada and all of its subsidiaries are United States companies.

Ormat Industries is an international power systems company whose predecessor, Ormat Turbines Ltd., was founded in 1965 by Lucien and Yehudit Bronicki for the principal purpose of developing equipment for the production of clean, renewable energy. Lucien and Yehudit Bronicki, through Bronicki Investment, Ltd. continue to control approximately 34.45% of the outstanding shares of Ormat Industries. Ormat Industries and its subsidiaries have developed geothermal power plants, remote power units, industrial recovered energy systems and solar energy plants worldwide. At December 31, 2003, Ormat Industries and its subsidiaries had more than 600 employees worldwide, and had revenues of approximately $119.8 million. Ormat Industries is listed on the Tel Aviv Stock Exchange under the symbol "ORMT." Ormat Industries and its subsidiaries have supplied, developed, constructed or rehabilitated gross installed capacity of approximately 700 MW of geothermal power plants (or over 700 MW including recovered energy power plants) in 22 countries, constituting approximately 9% of geothermal installed capacity worldwide. Ormat Industries' geothermal power plants range in size from 300 kW to over 130 MW and employ binary, flash steam, dry steam and steam/brine combined cycle technologies.

Ormat Industries formed OTec in 1994 for the purpose of investing and holding ownership interests in power plants owned by OTec and third parties. OTec has served as the holding company for all of Ormat Industries' geothermal power projects. Effective as of July 1, 2004, Ormat Industries sold to OTec its business relating to the manufacturing and sale of energy-related services, which is based in Israel. As a result of this sale, OTec now holds all of Ormat Industries' power generation and products business. On November 16, 2004, OTec sold 7,187,500 shares of its common stock, par value $0.001 per share, in an initial public offering. The common shares are traded on the New York Stock Exchange under the symbol "ORA."

Ormat Nevada and Ormat Funding have available to them the extensive experience of the Ormat Industries group of companies, including OTec, in developing and operating power projects. The key members of our senior management and engineers of Ormat Nevada, OTec and Ormat Industries have extensive experience developing and operating technologies and power projects and an average of over 20 years of power industry experience. However, none of Ormat Nevada, OTec or Ormat Industries will guarantee the notes or provide collateral.

Geothermal Power Projects

All of the projects we currently own produce electricity from geothermal energy. Geothermal energy is a clean, renewable and generally sustainable form of energy derived from the natural heat of the earth. Unlike electricity produced by burning fossil fuels, electricity produced from geothermal energy sources is produced without emissions of certain pollutants such as nitrogen oxide, and with far lower emissions of other pollutants such as carbon dioxide. Therefore, electricity produced from geothermal energy sources contributes significantly less to local and regional incidences of acid rain and global warming than energy produced by burning fossil fuels. Geothermal energy is derived from the natural heat of the earth when water comes sufficiently close to hot molten rock to heat the water to temperatures of 300 degrees Fahrenheit or more. The heated water then ascends toward the surface of the earth where, if geological conditions are suitable for its commercial extraction, it can be extracted by drilling geothermal wells. The energy necessary to operate a geothermal power plant is typically obtained from several such wells which are drilled using established technology that is in some respects similar to that employed in the oil and gas industry. Geothermal production wells are normally located within approximately one to two miles of the power plant as geothermal fluids cannot be transported economically over longer distances due to heat and pressure loss which result in redistributive costs. The geothermal reservoir is a renewable source of energy if natural ground water sources and reinjection of extracted geothermal fluids are adequate over the long term to replenish the geothermal reservoir following the withdrawal of geothermal fluids as long as the wellfield is properly operated.

Geothermal energy projects typically have higher capital costs (primarily as a result of the costs attributable to wellfield development) but tend to have significantly lower variable operating costs, principally consisting of maintenance expenditures, than fossil fuel-fired power plants that require ongoing fuel expenses. In addition, a geothermal power plant does not need to purchase fuel (such as coal, natural gas, or fuel oil) in order to generate electricity. Thus, once the drilling of a geothermal well is complete, the plant is not exposed to fuel price or fuel delivery risk. These characteristics give us a competitive advantage over fossil fuel-based electricity generation as countries increasingly seek to balance environmental concerns with demands for reliable sources of electricity.

Geothermal energy is also an attractive alternative to other sources of energy as part of a national diversification strategy to avoid dependence on any one energy source or politically sensitive supply sources. There has been an increasing call for geothermal energy over the past decade as the demand for renewable energy has grown out of environmental concerns and government incentives for utilities to sell electricity generated from renewable sources. In particular, the California and Nevada legislatures have mandated targets for renewable energy sales by utilities. Renewable energy includes geothermal, solar and wind power.

Our Projects

The Steamboat Complex

The Steamboat complex consists of the Steamboat 1/1A project and the Steamboat 2/3 project. Historically, the Steamboat 1/1A project was under separate ownership from the Steamboat 2/3 project. We consider the Steamboat 1/1A project and the Steamboat 2/3 project on a combined basis as the Steamboat complex because the projects are located near each other in the same known geothermal resource area. Further, both projects sell electricity to the same customer.

The Steamboat 1/1A Project

ORNI 7 LLC acquired 100% of the Steamboat 1/1A project on June 30, 2003. The Steamboat 1/1A project is located in Steamboat Hills, Washoe County, Nevada, approximately nine miles south of Reno, Nevada. The Steamboat 1 plant commenced commercial operations in 1986 and the Steamboat 1A plant commenced commercial operations in 1988. The Steamboat 1/1A project utilizes a binary system and has a gross generating capacity of 10.0 MW and a combined power purchase agreement nameplate of 7.0 MW, and had an average generation of 5.4 MW and an availability factor of 97.8% for the 12-month period beginning October 1, 2003 through and including September 30, 2004.

Electricity generated by the Steamboat 1/1A project currently is sold under two power purchase agreements (one for each of the plants) with Sierra Pacific Power Company. The power purchase agreement with respect to the Steamboat 1 plant expires in December 2006. The power purchase agreement with respect to the Steamboat 1A plant expires in December 2018, unless the parties agree to annual extensions. Both agreements currently provide only for energy payments.

The Steamboat 2/3 Project

ORNI 7 LLC acquired 100% of the Steamboat 2/3 project on February 13, 2004. The Steamboat 2/3 project is located in Steamboat Hills, Washoe County, Nevada, approximately nine miles south of Reno, Nevada and near the Steamboat 1/1A project. The Steamboat 2/3 project utilizes a binary system and consists of two power plants which commenced commercial operations in 1992. The Steamboat 2/3 project has a gross generating capacity of 32.0 MW and a power purchase agreement nameplate of 24.0 MW, and had an average generation of 28.7 MW and an availability factor of 99.8% for the 12-month period beginning October 1, 2003 through and including September 30, 2004.

Electricity generated by the Steamboat 2/3 project is sold under two separate power purchase agreements (one for each of the plants) with Sierra Pacific Power Company. These agreements provide for the purchase of all of the power generated by the Steamboat 2/3 project. Both agreements provide for energy and capacity payments and each expires in December 2022.

The Galena Re-powering

We are using approximately $25.8 million of the proceeds of the offering of the private notes for an enhancement program to replace the existing equipment at the Steamboat 1/1A project with more efficient equipment, in order to optimize the use of available geothermal resources. Additional costs of construction in the amount of $2 million will be funded out of available cash flow. We also intend to augment the operation of the Steamboat 1/1A project with additional geothermal resources from geothermal resources leases currently supporting the Steamboat 2/3 project. We believe that this enhancement will allow the Steamboat 1/1A project to obtain a generating capacity of 20.0 MW (adding an incremental 13.0 MW to the existing Steamboat complex).

We anticipate that the Galena project will achieve commercial operations by the end of 2005 and that the project will sell its electrical output and transfer its renewable energy credits to Sierra Pacific Power Company under a power purchase agreement that has a 20-year term commencing on the January 1 following the commercial operation date of such power plant. Our project subsidiary is coordinating the transition from the Steamboat 1/1A project to the Galena project with Sierra Pacific Power Company. We intend to replace the existing equipment at the Steamboat 1/1A project with current Ormat technology, which we believe will optimize the geothermal resources available. We anticipate receiving energy payments under this power purchase agreement.

The Mammoth Project

Ormat Nevada indirectly acquired a 50% interest in the Mammoth project on December 18, 2003 and transferred its interest in the project to us on January 30, 2004. We currently own a 49% general partnership interest and a 1% limited partnership interest in Mammoth-Pacific, L.P., a California limited partnership. The remaining 50% partnership interest in Mammoth-Pacific, L.P. is owned by subsidiaries of Constellation Energy Group, a publicly traded energy company. Mammoth-Pacific, L.P. owns 100% of the Mammoth project. Ormat Nevada is the operator of this project.

The Mammoth project is located in Mammoth Lakes, Mono County, California. The Mammoth project is comprised of three plants, G1, G2 and G3. The G1 plant commenced commercial operations in 1985 and the G2 and G3 plants commenced commercial operations in 1990. The Mammoth project utilizes a binary system and has a gross generating capacity of 35.0 MW and a power purchase agreement nameplate of 32.0 MW, and had an average generation of 24.7 MW and an availability factor of 99.2% for the 12-month period beginning October 1, 2003 through and including September 30, 2004.

Electricity generated by the Mammoth project is sold under three power purchase agreements (one for each of the plants) with Southern California Edison. The power purchase agreement with respect to the G1 plant expires in February 2015, and the power purchase agreements with respect to the G2 and G3 plants expire in December 2020. Each agreement provides for energy and capacity payments.

Mammoth-Pacific, L.P. planned to commence a $5 million enhancement program of the Mammoth project in 2005, consisting primarily of drilling activities, which we believe will result in an increase in the output of the project by 4 MW and is expected to be completed by 2006. A substantial portion of the funds required for such enhancement have been earmarked for such enhancement program. Mammoth-Pacific L.P. is currently evaluating a change to that program that may increase the cost up to a total of approximately $7.5 million.

The Ormesa Project

We acquired 100% of the Ormesa project on April 15, 2002. The Ormesa project is located in East Mesa, Imperial County, California, approximately 13 miles north of the Mexican border. The

Ormesa project is comprised of six plants, OG I, OG IE, OG IH (which we refer to collectively as the "OG I plants"), OG II, GEM 2 and GEM 3. The OG I plants and the OG II plant utilize a binary system, and the GEM plants utilize a flash system. The various OG I plants commenced commercial operations in 1987—1989 and the OG II plant commenced commercial operations in 1988. The GEM 2 and GEM 3 plants commenced commercial operations in April 1989. The OG I plants have a gross generating capacity of 41.0 MW and a power purchase agreement nameplate of 38.0 MW, and had an average generation of 34.0 MW and an availability factor of 98.0% for the 12-month period beginning October 1, 2003 through and including September 30, 2004. The OG II plant has a gross generating capacity of 19.0 MW and a power purchase agreement nameplate of 18.5 MW, and had an average generation of 14.3 MW and an availability factor of 98.2% for the 12-month period beginning October 1, 2003 through and including September 30, 2004. GEM 2 and GEM 3 have a gross generating capacity of 34.0 MW but electricity generated by the two plants is not sold under a power purchase agreement, but rather the electricity generated by them is used to provide auxiliary power for wellfield operations at the Ormesa project.

Electricity generated by the OG I plants and the OG II plant is sold under two power purchase agreements (one for the OG I plants and one for the OG II plant) with Southern California Edison. Both power purchase agreements provide for energy and capacity payments, as well as a capacity bonus, through their respective terms. The power purchase agreement with respect to the OG I plants expires in October 2017 and the power purchase agreement with respect to the OG II plant expires in March 2018.

In connection with the power purchase agreements for the Ormesa project, Southern California Edison Company has expressed its intent not to pay the contract rate for the power supplied by the GEM 2 and GEM 3 plants to the Ormesa project for auxiliary purposes. We have commenced discussions with Southern California Edison Company to resolve such dispute and, in addition, to combine the relevant power purchase agreements for the Ormesa project into one agreement, which would enhance our operating flexibility and would not otherwise adversely affect our operations. In the interim period, Southern California Edison Company has tentatively agreed to pay a lower fixed price for such power.

As of September 30, 2004, Ormesa had a $13.1 million senior secured loan outstanding, which we refer to as the Ormesa loan, that does not permit Ormesa to guarantee the notes or grant any liens on the Ormesa project while the loan is outstanding. This loan may not be repaid until December 31, 2004. We intend to repay this loan promptly on or after December 31, 2004. The indenture governing the notes also requires us to cause Ormesa to prepay the loan, execute a guarantee of the notes and grant a first priority lien on the Ormesa assets in favor of the collateral agent for the benefit of the holders of the notes by January 31, 2005. If we do not prepay the loan by such date, we will be required to redeem a portion of the notes at 101% of the principal amount of the notes. We funded out of the proceeds of the offering of the private notes a cash escrow account to prepay this loan in full. See "Description of Certain Indebtedness—Ormesa Loan."

The Brady Project

Ormat Nevada acquired 100% of the Brady project on June 29, 2001 and in turn contributed it to us on July 10, 2002. The Brady project is located in Churchill County, Nevada, approximately 50 miles east of Reno, Nevada, and includes the Brady plant and the Desert Peak 1 plant. We consider the Brady and Desert Peak 1 plants to be part of the same project because Brady services its power purchase agreement with energy provided by both the Brady and Desert Peak 1 plants. The Brady plant commenced commercial operations in 1992 and the Desert Peak 1 plant commenced commercial operations in 1985. The Brady project has a gross generating capacity of 32.0 MW and a power purchase agreement nameplate of 21.5 MW, and had a combined average generation of 20.2 MW and an availability factor of 99.5% for the 12-month period beginning October 1, 2003 through and including September 30, 2004. The Brady plant has in the past utilized a flash design. In August 2002, an additional 6 MW binary unit was added to the Brady plant to generate additional power from the brine before its reinjection. The Desert Peak 1 plant utilizes a flash design. We are currently evaluating the replacement of the Desert Peak 1 plant with a new plant that would be more efficient. The new plant may be constructed on the same site as the existing Desert Peak 1 plant. Construction would likely begin in the third quarter of 2005 and be completed in 2006, at an estimated total project cost of approximately $10 million.

Electricity generated by the Brady project is sold under a power purchase agreement with Sierra Pacific Power Company. The power purchase agreement provides for energy and capacity payments and expires in August 2022.

Corporate Structure

Our corporate structure is depicted in the chart below.

*	The remaining 22.8% of the common stock of OTec was sold to the public pursuant to an initial public offering in November 2004.

**	Required to guarantee the notes and grant liens on its real and personal property no later than January 31, 2005.

***	Constellation Energy Group is not an affiliate of ours and holds its 50% interest through certain of its subsidiaries.

Summary of Independent Engineer's Report

Stone & Webster Management Consultants, Inc., which we refer to as Stone & Webster or the Independent Engineer, has prepared the Independent Engineer's Report included as an exhibit to the registration statement of which this prospectus forms a part. Stone & Webster is an international engineering and consulting firm with experience in the electric power industry. The Independent Engineer's Report includes a technical review of our projects and projections of our financial performance through 2020. The Independent Engineer's Report, dated February 8, 2004, was prepared prior to the issuance of the private notes and has not been updated.

In the preparation of the Independent Engineer's Report and the opinions contained in the report, the Independent Engineer has made the following qualifications about the information contained in its report and the circumstances under which the report was prepared: some information in the report is necessarily based on predictions and estimates of future events and behaviors; such predictions or estimates may differ from that which other consultants specializing in the electricity industry might present; actual results may differ, perhaps materially, from those projected; the provision of the report does not eliminate the need for you to make further inquiries as to the information included in the report or to undertake your own analysis; the report is not intended to be a complete and exhaustive analysis of the subject issues, and therefore may not consider some factors that are important to your decision; and the Independent Engineer accepts no liability for loss, whether direct or consequential, suffered by you in reliance on its report and nothing in the report should be taken as a promise or guarantee as to the occurrence of any future events.

The Independent Engineer's Report relies on assumptions regarding material contingencies and other matters that are not within our control or the control of the Independent Engineer or any other person. While the Independent Engineer believes its assumptions to be reasonable for purposes of preparing its report, these assumptions are inherently subject to significant uncertainties and actual results may differ materially from those projected. The predictions, estimates and assumptions that underlie this report may also differ from those that other consultants specializing in the electric power industry might present.

Following is a summary of the conclusions reached by the Independent Engineer in the Independent Engineer's Report. The Independent Engineer's conclusions are subject to the assumptions and qualifications set forth in the Independent Engineer's Report, and you should read this summary in conjunction with the full text of the Independent Engineer's Report. All capitalized terms in this summary are defined in the Independent Engineer's Report.

The Independent Engineer expressed the following opinions in its report, as of February 8, 2004, the date of such report (such opinions are expressed as of such date and have not been updated, nor are they affirmed, as of the date of or for the purposes of this prospectus):

•	Equipment used at the projects is utility grade and typical of equipment operating in other geothermal power generation facilities. Based on Stone & Webster's site visits on November 3 and December 8-10, 2003, equipment at all projects is in good working condition and is well maintained.

•	All the projects have experienced above-average availability and excellent operating performance, reflecting good equipment reliability and maintenance practices. All of the projects are base load facilities and maintenance is performed throughout the year. Maintenance is scheduled to accommodate on-peak capacity requirements in accordance with the power purchase agreements. Based on Stone & Webster's review of the past five years of operations, the projects have been operated and maintained in a safe and reliable manner.

•	The electrical system within each project and the transmission interconnections are capable of supporting the generation and delivery of the projects' output. The electrical interconnection agreements are in place for each project and allow for the delivery of each project's full load capacity. System curtailments have not had any significant impact on the projects' performance.

•	The quality of the geothermal fluids for all of the projects is better than that used for many geothermal power generation facilities. Due to the high quality of the geothermal fluid at Mammoth, it is not categorized as brine. The high quality of the geothermal fluids at the sites has a positive effect in reducing equipment deterioration and maintenance requirements.

•	Stone & Webster has reviewed the material permits and the compliance thereto. All material federal, state and local permits are in place and renewals have been identified. The projects have maintained the permits and should be able to continue operation in compliance with the permits.

•	There are no outstanding compliance issues with any of the projects' permits required for plant and well field operation; therefore, it is expected that all permits will be renewed prior to expiration. No permit issues were identified that would impact future projects' operations.

•	Stone & Webster has reviewed all major contracts and agreements. Summaries are included in the text of the Independent Engineer's report. From a technical standpoint, Stone & Webster believes that all projects should be able to continue to meet their contractual obligations.

•	The financial projections contain appropriate technical assumptions regarding the capacity and energy production of each project on the basis of historic information and Ormat Funding's planned capital improvements at Mammoth, and expansion of the Steamboat 1/1A project through the addition of the Galena project.

•	The assumptions in the financial projections concerning the geothermal resources are consistent with the resource supply evaluation prepared by GeothermEx, Inc.

•	Stone & Webster believes that the operations and maintenance expense budgets are appropriate and conservative compared with historic information and contractual obligations.

•	In the opinion of Stone & Webster, major maintenance costs are included in the operating costs and capital expenditure budgets and appear reasonable.

•	Revenues in the financial projections are consistent with the compensation and penalty structure set forth in the power purchase agreements.

•	Ormat Funding has developed an operating plan and capital expenditure program for each project. Ormat Funding's operating plan and expenditures are reflected in the pro-forma and financial projections reviewed by Stone & Webster. Stone & Webster is of the opinion that Ormat Funding's operating plan and capital expenditures provide a good basis for safe and reliable operation in compliance with all relevant environmental and other permits and approvals required, the power purchase agreements, and support the projected revenues and cash flow included in the financial projections. Based on Stone & Webster's review of Ormat Funding's operating plan and the technical assumptions in the financial projections, Stone & Webster believes that the projected revenues and cash flows included in the financial projections are reasonable.

•	The Mammoth project enhancement and the Galena re-powering are the two most significant capital projects. Both projects are intended to increase generation capability at the respective sites. Stone & Webster believes that these projects will meet their projected production levels.

•	Given the proposed plant design and the availability of geothermal fluids with properties consistent with the design basis of the plant (as confirmed by the GeothermEx report), Stone

& Webster believes the Galena project will be able to (1) satisfy the performance guarantees, (2) achieve the assumptions of capacity and production in the base case financial projections and (3) fulfill its performance obligations under the Galena power purchase agreement that is currently under negotiation.

•	In geothermal projects, generally there are three primary elements that can negatively affect energy production: (1) declining geothermal fluid flow, (2) accelerated resource cooling and (3) increased equipment failures. It was agreed by GeothemEx, Inc., Ormat Funding and Stone & Webster that, on the basis of historic operating data, a declining rate of geothermal fluid flow was less of a concern for the projects than declining resource temperatures. Equipment failures will affect the projects in two ways: (1) increased operations and maintenance costs and (2) decreased equipment availability. Stone & Webster performed six sensitivity analyses to determine the impact of declining resource temperatures, unexpected increases in operations and maintenance costs and reduced equipment availability on the financial projections and the debt service coverage ratios, which we refer to as "DSCRs." Additionally, the effect of decreased short-run avoided cost, which we refer to as "SRAC," energy rates was investigated. Results of the sensitivity analyses are set forth below.

Sensitivity Analysis

Parameter Sensitivity	Minimum DSCR(1)	Average DSCR(2)
Base case	1.58	1.58
2.0% decrease in availability	1.54	1.55
5.0% increase in operations and maintenance costs	1.50	1.51
Accelerated cooling	1.26	1.47
15.0% decrease in SRAC energy rates	1.34	1.43
5.0% increase in O&M costs and accelerated cooling	1.20	1.40
5.0% increase in O&M costs and 15.0% decrease in SRAC energy rates	1.27	1.36

(1)	Minimum DSCR represents the minimum debt service coverage ratio for any given year through the final maturity date of the notes.

(2)	Average DSCR represents the average of the annual debt service coverage ratios through the final maturity date of the notes.

Summary of Geothermal Consultant's Report

GeothermEx, Inc., which we refer to as GeothermEx or the Geothermal Consultant, has prepared the Geothermal Consultant's Report included as an exhibit to this registration statement of which this prospectus forms a part. GeothermEx is a geothermal energy consulting company. The Geothermal Consultant's Report includes a review of the geothermal resources supplying the projects and a review of resource-related capital and operating costs. The Geothermal Consultant's Report, dated January 2004, was prepared prior to the issuance of the private notes and has not been updated. Following the issuance of the report, the Steamboat Hills plant was acquired by an affiliate of ours on May 20, 2004.

In the preparation of the Geothermal Consultant's Report and the opinions contained in the report, the Geothermal Consultant has made the following qualifications about the information contained in its report and the circumstances under which the report was prepared: some information in the report is necessarily based on predictions and estimates of future events and behaviors; such predictions or estimates may differ from that which other consultants specializing in geothermal resources might present; actual results may differ, perhaps materially, from those projected; the provision of the report does not eliminate the need for you to make further inquiries as to the information included in the report or to undertake your own analysis; the report is not intended to be a complete and exhaustive analysis of the subject issues, and therefore may not consider some factors that are important to your decision; and the Geothermal Consultant accepts no liability for loss, whether direct or consequential, suffered by you in reliance on its report and nothing in the report should be taken as a promise or guarantee as to the occurrence of any future events.

The Geothermal Consultant has expressed the following opinions in its report, as of January 2004, the date of such report (such opinions are expressed as of such date and have not been updated, nor are they affirmed, as of the date of or for the purposes of this prospectus):

Steamboat Complex

In September 2003, GeothermEx conducted an assessment of the Steamboat 2/3 project in connection with Ormat Funding's acquisition of the project; the following conclusions are based primarily on that review. For the Steamboat 1/1A project, GeothermEx reviewed the flow rate and temperature histories of the wells through mid-1997. In connection with the current review, Ormat Funding provided two daily reports (November 25, 2003 and January 12, 2004) that include data on the flow rates and temperatures of the Steamboat 1/1A project's production wells. Although GeothermEx has not reviewed the data for the intervening periods, GeothermEx has used the data from the two recent daily reports to evaluate long-term cooling trends in these wells.

•	The estimated energy reserves of the Steamboat resource exceed 56 MW for 30 years with a cumulative probability of 90%, with a most-likely value of 62 MW (gross) for 30 years. Therefore, in the opinion of GeothermEx, the reserves are adequate to support the four existing Steamboat plants operated by Ormat Nevada (1, 1A, 2 and 3), which have a combined capacity of 42 MW (gross), plus a separate 13.2 MW (gross) plant located in the Steamboat KGRA that is owned and operated by another party (Caithness) plant. The Caithness plant is located on a separate lease adjacent to the leases controlled by Ormat.

•	The most critical site-specific issue at Steamboat is temperature decline in the production wells, caused by a return to production of cooled thermal fluid injected back into the reservoir. The temperature decline rate in the Steamboat 2 wells since January 2001 has been 2.2 degreesF per year. At the Steamboat 3 plant, the average temperature decline rate since January 2000 has been about 1 degreesF per year, but this is comprised of rapid increases in response to operational changes, separated by declines as large as 4.8 degreesF per year (last 5 months of 2002). Temperatures during the first 6 months of 2003 were essentially constant and may even have increased by a fraction of a degree; however, a return to a modest temperature decline rate is expected in this area. The above-mentioned data gap notwithstanding, it appears that the three separate Steamboat 1/1A wells have experienced a long-term cooling rate ranging from 1.8 to 2.4 degreesF per year.

•	The base case projections assume a generation decline rate that corresponds to a reasonable temperature decline rate of 1.8 degreesF per year. The accelerated cooling case projections correspond to a more conservative temperature decline rate of 2.7 degreesF per year.

•	Ormat Funding's operating scenario includes re-activating well PW2-2, which has not been used routinely since December 1999 because of its relatively low temperature. Although the addition of this well may have an effect on overall production temperature declines, any such effect is accounted for in the assumed accelerated cooling case.

•	In the opinion of GeothermEx, the fluid available from the wells currently supplying the Steamboat project, supplemented by the flow from the currently shut-in well PW2-2, will be adequate to supply the new Galena project and the existing Steamboat 2/3 project.

Mammoth Project

GeothermEx reviewed the Mammoth project in November 2003 in connection with Ormat Nevada's acquisition of a 50% interest. The following conclusions are based primarily on that review.

•	Calculated energy reserves for the western portion of the Long Valley Caldera, in which the Mammoth project is located, have a most-likely value of about 90 MW (gross) for 30 years and exceed 63 MW (gross) for 30 years with a cumulative probability of 90%. Considering that the Mammoth project consists of three power plants with a combined capacity of 35 MW (gross), GeothermEx believes that the reserves are adequate to support the existing plants.

•	The two most critical site-specific issues in the management of the geothermal resource at Mammoth are temperature decline and pressure decline. The temperature decline is reflected in the steady decline in annual generation. The pressure decline has affected the feasibility and cost of operating downhole production pumps. In the opinion of GeothermEx, both these issues appear to be manageable with the appropriate configuration of production and injection wells and improvements in surface facilities.

•	The base case projections assume a generation decline rate that corresponds to a reasonable temperature decline rate of 1 degreesF per year. The accelerated cooling case projections correspond to a more conservative temperature decline rate of 1.5 degreesF per year.

•	Construction will soon begin on a pipeline to the Basalt Canyon area, where two new production wells will be drilled. The capital costs associated with this construction are not part of this offering. GeothermEx believes that the new wells have a reasonable probability of success, and are accounted for in the projections by a reasonable 3.6 MW increase in generation in 2006.

Ormesa Project

GeothermEx reviewed the Ormesa project in December 2002 in connection with the Ormesa loan project financing. The following conclusions are based primarily on that review.

•	Estimation of the recoverable energy reserves of the East Mesa field, in which the Ormesa project is located, indicates that there is a 90% probability that the recoverable geothermal energy reserves exceed 118 MW (gross) for 30 years, the most-likely value being 148 MW (gross) for 30 years. Considering that the Ormesa project consists of six power plants with a combined capacity of 94 MW (gross), GeothermEx believes that the reserves are adequate to support the existing plants.

•	Cooling of the production wells as injected fluids have migrated back to production zones has been the main operational issue in the field; recent production well cooling rates vary from 0 to 3.5 degreesF per year, with a flow-weighted average temperature decline rate of approximately 1 degreesF per year.

•	The stratified nature of the East Mesa reservoir and the operational flexibility in the field enables the cooling to be partially mitigated by well workover operations, conversion of production to injection wells, and/or by directing the geothermal fluid to the facility that can use it most effectively. Ormat Funding has reasonably assumed a 1% decline in generation because of cooling.

•	After taking over the field operations in 2002, Ormat Funding undertook numerous above-ground modifications. An acceptance test in October 2003 showed that the output of the power plant exceeded expectations by about 4%.

Brady Project

The following conclusions with respect to the Brady project are based primarily on a review of the histories of the production wells and the results of numerical reservoir modeling conducted by Ormat.

•	The energy reserves within the Brady and Desert Peak 1 areas have a most-likely value of 64 MW (gross) for 30 years, and exceed 44 MW (gross) for 30 years with a cumulative probability of 90%. Therefore, in the opinion of GeothermEx, the reserves are adequate to support the existing power plants, which have a combined capacity of 32 MW (gross).

•	At the Brady field, the most critical site-specific issues are temperature decline and optimization of the utilization of the geothermal fluid. The modifications to the well field and power plant implemented by Ormat Funding in recent years have helped allow the total production rate from the field to be stabilized near 10,000 gallons per minute (gpm). Cooling of produced fluids is ongoing and is anticipated to continue in the future as the field continues to be exploited in its current configuration.

•	A study and forecast of the performance of the Brady field contracted by Ormat Funding, which included an updated numerical model of the geothermal system, concluded that cooling will proceed at a rate near 2.5 degreesF per year for about the next 2 1/2 years, assuming the current field and plant configuration. The model suggests that, under the current operating scheme, the long-term temperature decline rate will be between 2 degreesF and 2.5 degreesF per year. The model results provided by Ormat Funding appear to reflect a reasonable match to the observed operating results.

•	The base case projections assume a generation decline rate at the Brady plant that corresponds to a reasonable temperature decline rate of 2.5 degreesF per year. The accelerated cooling case projections correspond to a more conservative temperature decline rate of 3.5 degreesF per year.

•	The power generated from the fluid produced at the Desert Peak 1 plant is transferred to the Brady plant; therefore, the critical resource issue with respect to this exchange offer is the ability of the Desert Peak 1 wells to continue to produce power for transfer to the Brady plant. The existing producing wells at Desert Peak 1 appear to be capable of providing the geothermal fluid required to produce the power transfer assumed in the projections of 52,000 MWh per year.

Summary of the Terms of the Exchange Offer

The Exchange Offer	We are offering to exchange up to $190,000,000 principal amount of the exchange notes for up to $190,000,000 principal amount of the private notes. As of the date of this prospectus, private notes representing $189,784,717 aggregate principal amount are outstanding. The exchange notes will evidence the same debt as the private notes, and the private notes and the exchange notes will be governed by the same indenture.

The exchange notes are described in detail under the heading "Description of the Notes" beginning on page 114 of this prospectus.

Resale	We believe that you will be able to freely transfer the exchange notes without registration or any prospectus delivery requirement; however, some broker-dealers and some of our affiliates may be required to deliver copies of this prospectus if they resell any exchange notes.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, [ ], 2005 or a later date and time if we extend it.

Withdrawal	You may withdraw the tender of any private notes pursuant to the exchange offer at any time prior to the expiration date. We will return, as promptly as practicable after the expiration or termination of the exchange offer, any private notes not accepted for exchange for any reason without expense to you.

Interest on the Exchange Notes and the Private Notes	Interest on the exchange notes will accrue from the date of the original issuance of the private notes or from the date of the last payment of interest on the private notes, whichever is later. No additional interest will be paid on private notes tendered and accepted for exchange.

Conditions to the Exchange Offer	The exchange offer is not subject to any conditions other than that it does not violate applicable law or any applicable interpretation of the staff of the SEC. See "The Exchange Offer — Conditions of the Exchange Offer" beginning on page 111 of this prospectus.

Procedures for Tendering Private Notes	If you wish to accept the exchange offer, you must complete, sign and date the accompanying letter of transmittal in accordance with the instructions in the letter of transmittal, and deliver the letter of transmittal, along with the private notes and any other required documentation, to the exchange agent. By executing the letter of transmittal, you will represent to us that, among other things:

•	any exchange notes you receive will be acquired in the ordinary course of business,

•	you are not engaged in, and do not intend to engage in, and you have no arrangement or understanding with any person to participate, in the distribution of the exchange notes, and

•	you are not an affiliate of ours or a broker-dealer tendering private notes acquired directly from us.

If you are a broker-dealer, you will also be representing that you are not engaged in and do not intend to engage in a distribution of the exchange notes.

Each broker-dealer receiving exchange notes for its own account in exchange for private notes must represent that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that, by making this acknowledgement and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. A broker-dealer who acquired the private notes for its own account as a result of market-making or other trading activities may use this prospectus for an offer to resell, resale or other transfer of the exchange notes.

If you hold your private notes through The Depository Trust Company and wish to participate in the exchange offer, you may do so through its automated tender offer program. By participating in the exchange offer, you will agree to be bound by the letter of transmittal as though you had executed such letter of transmittal.

We will accept for exchange any and all private notes which are properly tendered (and not withdrawn) in the exchange offer prior to the expiration date. The exchange notes issued pursuant to the exchange offer will be delivered promptly following the expiration date of the exchange offer. See "The Exchange Offer — Acceptance of Private Notes for Exchange" beginning on page 105 of this prospectus.

Effect of Not Tendering	Private notes that are not tendered or that are tendered but not accepted will, following the completion of the exchange offer, continue to be subject to the existing restrictions upon transfer thereof. We will have no further obligation to provide for the registration under the Securities Act of such private notes.

Special Procedures for Beneficial Owners	If you are a beneficial owner whose private notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender such private notes in the exchange offer, please contact the registered holder as soon as possible and instruct them to tender on your behalf and comply with our instructions set forth elsewhere in this prospectus.

Guaranteed Delivery Procedures	If you wish to tender your private notes, you may, in some instances, do so according to the guaranteed delivery procedures set forth elsewhere in this prospectus under "The Exchange Offer — Procedures for Tendering Private Notes — Guaranteed Delivery" beginning on page 108 of this prospectus.

Registration Rights Agreement	We sold the private notes on February 13, 2004, to an initial purchaser in a transaction that was exempt from the SEC's registration requirements. In connection with the sale, we entered into a registration rights agreement with the initial purchaser which grants the holders of the private notes specified exchange and registration rights. This exchange offer satisfies those rights, which terminate upon consummation of the exchange offer. You will not be entitled to any exchange or registration rights with respect to the exchange notes.

U.S. Federal Income Tax Considerations	We believe the exchange of private notes for exchange notes pursuant to the exchange offer will not constitute a sale or an exchange for federal income tax purposes. See "Certain United States Federal Income Tax Consequences" beginning on page 229 of this prospectus.

Use of Proceeds	We will not receive any proceeds from the exchange of notes pursuant to the exchange offer.

Exchange Agent	We have appointed Union Bank of California, N.A. as the exchange agent for the exchange offer. The mailing address and telephone number of the exchange agent are 120 South San Pedro Street, 4th Floor, Los Angeles, California 90012, Attention: Corporate Trust Operations (213) 972-5669. See "The Exchange Offer — Exchange Agent" beginning on page 112 of this prospectus.

Summary of the Terms of the Exchange Notes

The form and term of the exchange notes are substantially the same as the form and term of the private notes, except that the exchange notes are registered under the Securities Act. As a result, the exchange notes will not bear legends restricting their transfer and will not contain the registration rights contained in the private notes.

Issuer	Ormat Funding Corp., a Delaware corporation. Our principal executive office is located at 980 Greg Street, Sparks, Nevada 89431.

Notes Offered	$190,000,000 aggregate principal amount of 8 1/4% Senior Secured Notes due December 30, 2020.

Additional Notes	Pursuant to the terms of the indenture, we may issue additional notes with identical terms as the private notes and the exchange notes issued in this offering, other than with respect to the date of issuance and the issue price, at any time after the initial offering of the private notes.

Final Maturity Date	December 30, 2020.

Interest	Interest accrues on the notes at a rate of 8 1/4% per annum and will be payable semi-annually in arrears on June 30 and December 30 of each year, beginning June 30, 2004.

Amortization	Principal of the notes is payable semi-annually on June 30, and December 30 of each year, beginning June 30, 2004. For the schedule of the payment of principal on the notes, see "Description of the Notes — Principal, Maturity and Interest" beginning on page 115 of this prospectus.

Average Life	Initially the average life of the notes will be approximately 10.4 years.

Guarantees	Our obligations under the notes are fully and unconditionally guaranteed on a senior secured basis by all of our wholly-owned subsidiaries, other than Ormesa, which will be obligated to guarantee the notes upon the earliest to occur of the following, which we refer to as the Ormesa Support Date:

•	January 31, 2005,

•	the date as of which the amount payable under Ormesa's credit agreement has been repaid in full, and

•	the date as of which Ormesa is no longer prohibited from granting liens, including guarantees, pursuant to the terms of the Ormesa credit agreement.

For the nine months ended September 30, 2004, Ormesa represented approximately 57% of our revenues and 45% of our EBITDA. Please see note 1 of "Summary Historical and Condensed Consolidated Financial Data" on page 28 of this prospectus for a reconciliation of net income to EBITDA.

Ranking	The notes are our senior obligations and rank:

•	equally in right of payment to all of our existing and future senior debt; and

•	senior in right of payment to all of our existing and future permitted subordinated debt.

The guarantee of each Guarantor is such Guarantor's senior obligation and rank:

•	equally in right of payment to all of such Guarantor's existing and future senior debt; and

•	senior in right of payment to all of such Guarantor's existing and future permitted subordinated debt.

Neither we nor any of our subsidiaries have any other senior secured indebtedness outstanding other than the notes and Ormesa's outstanding $13.1 million (at September 30, 2004) senior secured loan (which is 100% cash collateralized). Prior to the Ormesa Support Date, the notes will be effectively subordinated to Ormesa's outstanding $13.1 million secured loan.

As of September 30, 2004, we have $14.4 million outstanding under a subordinated loan due to Ormat Nevada.

Collateral	We granted to the trustee on the closing date of the offering of the private notes, on behalf of and for the benefit of the holders of notes, a security interest in each of the following:

•	a pledge by Ormat Nevada of all the capital stock of us that it owns;

•	a pledge by us of all of the capital stock we own of OrMammoth; the private notes were also originally secured by a pledge of all of the capital stock we own of ORNI 1, ORNI 2 and ORNI 7 and the pledge by ORNI 1, ORNI 2 and ORNI 7 of the capital stock of Steamboat Development and the partnership interests of Brady, however, such pledges were released by the Trustee on October 14, 2004 upon our receipt of all necessary duly executed resource lease consents with respect to the unassigned leases held by such entity and the execution and recordation of deeds of trust with respect to such unassigned leases; provided, however, that the capital stock released as a result of the foregoing remains subject to all limitations set forth below under "Description of Principal Financing Agreements—Indenture—Certain Covenants;"

•	liens on all real property owned or leased and all easements held by us, ORNI 1, ORNI 2, ORNI 7, Brady, Steamboat Development and Steamboat Geothermal;

•	except as described below, a lien on all personal property owned by us, Brady, Steamboat Development, Steamboat Geothermal, ORNI 1, ORNI 2 and ORNI 7, including equipment, receivables and other tangible and intangible assets;

•	a lien on all of any of our, Brady's, Steamboat Development's, Steamboat Geothermal's, OrMammoth's, ORNI 1's, ORNI 2's and ORNI 7's right, title and interest in and to all project documents relating to any such project (to the extent the granting of such a lien would not violate the terms of such project document) and all assignable governmental approvals obtained in connection with the projects (other than with respect to the Mammoth plant);

•	a lien on all of our revenues (including, amounts we receive as distributions from Ormesa) and the revenues of Brady, Steamboat Development, Steamboat Geothermal, OrMammoth, ORNI 1, ORNI 2 and ORNI 7;

•	a lien on our accounts and any accounts of Brady, Steamboat Development, Steamboat Geothermal, OrMammoth, ORNI 1, ORNI 2 and ORNI 7 (and any sub-accounts thereof and all monies held therein) established under the Depositary Agreement and on the checking accounts we and Brady, Steamboat Development, Steamboat Geothermal, OrMammoth, ORNI 1, ORNI 2 and ORNI 7 are permitted to establish pursuant to the Indenture; provided, however, amounts held from time to time in the debt service reserve account (See below under " —Debt Service Reserve Account") will only secure the notes;

•	a pledge of all intercompany notes payable to us, Brady, Steamboat Development, Steamboat Geothermal, OrMammoth, ORNI 1, ORNI 2 and ORNI 7;

•	an assignment of appropriate insurance policies or the naming of the collateral agent as the loss payee thereunder.

•	Upon the occurrence of the Ormesa Support Date, we shall grant to the trustee a security interest in each of the following:

•	a lien on all real property owned or leased and all easements held by Ormesa;

•	except as described below, a lien on all personal property owned by Ormesa, including equipment, receivables and other tangible and intangible assets;

•	a lien on all of Ormesa's right, title and interest in and to all project documents (to the extent the granting of such lien would not violate the terms of such project document) and all assignable governmental approvals obtained in connection with the Ormesa plant;

•	a lien on all of the revenues of Ormesa;

•	a lien on Ormesa's accounts (and any sub-accounts thereof and all monies held therein) established under the Depositary Agreement and on the checking accounts Ormesa is permitted to establish pursuant to the Indenture;

•	a pledge of all intercompany notes payable to Ormesa; and

•	an assignment of appropriate insurance policies of Ormesa or the naming of the collateral agent as the loss payee thereunder.

Optional Redemption	We may redeem the notes, in whole or in part, at any time on not less than 30 nor more than 60 days notice to the noteholders at a redemption price equal to the principal amount of the notes to be redeemed plus accrued interest, premium and liquidated damages, if any, plus a "make-whole" premium, calculated using a discount rate equal to the interest rate on comparable United States treasury securities plus 50 basis points. In no event will the sum of the redemption price plus the make-whole premium ever be less than 100% of the principal amount of the notes being redeemed.

Mandatory Redemption	•	If we receive more than $5.0 million in proceeds as a result of any damage to the plants, governmental taking or other recovery event at the projects, we must use the net available amount received by us that is not used to repair or replace the plants to redeem notes and prepay our other senior secured debt. In such event, the redemption price for the notes will be 100% of the principal amount of the notes being redeemed plus accrued interest, premium and liquidated damages, if any.

•	If we have not satisfied certain conditions with respect to the re-powering of the Steamboat 1/1A (to be renamed Galena upon completion of such re-powering) on or prior to September 30, 2005, we will have to use amounts on deposit or available in the Galena re-powering account to redeem up to $20.0 million of the notes at 101% of the principal amount of the notes being redeemed plus accrued interest, premium and liquidated damages, if any.

•	In addition, if final completion of the Galena re-powering is not achieved by March 31, 2006, or we fail to achieve certain levels of net electrical output in connection with our proposed Galena re-powering or the Mammoth enhancement, we will be required to apply an amount equal to an agreed upon dollar amount multiplied by each megawatt of the shortfall of net electrical output to redeem a portion of the notes. The maximum aggregate principal amount of notes we will be required to redeem is $20.0 million. In any of such events, the redemption price for the notes will be 101% of the principal amount of notes being redeemed plus accrued interest, premium and liquidated damages, if any.

Debt Service Reserve Account	We established a debt service reserve account for the benefit of the holders of the notes. We may, from time to time, either fund this account with cash or obtain a letter of credit provided by a bank or trust company with an investment grade rating. On the closing date of the offering of the private notes, the debt service reserve account was funded in an amount sufficient to pay scheduled debt service (including liquidated damages, if any) on the notes due in the six months following the offering of the private notes. On June 30, 2004, Ormat Nevada, entered into a Letter of Credit Agreement with Hudson United Bank, pursuant to which Hudson United Bank agreed to issue one or more letters of credit in the aggregate amount of $15.0 million, and expiring on June 30, 2007, which shall be extended for successive one-year periods unless notice is provided by Ormat Nevada not to extend such expiration date. On July 1, 2004, Hudson

United Bank issued a letter of credit in the amount of $8,125,000 pursuant to the Letter of Credit Agreement. This letter of credit replaces cash that we deposited as reserve funds and that were held as a pledge securing the notes. Such letter of credit will be increased by $2,674,000 in December 2004. Neither this letter of credit nor any other such letter of credit will have any reimbursement obligation to us or any of our subsidiaries. The collateral agent may draw upon the letter of credit support only to pay principal, premium, interest and liquidated damages, if any, on the notes at any time when amounts on deposit or credited to the debt service payment account, the distribution suspense account and the revenue account are insufficient to make such payments.

Non-Recourse Obligations	We and the Guarantors are obligated to make payments on the notes. None of Ormat Industries, OTec, Ormat Nevada or any of their affiliates (other than us and the Guarantors) will guarantee payment of the notes or will have any obligation to make payments on the notes.

Operating Flow of Funds	We will deposit all of the funds we receive from revenues or otherwise (subject to certain exceptions) into the revenue account established for the benefit of the holders of the notes and our other senior secured obligations. Amounts on deposit in this account will be used to, among other things, pay operating and maintenance expenses, administrative costs and expenses, to pay debt service on the notes and our other senior secured obligations, to fund the debt service reserve account for the notes, and to fund indemnification or other amounts due and payable pursuant to the financing documents. Any money remaining after we make these payments will be transferred into a fund in order to repay subordinated debt, if any, and to make distributions to us, in each case, if we satisfy the distribution conditions described below under "—Restrictions on Dividends."

Restrictions on Dividends	Other than as described below under "Use of Proceeds" and "Description of Principal Financing Agreements—Depositary Agreement," we can make equity distributions (and payments on any subordinated debt we may incur) only with funds in the distribution account if the following conditions are satisfied on the distribution date:

•	no default or event of default under the indenture has occurred and is continuing;

•	other than for the first year, our debt service coverage ratio for the preceding twelve-month period taken as a single accounting period equals or exceeds 1.25 to 1.0; provided, that the debt service coverage ratio must equal or exceed 1.35 to 1.0 for any distribution date occurring prior to the Ormesa Support Date;

•	the projected debt service coverage ratio for the succeeding twelve-month period taken as a single accounting period equals or exceeds 1.25 to 1.0;

•	the sum of the funds on deposit in the debt service reserve account plus the amount available to be drawn under any debt service reserve letter of credit is at least equal to the debt service reserve requirement;

•	the sum of funds on deposit in the Galena re-powering account plus the amount available to be drawn under any Galena re-powering letter of credit is at least equal to the Galena re-powering requirement;

•	the sum of funds on deposit in the Ormesa loan repayment account plus the amount available to be drawn under any Ormesa repayment letter of credit is at least equal to the Ormesa repayment requirement;

•	the balances of all of the other accounts are at least equal to their minimum required amounts; and

•	we certify to the collateral agent and the depositary that each of the foregoing conditions has been satisfied, including certification to the effect that the projected debt service coverage ratio referred to in the third bullet above was calculated in good faith based on reasonable assumptions consistent with the historical operation of the projects.

Change of Control	It is an event of default under the indenture if (a) we sell, lease, transfer, convey or otherwise dispose of (other than by way of merger or consolidation), all or substantially all of our assets, (b) we adopt a plan relating to our liquidation or dissolution, (c) we consummate any transaction whereby a person other than Ormat Nevada or certain related parties becomes the beneficial owner of 50% or more of our voting power by way of merger, consolidation or otherwise or (d) we consummate any transactions, the result of which is that Ormat Nevada and certain related parties cease to collectively own more than 50% of our economic or voting interests, unless:

•	prior to giving effect to the reduction in Ormat Nevada's and/or related parties' voting or economic interests in us, such reduction has been approved by holders of at least 66 2/3% of the principal amount of the notes; or

•	prior to giving effect to any other person becoming the beneficial owner of 50% or more of our voting power by way of merger, consolidation or otherwise, the transaction resulting in the change in beneficial ownership has been approved by holders of at least 66 2/3% of the principal amount of the notes.

Certain Covenants	The indenture limits our ability and the ability of our subsidiaries to, among other things:

•	incur or guarantee additional debt;

•	amend or terminate material project documents;

•	incur liens on property;

•	make equity distributions or investments, other than to us;

•	sell assets;

•	merge or consolidate;

•	enter into certain transactions with affiliates;

•	restrict the ability of our subsidiaries to pay dividends;

•	enter into additional project documents;

•	create new subsidiaries or enter into new businesses; and

•	establish other accounts.

In addition, we and our subsidiaries are required to, among other things: (1) provide financial statements, default and other notices to the trustee; (2) comply with applicable laws; (3) obtain all necessary governmental approvals and preserve and maintain good and valid title to properties and assets; (4) maintain insurance; (5) comply with obligations under material project documents; (6) maintain the status of each project as a qualifying facility (within the meaning of the Public Utility Regulatory Policies Act of 1978); (7) subject to certain exceptions, cause all revenues to be deposited in the revenue account; and (8) pay taxes and maintain books and records. These limitations are subject to a number of important qualifications and exceptions. See "Description of the Notes" and "Description of Principal Financing Agreements."

Events of Default and Remedies	An event of default will occur under the indenture if:

•	we fail to pay any principal of, interest, premium, liquidated damages, if any, fees or any other obligations on the notes when due and payable and this default continues for 5 days;

•	any representation or warranty made by us, any of our subsidiaries or Ormat Nevada under any financing document shall prove to be untrue or misleading and is reasonably expected to result in a material adverse effect and this default continues for 30 days;

•	we or any of our subsidiaries fails to perform certain covenants under the indenture and this default continues for 30 days;

•	we, any of our subsidiaries or Ormat Nevada fails to observe or perform specified covenants in any of the financing documents and such failure continues for 30 days after we obtain knowledge thereof;

•	specified events occur related to our insolvency, such as the commencement of a liquidation or dissolution proceeding unstayed for 90 days or the filing by us of a voluntary bankruptcy proceeding;

•	one or more judgments or decrees are entered against us in excess of $10 million which remain unpaid or unstayed for at least 60 consecutive days;

•	an event of default under any permitted indebtedness that results in indebtedness in excess of $10 million becoming due and payable prior to its stated maturity;

•	any governmental approval required for the operation of any of our projects are revoked, terminated, withdrawn or cases to be in full force and effect and such revocation, termination, withdrawal or cessation could reasonably be expected to have a material adverse effect and is not cured within 60 days following the occurrence thereof;

•	any of our material project agreements or consents becomes or is found to be unenforceable or invalid or a party fails to perform specified covenants or makes any misrepresentations thereunder, and that event could reasonably be expected to result in a material adverse effect;

•	any security document or financing document or any lien granted therein ceases to be in full force and effect;

•	the occurrence of a change in control; or

•	the failure of Ormesa to prepay all of the amounts outstanding under its credit agreement on or prior to January 31, 2005 or our failure to cause Ormesa to comply with certain covenants under the indenture.

If an event of default (other than an event of default caused by our bankruptcy) occurs and is continuing, then the trustee, upon the direction of the holders of not less than 25% (for an event of default with respect to failure to make payments on the notes) or the holders of not less than 51% (for any other event of default) in aggregate principal amount of the outstanding notes, must declare the principal amount of all outstanding notes to be immediately due and payable and upon any such declaration the principal amount, all accrued and unpaid interest and liquidated damages and all premium will become immediately due and payable. If a bankruptcy event of default occurs, the entire outstanding principal amount of, all accrued and unpaid interest on, all premium, if any, and other amounts payable under the indenture will become immediately due and payable.

Trustee	Union Bank of California, N.A.

Paying Agent, Registrar and Transfer Agent	Union Bank of California, N.A.

Governing Law and Jurisdiction	The notes, the indenture and the other financing documents are governed by the laws of the State of New York.

Risk Factors	Investing in the notes involves a number of material risks. For a discussion of certain risks that should be considered in connection with an investment in the notes, see "Risk Factors" starting on page 31.

SUMMARY HISTORICAL AND CONDENSED CONSOLIDATED
FINANCIAL DATA

The following table sets forth our summary historical and condensed consolidated financial data for the periods ended and at the dates indicated. We have derived the historical consolidated financial data as of December 31, 2001, 2002, and 2003 and September 30, 2004, and for the period from June 29, 2001 to December 31, 2001, for the years ended December 31, 2002 and 2003 and the nine-month period ended September 30, 2004 from our audited consolidated financial statements included elsewhere in this registration statement. We have derived the historical consolidated financial data as of and for the nine-month period ended September 30, 2003 from our unaudited condensed consolidated financial statements included elsewhere in this registration statement. In the opinion of our management, our unaudited historical condensed consolidated financial statements contain all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of our financial position, results of operations and cash flows. The results of operations for the nine-month period ended September 30, 2003 is not necessarily indicative of the operating results to be expected for the full fiscal year.

The information set forth below should be read in conjunction with "Selected Historical Financial Data", "Management's Discussion and Analysis of Financial Condition and Results of Operations", and our consolidated financial statements included elsewhere in this registration statement.

	Period From June 29, 2001 to December 31, 2001	Year Ended December 31,		Nine Months Ended September 30,
		2002	2003	2003	2004
				(Unaudited)
		($ in thousands)
Statement of Operations Data:
Revenues:
Energy and capacity	$3,964	$31,451	$41,885	$31,434	$36,532
Lease	—	—	—	—	6,674
Total revenues	3,964	31,451	41,885	31,434	43,206

Costs and expenses:
Operating expenses	2,466	22,126	30,387	21,535	24,639
Lease	—	—	—	—	3,195
General and administrative expenses	169	775	1,268	838	1,102
Total costs and expenses	2,635	22,901	31,655	22,373	28,935
Operating income	1,329	8,550	10,230	9,061	14,271
Interest expense	—	—	(1,994)	(1,353)	(13,154)
Interest income and other	2	73	135	94	484
Income before income taxes and equity in income of investee	1,331	8,623	8,371	7,802	1,601
Income tax provision	(453)	(2,734)	(2,132)	(1,691)	(608)
Equity in income of investee	—	—	141	—	1,156
Income before cumulative effect of change in accounting principle	878	5,889	6,380	6,111	2,149
Cumulative effect of change in accounting principle (net of tax benefit of $125)	—	—	(205)	(205)	—
Net income	$878	$5,889	$6,175	$5,906	$2,149

Balance Sheet Data (at end of period):
Working capital (deficit)	$(2,130)	$1,713	$(7,065)	$1,739	$(2,326)
Property, plant and equipment, net	$20,214	$60,468	$77,214	$73,195	$150,181
Total assets	$23,030	$77,609	$133,719	$91,402	$257,395
Ormesa loan	—	$20,000	$15,473	$17,172	$13,063
8¼% Senior secured notes	—	—	—	—	$189,785
Ormat Nevada subordinated loan	$18,366	$45,714	$86,024	$49,650	$14,422
Stockholders' equity	$878	$6,767	$12,941	$12,673	$15,090

Other Data:
EBITDA (1)	$1,856	$11,673	$15,641	$12,541	$23,290
EBITDA margin (2)	46.8%	37.1%	37.3%	39.9%	53.9%
Capital expenditures	322	4,746	16,994	13,483	9,337
Ratio of earnings to fixed charges (3)	—	—	5.2x	6.8x	1.3x

(1)	EBITDA represents net income before interest, taxes, depreciation and amortization. EBITDA is presented because we believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of a company's ability to service and/or incur debt. However, other companies in our industry may calculate EBITDA differently than we do. EBITDA is not measurement of financial performance under accounting principles generally accepted in the United States of America and should not be considered as alternatives to cash flow from operating activities or as measures of liquidity or alternatives to net earnings as indicators of our operating performance or any other measures of performance derived in accordance with accounting principles generally accepted in the United States of America. The following table reconciles net income to EBITDA for the periods indicated.

	Period From June 29, 2001 to December 31, 2001	Year Ended December 31,		Nine Months Ended September 30,
		2002	2003	2003	2004
				(Unaudited)
		($ in thousands)
Net income	$878	$5,889	$6,175	$5,906	$2,149
Adjusted for:
Interest expense, including amortization of deferred financing costs	–	–	1,994	1,353	13,154
Income tax provision	453	2,734	2,132	1,691	608
Depreciation and amortization	525	3,050	5,340	3,591	7,379
EBITDA	$1,856	$11,673	$15,641	$12,541	$23,290

(2)	EBITDA margin represents EBITDA as a percentage of total revenues.

(3)	The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, fixed charges include interest expense, whether expensed or capitalized, and amortization of deferred debt issuance costs, and earnings includes the sum of pre-tax income from continuing operations, fixed charges and distributed income of equity investee. For the period from June 29, 2001 to December 31, 2001 and the year ended December 31, 2002, we did not have any fixed charges.

RISK FACTORS

You should carefully consider the risk factors set forth below as well as the other information contained in this prospectus prior to exchanging your private notes for the exchange notes. The risks described below are not the only risks facing us. The risks described below and additional risks and uncertainties not currently known to us or that we currently deem to be immaterial could materially and adversely affect our business, financial condition or results of operations.

Risks Relating To Our Business

Our financial performance depends on the successful operation of our geothermal power plants, which is subject to various operational risks.

We depend on the successful operation of our subsidiaries' geothermal power plants to enable us to make payments on the notes. Operation of these projects involves regulatory risks such as changes in laws or regulations, which could result in increased compliance costs, the need for additional capital expenditures or the reduction of certain benefits currently available to our projects. In addition to those risks, operation of the projects involves a variety of other risks, including:

•	regular and unexpected maintenance and replacement expenditures;

•	the failure of the projects to perform at expected levels of output or efficiency;

•	shutdowns due to the breakdown or failure of our equipment or the equipment of the transmission serving utility;

•	labor disputes;

•	the presence of hazardous materials on our project sites; and

•	catastrophic events such as fires, explosions, earthquakes, floods, releases of hazardous materials, severe storms or similar occurrences affecting our projects or any of the power purchasers or other third parties providing services to the projects.

The occurrence of any of these events could significantly increase the expenses incurred by our projects or reduce the overall generating capacity of our projects and could significantly reduce or entirely eliminate the revenues generated by one or more of the projects, which in turn would reduce our net income and could materially and adversely affect our ability to make payments of principal, premium, interest and liquidated damages, if any, on the notes when due. See the Independent Engineer's Report and the Geothermal Consultant's Report included as exhibits to the registration statement of which this prospectus forms a part. The Independent Engineer's Report, dated February 8, 2004, and the Geothermal Consultant's Report, dated January 2004, were prepared prior to the issuance of the private notes and have not been updated.

The operation of the projects also depends upon our ability to meet our contractual obligations, including pursuant to leases, operations and maintenance agreements, and supply agreements. For example, the Brady project leases a production well from ConAgra Foods Inc. in exchange for providing geothermal fluids to ConAgra. If we, any of our affiliates or ConAgra were to terminate this lease, Brady would not have access to this geothermal resource and would need to secure an alternate geothermal resource to fulfill obligations under the Brady power purchase agreement.

Our exploration, development, and operation of geothermal energy resources is subject to geological risks and uncertainties, which may result in decreased performance or increased costs for our projects.

Our business involves the exploration, development and operation of geothermal energy resources. These activities are subject to uncertainties, which vary among different geothermal reservoirs and are in some respects similar to those typically associated with oil and gas exploration, development and exploitation, such as dry holes, uncontrolled releases and pressure and temperature decline, all of which can increase our operating costs and capital expenditures or reduce the efficiency of our power plants. Because geothermal reservoirs are complex geological structures, we can only estimate their geographic area and sustainable output. The viability of geothermal projects depends on different factors directly related to the geothermal resource, such as the heat content (the relevant composition of temperature and pressure) of the geothermal reservoir, the useful life (commercially exploitable life) of the reservoir and operational factors relating to the extraction of geothermal fluids. Our geothermal energy projects may suffer an unexpected decline in the capacity of their respective geothermal wells and are exposed to a risk of geothermal reservoirs not being sufficient for sustained generation of the electrical power capacity desired over time. In addition, we may fail to find commercially viable geothermal resources in the expected quantities and temperatures, which would adversely affect our development of geothermal power projects. You should carefully review the Independent Engineer's Report and Geothermal Engineer's Report which have been filed as exhibits to the registration statement of which this prospectus forms a part. The Independent Engineer's Report, dated February 8, 2004, and the Geothermal Consultant's Report, dated January 2004, were prepared prior to the issuance of the private notes and have not been updated.

In addition, the operation of existing projects and the development of properties near the projects could adversely affect the geothermal resources supplying the projects. We cannot assure you that other parties will not pursue such development. In addition, affiliates of ours own rights to property nearby some of the projects, including the Steamboat 2/3, Mammoth and Brady projects. These affiliates may construct projects on such property and may use geothermal resources that are otherwise available for our projects. Such uses could be adverse to us and your interests as a noteholder. For example, Ormat Nevada has begun exploratory drilling for a project called Desert Peak 2, which is near the Desert Peak 1 site. To date we have not observed any adverse impact on the Desert Peak 1 plant due to this activity but we cannot assure you that this will not change or that we, our affiliates or third parties will not undertake drilling activities in the future that may adversely affect the geothermal resources supplying the projects.

Geothermally active areas, such as the areas in which the projects are located, are subject to frequent low-level seismic disturbances. Serious seismic disturbances are possible and could result in damage to our projects or equipment or degrade the quality of our geothermal resources to such an extent that we could not perform under the relevant power purchase agreement for the affected project, which in turn could reduce our net income and limit our ability to make payments of principal, premium, interest and liquidated damages, if any, on the notes when due. If we suffer a serious seismic disturbance, our business interruption and property damage insurance may not be adequate to cover all losses sustained as a result thereof. In addition, insurance coverage may not continue to be available in the future in amounts adequate to insure against such seismic disturbances.

The cost of operations and the operating performance of geothermal power plants may also be adversely affected by a variety of operating factors. Production and injection wells can require frequent maintenance or replacement. New production and injection wells may be required for the maintenance of operating levels, thereby requiring substantial and unanticipated capital expenditures, which in turn would reduce our revenues and limit our ability to make payments of principal, premium, interest and liquidated damages, if any, on the notes when due.

All of our net revenues are attributed to payments by two power purchasers under power purchase agreements. The failure of any such power purchaser to perform its obligations under the relevant power purchase agreement or the loss of a power purchase agreement due to a default would reduce our net income and could materially and adversely affect our ability to make payments on the notes when due.

In order to satisfy our obligations to pay principal, premium, interest and liquidated damages, if any, on the notes, we will make electric capacity available and deliver energy to, and receive payments for that energy, and in some cases, electric capacity from certain power purchasers. All of our net revenue is attributed to revenues derived from our power purchasers under the power purchase agreements and we anticipate that for the foreseeable future the power purchasers will provide all of our net revenues. Southern California Edison and Sierra Pacific Power Company accounted for 57% and 43% of our revenues, respectively, for the nine months ended September 30, 2004. We currently expect that Southern California Edison and Sierra Pacific Power Company will account for roughly equal shares of our cash flow available for payments on the notes through their maturity on a discounted cash flow basis at a calculated at an interest rate discounted to the interest rate of the notes.

Neither we nor any of the Guarantors, nor any of our affiliates makes any representations as to the financial condition or creditworthiness of any purchaser under a power purchase agreement and nothing in this prospectus should be construed as such a representation.

There is a risk that any one or more of the power purchasers may not fulfill their respective payment obligations under their power purchase agreements. For example, as a result of the energy crisis in California, Southern California Edison did not pay until March 2002 $21.2 million due for energy delivered under its power purchase agreements relating to the Ormesa project during the period from November 1, 2000 through March 26, 2001. If any of the power purchasers fails to meet its respective payment obligations under its power purchase agreements, we may not be able to make payments of principal, premium, interest and liquidated damages, if any, on the notes when due.

In connection with the power purchase agreements for the Ormesa project, Southern California Edison Company has expressed its intent not to pay the contract rate for the power supplied by the GEM 2 and GEM 3 plants to the Ormesa project for auxiliary purposes. The majority of the power produced by the GEM 2 and GEM 3 plants is used to supply auxiliary power to the other Ormesa plants. We have commenced discussions with Southern California Edison Company to resolve the dispute. In the interim period, Southern California Edison Company has tentatively agreed to pay a lower fixed price for such power. We cannot evaluate the potential long-term financial impact of a failure to reach a resolution with Southern California Edison Company, because, among other things, the current contract rates will fluctuate beginning May 2007. However, we estimate that the financial loss we will incur as a result of the reduced price paid by Southern California Edison Company may be in the range of $1 million for our fiscal year ending December 31, 2005.

Seasonal variations may cause significant fluctuations in our cash flows.

Our results of operations are subject to seasonal variations. This is primarily because two of our projects receive higher capacity payments under the relevant power purchase agreements during the summer months. Some of our other projects may experience reduced generation during warm periods due to the lower heat differential between the geothermal fluid and the ambient surroundings.

Pursuant to the terms of our power purchase agreements, the failure to supply the contracted capacity thereunder may result in the imposition of penalties.

Pursuant to the terms of the Galena power purchase agreement that we have entered into and under which we will sell electricity from the Galena project that is currently being re-powered, we may be required to make payments to the power purchaser in an amount equal to the purchaser's replacement costs for renewable energy relating to any shortfall amount of renewable energy that we do not provide as required under the power purchase agreement and which the power purchaser is forced to obtain from an alternate source. In addition, we may be required to make payments to the power purchaser in an amount equal to its replacement costs relating to any renewable energy credits we do not provide as required under the power purchase agreement. We may also be required to pay liquidated damages if certain minimum performance requirements are not met under the power purchase agreement, all of which could materially and adversely affect our ability to make payments of principal, premium, interest and liquidated damages, if any, on the notes when due. The minimum performance requirements are described in "Description of Our Principal Contracts — Power Purchase Agreements." With respect to certain of our power purchase agreements, including Steamboat1/1A, Steamboat 2/3 and Brady, we may also be required to pay liquidated damages to our power purchaser if the project does not maintain availability of at least 85% during applicable peak periods. The maximum aggregate amount of such liquidated damages for the Brady and the Steamboat 2/3 power purchase agreements would be approximately $1.5 million for each project.

The short run avoided costs for our power purchasers may decline, which would reduce our project revenues and materially and adversely affect our ability to make payments on the notes when due.

Under the power purchase agreements for our projects in California, the price that Southern California Edison Company pays for energy is based upon its short run avoided costs, which are the incremental costs that it would have incurred had it generated the relevant electrical energy itself or purchased such energy from others. Under settlement agreements between Southern California Edison Company and a number of Qualifying Facility power generators in California, including our subsidiaries, the energy price component payable by Southern California Edison Company has been fixed through April 2007, and thereafter will be based on Southern California Edison Company's short run avoided costs, as determined by the California Public Utilities Commission, which we refer to as CPUC. These short run avoided costs are made available by Southern California Edison Company to the public and may vary substantially on a monthly basis, based primarily on gas prices and other factors. The levels of short run avoided cost prices paid by Southern California Edison Company may decline following the expiration date of the settlement agreements, which in turn would reduce our project revenues derived from Southern California Edison Company under our power purchase agreements with it and could materially and adversely affect our business, financial condition, future results and cash flow.

In response to an order issued by a California State Court of Appeal, the California Public Utility Commission, or CPUC, has commenced an administrative proceeding in order to address short run avoided cost pricing for Qualifying Facilities for the period spanning from December 2000 to March 2001. The court directed the CPUC to modify short run avoided cost pricing on a retroactive basis to the extent that the CPUC determined that short run avoided cost prices were not sufficiently "accurate" or "correct." If the short run avoided cost prices charged during the period in question were determined by the CPUC not to be "accurate" or "correct," retroactive price adjustments could be required for any of our Qualifying Facilities in California whose payments are tied to short run avoided cost pricing, including the Mammoth and Ormesa projects. Currently, it is not possible to predict the outcome of such proceeding, however, any retroactive price adjustment required to be made in relation to any of our projects may require such projects to make refund payments or charge less for future sales, which could materially and adversely affect our business, financial condition, future results and cash flow.

In addition, under certain of the power purchase agreements for our projects in Nevada, the price that Sierra Pacific Power Company pays for energy is based upon its short run avoided costs. These short run avoided costs, and in turn the rates payable by Sierra Pacific Power Company, may decline, which in turn would reduce the aggregate amount of project revenues recovered by our Nevada projects pursuant to the relevant power purchase agreements. Such a decrease in project revenues could adversely affect our business, financial condition, future results and cash flow.

Our actual future performance may not meet projections.

In connection with the private offering of the notes, certain projections and assumptions were prepared with respect to the projects' revenue generation capacity and the associated costs. The Independent Engineer evaluated the reasonableness of the projections in light of the technical operating parameters of the projects, the operations and maintenance budgets of the projects and the related assumptions and forecasts contained therein. This evaluation was based upon an inspection and review of certain technical, contractual, environmental, economic and regulatory aspects of the projects, all as set forth in the Independent Engineer's Report. You should carefully review the Independent Engineer's Report which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The Independent Engineer's Report, dated February 8, 2004, was prepared prior to the issuance of the private notes and has not been updated.

For purposes of preparing and evaluating the projections, the Independent Engineer made certain assumptions with respect to general business and economic conditions, such as taxes payable by the projects, and numerous other material contingencies and matters that are not within our control and which cannot be predicted by us, our consultants, the Independent Engineer or anyone else with any expectation of accuracy. The Independent Engineer also made assumptions concerning operations and maintenance costs resource performance and anticipated capital expenditures. Assumptions are inherently subject to significant uncertainties, and actual results are expected to differ, perhaps materially, from those projected. These assumptions are further impacted by our limited operating history with the projects. See "—We may be unaware of certain adverse aspects of the projects due to our limited history of ownership of the projects." As a result, the projections are not necessarily indicative of future performance, and none of the Independent Engineer, us, or anyone else assumes any responsibility for the accuracy of such projections. Therefore, no representation is made or intended, nor should any representation be inferred, with respect to the likely existence of any particular future set of facts or circumstances. You are strongly cautioned not to place undue reliance on the projections and should make your own independent review and assessment of our historical consolidated financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. We do not, and the Independent Engineer does not, intend to provide to noteholders any projections or to evaluate any projections other than the projections set forth in the Independent Engineer's Report. In addition, the Independent Engineer's report was delivered immediately prior to the offering of the private notes and has not been subsequently updated. If actual results are less favorable than those shown in the projections or if the assumptions used in formulating the projections prove to be incorrect, the projects' financial performance may also be less favorable and consequently we may not be able to make payments of principal, premium, interest and liquidated damages, if any, on the notes when due.

Construction activities and the failure to find expected geothermal resources could adversely affect our business.

We will be making significant capital expenditures in connection with the Galena re-powering, during which we will shut down the Steamboat 1/1A project for a brief period of time and construct an enhanced plant in its place. We will perform construction pursuant to a fixed price, date certain (with certain exceptions for change orders and changed circumstances such as force majeure or change in law) turnkey contract with Ormat Nevada. See "Description of Our Principal Contracts—Steamboat Complex—Galena Re-powering Documents—Galena Engineering, Procurement and Construction Agreement." This enhancement is subject to customary risks associated with the construction of power plants, including risks of delay in completion, cost overruns and failure to perform in accordance with contract terms. Any material delay, cost overrun or unsatisfactory performance could have an adverse effect on our results of operations and under certain circumstances could result in the termination of the related Galena power purchase agreement with Sierra Pacific Power Company.

We also plan to commence an enhancement of the Mammoth project, during which we will be drilling for additional geothermal resources at the Mammoth project. Risks associated with this enhancement include failure to find commercially viable geothermal resources in the expected quantities and temperatures and unintended negative impacts on existing resources.

Our business and the power purchasers' power purchasing activities are subject to substantial regulations and may be adversely affected if we or any of the power purchasers are unable to comply with changes in applicable regulations or requirements.

All of our projects are subject to extensive regulation and, therefore, changes in applicable laws or regulations, or interpretations of those laws and regulations, could result in increased compliance costs, the need for additional capital expenditures or the reduction of certain benefits currently available to our projects. The structure of federal and state energy regulation is currently, and may continue to be, subject to challenges, modifications, the imposition of additional regulatory requirements, and restructuring proposals. We and our power purchasers may not be able to obtain all regulatory approvals that may be required in the future, or any necessary modifications to existing regulatory approvals, or maintain all required regulatory approvals. In addition, the cost of operation and maintenance and the operating performance of geothermal power plants may be adversely affected by changes in certain laws and regulations, including tax laws.

The federal government encourages production of electricity from geothermal resources through certain tax subsidies. Our parent, OTec, is permitted to claim in its consolidated federal tax returns approximately 10% of the construction cost of each new geothermal power plant as an energy tax credit against our consolidated federal income taxes, or, alternatively, for new power plants completed after October 22, 2004 through December 2005, to claim a production tax credit of 1.8 cents a kilowatt hour on electricity sales for the first five years after the project is put into service. It is also permitted to deduct, as a depreciation expense on its consolidated federal tax returns, most of the cost of the power plant over five years on an accelerated basis, which results in more of the cost being deducted in the first few years than during the remainder of the depreciation period. Any reduction in such tax incentives could materially and adversely affect our business, financial condition, future results and cash flow.

We must periodically apply for or renew a variety of permits with the California Public Utilities Commission, the Public Utilities Commission of Nevada, and other state agencies. While we believe that we will be able to receive and maintain the permits required to operate our business, the failure to do so could have a material adverse effect on our business. Certain permits for some of the projects are held in the name of predecessor owners, and for those permits which must be transferred or reissued to the correct entity, we believe this will occur in the ordinary course and have already filed some of these applications.

If any of our projects loses its Qualifying Facility Status under PURPA, or if amendments to PURPA are enacted that substantially reduce the benefits currently afforded to our Qualifying Facilities, our operations would be adversely affected.

The operations of our projects are subject to, and benefit from, the Public Utility Regulatory Policies Act of 1978, as amended, which we refer to as PURPA. Qualifying Facility status under PURPA exempts our projects from PUHCA, most of the provisions of the FPA, and certain state laws concerning rates and the financial and organizational regulation of electric utilities. If any of our projects in which we have an interest loses its Qualifying Facility status, or if amendments to PURPA are enacted that substantially reduce the benefits currently afforded Qualifying Facilities, our operations could be adversely affected.

In the event that one of our projects loses its Qualifying Facility status and another exemption from PUHCA is available to that project, such project and we would become subject to the full scope of the FPA and applicable state regulations. If no such exemption or waiver from PUHCA applies, we and the project would become subject to PUHCA. The application of PUHCA and such other regulations to our projects would require our operations to comply with an increasingly complex regulatory regime that may be costly and greatly reduce our operational flexibility. In the unlikely event that none of the PUHCA exemptions or waivers is available, we could become a public utility holding company under PUHCA, which could be deemed to occur prospectively or retroactively to the date that any of our projects lost its Qualifying Facility status. In addition, if this happened, our other projects could lose Qualifying Facility status because our interests in such projects could be considered to be electric utility holding company interests for purposes of the 50% limit on ownership of Qualifying Facilities by electric utilities or electric utility holding companies. As a result of such loss of Qualifying Facility status, the Federal Energy Regulatory Commission, which we refer to as FERC may order partial refunds of past amounts paid by the relevant power purchaser or order a reduction of the rate pursuant to the power purchase agreement prospectively, or both, and thus could cause the loss of some or all of our revenues payable pursuant to the related power purchase agreement, result in significant liability for refunds of past amounts paid, or otherwise impair the value of our projects.

A loss of Qualifying Facility status also could permit the power purchaser, pursuant to the terms of the particular power purchase agreement, to cease taking and paying for electricity from the relevant project or, consistent with FERC precedent, to seek refunds of past amounts paid or to reduce such rates prospectively, or both. This could cause the loss of some or all of our revenues payable pursuant to the related power purchase agreement, result in significant liability for refunds of past amounts paid, or otherwise impair the value of our project. If a power purchaser were to cease taking and paying for electricity or seek to obtain refunds of past amounts paid, there can be no assurance that the costs incurred in connection with the project could be recovered through sales to other purchasers or that we would have sufficient funds to make such payments. In addition, the loss of Qualifying Facility status would be an event of default under the financing arrangements currently in place for some of our projects, which would enable the lenders to exercise their remedies and enforce the liens on the relevant project.

The United States Congress is considering proposed legislation that would amend PURPA by limiting the mandatory purchase obligations of power purchasers under new power purchase agreements. The enactment of such legislation could adversely affect our new projects or enhancements of existing projects that do not have a current power purchase agreement.

An adverse FERC ruling related to the use by a project of power generated from another qualifying facility for auxiliary purposes may adversely affect our operations and financial results.

According to a recent FERC decision, a geothermal Qualifying Facility that obtains electricity for the operation of its reinjection pumps from an electric utility must reduce its net capacity available for sale by an equivalent amount. However, if the electricity for reinjection pumping is provided by Qualifying Facilities that are cogeneration or small power production facilities, no reduction in net capacity is required. One of our projects obtains electricity from an electric utility for the operation of its reinjection pumps. We are determining how the FERC decision applies to this project and if it is necessary to adjust the project's operations in light of this decision. In the past, this project did not reduce its net capacity available for sale by an equivalent amount. Southern California Edison filed a petition with the U.S. Court of Appeals for the District of Columbia Circuit appealing such FERC decision. An adverse ruling by the Court related to the use by a project of power generated from another qualifying facility for auxiliary purposes may adversely affect our operations and financial results.

The costs of compliance with environmental laws, which currently are significant, may increase in the future and affect our ability to make payments on the notes when due and any non-compliance with such laws or regulations may result in the imposition of liabilities which could affect our ability to make payments on the notes when due.

Our projects are required to comply with numerous federal, state and local statutory and regulatory environmental standards and to maintain numerous environmental permits and governmental approvals required for construction and/or operation. Some of the environmental permits and governmental approvals that have been issued to the projects contain certain conditions and restrictions, including restrictions or limits on emissions and discharges of pollutants and contaminants, or may have limited terms. If we fail to satisfy these conditions or comply with these restrictions or with any statutory or regulatory environmental standards, we may become subject to regulatory enforcement action and the operation of the projects could be adversely affected or be subject to fines, penalties or additional costs. In addition, we may not be able to renew, maintain or obtain all environmental permits and governmental approvals required for the continued operation or further development of the projects, as a result of which the operation of the projects may be limited or suspended. Environmental laws, ordinances and regulations affecting us can be subject to change and such change could result in increased compliance costs, the need for additional capital expenditures, or otherwise adversely affect us.

We could be exposed to significant liability for violations of hazardous substances laws because of the use or presence of such substances at our projects.

Our projects are subject to numerous federal, regional, state and local statutory and regulatory standards relating to the use, storage and disposal of hazardous substances. We use isobutane, isopentane, industrial lubricants and other substances at our projects which are or could become classified as hazardous substances. Hazardous substances are also present in the geothermal fluids themselves. If any hazardous substances are found to have been released into the environment at or by the projects, we could become liable for the investigation and removal of those substances, regardless of their source and time of release. If we fail to comply with these laws, ordinances or regulations (or any change thereto), we could be subject to civil or criminal liability, the imposition of liens or fines, and large expenditures to bring the projects into compliance. Furthermore, we can be held liable for the cleanup of releases of hazardous substances at other locations where we arranged for disposal of those substances, even if we did not cause the release at that location. The cost of any remediation activities in connection with a spill or other release of such substances could be significant.

We believe that there may have at one time been a gas station located on the Mammoth project site, but because of significant surface disturbance and construction since that time further physical evaluation of the former gas station site has been impractical. There may be soil or groundwater contamination and related liability exposure of which we are unaware relating to this site or at any site where we currently conduct operations, even if such contamination preceded our operations, which may be significant and may adversely and materially affect our operations and revenues.

The power generation industry is characterized by intense competition, and we encounter competition from electric utilities, other power producers, and power marketers that could materially and adversely affect our ability to make payments on the notes when due.

The power generation industry is characterized by intense competition from electric utilities, other power producers and power marketers. In recent years, there has been increasing competition in the sale of electricity, in part due to excess capacity in a number of U.S. markets and an emphasis on short-term or "spot" markets, and competition has contributed to a reduction in electricity prices. For the most part, we expect that power purchasers interested in long-term arrangements with a capacity price component will engage in "competitive bid" solicitations to satisfy new capacity demands. This competition could adversely affect our ability to obtain power purchase agreements and the price paid for electricity by the relevant power purchasers. There is also increasing competition between electric utilities, particularly in California where the CPUC has launched an initiative designed to give all electricity consumers the ability to choose between competing suppliers of electricity. This competition has put pressure on electric utilities to lower their costs, including the cost of purchased electricity, and increasing competition in the future will put further pressure on power purchasers to reduce the prices at which they purchase electricity from us.

The existence of a prolonged force majeure event or a forced outage affecting a project could affect our ability to make payments on the notes when due.

If a project experiences a force majeure event, our subsidiary owning that project would be excused from its obligations under the relevant power purchase agreement(s). However, the relevant power purchaser(s) may not be required to make any capacity or energy payments with respect to the affected project or plant(s) so long as the force majeure event continues and, pursuant to certain of our power purchase agreements, will have the right to prematurely terminate the power purchase agreement. Additionally, to the extent that a forced outage has occurred, the relevant power purchaser may not be required to make any capacity and/or energy payments to the affected project, and if as a result the project fails to attain certain performance requirements under certain of our power purchase agreements, the purchaser may have the right to permanently reduce the contract capacity (and, correspondingly, the amount of capacity payments due pursuant to such agreements in the future), seek refunds of certain past capacity payments, and/or prematurely terminate the power purchase agreement. As a consequence, we may not receive any net revenues from the affected project or plant other than the proceeds from any business interruption insurance that applies to the force majeure event or forced outage after the relevant waiting period and may incur significant liabilities in respect of past amounts required to be refunded. In addition, if the transmission systems of the Imperial Irrigation District experiences a force majeure event or a forced outage which prevents it from transmitting the electricity from the Ormesa project to its power purchaser, the power purchaser would not be required to make any capacity payments with respect to the affected projects so long as such force majeure event or forced outage continues. Accordingly, we may not be able to make payments of principal, premium, interest and liquidated damages, if any, on the notes when due. See "Description of Our Principal Contracts."

Some of our leases will terminate if we do not extract geothermal resources in "commercial quantities," thus requiring us to enter into new leases or secure rights to alternate geothermal resources, none of which may be available on terms as favorable to us as any such terminated lease, if at all.

Most of our geothermal resource leases are for a fixed primary term, and then continue for so long as geothermal resources are extracted in "commercial quantities" or pursuant to other terms of extension. In addition, some of our leases at the Steamboat 2/3, Brady, Ormesa and Mammoth projects are undeveloped and have not yet produced geothermal resources in commercial quantities. Leases that cover land which remains undeveloped and does not produce, or does not continue to produce, geothermal resources in commercial quantities and leases that we allow to expire, will terminate. In the event that a lease is terminated and we determine that we will need that lease once the applicable project is operating, we would need to enter into one or more new leases with the owner(s) of the premises that are the subject of the terminated lease(s) in order to develop geothermal resources from or inject geothermal resources into such premises or secure rights to alternate geothermal resources or lands suitable for injection, all of which may not be possible or could result in increased cost to us, which could affect our ability to make payments of principal, premium, interest and liquidated damages, if any, on the notes when due.

We rely upon third parties, including affiliates, to conduct important parts of our business. The failure of these third parties to perform their contractual obligations could adversely affect our ability to operate our projects and to make payments on the notes when due.

If any of the third parties to the contracts and agreements related to the projects fail to perform any of their obligations thereunder, the viability of the projects, and our ability to make payments of principal, premium, interest and liquidated damages, if any, on the notes when due may be materially and adversely affected. In addition to the power purchasers, these third parties include, among others:

•	the Bureau of Land Management, which we refer to as the "BLM," under the BLM leases, rights of way and the site license agreements or geothermal resource leases upon which the Brady, Mammoth, Ormesa and Desert Peak 1 plants are located;

•	certain private landowners with respect to site licenses;

•	Western States Geothermal Company, which we refer to as "Western States," our affiliate, under the Fluid Supply Agreement for the Desert Peak 1 plant;

•	Ormat Nevada, our parent, under the operations and maintenance agreements for the projects and the engineering, procurement and construction agreement for the Galena re-powering;

•	the Imperial Irrigation District, which transmits power from the Ormesa project to Southern California Edison and provides water for operation of the Ormesa project; and

•	the lessors, sublessors, easement grantors and other third parties under the leases, subleases, easements and other real property rights and interests that are utilized for the projects.

If any of these third parties:

•	claim that there was a defect in proceedings with respect to the approval of their project documents;

•	claim that their project documents were not duly authorized by them;

•	disavow their obligations under their project documents or are excused from performance thereunder pursuant to any bankruptcy, insolvency or other similar proceedings;

•	fail to perform their contractual or other obligations; or

•	are excused from performing their obligations because we have failed to perform our obligations or because of a force majeure event or for any other reason,

the projects may not be able to obtain alternate customers, suppliers, goods or services, as the case may be, to cover such nonperformance, or any replacement agreement for such services that we may enter into may not contain terms and conditions as favorable to us as the initial agreements for such services. Similarly, the possession or use of any real estate needed for the facilities may be curtailed or terminated without the possibility of replacement or relocation. In particular, certain of our real estate rights have been obtained through subleases. Accordingly, a default by our sublessor under the master lease could result in a termination of the master lease by the master lessor, and a corresponding termination of our rights under the sublease. In this event, we would need to obtain a direct lease with the master lessor and there is no assurance we would be able to do so.

You should also note that the operations and maintenance agreements for the projects and the engineering, procurement and construction agreement for the Galena re-powering are with Ormat Nevada. Because Ormat Nevada is our parent and we share management with Ormat Nevada, if Ormat Nevada breaches its obligations under these agreements, we might not enforce our remedies against Ormat Nevada as vigorously as we would if the agreements were with an unrelated third party. See "—We are controlled by Ormat Nevada and its ultimate parent Ormat Industries, and the interests of its shareholders could differ from your interests."

Also, certain other agreements with third parties, including the ConAgra lease and Ormesa project connection and transmission services agreements, expire prior to the scheduled final maturity date for the notes. Formally, the service entitlement under the transmission service agreement with Imperial Irrigation District, or "IID," for the OG II unit at the Ormesa project terminated on December 31, 1990. Although IID has continued to wheel power from the OG II unit to Southern California Edison, and to charge OG II for the service, there can be no assurance that IID will continue to provide transmission service on this basis. If we are unable to enter into replacement agreements with respect to this and other agreements that expire prior to the scheduled final maturity date for the notes on terms as favorable to us as the existing agreements or at all, we may not be able to meet our obligations under the related power purchase agreements. Failure to perform our obligations under the related power purchase agreements may cause us to be unable to make payments of principal, premium, interest and liquidated damages, if any, on the notes when due.

This prospectus does not contain historical financial information regarding any party other than us and certain of our subsidiaries, as guarantors. Therefore, there is no assurance that any third party will be capable of meeting its financial or other responsibilities under its respective agreement(s) with us.

Our Bureau of Land Management leases may be terminated if we fail to comply with any of the provisions of the Geothermal Steam Act of 1970 or if we fail to comply with the terms or stipulations of such leases, which may materially and adversely affect our business and operations.

Pursuant to the terms of our Bureau of Land Management (which we refer to as BLM) leases, we are required to conduct our operations on BLM-leased land in a workmanlike manner and in accordance with all applicable laws and BLM directives and to take all mitigating actions required by the BLM to protect the surface of and the environment surrounding the relevant land. Additionally, certain BLM leases contain additional requirements, some of which relate to the mitigation or avoidance of disturbance of any antiquities, cultural values or threatened or endangered plants or animals, the payment of royalties for timber and the imposition of certain restrictions on residential development on the leased land. In the event of a default under any BLM lease, or the failure to comply with such requirements, or any non-compliance with any of the provisions of the Geothermal Steam Act of 1970 or regulations issued thereunder, the BLM may, 30 days after notice of default is provided to our relevant project subsidiary, suspend operations until the requested action is taken or terminate the lease, either of which could materially and adversely affect our ability to make payments of principal, premium, interest and liquidated damages, if any, on the notes when due.

Further, certain statutes and regulations, as well as the leases, rights of way and site licenses granted by the BLM, require the BLM, or provide the BLM with discretion, to terminate, not extend, contract, segregate or otherwise reduce or eliminate the right to use BLM lands in connection with the Brady, Mammoth and Ormesa projects.

Some of our leases (or subleases) could terminate if the private lessor (or subleasor) under any such lease (or sublease) defaults on any debt secured by the relevant property, thus terminating our rights to access the underlying geothermal resources at that location.

The fee interest in the land which is the subject of each of our leases (or subleases) may currently be or may become subject to encumbrances securing loans from third party lenders to the lessor (or sublessor). Our rights as lessee (or sublessee) under the leases (or subleases) are or may be subject and subordinate to the rights of any such lender. Accordingly, a default by the lessor (or sublessor) under any such loan could result in foreclosure on the underlying fee interest in the property and thereby terminate our leasehold interest and result in the shutdown of the project located on the relevant property and/or terminate our right of access to the underlying geothermal resources required for our operations. In addition, a default by a sublessor under its lease with the owner of the property that is the subject of our sublease could result in the termination of such lease and thereby terminate our sublease interest and our right to access the underlying geothermal resources required for our operations.

Imperfections in title to our real estate interests may affect our ability to construct or maintain our projects.

The existence of liens, encumbrances and other imperfections in title affecting our real estate interests, could significantly reduce or entirely eliminate the revenues generated by one or more of the projects, which in turn would reduce our net income and could materially and adversely affect our ability to make payments of principal, premium, interest and liquidated damages, if any, on the notes when due. Other possible imperfections include, without limitation, the rights of third parties to restrict our ability to construct and maintain improvements on, over or under certain property in which they have real estate interests and the possible lack of access rights to certain of the projects. In particular, Brady's access rights over one of the parcels of land used for access to the Desert Peak 1 plant may terminate if Brady does not commence commercial production of geothermal resources from that parcel by 2013. In that event we would need to secure an extension of access rights to that parcel or alternate access to the Desert Peak 1 plant in order to continue operation of the plant.

In addition, although we maintain title insurance for the majority of our plants, and although we reviewed preliminary title reports for each of the plants we did not obtain title opinions or title insurance or confirm pre-existing title insurance on certain of the plants. Therefore, with respect to certain of our plants, title to such assets, and the priority of the mortgage lien to be placed on such assets, has not been verified and there will be no insurance to compensate for any title or lien priority issues in connection with those plants.

We may be unaware of certain adverse aspects of the projects due to our limited history of ownership of the projects.

We recently acquired our interests in some of the projects. In addition, surveys have not been recently conducted for the projects, which means there may be discrepancies, conflicts in boundary lines, shortages in area, encroachments or other defects that a correct survey would disclose. Moreover, we have only provided you with title insurance for the properties that are encumbered by deeds of trust in your favor, which means that for the period of time prior to the date (if ever) when such policies are issued for the remaining properties, you (and possibly we) will not have the indemnity, defense or other benefits of a title insurance policy for such properties in the event that an insurable real property loss were to occur. Further, as a result of our limited operating history, it is possible that the projects may not perform as we expect them to or that our operating costs may exceed expectations.

In addition, as indicated in its reports, the data sets upon which GeothermEx relied in reaching its conclusions varied by project. For example, certain data sets were for more limited time periods than others or were more dependent upon data collected solely from us. The analytical approaches used by GeothermEx also varied by project. A more uniform or comprehensive data set or additional analytical analyses could have led GeothermEx to different conclusions. You should read the entire Geothermal Consultant's Report attached as an exhibit to the registration statement of which this prospectus forms a part for a full discussion of the analysis on which its conclusions are based (such conclusions are expressed as of January 2004, the date of such report and have not been updated nor are they affirmed as of the date of, or for the purposes of, this prospectus).

Changes in costs and technology may significantly impact our business by making our power plants less competitive.

A basic premise of our business model is that generating baseload power at central geothermal power plants achieves economies of scale and produces electricity at a competitive price. However, traditional coal-fired systems and gas-fired systems may under certain economic conditions produce electricity at lower average prices than our geothermal plants. In addition, there are other technologies that can produce electricity, most notably fossil fuel power systems, hydroelectric systems, fuel cells, microturbines, windmills and photovoltaic (solar) cells. Some of these alternative technologies currently produce electricity at a higher average price than our geothermal plants; however, research and development activities are ongoing to seek improvements in such alternate technologies and their cost of producing electricity is gradually declining. It is possible that advances will further reduce the cost of alternate methods of power generation to a level that is equal to or below that of most geothermal power generation technologies. If this were to happen, the competitive advantage of our projects may be significantly impaired.

We are subject to risks associated with a changing economic and political environment, which may adversely affect our financial stability or the financial stability of our counterparties.

The risk of terrorist attacks in the United States or elsewhere continue to remain a potential source of disruption to the nation's economy and financial markets in general. The availability and cost of capital for our business and that of our competitors has been adversely affected by the bankruptcy of Enron Corp. and events related to the California electric market crisis. Additionally, the recent rise in fuel costs may make it more expensive for our customers to operate their businesses. These events could constrain the capital available to our industry and could adversely affect our financial stability and the financial stability of our counterparties in transactions.

We are a holding company and our revenues depend substantially on the performance of our subsidiaries and the projects they operate, most of which are subject to restrictions and taxation on dividends and distributions.

We are a holding company whose primary assets are our ownership of the equity interests in our subsidiaries. We conduct no other business and, as a result, we depend entirely upon our subsidiaries' earnings and cash flow.

The agreements pursuant to which most of our subsidiaries have incurred debt restrict the ability of these subsidiaries to pay dividends, make distributions or otherwise transfer funds to us prior to the satisfaction of other obligations, including the payment of operating expenses, debt service and replenishment or maintenance of cash reserves. In the case of some of our projects, such as the Mammoth project, there may be certain additional restrictions on dividend distributions pursuant to our agreements with our partners. Each of the events described above may reduce or eliminate the aggregate amount of revenues we can receive from our subsidiaries.

Our ability to make payments on the notes will depend, in the event of the loss of or damage to all or any portion of our projects, upon the sufficiency of our insurance coverage.

The projects are covered by property insurance (including wind, flood and earthquake), business interruption insurance and liability insurance obtained by or for us. Such coverage could prove to be insufficient or an accident or casualty could occur that either is not covered or over which a dispute develops. In addition, there are certain types of losses which are either uninsurable or which are not economically insurable (for example, losses caused by war, nuclear accident, terrorism or governmental action), or which are otherwise not insured. We cannot assure you that some of the currently available forms of insurance included in the insurance package will continue to be available, or if available, economically feasible for the projects.

The proceeds of insurance for risks that are covered may not be adequate to cover the projects' lost revenues or increased expenses. As a result, we may not be able to make payments of principal, premium, interest and liquidated damages, if any, on the notes when due.

Risks Relating to the Notes

We may incur substantial additional debt, which could affect our financial health and prevent us from satisfying our obligations under the notes.

We are permitted to incur additional debt under our financing documents to, among other things, pay for certain capital improvements, fund working capital and for other purposes. Certain types of this permitted indebtedness may rank equally in right of payment with the notes and could result in lower debt service coverage ratios and cash available to pay amounts due on the notes.

In addition, any additional debt may share in the collateral that secures the notes. This may reduce the benefits of the collateral to you and your ability to control certain actions taken with respect to the collateral.

Projections in the Independent Engineer's Report and the Geothermal Consultant's Report, and the assumptions underlying those projections, are inherently subject to significant uncertainties, and actual results may differ, perhaps materially, from those projected.

Stone & Webster, the independent engineer, and GeothermEx, the geothermal consultant, have evaluated and prepared reports on our projects which contain certain projections with respect to our projects. These reports contain a discussion of the many assumptions utilized in preparing these projections. Stone & Webster's report and GeothermEx's report have been filed as exhibits to the registration statement of which this prospectus forms a part. Noteholders should fully review those reports. The Independent Engineer's Report, dated February 8, 2004, and the Geothermal Consultant's Report, dated January 2004, were prepared prior to the issuance of the private notes and have not been updated.

Projections and the other data included in the Independent Engineer's Report and the Geothermal Consultant's Report have been prepared and reviewed by the consultants on the basis of knowledge and assumptions as of the date of the reports which we and the consultants believe to be reasonable. However, these reports were delivered immediately prior to the offering of the private notes and have not been subsequently updated. Accordingly, the information contained therein will not reflect any changes that may have occurred since such time. The information included in this prospectus that has been prepared by Stone & Webster or GeothermEx is the responsibility of Stone & Webster or GeothermEx, respectively. Neither we nor the consultants will provide the noteholders with revised projections or any report of the differences between the projections and actual operating results later achieved by our projects.

For purposes of preparing the projections, assumptions were made, of necessity, with respect to availability and performance of our projects, environmental regulations, capital expenditures, operation and maintenance expenditures, the revenues that we will receive, our tax treatment, general business and economic conditions and several other material contingencies and other matters that are not within our control and the outcome of which cannot be predicted with any certainty or accuracy by us, Stone & Webster or GeothermEx or any other person to significant uncertainties, and actual results will differ, perhaps materially, from those projected. Accordingly, the projections are not necessarily indicative of current values of future performance, and neither we, nor the consultants nor any other person assumes any responsibility for their accuracy. Therefore, no representation is made or intended, nor should any be inferred, with respect to the likely existence of any particular future set of facts or circumstances. If actual results are materially less favorable than those shown in the independent engineer's report or the geothermal consultant's report, or if the assumptions used in formulating the projections prove to be incorrect, our ability to make payments of principal, premium, interest and liquidated damages, if any, on the notes when due may be adversely affected.

Your recourse if a default occurs will be limited to the assets and cash flow of the projects, which may be less than the outstanding principal amount of the notes.

Neither we nor any of the Guarantors own significant assets other than those related to the ownership and operation of the projects. If we default under the indenture, your remedies under the indenture, including foreclosure on our assets and the assets of the Guarantors, may not provide sufficient funds to pay our obligations under the indenture governing the notes.

Other than us and the Guarantors, no other entity, including any of the power purchasers, Ormat Nevada, OTec and Ormat Industries or any of our other affiliates (other than the Guarantors), will be required to make payments on the notes or will in any way guarantee the payment of principal, premium, interest or liquidated damages, if any, on the notes. Any recourse against us or the Guarantors for failure to satisfy our obligations under the indenture, the notes and the guarantees will be limited to the assets as described under "Description of the Notes—Security." If we default under the indenture or the notes or any of the Guarantors defaults under its respective guarantee, your remedies under the indenture, the notes and the guarantees, including foreclosure of our assets and the assets of the Guarantors, may not provide sufficient funds to pay our obligations under the notes.

We cannot assure you that the collateral agent will be able to successfully foreclose on our assets in the event of a default by us.

Under our financing documents, we granted a lien on substantially all of our assets to secure our obligations in respect of the notes. The ability of the collateral agent on behalf of the noteholders to foreclose on the collateral upon the occurrence of an event of default or otherwise under the financing documents will be subject in certain instances to perfection and priority issues and to practical problems associated with realization of the security interest. We cannot assure you that any such exercise of remedies, including foreclosing on the assets in a judicial proceeding, would provide sufficient funds to cover our outstanding obligations on the notes. See "Description of the Notes—Security" and "Description of Our Principal Contracts."

Any transfer also may require the consent or approval of other third parties, including the BLM and other lessors and other governmental authorities. In particular, the exercise of remedies pursuant to collateral assignments may require the consent of counterparties to those project documents, but not all of these consents will have been obtained by the date of this prospectus. We cannot assure you that such consents will be given when required to facilitate a foreclosure on such assets. Accordingly, the trustee may not have the ability to foreclose upon all assets comprising the projects or assume or transfer the right to operate the projects.

State law may limit the ability of the collateral agent on behalf of the noteholders to foreclose on real property and improvements included in the collateral and to accelerate the notes.

The notes are secured by, among other things, liens on real property and improvements located in California and Nevada. The laws of those states may limit the ability of the collateral agent to foreclose on the real property collateral located in those states. Under the law of those states, there are limitations imposed with respect to debt, such as the notes, that is secured by real property. These limitations may include procedural requirements for foreclosure that generally require a greater period of time and the requirements for foreclosure of personal property, rights of the debtor to reinstate defaulted debt (even if it has been accelerated) before the foreclosure date by paying the past due amounts, a right of redemption after foreclosure and limitations on the right to recover a deficiency following a foreclosure.

The collateral agent also may be limited in its ability to enforce a breach of the "no liens" covenant of the indenture. Some decisions of the California state courts have placed limits on a lender's ability to accelerate debt as a result of a breach of this type of covenant. Under these decisions, a lender seeking to accelerate debt secured by real property upon a breach of covenants prohibiting the creation of certain junior liens or leasehold estates may need to demonstrate that enforcement is reasonably necessary to protect against impairment of the lender's security or to protect against an increased risk of default. Although the foregoing court decisions may have been preempted, at least in part, by certain federal laws, the scope of such preemption, if any, is uncertain. Accordingly, a court could prevent the trustee and the holders of notes from declaring a default and accelerating the notes by reason of a breach of this covenant, which could have a material adverse effect on the ability of holders to enforce the covenant.

Your rights and remedies in respect of the notes may be affected in the event we are involved in a bankruptcy or similar proceeding.

Among other things, contractual rights under certain of the contracts and agreements related to the projects serve as collateral for the notes, including rights that stem from the agreements to which we are a party. If a bankruptcy case were commenced by or against us, it is possible that all or part of the agreements related to our projects could be rejected by a trustee appointed in the bankruptcy case pursuant to Section 365 or Section 1123 of the United States Bankruptcy Code or by us or a contract counterparty and thus not be enforceable. Such an event could further reduce your recovery on the notes in any bankruptcy or similar proceeding.

Your right to receive payment on the notes will be effectively subordinated to the debt of any non-guarantor subsidiary.

As of September 30, 2004, Ormesa had a $13.1 million secured loan outstanding from United Capital that does not permit Ormesa to guarantee the notes or grant any liens on the Ormesa project while the loan is outstanding. As of September 30, 2004, we had $13.1 million of restricted cash set aside in two depositary accounts, $1.6 million of which has been set aside under the Ormesa loan and $11.5 million of which has been set aside from the proceeds of the notes. Although we intend to repay this loan promptly on or after December 31, 2004, and the indenture governing the notes requires us to cause Ormesa to prepay the loan and to grant a first priority lien in favor of the collateral agent for the benefit of the holders of the notes by January 31, 2005, prior to that date your right to receive payment on the notes will be effectively subordinated to this outstanding debt. See "Description of Certain Indebtedness—Ormesa Loan."

Additionally, the only revenue we receive from the Ormesa project is cash distributions. Accordingly, we depend on the Ormesa project to generate sufficient cash flow to service the Ormesa loan and to make distributions to us. Ormesa must satisfy restrictions imposed by the documents governing the Ormesa loan in order to make distributions to us. There is no guarantee that the Ormesa project will generate sufficient cash flows in order to permit cash distributions to us.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors. As a result, the guarantees provided by the Guarantors may not be enforceable.

The notes are guaranteed by all our wholly-owned direct and indirect subsidiaries, other than Ormesa. Ormesa is expected to become a guarantor on or before January 31, 2005. If any Guarantor becomes a debtor in a case under the United States Bankruptcy Code or encounters other financial difficulty, under federal or state fraudulent transfer laws, its obligations under its respective guarantee could be voided (that is the guarantee could be cancelled) or claims in respect of the guarantee could be subordinated to all other debts of that Guarantor. A court might cancel a guarantee if it found that when the Guarantor entered into the guarantee, or in some states, when payments become due under the guarantee, it:

•	received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

•	either (1) was insolvent or rendered insolvent by reason of such incurrence, (2) was left with inadequate capital for the enterprise in which it was engaged at the time of the incurrence, or (3) intended to incur debts beyond its ability to repay them.

The court might also avoid a guarantee without regard to those factors, if it found that the Guarantor entered into the guarantee with actual intent to hinder, delay or defraud its creditors.

A court would likely find that a Guarantor did not receive reasonably equivalent value or fair consideration for its guarantee if the Guarantor did not substantially benefit directly or indirectly from the issuance of the notes. If a court voided a guarantee, you would no longer have a claim against such Guarantor. Sufficient funds to repay the notes may not be available from other sources, including the remaining Guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from the Guarantor.

The test for determining solvency in these circumstances will depend on the law of the jurisdiction that is being applied. In general, however, a court would consider a subsidiary insolvent either if the sum of its existing debts exceeds the present fair market value of all of its property, or if the present fair market value of its assets is less than the amount required to pay the probable liability on its existing debts as they become due. For this analysis, "debts" includes contingent and unliquidated debts.

Each guarantee provided by the Guarantors contains a provision intended to limit the Guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. That provision may not be effective to protect such guarantees from attack under fraudulent transfer law. Even if this provision is effective, the amount that the Guarantor is found to have guaranteed might be so low that there will not be sufficient funds to pay the notes in full.

Any future pledge of collateral might be avoidable in bankruptcy.

Any future pledge of collateral in favor of the collateral agent, including pursuant to security documents delivered by Ormesa after the date of this prospectus, might be avoidable by the grantor (as debtor in possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including, among others, if such grantor is insolvent at the time of the pledge, the pledge permits the holders of the notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of such grantor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period. In particular, since Ormesa intends to guarantee the notes and pledge certain collateral in favor of the collateral agent by January 31, 2005, if a court finds that the guarantee amounted to a fraudulent conveyance or if Ormesa is rendered insolvent at the time of the guarantee and/or pledge, then the guarantee and/or pledge may be set aside.

Bankruptcy laws may limit your ability to realize value from the collateral.

The right of the trustee to repossess and dispose of the collateral upon the occurrence of an event of default under the indenture governing the notes is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against us before the trustee repossessed and disposed of the collateral. Upon the commencement of a case for relief under Title 11 of the United States Bankruptcy Code, a secured creditor such as the trustee is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, the bankruptcy code permits the debtor to continue to remain and use collateral even thought the debtor is in default under the applicable debt instrument, provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include cash payments or the granting of additional security if and at such times as the court in its discretion determines that the value of the secured creditor's interest in the collateral is declining during the pendency of the bankruptcy case. A bankruptcy court may determine that a secured creditor may not require compensation for a diminution in the value of its collateral if the value of the collateral exceeds the debt it secures.

In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary power of a bankruptcy court, it is impossible to predict:

•	how long payments under the notes could be delayed following commencement of a bankruptcy case;

•	whether or when the trustee could repossess or dispose of the collateral;

•	the value of the collateral at the time of the bankruptcy petition; or

•	whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of "adequate protection."

In addition, the indenture requires that, in the event of a bankruptcy, the trustee not object to a number of important matters following the filing of a bankruptcy petition. After such filing, the value of your collateral could materially deteriorate and you would be unable to raise an objection.

Any disposition of the collateral during a bankruptcy case would also require permission from the bankruptcy court. Furthermore, in the event a bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the notes, the holders of the notes would hold a secured claim to the extent of the value of the collateral to which the holders of the notes are entitled and would hold unsecured claims with respect to such shortfall. The bankruptcy code permits the payment and accrual of post-petition interest, costs and attorney's fees to a secured creditor during a debtor's court proceeding to exceed the aggregate outstanding principal amount of the obligations secured by the collateral.

Your interest in the collateral may be adversely affected by the failure to perfect security interests in the collateral.

The security interest in the collateral securing the notes includes substantially all personal property and certain real property of us and our subsidiaries, a pledge of certain stock and other equity interests, intercompany notes and the proceeds of the foregoing, whether now owned or acquired or arising in the future. Applicable law requires that certain property and rights acquired after the grant of a general security interest can be perfected only at the time such property and rights are acquired and identified. Although the indenture contains customary further assurances covenants, the trustee will not monitor the future acquisition of property and rights that constitute collateral, or take any action to perfect the security interest in such collateral.

We are controlled by Ormat Nevada and its ultimate parent Ormat Industries, and the interests of its shareholders could differ from your interests.

OTec through Ormat Nevada owns 100% of our company and controls us and Ormat Nevada. OTec is in turn controlled by Ormat Industries. Members of our Board of Directors and management, most notably Lucien Bronicki and Yehudit Bronicki, who are also husband and wife, are substantial shareholders of Ormat Industries. Several other Ormat companies have significant business relationships with us, including the operations and maintenance agreements between Ormat Nevada and each of the project companies, and Ormat Nevada regularly purchases equipment and services from other Ormat companies in the course of fulfilling the operations and maintenance agreements. As a result of these relationships, the interests of our management and shareholders may differ from yours and we cannot assure you that better terms would not be provided by firms unaffiliated with the Ormat companies. Our affiliates may also develop other projects that could affect the operation of our projects, as discussed under "—Our exploration, development, and operation of geothermal energy resources is subject to geological risks and uncertainties, which may result in decreased performance and increased costs for our projects."

In addition, two of our three directors are directors and/or officers of OTec and Ormat Industries. These directors will have fiduciary duties to all three companies and may have conflicts of interest on matters affecting both us and our parent and in some circumstances may have interests adverse to our interests. Our Chairman, Mr. Bronicki, will continue to be Chairman of our parent companies following the exchange offer. In addition, our President, Secretary, Treasurer and Director, Mrs. Bronicki, will continue to be the Chief Executive Officer of our parent companies following the exchange offer.

Distributions to us from the Mammoth project are subject to the provisions of the Mammoth-Pacific, L.P. limited partnership agreement and may not be available to us as expected.

The Mammoth-Pacific, L.P. limited partnership agreement provides that any cash distributions shall be made to us and Constellation Energy Group only after payment of all debt service and other expenses of Mammoth-Pacific, L.P., satisfaction of Mammoth-Pacific, L.P. 's liabilities as they become due and the establishment of and contributions to reserves that we and Constellation Energy Group may from time to time reasonably determine to be appropriate. Any cash distributions shall be made at the times and in the amounts determined jointly by us and Constellation Energy Group, but not less often than annually and, if practicable and not otherwise prohibited, within 30 days after the close of each fiscal quarter. If cash distributions to us cannot be made in sufficient amounts or with the necessary frequency, our ability to make payments on the notes may be limited.

There is no existing market for the exchange notes, and we cannot assure you that an active trading market will develop.

The exchange notes are a new issue of securities for which there currently is no trading market. As a result, we cannot provide any assurances that a market will develop for the exchange notes or that you will be able to sell your exchange notes. Accordingly, you may be required to bear the financial risk of an investment in the exchange notes for an indefinite period of time. If any of the exchange notes are traded after their initial issuance, they may trade at a discount from their initial offering price. Future trading prices of the exchange notes will depend on many factors, including prevailing interest rates, the market for similar securities, general economic conditions and our financial condition, performance and prospects. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial fluctuations in the prices of non-investment grade securities.

We do not intend to apply for listing or quotation of the exchange notes.

If you do not properly tender your private notes, you will continue to hold unregistered private notes and your ability to transfer private notes will be adversely affected.

We will only issue exchange notes in exchange for private notes that are timely received by the exchange agent together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the private notes and you should carefully follow the instructions on how to tender your private notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the private notes. If you do not tender your private notes or if we do not accept your private notes because you did not tender your private notes properly, then, after we consummate the exchange offer, you may continue to hold private notes that are subject to the existing transfer restrictions. After the exchange offer is consummated, if you continue to hold any private notes, you may have difficulty selling them because there will be fewer private notes outstanding.

The market value of the exchange notes could be materially adversely affected if only a limited number of exchange notes are available for trading.

To the extent that a large amount of the private notes are not tendered or are tendered and not accepted in the exchange offer, the trading market for the exchange notes could be materially adversely affected. Generally, a limited amount, or "float," of a security could result in less demand to purchase such security and, as a result, could result in lower prices for such security. We cannot assure you that a sufficient number of private notes will be exchanged for exchange notes so that this does not occur.

Holders of beneficial interests in Global Notes may be unable to transfer or pledge such interests if physical delivery is required by applicable law.

Holders may take their interests in the notes through owning beneficial interests in global notes. The laws of some jurisdictions may require that the holders take physical delivery of notes in definitive form. Accordingly, the ability to transfer beneficial interests in a global note to these persons may be limited. Also, because the Depository Trust Company can only act on behalf of indirect participants and specific banks, the ability of a person having a beneficial interest in a global note to pledge that interest to persons or entities that do not participate in the Depository Trust Company system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate representing that interest.

USE OF PROCEEDS

This exchange offer is intended to satisfy certain of our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive, in exchange, private notes in like principal amount, the terms of which are identical in all material respects to the exchange notes. The private notes surrendered in exchange for exchange notes will be cancelled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any increase in our indebtedness.

Our net proceeds from the offering of the private notes were approximately $179.7 million after payment of transaction expenses related to the offering of the private notes. We used net proceeds as follows:

•	to finance the acquisition of the Steamboat 2/3 project for an amount equal to $74.4 million (inclusive of closing adjustments);

•	to finance the acquisition of a 50% interest in Mammoth-Pacific, L.P. for an amount equal to $38.6 million (inclusive of closing adjustments);

•	to fund an escrow account in an amount equal to $39.4 million for the purpose of (a) to make payments on the Ormesa loan in an amount equal to $13.6 million, as required under the indenture and (b) to partially fund the Galena re-powering in an amount equal to $25.8 million;

•	to fund a debt service reserve account in the amount of $10.5 million, as required under the indenture;

•	to repay $14.3 million due under our subordinated loan from Ormat Nevada; and

•	to prepay $2.5 million owed under the Meyburg Lease under which our affiliate, ORNI 6, granted to ORNI 7 the right to extract geothermal steam from certain property related to the Steamboat projects.

CAPITALIZATION

The following table sets forth our consolidated restricted cash and cash equivalents and capitalization as of September 30, 2004 on a historical basis. You should read this table in conjunction with "Sources and Uses of Proceeds," and "Selected Historical Financial Data," and the audited consolidated financial statements of Ormat Funding, included elsewhere in this prospectus.

As of September 30, 2004
(dollars in millions)
Restricted cash and cash equivalents (1)	$38.9
Long-term debt, including current portion:
Ormesa loan (2)	$13.1
8¼% Senior Secured notes due 2020	189.8
Total senior secured debt	202.9
Ormat Nevada subordinated loan (3)	14.4
Shareholders' equity	15.1
Total capitalization	$232.4

(1)	Includes (a) $13.1 million of restricted cash set aside in depositary accounts to repay amounts due under the Ormesa loan, (b) $2.4 million in a pledged account on deposit with the lender under the Ormesa loan, (c) $4.0 million in pledged accounts under the depositary agreement related to the notes and (d) $19.4 million under the Galena Re-powering Account.

(2)	Consists of a $13.1 million senior secured loan outstanding from United Capital that does not permit Ormesa to guarantee the notes or grant any liens on the Ormesa project while the loan is outstanding. This loan may not be repaid until December 31, 2004. We have set aside in a depositary account with the collateral agent $13.1 million for repayment of the Ormesa loan no later than January 31, 2005, as required by the indenture governing the notes, after which we will be obligated to cause Ormesa to execute a guarantee of the notes and grant a first priority lien in favor of the collateral agent for the benefit of the holders of the notes by January 31, 2005. See "Description of Certain Indebtedness—Ormesa Loan."

(3)	Consists of a subordinated loan from Ormat Nevada. This subordinated loan is structurally and contractually subordinated to the notes, with principal, interest and premium payments payable solely out of amounts available for distributions to us from the Distribution Account. See "Description of Certain Indebtedness—Ormat Nevada Subordinated Loan."

SELECTED HISTORICAL FINANCIAL DATA

The following table sets forth our selected historical financial data. We have derived the historical consolidated financial data as of December 31, 2001, 2002, and 2003 and September 30, 2004, and for the period from June 29, 2001 to December 31, 2001, for the years ended December 31, 2002 and 2003 and for the nine-month period ended September 30, 2004 from our audited consolidated financial statements included elsewhere in this registration statement. We have derived the historical consolidated financial data as of and for the nine-month period ended September 30, 2003 from our unaudited condensed consolidated financial statements included elsewhere in this registration statement. In the opinion of our management, our unaudited historical condensed consolidated financial statements contain all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of our financial position, results of operations and cash flows. The results of operations for the nine-month period ended September 30, 2003 is not necessarily indicative of the operating results to be expected for the full fiscal year.

The information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements included elsewhere in this registration statement.

	Period From June 29, 2001 to December 31, 2001	Year Ended December 31,		Nine Months Ended September 30,
		2002	2003	2003	2004
				(Unaudited)
	($ in thousands)
Statement of Operations Data:
Revenues:
Energy and capacity	$3,964	$31,451	$41,885	$31,434	$36,532
Lease	—	—	—	—	6,674
Total revenues	3,964	31,451	41,885	31,434	43,206

Costs and expenses:
Operating expenses	2,466	22,126	30,387	21,535	24,639
Lease	—	—	—	—	3,195
General and administrative expenses	169	775	1,268	838	1,101
Total costs and expenses	2,635	22,901	31,655	22,373	28,935
Operating income	1,329	8,550	10,230	9,061	14,271
Interest expense	—	—	(1,994)	(1,353)	(13,154)
Interest income and other	2	73	135	94	484
Income before income taxes and equity in income of investee	1,331	8,623	8,371	7,802	1,601
Income tax provision	(453)	(2,734)	(2,132)	(1,691)	(608)
Equity in income of investee	—	—	141	—	1,156
Income before cumulative effect of change in accounting principle	878	5,889	6,380	6,111	2,149
Cumulative effect of change in accounting principle (net of tax benefit of $125)	—	—	(205)	(205)	—
Net income	$878	$5,889	$6,175	$5,906	$2,149

Balance Sheet Data (at end of period):
Working capital (deficit)	$(2,130)	$1,713	$(7,065)	$1,739	$(2,326)
Property, plant and equipment, net	$20,214	$60,468	$77,214	$73,195	$150,181
Total assets	$23,030	$77,609	$133,719	$91,402	$257,395
Ormesa loan	—	$20,000	$15,473	$17,172	$13,063
8¼% Senior secured notes	—	—	—	—	$189,785
Ormat Nevada subordinated loan	$18,366	$45,714	$86,024	$49,650	$14,422
Stockholders' equity	$878	$6,767	$12,941	$12,673	$15,090

Other Data:
EBITDA (1)	$1,856	$11,673	$15,641	$12,541	$23,290
EBITDA margin (2)	46.8%	37.1%	37.3%	39.9%	53.9%
Capital expenditures	322	4,746	16,994	13,483	9,337

(1)	Historical EBITDA represents net income before interest, taxes, depreciation and amortization. EBITDA is presented because we believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of a company's ability to service and/or incur debt. However, other companies in our industry may calculate EBITDA differently than we do. EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States of America and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net earnings as indicators of our operating performance or any other measures of performance derived in accordance with accounting principles generally accepted in the United States of America. The following table reconciles net income to EBITDA for the periods indicated:

	Period From June 29, 2001 to December 31, 2001	Year Ended December 31,		Nine Months Ended September 30,
		2002	2003	2003	2004
				(Unaudited)
	($ in thousands)
Net income	$878	$5,889	$6,175	$5,906	$2,149
Adjusted for:
Interest expense; including amortization of deferred financing costs	—	—	1,994	1,353	13,154
Income tax provision	453	2,734	2,132	1,691	608
Depreciation and amortization	525	3,050	5,340	3,591	7,379
EBITDA	$1,856	$11,673	$15,641	$12,541	$23,290

(2)	EBITDA margin represents EBITDA as a percentage of total revenues.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2003 and for the nine months ended September 30, 2004 are based on our consolidated financial statements and the financial statements of the Steamboat 2/3 and Mammoth projects, which our 50% ownership interest in the Mammoth project were acquired on December 18, 2003, and the Steamboat 2/3 project was acquired on February 11, 2004 and adjusted to give effect to the acquisitions thereof as if each had occurred on January 1, 2003.

The unaudited pro forma condensed combined financial data gives effect to the acquisitions of the Steamboat 2/3 project and our 50% ownership interest in the Mammoth project, which are accounted for using the purchase method of accounting. Pursuant to such method, the purchase price has been allocated to the principal categories of assets and liabilities based on independent valuations. It should be noted that because the acquisitions of the Steamboat 1/1A project on June 30, 2003 is not material under applicable Securities Act rules, such transaction has not been included in the accompanying pro forma results of operations. The historical unaudited revenues and net income of the Steamboat 1/1A project for the twelve months ended December 31, 2003 amounted to revenues of $2.0 million and net income of $0.1 million. The unaudited pro forma condensed combined financial data also gives effect to our issuance of the private notes in the amount of $190 million, which offering was completed on February 13, 2004.

The unaudited pro forma condensed combined financial data presented herein does not necessarily reflect what our actual results of operations would have been had the transactions occurred at the dates indicated, or project our results of operations for any future date or period.

The unaudited pro forma condensed combined financial data should be read in conjunction with our historical consolidated financial statements and the historical financial statements of the Steamboat 2/3 and Mammoth projects included elsewhere in this prospectus.

Unaudited Pro Forma Condensed
Combined Statement of Operations
For the Year Ended December 31, 2003

	Ormat Funding	Steamboat Development	Pro Forma Adjustments		Pro Forma Combined
	($ in thousands)
Total revenues	$41,885	$14,323			$56,208
Cost of revenues	30,387	8,626	1,550	(a)	40,800
			237	(b)
Gross margin	11,498	5,697			15,408
General and administrative expenses	1,268	456			1,724
Operating income	10,230	5,241			13,684
Other income (expense):
Interest expense	(1,994)	(3,677)	3,677	(c)	(18,780)
			(16,786	)(d)
Interest and other income	135	28			163
Income before provision for income taxes and equity income of investee	8,371	1,592			(4,933)
Income tax (provision) benefit	(2,133)	(529)	5,660	(e)	2,998
Equity in income of investee	141	—	999	(f)	1,140
Income (loss) before cumulative effect of change in accounting principle	$6,379	$1,063			$(795)

Unaudited Pro Forma Condensed
Combined Statement of Operations
For the Nine Months Ended September 30, 2004

	Ormat Funding	Steamboat Development for the period from January 1, 2004 to February 11, 2004	Pro Forma Adjustments			Pro Forma Combined
	($ in thousands)
Total revenues	$43,206	$1,942				$45,148
Cost of revenues	27,834	927	178	(a	)	28,966
			27	(b	)
Gross margin	15,372	1,015				16,182
General and administrative expenses	1,101	47				1,148
Operating income	14,271	968				15,034
Other income (expense):
Interest expense	(13,154)	(484)	484	(c	)	(15,252)
			(2,098)	(d	)
Interest and other income	484	3				487
Income before income taxes and equity income of investee	1,601	487				269
Income tax (provision) benefit	(608)	(64)	692	(e	)	20
Equity in income of investee	1,156	—				1,156
Net income	$2,149	$423				$1,445

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL DATA

The following adjustments were applied to our historical financial statements and those of the Steamboat  2/3 and Mammoth projects in order to prepare the pro forma condensed combined financial data.

Statements of Operations Footnotes:

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2003 and for the nine months ended September 30, 2004 are based on our consolidated financial statements and the financial statements of the Steamboat 2/3 and Mammoth projects, and adjusted to give effect to the acquisitions as if they had occurred as of January 1, 2003 by: (1) combining our results of operations for the year ended December 31, 2003 and the nine months ended September 30, 2004, with the Steamboat 2/3 project's operations for the year ended December 31, 2003 and for the period from January 1, 2004 to February 11, 2004, and (2) recording our 50% equity in the income of the Mammoth project for the period from January 1, 2003 to December 17, 2003, with our results for the year ended December 31, 2003.

(a)	Represents the recording of the change in depreciation resulting from the step-up in basis of $29.5 million of property, plant and equipment to its fair values related to the acquisition of the Steamboat 2/3 project. Property, plant and equipment are being depreciated using the straight-line method over the estimated service period of 19 years.

(b)	Represents the recording of the change in amortization resulting from the step-up in basis of $4.5 million of the power purchase agreement to its fair value related to the acquisition of the Steamboat 2/3 project using the straight-line method over the estimated contract periods of 19 years.

(c)	Represents the elimination of interest expense related to the Steamboat 2/3 project of $0.5 million for the nine months ended September 30, 2004 and $3.7 million for the year ended December 31, 2003. The Steamboat 2/3 project included an obligation under a capital lease arrangement, with an outstanding balance of approximately $40 million prior to its termination as part of our acquisition of the lessee and lessor interests. The imputed interest rate on the capital lease arrangement was 8.3%.

(d)	Represents the recording of interest expense, prior to February 13, 2004, associated with the gross proceeds of $190 million pursuant to our issuance of the senior secured notes with an interest rate of 8.25%, in the amount of $1.9 million for the period from January 1, 2004 to February 13, 2004 and $15.7 million for the fiscal year ended December 31, 2003, and the amortization of debt issue costs in the amount of $0.2 million for the period from January 1, 2004 to February 13, 2004 and $1.1 million for the fiscal year ended December 31, 2003.

(e)	Represents the recording of income tax expenses to reflect an effective tax rate of 38% on the pro forma adjustments, which is our expected effective tax rate.

(f)	Represents the recording of our 50% equity in the income of the Mammoth project, increased by the amortization of the equity basis difference, and has been presented as "Equity in income of investee." As the purchase price is less than the underlying net equity of the Mammoth project by $9.3 million, the equity basis will be amortized over the remaining useful life of the property, plant and equipment and the power purchase agreements, which is approximately 12 to 17 years.

Summarized statement of operations information of the Mammoth project for the period from January 1, 2003 to December 17, 2003 is as follows (in thousands):

Revenues	$16,353
Gross margin	4,288
Net income	2,024

Company's equity in income of Mammoth:
50% of Mammoth net income	$1,012
Plus amortization of the equity basis difference	600
1,612
Less: Income taxes	(613)
$999

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our results of operations, financial condition and liquidity in conjunction with our consolidated financial statements and the related notes. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategies for our business, statements regarding the industry outlook, our expectations regarding the future performance of our business, and the other non-historical statements contained herein are forward-looking statements. See "Special Note Regarding Forward-Looking Statements." You should also review the "Risk Factors" section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described herein or implied by such forward-looking statements. For a discussion of the effect of our significant acquisitions, please see "Unaudited Pro Forma Condensed Combined Financial Data" included elsewhere in this prospectus.

General

Overview

We are engaged in the geothermal energy power business. We were formed in December 2001, to develop, construct and own, through certain direct and indirect subsidiaries, clean, environmentally friendly geothermal power projects in the United States. Our business currently consists of our investment in power plants producing electricity from geothermal resources. Our business is characterized by relatively predictable revenues generated by our power plants pursuant to long-term power purchase agreements, with terms which are generally up to 20 years. We have increased our net ownership interest in generating capacity by 59 MW between December 31, 2002 and September 30, 2004, of which 47 MW was attributable to our acquisition of geothermal power plants from third parties and 12 MW was attributable to increased generating capacity of our existing geothermal power plants resulting from plant technology upgrades and improvements to our geothermal reservoir operations, which include improving methods of heat source supply and delivery.

In 2003, total revenues generated by our power plants were $41.9 million. Our net ownership in our generating capacity has increased from 16 MW as of December 31, 2001, to 115 MW as of September 30, 2004. Such revenues do not include any revenues attributable to our Steamboat 2/3 project that was acquired in 2004, which we estimate to be approximately $14.3 million for the fiscal year ended December 31, 2003.

When making decisions about potential acquisitions or the development of new projects, our management typically focuses on the internal rate of return of the relevant investment, relevant technical and geological matters and other relevant business considerations. Additionally, our management evaluates our operating projects based on the performance of such projects in terms of revenues and expenses in contrast to projects that are under development, which our management evaluates based on costs attributable to each such project.

Our results of operations have varied significantly and are expected to continue to vary due to our history of acquisitions as summarized below:

•	Brady Project. On June 29, 2001, Ormat Nevada, through two of its subsidiaries, acquired 100% of the Brady plant from affiliates of Florida Power and Light Company and Tomen Corporation (a Japanese general trading company) and 100% of the Desert Peak 1 plant from an affiliate of CalEnergy Company, Inc. On July 10, 2002, Ormat Nevada contributed these subsidiaries to us.

•	Ormesa Project. On April 15, 2002, we acquired various entities that together accounted for 100% of the Ormesa project from affiliates of Caithness Energy, LLC, Constellation Energy Group, Florida Power and Light, the Superior Group (a financial services company) and Verizon Capital.

•	Steamboat 1/1A Project. On June 30, 2003, ORNI 7 acquired 100% of the Steamboat 1/1A project from Far West Capital, Inc. (an investment firm) and U.S. Energy Systems, Inc.

•	Mammoth Project. On December 18, 2003, Ormat Nevada indirectly acquired a 50% interest in the Mammoth project from Covanta Energy Corporation. On January 30, 2004, Ormat Nevada contributed its interest in the Mammoth project to us.

•	Steamboat 2/3 Project. On February 13, 2004, we acquired, through one of our subsidiaries, ORNI 7, 100% of the Steamboat 2/3 project from Far West Capital, Inc. (an investment firm) for a total cost of approximately $74.4 million. The acquisition of the Steamboat 2/3 project was financed with a portion of the proceeds received from the issuance of the notes. Such acquisition was accounted for pursuant to the purchase method of accounting in accordance with Statement of Financial Accounting Standards (SFAS) No. 141.

•	As transfers of the Brady project, the Steamboat 1/1A project and the Mammoth project were made between companies under common control, they have been accounted for in a manner similar to a pooling of interests, and have been presented in the financial statements as having occurred as of June 29, 2001, June 30, 2003 and December 18, 2003, respectively.

As a result of these acquisitions, our results for the various periods contained in the financial statements in this prospectus may not be comparable with each other or indicative of future results, and they may be of limited value to you in analyzing our company. Additionally, because we acquired most of these interests from unrelated third parties, our ability to comment on the reasons for variations in the historical operating results of the acquired entities prior to the date of acquisition is limited.

Recent Developments

On June 1, 2004, Brady Power Partners, our indirect subsidiary and owner of the Brady project, entered into a Purchase and Sale Agreement with The Burlington Northern and Santa Fe Railway Company to purchase certain geothermal and mineral interests and surface rights related to real property located at Brady's Hot Springs, Nevada for a total cost of $1.8 million. These interests and rights were previously leased by The Burlington Northern and Santa Fe Railway Company to Brady. The purchase of these interests provides us with greater annual cost savings than we realized from leasing the interests and rights to such mineral resources.

On June 29, 2004, our subsidiary ORNI 7 LLC and Sierra Pacific Power Company entered into a long-term power purchase agreement for the sale of electricity generated from the Galena project to Sierra Pacific Power Company. We received the approval of the Public Utilities Commission of Nevada with respect to this agreement on October 14, 2004. The term of the agreement is 20 years following the commercial operation date of the project, which is currently scheduled for the end of 2005. The power purchase agreement provides that we will supply geothermal energy at a price of $0.052/kWh, with annual one percent escalation.

On August 2, 2004, ORNI 7 LLC and Ormat Nevada entered into an engineering, procurement and construction agreement pursuant to which Ormat Nevada will design, engineer and construct the Galena project. Pursuant to the contract, ORNI 7 will pay Ormat Nevada a total of $27.8 million, paid in installments, as compensation for its services.

The indenture pursuant to which the notes were issued provides that upon obtaining consents related to resource leases, our pledge of all of the stock we own of ORNI 1, ORNI 2 and ORNI 7 and the pledge by ORNI 1, ORNI 2 and ORNI 7 of all the stock of Steamboat Development Corp. and of all the partnership interests of Brady Power Partners would be released from the lien granted to the collateral agent. All such liens have now been released.

Trends and Uncertainties

The geothermal industry in the United States has historically experienced significant growth followed by a consolidation of owners and operators of geothermal power plants. During the 1990s, growth and development in the geothermal industry occurred primarily in foreign markets and only minimal growth and development occurred in the United States. Since 2001, there has been increased demand for energy generated from geothermal resources in the United States as production costs for electricity generated from geothermal resources have become more competitive relative to fossil fuel generation due to increasing gas prices and as a result of newly enacted legislative and regulatory incentives, such as state renewable portfolio standards. We see the increasing demand for energy generated from geothermal and other renewable resources in the United States and the further introduction of renewable portfolio standards as the most significant trends affecting our industry today and in the immediate future. Our operations and the trends that from time to time impact our operations are subject to market cycles.

Although other trends, factors and uncertainties may impact our operations and financial condition, including many that we do not or cannot foresee, we believe that our results of operations and financial condition for the foreseeable future will be affected by the following trends, factors and uncertainties:

•	We expect to continue to generate all of our revenues from the sale of electricity from our power plants. All of our current revenues from the sale of electricity are derived from fully-contracted payments under long-term power purchase agreements.

•	The viability of the geothermal resources utilized by our power plants depends on various factors such as the heat content of the geothermal reservoir, useful life of the reservoir (the term during which such geothermal reservoir has sufficient extractable fluids for our operations) and operational factors relating to the extraction of the geothermal fluids. Our geothermal power plants may experience an unexpected decline in the capacity of their respective geothermal wells. Such factors, together with the possibility that we may fail to find commercially viable geothermal resources in the future, represent significant uncertainties we face in connection with our operations.

•	We have experienced significant growth through the acquisition of the Steamboat 2/3 project and enhancement of the Mammoth and Ormesa projects and the construction of the Galena project. As a result of the Steamboat 2/3 project acquisition, we increased our revenues and operating profits during the nine months ended September 30, 2004, and we expect an increase in the fourth quarter of 2004, as compared to our consolidated revenues and operating profits for the fourth quarter of 2003.

•	We expect to continue to benefit from the increasing demand for renewable energy as a result of favorable legislation adopted by California and Nevada (where all of our projects are located). In both states, relevant legislation currently requires that an increasing percentage of the electricity supplied by electric utility companies operating in such states be derived from renewable energy resources until certain pre-established goals are met. We expect that the additional demand for renewable energy from utilities in such states will create additional opportunities for us to expand existing projects.

•	As a result of the issuance of the private notes, we expect that our interest expenses during the current fiscal year will increase, as compared to our interest expenses for the fiscal year ended December 31, 2003.

Revenues

All of our revenues are, and will continue to be, derived from payments under our subsidiaries' power purchase agreements. Equity distributions due to us from our 50% interest in the Mammoth project are dependent upon payments under its power purchase agreements. Prior to such date as Ormesa repays the obligations owing under the Ormesa loan, our revenues from Ormesa will be limited to the distributions to us that are permitted pursuant to the Ormesa loan documents. Such revenues are subject to seasonal variations, as more fully described below in the section entitled "Seasonality".

Our power purchase agreements provide for the payment of capacity and energy payments. Generally, capacity payments are payments calculated based on the amount of time that our power plants are available to generate electricity. Some of our power purchase agreements provide for bonus capacity payments in the event that we are able to exceed certain target levels and the potential forfeiture of payments if we fail to meet minimum target levels. Energy payments, on the other hand, are payments calculated based on the amount of electrical energy delivered to the relevant power purchaser at a designated delivery point. The rates applicable to such payments are either fixed (subject, in certain cases, to certain adjustments) or are based on the relevant power purchaser's short run avoided costs (the incremental costs that the power purchaser avoids by not having to generate such electrical energy itself or purchase it from others).

As required by Emerging Issues Task Force No. 01-8, Determining Whether an Arrangement Contains a Lease, we assessed all of our power purchase agreements acquired since July 1, 2003, and concluded that the agreements related to our Steamboat 2/3 project contained a lease element requiring lease accounting. Accordingly, revenues related to the lease element of the agreements are presented as "lease" revenue, with the remaining revenue related to the production and delivery of the energy presented as "energy and capacity" revenue in our financial statements. As the lease revenue and the energy and capacity revenues are derived from the same arrangement, we analyze such revenues, and related costs, on a combined basis for management purposes.

Seasonality

The demand for the electricity generated by our projects and the prices paid for such electricity pursuant to our power purchase agreements are subject to seasonal variations. The demand for electricity from the Mammoth project and the Ormesa project is the highest in the summer months of June through September, because the power purchaser for those projects, Southern California Edison Company, delivers more electricity to its California markets during such period in order to meet demand for air conditioning and other energy-intensive cooling systems utilized during such summer months. The demand for electricity from the Steamboat complex and the Brady project is more balanced, consisting of both summer and winter peaks that reflect the greater temperature variation in Nevada. In California, the capacity rates payable pursuant to the applicable power purchase agreement are higher in the summer months and as a result we receive higher revenues during such months. In contrast, there are no significant changes in prices during the year payable pursuant to our power purchase agreement for the Nevada projects. In the winter, due principally to the lower ambient temperature, our power plants produce more energy and as a result we receive higher energy revenues. However, the higher capacity payments payable by the power purchaser in California in the summer months as a result of the increase in demand and in prices has a more significant impact on our revenues than that of the higher energy revenues generally generated in winter due to increased efficiency, and as a result our revenues are generally higher in the summer than in the winter.

Expenses

The principal expenses attributable to each of our operating projects include expenses under the operations and maintenance agreements between each project and Ormat Nevada, such as salaries, lease expenses, royalties, geothermal fluid supply, startup and auxiliary electricity purchases, property tax and insurance, and, for the California projects, transmission charges, scheduling charges and sweet water purchases for plant cooling towers.

The principal project expenses under the operations and maintenance agreement include:

•	For each project other than the Mammoth project, a fixed monthly fee, subject to adjustments based on the Consumer Price Index, Urban Consumers-West based on January 1 of each year, which covers all costs associated with staffing, administration, ordinary maintenance and certain incidental costs at each plant and routine replacement of parts and consumables (other than for the wells).

•	For each project other than the Mammoth project, actual cost and expenses plus a 10% mark-up for certain "extraordinary operation expenses." These extraordinary operation expenses include all major corrective maintenance work, any modifications, additions, or deletions to the projects' equipment, any cost incurred as a result of any change in law, authorizations, power purchase agreements, plant connection agreement or in exercise of emergency management powers, any cost incurred by Ormat Nevada with respect to our environmental responsibilities, and work in connection with the geothermal fields and wells described in the operations and maintenance agreement.

•	For the Mammoth project, Mammoth-Pacific, L.P. reimburses Ormat Nevada for 50% of the actual costs associated with maintenance of the Mammoth project, plus certain general and administrative expenses.

Payments to government agencies and private parties for the use of geothermal resources and site leases where plants are situated are recorded as a component of cost of revenues. For the nine months ended September 30, 2004, such expenses were less than 1% of revenues.

Royalty payments are payments made as compensation for the right to use certain geothermal resources and are included as a component of cost of revenues and are paid as a percentage of the revenues derived from the associated geothermal rights. For the nine months ended September 30, 2004, royalties were approximately 2.3% of revenues.

Under a fluid supply agreement, Brady pays to Western States a royalty payment of 1% of the net revenues of the Desert Peak 1 plant derived from the sale of electricity under the Brady project's power purchase agreement and reimburses Western States for certain costs. These payments are included as a component of cost of revenues.

Critical Accounting Policies

Our critical accounting policies are more fully described in Note 1 to our audited consolidated financial statements. However, certain of our accounting policies are particularly important to the portrayal of our financial position and results of operations. In applying these critical accounting policies, our management uses its judgment to determine the appropriate assumptions to be used in making certain estimates. Such estimates are based on management's historical experience, the terms of existing contracts, management's observance of trends in the geothermal industry, information provided by our customers and information available to management from other outside sources, as appropriate. Such estimates are subject to an inherent degree of uncertainty. Our critical accounting policies include:

Revenues

Revenues related to the sale of electricity from our geothermal power plants and capacity payments paid in connection with such sale are recorded based upon output delivered and capacity provided by such power plants at rates specified pursuant to the relevant power purchase agreements. See "—Derivative Instruments" and "—Determining Whether an Arrangement Contains a Lease."

Impairment of Long-lived Assets and Long-lived Assets to Be Disposed of

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated future net undiscounted cash flows expected to be generated by the relevant asset. The significant assumptions that we use in estimating our undiscounted future cash flows include (i) projected generating capacity of the project and rates to be received under the respective power purchase agreements, and (ii) projected operating expenses of the relevant project. If assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell. Our assessment regarding the existence of impairment factors is based on market conditions, operational performance and legal factors relating to our business. Our review of existing factors and the resulting appropriate carrying value of our long-lived assets are subject to judgment and estimates that management is required to make. We believe that no impairment exists for our long-lived assets, however future estimates as to the recoverability of such assets may change based on revised circumstances.

Obligations Associated with the Retirement of Long-Lived Assets

Effective January 1, 2003, we adopted SFAS No. 143, Accounting for Obligations Associated with the Retirement of Long-Lived Assets. Pursuant to SFAS No. 143, entities are required to record the fair market value of any legal liability related to the retirement of any of its assets in the period in which such liability is incurred. Our liabilities related to the retirement of our assets include our obligation to capping wells upon termination of our operating activities, the dismantling of our geothermal power plants upon cessation of our operations and the performance of certain remedial measures related to the land on which such operations were conducted. When a new liability for an asset retirement obligation is recorded, we capitalize the costs of such liability by increasing the carrying amount of the related long-lived asset. Such liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. At retirement, an entity either settles the obligation for its recorded amount or incurs a gain or a loss with respect thereto, as applicable. We estimate the costs related to such liabilities and if such estimates are incorrect, then the capitalized costs and carrying amount of the related long-lived asset will change and as a result may affect our financial condition.

Derivative Instruments

SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended and interpreted by other related accounting literature, establishes accounting and reporting standards for derivative instruments (including certain derivative instruments embedded in other contracts). SFAS No. 133 requires companies to record derivatives on their balance sheets as either assets or liabilities measured at their fair value unless such instruments are exempted from derivative treatment as a normal purchase and normal sale. All changes in the fair value of derivatives are recognized currently in earnings unless specific hedge criteria are met, which requires a company to formally document, designate and assess the effectiveness of transactions that receive hedge accounting.

We were required to adopt and have become subject to the provisions of SFAS No. 133 Derivative Implementation Group ("DIG") Issue No. C15 (DIG Issue No. C15), Normal Purchases and Normal Sales Exception for Certain Option-Type Contracts and Forward Contracts in Electricity, which expands the requirements for the normal purchase and normal sales exception to include electricity contracts entered into by a utility company when certain criteria are met. Also, pursuant to DIG Issue No. C15, contracts that have a price adjustment clause based on an index that is not directly related to the electricity generated, as defined in SFAS No. 133, do not meet the requirements for the normal purchases and normal sales exception. We have power sales agreements that qualify as derivative instruments under DIG Issue No. C15 and do not meet the exception as they have a price adjustment clause based on an index that does not directly relate to the sources of the power used to generate the electricity. Our adoption of the provisions of DIG Issue No. C15 in 2002 did not have a material impact on our consolidated financial position and results of operations.

In June 2003, the FASB issued DIG Issue No. C20, Scope Exceptions: Interpretation of the Meaning of Not Clearly and Closely Related in Paragraph 10(b) regarding Contracts with a Price Adjustment Feature. DIG Issue No. C20 specified additional circumstances in which a price adjustment feature in a derivative contract would not be an impediment to qualifying for the normal purchases and normal sales scope exception under SFAS No. 133. DIG Issue No. C20 was effective as of the first day of the fiscal quarter beginning after July 10, 2003, or October 1, 2003 for us. DIG Issue No. C20 requires contracts that did not previously qualify for the normal purchases and normal sales scope exception, and do qualify for the exception under DIG Issue No. C20, to freeze the fair value of the contract as of the date of the initial application, and amortize such fair value over the remaining contract period. Upon our adoption of DIG Issue No. C20, we elected the normal purchase and normal sales scope exception under FAS No. 133 related to our power purchase agreements. Such adoption did not have a material impact on our consolidated financial position and results of operations.

New Accounting Pronouncements

Consolidation of Variable Interest Entities

In January 2003, the Financial Accounting Statements Board, which we refer to as FASB, issued Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of ARB 51, which we refer to as FIN No. 46, as amended by FIN No. 46R in December 2003. Among other things, FIN No. 46R generally deferred the effective date of FIN No. 46 to the quarter ended March 31, 2004. The objectives of FIN No. 46R are to provide guidance on the identification of Variable Interest Entities, which we refer to as VIEs, for which control is achieved through means other than ownership of a majority of the voting interest of an entity, and how to determine which company (if any), as the primary beneficiary, should consolidate such VIE. A variable interest in a VIE, by definition, is an asset, liability, equity, contractual arrangement or other economic interest that absorbs the entity's economic variability. Effective as of March 31, 2004, we adopted FIN No. 46R, which did not have a material impact on our consolidated results of operations and financial position.

Derivative Instruments and Hedging Activities

In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS No. 149 amends and clarifies the accounting and reporting treatment for derivative instruments, including certain derivatives embedded in other contracts, and hedging activities under SFAS No. 133. The amendments set forth in SFAS No. 149 require that contracts with comparable characteristics be accounted for as derivative instruments. SFAS No. 149 clarifies the circumstances under which a contract meets the characteristics of a derivative instrument according to SFAS No. 133 and clarifies when a derivative instrument contains a financing component that warrants special reporting in the statement of cash flows. The requirements of SFAS No. 149 are effective for contracts entered into or modified after June 30, 2003, and for hedging arrangements designated after June 30, 2003. We adopted the provisions of SFAS No. 149 effective July 1, 2003, which did not have a material impact on our consolidated results of operations and financial position as of December 31, 2003.

Accounting for Certain Financial Instruments with Characteristics of both Liability and Equity

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 establishes standards for how a company classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that a company classify a financial instrument that is within its scope as a liability because that financial instrument embodies an obligation of the company. The requirements of SFAS No. 150 are effective for financial instruments entered into or modified after May 31, 2003, effective the first interim period beginning after June 15, 2003. For financial instruments created prior to the issuance date of SFAS No. 150, a transition is achieved by reporting the cumulative effect of a change in accounting principle. We adopted the provisions of SFAS No. 150 effective July 1, 2003, which did not have a material impact on our consolidated results of operations and financial position as of December 31, 2003.

Determining Whether an Arrangement Contains a Lease

In May 2003, the Emerging Issues Task Force ("EITF") reached consensus in EIFT Issue No. 01-8, Determining Whether an Arrangement Contains a Lease, to clarify the requirements of identifying whether an arrangement contains a lease at its inception. The guidance in the consensus is designed to broaden the scope of arrangements, such as power purchase agreements, accounted for as leases. EITF No. 01-8 requires both parties to an arrangement to determine whether a service contract or similar arrangement is, or includes, a lease within the scope of SFAS No. 13, Accounting for Leases. The consensus is being applied prospectively to arrangements agreed to, modified, or acquired in business combinations on or after July 1, 2003. The adoption of EITF No. 01-8 effective July 1, 2003 did not have a material effect on our financial position or results of operations. The power purchase agreement acquired in connection with the acquisition of the Steamboat 2/3 project, contains a lease element within the scope of SFAS No. 13. Accordingly, for the nine months ended September 30, 2004, revenues and costs associated with the lease element of the Steamboat 2/3 power purchase agreements have been presented as "lease" revenue, with the remaining revenue related to the production and delivery of the energy being presented as "energy and capacity" revenue in our financial statements.

Results of Operations

Our historical operating results are presented below. A comparison of the different periods described below may be of limited value as a result of the effects that our recent acquisitions and enhancements of acquired projects have had on our historical operating results.

	Period From June 29, 2001 to December 31, 2001	Year Ended December 31,		Nine Months Ended September 30,
		2002	2003	2003	2004
				(Unaudited)
Statement of operations data:		($ in thousands)
Revenues:
Energy and capacity	$3,964	$31,451	$41,885	$31,434	$36,532
Lease	—	—	—	—	6,674
Total revenues	3,964	31,451	41,885	31,434	43,206

Costs of revenues:
Energy and capacity	2,466	22,126	30,387	21,535	24,639
Lease	—	—	—	—	3,195
Total cost of revenue	2,466	22,126	30,387	21,535	27,834

Gross margin	1,498	9,325	11,498	9,899	15,372
Gross margin percentage	37.8%	29.6%	27.5%	31.5%	35.6%

General and administrative expenses	169	775	1,268	838	1,101
Operating income	1,329	8,550	10,230	9,061	14,271
Other income (expense):
Interest income	2	1	23	17	377
Interest expense	—	—	(1,994)	(1,353)	(13,154)
Other	—	72	112	77	107
Income before income taxes and equity in income of investee	1,331	8,623	8,371	7,802	1,601
Income tax provision	(453)	(2,734)	(2,132)	(1,691)	(608)
Equity in income of investee	—	—	141	—	1,156
Income before cumulative effect of change in accounting principle	878	5,889	6,380	6,111	2,149
Cumulative effect of change in accounting principle	—	—	(205)	(205)	—
Net income	$878	$5,889	$6,175	$5,906	$2,149

Comparison of the Nine Months Ended September 30, 2004 and the Nine Months Ended September 30, 2003

Total Revenues

Total revenues for the nine months ended September 30, 2004 were $43.2 million, which represented a 37.4% or $11.8 million increase over total revenues of $31.4 million for the nine months ended September 30, 2003. This increase in revenues was primarily the result of:

(a)	a $10 million increase in the revenues of the Steamboat complex, which amounted to $10.4 million for the nine months ended September 30, 2004 as compared with $0.4 million for the nine months ended September 30, 2003. This increase in revenues was primarily a result of the acquisitions of the Steamboat 1/1A project on June 30, 2003 and the Steamboat 2/3 project on February 11, 2004; and

(b)	a 4% increase in revenues from our Ormesa project which amounted to $24.6 million for the nine months ended September 30, 2004 as compared to $23.6 million for the nine months ended September 30, 2003. This increase in revenues was primarily a result of installing two new power units at the Ormesa project in July 2003, which increased power generation by 8MW, offset by a reduction in revenues primarily due to lower well availability and two major failures.

Total Cost of Revenues

Total cost of revenues for the nine months ended September 30, 2004 were $27.8 million, which represented a 29.3% increase over total cost of revenues of $21.5 million for the nine months ended September 30, 2003. The increase was principally due to the acquisition of the Steamboat complex, as cost of revenues for the nine months ended September 30, 2004 included $6.0 million of expenses related to the Steamboat complex, while for the nine months ended September 30, 2003, $0.6 million from the Steamboat complex were included. The remaining $0.8 million increase in total cost of revenues for the nine months ended September 30, 2004 was due to depreciation on capital enhancements related to the Ormesa project that were completed in July 2003. As a percentage of total revenues, the total cost of revenues was 64.4% for the nine months ended September 30, 2004 comparable to 68.5% for the nine months ended September 30, 2003. This decrease was due to the Steamboat 2/3 project, as its cost of revenues percentage was slightly lower than the projects in our portfolio prior to such acquisition. Gross margins were 35.6% for the nine months ended September 30, 2004 compared to 31.5% for the nine months ended September 30, 2003. Such increase was due to the Steamboat 2/3 project, as its margin percentage was slightly higher than the projects in our portfolio prior to such acquisition.

General and Administrative Expenses

General and administrative expenses were $1.1 million for the nine months ended September 30, 2004 compared to $0.8 million for the nine months ended September 30, 2003. The increase of $0.3 million is due to the increased general administrative activity due to the acquisition of the Mammoth and Steamboat projects that were operating during the nine months ended September 30, 2004.

Interest Expense

Interest expense for the nine months ended September 30, 2004 was $13.2 million, compared to $1.4million for the nine months ended September 30, 2003. The increase was primarily due to $10.7 million of interest expense on the private notes and interest expense of $1.2 million related to notes payable to Ormat Nevada. Prior to December 1, 2003, all amounts owed to Ormat Nevada were interest free. Effective December 1, 2003, we began recording interest expense at an interest rate of approximately 5% per annum on all outstanding balances under notes payable to Ormat Nevada.

Income Taxes

Income tax provision for the nine months ended September 30, 2004 was $0.6 million, as compared with $1.7 million for the nine months ended September 30, 2003. The effective tax rate for the nine months ended September 30, 2004 and 2003 was 38.0% and 21.7% respectively. Our effective tax rate was lower during the nine months ended September 30, 2003 compared to the nine months ended September 30, 2004 resulting from the generation of investment tax credits related to our enhancements during 2003 of the Ormesa project.

Equity in Income of Investee

Equity in income of investee was $1.2 million (net of income taxes of $0.7 million) for the nine months ended September 30, 2004, representing our 50% ownership interest in the income of Mammoth-Pacific L.P., which was acquired by Ormat Nevada on December 18, 2003 and transferred to us on January 30, 2004. As we did not own any interest in Mammoth-Pacific L.P. during the nine months ended September 30, 2003, we did not have any equity in income of investee during such period.

Net Income

Net income was $2.1 million for the nine months ended September 30, 2004 and $5.9 million for the nine months ended September 30, 2003. The decrease of $3.8 million in net income was primarily the result of offsetting factors, including (i) an increase of $5.2 million in operating income resulting primarily from the acquisition of the Steamboat 2/3 project, (ii) the inclusion of equity income from Mammoth of $1.2 million and (iii) an increase of $11.8 million in interest expenses primarily related to the notes.

Comparison of the Year Ended December 31, 2003 and the Year Ended December 31, 2002

Total Revenues

Total revenues for the year ended December 31, 2003 were $41.9 million, which represented a 33.2% increase over total revenues of $31.5 million for the year ended December 31, 2002. The increase was principally due to the following:

(a)	the acquisition of the Ormesa project on April 15, 2002 whose revenues for the year ended December 31, 2003 amounted to $30.5 million as compared to $21.8 million for the year ended December 31, 2002;

(b)	an 8.3% increase in the revenues of Brady, which amounted to $10.4 million for the year ended December 31, 2003 as compared with $9.6 million for the year ended December 31, 2002. This increase was primary a result of the binary unit that we added to the Brady plant in August 2002. This new binary unit increased power generation by approximately 6 MW, which enabled us to generate additional revenues under the Brady power purchase agreement; and

(c)	the replacement of equipment at the Ormesa project in July 2003 which optimized its resource usage so that we were able to generate an additional 8 MW from the project thereby generating additional revenues of approximately $1.5 million.

Total Cost of Revenues

Total cost of revenues for the year ended December 31, 2003 were $30.4 million, which represented a 37.3% increase over total cost of revenues of $22.1 million for the year ended December 31, 2002. The increase was principally due to the acquisition of the Ormesa project on April 15, 2002, as cost of revenues for the year ended December 31, 2003 included $23.4 million of expenses related to the Ormesa project compared to, $17.0 million for the year ended December 31, 2002. As a percentage of total revenues, the total cost of revenues was 72.5% for the year ended December 31, 2003 as compared to 70.4% for the year ended December 31, 2002. Gross margins were 27.5% for the year ended December 31, 2003 as compared with 29.6% for the year ended December 31, 2002. The gross margin at the Ormesa project was 23.4% or $7.1 million and 22.1% or $4.8 million, respectively, for the year ended December 31, 2003 and the eight and a half months ended December 31, 2002, while the gross margin of the Brady project was 40.9% or $4.3 million and 46.8% or $4.5 million, respectively, for the years ended December 31, 2003 and 2002, due to higher operating expenses and depreciation expenses as a result of new equipment installed at the Brady project. The Ormesa project was, and is, more expensive to operate than the Brady project because of transmission charges paid to the Imperial Irrigation District, the greater operating expenses associated with a wet cooling system (rather than an air cooling system at the Brady project), sweet water purchases, the large number of wells which provide geothermal resources to the Ormesa project and the relatively large number of employees associated with the Ormesa project. The increase was also due to capital improvements in the Ormesa and Brady power plants which resulted in additional $0.4 million in depreciation for the year ended December 31, 2003. Capital expenditures in July 2003 for the Ormesa project included installing two new power units and modifying the geothermal fluid gathering system and electrical system in order to increase the capacity, reliability and availability of the project. Capital expenditures in August 2002 for the Brady project included installing a new power unit and modifying the steam geothermal unit in order to increase the capacity, reliability and availability of the project.

General and Administrative Expenses

General and administrative expenses were $1.3 million for the year ended December 31, 2003 compared to $0.8 million for the year ended December 31, 2002. The increase of $0.5 million is due to the increase in general administrative activity to cover the larger number of assets operated during the year ended December 31, 2003, in which Ormesa was operated for a full year while in 2002 it was operated since April.

Interest Expense

Interest expense for the year ended December 31, 2003 was $2 million, compared to no interest expense for the year ended December 31, 2002. The increase was primarily due to interest expense of $1.8 million on the Ormesa loan, a $20.0 million amortizing loan borrowed from United Capital on December 31, 2002 that Ormesa incurred in order to fund a portion of the purchase price of the Ormesa project, and $0.2 million related to a note payable to Ormat Nevada that we entered into on December 1, 2003.

Income Taxes

Income tax provision for the year ended December 31, 2003 was $2.1 million, as compared with $2.7 million for the year ended December 31, 2002. The effective tax rate for the year ended December 31, 2003 and 2002 was 25.5% and 31.7% respectively. Our effective tax rate was lower during the year ended December 31, 2003 compared to the year ended December 31, 2002 resulting from the generation of investment tax credits related to our enhancements during 2003 of the Ormesa project.

Equity Income of Investee

Equity in income of investee was $0.1 million for the year ended December 31, 2003, representing our 50% ownership interest in the income of Mammoth-Pacific L.P., which was acquired by Ormat Nevada on December 18, 2003 and transferred to us on January 30, 2004. As we did not own any interest in Mammoth-Pacific L.P. during the year ended December 31, 2002, we did not have any equity in income of investee during such period.

Net Income

Net income for the year ended December 31, 2003 was $6.2 million, which represented a 4.9% increase over net income of $5.9 million for the year ended December 31, 2002. Gross margin during the year ended December 31, 2003 increased by $2.2 million, which contributed to the increase in net income during 2003. Such increase was offset by an increase of $2.0 million in interest expenses primarily related to the Ormesa long term loan.

Comparison of the Year Ended December 31, 2002 and the Period from June 29, 2001 (inception date) to December 31, 2001

Total Revenues

Total revenues for the year ended December 31, 2002 were $31.5 million, which represented a 693.4% increase over total revenues of $4 million for the period from June 29, 2001 to December 31, 2001. The increase was principally due to the following:

(a)	The acquisition of the Ormesa project on April 15, 2002, as revenues for the year ended December 31, 2002 included $21.8 million from the Ormesa project, while for the period from June 29, 2001 to December 31, 2001 no revenues from the Ormesa project were included; and

(b)	The acquisition of the Brady project on June 29, 2001, as revenues for the year ended December 31, 2002 included Brady project revenues in the amount of $9.6 million, while the period from June 29, 2001 to December 31, 2001 included $4.0 million of Brady project revenues.

Total Cost of Revenues

Total cost of revenues for the year ended December 31, 2002 were $22.1 million, which represented a 797.2% increase over total cost of revenues of $2.5 million for the period from June 29, 2001 to December 31, 2001. The increase was principally due to the acquisition of the Ormesa project on April 15, 2002, because operating expenses for the year ended December 31, 2002 included Ormesa project expenses of $17.0 million, while for the period from June 29, 2001 to December 31, 2001, no operating expenses from the Ormesa project were included. The Ormesa project has higher operating expenses than the Brady project due to additional transmission costs for the Ormesa project which does not apply to the Brady project, and also because the type of equipment used in the Ormesa project is more costly to operate and maintain than the equipment used in the Brady project. Also, due to the acquisition of Brady on June 29, 2001, operating expenses for the year ended December 31, 2002 included Brady project expenses of $5.1 million, while the period from June 29, 2001 to December 31, 2001 included $2.5 million of Brady project expenses. Gross margins were 29.6% for the year ended December 31, 2002 as compared with 37.8% for the period from June 29, 2001 to December 31, 2001. The decline in gross margins was principally due to the acquisition of the Ormesa project. Gross margins at the Ormesa project were 22.1% or $4.8 million for the year ended December 31, 2002, while Brady project gross margins were 46.9% or $4.5 million for the year ended December 31, 2002 and 37.8% or $1.5 million for the period from June 29, 2001 to December 31, 2001.

General and Administrative Expenses

General and administrative expenses were $0.8 million for the year ended December 31, 2002 compared to $0.2 million for the period from June 29, 2001 to December 31, 2001. The increase of $0.6 million is due to a full year of expenses in 2002 compared to only half a year of expenses in 2001, and the increased general administrative activity to cover the larger number of assets operated during the year ended December 31, 2002.

Income Taxes

Income tax provision for the year ended December 31, 2002 was $2.7 million, as compared with $0.5 million for the period from June 29, 2001 to December 31, 2001. The effective tax rate for the year ended December 31, 2002 and the period from June 29, 2001 to December 31, 2001 was 31.7% and 34.1% respectively. Our effective tax rate was lower during the year ended December 31, 2002 compared to the period from June 29, 2001 to December 31, 2001 resulting from the generation of investment tax credits related to our enhancements during 2002 of the Brady project.

Net Income

Net income for the year ended December 31, 2002 was $5.9 million, which represented a 570.7% increase over net income of $0.9 million for the period from June 29, 2001 to December 31, 2001. The increase in net income was principally due to (i) the acquisition of the Ormesa project on April 15, 2002; whose net income for the year ended December 31, 2002 amounted to $2.7 million, while for the period from June 29, 2001 to December 31, 2001 no operations from the Ormesa project were included and (ii) the acquisition of the Brady project on June 29, 2001, including net income for the year ended December 31, 2002 amounted to $3.2 million, while the period from June 29, 2001 to December 31, 2001 included $0.9 million in net income.

Liquidity and Capital Resources

Our principal sources of liquidity are derived from a combination of internally generated cash and parent subordinated loans, supplemented with third party debt.

Prior to December 1, 2003 amounts owed to Ormat Nevada were interest free and payable from available cash. On December 1, 2003, we entered into a loan agreement with the Ormat Nevada pursuant to which we may borrow up to $55.0 million from time to time. The loan is due in 2021 and is payable only from available cash flow, is subordinated to other debt and has been classified as non-current. Interest accrues on the unpaid principal of the loan amount at a rate per annum equal to the higher of 5% or the applicable Federal rate (5.12% at December 31, 2003 and 5.03% at September 30, 2004), and is added to the principal and is also due in 2021 or from available cash flow.

Our third-party debt is composed of project finance debt for the purpose of refinancing projects or for the acquisition of our projects. On February 13, 2004, we issued the private notes in a capital markets offering subject to Rule 144A and Regulation S of the Securities Act, for the purpose of refinancing the acquisition cost of the Brady, Ormesa and Steamboat 1/1A projects, and the financing of the acquisition cost of the Steamboat 2/3 project and Mammoth project, of which $189.8 million was outstanding as of September 30, 2004.

As of September 30, 2004, we had liquidity of approximately $19.5 million consisting of current portion of restricted cash and cash equivalents. Additionally, we have an outstanding balance of $14.4 million of subordinated loan from Ormat Nevada, out of a total of $55 million, as described above. Therefore, we may borrow, if required, up to $40.0 million from Ormat Nevada. Our management believes that the sources of liquidity described above, including, but not limited to, internally generated cash and the existing Ormat Nevada subordinated loan, will be sufficient to address our liquidity and other investment requirements.

Historical Cash Flow

The following table set forth the components of our cash flows for the relevant period indicated:

	Period From June 29, 2001 to December 31, 2001	Year Ended December 31,		Nine Months ended September 30,
		2002	2003	2003	2004
	(in thousands)	(in thousands)		(in thousands)
Net cash provided by operating activities	$1,631	$5,806	$20,029	$11,945	$15,084
Net cash used in investing activities	(322)	(7,362)	(15,962)	(13,052)	(120,697)
Net cash provided by (used in) financing activities	(1,305)	1,555	(4,066)	1,108	105,614

For the Nine Months Ended September 30, 2004

Net cash flow generated by operating activities for the nine months ended September 30, 2004 was $15.1 million, as compared with $11.9 million for the nine months ended September 30, 2003. Such increase was primarily due to the acquisition of the Steamboat 2/3 project, whose revenues during the nine months ended September 30, 2004 amounted to $10.4 million, and earnings distributions of $2.1 million received from our 50% interest in Mammoth offset by $1.2 million related to equity in income from our 50% interest in Mammoth.

Net cash flow used by investing activities for the nine months ended September 30, 2004 was $120.7 million as compared with $13.1million for the nine months ended September 30, 2003. Capital expenditures for our power facilities decreased by $4.1 million in 2004 compared to 2003 as there were fewer enhancements in 2004. Investing activities in 2004 reflect the use of funds for the acquisition of the Steamboat 2/3 project for a total of $74.4 million, a deposit payment of $2.2 million for the use of the Meyberg property, a distribution from our 50% investment in Mammoth of $2.5 million and an increase in restricted cash of $37.3 million generated from the proceeds from the issuance of the notes in February 2004, that are earmarked for capital expenditures, repayment of the Ormesa loan and Debt Service Reserve Account.

Net cash flow generated by financing activities for the nine months ended September 30, 2004 was $105.6 million as compared with $1.1million for the nine months ended September 30, 2003. The principal factors which affected cash flow from financing activities were the issuance of the notes amounting to $190 million, less debt issuance costs of $8.9 million, the net repayment of $72.8 million of the long-term subordinated loan from Ormat Nevada and repayment of $2.6 million of our long-term debt.

For the Year Ended December 31, 2003

Net cash flow generated by operating activities for the year ended December 31, 2003, was $20.0 million, compared to $5.8 million for the year ended December 31, 2002. Such change was principally attributable to an increase in revenues, in an amount equal to $8.7 million, as a result of the acquisition of the Ormesa project, whose revenues for the year ended December 31, 2003 were $30.5 million.

Net cash flow used by investing activities for the year ended December 31, 2003 was $16.0 million as compared with $7.4 million for the year ended December 31, 2002. Capital expenditures for our power facilities increased by $12.3 million in 2003 compared to 2002 due to capital expenditures for the Ormesa project during the year ended December 31, 2003 as compared with capital expenditures for the Brady project during the year ended December 31, 2002. Capital expenditures for the Ormesa project included installing two new power units and modifying the geothermal fluid gathering system and electrical system in order to increase the capacity, reliability and availability of the project.

Net cash flow used in financing activities for the year ended December 31, 2003 was $4.1 million as compared with net cash flow of $1.6 million provided during the year ended December 31, 2002. The principal factors which affected cash flow from financing activities were the net borrowings of $1.9 million of the long-term subordinated loan from Ormat Nevada, payments on our loan with United Capital in the amount of $4.5 million, and deferred debt issue costs of $1.4 million.

For the Year Ended December 31, 2002

Net cash flow generated by operating activities for the year ended December 31, 2002 was $5.8 million, compared to $1.6 million for the period from June 29, 2001 to December 31, 2001. Such change was principally attributable to an increase in revenues, in an amount equal to $5.6 million and $21.8 million, as a result of the acquisition of the Brady and Ormesa projects, respectively.

Net cash flow used by investing activities for the year ended December 31, 2002 was $7.4 million as compared with $0.3 million for the period from June 29, 2001 to December 31, 2001. Capital expenditures for our power facilities increased by $4.4 million in 2002 compared to the period from June 29, 2001 to December 31, 2001 due to capital expenditures for the Brady project in the amount of $3.0 million and the Ormesa project in the amount of $1.7 million to install new power units and modify the geothermal fluid gathering system and electrical system in order to increase the capacity, reliability and availability of the projects. Investing activities in 2002 also reflect an increase in restricted cash and cash equivalents of $2.6 million due to the borrowing of the Ormesa loan. The loan agreement requires that we must deposit restricted cash in a control account.

Net cash flow provided by financing activities for the year ended December 31, 2002 was $1.6 million as compared to net cash flow used of $1.3 million for the period from June 29, 2001 to December 31, 2001. The principal factors which affected cash flow from financing activities for the year ended December 31, 2002 were the net repayment of $16.9 million of the long-term subordinated loan from Ormat Nevada and $18.4 million of proceeds from the Ormesa loan (net of debt issuance costs).

Capital Expenditures

Our capital expenditures primarily relate to the enhancement of existing power plants and the construction of new power plants.

Enhancement of Existing Plants

Mammoth Project Enhancement.    Mammoth-Pacific, L.P. planned to commence a $5 million enhancement program of the Mammoth project in 2005, consisting primarily of drilling activities, which we believe will result in an increase in the output of the project by 4 MW and is expected to be completed by 2006. A substantial portion of the funds required for such enhancement have been earmarked by us and our partners for such enhancement program. Mammoth is currently evaluating a change to that program that may increase the cost up to a total of approximately $7.5 million.

Brady Plant Replacement.    We are currently evaluating the replacement of the Desert Peak 1 plant with a new plant that would be more efficient. The new plant would be constructed on the same site as the existing Desert Peak 1 Plant. Construction would likely begin in the third quarter of 2005 and be completed in 2006 at an estimated total project cost of approximately $10 million.

Ormesa Project Enhancement.    In connection with the Ormesa project, we plan to drill one additional well, add a further Ormat Energy Converter ("OEC") unit and replace existing units in order to increase the output of the project by an estimated 10 MW. A preliminary budget is under preparation and we expect that any related capital expenditures will be funded by us from internally generated cash or from shareholders loans.

Construction of New Projects

Galena Re-powering.    We commenced construction of the re-powering of the Galena project during the third quarter of 2004 and expect that the re-powering will be complete and that the Galena project will achieve commercial operations by the end of 2005. Construction costs of $25.8 million are being funded from the proceeds of the offering of the private notes, which are currently deposited in an escrow account, and will be released in accordance with the progress of the construction phase for such enhancement. Additional costs of construction in the amount of $2 million will be funded out of available cash flow. As of September 30, 2004, approximately $6.4 million in costs have been incurred in connection with to the Galena project. As a result of the final design of the project, we plan to increase the steamboat complex output by an additional 2 MW to a total increase of 13MW.

We do not anticipate any other material capital expenditures in the near term, other than ordinary maintenance requirements.

Exposure to Market Risks

One market risk to which power plants are typically exposed is the volatility of electricity prices. We do not have significant exposure to such market risk principally because our long-term power purchase agreements have fixed or escalating rate provisions that limit our risk of exposure to changes in electricity prices. However, beginning in May 2007, the energy payments under the Ormesa and Mammoth project power purchase agreements will be determined by reference to the purchaser's short-run avoided costs. The energy prices of Steamboat 1/1A are also dependent on Sierra Pacific Power Company's short-run avoided costs. We estimate that energy payments will represent approximately two-thirds of those projects' revenues after 2007 and there may be some volatility in their revenues as a result. We anticipate that the majority of our long-term financing will be in the form of fixed rate securities, such as the notes, and therefore we will not be exposed to changes in interest rates.

Effects of Inflation

Our principal expense, debt service, is not subject to inflation because the notes have a fixed interest rate. Inflation may directly impact expenses under our operations and management agreements because the fees under those agreements are subject to annual adjustments based on the

Consumer Price Index, Urban Consumers-West (which we refer to as the "CPI"). Expenses under those agreements may also increase as the costs of materials increase, although we believe that any such increase would be modest due to our limited exposure to commodity prices. Lease payments are generally fixed. Royalty payments are generally determined as a percentage of revenues and therefore are not significantly impacted by inflation.

The possible negative impact of inflation may be partially offset by price adjustments built into our power purchase agreements. Because energy payments under the Mammoth (after 2007), Ormesa (after 2007) and Steamboat 1/1A power purchase agreements are subject to adjustment based on short-run avoided cost, to the extent that inflation causes an increase in the amount of short-run avoided cost, higher energy payments could have an offsetting impact to any inflation-driven increase in expenses. Similarly, the energy payments under the Brady and Steamboat 2/3 project power purchase agreements increase every year through the end of their terms, but at a rate which is not directly linked to the CPI.

Overall we believe that the impact of inflation on our business will not be significant.

Contractual Obligations and Commercial Commitments

The following table sets forth our long-term cash contractual obligations, excluding interest as of September 30, 2004 (dollars in thousands):

		Payment due by Period
	Total	Remaining in 2004	2005	2006	2007	2008	2009	Thereafter
Ormesa loan (1)	$13,063	$1,446	$11,617	$—	$—	$—	$—	$—
Notes due 2020	189,785	296	6,090	9,611	8,932	7,835	9,141	147,880
Operating leases	—	—	—	—	—	—	—	—
Unconditional purchase obligations	—	—	—	—	—	—	—	—
Ormat Nevada subordinated loan (2)	14,422	—	—	—	—	—	—	14,422
Total cash contractual obligations	$217,270	$1,742	$17,707	$9,611	$8,932	$7,835	$9,141	$162,302

(1)	We are permitted to prepay the loan after December 31, 2004 and intend to do so by January 31, 2005. We have established the Ormesa Repayment Account to pay this loan.

(2)	Represents amounts due in 2021 under the Ormat Nevada subordinated loan for major capital expansion costs and are payable from cash available in the Distribution Account when permitted by the indenture and are due in 2021.

The following table sets forth our interest payments payable in connection with our contractual obligations as of September 30, 2004 (dollars in thousands):

		Payment of Interest due by Period
	Total	Remaining in 2004	2005	2006	2007	2008	2009	Thereafter
Ormesa loan	$228	$228	$—	$—	$—	$—	$—	$—
Notes due 2020	154,025	7,937	15,725	15,144	14,354	13,629	12,947	74,289
Ormat Nevada subordinated loan (2)	—	—	—	—	—	—	—	—
Total cash contractual obligations	$154,253	$8,165	$15,725	$15,144	$14,354	$13,629	$12,947	$74,289

Off-Balance Sheet Arrangements

On June 30, 2004, Ormat Nevada entered into a Letter of Credit Agreement with Hudson United Bank pursuant to which Hudson United Bank agreed to issue one or more letters of credit in the aggregate amount of $15 million, and expiring on June 30, 2007, which shall be extended for successive one-year periods unless notice is provided by either Ormat Nevada or the bank not to extend such expiration date. On July 1, 2004, a letter of credit amounting to $8,125,000 was issued under this agreement, which has been used to replace cash on deposit as reserve funds that were held as a pledge against the notes. Such letter of credit will be increased by $2,674,000 in December 2004. In the event that the bank is required to pay on a letter of credit drawn by the beneficiary thereof, such letter of credit converts to a loan, bearing interest at LIBOR plus 4.0%, and matures on the next expiration date of the Letter of Credit Agreement. There are various restrictive covenants under the Letter of Credit Agreement, which include maintaining certain levels of tangible net worth, leverage ratio, and minimum coverage ratio. At September 30, 2004, Ormat Nevada was in compliance with the covenants under the Letter of Credit Agreement.

Concentration of Credit Risk

Our credit risk is currently concentrated with our two major customers, Sierra Pacific Power Company and Southern California Edison.

Southern California Edison accounted for 57% of our total revenues for the nine months ended September 30, 2004 compared to 75% of our total revenues for the nine months ended September 30, 2003. Southern California Edison is also the sole purchase agreement counterparty and revenue source for the Mammoth project. Based on publicly available information, Southern California Edison's issuer rating is BBB (stable outlook) by S&P and Baa3 (stable outlook) by Moody's.

Sierra Pacific Power Company accounted for 43% of our total revenues for the nine months ended September 30, 2004 and 25% of our total revenues for the nine months ended September 30, 2003. Based on publicly available information, Sierra Pacific Power Company's issuer rating is B+ (negative outlook) by S&P and B1 (negative outlook) by Moody's.

If Sierra Pacific Power Company or Southern California Edison fail to make payments under their power purchase agreements with us, this would have a material adverse impact on our financial condition and ability to make payments on the notes.

BUSINESS

Geothermal Energy

General

Our projects all produce geothermal energy. Geothermal energy is a clean, renewable and generally sustainable energy source that, because it does not utilize combustion in the production of electricity, releases significantly lower levels of emissions, principally steam, than result from energy generation based on the burning of fossil fuels. Geothermal energy is derived from the natural heat of the earth when water comes sufficiently close to hot molten rock to heat the water to temperatures of 300 degrees Fahrenheit or more. The heated water then ascends toward the surface of the earth where, if geological conditions are suitable for its commercial extraction, it can be extracted by drilling geothermal wells. The energy necessary to operate a geothermal power plant is typically obtained from several such wells, which are drilled using established technology that is in some respects similar to that employed in the oil and gas industry. Geothermal production wells are normally located within approximately one to two miles of the power plant as geothermal fluids cannot be transported economically over longer distances due to heat loss and redistributive costs. The geothermal reservoir is a renewable source of energy if natural ground water sources and reinjection of extracted geothermal fluids are adequate over the long term to replenish the geothermal reservoir after the withdrawal of geothermal fluids as long as the wellfield is properly operated. Geothermal energy projects typically have higher capital costs (primarily as a result of wellfield development) but tend to have significantly lower variable costs, principally consisting of maintenance capital expenditures, than fossil fuel-fired power plants that require ongoing fuel expenses.

Each of the areas in which the projects are located has been designated as a Known Geothermal Resource Area, which we refer to as a "KGRA," by the BLM pursuant to the Geothermal Steam Act of 1970. Areas are designated as KGRAs when the BLM determines that a commercially viable geothermal resource is likely to exist. There are over 100 KGRAs in the United States, which are predominantly located in the western states in tectonically active regions.

Geothermal Power Plant Technologies

Our geothermal power plants employ binary systems and flash design.

Binary System

In a plant using a binary system, geothermal fluid, either hot water (also called brine) or steam or both, is extracted from the underground reservoir and flows from the wellhead through a gathering system of insulated steel pipelines to a heat exchanger, which heats a secondary working fluid which has a low boiling point. This is typically an organic fluid such as isopentane or isobutane, which is vaporized and is used to drive the turbine. The organic fluid is then condensed in a condenser which may be cooled by air or by water from a cooling tower. The condensed fluid is then recycled back to the heat exchanger, closing the cycle within the sealed system. The cooled geothermal fluid is then reinjected back into the reservoir. The binary technology is depicted in the graphic below.

Flash Design System

In a plant using flash design, geothermal fluid is extracted from the underground reservoir and flows from the wellhead through a gathering system of insulated steel pipelines to flash tanks and/or separators. There, the steam is separated from the brine and is sent to a demister in the plant, where any remaining water droplets are removed. This produces a stream of dry steam, which drives a turbine generator to produce electricity. In some cases, the brine at the outlet of the separator is flashed a second time (dual flash), providing additional steam at lower pressure used in the low pressure section steam turbine to produce additional electricity. Steam exhausted from the steam turbine is condensed in a surface or direct contact condenser cooled by cold water from a cooling tower. The non-condensable gases (such as carbon dioxide) are removed through the removal system in order to optimize the performance of the steam turbines. The condensate is used to provide make-up water for the cooling tower. The hot brine remaining after separation of steam is injected back into the geothermal resource through a series of injection wells. The flash technology is depicted in the graphic below.

In some instances, the wells directly produce dry steam (the flashing occurring under ground). In such cases, the steam is fed directly to the steam turbine and the rest of the system is similar to the flash power plant described above.

Operating Strategy

We seek to maximize the cash flow from each of our projects through active management of the projects' cost structure and prudent use of the geothermal resources that power the projects. In particular, we intend to:

•	Increase project efficiency by carefully maintaining our existing plants and geothermal resources and enhancing projects after careful cost/benefit analysis. For example, we and our partner in the Mammoth project, Constellation Energy Group, are planning to add a pipeline and certain other equipment at the Mammoth project with the intention of increasing output by 30,500 MWh per year. We and Constellation Energy Group are currently evaluating a change to this plan, including an increase in the capital expenditure as well as performance.

•	Maximize revenues through expansion of projects and incremental revenue opportunities. For example, we have recently begun to enter bids to sell renewal energy credits to utilities.

•	Realize cost savings by leveraging the experience of our parent company, Ormat Nevada. We believe that we will benefit from Ormat Nevada's improved bargaining power with third party suppliers as it continues to own and operate a growing number of projects beyond ours.

Our Projects

The Steamboat Complex

Steamboat 1/1A Project

General.    ORNI 7 acquired 100% of the Steamboat 1/1A project from Far West Capital, Inc. (an investment firm) and U.S. Energy Systems, Inc. on June 30, 2003. The Steamboat 1/1A project is located in Steamboat Hills, Washoe County, Nevada, approximately nine miles south of Reno,

Nevada. The Steamboat 1 plant commenced commercial operations in 1986 and the Steamboat 1A plant commenced commercial operations in 1988. The Steamboat 1/1A project has a gross generating capacity of 10.0 MW and a power purchase agreement nameplate of 7.0 MW, and had an average generation of 5.4 MW and an availability factor of 97.8% for the period from October 1, 2003 through and including September 30, 2004.

Project Ownership.    We own all of the ownership interests in ORNI 7, which owns all of the ownership interests of Steamboat Geothermal. Steamboat Geothermal owns 100% of the Steamboat 1/1A project.

Production Process.    The Steamboat 1/1A project utilizes a binary system.

Sale of Power.    The Steamboat 1/1A project sells its net electrical output to Sierra Pacific Power Company under two separate power purchase agreements. These power purchase agreements are similar to each other. The power purchase agreement with respect to the Steamboat 1 plant expires in 2006 unless the parties agree to any extensions. The power purchase agreement with respect to the Steamboat 1A plant expires in 2018 unless the parties agree to any extensions. We currently receive rates under both power purchase agreements based on the monthly average of the California-Oregon Border power market pricing, which is Sierra Pacific Power Company's adopted short-run avoided cost basis. See "Description of Our Principal Contracts—Steamboat Complex—Power Purchase Agreements—Steamboat 1/1A Project—Steamboat 1 Plant Power Purchase Agreement" and "—Steamboat 1A Plant Power Purchase Agreement."

Transmission.    Power is delivered to Sierra Pacific Power Company at the Steamboat 1/1A project.

Operations, Maintenance and Administrative Services.    Ormat Nevada provides operations and maintenance services and administrative services for the Steamboat 1/1A project pursuant to an operations and maintenance agreement. These services include operations and maintenance of the Steamboat 1/1A project, wells and gathering and reinjection systems, obtaining parts and supplies, preparing reports for third parties, enforcing all warranties and claims and maintaining compliance with permits, licensing and insurance standards. For more information, see "Description of Our Principal Contracts—Steamboat Complex—Operation and Maintenance Agreement—Steamboat Complex Operation and Maintenance Agreement."

Geothermal Resources.    Steamboat Geothermal controls certain rights to geothermal fluids in the Steamboat KGRA through a geothermal lease with Sierra Pacific Power Company. In general, the term of the geothermal resource lease with Sierra Pacific Power Company will continue in effect as long as power is being produced from the leasehold and royalties are being paid. We believe that the Steamboat 1/1A project has rights to all of the geothermal resources necessary to operate the Steamboat 1/1A project consistent with the projections in the Independent Engineer's report during the term of the notes, although we anticipate revising this contract as described below under "—The Galena Re-powering."

Qualifying Facility.    Certain geothermal power generating projects in the United States are eligible to be Qualifying Facilities under PURPA, which provides for certain beneficial Federal regulatory treatment. The Steamboat 1/1A project is a Qualifying Facility and is eligible for the regulatory exemptions from the FPA, certain state laws and regulations, and PUHCA set forth in 18 C.F.R. Section 292, Subpart F.

The Galena Re-powering.    We are using approximately $25.8 million of the proceeds of the offering of private notes to replace the existing equipment at the Steamboat 1/1A project with current Ormat technology, which, upon completion, will optimize the use of available geothermal resources. Additional costs of construction in the amount of $2 million will be funded out of available cash flow. We will also augment the operation of the Steamboat 1/1A project with additional geothermal resources from the Steamboat 2/3 project's leases. After this upgrade, we will rename the Steamboat 1/1A project as the Galena project. We expect that the enhancement will increase the total output of the Steamboat complex by 13 MW. We believe that this upgrade will allow the Galena project to obtain an average generation of 20 MW. Our project subsidiary is coordinating the transition from the Steamboat 1/1A project to the Galena project with Sierra Pacific Power Company.

We anticipate that the Galena re-powering will be complete and that the Galena project will achieve commercial operations by the end of 2005. The project will sell its electricity output and transfer its renewable energy credit to Sierra Pacific Power Company pursuant to a power purchase agreement entered into on June 29, 2004 and approved by the Public Utilities Commission of Nevada on October 14, 2004, which has a 20 year term commencing on the January1 following the commencement of commercial operations. We will receive energy payments under this power purchase agreement. The price ORNI 7 will receive under the agreement for power produced is $0.052/kWh with annual escalations.

Steamboat 2/3 Project

General.    The Steamboat 2/3 project is located in Steamboat Hills, Washoe County, Nevada, approximately nine miles south of Reno, Nevada and near the Steamboat 1/1A project. The Steamboat 2/3 project is comprised of two plants and commenced commercial operations in 1992. The Steamboat 2/3 project utilizes a binary system and has a gross generating capacity of 32.0 MW and a power purchase agreement nameplate of 24.0 MW, and had an average generation of 28.7 MW and an availability factor of 99.8% for the period from October 1, 2003 through and including September 30, 2004.

Project Ownership.    We own all of the ownership interests in ORNI 7, which owns all of the ownership interests of Steamboat Development. Steamboat Development owns 100% of the Steamboat 2/3 project.

Production Process.    The Steamboat 2/3 project uses a binary system similar to that used at the Steamboat 1/1A project with a different geothermal fluid.

Sale of Power.    The Steamboat 2/3 project sells its net electrical output to Sierra Pacific Power Company under two separate power purchase agreements. These power purchase agreements are similar to each other. The term of both power purchase agreements expires in 2022. The energy payment base rate for the power purchase agreement with respect to the Steamboat 2 plant is $0.02425/kWh. The energy payment base rate for the power purchase agreement with respect to the Steamboat 3 plant is $0.025/kWh. The energy payments under both power purchase agreements are increased every year by 4.12% through 2007 and by 3% per year through the end of the term. The current energy payment for the Steamboat 2 plant is $0.0363/kWh and for the Steamboat 3 plant is $0.03595/kWh. The capacity rate under both power purchase agreements is $19.04/kW month until December 2007, when it changes to $14.00/kW month. See "Description of Our Principal Contracts— Steamboat Complex—Power Purchase Agreements—Steamboat 2/3 Project—Steamboat 2/3 Project Power Purchase Agreements."

Transmission.    Power is delivered to Sierra Pacific Power Company at the Steamboat 2/3 project.

Operations, Maintenance and Administrative Services.    Ormat Nevada provides operations and maintenance services and administrative services for the Steamboat 2/3 project pursuant to an operations and maintenance agreement. These services include operations and maintenance of the Steamboat 2/3 project, wells and gathering and reinjection systems, obtaining parts and supplies, preparing reports for third parties, enforcing all warranties and claims and maintaining compliance with permits, licensing and insurance standards. For more information, see "Description of Our Principal Contracts—Steamboat Complex—Operation and Maintenance Agreement—Steamboat Complex Operation and Maintenance Agreement."

Geothermal Resources.    Steamboat Development controls certain rights to geothermal fluids in the Steamboat KGRA through a lease and a sublease of geothermal rights. We believe that the Steamboat 2/3 project has all of the geothermal resources necessary to operate the Steamboat 2/3 project consistent with the projections in the Independent Engineer's report during the term of the notes.

Qualifying Facility.    The Steamboat 2/3 project is a Qualifying Facility and is eligible for the regulatory exemptions from the FPA, certain state laws and regulations, and PUHCA set forth in 18 C.F.R. Section 292, Subpart F.

The Mammoth Project

General.    Ormat Nevada acquired a 50% interest in the Mammoth project from Covanta Energy Corporation on December 18, 2003 and transferred its interest in the project to us on January 30, 2004. The Mammoth project is located in Mammoth Lakes, Mono County, California. The Mammoth project is comprised of three plants, G1, G2 and G3. The G1 plant commenced commercial operations in 1985 and the G2 and G3 plants commenced commercial operations in 1990. The Mammoth project utilizes a binary system and has a gross generating capacity of 35.0 MW and a power purchase agreement nameplate of 32.0 MW, and had an average generation of 24.7 MW and an availability factor of 99.2% for the period from October 1, 2003 through and including September 30, 2004.

Project Ownership.    We own all of the ownership interests in OrMammoth. OrMammoth owns a 49% general partnership interest and a 1% limited partnership interest in Mammoth-Pacific, L.P. The remaining 50% partnership interest in Mammoth-Pacific, L.P. is owned by subsidiaries of Constellation Energy Group, a publicly traded energy company. Mammoth-Pacific, L.P. owns 100% of the Mammoth project.

Production Process.    The Mammoth project uses a binary system similar to that used at the Steamboat 2/3 project.

Sale of Power.    The Mammoth project sells its net electrical output to Southern California Edison under three separate power purchase agreements. These power purchase agreements are similar to each other. The power purchase agreement with respect to the G1 plant expires in February 2015 and the power purchase agreements with respect to the G2 plant and the G3 plant expire in December 2020. Mammoth-Pacific, L.P. receives a fixed energy payment of $0.0537/kWh through April 2007, and thereafter an energy payment based on Southern California Edison's short-run avoided cost, which we refer to as "SRAC." Mammoth-Pacific, L.P. also receives capacity payments under the power purchase agreements as described in greater detail in the "Description of Our Principal contracts—Mammoth Project—Mammoth Project Power Purchase Agreements—G1 PPA" and "—G2 and G3 PPAs". The G3 plant power purchase agreement further provides for a bonus when the plant capacity factor exceeds 80%. For more information, see "Description of Our Principal Contracts—Mammoth Project—Mammoth Project Power Purchase Agreements—G2 and G3 PPAs."

Transmission.    Electric power from the Mammoth project is delivered to Southern California Edison's Casa Diablo substation located in Bishop, California via a half mile, 33kV line owned, operated and maintained by Southern California Edison.

Operations, Maintenance and Administrative Services.    Operating and maintenance services for the Mammoth project are provided by Ormat Nevada under a plant operating services agreement. For more information, see "Description of Our Principal Contracts—Mammoth Project—Mammoth Operation and Maintenance Agreement."

Geothermal Resources.    Mammoth-Pacific, L.P. controls certain rights to geothermal fluids in the Mammoth Lakes KGRA through certain leases with the BLM and Magma Power Company. Mammoth-Pacific, L.P. has entered into long-term agreements with the BLM, Magma Power Company and other third parties to obtain the necessary surface rights and geothermal resource rights necessary to operate the Mammoth project. Mammoth-Pacific, L.P. planned to commence a $5 million enhancement program of the Mammoth project in 2005, consisting primarily of drilling activities, which we believe will result in an increase in the output of the project by 4 MW and is expected to be completed by 2006. Mammoth is currently evaluating a change to that program that may increase the cost up to a total of approximately $7.5 million. A substantial portion of the funds required for such enhancement have been earmarked by us and our partners for such enhancement program. We believe that after completing this enhancement, the Mammoth project will have the geothermal resources necessary to operate the Mammoth project consistent with the projections in the Independent Engineer's report during the term of the notes.

Qualifying Facility.    The Mammoth project is a Qualifying Facility and is eligible for the regulatory exemptions from the FPA, certain state laws and regulations, and PUHCA set forth in 18 C.F.R. Section 292, Subpart F.

The Ormesa Project

General.    We acquired 100% of the Ormesa project on April 15, 2002. The Ormesa project is located in East Mesa, Imperial County, California, approximately 13 miles north of the Mexican border. The Ormesa project is comprised of six plants, OG I, OG IE, OG IH, OG II, GEM 2 and GEM 3. The various OG I plants commenced commercial operations in 1987-1989 and the OG II plant commenced commercial operations in 1988. GEM 2 and GEM 3 commenced commercial operations in April 1989. The OG I plants have a gross generating capacity of 41.0 MW and a power purchase agreement nameplate of 38.0 MW, and had an average generation of 34.0 MW and an availability factor of 98.0% for the period from October 1, 2003 through and including September 30, 2004. The OG II plant has a gross generating capacity of 19.0 MW and a power purchase agreement nameplate of 18.5 MW, and had an average generation of 14.3 MW and an availability factor of 98.2% in 2003. The GEM 2 and GEM 3 plants have a gross generating capacity of 34.0 but electricity generated by the two plants is not sold under a power purchase agreement because their power is used to provide auxiliary power for wellfield operations at the Ormesa project.

Project Ownership.    We own all of the ownership interests of Ormesa, which owns 100% of the Ormesa project.

Production Process.    The OG I plants and the OG II plant at the Ormesa project use a binary system similar to that used at the Steamboat 1/1A project. The GEM 2 and GEM 3 plants use a flash design.

Sale of Power.    The Ormesa project sells its net electrical output to Southern California Edison under two separate power purchase agreements. These power purchase agreements are similar to each other. The power purchase agreement with respect to the OG I plants expires in October 2017 and the power purchase agreement with respect to the OG II plant expires in March 2018. Ormesa receives a fixed energy payment of $0.0537/kWh through April 30, 2007, and thereafter an energy payment based on Southern California Edison's SRAC. The capacity payment under the OG I power purchase agreement is $170/kW year for 31.5 MW of capacity. The capacity payment under the OG II power purchase agreement is $184/kW year for 15 MW. Both power purchase agreements provide for a bonus when the capacity factor of the plants exceeds 85%. See "Description of Our Principal Contracts—Ormesa Project—Ormesa Project Power Purchase Agreements." The GEM 2 and GEM 3 plants are not currently associated with a power purchase agreement and their power is used to provide auxiliary power for wellfield operations at the Ormesa project.

Transmission.    Power sold to Southern California Edison is delivered to Southern California Edison after transmission over the local transmission system owned by the Imperial Irrigation District pursuant to long-term transmission service agreements and plant connection agreements.

Operations, Maintenance and Administrative Services. Ormat Nevada provides operations and maintenance services and administrative services for the Ormesa project pursuant to an operations and maintenance agreement. These services include operations and maintenance of the Ormesa project, wells and gathering and reinjection systems, obtaining parts and supplies, preparing reports for third parties, enforcing all warranties and claims and maintaining compliance with permits, licensing and insurance standards. For more information, see "Description of Our Principal Contracts—Ormesa Project—Ormesa Operation and Maintenance Agreement."

Geothermal Resources.    Ormesa controls certain rights to geothermal fluids in the East Mesa KGRA through certain leases with the BLM. Ormesa has entered into long-term agreements with the BLM to obtain the necessary surface rights and geothermal resource rights necessary to operate the Ormesa project. We believe that the Ormesa project has the geothermal resources necessary to operate the Ormesa project consistent with the projections in the Independent Engineer's report during the term of the notes.

Qualifying Facility.    The Ormesa project is a Qualifying Facility and is eligible for the regulatory exemptions from the FPA, certain state laws and regulations, and PUHCA set forth in 18 C.F.R. Section 292, Subpart F.

The Brady Project

General.    Ormat Nevada acquired 100% of the Brady project on June 29, 2001 and transferred its interest in the project to us on July 10, 2002. The Brady project is located in Churchill County, Nevada, approximately 50 miles east of Reno, Nevada, and includes the Brady plant and the Desert Peak 1 plant. The Brady plant commenced commercial operations in 1992 and the Desert Peak 1 plant commenced commercial operations in 1985. The Brady project has a gross generating capacity of 32.0 MW and a power purchase agreement nameplate of 21.5 MW, and had a combined average generation of 20.2 MW and an availability factor of 99.5% for the period from October 1, 2003 through and including September 30, 2004. The Desert Peak 1 plant is approximately 4.5 miles southeast of the Brady plant. The Brady plant has in the past utilized a flash design. In August 2002, an additional 6 MW binary unit was added to the Brady Plant to generate additional power from the brine before its reinjection. The Desert Peak 1 plan utilizes flash design. We are currently evaluating the replacement of the Desert Peak 1 plant with a new plant that would be more efficient. The new plant may be constructed on the same site as the existing Desert Peak 1 plant. Construction would likely begin in the third quarter of 2005 and be completed in 2006, at an estimated total project cost of approximately $10 million.

Project Ownership.     We own all of the ownership interests in ORNI 1 and ORNI 2. Each of ORNI 1 and ORNI 2 owns 50% of Brady. Brady is a Nevada general partnership that owns 100% of the Brady project, which includes the Brady plant and the Desert Peak 1 plant.

Production Process.    The Brady plant has historically used a flash design. In August 2002, an additional 6 MW binary unit was added to the Brady plant to generate additional power from the resource before its reinjection. The Desert Peak 1 plant use a flash design.

Sale of Power.    The Brady project sells its net electrical output from the Brady plant and Desert Peak 1 plant to Sierra Pacific Power Company under a power purchase agreement that expires in August 2022. The power purchase agreement provides for the sale of energy (up to 188,877,610 kWh per year) and capacity (up to 19.9 MW). Energy payments under the power purchase agreement are based on deliveries during specified winter and summer seasons for on-peak, mid-peak, and off-peak times. Energy rates escalate annually and currently are approximately $.038/kW. Brady receives capacity payments under the power purchase agreement of approximately $220/kW year until August, 2012 and approximately $99.6/kW year thereafter. The capacity payment is based on the lesser of the monthly capacity values specified in the power purchase agreement and the average peak period capacity. The average capacity for the nine months ended September 30, 2003 was 18,700 kW. For more information, see "Description of Our Principal Contracts—Brady Project—Brady Project Power Purchase Agreement."

Transmission.    Power generated by the Desert Peak 1 plant is transmitted to the Brady plant across a transmission line owned by Brady and is combined with power generated by the Brady plant and delivered to Sierra Pacific Power Company at its substation adjacent to the Brady plant.

Operations, Maintenance and Administrative Services.    Ormat Nevada, as Western States' agent, provides operations and maintenance services and administrative services for the Brady project pursuant to an operations and maintenance agreement. These services include operations and maintenance of the Brady project, wells and gathering and reinjection systems, the training or personnel, obtaining parts and supplies, preparing reports for third parties, enforcing all warranties and claims and maintaining compliance with permits, licensing and insurance standards. For more information, see "Description of Our Principal Contracts—Brady Project—Brady Operation and Maintenance Agreement."

Geothermal Resources.    Brady controls certain rights to geothermal fluids in the Brady Hot Springs KGRA through certain leases with the BLM and certain subleases with a private sublessor. Brady has entered into long-term agreements with the BLM and the private sublessor to obtain the necessary surface rights and a substantial portion of the geothermal resource rights necessary to operate the Brady plant. Brady also leases a production well from ConAgra in exchange for providing geothermal fluids to ConAgra. See "Description of Our Principal Contracts—Brady Project—ConAgra

Lease." Brady acquires geothermal resources for the Desert Peak 1 plant pursuant to the fluid supply agreement with Western States, a subsidiary of Ormat Nevada. For more information about the fluid supply agreement, see "Description of Our Principal Contracts—Brady Project—Fluid Supply Agreement." We believe that the Brady project has or can obtain the geothermal resources necessary to operate the Brady project consistent with the projections in the Independent Engineer's report during the term of the notes.

Qualifying Facility.    The Brady project is a Qualifying Facility and is eligible for the regulatory exemptions from the FPA, certain state laws and regulations, and PUHCA set forth in 18 C.F.R. Section 292, Subpart F.

Plant Replacement.    We are currently evaluating the replacement of the Desert Peak 1 plant with a new plant that would be more efficient. The new plant may be constructed on the same site as the existing Desert Peak 1 plant. Construction would likely begin in the first quarter of 2005 and be completed in early 2006, at an estimated total project cost of approximately $10 million.

Customers

To date, all of our net revenues have been attributed to payments from Southern California Edison and Sierra Pacific Power Company under their power purchase agreements. For the nine months ended September 30, 2004, Southern California Edison accounted for 57% of our revenues and Sierra Pacific Power Company accounted for 43%. We anticipate that for the foreseeable future Southern California Edison and Sierra Pacific Power Company will provide all of our revenues.

Employees

Neither we nor the Guarantors have any employees. Our sole shareholder, Ormat Nevada, provides operation and maintenance for the projects and had approximately 180 employees as of September 30, 2004. Each of the plants is staffed by Ormat Nevada employees. Ormat Nevada has informed us that its relationship with its employees is good.

Insurance

We will maintain or cause to be maintained business interruption insurance, casualty insurance, including flood and earthquake coverage, and primary and excess liability insurance, as well as customary worker's compensation (to the extent we hire any employees) and automobile insurance and such other insurance, if any, as is generally carried by companies engaged in similar businesses and owning similar properties in the same general areas and financed in a similar manner. To the extent any such casualty insurance covers both us and/or our projects, on the one hand, and any other person and/or plants, on the other hand, we will at all times have specifically designated as applicable solely to us and our projects "all risk" property insurance coverage in an amount based upon the estimated full replacement value of our projects (provided that earthquake and flood coverages may be subject to an annual aggregate limit not less than $5.0 million with respect to flood and $10.0 million with respect to earthquake on an annual aggregate basis) and business interruption insurance in an amount of not less than the maximum fixed expenses projected over any four month period during the next twelve months (including, without limitation, debt service expenses). The indenture will prohibit us from reducing or changing such insurance coverages if an independent insurance consultant determines that such reduction or change would not be reasonable under the circumstances and the insurance coverages sought to be reduced or changed are available on commercially reasonable terms or that another level of coverage greater than that proposed by us is available on commercially reasonable terms (in which case such coverage may be reduced to the higher of such available levels). The indenture will require us to cause the collateral agent to be named as loss payee and/or as an additional insured, as appropriate; all insurance policies shall provide for at least 30 days' written notice to the collateral agent of a cancellation (except cancellation due to failure to pay premiums, which may be on no less than 10 days' prior written notice to the collateral agent) or reduction in the amount of coverage or of a material change in coverage.

Legal Proceedings

In September 2003, Brady received a threat of litigation from Worldcall Corporation, the successor in interest to the reorganized debtor in the Munson Geothermal, Inc. bankruptcy (pursuant to which we bought the Brady project). Worldcall asserts a claim in the principal amount of $949,155 for royalty payments allegedly arising from the plan of reorganization confirmed in the bankruptcy proceedings. On May 12, 2004, a formal complaint was filed by Wordcall with the Second Judicial District Court of the State of Nevada in and the County of Washoe. We believe that Worldcall's claim is without merit and intend to vigorously defend against it. We have an indemnity from the prior owner of the plant for this claim which relates to periods before we were the owner of the plant.

In August 2003, Ormesa agreed to enter into binding arbitration with the Imperial Irrigation District in connection with the Imperial Irrigation District's claim that Ormesa is obligated to pay scheduling and transmission charges (including those applicable to the GEM 2 and GEM 3 plants) through the effective date of relinquishment of nominated capacity for the GEM 2 and GEM 3 plants. The amount in dispute was $529,000. Ormesa contends that it is not obligated to pay the subject charges for the GEM 2 and GEM 3 plants after the January 1, 2003 effective date of the Energy Services Agreement that Ormesa entered into with the Imperial Irrigation District. On December 17, 2004 Ormesa and the Imperial Irrigation District entered into a Settlement Agreement and Mutual Release pursuant to which Ormesa paid $330,630 to the Imperial Irrigation District. The terms of such agreement will not have a material impact on our operations or relationship with the Imperial Irrigation District.

As a result of our acquisition of the Steamboat 1 plant and Steamboat 1A plant, our subsidiary Steamboat Geothermal became a party to litigation pending in the Second Judicial District Court in Washoe County, Nevada with Geothermal Development Associates and Delphi Securities, Inc. In April 2002, these plaintiffs initiated a lawsuit against the former owner and operator of the Steamboat 1/1A project. The plaintiffs dispute amounts owing to them pursuant to an agreement, dated July 14, 1985, through which Geothermal Development Associates assigned all of its right, title, and interest in the subject geothermal leasehold property in exchange for a net operating royalty interest in the revenues of the Steamboat 1 plant. Plaintiffs allege damages based upon three separate theories: (1) that the actions of the former owner in developing the Steamboat 1A plant have decreased the output of the Steamboat 1 plant; (2) that general, administrative, and corporate expenses included by the former owner in the calculation of the net royalty amount were overstated for the years 2000 and 2001; and (3) that, in addition to its royalty interest in the Steamboat 1 plant, plaintiffs are entitled to a net revenue royalty interest from the Steamboat 1A plant. This case was originally set for trial in September 2003, but the trial date was continued in order to allow for the plaintiffs to obtain substitute counsel. The plaintiff has now selected new counsel. Prior to the continuance of the trial date, initial evidentiary disclosures had been made, as well as some initial discovery requests. No dispositive motions are pending before the court and the trial date has not been rescheduled. We have initiated settlement discussions with the plaintiffs. As part of such discussions, we received a letter from the plaintiffs in which they assert that, in addition to the amounts they claim are owed to them, they are also entitled to a reasonable net operating royalty from our Galena project. We believe such assertion is without merit and that any outcome of such litigation or settlement discussions will not have a material impact on our results of operations. We estimate that the aggregate amount of all claims subject to such litigation will not exceed $1 million.

In 1997, the Nevada environmental authorities investigated a potential violation of the federal Endangered Species Act involving the alleged loss of habitat for an endangered species of buckwheat at the Steamboat 2 and 3 facilities. This investigation has since been concluded, and the habitat location that was the subject of the investigation was reclaimed in cooperation with the Nevada Division of Forestry and the United States Fish & Wildlife Service, which we refer to as "USFWS." No penalties have been proposed by the USFWS or the State of Nevada, and based on a meeting with the USFWS and the State of Nevada in January, 2004, we believe this matter has been fully resolved.

In the aftermath of the Enron Corp. bankruptcy and alleged violations of regulations by Enron Corp., FERC staff initiated a review of all of its Qualifying Facility files to confirm compliance with

Qualifying Facility regulations. As a part of this investigation, on July 30, 2003, FERC staff issued a letter to Ormesa regarding the Qualifying Facility status of the Ormesa project. In responses dated September 25, 2003 and November 21, 2003, Ormesa provided FERC staff with sworn affidavits confirming the Ormesa project's compliance with Qualifying Facility regulations. FERC staff has taken no further action.

In response to an order issued by a California State Court of Appeals, the California Public Utilities Commission, which we refer to as "CPUC," has commenced a proceeding before an Administrative Law Judge to address SRAC pricing for Qualifying Facilities for the period December 2000 to March 2001. The California Court of Appeals directed that the CPUC modify SRAC pricing on a retroactive basis to the extent the CPUC determined that SRAC prices were not sufficiently "accurate" or "correct." If the SRAC prices charged during the period in question were determined by the CPUC to not be "accurate" or "correct," retroactive price adjustments could be required for any of our Qualifying Facilities in California whose payments are tied to SRAC pricing, including the Mammoth and Ormesa projects. Currently it is not possible to predict the outcome of such proceeding, however, any retroactive price adjustment required to be made in relation to any of our projects may require such projects to make refund payments, which could materially affect our financial condition, future results and cash flow.

On April 16, 2004, the FERC issued an order that the Ormesa project was not required to reduce its net capacity available for sale to account for power used for reinjection of geothermal fluid, provided that only energy from other Qualifying Facilities was used for such reinjection pumping. On September 22, 2004, the FERC affirmed this ruling, and on October 22, 2004, Southern California Edison Company, which purchases power generated by the Ormesa project, appealed such determination to the U.S. Court of Appeals for the District of Columbia Circuit.

From time to time, we (and our subsidiaries) are a party to various other lawsuits, claims and other legal and regulatory proceedings that arise in the ordinary course of our (and their) business. These actions typically seek, among other things, compensation for alleged personal injury, breach of contract, property damage, punitive damages, civil penalties or other losses, or injunctive or declaratory relief. With respect to such lawsuits, claims and proceedings, we accrue reserves in accordance with U.S. generally accepted accounting principles. We do not believe that any of these proceedings, individually or in the aggregate, would materially and adversely affect our business, financial condition, future results and cash flows.

Regulation of the Electric Utility Industry

The following is a summary overview of the electric utility industry and applicable regulations and should not be considered a full statement of all issues pertaining thereto.

PURPA

PURPA, in relevant part, exempts renewable electric generating projects that are "Qualifying Facilities" from various regulations under the FPA. There are two types of Qualifying Facilities: "Qualifying Small Power Production Facilities" and "Qualifying Cogeneration Facilities." Under PURPA and the regulations promulgated thereunder, a power production facility is a "Qualifying Small Power Production Facility" if (1) the facility produces no more than 80 MW (on a net capacity basis) or satisfies certain FERC certification and construction dates, (2) the primary energy source of the facility is biomass, waste, renewable resources, geothermal resources or any combination thereof, and at least 75% of the total energy input is from these sources, and (3) the facility is owned by a person not primarily engaged in the generation or sale of electric power (other than electric power solely from cogeneration facilities or small power production facilities) (i.e., the project company cannot be controlled by, more than 50% of the equity interests of the facility may not be owned by, and more than 50% of the equity benefits cannot be received by an electric utility, an electric utility holding company or a combination thereof or their subsidiaries).

Under PURPA, Qualifying Facilities receive two primary benefits. First, PURPA exempts Qualifying Facilities, such as the projects, from the definition of "electric utility company" under

PUHCA, most provisions of the FPA and certain state laws and regulations relating to financial, organization and rate regulation of electric utilities. Second, the regulations promulgated by FERC under PURPA require, in relevant part, that electric utilities (1) purchase energy and capacity made available by Qualifying Facilities, construction of which commenced on or after November 9, 1978, at a rate based on the purchasing utility's full "avoided costs" and (2) sell supplementary, back-up, maintenance and interruptible power to Qualifying Facilities on a just and reasonable and nondiscriminatory basis. FERC's regulations define "avoided costs" as the "incremental costs to an electric utility of electric energy or capacity or both which, but for the purchase from the qualifying facility or qualifying facilities, such utility would generate itself or purchase from another source." Utilities may also purchase power at prices other than avoided cost pursuant to negotiations as provided by FERC's regulations. Under an amendment to PURPA and PURPA regulations, FERC has also provided that utility geothermal small power production facilities (that is, geothermal small power production facilities that would be Qualifying Facilities except that they are owned by a person primarily engaged in the generation or sale of electric energy) are exempt from PUHCA but not state regulation or, if applicable, the FPA.

We expect that the projects will continue to meet all of the criteria required for Qualifying Facilities under PURPA. We have provided self-recertification notices to FERC, including any necessary information required by FERC Form No. 556, regarding the change in ownership of each project, including the changes in ownership of the Mammoth, Steamboat 1/1A and Steamboat 2/3 projects. If any of the projects in which we have an interest lose its Qualifying Facility status or if amendments to PURPA were enacted that substantially reduce the benefits currently afforded Qualifying Facilities, our operations could be adversely affected. Loss of Qualifying Facility status for one of our projects could cause us to become a public utility holding company and subject to other federal and state energy regulation. If we become a holding company, which could be deemed to occur prospectively or retroactively to the date that any of our plants lost its Qualifying Facility status, our other projects could lose Qualifying Facility status because our interests in such projects could be considered to be electric utility holding company interests for purposes of the Qualifying Facility ownership requirements. In addition, a loss of Qualifying Facility status could, depending on the particular power purchase agreement, allow the power purchaser to cease taking and paying for electricity or to seek refunds of past amounts paid and thus could cause the loss of some or all contract revenues or otherwise impair the value of a project. If a power purchaser were to cease taking and paying for electricity or seek to obtain refunds of past amounts paid, there can be no assurance that the costs incurred in connection with the project could be recovered through sales to other purchasers. See also the earlier discussion of FERC staff investigation of the Ormesa project's compliance with Qualifying Facility regulations.

In 2003, Congress proposed legislation that, among other provisions, would have had the practical effect of repealing PUHCA and shifting regulatory oversight of holding companies to the FERC, and repealing the mandatory purchase requirements of PURPA. Although the 2003 legislation would not affect existing power purchase agreements for Qualifying Facilities, such legislation or other legislation could (1) repeal or amend PURPA in a manner that substantially reduces the benefits currently afforded Qualifying Facilities, or (2) otherwise make more burdensome the requirements for the projects to maintain their status as Qualifying Facilities. In such event, operations at the projects or compliance with the terms of the power purchase agreements could be adversely affected, and the Guarantors' ability to make payments under their project notes and guarantees, and our ability to make payments on principal, premium, if any, and interest on the notes when due, could be materially and adversely affected.

PUHCA

PUHCA, in relevant part, provides that any corporation, partnership or other entity or organized group that owns, controls or holds power to vote 10% or more of the outstanding voting securities of a "public utility company" (which is defined to include an "electric utility company" or a "gas utility company") or of a company that is a "holding company" of a public utility company is subject to registration with the Securities and Exchange Commission and to regulation under PUHCA, unless exempted by SEC rule, regulation or order. An entity may also be deemed to be a holding company if the SEC determines, after providing notice and an opportunity for a hearing, that such entity exercises a controlling influence over the management or policies of any public utility or holding company as to make it necessary or appropriate in the public interest or for the protection of investors or consumers that such entity be regulated as a holding company. Unless an exemption is obtained, PUHCA requires registration for a holding company of a public utility company, and requires a public utility holding company to limit its utility operations to a single integrated utility system and to divest any other operations not functionally related to the operation of the utility system. In addition, a public utility company that is a subsidiary of a registered holding company under PUHCA is subject to financial and organizational regulation, including approval by the SEC of its financing transactions.

Under current federal law, we are not subject to regulation as a holding company under PUHCA and will not be subject to such regulation as long as the plants in which we have an interest are (1) Qualifying Facilities, (2) "Exempt Wholesale Generators" (as defined in PUHCA) or (3) are subject to another exemption or waiver, such as status as an electric utility geothermal small power production facility. In order to be a Qualifying Facility, a facility may not be more than 50% owned by one or more electric utility companies or electric utility holding companies. Generally, any geothermal power facility which produces no more than 80 MW of electricity and satisfies the Qualifying Facility ownership requirements is considered a Qualifying Facility.

FPA

Under the FPA, FERC has exclusive rate-making jurisdiction over wholesale sales of electricity and transmission in interstate commerce. These rates may be based on a cost of service approach or may be determined through competitive bidding or negotiation. If a project were to lose its Qualifying Facility status, the rates set forth in its power purchase agreement would have to be filed with FERC and would be subject to review by FERC under the FPA, unless the project is located in Hawaii, Alaska or the parts of Texas that are not deemed to be in interstate commerce. Under FERC policy, the rates under those circumstances could be no higher than the rate or price the relevant power purchaser would have paid for energy had it not been required to purchase from such project under PURPA's mandatory purchase requirements, i.e., such power purchaser's economy energy (incremental) cost during the period of non-compliance with Qualifying Facility requirements, unless the applicable power purchase agreement otherwise provides for alternative rates to apply in the event of such loss of Qualifying Facility status and FERC accepts such alternative rates.

State Regulation

The projects, by virtue of being Qualifying Facilities and because they engage in wholesale sales of electricity to public utilities in California and Nevada, are not subject to rate, financial and organizational regulations applicable to public utilities in those states. The projects each sell or will sell their electrical output to public utilities (either Sierra Pacific Power Company, Nevada Power Company or Southern California Edison) which are regulated by their respective state public utility commission. Sierra Pacific Power Company and Nevada Power Company are regulated by the Nevada PUC ("NPUC"). Southern California Edison and a small portion of Sierra Pacific Power Company in the Lake Tahoe area are regulated by the California Public Utility Commission, which we refer to as CPUC. Since the NPUC and the CPUC regulate the retail rates through which the purchasing utilities recover their payments to our facilities from the retail electric customers of the public electric utilities under their jurisdiction, it is important for the purchasing electric utilities to obtain approval by their respective public utility commissions of their agreements with our projects. It is also important for the public electric utilities to be allowed continued recovery in their retail electric rates of the cost paid to our projects for electricity.

The NPUC has previously approved the agreements for each of the existing projects located in Nevada and has continuously allowed recovery of the costs of the electricity from those projects in the retail electric rates charged by Sierra Pacific Power Company. The NPUC, pursuant to a delegation of authority from FERC also sets the avoided cost basis for updating the rates in several of the contracts. While we have no reason to believe that the NPUC will not continue to allow such recovery and continue to set the appropriate avoided cost rate, we cannot guarantee a specific avoided cost rate level or recovery in rates by the regulated public utility. The inability to recover the full cost of the electricity from the project by a public utility could adversely impact the ability of the public utility to pay for the electricity from a project, but such adverse treatment is unlikely given the pre-approval of the agreements. Further, we believe that federal law requires the state commissions to permit full recovery of PURPA-based wholesale rates by the purchasing utility, but we are aware of no judicial decisions in California or Nevada upholding this principle.

Recent laws adopted in Nevada require Sierra Pacific Power Company and Nevada Power Company to purchase increasing percentages of their annual electricity requirements from renewable energy systems. The projects located in Nevada, including the proposed Galena re-powering project meet the definition of a renewable energy system in Nevada. The recent renewable energy law in Nevada increases the likelihood that Sierra Pacific Power Company or Nevada Power Company will continue to purchase electricity from the projects. New renewable projects, such as the Galena re-powering project, have the sale of their qualifying renewable energy measured in the form of Renewable Energy Credits. Both Sierra Pacific Power Company and Nevada Power Company are required to obtain an increasing amount of such Renewable Energy Credits. Each Nevada public utility must obtain 5% of their annual energy requirements from a renewable energy system in 2004 increasing to 7% in 2005 and 2% more every two years until 2013 when 15% of such annual energy requirements must be provided by renewable energy systems. Our projects located in Nevada assist Sierra Pacific Power Company in meeting this obligation. The proposed Galena re-powering project and the potential to sell Renewable Energy Credits from existing station usage at several of the projects, to Sierra Pacific Power Company, is expected to provide continuous attractive revenue opportunities for each of the projects. There are provisions in purchased power agreements for newly constructed projects which may require the owner and producer to reimburse the public utility if projected amounts of electricity are not delivered each year. The amount of any such penalty may be determined by the NPUC. The NPUC has not determined the amount of or whether any such penalty is likely to be imposed. We expect the output of new projects to meet projected minimum levels and therefore do not anticipate any penalties. Thus we do not anticipate any material decrease in revenue from new projects and there exists opportunity for additional revenues from both new and existing projects from the sale of Renewable Energy Credits.

Permit Status

While our power generation operations produce electricity without emissions of certain pollutants such as nitrogen oxide, and with far lower emissions of other pollutants such as carbon dioxide, some of our projects do emit air pollutants in quantities that are subject to regulation under applicable environmental air pollution laws. Such operations typically require air permits. Especially critical to our geothermal operations are those permits and standards applicable to the construction and operation of geothermal wells and brine reinjection wells. In the United States, injection wells are regulated under the federal Safe Drinking Water Act Underground Injection Control, which we refer to as UIC, program. Our injection wells typically fall into UIC Class V, one of the least regulated categories, because fluids are reinjected to enhance utilization of the geothermal resource. Our projects are required to comply with numerous federal, regional, state and local statutory and regulatory environmental standards and to maintain numerous environmental permits and governmental approvals required for their operation. Some of the environmental permits and governmental approvals that have been issued to the projects contain conditions and restrictions, including restrictions or limits on emissions and discharges of pollutants and contaminants, or may have limited terms.

Our operations are designed and conducted to comply with applicable permit requirements. We are not aware of any non-compliance with such requirements that would be likely to result in material fines or penalties.

As of the date of this prospectus, all of the material permits and approvals required to construct and operate the projects have been obtained and are currently valid, except for the fact that certain permits for some of the projects are held in the name of predecessor owners, and for those permits which must be transferred or reissued to the correct entity, we believe this will occur in the ordinary course and we have already filed some of these applications. Typically, permit transfers or the reissuance of permits in connection with a change of ownership are routine administrative matters.

Environmental Laws and Regulations

Geothermal operations can produce significant quantities of brine and scale, which builds up on metal surfaces in our equipment with which the brine comes into contact. These waste materials, most of which are currently reinjected into the subsurface, can contain various concentrations of hazardous substances, including arsenic, lead, and naturally occurring radioactive materials. We also use various substances, including isobutene, isopentane, and industrial lubricants, that could become potential contaminants and are generally flammable. As a result, our projects are subject to numerous federal, state and local statutory and regulatory standards relating to the use, storage, fugitive emissions and disposal of hazardous substances. The cost of any remediation activities in connection with a spill or other release of such contaminant could be significant.

Although we are not aware of any material mismanagement of these materials, including any mismanagement prior to the acquisition of some of our projects, that has impaired any of the project sites, any disposal or release of these materials onto project sites, other than by means of permitted injection wells, could result in material cleanup requirements or other responsive obligations under applicable environmental laws. We believe that at one time there may have been a gas station located on the Mammoth project site (which we lease), but because of significant surface disturbance and construction since that time further physical evaluation of the former gas station site has been impractical. We believe that, given the subsequent surface disturbance and construction activity in the vicinity of the suspected location of the gas service station, it is likely that the former facilities and any associated underground storage tanks would have already been encountered if they still existed.

Properties

We do not lease or own any properties. Our corporate offices are leased by our parent and we make payments to our parent in respect of their lease. Our offices are located at 980 Greg Street, Sparks, Nevada 89431. We believe that our current facilities are adequate for our operations as currently conducted.

Each of our projects is located on property that we lease or own, or property that is subject to a concession agreement. See "Business."

MANAGEMENT

The following table sets forth the name, age and positions of our directors, executive officers, persons who are executive officers at certain of our affiliates who perform policy making functions for us, and significant employees:

Name	Age	Position
Lucien Bronicki	70	Chairman of the Board of Directors
Yehudit "Dita" Bronicki	62	President, Secretary and Treasurer; Director
Connie Stechman	48	Chief Financial Officer; Assistant Secretary; Director
Yeheskel "Hezy" Ram	54	Vice President—Business Development
Ran Raviv	37	Vice President—Business Development
Zvi Krieger	49	Vice President—Geothermal Engineering

Lucien Bronicki.    Lucien Bronicki has been the Chairman of the Board of Directors of Ormat Funding since its inception in December 2001 and of Ormat Nevada since its inception in 1991. Mr. Bronicki co-founded Ormat Turbines Ltd. in 1965 and is the Chairman of the Board of Directors of Ormat Industries, the publicly traded successor to Ormat Turbines Ltd., and various of its subsidiaries. Since 1992, Mr. Bronicki has also been the chairman of the board of directors of Bet Shemesh Engines, a manufacturer of jet engines, and of OPTI Canada, Inc. Mr. Bronicki is also the Chairman of the board of directors of Orad Hi-Tec Systems Ltd., a manufacturer of image processing systems, and was the Co-Chairman of Orbotech Ltd., a NASDAQ-listed manufacturer of equipment for inspecting and imaging circuit boards and display panels. Mr. Bronicki has worked in the power industry since 1958. He is a member of the Executive Council of the Weizmann Institute of Science and chairs the Israeli Committee of the World Energy Council. Yehudit Bronicki and Lucien Bronicki are married. Mr. Bronicki obtained a postgraduate degree in Nuclear Engineering from Conservatoire National des Arts et Metiers in 1958 and a Master of Science in Physics from Universite de Paris in 1958 and a Master of Science in Mechanical Engineering from Ecole Nationale Superieure d'Ingenieurs Arts et Metiers in 1957.

Yehudit Bronicki.    Yehudit "Dita" Bronicki has been the President, Secretary and Treasurer of Ormat Funding since its inception in December 2001 and of Ormat Nevada since its inception in 1991. Mrs. Bronicki was also a co-founder of Ormat Turbines Ltd. and is a member of the board of directors and General Manager (a CEO-equivalent position) of Ormat Industries, the publicly traded successor to Ormat Turbines Ltd., and various of its subsidiaries. Since 1992, Mrs. Bronicki has also been a director of Bet Shemesh Engines. Mrs. Bronicki is also a member of the board of directors of OPTI Canada Inc., and of Orbotech Ltd., a NASDAQ-listed manufacturer of equipment for inspecting and imaging circuit boards and display panels. From 1994 to 2001, Mrs. Bronicki was on the Advisory Board of the Bank of Israel. Mrs. Bronicki has worked in the power industry since 1965. Yehudit Bronicki and Lucien Bronicki are married. Mrs. Bronicki obtained a Bachelor of Arts in Social Sciences from Hebrew University in 1965.

Connie Stechman.    Connie Stechman has been the Chief Financial Officer of Ormat Funding since its inception in December 2001 and of Ormat Nevada since its inception in 1991. Ms. Stechman has worked for OTec and various of its affiliates since 1986. Prior to working at Ormat, Ms. Stechman worked for an international public accounting firm. Ms. Stechman is a Certified Public Accountant and obtained a Bachelor of Science in Business and Concentration Accounting from California State University, Sacramento, in 1972.

Yeheskel Ram.    Yeheskel "Hezy" Ram has been a Vice President—Business Development for Ormat Funding since December 2003 and of Ormat Nevada since January 2000. Prior to this period, Mr. Ram held various business development positions with Ormat Industries. Mr. Ram has worked in the power industry since 1978, principally as either an employee or consultant for Ormat Industries. Mr. Ram obtained a Master of Business Administration from Hebrew University in 1978, a Master of Science in Mechanical Engineering from Ben Gurion University in 1977 and a Bachelor of Science in Mechanical Engineering from Ben Gurion University in 1975.

Ran Raviv.    Ran Raviv has been a Vice President—Business Development of Ormat Funding and Ormat Nevada since December 2003 and October 2001. From 1997 to 2001, Mr. Raviv was Manager of Business Development of Ormat Industries, and from 1994 to 1997, he was a business manager at Green Land Ltd., a subsidiary of Browning Ferris Inc. of Houston, Texas. In 1993, Mr. Raviv was a management consultant at Global Present Ltd. Mr. Raviv obtained a Bachelor of Science in Computer Science and Business Studies from the University of Buckingham in 1992 and a Master of Business Administration from City University Business School in 1993.

Zvi Krieger.    Zvi Krieger has been a Vice President—Geothermal Engineering of Ormat Funding since January 2004. Mr. Krieger is the Vice President of Geothermal Engineering of OTec and the Vice President of Geothermal Engineering of Ormat Systems, effective as of July 1, 2004. From 2001 through June 30, 2004, Mr. Krieger was the Vice President of Geothermal Engineering of Ormat Industries. Mr. Krieger has been with Ormat Industries since 1981 and served as Application Engineer, Manager of System Engineering, Director of New Technologies Business Development and Vice President of Geothermal Engineering. Mr. Krieger obtained a Bachelor of Science in Mechanical Engineering from the Technion, Israel Institute of Technology in 1980.

Security Ownership Of Certain Beneficial Owners And Management

We are a wholly-owned subsidiary of Ormat Nevada. Ormat Nevada is a wholly-owned subsidiary of OTec. OTec is a publicly-traded subsidiary of Ormat Industries. Ormat Industries is an Israeli company that is publicly traded on the Tel Aviv Stock Exchange. Based on publicly available information, Lucien Bronicki, the Chairman of our board of directors and Yehudit Bronicki, our President, Secretary and Treasurer and a director, and their family beneficially own approximately 34.45%, as of September 30, 2004, of the shares of common stock of Ormat Industries.

In November 2004, our indirect parent, OTec, offered 7,187,500 common shares in an initial public offering. The initial public offering price was $15 per common share. The net proceeds from the initial public offering were approximately $97.3 million (including the exercise in full of the underwriters' over-allotment option), after deducting underwriting discounts and commissions and offering expenses payable by OTec. The initial public offering closed on November 16, 2004. The common shares are traded on the New York Stock Exchange under the symbol "ORA".

Board Composition

Our board of directors is currently composed of three members, Lucien Bronicki, Yehudit Bronicki and Connie Stechman. Our board of directors has no subcommittees.

Compensation Committee Interlocks and Insider Participation

We do not have a compensation committee. Lucien Bronicki, Yehudit Bronicki and Connie Stechman served as the Chairman of our board of directors, President, Secretary and Treasurer and Chief Financial Officer and Assistant Secretary, respectively, during 2003. Lucien Bronicki and Yehudit Bronicki also held such positions in our parent and all of its subsidiaries and Connie Stechman also held such positions in a number of our parent's subsidiaries during fiscal year 2003.

Executive Compensation

The following table sets forth all compensation received during the year ended December 31, 2003, 2002 and 2001 by our named executive officers. Compensation received by our named executive officers is paid by OTec or its subsidiaries. The compensation described in this table does not include medical, group life insurance, or other benefits which are available generally to all of our salaried employees.

Summary Compensation Table

Name and Principal Position(s)	Year	Salary ($) (1)	Bonus ($)(2)	Other Annual Compensation ($)	Securities Underlying Options (#) (3)	All Other Compensation ($)(4)
Yehudit Bronicki	2003	—	—	—	—	—
President, Secretary and Treasurer; Director	2002 2001
Connie Stechman	2003	—	—	—	—	—
Chief Financial Officer; Assistant Secretary; Director	2002 2001
Hezy Ram	2003	—	—	—	—	—
Vice President— Business Development	2002 2001
Ran Raviv Vice President— Business Development	2003 2002 2001
Zvi Krieger Vice President— Geothermal Engineering	2003 2002 2001

(1)	In 2003, 2002 and 2001, in addition to these amounts, Mrs. Bronicki received $58,438, $100,206 and $110,794, respectively, as salary compensation from Ormat Industries and in 2003, $45,518 as salary compensation from OTec. In 2003, 2002, and 2001, Ms. Stechman received $121,992, $115,800 and $110,405, respectively as salary compensation from OTec. In 2003, 2002, and 2001, Mr. Raviv received $179,882, $192,998 and $162,884, respectively as salary compensation from Ormat Nevada. In 2003, 2002, and 2001, Mr. Kreiger received $116,537, $107,255 and $80,494, respectively as salary compensation from Ormat Industries.

(2)	In 2003, 2002 and 2001, Mr. Ram earned $333,242, $128,739 and $118,516, respectively, as bonus compensation from Ormat Industries. In 2003, 2002, and 2001, Ms. Stechman earned $20,000, $25,000 and $25,000, respectively as bonus compensation from OTec. In 2003, 2002, and 2001, Mr. Raviv earned $14,000, $25,000 and $33,260, respectively as bonus compensation from Ormat Nevada. In 2003, Mr. Kreiger received $7,757 as bonus compensation from Ormat Industries.

(3)	In 2003, 2002 and 2001, Ms. Stechman received options to purchase 12,500, 12,500 and 7,500 shares of Ormat Industries' common stock, respectively. In connection with the public offering of OTec, Ms. Stechman received options to purchase 3,700 shares of OTec common stock. In 2003, 2002 and 2001, Mr. Ram received options to purchase 33,000, 33,000 and 33,000 shares of Ormat Industries' common stock, respectively. In connection with the public offering of OTec, Mr. Ram received options to purchase 30,000 shares of OTec common stock. In 2003, 2002 and 2001, Mr. Raviv received options to purchase 7,500, 5,625 and 3,750 shares of Ormat Industries' common stock, respectively. In connection with the public offering of OTec, Mr. Raviv received options to purchase 9,250 shares of OTec common stock. In 2003, 2002 and 2001, Mr. Krieger received options to purchase 20,000, 11,250 and 3,750 shares of Ormat Industries' common stock, respectively. In connection with the public offering of OTec, Mr. Krieger received options to purchase 9,250 shares of OTec common stock.

(4)	In 2003, 2002 and 2001, Mrs. Bronicki received $7,872, $7,271 and $8,000, respectively and Mr. Ram received $3,996, $3,693 and $3,316, respectively.

Stock Option Plan

Certain of our executive officers are granted stock options under the Ormat Technologies, Inc. 2004 Incentive Compensation Plan (which we refer to as the plan), which plan was adopted by the board of directors of OTec and subsequently adopted by their stockholders. The plan provides for the grant of the following types of awards (each an award): incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (which we refer to as the Code), non-qualified stock options, restricted stock, stock appreciation rights, stock units, performance awards, phantom stock, incentive bonuses, all with possible related dividend equivalents to employees, directors and independent contractors (whom we refer to as the eligible individuals) of OTec and any of its subsidiaries. Incentive stock options may be granted to employees of OTec and any of its subsidiaries only. A total of 1,250,000 shares of OTec's common stock were reserved for issuance pursuant to the plan, all of which could be issued as options or as other forms of awards. In October 2004, OTec granted options to purchase 200,000 shares of its common stock to its employees and options to purchase 22,500 shares of its common stock to its non-employee directors. If there is a merger, consolidation, stock or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares, reorganization or recapitalization or change in capitalization, or any other similar corporate event, the administrator may make certain adjustments in the aggregate number and kind of shares of common stock subject to the plan and dividend equivalents.

If any shares of common stock that have been made subject to an award cease to be subject to the award, such shares of common stock will again be available for an award and will not be considered as having been previously made subject to an award. Any shares of common stock delivered upon exercise of an option in payment of all or part of the option, or delivered or withheld in satisfaction of withholding taxes with respect to an award, will be additional shares of common stock available for an award under the plan. After an award of phantom stock has been paid out, the shares of common stock underlying the award will again be available for an award and will not be considered as having been previously made subject to an award. Certain awards may also be payable in cash.

Administration of the Plan.    OTec's board of directors, or the compensation committee appointed by OTec's board, will administer the plan. Awards intended to qualify as "performance based compensation" within the meaning of Section 162(m) of the Code to any of the Company's five most highly compensated executives will be granted by a grant committee, a sub-committee of the compensation committee that will consist of two or more "outside directors" within the meaning of Section 162(m) of the Code. The administrator has the power to determine the terms of the awards, including the exercise price, the number of shares subject to each award, the exercisability of the awards and the form of consideration payable upon exercise. Under the plan, the administrator may delegate to OTec's chief executive officer, or his or her delegate, the right to designate other eligible individuals (other than OTec's chief executive officer or his or her delegate) to receive awards and to determine the amount of any awards granted to such eligible individuals and the terms of such awards, except that performance awards to any of OTec's five most highly compensated officers will only be granted by the grant committee, in accordance with the requirements of Section 162(m) of the Code.

Options.    A stock option is the right to purchase shares of OTec's common stock at a fixed exercise price for a fixed period of time. The administrator will determine the exercise price of options granted under our plan, which will be at least equal to the fair market value of our common stock on the date of grant. The aggregate fair market value, determined as of the date the option is granted, of the shares of OTec's common stock for which any employee may be granted incentive stock options which are exercisable for the first time in any calendar year may not exceed $100,000. Stock options generally may not be exercised after ten years from the date of the grant thereof. At the relevant time of exercise, the option price must be paid in full in cash or if permitted in the award agreement in shares of our common stock with a fair market value on the date of exercise equal to the option price or in a combination of cash and shares of common stock whose fair market value on the date of exercise thereof together with such cash will equal the option price. After termination of any of OTec's employees, directors or independent contractors, unless the administrator determines otherwise, an unvested option typically will be subject to forfeiture, and a vested option will be exercisable for the period of time stated in the option agreement. If termination is due to death or retirement, the option generally will remain exercisable for one year following such termination. In all other cases, the option generally will remain exercisable for three months. However, an option may never be exercised later than the expiration of its term.

Stock Appreciation Rights.    A stock appreciation right is the right to receive the appreciation in the fair market value of OTec's common stock between the exercise date and the date of grant, for that number of shares of our common stock with respect to which the stock appreciation right is exercised. A stock appreciation right may be granted in conjunction with an option or alone. OTec may pay the appreciation in either cash, in shares of OTec common stock with equivalent value, or in some combination, as determined by the administrator. The administrator determines the exercise price of stock appreciation rights, the vesting schedule and other terms and conditions of stock appreciation rights; however, stock appreciation rights expire under the same rules that apply to stock options.

Restricted Stock.    Restricted stock awards are awards of shares of OTec common stock that vest in accordance with terms and conditions established by the administrator. The administrator may impose whatever conditions to vesting it determines to be appropriate. The administrator will determine the number of shares of restricted stock granted to any employee. Unless the administrator determines otherwise, shares that do not vest typically will be subject to forfeiture to the extent the vesting schedule and/or specified performance or other criteria have not be satisfied, or upon the termination of employee, director or independent contractor for any reason including death or retirement.

Stock Units.    Stock units are rights to receive shares of our common stock at a future date. The administrator determines the terms and conditions of stock units.

Phantom Stock.    Phantom stock are rights to receive an amount of cash equal to the fair market value of a share of our common stock at a specified date. The administrator determines the terms and conditions of phantom stock.

Incentive Bonuses.    Incentive bonuses are rights to receive cash or shares of OTec's common stock. The administrator determines the terms and conditions of such incentive bonuses. OTec's board has determined that up to 20% of the annual profits available for distribution by OTec may, at any time from time to time, be distributed to the employees of OTec by way of cash incentive bonuses to employees, pursuant and subject to the provisions of the plan and at the discretion of the board. In determining whether there are annual profits available for distribution as cash incentive bonuses, OTec's board of directors will take into account its business plan and current and expected obligations, and no such distribution will be made that in the judgment of OTec's board of directors would prevent OTec from meeting such business plan or obligations.

Any such distribution will only be made when, as and if approved by OTec board of directors out of funds legally available therefor. The actual amount and timing of any such distribution will depend upon our financial condition, results of operations, business prospects and such other matters as OTec's board may deem relevant from time to time. Even if profits are available for such distribution, OTec's board could determine that such profits should be retained for an extended period of time, used for working capital purposes, expansion or acquisition of businesses or any other appropriate purpose.

Performance Awards.    Performance awards are awards of options, stock appreciation rights, restricted stock, stock units, phantom stock, and incentive bonus awards that will result in a payment to a key employee only if performance goals established by the administrator are achieved, or if the awards otherwise vest. The administrator or its delegates or the grant committee will establish performance goals in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to key employees. The performance goals may be based upon the achievement of company-wide, divisional or individual goals (including continued service), applicable securities laws or other basis determined by the administrator. Under the plan, no person will receive, in any one fiscal year, grants of performance awards for more than 400,000 shares of OTec's common stock for performance awards of options, stock appreciation rights, restricted stock, stock units and phantom stock. The maximum dollar amount of any performance award of incentive bonuses that may be paid to any key employee of OTec in any fiscal year may not exceed $10 million. Performance goals or awards to any of OTec's five most highly compensated executives (which currently includes Mrs. Bronicki and Mr. Ram) will only be set or granted by the grant committee of the OTec board.

Dividend Equivalents.    Any award (other than options, stock appreciation rights and bonuses) under the plan may, in the discretion of the administrator, earn dividend equivalents.

Transferability of Awards.    Unless the administrator determines otherwise, no award or portion of an award will be transferable other than by will or by the laws of descent and distribution, except that an option and tandem stock appreciation right may be transferred pursuant to a domestic relations order or by gift to a family member of the holder to the extent permitted in the applicable award. A tandem stock appreciation right may never be transferred except to the transferee of the related option. Only the participant may exercise an award during his or her lifetime.

Amendment and Termination of the Plan.    The plan will automatically terminate in 2014, unless OTec terminates it earlier. In addition, OTec's board of directors has the authority to amend, suspend or terminate OTec's plan, provided that such amendment does not adversely affect any award previously granted under OTec's plan, unless OTec's board of directors determines that an amendment is desired or appropriate to comply with the requirements of Section 885 of the American Jobs Creation Act of 2004 (which we refer to as the AJCA).

New Legislation.    On October 22, 2004, the President signed the AJCA. This law affects the timing for recognition of income attributable to certain types of non-qualified deferred compensation. OTec's board of directors intends to amend the plan, to the extent such amendment is desirable or appropriate, to comply with the requirements of Section 885 of the AJCA.

PRINCIPAL STOCKHOLDERS

Ormat Nevada Inc. owns 100% of the capital stock of Ormat Funding Corp. Ormat Technologies, Inc., or OTec, owns 100% of the capital stock of Ormat Nevada.

The following table and accompanying footnotes show information with respect to the beneficial ownership of the capital stock of OTec and Ormat Industries, each an indirect parent of ours, as of November 30, 2004 for:

•	each person, or group of affiliated persons, known to us to own beneficially 5% or more of our outstanding common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are exercisable as of November 30, 2004, or will become exercisable within 60 days thereafter are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

	Shares of Ormat Technologies Common Stock Beneficially Owned			Shares of Ormat Industries Common Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares		Percentage Ownership	Number of Shares		Percentage Ownership
Principal Stockholder:
Ormat Industries Ltd.†	24,374,996	(1)	77.2%	—		—
Directors and Executive Officers:
Yehudit Bronicki†	—		—	32,269,130	(2)	34.45%
Lucien Bronicki†	—		—	32,269,130	(2)	34.45%
Hezy Ram††	—		—	24,750	(3)	*
Zvi Krieger††	—		—	3,750	(4)	*
Rany Raviv††	—		—	3,750	(5)	*
Connie Stechman††	—		—	7,500	(6)	*
All executive officers and directors as a group (six (6) persons)				32,308,880		34.49%

†	c/o Ormat Industries Ltd., Industrial Area, P.O. Box 68 Yavneh 81100, Israel

††	c/o Ormat Nevada, Inc.., 980 Greg Street, Sparks, NV 89431

*	Represents beneficial ownership of less than 1% of the outstanding shares of common stock.

(1)	The board of directors of Ormat Industries has voting power and investment power over our shares. The board of Ormat Industries includes Lucien Bronicki, Dita Bronicki and Yoram Bronicki, who collectively with their family as of November 30, 2004 beneficially owned approximately 34.45% of the ordinary shares of Ormat Industries through their holdings in Bronicki Investment Ltd.

(2)	Includes 32,269,030 shares beneficially owned by Bronicki Investment Ltd. Mr. and Mrs. Bronicki are directors of Bronicki Investment Ltd. and have voting control of such shares held by Bronicki Investment Ltd. Each of Mr. and Mrs. Bronicki also owns 20% of Bronicki Investment Ltd. Accordingly, they may be deemed to share beneficial ownership of such shares held by Bronicki Investment Ltd. Each of Mr. and Mrs. Bronicki disclaims beneficial ownership of all shares held by Bronicki Investment Ltd., except to the extent of his or her 20% ownership in Bronicki Investment Ltd.

(3)	Represents currently exercisable options granted to Mr. Ram to purchase 24,750 ordinary shares of Ormat Industries; this excludes options to purchase 66,000 ordinary shares of Ormat Industries and 30,000 common shares of OTec which are not exercisable within 60 days of November 30, 2004.

(4)	Represents currently exercisable options granted to Mr. Krieger to purchase 3,750 ordinary shares of Ormat Industries; this excludes options to purchase 47,250 ordinary shares of Ormat Industries and 9,250 common shares of OTec which are not exercisable within 60 days of November 30, 2004.

(5)	Represents currently exercisable options granted to Mr. Raviv to purchase 3,750 ordinary shares of Ormat Industries; this excludes options to purchase 20,625 ordinary shares of Ormat Industries and 9,250 common shares of OTec which are not exercisable within 60 days of November 30, 2004.

(6)	Represents currently exercisable options granted to Ms. Stechman to purchase 7,500 ordinary shares of Ormat Industries; this excludes options to purchase 37,000 ordinary shares of Ormat Industries and 3,700 common shares of OTec which are not exercisable within 60 days of November 30, 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Operations and Maintenance Agreements

Each of the owners of the projects has an operations and maintenance agreement with Ormat Nevada, our sole shareholder. Under each agreement, other than the agreement for the Mammoth project, as compensation for such services, each project owner has agreed to pay Ormat Nevada a fixed monthly fee, subject to adjustments based on the Consumer Price Index, Urban Consumers-West based on January 1 of each year, which covers all costs associated with staffing, administration, ordinary maintenance and certain incidental costs at each plant and routine replacement of parts and consumables (other than for the wells). In addition, we have agreed to reimburse Ormat Nevada for the actual cost and expenses plus a 10% mark-up for certain "extraordinary operation expenses." These extraordinary operation expenses include all major corrective maintenance work, any modifications, additions, or deletions to the projects' equipment, any cost incurred as a result of any change in law, authorizations, power purchase agreements, plant connection agreement or in exercise of emergency management powers, any cost caused to Ormat Nevada with respect to our environmental responsibilities, and field maintenance including work in connection with the wells described in the operations and maintenance agreement. Ormat Nevada can request a good faith renegotiation of the above fees every five year period to reflect changing economic costs. If Ormat Nevada's proposal for adjustment of the fees is not accepted within 15 days of the request, Ormat Nevada may terminate the operations and maintenance agreement upon written notice. The operations and maintenance agreements permit termination by the project owner if an event of force majeure continues for more than 180 days. The operations and maintenance agreements remain in effect until the earlier of the expiration or termination of the applicable power purchase agreements or termination by Ormat Nevada as per the above.

The Mammoth operations and maintenance agreement provides for payments on a reimbursable basis for all direct and indirect costs incurred by Ormat Nevada employees to operate the Mammoth project. The current term of the Mammoth operations and maintenance agreement expires on January 1, 2007, but is subject to automatic three year renewals unless a party gives notice of intent to terminate prior to the end of any three-year term. The Mammoth operations and maintenance agreement is subject to early termination for breach and substantial damage to the Mammoth project.

In connection with the operations and maintenance agreements for all of our projects, we paid to Ormat Nevada $24.6 million in the year ended December 31, 2003 and $18.2 million in the nine months ended September 30, 2004.

Fluid Supply Agreement

Brady has a Fluid Supply Agreement with Western States pursuant to which Western States agrees to provide sufficient geothermal fluid from two wells to the Desert Peak 1 plant to allow Brady to generate up to 7 MW from the Desert Peak 1 plant. The fee for the geothermal fluid is 1% of the net revenues of Brady under the power purchase agreement to the extent that such revenues derive from the Desert Peak 2 plant and reimbursement of all rents and royalties paid by Western States to third parties under the geothermal lease, rights of way and other third party related property lease arrangements.

Galena Engineering, Procurement and Construction Agreement

On August 2, 2004, ORNI 7 entered into an engineering, procurement and construction agreement with Ormat Nevada pursuant to which Ormat Nevada agreed to engineer and construct the Galena project on a turnkey basis. The cost under this engineering, procurement and construction agreement is $27.8 million subject to certain exceptions for change orders and changed circumstances such as force majeure and changes in law.

Purchase of OrMammoth

In December 2003 and January 2004, Ormat Nevada and its affiliates purchased for $252.5 million all of the geothermal assets of Covanta Energy Corporation, an unrelated third party, and related assets, which consisted of interests in three separate power projects. The acquisition of one of those interests, a 50% ownership interest in Mammoth-Pacific, L.P. , the owner of the Mammoth project, was transferred to us concurrent with the closing of the offering of the private notes. The purchase price of $38.6 million which has been allocated to the Mammoth acquisition is based on management's analysis of cash flows (adjusted for transaction costs) and we paid this amount to Ormat Nevada upon the consummation of the offering of the private notes.

Ormat Nevada Subordinated Loan

See "Description of Certain Indebtedness—Ormat Nevada Subordinated Loan."

Meyburg Geothermal Resource Lease

ORNI 7 has a geothermal resource lease with ORNI 6 pursuant to which ORNI 7 has the right to extract geothermal steam from, and construct and use certain equipment on, specified land. ORNI 7 prepaid the first year's rent of $2.5 million from the proceeds of the offering of the private notes, which rent is being amortized on a straight-line basis over the five-year term of the lease. Until commercial production of geothermal resources from the land, ORNI 7 will pay annual rent of $80,000. After commencing commercial production, ORNI 7 will pay monthly royalties in the amount of 5% of the gross sales of electricity from any power plant that utilizes geothermal resources produced from the leased land or from land unitized therewith.

DESCRIPTION OF CERTAIN INDEBTEDNESS

Ormesa Loan

Ormesa entered into a credit facility with United Capital, a division of Hudson United Bank in December 2002, under which Ormesa had an outstanding loan in the amount of $13.1 million as of September 30, 2004. On December 31, 2004, Ormesa intends to repay this loan in its entirety. The loan is secured by a first priority lien on the Ormesa project, and this lien will be released contemporaneously with the repayment of the loan. Principal payments are payable in quarterly installments that commenced in March 2003 and interest is computed at LIBOR plus 5%, and is also payable quarterly. There are various restrictive covenants under the credit facility, which include limitations on additional indebtedness and payments of dividends. We believe that Ormesa is currently in compliance with all such covenants. The loan documents also do not permit Ormesa to grant any liens on the Ormesa project nor do the loan documents allow Ormesa to be a guarantor of the notes while the loan is outstanding. We have applied $13.6 million of the proceeds from the issuance of the private notes to fund an escrow account for repayment of this loan. Although we intend to repay this loan promptly on or after December 31, 2004 and the indenture governing the notes will require us to cause Ormesa to prepay the loan and to grant a first priority lien in favor of the collateral agent for the benefit of the holders of the notes by January 31, 2005, prior to that date your right to receive payment on the notes will be effectively subordinated to this outstanding debt. Immediately following the repayment of the United Capital credit facility on or about December 31, 2004, Ormesa will grant liens on the Ormesa project in favor of the collateral agent for the benefit of the holder of the notes.

Ormat Nevada Subordinated Loan

We are party to a credit agreement with Ormat Nevada pursuant to which we may borrow up to $55.0 million from time to time. Interest accrues on the unpaid principal of the loan amount at a rate per annum equal to the higher of (i) 5% and (ii) the applicable federal rate (within the meaning of Section 1274(d) of the Internal Revenue Code), calculated on the basis of a year of 360 days and actual days elapsed. We have in the past used this facility to fund acquisitions and working capital and may do so in the future, but Ormat Nevada has no obligation to loan any money to us. Our obligations under this credit facility are structurally and contractually subordinated to obligations under the notes and payable solely out of the funds available for distribution from the Distribution Account.

THE EXCHANGE OFFER

Purpose and Terms of the Exchange Offer

The private notes were originally sold on February 13, 2004 to Lehman Brothers as initial purchaser pursuant to a purchase agreement in a private offering. The initial purchaser subsequently sold the private notes to

•	"qualified institutional buyers" as defined in Rule 144A under the Securities Act, in reliance on Rule 144A, and to

•	persons in offshore transactions in reliance on Regulation S under the Securities Act.

As of the date of this prospectus, private notes in an aggregate principal amount of $189,784,717 are issued and outstanding. All of the private notes are registered in the name of Cede & Co., as nominee for the Depository Trust Company ("DTC"). As a condition to the sale of the private notes, we entered into a registration rights agreement with the initial purchaser in which we agreed to file as promptly as practicable and use our best efforts to become effective with the SEC a registration statement with respect to the exchange of notes. We agreed to issue and exchange the exchange notes for all private notes properly surrendered and not withdrawn before the expiration of the exchange offer. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. This exchange offer satisfies our contractual obligations under the registration rights agreement. The exchange notes will evidence the same indebtedness as, and will replace, the private notes tendered in exchange therefor and will be issued pursuant to, and entitled to the benefits of, the indenture. The terms of the exchange notes and the private notes are substantially the same in all material respects, except that

•	the exchange notes will be registered for the exchange offer under the Securities Act and, therefore, the exchange notes will not bear legends restricting the transfer of the exchange notes and

•	holders of the exchange notes will not be entitled to any of the registration rights of holders of private notes under the registration rights agreement, which will terminate upon the consummation of the exchange offer.

As a result, both series of notes will be treated as a single class of debt securities under the indenture.

We are offering, based upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, to exchange up to $190,000,000 aggregate principal amount of our 8 1/4% Senior Secured Notes due 2020 for $190,000,000 million 8 1/4% Senior Secured Notes due 2020 which have been registered under the Securities Act. We will accept for exchange all 8 1/4% Senior Secured Notes that you properly tender prior to the expiration date and do not withdraw in accordance with the procedures described below.

The exchange notes will bear interest at a rate of 8 1/4% per year, payable semi-annually in arrears on June 30 and December 30 of each year, beginning on June 30, 2004. Holders of exchange notes will receive interest from the date of the original issuance of the private notes or from the date of the last payment of interest on the private notes, whichever is later. Holders of exchange notes will not receive any interest on private notes tendered and accepted for exchange.

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any private notes properly tendered in the exchange offer, and the exchange agent will deliver the exchange notes promptly after the expiration date of the exchange offer.

This exchange offer is not conditioned upon the tender for exchange of any minimum aggregate principal amount of private notes. We reserve the right in our sole discretion to purchase or make offers for any private notes that remain outstanding after the expiration date or, as set forth under "—Conditions of the Exchange Offer," to terminate this exchange offer and, to the extent permitted by applicable law, purchase private notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of this exchange offer. There is no fixed record date for determining the registered holders of the private notes entitled to participate in the exchange offer.

Only a registered holder of the private notes (or the holder's legal representative or attorney-in-fact) may participate in the exchange offer. Holders of private notes do not have any appraisal or dissenters' rights in connection with this exchange offer. Private notes which are not tendered for, or are tendered but not accepted in connection with, this exchange offer will remain outstanding. We intend to conduct this exchange offer in accordance with the provisions of the registration rights agreements and the applicable requirements of the Securities Act and SEC rules and regulations.

If you tender your private notes, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of the private notes in connection with the exchange offer. We will pay all charges, expenses and transfer taxes in connection with the exchange offer, other than the taxes described below under "Transfer Taxes."

We make no recommendation to you as to whether you should tender or refrain from tendering all or any portion of your existing private notes into this exchange offer. In addition, no one has been authorized to make this recommendation. You must make your own decision whether to tender into this exchange offer and, if so, the aggregate amount of private notes to tender after reading this prospectus and the letter of transmittal and consulting with your advisors, if any, based on your financial position and requirements.

Expiration Date; Extensions; Termination; Amendments

The "expiration date" is at 5:00 p.m., New York City time, on [], 2005, unless we extend the exchange offer, in which case the expiration date will be the latest date and time to which we extend the exchange offer.

In order to extend the exchange offer, we will

•	notify the exchange agent of any extension by oral or written notice and

•	issue a press release or other public announcement which will include disclosure of the approximate number of private notes deposited; such press release or announcement would be issued prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We expressly reserve the right, so long as applicable law allows:

•	to delay our acceptance of private notes for exchange;

•	to terminate the exchange offer if any of the conditions set forth under "— Conditions of the Exchange Offer" beginning on page 111 exist;

•	to waive any condition to the exchange offer;

•	to amend any of the terms of the exchange offer; and

•	to extend the expiration date and retain all private notes tendered in the exchange offer, subject to your right to withdraw your tendered private notes as described under "— Withdrawal of Tenders."

Any waiver or amendment to the exchange offer will apply to all private notes tendered, regardless of when or in what order the private notes were tendered. If the exchange offer is amended in a manner that we think constitutes a material change, or if we waive a material condition of the exchange offer, we will promptly disclose the amendment or waiver by means of a prospectus supplement that will be distributed to the registered holders of the private notes, and we will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

We will promptly follow any delay in acceptance, termination, extension or amendment by oral or written notice of the event to the exchange agent, followed promptly by oral or written notice to the registered holders. Should we choose to delay, extend, amend or terminate the exchange offer, we will have no obligation to publish, advertise or otherwise communicate this announcement, other than by making a timely release to an appropriate news agency.

In the event we terminate the exchange offer, all private notes previously tendered and not accepted for payment will be returned promptly to the tendering holders.

In the event that the exchange offer is withdrawn or otherwise not completed, exchange notes will not be given to holders of private notes who have validly tendered their private notes.

Resale of Exchange Notes

Based on interpretations of the SEC staff set forth in no-action letters issued to third parties, we believe that exchange notes issued under the exchange offer in exchange for private notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration under the Securities Act and without delivering a prospectus that satisfies the requirements of Section 10 of the Securities Act, if:

•	you are not our "affiliate" within the meaning of Rule 405 under the Securities Act;

•	you are not engaged, and do not intend to engage, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes;

•	you are not a broker-dealer who purchased private notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and

•	you are acquiring exchange notes in the ordinary course of business.

We base our view on interpretations by the staff of the SEC in no-action letters issued to other issuers in exchange offers like ours. However, we have not asked the SEC to consider this particular exchange offer in the context of a no-action letter. Therefore, you cannot be sure that the SEC will treat it in the same way it has treated other exchange offers in the past.

If you tender private notes in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes:

•	you cannot rely on those interpretations by the SEC staff, and

•	you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.

Only broker-dealers that acquired the private notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for private notes, where such private notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read the section captioned "Plan of Distribution" beginning on page 235 for more details regarding the transfer of exchange notes.

Acceptance of Private Notes for Exchange

We will accept for exchange private notes validly tendered pursuant to the exchange offer, or defectively tendered, if such defect has been waived by us, after the later of: (1) the expiration date of the exchange offer and (2) the satisfaction or waiver of the conditions specified below under "Conditions of the Exchange Offer." We will not accept private notes for exchange subsequent to the expiration date of the exchange offer. Tenders of private notes will be accepted only in minimum denominations equal to $1,000 or integral multiples of $1,000 in excess thereof.

We expressly reserve the right, in our sole discretion, to:

•	delay acceptance for exchange of private notes tendered under the exchange offer, subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders promptly after the termination or withdrawal of a tender offer, or

•	terminate the exchange offer and not accept for exchange any private notes not theretofore accepted for exchange, if any of the conditions set forth below under "— Conditions of the Exchange Offer" have not been satisfied or waived by us or in order to comply in whole or in part with any applicable law.

In all cases, exchange notes will be issued only after timely receipt by the exchange agent of certificates representing private notes, or confirmation of book-entry transfer, a properly completed and duly executed letter of transmittal, or a manually signed facsimile thereof, and any other required documents. For purposes of the exchange offer, we will be deemed to have accepted for exchange validly tendered private notes, or defectively tendered private notes with respect to which we have waived such defect, if, as and when we give oral, confirmed in writing, or written notice to the exchange agent. Promptly after the expiration date, we will deposit the exchange notes with the exchange agent, who will act as agent for the tendering holders for the purpose of receiving the exchange notes and transmitting them to the holders. The exchange agent will deliver the exchange notes to holders of private notes accepted for exchange after the exchange agent receives the exchange notes.

If, for any reason, we delay acceptance for exchange of validly tendered private notes or we are unable to accept for exchange validly tendered private notes, then the exchange agent may, nevertheless, on our behalf, retain tendered private notes, without prejudice to our rights described under "— Expiration Date; Extensions; Termination; Amendments" beginning on page 104, "— Conditions of the Exchange Offer" beginning on page 111 and "— Withdrawal of Tenders" beginning on page 110, subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of a tender offer.

If any tendered private notes are not accepted for exchange for any reason, or if certificates are submitted evidencing more private notes than those that are tendered, certificates evidencing private notes that are not exchanged will be returned, without expense, to the tendering holder, or, in the case of private notes tendered by book-entry transfer into the exchange agent's account at a book-entry transfer facility under the procedure set forth under "— Procedures for Tendering Private Notes — Book-Entry Transfer" beginning on page 108, such private notes will be credited to the account maintained at such book-entry transfer facility from which such private notes were delivered, unless otherwise requested by such holder under "Special Delivery Instructions" in the letter of transmittal, promptly following the exchange date or the termination of the exchange offer.

Tendering holders of private notes exchanged in the exchange offer will not be obligated to pay brokerage commissions or transfer taxes with respect to the exchange of their private notes other than as described in "Transfer Taxes" beginning on page 111 or in Instruction 7 to the letter of transmittal. We will pay all other charges and expenses in connection with the exchange offer.

Procedures for Tendering Private Notes

If you wish to surrender private notes you must

•	complete, sign and date the letter of transmittal, or facsimile thereof,

•	have the signature guaranteed if required by the letter of transmittal; and mail or deliver the letter of transmittal or the facsimile to the exchange agent at the address appearing below under "— Exchange Agent" for receipt prior to the expiration date

In addition, either:

•	certificates for such private notes must be received by the exchange agent along with the letter of transmittal,

•	a timely confirmation of a book-entry transfer of the private notes into the exchange agent's account at DTC pursuant to the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date, or you must comply with the procedures described below under "—Guaranteed Delivery."

Letters of transmittal and private notes should be sent only to the exchange agent, and not to us or to any book-entry transfer facility.

The method of delivery of private notes, letters of transmittal and all other required documents to the exchange agent is at the election and risk of the holder tendering private notes. Delivery of such documents will be deemed made only when actually received by the exchange agent. If such delivery is by mail, we suggest that the holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the expiration date of the exchange offer to permit delivery to the exchange agent prior to such date. No alternative, conditional or contingent tenders of private notes will be accepted.

If you do not withdraw your surrender of private notes prior to the expiration date, you will be regarded as agreeing to surrender the exchange notes in accordance with the terms and conditions in this offer.

If you are a beneficial owner of the private notes and your private notes are held through a broker, dealer, commercial bank, trust company or other nominee and you want to surrender your private notes, you should contact your intermediary promptly and instruct it to surrender the private notes on your behalf.

Signature Guarantee

Signatures on the letter of transmittal must be guaranteed by an eligible institution unless:

•	the letter of transmittal (or facsimile hereof) is signed by the registered holder(s) of the private notes tendered therewith, or by a participant in one of the book-entry transfer facilities whose name appears on a security position listing it as the owner of those private notes, or if any private notes for principal amounts not tendered are to be issued directly to the holder, or, if tendered by a participant in one of the book-entry transfer facilities, any private notes for principal amounts not tendered or not accepted for exchange are to be credited to the participant's account at the book-entry transfer facility, and neither the "Special Issuance Instructions" nor the "Special Delivery Instructions" box on the letter of transmittal has been completed, or

•	the private notes are tendered for the account of an eligible institution.

In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be made by:

•	a member firm of a registered national securities exchange or of the NASD,

•	a commercial bank or trust company having an office or correspondent in the United States, or

•	an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act which is a member of one of the recognized signature guarantee programs identified in the letter of transmittal.

Any beneficial owner whose private notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or held through a book-entry transfer facility and who wishes to tender private notes should contact such registered holder promptly and instruct such registered holder to tender private notes on such beneficial owner's behalf.

Tender of Private Notes Held Through Depository Trust

The exchange agent and DTC have confirmed that the exchange offer is eligible for DTC's automated tender offer program. Accordingly, DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer private notes to the exchange agent in accordance with DTC's automated tender offer program procedures for transfer. DTC will then send an agent's message to the exchange agent.

The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering private notes that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant. In the case of an agent's message relating to guaranteed delivery, the term means a message transmitted by DTC and received by the exchange agent which states that DTC has received an express acknowledgment from the participant in DTC tendering private notes that they have received and agree to be bound by the notice of guaranteed delivery.

Tender of Private Notes Held in Certificated Form

For a holder to validly tender private notes held in certificated form:

•	the exchange agent must receive at its address set forth in this prospectus a properly completed and validly executed letter of transmittal, or a manually signed facsimile thereof, together with any signature guarantees and any other documents required by the instructions to the letter of transmittal, and

•	the exchange agent must receive certificates for tendered private notes at such address, or such private notes must be transferred pursuant to the procedures for book-entry transfer described above. A confirmation of such book-entry transfer must be received by the exchange agent prior to the expiration date of the exchange offer. A holder who desires to tender private notes and who cannot comply with the procedures set forth herein for tender on a timely basis or whose private notes are not immediately available must comply with the procedures for guaranteed delivery set forth below.

In connection with any surrender of private notes in definitive certificated form, if you sign the letter of transmittal or any private notes or bond powers in your capacity as trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or if you are otherwise acting in a fiduciary or representative capacity, you should indicate this when signing. Unless waived by us, you must submit with the letter of transmittal evidence satisfactory to us of your authority to act in the particular capacity.

Book-Entry Transfer

The exchange agent will seek to establish a new account or utilize an existing account with respect to the private notes at DTC promptly after the date of this prospectus. Any financial institution that is a participant in the book-entry transfer facility system and whose name appears on a security position listing it as the owner of the private notes may make book-entry delivery of private notes by causing the book-entry transfer facility to transfer such private notes into the exchange agent's account in accordance with their procedures for transferee. However, although delivery of private notes may be effected through book-entry transfer into the exchange agent's account at a book-entry transfer facility, a properly completed and validly executed letter of transmittal, or a manually signed facsimile thereof, must be received by the exchange agent at one of its addresses set forth in this prospectus on or prior to the expiration date of the exchange offer, or else the guaranteed delivery procedures described below must be complied with. The confirmation of a book-entry transfer of private notes into the exchange agent's account at a book-entry transfer facility is referred to in this prospectus as a "book-entry confirmation." Delivery of documents to the book-entry transfer facility in accordance with that book-entry transfer facility's procedures does not constitute delivery to the exchange agent.

Guaranteed Delivery

If you wish to tender your private notes and:

(1) certificates representing your private notes are not lost but are not immediately available,

(2) time will not permit your letter of transmittal, certificates representing your private notes and all other required documents to reach the exchange agent on or prior to the expiration date of the exchange offer, or

(3) the procedures for book-entry transfer cannot be completed on or prior to the expiration date of the exchange offer, you may nevertheless tender if all of the following are complied with:

•	your tender is made by or through an eligible guarantor institution within the meaning of Rule 17Ad-15 of the Exchange Act;

•	on or prior to the expiration date of the exchange offer, the exchange agent has received from such eligible guarantor institution a properly completed and validly executed notice of guaranteed delivery, by manually signed facsimile transmission, mail or hand delivery to the exchange agent, in substantially the form provided with this prospectus. The notice of guaranteed delivery must:

(a)	set forth your name and address, the registered number(s) of your private notes and the principal amount of private notes tendered;

(b)	state that the tender is being made thereby; and

(c)	guarantee that, within three New York Stock Exchange trading days after the date of the notice of guaranteed delivery, the letter of transmittal or facsimile thereof properly completed and validly executed, together with certificates representing the private notes, or a book-entry confirmation, and any other documents required by the letter of transmittal and the instructions thereto, will be deposited by the eligible guarantor institution with the exchange agent;

•	the exchange agent receives the properly completed and validly executed letter of transmittal or facsimile thereof with any required signature guarantees, together with certificates for all private notes in proper form for transfer, or a book-entry confirmation, and any other required documents, within three New York Stock Exchange trading days after the date of the notice of guaranteed delivery.

Other Matters

Exchange notes will be issued in exchange for private notes accepted for exchange only after timely receipt by the exchange agent of:

•	certificates for (or a timely book-entry confirmation with respect to) your private notes,

•	a properly completed and duly executed letter of transmittal or facsimile thereof with any required signature guarantees, or, in the case of a book-entry transfer, an agent's message, and

•	any other documents required by the letter of transmittal.

We will determine, in our sole discretion, all questions as to the form of all documents, validity, eligibility, including time of receipt, and acceptance of all tenders of private notes. Our determination will be final and binding on all parties. Alternative, conditional or contingent tenders of private notes will not be considered valid. We reserve the absolute right to reject any or all tenders of private notes that are not in proper form or the acceptance of which, in our opinion, would be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular private notes.

Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding.

Any defect or irregularity in connection with tenders of private notes must be cured within the time we determine, unless waived by us. We will not consider the tender of private notes to have been validly made until all defects and irregularities have been waived by us or cured. Neither we, the exchange agent, or any other person will be under any duty to give notice of any defects or irregularities in tenders of private notes, or will incur any liability to holders for failure to give any such notice.

If you are a beneficial owner of private notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian, we urge you to contact such entity promptly if you wish to participate in this exchange offer.

We do not currently intend to acquire any private notes that are not surrendered in the exchange offer or to file a registration statement to permit resales of any private notes that are not surrendered pursuant to the exchange offer. We reserve the right in our sole discretion to purchase or make offers for any private notes that remain outstanding after the expiration date. To the extent permitted by law, we also reserve the right to purchase private notes in the open market, in privately negotiated transactions or otherwise. The terms of any future purchases or offers could differ from the terms of the exchange offer.

By surrendering private notes pursuant to the exchange offer, you will be telling us that, among other things,

•	you have full power and authority to surrender, sell, assign and transfer the private notes surrendered,

•	we will acquire good title to the private notes being surrendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim when the private notes are accepted by us,

•	you are acquiring the exchange notes in the ordinary course of your business,

•	you have no arrangement or understanding with any person to participate in the distribution of the exchange notes,

•	you acknowledge and agree that if you are a broker-dealer registered under the Exchange Act or you are participating in the exchange offer for the purposes of distributing the exchange notes, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the exchange notes. You cannot rely on the position of the SEC's staff in their no-action letters,

•	you understand that a secondary resale transaction described above and any resales of exchange notes obtained by you in exchange for private notes acquired by you directly from us should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508 of Regulation 8-K of the SEC, and

•	you are not an "affiliate", as defined in Rule 405 under the Securities Act, of ours.

If you are a broker-dealer and you will receive exchange notes for your own account in exchange for private notes that were acquired as a result of market-making activities or other trading activities, you will be required to acknowledge in the letter of transmittal that you will deliver a prospectus in connection with any resale of such exchange notes.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw your tender of private notes at any time prior to the expiration date.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice of withdrawal at one of the addresses set forth below under "— Exchange Agent" on page 112 prior to the expiration date, or

•	you must comply with the appropriate procedures of DTC's automated tender offer program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the private notes to be withdrawn;

•	identify the private notes to be withdrawn, including the aggregate principal amount of the private notes to be withdrawn; and

•	be signed by the holder in the same manner as the original signature on the letter of transmittal by which the private notes were tendered.

If private notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at Depository Trust to be credited with the withdrawn private notes and otherwise comply with the procedures of Depository Trust. If you have delivered or otherwise identified to the exchange agent certificates for private notes, the notice of withdrawal must specify the serial numbers on the particular certificates for the private notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an eligible guarantor institution, except in the case of private notes tendered for the account of an eligible guarantor institution.

We will determine all questions as to validity, form, eligibility and time of receipt of any withdrawal notices. Our determination will be final and binding on all parties. We will deem any private notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

Any private notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder or, in the case of private notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, such private notes will be credited to an account maintained with DTC for the private notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn private notes by following one of the procedures described under "— Procedures for Tendering Private Notes" beginning on page 106 at any time on or prior to the expiration date.

Conditions of the Exchange Offer

We may terminate, waive any conditions to or amend the exchange offer or, subject to Rule 14e-1 under the Exchange Act which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of the exchange offer, postpone the acceptance for exchange of private notes so tendered if, on or prior to the expiration date of the exchange offer, we determine that the exchange offer would violate applicable law or any applicable interpretation of the staff of the SEC. We reserve the right to waive any defects, irregularities or conditions of surrender as to particular private notes.

Termination of Certain Rights

All registration rights under the registration rights agreement benefiting the holders of the private notes will terminate when we consummate the exchange offer. That includes all rights to receive additional interest in the event of a registration default under the registration rights agreement. In any case we are under a continuing obligation, for a period of up to 180 days after the registration statement is declared effective, to keep the registration statement effective and to provide copies of the latest version of the prospectus to any broker-dealer that requests copies in the letter of transmittal for use in a resale.

Transfer Taxes

We will pay all transfer taxes applicable to the transfer and exchange of private notes pursuant to the exchange offer. If, however:

•	delivery of the exchange notes and/or certificates for private notes for principal amounts not exchanged, are to be made to any person other than the record holder of the private notes tendered;

•	tendered certificates for private notes are recorded in the name of any person other than the person signing any letter of transmittal; or

•	a transfer tax is imposed for any reason other than the transfer and exchange of private notes to us or our order,

the amount of any such transfer taxes, whether imposed on the record holder or any other person, will be payable by the tendering holder prior to the issuance of the exchange notes.

Consequences of Failing to Exchange

Participation in the exchange offer is voluntary. You are urged to consult your financial and tax advisors in making your decisions on what action to take.

Private notes that are not exchanged will remain "restricted securities" within the meaning of Rule 144(a)(3)(iv) of the Securities Act. Accordingly, they may not be offered, sold, pledged or otherwise transferred except:

•	to a person who the seller reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A,

•	in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S under the Securities Act,

•	pursuant to an exemption from registration under the Securities Act provided by Rule 144, if available,

•	pursuant to an effective registration statement under the Securities Act, or

•	pursuant to another available exemption from the registration requirements of the Securities Act, and in accordance with all other applicable securities laws.

Fees and Expenses

We will bear the expenses of soliciting tenders of the private notes. We will make the initial solicitation by mail; however we may decide to make additional solicitations personally or by telephone or other means through our officers, agents, directors or employees.

We have not retained any dealer-manager or similar agent in connection with this exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of this exchange offer. We have agreed to pay the exchange agent and trustee reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with this exchange offer.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the private notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expenses of the exchange offer over the term of the exchange notes.

Exchange Agent

Union Bank of California, N.A. has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus, the letter of transmittal or any other documents to the exchange agent. You should send certificates for private notes, letters of transmittal and any other required documents to the exchange agent addressed as follows:

UNION BANK OF CALIFORNIA, N.A.

By Overnight,	By Mail:
Registered or Certified Mail or Overnight Courier:	120 South San Pedro Street 4th Floor
120 South San Pedro Street, 4th Floor	Los Angeles, California 90012
Los Angeles, California 90012
Attn: Corporate Trust Operations	By Facsimile: (213) 972-5695 Confirm by telephone: (213) 972-5669

DELIVERY TO OTHER THAN THE ABOVE ADDRESSES OR FACSIMILE NUMBER
WILL NOT CONSTITUTE A VALID DELIVERY

DESCRIPTION OF THE NOTES

The following summaries of material provisions of the notes and the indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the notes, the indenture and the other financing documents, including the definitions therein. We urge you to read the notes and the indenture because they, and not this description, define your rights as a holder of the notes. Certain of the terms of the Indenture are also described under the caption "Description of the Principal Financing Agreements—Indenture." Copies of the Indenture and the other Financing Documents are available as set forth below under "Available Information." The definitions of certain terms used in this description and the "Description of Principal Financing Agreements" are set forth below under "Description of Principal Financing Agreements—Certain Definitions". In this description and the "Description of Principal Financing Agreements," the terms "Company," "we," "us," "our" and "ours" refer only to Ormat Funding Corp. and not any of its Subsidiaries.

General

We issued the private notes pursuant to an indenture dated February 13, 2004, as amended, between us, as issuer, certain of our subsidiaries, as guarantors, and Union Bank of California, N.A., as trustee, in a private transaction that was not subject to the registration requirements of the Securities Act. The exchange notes will be issued under the same indenture, as amended. Subject to compliance with covenants in the indenture that restrict our ability to incur additional indebtedness, the aggregate principal amount of notes that may be issued under the indenture is unlimited. Any additional notes issued under the indenture will rank pari passu with the private notes and the exchange notes. The terms of the notes and the related Guarantees include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The notes and the Guarantees are subject to all such terms, and Holders of notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. Additional notes may be issued in one or more series pursuant to one or more supplemental indentures which will set forth the terms of such series including, (i) the title of such series, (ii) any limit on the aggregate principal amount of such series that may be authenticated and delivered under the Indenture, (iii) the dates on which the principal of the notes of such series is payable and the amount of principal payable on such dates, (iv) the interest rate on such series and the dates interest will accrue and be payable, (v) the place where payments on such series will be payable and (vi) other terms of such series not inconsistent with the Indenture.

The notes will rank (1) pari passu in right of payment under priority second in distributions from the Revenue Account, and are entitled to the benefit of the Liens on the Collateral, with all present and future Senior Secured Obligations; provided, amounts held in the Debt Service Reserve Account will only secure the notes and (2) senior in right of payment to all Indebtedness that does not constitute a Senior Secured Obligation. The notes and the Guarantees will be secured by the collateral described in "—Security."

As of September 30, 2004, neither we nor any of our Subsidiaries have any outstanding Indebtedness other than the notes, $13.1million of Indebtedness outstanding under the Ormesa Credit Agreement and $14.4 million of Subordinated Debt. In addition, the Indenture restricts our ability to incur additional Indebtedness (other than Permitted Indebtedness).

The notes are payable solely from funds that may be available from time to time in the Accounts held by the Depositary. Neither our parent, Ormat Nevada, nor any of its direct or indirect owners or affiliates (other than us and the Guarantors) has or will have any obligation to repay the notes or contribute any amounts if funds in the Accounts are insufficient for the payment of debt service in respect of the notes. So long as the notes are outstanding, distributions to Ormat Nevada from the Distribution Account will constitute "Restricted Payments" under and as defined in the Indenture. We are wholly-owned by Ormat Nevada, which has agreed to pledge all of its ownership interests in us to the Collateral Agent for the benefit of the Holders of the notes and the other Secured Parties.

Principal, Maturity and Interest

The Indenture authorizes us to issue an unlimited aggregate principal amount of senior secured notes. We issued $190 million in aggregate principal amount of Senior Secured Notes pursuant to an offering that commenced on February 13, 2004. We may issue additional notes under the Indenture from time to time after this offering in one or more series. Any issuance of additional senior secured notes is and will be subject to all of the covenants in the Indenture, including the covenant described below under the caption "Description of Principal Financing Agreements—Indenture—Principal Covenants—Limitations on Indebtedness." The private notes and the exchange notes and any additional senior secured notes subsequently issued under the Indenture may be treated as a single class for all purposes under the Indenture, including, without limitation, with respect to security interests, waivers, amendments, redemptions and offers to purchase.

The notes have a final maturity date of December 30, 2020. Interest on the notes accrues at the rate of 8¼% per annum and is payable pro rata semi-annually in arrears on each June 30 and December 30, commencing on June 30, 2004, to Holders of record on the immediately preceding June 15 and December 15, as the case may be. The principal of the notes is payable in semi-annual installments, commencing June 30, 2004, as follows:

Scheduled Payment Date	Principal Amount Payable		% Amortization
June 30, 2004	$215,305		0.11%
December 30, 2004	296,077		0.16
June 30, 2005	2,982,569		1.57
December 30, 2005	3,107,308		1.64
June 30, 2006	4,707,100		2.48
December 30, 2006	4,903,964		2.58
June 30, 2007	4,374,290		2.30
December 30, 2007	4,557,235		2.40
June 30, 2008	3,837,232		2.02
December 30, 2008	3,997,716		2.10
June 30, 2009	4,477,107		2.36
December 30, 2009	4,664,353		2.45
June 30, 2010	4,955,198		2.61
December 30, 2010	5,162,439		2.72
June 30, 2011	5,588,336		2.94
December 30, 2011	5,822,056		3.06
June 30, 2012	5,388,039		2.84
December 30, 2012	5,613,382		2.95
June 30, 2013	5,849,423		3.08
December 30, 2013	6,094,063		3.21
June 30, 2014	6,796,100		3.58
December 30, 2014	7,052,203		3.71
June 30, 2015	7,916,885		4.17
December 30, 2015	8,247,993		4.34
June 30, 2016	8,458,680		4.45
December 30, 2016	8,812,447		4.64
June 30, 2017	9,084,414		4.78
December 30, 2017	9,464,350		4.98
June 30, 2018	6,481,436		3.41
December 30, 2018	6,752,509		3.55
June 30, 2019	5,823,102		3.06
December 30, 2019	6,066,641		3.19
June 30, 2020	6,111,116		3.22
December 30, 2020	6,338,932	*	3.33	*

*	This principal payment amount and the corresponding amortization percentage was revised pursuant to the Second Supplemental Indenture dated as of December 21, 2004 to correct a defect in the original calculation thereof. See "Description of Principal Financing Agreements— Indenture—Supplemental Indenture."

If any date on which principal, interest, premium or Liquidated Damages are required to be paid on the notes is not a Business Day, then such payment will be made on the immediately succeeding Business Day.

Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, interest, premium and Liquidated Damages, if any, on the notes will be payable at our office or agency maintained for such purpose within the City and State of New York or, at our option, payment of interest may be made by check mailed to the Holders of the notes at their respective addresses set forth in the register of Holders of notes; provided that all payments of principal, interest, premium and Liquidated Damages, if any, on the notes with respect to notes the Holders of which own at least $1.0 million of notes and have given us wire transfer instructions will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by us, our office or agency in New York will be the office of the Trustee maintained for such purpose. The notes will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof. See "Book-Entry, Delivery and Form."

Guarantees

The Guarantors jointly and severally guarantee our obligations under the notes. The obligations of each Guarantor under its Guarantee is and will be limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance under applicable law. As a result, the amount that may be collected from a Guarantor in respect of its Guarantee may be limited. See "Risk Factors - We cannot assure you that the collateral agent will be able to successfully foreclose on our assets in the event of a default by us." Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors. As a result, the Guarantees provided by the Guarantors may not be enforceable in certain circumstances.

Ormesa will not provide a Guarantee of the notes until the Ormesa Support Date has occurred. If we or any Guarantor acquires that portion of the Capital Stock of Mammoth-Pacific or a Qualified Project that we do not own as of the Closing Date, we will cause Mammoth-Pacific or the Qualified Project, as the case may be to provide a Guarantee of the notes.

Security

The notes will be secured by each of the following and all of the proceeds arising therefrom:

Prior to the Ormesa Support Date:

•	a pledge by Ormat Nevada of all the Capital Stock of us that it owns;

•	a pledge by us of all of the capital stock we own of OrMammoth; the private notes were originally also secured by the pledge of all of the Capital Stock we own of ORNI 1, ORNI 2 and ORNI 7 and the pledge by ORNI 1, ORNI 2 and ORNI 7 of the Capital Stock of Brady and Steamboat Development, however, such pledges were released by the Trustee on October 14, 2004 upon our receipt of all necessary duly executed resource lease consents with respect to the unassigned leases held by such entity and the execution and recordation of deeds of trust with respect to such unassigned leases; however, the Capital Stock released as a result of the foregoing remains subject to all limitations set forth below under "Description of Principal Financing Agreements—Indenture—Certain Covenants";

•	a Lien on all real property owned or leased and all easements held by us, the ORNI Entities, Brady, Steamboat Development and Steamboat Geothermal other than the Unassigned Leases;

•	except as described below, a Lien on all personal property owned by us, Brady, Steamboat Development, Steamboat Geothermal and the ORNI Entities, including equipment, receivables and other tangible and intangible assets;

•	a Lien on all of any of our, Brady's, Steamboat Development's, Steamboat Geothermal's, OrMammoth's and the ORNI Entities' right, title and interest in and to all Project Documents (to the extent the granting of such a Lien would not violate the terms of such Project Document) and all assignable governmental approvals obtained in connection with the Projects (other than with respect to the Mammoth Plant);

•	a Lien on all of our revenues (including, amounts we receive as distributions from Ormesa) and the revenues of Brady, Steamboat Development, Steamboat Geothermal, OrMammoth and the ORNI Entities;

•	a Lien on our Accounts and any Accounts of Brady, Steamboat Development, Steamboat Geothermal, OrMammoth and the ORNI Entities (and any sub-accounts thereof and all monies held therein) established under the Depositary Agreement and on the checking accounts we and Brady, Steamboat Development, Steamboat Geothermal, OrMammoth and the ORNI Entities are permitted to establish pursuant to the Indenture; provided, however, amounts held from time to time in the Debt Service Reserve Account will only secure the notes;

•	a pledge of all intercompany notes payable to us, Brady, Steamboat Development, Steamboat Geothermal, OrMammoth and the ORNI Entities; and

•	an assignment of appropriate insurance policies or the naming of the Collateral Agent as the loss payee thereunder.

In addition to the above, on the Ormesa Support Date, Ormesa will be obligated to provide the following as collateral for the notes:

•	a Lien on all real property owned or leased and all easements held by Ormesa;

•	except as described below, a Lien on all personal property owned by Ormesa, including equipment, receivables and other tangible and intangible assets;

•	a Lien on all of Ormesa's right, title and interest in and to all Project Documents (to the extent the granting of such Lien would not violate the terms of such Project Document) and all assignable governmental approvals obtained in connection with the Ormesa Plant;

•	a Lien on all of the revenues of Ormesa;

•	a Lien on Ormesa's Accounts (and any sub-accounts thereof and all monies held therein) established under the Depositary Agreement and on the checking accounts Ormesa is permitted to establish pursuant to the Indenture;

•	a pledge of all intercompany notes payable to Ormesa; and

•	an assignment of appropriate insurance policies of Ormesa or the naming of the Collateral Agent as the loss payee thereunder.

If a Resource Lease Consent is obtained, the applicable Guarantors will grant a Lien on the related Unassigned Leases and, upon obtaining Resource Lease Consents with respect to all Unassigned Leases held by such Guarantors and recording Deeds of Trust encumbering such Unassigned Leases, the pledge of the Capital Stock of the applicable Guarantors will be released from the Lien of the Collateral Agent, but remain subject to all other limitations set forth under "Description of Principal Financing Agreements—Indenture—Certain Covenants". We obtained the Resource Lease Consents relating to certain necessary Unassigned Leases and, on October 12, 2004, the pledges by us of all of the Capital Stock of ORNI 1, ORNI 2 and ORNI 7 and by ORNI 1, ORNI 2 and ORNI 7 of all of the Capital Stock of Brady and Steamboat Development were released. If we or any Guarantor acquires the portion of the Capital Stock of Mammoth-Pacific that we do not own as of the Closing Date, or a Qualified Project, we will cause the applicable Guarantor to grant Liens on its property substantially similar to the Liens granted by each of the Guarantors.

So long as no Event of Default has occurred and is continuing, and subject to certain terms and conditions in the Indenture and the Security Documents, all revenues actually received by us and any of our Subsidiaries from a Project will be allocated to the appropriate Accounts in the manner described under the caption "Description of Principal Financing Agreements—Depositary Agreement—Revenue Account; Priority of Payments." Upon the occurrence and during the continuance of an Event of Default and an election by the Holders:

•	all of our and Ormat Nevada's rights to exercise any voting or other consensual rights in respect of the pledged Collateral will cease, and all such rights will become vested in the Collateral Agent, which, to the extent permitted by law, will have the sole right to exercise such voting and other consensual rights; and

•	the Collateral Agent may sell the Collateral or any part thereof in accordance with the terms of the Security Documents.

Under the terms of the Security Documents, the Collateral Agent will, acting in accordance with instructions received by the Holders of notes, determine the circumstances and manner in which the Collateral will be disposed of, including but not limited to, the determination of whether to release all or any portion of the Collateral from the Liens created by the Security Documents and whether to foreclose on the Collateral following an Event of Default. Upon the full and final payment and performance of all Senior Secured Obligations, the Security Documents will terminate and the Collateral will be released.

Optional Redemption

The notes are redeemable at our option at any time and from time to time, in whole or in part, upon not less than 30 nor more than 60 days' notice to the Trustee and each Holder of notes, at a redemption price equal to the outstanding principal amount thereof plus accrued interest and Liquidated Damages, if any, plus the Make-Whole Premium. In no event will the sum of the redemption price plus the Make-Whole Premium ever be less than 100% of the notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date. Unless we default in payment of the redemption price, on and after the Redemption Date interest and Liquidated Damages, if any, will cease to accrue on the notes or portions thereof called for redemption.

Mandatory Redemption

Event of Loss/Event of Eminent Domain

The notes are subject to mandatory redemption, in whole or in part, at a redemption price equal to the principal amount of the notes being redeemed plus accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date, if we receive or any Subsidiary receives more than $5.0 million of Loss Proceeds or Eminent Domain Proceeds because of an Event of Loss or an Event of Eminent Domain and:

•	we determine that all or such portion of the applicable Plant cannot be rebuilt, repaired or restored to permit operations on a commercially reasonable basis, or we determine not to rebuild, repair or restore the applicable Plant or such portion, in which case we will have to use the Net Available Amount of such proceeds for such redemption; or

•	only a portion of the applicable Plant is capable of being rebuilt, repaired or restored on a commercially reasonable basis and we determine to so rebuild, repair or restore, in which case we will have to use only the amount of such Loss Proceeds or Eminent Domain Proceeds not used to rebuild, repair or restore such Plant for such redemption, except as set forth in the immediately following paragraph.

If we or any Subsidiary receives less than $5 million of Loss Proceeds or Eminent Domain Proceeds or have less than $5 million remaining after rebuilding, repairing or restoring a portion of the applicable Plant because of an Event of Loss or Event of Eminent Domain we will cause such amounts to be deposited into the Revenue Account.

Title Event

If we or any Subsidiary (a) receives more than $5.0 million of Title Event Proceeds in connection with a Title Event and are unable to remedy the Title Event, or (b) has more than $5.0 million of

Title Event Proceeds remaining after remedying the Title Event, we will have to use the Net Available Amount of such proceeds, to the extent not used to cure the Title Event, on a pro rata basis to redeem the notes at a redemption price equal to the principal amount of the notes being redeemed plus accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date. If we or any Subsidiary receive less than $5 million of Title Event Proceeds in connection with a Title Event or have less than $5 million remaining after remedying a Title Event we will cause such amounts to be deposited into the Revenue Account.

Galena Re-powering Account Redemption

If on or prior to September 30, 2005, we have not satisfied the Initial Galena Re-powering Account Withdrawal Conditions, then we will have to use the proceeds of the Galena Re-powering Account to redeem (a "Galena Re-powering Account Redemption") the notes at a price equal to 101% of the principal amount of notes being redeemed plus accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date.

Galena Re-powering Performance Redemption

If Final Completion is not achieved by March 31, 2006 or the Galena Re-powering does not result in a minimum net electrical output of 18 MW as determined in accordance with performance tests conducted pursuant to the Galena Re-powering Contract (as certified by the Independent Engineer), then from and after March 31, 2006, we will not be able to make any Restricted Payments until we have used any amounts we receive as Performance Liquidated Damages and amounts in the Distribution Suspense Account to redeem or have otherwise redeemed (a "Galena Re-powering Performance Redemption") notes in an amount equal to the product of (x) $1,100,000 times (y) the difference between (i) 18MW minus (i) the actual number of Megawatts of the Galena Re-powering as demonstrated by the Performance Guarantee Tests and certified by the Independent Engineer. We will redeem the notes in connection with a Galena Re-powering Performance Redemption at a price equal to 101% of the principal amount of the notes required to be redeemed plus accrued and unpaid interest and Liquidated Damages, if any to the Redemption Date.

Mammoth Enhancement Redemption

If, as of January 1, 2006, the Mammoth Enhancement has not improved the net electrical output of the Mammoth Plant by at least 3.6 MW (as certified by the Independent Engineer), then from and after January 1, 2006, we will not be able to make any Restricted Payments until we have used amounts in the Distribution Suspense Account to redeem or have otherwise redeemed (a "Mammoth Enhancement Redemption") notes in an amount equal to the product of (x) $1,100,000 times (y) the difference between (i) 3.6 MW minus (ii) the actual number of Megawatts that the Mammoth Enhancement increases the net electrical output of the Mammoth Plant. We will redeem the notes in connection with a Mammoth Enhancement Redemption at a price equal to 101% of the principal amount of the notes required to be redeemed plus accrued and unpaid interest and Liquidated Damages, if any to the Redemption Date.

Selection and Notice

If less than all of the notes are to be redeemed at any time, selection of notes for redemption will be made by the Trustee on a pro rata basis; provided that no notes of $1,000 or less will be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any note is to be redeemed in part only, the notice of redemption that relates to such note will state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. Unless we default in payment of the redemption price, interest and Liquidated Damages, if any, will cease to accrue on notes or portions thereof called for redemption on and after the Redemption Date.

Repurchase Offer

In the event that any Senior Secured Obligations (other than the notes) are required to be redeemed before their scheduled maturity pursuant to documents governing such Senior Secured Obligations for any reason not otherwise giving rise to a redemption of the notes, we will offer to repurchase the notes on a pro rata basis with the other Senior Secured Obligations as are required to be redeemed at a redemption price equal to the principal amount of the notes we offer to repurchase plus accrued and unpaid interest and liquidated damages, if any, to the Redemption Date, but without any premium.

DESCRIPTION OF PRINCIPAL FINANCING AGREEMENTS

The following summaries of certain provisions of the Financing Documents do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of such Financing Documents, including the definitions therein. Copies of such Financing Documents are available for inspection at the corporate trust office of the Trustee. We urge you to read such Financing Documents, because they, and not this description, define your rights as a holder of the exchange notes. Capitalized terms used herein are defined in "—Certain Definitions".

Depositary Agreement

The Collateral Agent, on behalf of the Secured Parties, has, pursuant to the Depositary Agreement, appointed the Depositary as agent for the Secured Parties with respect to our and our Subsidiaries' funds in which the Depositary has been granted a security interest. Pursuant to the terms of the Depositary Agreement, the Depositary will hold, invest and disburse funds in which the Depositary and/or the Collateral Agent, on behalf of the Secured Parties, has been granted a security interest. We will not have any right of withdrawal under any Account except under circumstances specified in the Financing Documents.

The Depositary Agreement Accounts

The following accounts have been established and created with the Depositary and pledged as security for the benefit of the Depositary and the Collateral Agent acting on behalf of all the Secured Parties; provided, however, that amounts held in the Debt Service Reserve Account will only secure the notes:

•	Revenue Account;

•	Operating Account;

•	Debt Service Payment Account;

•	Debt Service Reserve Account;

•	Galena Re-powering Account;

•	Supplemental Galena Re-powering Account;

•	Ormesa Loan Repayment Account;

•	Distribution Account;

•	Distribution Suspense Account;

•	Redemption Account; and

•	Loss Proceeds Account.

Monies on deposit in any Account under the Depositary Agreement will be invested by the Depositary at our direction in Permitted Investments.

Revenue Account; Priority of Payments

Since the issuance of the private notes, all revenues or other proceeds received by us or any of our Subsidiaries or otherwise derived from the ownership or operation of a project have been and will be deposited directly into the Revenue Account, except for (i) the proceeds from the Offering, a portion of which have been deposited into the Galena Re-powering Account, the Supplemental Galena Re-powering Account, the Ormesa Loan Repayment Account and the Debt Service Reserve Account and the remainder of which have been distributed as otherwise indicated under the caption "Use of Proceeds," (ii) until the Ormesa Support Date, any revenues or other proceeds of Ormesa that are prohibited from being distributed to us in accordance with the terms of the Ormesa Credit Agreement and (iii) Performance Liquidated Damages and certain proceeds from the disposition of assets, Loss Proceeds, Eminent Domain Proceeds and Title Event Proceeds. We will, and will cause our Subsidiaries to (x) provide irrevocable written instruction to each power purchaser related to the Project, to pay all revenues paid under power purchase agreements with respect to the Projects directly into the Revenue Account (other than with respect to the Mammoth Plant; provided, however, if at any time we or any Guarantor acquires that portion of the Capital Stock of Mammoth-Pacific that we do not own as of the Closing Date or we otherwise acquire control of 100% of the Mammoth Project, we will, or we will cause such Guarantor, as the case may be, to arrange for all revenues paid under power purchase agreements with respect to the Mammoth Project to be paid directly into the Revenue Account), (y) use commercially reasonable efforts to arrange for all other revenues to be paid directly into the Revenue Account and (z) cause any other revenues received by us or any of our Subsidiaries to be promptly paid into the Revenue Account. Neither we, nor any of our Affiliates, have any right of withdrawal from the Revenue Account except pursuant to the priority of payments set forth below.

The Revenue Account is and will be funded from:

•	revenues and other proceeds received by us and our Subsidiaries from the Projects (except as described in the preceding paragraph);

•	to the extent funds in the Debt Service Reserve Account plus the amount available to be drawn under any Debt Service Reserve Letter of Credit (x) equal the Debt Service Reserve Requirement, the income, if any, from the investment of funds in such Account or (y) exceed the Debt Service Reserve Requirement, except as described under "Debt Service Reserve Account" below, all amounts in excess of the Debt Service Reserve Requirement; and

•	all amounts from any other Collateral Account as required to be transferred to the Revenue Account pursuant to the Depositary Agreement.

Upon receipt of a certificate from us (or our duly authorized agent for such purposes) detailing the amounts to be paid, funds in the Revenue Account will be transferred on a monthly basis (or, as otherwise specified herein, more frequently) via wire transfer by the Depositary in the following order of priority:

First, on any business day as determined by us from the 26th through the 30th day of each month, to the Operating Account, in an amount sufficient to pay (i) the amounts payable by any Subsidiary (other than (i) OrMammoth prior to such time as we or any Guarantor acquires that portion of the Capital Stock of Mammoth-Pacific that we do not own as of the Closing Date and we or such Guarantor have otherwise complied with our or its obligations under the Financing Documents and (ii) Ormesa prior to such time as the Ormesa Support Date has occurred and Ormesa has otherwise complied with all of its obligations under the Financing Documents) for Operating and Maintenance Expenses then due and payable or anticipated to become due and payable during the immediately succeeding month; plus (ii) to the Depositary, the Trustee, the Collateral Agent and the trustee or agent for any other Permitted Additional Senior Lender, any amounts then due and payable or anticipated to be due and payable during the immediately succeeding month but prior to the next anticipated monthly funding date to each of them as Administrative Costs;

Second, one business day prior to each Scheduled Payment Date, to the Debt Service Payment Account, an amount sufficient to cause the balance in the Debt Service Payment Account to equal the sum of:

(i)	the principal, interest, premium and Liquidated Damages, if any, on the notes becoming due and payable on such Scheduled Payment Date; and

(ii)	a proportionate share of the principal, interest and premium on other Senior Secured Obligations becoming due and payable on the next payment date for such other Senior Secured Obligations.

Third, on each Scheduled Payment Date, to the Debt Service Reserve Account, an amount sufficient to cause the balance therein (when taken together with any amount available for drawing under the Debt Service Reserve Letter of Credit) to equal the Debt Service Reserve Requirement;

Fourth, on each Scheduled Payment Date, to the applicable Secured Parties any indemnification or other amounts then due and payable pursuant to the Financing Documents;

Fifth, on or within 60 days after each Scheduled Payment Date, provided each of the Distribution Conditions is satisfied on such Scheduled Payment Date (or within such 60 day period), to the Distribution Account any amounts that remained on deposit in the Revenue Account after making the transfers described in First through Fourth above as of such Scheduled Payment Date (or any lesser amount elected by us), for payment of distributions to (i) holders of Subordinated Debt, if any such debt exists and (ii) any Person as directed by us; and

Sixth, if any of the Distribution Conditions is not satisfied by the 60th day after the Scheduled Payment Date referred to above, on the day that is 60 days (or the immediately succeeding Business Day) after such Scheduled Payment Date, the balance of any amounts that remained on deposit in the Revenue Account as of such Scheduled Payment Date will be transferred to the Distribution Suspense Account.

Operating Account

Since the issuance of the private notes, we have maintained an Operating Account. Funds in the Operating Account are available to us and our Subsidiaries (other than (i) OrMammoth and (ii) Ormesa prior to such time as the Ormesa Support Date has occurred and Ormesa has otherwise complied with all of its obligations under the Financing Documents) to pay Operating and Maintenance Expenses with respect to the Projects and Administrative Costs owing to the Depositary, the Trustee and the Collateral Agent and the trustee or agent for any other Permitted Additional Senior Lender. The Depositary will disburse amounts from the Operating Account upon delivery by us of an Officer's Certificate certifying that the amounts may properly be withdrawn from the Operating Account and specifying the amount to be disbursed and the name of, and wire transfer or other payment instructions for, each Person to whom such amounts should be paid. With respect to Operating and Maintenance Expenses which are individually less than $250,000, we may request pursuant to such Officer's Certificate that the amounts required for payment of such Operating and Maintenance Expenses becoming due and payable during the current month be transferred to our or our Subsidiaries' checking accounts (provided such checking account is permitted to exist in accordance with the Indenture) which we use for making payments to third parties for Operating and Maintenance Expenses. Funds may be disbursed from the Operating Account more than monthly if necessary to pay Operating and Maintenance Expenses which are, or will be, due and payable during the following month.

Debt Service Payment Account

Since the issuance of the private notes, we have maintained a Debt Service Payment Account. Funds in the Debt Service Payment Account are utilized to make payments of principal, interest, premium and Liquidated Damages, if any, on the notes and any other outstanding Senior Secured Obligations.

Debt Service Reserve Account

Since the issuance of the private notes, we have maintained a Debt Service Reserve Account which is funded in an amount equal to the Debt Service Reserve Requirement.

The Debt Service Reserve Account may be funded by one or a combination of the following:

•	cash; and

•	a Debt Service Reserve Letter of Credit. All reimbursement obligations related to the Debt Service Reserve Letter of Credit are obligations of Ormat Nevada or another of our Affiliates (other than our Subsidiaries) and neither we nor any of our Subsidiaries will, at any time, be an account party under the letter of credit reimbursement agreement pursuant to which the Debt Service Reserve Letter of Credit is issued nor will there be any recourse to us, any of our Subsidiaries or any of our or our Subsidiary's properties or assets if there is a default under the letter of credit reimbursement agreement. If (i) such Debt Service Reserve Letter of Credit is not renewed or replaced on or prior to the date 30 days prior to its date of expiration or (ii) at any time the issuing bank ceases to be an Eligible Letter of Credit Provider and such Debt Service Reserve Letter of Credit issued by such issuing bank is not replaced with a Debt Service Reserve Letter of Credit issued by an Eligible Letter of Credit Provider within 30 days, then in each such case the Depositary Agent will draw under the Debt Service Reserve Letter of Credit to fund the Debt Service Reserve Requirement with cash.

If the Debt Service Reserve Account is funded with cash, Ormat Nevada or certain of our other Affiliates will be permitted to withdraw the cash on deposit therein so long as it provides a Debt Service Reserve Letter of Credit having a stated amount equal to the amount of the cash being withdrawn. Any such withdrawal of cash will not be a Restricted Payment. If the Debt Service Reserve Account is funded with a Debt Service Reserve Letter of Credit, Ormat Nevada or certain of our other Affiliates (other than our Subsidiaries) will be permitted to replace the Debt Service Reserve Letter of Credit with cash or another Debt Service Reserve Letter of Credit.

We may use amounts in the Debt Service Reserve Account to pay the principal, interest, premium and Liquidated Damages, if any, on the notes at any time when amounts on deposit in or credited to the Debt Service Payment Account, the Distribution Suspense Account and the Revenue Account are insufficient to make such payments. Amounts in the Debt Service Reserve Account may not be used to pay any of our or our Subsidiaries' obligations including the principal, interest or premium, if any, on any of our or our Subsidiaries other Indebtedness.

At any time that the sum of the amount available to be drawn under any Debt Service Reserve Letter of Credit plus the amount then on deposit in the Debt Service Reserve Account is less than the Debt Service Reserve Requirement, the Debt Service Reserve Account will then accumulate cash deposits from:

•	the Revenue Account, as provided above under "Revenue Account; Priority of Payments;" and

•	net interest, if any, earned on amounts deposited in the Debt Service Reserve Account.

Once the Debt Service Reserve Requirement is reached, net interest, if any, earned on amounts deposited in the Debt Service Reserve Account will be transferred to the Revenue Account. Amounts in the Debt Service Reserve Account, when added to the amount available to be drawn under the Debt Service Reserve Letter of Credit, in excess of the Debt Service Reserve Requirement will be transferred to the Revenue Account, except that if the Debt Service Reserve Letter of Credit is replaced with a new Debt Service Reserve Letter of Credit, any amounts then on deposit in the Debt Service Reserve Account, when added to the amount available to be drawn under such new Debt Service Reserve Letter of Credit, in excess of the Debt Service Reserve Requirement will be transferred to Ormat Nevada or, if we elect, to the issuer of the Debt Service Reserve Letter of Credit being replaced to the extent of any reimbursed drawings on, or other amounts owing with respect to, such Debt Service Reserve Letter of Credit. If at any time amounts on deposit in the Debt Service Reserve Account exceed the Debt Service Reserve Requirement as a result of reductions in the Debt Service Reserve Requirement then any excess cash will (x) be released to the next account in the order of priority as set forth under "Depositary Agreement—Revenue Account; Priority of Payments" or (y) at the direction of our Affiliate that provided the Debt Service Reserve Letter of Credit, be utilized to repay amounts drawn under the Debt Service Reserve Letter of Credit.

Galena Re-powering Account

On February 13, 2004, $19.4 million of the proceeds from the offering of the private notes was delivered to the Depositary and deposited in the Galena Re-powering Account. The amounts on deposit from time to time in the Galena Re-powering Account will be utilized to pay the Project Costs associated with the Galena re-powering, as described in the following paragraph.

The Galena Re-powering Account may be funded by one or a combination of the following:

•	cash; and

•	a Galena Re-powering Letter of Credit. All reimbursement obligations related to a Galena Re-powering Letter of Credit are obligations of Ormat Nevada or another of our Affiliates (other than our Subsidiaries) and neither we nor any of our Subsidiaries will at any time be an account party under the letter of credit reimbursement agreement pursuant to which the Galena Re-powering Letter of Credit is issued; nor will there be any recourse to us, any of our Subsidiaries or any of our or our Subsidiaries' properties or assets if there is a default under the applicable letter of credit reimbursement agreement. If (i) such Galena Re-powering Letter of Credit is not renewed or replaced on or prior to the date 30 days prior to its date of expiration or (ii) at any time the issuing bank ceases to be an Eligible Letter of Credit Provider and such Galena Re-powering Letter of Credit issued by such issuing bank is not replaced with a Galena Re-powering Letter of Credit issued by an Eligible Letter of Credit Provider within 30 days after the issuing bank ceases to be an Eligible Letter of Credit Provider, then in each such case the Depositary Agent will draw under the Galena Re-powering Letter of Credit to fund the Galena Re-powering Account in an amount equal to the Galena Re-powering Requirement with cash.

If the Galena Re-powering Account is funded with cash, Ormat Nevada or certain of our Affiliates (other than our Subsidiaries) will be permitted to withdraw cash on deposit therein so long as it provides a Galena Re-powering Letter of Credit having a stated amount equal to the cash being withdrawn. Any such withdrawal will not be a Restricted Payment. If the Galena Re-powering Account is funded with a Galena Re-powering Letter of Credit, Ormat Nevada or certain of our Affiliates (other than our Subsidiaries) will be permitted to replace the Galena Re-powering Letter of Credit with cash or another Galena Re-powering Letter of Credit.

Prior to withdrawing any amounts from the Galena Re-powering Account, the following conditions must be satisfied (the "Initial Galena Re-powering Withdrawal Conditions"):

•	each of the Galena Power Purchase Agreement and any related power purchase agreement required to be executed in connection with the Galena Power Purchase Agreement shall have been executed and be in full force and effect and all conditions precedent to the effectiveness thereunder shall have been satisfied including the approval of the Public Utilities Commission of the State of Nevada;

•	all requisite permits and any government approvals required in connection with the construction of the Galena Re-powering shall have been obtained;

•	the Galena Re-powering Contract shall have been executed and be in full force (and an opinion of counsel shall have been delivered to the Holders of the notes to such effect) and the notice to proceed shall have been issued;

•	the interconnection and operating agreement referenced in the Galena Power Purchase Agreement shall be in place and in full force and effect and all conditions precedent to the effectiveness thereunder shall have been satisfied including the approval of the Public Utilities Commission of the State of Nevada; and

•	we shall have utilized all of the amounts on deposit in the Supplemental Galena Re-powering Account to pay Project Costs associated with the Galena Re-powering.

If the Initial Galena Re-powering Withdrawal Conditions have not been satisfied on or prior to September 30, 2005, then we will be required to transfer all amounts available in the Galena Re-powering Account to the Redemption Account in order effect a Galena Re-powering Account Redemption of notes at a price equal to 101% of the principal amount of notes being redeemed plus accrued and unpaid interest and Liquidated Damages, if any to the Redemption Date.

Once the Initial Galena Re-powering Withdrawal Conditions have been satisfied, during the construction period necessary to complete the Galena re-powering, the Depositary will periodically disburse the monies on deposit in the Galena Re-powering Account to pay Project Costs or reimburse us for Project Costs that we certify were previously paid by us, in excess of amounts required to be paid from the Supplemental Galena Re-powering Account, prior to satisfying the Initial Galena Re-powering Withdrawal Conditions. At the time any payment of Project Costs is due, we will submit a construction requisition and the other documentation described below to the Depositary. If the documentation is satisfactory, the Depositary will withdraw from the Galena Re-powering Account the amounts set forth in the construction requisition described below and thereafter such amounts will be remitted to the applicable payees. If on any disbursement date, the aggregate amount of monies available for withdrawal from the Galena Re-powering Account is not sufficient for the payment in full of all amounts requisitioned, the Depositary will withdraw monies from the Distribution Account and Distribution Suspense Account, in such order, until such payment deficiency is satisfied. The Depositary will disburse monies from the Galena Re-powering Account, upon the receipt by the Depositary on or prior to the date two Business Days prior to the applicable disbursement date of, inter alia, (i) a requisition, dated not more than ten days prior to such disbursement date, specifying Project Costs that are due and payable or that are reasonably anticipated to be due and payable within 90 days after the disbursement date, (ii) an officer's certificate from us, dated not more than ten days prior to such disbursement date, in the form attached as an appendix to the Depositary Agreement, (iii) a current progress report, dated not more than ten days prior to such disbursement date, evidencing that construction is progressing in accordance with the milestones scheduled in the Galena Re-powering Contract and (iv) a certificate from the Independent Engineer, dated not more than ten days prior to such disbursement date, in the form attached as an appendix to the Depositary Agreement.

We will evidence the Final Completion of the Galena Re-powering by delivery to the Depositary, the Collateral Agent and the Trustee of (i) an officer's certificate stating (A) that Final Completion has occurred and (B) the amount, if any, required to be retained in the Galena Re-powering Account for payment of any remaining Project Costs payable or to be paid (including, without limitation, any amounts owed or reasonably expected to be owed to the Contractor pursuant to the terms of the Galena Re-powering Contract), contested Project Costs or reasonable contingencies related to construction and the completion of Work under the Galena Re-powering Contract and (C) the period such amounts are anticipated to be held, and (ii) a certificate of the Independent Engineer stating that Final Completion has occurred and concurring with the amounts set forth in the officer's certificate to be retained in the Galena Re-powering Account and the period such amounts are anticipated to be held. On the business day immediately succeeding its receipt of such certificates, the Depositary will transfer the aggregate amount in the Galena Re-powering Account in excess of the aggregate amount, if any, that we and the Independent Engineer certify needs to remain in the Galena Re-powering Account, to the Revenue Account. Any amounts remaining in the Galena Re-powering Account following Final Completion will be transferred by the Depositary in the same manner as described in the previous sentence.

Supplemental Galena Re-powering Account

Since the issuance of the private notes, we have maintained a Supplemental Galena Re-powering Account, which was funded with $6.4 million of the proceeds from the offering of the private notes. We are using the amounts held in the Supplemental Galena Re-powering Account to pay a portion of the Project Costs associated with the Galena re-powering but withdrawals from the Supplemental Galena Re-powering Account will not be subject to the prior satisfaction of the Initial Galena Re-powering Withdrawal Conditions.

Ormesa Loan Repayment Account

Since the issuance of the private notes, we have maintained an Ormesa Loan Repayment Account, which is funded in an amount equal to the Ormesa Repayment Requirement.

The Ormesa Loan Repayment Account may be funded by one or a combination of the following:

•	cash; and

•	an Ormesa Repayment Letter of Credit. All reimbursement obligations related to an Ormesa Repayment Letter of Credit are obligations of Ormat Nevada or another of our Affiliates (other than our Subsidiaries) and neither we nor any of our Subsidiaries will at any time be an account party under the letter of credit reimbursement agreement pursuant to which the Ormesa Repayment Letter of Credit is issued; nor will there be any recourse to us, any of our Subsidiaries or any of our or our Subsidiaries' properties or assets if there is a default under the applicable letter of credit reimbursement agreement. If (i) such Ormesa Repayment Letter of Credit is not renewed or replaced on or prior to the date 30 days prior to its date of expiration or (ii) at any time the issuing bank ceases to be an Eligible Letter of Credit Provider and such Ormesa Repayment Letter of Credit issued by such issuing bank is not replaced with an Ormesa Repayment Letter of Credit issued by an Eligible Letter of Credit Provider within 30 days after the issuing bank ceases to be an Eligible Letter of Credit Provider, then in each such case the Depositary Agent will draw under the Ormesa Repayment Letter to fund the Ormesa Repayment Requirement with cash.

If the Ormesa Loan Repayment Account is funded with cash, Ormat Nevada or certain of our Affiliates (other than our Subsidiaries) will be permitted to withdraw cash on deposit therein so long as it provides an Ormesa Repayment Letter of Credit having a stated amount equal to the cash being withdrawn. Any such withdrawal will not be a Restricted Payment. If the Ormesa Loan Repayment Account is funded with an Ormesa Repayment Letter of Credit, Ormat Nevada or certain of our Affiliates (other than our Subsidiaries) will be permitted to replace the Ormesa Loan Repayment Letter of Credit with cash or another Ormesa Repayment Letter of Credit.

We use amounts in the Ormesa Loan Repayment Account to pay the principal, premium and interest on the Ormesa Credit Agreement at any time. We may also use amounts in the Ormesa Loan Repayment Account to repay all amounts due and payable under the Ormesa Credit Agreement if an Event of Loss or Event of Eminent Domain occurs with respect to Ormesa. In such event, we will only use amounts in the Ormesa Loan Repayment account to repay all amounts due and payable under the Ormesa Credit Agreement to the extent that on or prior to such repayment any insurance or insurance proceeds relating to such Event of Loss or Event of Eminent Domain have been irrevocably assigned to the Collateral Agent. Any insurance proceeds received by the Collateral Agent will be deposited in the Loss Proceeds Accounts. Amounts in the Ormesa Loan Repayment Account may not be used to pay the principal, interest or premium, if any, on any of our other Senior Secured Obligations or any of our other Indebtedness.

Once the Ormesa Repayment Requirement is reached, net interest, if any, earned on amounts deposited in the Ormesa Loan Repayment Account will be transferred to Ormat Nevada. Amounts in the Ormesa Loan Repayment Account, when added to the amount available to be drawn under the Ormesa Repayment Letter of Credit, in excess of the Ormesa Repayment Requirement will be transferred to Ormat Nevada. Any such transfer will not be a Restricted Payment.

Distribution Account—Restricted Payment Conditions

Since the issuance of the private notes, we have maintained a Distribution Account, which receives funds transferred from the Revenue Account as specified in the Depositary Agreement after all other then-required amounts have been paid as provided above under "—Revenue Account; Priority of Payments." Restricted Payments may be made on any Distribution Date, but only from and to the extent of funds on deposit in the Distribution Account. Transfer of any funds to the Distribution Account and payment of any Restricted Payment is subject to the prior satisfaction on such Distribution Date of the following conditions (the "Distribution Conditions"):

•	no Default or Event of Default has occurred and is continuing;

•	the Debt Service Coverage Ratio for the preceding twelve-month period ending on the last day of the month in which the Scheduled Payment Date relating to such Distribution Date occurs taken as a single accounting period equals or exceeds 1.25 to 1.0; provided, that the Debt Service Coverage Ratio shall equal or exceed 1.35 to 1.0 for any Distribution Date prior to the Ormesa Support Date (such ratio will be calculated with respect to any Distribution

Date prior to the first anniversary of the Closing Date based on the number of Completed Quarterly Periods commencing on the Closing Date and ending on the last day of the month in which the Scheduled Payment Date relating to such Distribution Date occurs);

•	the projected Debt Service Coverage Ratio for the twelve-month period commencing on the first day of the month immediately following the month in which the Scheduled Payment Date relating to such Distribution Date occurs (or, with respect to any Distribution Date occurring within one year prior to the Final Maturity Date, for a period commencing on the first day of the month immediately following the month in which the Scheduled Payment Date relating to such Distribution Date occurs and ending on the Final Maturity Date) taken as a single accounting period equals or exceeds 1.25 to 1.0;

•	the sum of the funds on deposit in the Debt Service Reserve Account plus the amount available to be drawn under any Debt Service Reserve Letter of Credit is at least equal to the Debt Service Reserve Requirement;

•	the sum of the funds on deposit in the Galena Re-powering Account plus the amount available to be drawn under any Galena Re-powering Letter of Credit is at least equal to the Galena Re-powering Requirement;

•	the sum of the funds on deposit in the Ormesa Loan Repayment Account plus the amount available to be drawn under any Ormesa Repayment Letter of Credit is at least equal to the Ormesa Repayment Requirement;

•	the balances of all of the other Accounts are at least equal to their minimum required amounts; and

•	we certify to the Collateral Agent and the Depositary that each of the foregoing conditions has been satisfied, including certification to the effect that the projected Debt Service Coverage Ratio referred to in the third bullet above was calculated in good faith based on reasonable assumptions consistent with the historical operation of the Projects.

Payments of any and all amounts in the Distribution Account shall be made (i)first, to pay any obligations under any of our subordinated debt and (ii)second, to Ormat Nevada.

Distribution Suspense Account

Funds held in the Distribution Suspense Account may be transferred back to the Distribution Account when all Distribution Conditions are satisfied. At any time that funds in the Revenue Account are not sufficient to pay any amounts which are due and payable and required to be paid with proceeds of the Revenue Account, funds in the Distribution Suspense Account will be transferred to the Revenue Account for application as provided in "—Revenue Account; Priority of Payments."

Redemption Account

Since the issuance of the private notes, we have maintained a Redemption Account. The Redemption Account is funded from certain proceeds received in connection with an Event of Loss, an Event of Eminent Domain, a Title Event, a Galena Re-powering Account Redemption, a Galena Re-powering Performance Redemption or a Mammoth Enhancement Redemption. All proceeds received in connection with an Event of Loss, an Event of Eminent Domain or a Title Event initially will be deposited in the Loss Proceeds Account and the Net Available Amount of such proceeds will be transferred to the Redemption Account if not used to repair or replace the Project or remedy the title defect, as permitted under the Indenture, and, as provided in the Financing Documents, applied to redeem the notes. See "Description of the Notes—Mandatory Redemption."

Loss Proceeds Account

We have, and have caused each of our Subsidiaries to, cause all Loss Proceeds, Title Proceeds and Eminent Domain Proceeds received (including, without limitation, Loss Proceeds or Eminent

Domain Proceeds received by Ormesa subsequent to a repayment of the Ormesa Credit Agreement with proceeds from the Ormesa Repayment Account) to be deposited in the Loss Proceeds Account subject to disbursement for repair or replacement of the assets affected, or otherwise, as follows:

•	If we, or any of our Subsidiaries, determines that the affected portion of a Project is not capable of being rebuilt or replaced to permit operation on a commercially reasonable basis, or if we, or any of our Subsidiaries, determine that the Loss Proceeds and Eminent Domain Proceeds, together with any other amounts available for such rebuilding or replacement, are not sufficient to permit such rebuilding or replacement, and if the aggregate Loss Proceeds or Eminent Domain Proceeds are in excess of $5.0 million, the Depositary will transfer the Net Available Amount of such Loss Proceeds and Eminent Domain Proceeds to the Redemption Account in accordance with the Indenture and the Depositary Agreement and the amount representing the Collection Expenses will be transferred to the Revenue Account. If such Loss Proceeds or Eminent Domain Proceeds are equal to or less than $5.0 million, all such amounts will be transferred to the Revenue Account.

•	If we, or any of our Subsidiaries, determine not to rebuild, repair or restore all or a portion of a Project and if the aggregate Loss Proceeds or Eminent Domain Proceeds are in excess of $5.0 million, the Depositary will withdraw and transfer to the Redemption Account the Net Available Amount of the Loss Proceeds or Eminent Domain Proceeds and the amount representing the Collection Expenses will be transferred to the Revenue Account. If only a portion of the applicable Project is capable of being rebuilt or replaced, and if the aggregate Loss Proceeds or Eminent Domain Proceeds are in excess of $5.0 million, the Depositary will transfer the Net Available Amount of the Loss Proceeds and Eminent Domain Proceeds in excess of the cost of repairing or replacing the applicable Project to the Redemption Account in accordance with the Indenture and the Depositary Agreement and the amount representing the Collection Expenses will be transferred to the Revenue Account. If such Loss Proceeds or Eminent Domain Proceeds are equal to or less than $5.0 million, all such amounts will be transferred to the Revenue Account.

•	If we, or any of our Subsidiaries, determine to rebuild, replace or restore all or a portion of a Project, the Depositary will transfer the Loss Proceeds or Eminent Domain Proceeds to an applicable Restoration Sub-Account. Upon the Depositary's receipt of a complete and properly executed requisition from one of our authorized officers and approved by the Independent Engineer, the Depositary will apply the amounts in the applicable Restoration Sub-Account to the payment (or reimbursement to the extent the same have been paid or satisfied by us) of the costs of repair or replacement of the applicable Project or any part thereof that has been affected due to an Event of Loss or Event of Eminent Domain; provided, however, that no such approval of the Independent Engineer will be required if less than $5.0 million is requested pursuant to such requisition or requisitions in any fiscal year. Any remaining Loss Proceeds or Eminent Domain Proceeds in excess of the cost of repairing or replacing the applicable Project will be transferred to the Redemption Account (if such remaining proceeds exceed $5.0 million) or to the Revenue Account (if such remaining proceeds are equal to or less than $5.0 million).

All Title Event Proceeds received by us or any of our Subsidiaries will be deposited in the Loss Proceeds Account subject to disbursement in connection with remedying such Title Event. If after remedying the Title Event, the remaining Title Event Proceeds, or if the Title Event cannot be remedied the Title Event Proceeds received, are (x) greater than $5.0 million, all such amounts will be transferred to the Redemption Account and (y) equal to or less than $5.0 million, all such amounts will be transferred to the Revenue Account.

Investment of Monies

Amounts deposited in the Accounts under the Depositary Agreement, at our written request and direction, will be invested by the Depositary in Permitted Investments. Such investments will generally mature in such amounts and not later than such times as may be necessary to provide monies when needed to make payments from such monies as provided in the Depositary Agreement. Net interest or gain received, if any, from such investments will be applied as provided in the Depositary Agreement. Absent written instructions from us, the Depositary will invest the amounts held in the Accounts under the Depositary Agreement in Permitted Investments described in clause (viii) of such definition. So long as an outstanding balance remains in any of the Accounts under the Depositary Agreement, the Depositary will provide us with monthly statements showing the amount of all receipts, the net investment income or gain received and collected, all disbursements and the amount then available in each such Account.

Indenture

General

We issued and will issue the notes under the Indenture.

The notes:

•	are our general obligations;

•	are secured by a first priority security interest in substantially all of our existing and future assets;

•	are pari passu in right of payment with any future Senior Secured Obligations (which will only be incurred, if at all, in connection with certain capital improvements or refinancings);

•	are senior in right of payment to any of our existing and future Subordinated Debt; and

•	are unconditionally guaranteed by the Guarantors, as described below.

The Guarantees

The notes are guaranteed by the Guarantors. Each Guarantee:

•	is a general obligation of the applicable Guarantor;

•	is secured by a first priority security interest in substantially all of the applicable Guarantor's existing and future assets;

•	is pari passu in right of payment with all of the applicable Guarantor's future Senior Secured Obligations (which will only be incurred, if at all, in connection with certain capital improvements or refinancings); and

•	is senior in right of payment to any of the applicable Guarantor's existing and future Subordinated Debt.

Our operations are conducted through our Subsidiaries and, therefore, we depend on the cash flow of our Subsidiaries to meet our obligations, including our obligations under the notes.

Certain Covenants

We and each of our Subsidiaries (other than Ormesa, which will only be subject to these covenants prior to the Ormesa Support Date to the extent compliance therewith would not violate the Ormesa Credit Agreement) are subject to the following covenants, among others, set forth in the Indenture.

Principal Covenants

Limitations on Indebtedness

We will not create, incur or suffer to exist any Indebtedness except the following Indebtedness (collectively, "Permitted Indebtedness"):

(i)	Indebtedness represented by the private notes issued on February 13, 2004 and the exchange notes to be issued pursuant to this prospectus;

(ii)	Indebtedness incurred by us to (x) make capital improvements to a Project that are required by law or the terms of the Project Documents, and (y) purchase that portion of the Capital Stock of Mammoth-Pacific that we did not own as of February 13, 2004; provided, that:

(A)	no Default or Event of Default has occurred and is continuing at the time such Indebtedness is proposed to be incurred or would result from the incurrence of such additional Indebtedness; and

(B)	(1) our calculations demonstrate that after giving effect to the incurrence of such additional Indebtedness, the minimum projected Debt Service Coverage Ratio for each Annual Period (each such period taken as a single accounting period) following the Quarterly Period in which such additional Indebtedness is incurred through the Final Maturity Date (provided, however, (x) with respect to Indebtedness incurred within one year of the Final Maturity Date, the period tested shall be a period commencing on the first day of the Quarterly Period immediately following such incurrence and ending on the Final Maturity Date, and (y) with respect to the Annual Period in which such Indebtedness is incurred (unless such Indebtedness is incurred on the first day of such Annual Period), the first period tested shall be the period commencing with the first day of the Quarterly Period immediately following such incurrence and ending on the last day of the Annual Period in which such Indebtedness is incurred), will not be less than 1.40 to 1.0; and (2) we shall have delivered a certificate to the Collateral Agent confirming the foregoing clause (A) and clause (B)(1) and stating that the Capital Expenditures proposed by us conform to such legal or Project Document requirements;

(iii)	Indebtedness incurred by us to make discretionary capital improvements to a Project, provided, that:

(A)	no Default or Event of Default has occurred and is continuing at the time such Indebtedness is proposed to be incurred or would result from the incurrence of such additional Indebtedness; and

(B)	(1) our calculations demonstrate that (x) the minimum projected Debt Service Coverage Ratio for each Annual Period through the Final Maturity Date and (y) the average projected Debt Service Coverage Ratio for the Annual Periods through the Final Maturity Date, equals or exceeds the projected Debt Service Coverage Ratio for the corresponding Annual Period or Annual Periods, as the case may be, immediately prior to the incurrence of such additional Indebtedness and the making of any such capital improvement (provided, however, (i) with respect to Indebtedness incurred within one year of the Final Maturity Date, the period tested shall be a period commencing on the first day of the Quarterly Period immediately following such incurrence and ending on the Final Maturity Date, and (ii) with respect to the Annual Period in which such Indebtedness is incurred (unless such Indebtedness is incurred on the first day of such Annual Period), the first period tested shall be the period commencing with the first day of the Quarterly Period immediately following such incurrence and ending on the last day of the Annual Period in which such Indebtedness is incurred) and (2) we shall have delivered a certificate to the Collateral Agent confirming the foregoing clause (A) and clause (B)(1);

(iv)	additional Indebtedness incurred by us not to exceed an aggregate principal amount outstanding at any time of $10 million;

(v)	Subordinated Debt;

(vi)	Indebtedness incurred by us in order to refinance existing Indebtedness incurred pursuant to clause (ii), (iii) or (v) above, provided, (1) such refinancing Indebtedness has an average life equal to or greater than the average life of the Indebtedness being refinanced, (2) the aggregate amount of such refinancing Indebtedness does not exceed the principal amount of the Indebtedness being refinanced and (3) to the extent that the original incurrence of the refinanced Indebtedness was subject to certain conditions and requirements pursuant to the Indenture, such refinancing Indebtedness shall comply with all of the conditions and requirements applicable to the refinanced Indebtedness;

(vii)	Indebtedness outstanding under the Ormesa Credit Agreement prior to the Ormesa Support Date; and

(viii)	additional notes issued by us to purchase not more than one Qualified Project through the Final Maturity Date of the notes; provided, that:

(A)	no Default or Event of Default has occurred and is continuing at the time such Indebtedness is proposed to be incurred or would result from the incurrence of such additional Indebtedness;

(B)	no Indebtedness (other than the notes and Subordinated Debt issued under the Ormat Nevada Subordinated Loan) is incurred or assumed in connection with the purchase of the Qualified Project;

(C)	(1) our calculations demonstrate that the minimum projected Debt Service Coverage Ratio for each Annual Period (each such period taken as a single accounting period) following the Quarterly Period in which such additional Indebtedness is incurred through the Final Maturity Date (provided, however, (i) with respect to Indebtedness incurred within one year of the Final Maturity Date, the period tested shall be the period commencing on the first day of the Quarterly Period immediately following such incurrence and ending on the Final Maturity Date, and (ii) with respect to the Annual Period in which such Indebtedness is incurred (unless such Indebtedness is incurred on the first day of such Annual Period), the first period tested shall be the period commencing with the first day of the Quarterly Period immediately following such incurrence and ending on the last day of the Annual Period in which such Indebtedness is incurred), will not be less than 1.55 to 1.0, and (2) we shall have delivered a certificate to the Collateral Agent confirming the foregoing clause (A), (B) and clause (C)(1) and stating that the Project acquired is a Qualified Project.

Limitation on Liens

We will not, and we will not permit any of our Subsidiaries to, grant, create, incur or suffer to exist any Liens upon any of our or their assets, except for the Permitted Liens.

Limitation on Indebtedness of Subsidiaries

We will not permit any of our Subsidiaries to create, incur or suffer to exist any Indebtedness other than (i) Indebtedness owed to us represented by an intercompany note and (ii) Indebtedness represented by the Guarantees.

Restricted Payments

We will not, nor will we permit or cause any of our Subsidiaries to, make any Restricted Payments, except (i) if we meet the Distribution Conditions under the Depositary Agreement (as described under "—Depositary Agreement—Distribution Account—Restricted Payment Conditions") and (ii) Restricted Payments made by any of our Subsidiaries; provided, that such Restricted Payments in the case of clause (ii) are made to us or a Guarantor.

Restrictions on Sale of Assets

We will not nor will we permit any of our Subsidiaries to sell, lease (as lessor) or transfer (as transferor) any property or assets (other than to a Guarantor) except:

•	in the ordinary course of business; or

•	property which is worn out, obsolete or no longer useful or necessary in connection with the operation of a Project as certified by us, including the 50% undivided interest of OrMammoth in those certain BLM geothermal resource leases CA 14414, CA 14405, CA 14406, CA 14407 and CA 11672 or the interest of Steamboat Development in that certain BLM Right of Way N-77428 or as a result of the lapse of geothermal leases due to the failure to commence commercial production of geothermal resources under such leases; or

•	property comprising the Desert Peak 1 Plant and related real estate rights if we improve the output of the other facility currently located at the Brady Plant so that the overall output of the other facility currently located at Brady equals or exceeds the aggregate of (i) the then current output of the Desert Peak 1 Plant plus (ii) the current output of the other facility currently located at the Brady Plant (the aggregate of (i) and (ii) referred to as the "Combined Brady Output"); provided, that prior to any such sale, lease or transfer, the Geothermal Consultant shall have certified that after giving effect to such sale, lease or transfer, the Brady Plant has the necessary geothermal resources to enable the Brady Plant to produce the Combined Brady Output through the Final Maturity Date (subject to normal geothermal resource degradation in an amount not worse than that projected for the Desert Peak 1 Plant) and that the power purchase agreement pursuant to which the Brady Plant operates at such time continues to be in full force and effect after giving effect to such sale, lease or transfer and provides for delivery of output not less than the Combined Brady Output.

The Collateral Agent is obligated to release the Lien of the Security Documents upon our transfer of any property or assets in compliance with this covenant.

Prohibition on Merger or Other Fundamental Changes

We will not, nor will we permit any of our Subsidiaries to, enter into any transaction of merger or consolidation, sell all or substantially all of our or their respective assets to any other Person (other than a merger, consolidation or sale to or into us or any of the Guarantors), change our or their respective forms of organization or our or their respective businesses, liquidate or dissolve ourselves (or suffer any liquidation or dissolution) or discontinue our or their respective businesses. We will not, nor will we permit any of our Subsidiaries to, purchase or otherwise acquire all or substantially all of the assets of any other Person (other than (x) the acquisition of the Capital Stock of Mammoth-Pacific that we do not own as of the Closing Date, (y) an acquisition by us or a Guarantor of assets of another Guarantor and (z) the acquisition of a Qualified Project in accordance with the terms of the Indenture).

Other Negative Covenants

Dividend and Other Payment Restrictions Affecting Subsidiaries

We will not, nor will we permit any of our Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any of our Subsidiaries to:

(1) pay dividends or make any other distributions on its Capital Stock to us or any of our Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to us or any of our Subsidiaries;

(2) make loans or advances to us or any of our Subsidiaries; or

(3)transfer any of its properties or assets to us or any of our Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) any of the Financing Documents;

(2) Applicable Law;

(3) customary non-assignment provisions in contracts, agreements, leases, permits or licenses entered into or issued in the ordinary course of business and consistent with past practices;

(4) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clauses (1) and (3) of the preceding paragraph;

(5) Indebtedness incurred pursuant to clause (vi) of the definition of Permitted Indebtedness; provided that the restrictions contained in the agreements governing such Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(6) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption "—Principal Covenants—Limitation on Liens" that limit the right of the debtor to dispose of the assets subject to such Liens or to use the proceeds of any such disposition; and

(7) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Limitation on Issuance and Sale of Capital Stock of Subsidiaries

We will not permit any of our Subsidiaries to transfer, convey, sell or otherwise dispose of Capital Stock in any of our Subsidiaries to any Person, other than us or one of the Guarantors.

Transactions with Affiliates

We will not, and will not permit any of our Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of our respective properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any of our respective Affiliates (each, an "Affiliate Transaction"), unless:

(1) the Affiliate Transaction is on terms that are no less favorable to us or the relevant Subsidiary than those that would have been obtained in a comparable transaction by us or such Subsidiary with an unrelated Person; and

(2) we deliver to the Trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the Board of Directors; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25 million, a positive opinion as to the fairness to us of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment agreement, employee benefit plan, officer and director indemnification agreement or any similar arrangement entered into by us or any of our Subsidiaries in the ordinary course of business;

(2) transactions between or among us and/or our Wholly-Owned Subsidiaries;

(3) payment of reasonable directors' fees to Persons who are not otherwise Affiliates of ours;

(4) Restricted Payments that do not violate the provisions of the Indenture described above under the caption "—Principal Covenants—Restricted Payments";

(5) loans or advances to employees in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding;

(6) transactions pursuant to written agreements with our Affiliates in place as of the date of the Indenture;

(7) the transfer of the 50% undivided interest of OrMammoth in those certain BLM geothermal resource leases CA 14414, CA 14405, CA 14406, CA 14407 and CA 11672 or the interest of Steamboat Development in that certain BLM Right of Way N-77428 to any Affiliate of ours;

(8) any amendments, modifications or replacements of, or waivers under, any written agreement described under clause (6) of this paragraph that is not a Material Project Document; provided that no such amendment, modification or waiver alters any such agreement in a manner than is materially adverse to the interests of Holders; and

(9) any agreement to do any of the foregoing.

Limitation on Nature of Business

We will not, and we will not permit or cause any of our Subsidiaries to, engage or enter into any business other than, directly or indirectly, the ownership, operation and maintenance of the Plants and activities incidental thereto.

Exercise of Rights

We will not, and will not permit any of our Subsidiaries to, exercise, or fail to exercise, our or their respective rights under the Project Documents in a manner which could reasonably be expected to result in a Material Adverse Effect with respect to us or the applicable Subsidiary. We will, and will cause each of our Subsidiaries to, diligently pursue all rights to distributions or dividends and Loss Event Proceeds, Eminent Domain Proceeds and Title Proceeds upon the occurrence of a Loss Event, an Event of Eminent Domain or a Title Event, as the case may be.

Termination or Amendments to Material Project Documents

We will not, and will not permit any of our Subsidiaries to, terminate, amend in any material adverse respect, replace, modify in any material adverse respect or assign, other than pursuant to the Security Documents (or consent to any of the foregoing) any of the Material Project Documents to which we or they are a party, provided that (x) Material Project Documents may be terminated so long as we enter into one or more replacement agreements meeting certain criteria set forth in the Indenture, and (y) our Subsidiaries may terminate Material Project Documents with respect to the rights and obligations of the Desert Peak 1 Plant if we improve the output of the Brady Plant and otherwise comply with the provisions set forth in the third bullet point under "—Principal Covenants— Restrictions on Sale of Assets."

Additional Project Documents

We will not, and will not permit any of our Subsidiaries to, enter into any Additional Project Documents (a) if entering into such document could reasonably be expected to result in a Material Adverse Effect, provided, however, that nothing in the foregoing is intended to preclude us or any of our Subsidiaries from entering into agreements to sell Renewable Energy Credits in connection with any Project as contemplated by the terms of the Project Documents or required by Applicable Law or (b) if entering into any such Additional Project Document constituting power purchase agreements, fuel supply and transportation agreements, transmission agreements and other agreements, contracts or other arrangements for the purchase of fuel for, or the sale of electricity from, the Project results in the breach of, or conflict with the terms of, any then-existing power purchase agreement.

Performance of Project Documents

We will, and will cause each of our Subsidiaries to, perform and observe our respective covenants and obligations under all of the Project Documents, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Other Affirmative Covenants

Reporting Requirements

Whether or not required by the SEC, so long as any notes are outstanding, we will furnish to the Trustee for mailing to the Holders (directly to any Beneficial Owner with notice of ownership on file with the Trustee), within the time periods specified in the SEC's rules and regulations:

(1)	all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we were required to file such Forms, including a "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by our certified independent accountants; and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports.

In addition, following the consummation of this exchange offer, whether or not required by the SEC, we will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to prospective investors upon request. In addition, we and the Guarantors have agreed that we will furnish to the Holders and to prospective investors, upon the request of such Holders, the information required to be delivered pursuant to Rule 144(d)(4) under the Securities Act so long as the notes are not freely transferable under the Securities Act. Notwithstanding the foregoing, we will not be required to present financial information for us or any Subsidiary for any period prior to September 30, 2003 that is not presented in this prospectus unless required to do so by the SEC in connection with this exchange offer.

Insurance

We will, and will cause each of our Subsidiaries to, maintain or cause to be maintained business interruption insurance, casualty insurance, including flood and earthquake coverage, and primary and excess liability insurance, as well as customary worker's compensation (upon hiring of employees) and automobile insurance and such other insurance, if any, as is generally carried by companies engaged in similar businesses and owning similar properties in the same general areas and financed in a similar manner. To the extent any such casualty insurance covers both us, our Subsidiaries and/or a Plant, on the one hand, and any other owner and/or project, on the other hand, we will ensure that we have specifically designated as applicable solely to us, our Subsidiaries and the Plants "all risk" property insurance coverage in an amount based upon the estimated full replacement value of the Plants (provided that earthquake and flood coverages may be subject to an annual aggregate limit with respect to our and our Affiliates' facilities of not less than $5 million with respect to flood and $10 million with respect to earthquake) and business interruption insurance in an amount of not less than the maximum fixed expenses projected over any four month period during the succeeding twelve month period (including, without limitation, debt service expenses). We will not, nor will we permit any of our Subsidiaries to, reduce or change such insurance coverages if the Insurance Consultant determines that such reduction or cancellation would not be reasonable under the circumstances and the insurance coverages sought to be reduced or changed are available on commercially reasonable terms or that another level of coverage greater than that proposed by us is available on commercially reasonable terms (in which case such coverage may be reduced to the higher of such available levels). We will, and we will cause each of our Subsidiaries to, cause the Collateral Agent to be named as loss payee and/or as an additional insured, as appropriate; all insurance policies shall provide for at least 30 days' written notice to the Collateral Agent of a cancellation (except cancellation due to failure to pay premiums, which may be on no less than 10 days prior written notice to the Collateral Agent) or reduction in the amount of coverage or of a material change in coverage.

Maintenance of Qualifying Facility Status

We will, and will cause each of our Operating Subsidiaries to, operate and maintain each Plant as a Qualifying Facility.

Governmental Approvals; Title

We will, and will cause each of our Subsidiaries to, at all times (i) obtain and maintain in full force and effect the Governmental Approvals and other consents and approvals required at any time in connection with our business and (ii) preserve and maintain good and valid title to our properties and assets (subject to no Liens other than Permitted Liens), except in each case where the failure to do so in clause (i) or (ii) could not reasonably be expected to have a Material Adverse Effect.

Compliance with Laws

We will, and will cause each of our Subsidiaries to, comply with all applicable laws and Governmental Approvals, except where non-compliance could not reasonably be expected to have a Material Adverse Effect.

Revenue Account

We will, and we will cause each of our Subsidiaries to, take all actions as may be necessary to cause all revenues actually received by them from the Projects or otherwise to be deposited in the Revenue Account to the extent required by the Depositary Agreement.

Books and Records; Inspection

We will, and will cause each of our Subsidiaries to, maintain books and records in accordance with GAAP and provide the Trustee, the Collateral Agent and the Independent Engineer with reasonable inspection rights with respect to the Projects and such books and records.

Other Covenants

Limitations on Guarantees

We will not, and will not permit any of our Subsidiaries to, contingently or otherwise, be or become liable in connection with any Guarantee, except for (i) endorsements and similar obligations in the ordinary course of business and (ii) Guarantees of the notes.

Prohibitions on Other Obligations or Assignments

We will not, and will not permit any of our Subsidiaries to, assign any of our or their respective rights or obligations under any Financing Document.

Additional Subsidiaries / Bank Accounts

We will own at all times, directly or indirectly, 100% of the issued and outstanding Capital Stock of each of our Subsidiaries. We will own at all times, directly or indirectly, not less than 50% of the issued and outstanding Capital Stock of Mammoth-Pacific. We will not, and will not permit any of our Subsidiaries to, acquire or create any additional Subsidiaries; provided, however, this shall not limit our ability, the ability of any Guarantor or our ability to create a Wholly-Owned Subsidiary that becomes a Guarantor on or prior to the date of acquisition, to (i) acquire the Capital Stock of Mammoth-Pacific that we do not own as of the Closing Date or (ii) acquire a Qualified Project in accordance with the terms of the Indenture. We will not, and will not permit any of our Subsidiaries to, establish any bank account other than the Accounts and not more than two checking accounts (each, a "Checking Account"), provided that the Secured Parties shall have a perfected security interest in such Checking Accounts pursuant to an agreement which is reasonably satisfactory to the Collateral Agent.

Loans

We will not, and will not permit our Subsidiaries to, make any loan or advance other than in the ordinary course of business (other than a loan or advance to a Guarantor that constitutes Indebtedness owed to us and that is represented by an intercompany note); provided, however, we may direct the investment of funds on deposit in the accounts in Permitted Investments in accordance with the terms of the Financing Documents.

Payments for Consent

We will not, and will not permit any of our Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of Senior Secured Obligations for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of any Financing Document unless such consideration is offered to be paid and is paid to all Holders of notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Limitations on Ormesa

On the Ormesa Support Date, we shall cause Ormesa to provide a Lien on substantially all of its property in favor of the Collateral Agent (including, without limitation, the consent of Southern California Edison) pursuant to the terms of the Security Agreement and to execute a Guarantee in accordance with the provisions of the Indenture. We will not grant any Liens on the Capital Stock we hold of Ormesa except to the Collateral Agent and will not permit Ormesa to incur any Indebtedness or become subject to any Lien other than Liens contemplated by this paragraph and Liens under the Ormesa Credit Agreement.

Additional Covenants

In addition to the covenants described above, pursuant to the Indenture we and our Subsidiaries are also subject to additional covenants regarding:

•	taking all actions to preserve the validity, perfection and priority of the Liens and security interests in the Collateral created pursuant to the Security Documents;

•	maintenance of existence and material rights and privileges;

•	payment of taxes and claims unless being contested in good faith;

•	delivery of annual operating budgets;

•	using reasonable efforts to obtain executed consents to the assignment of each Unassigned Lease and each Additional Project Document;

•	delivery to the Trustee of notices of any event which constitutes a Default, an Event of Default, an Event of Loss, an Event of Eminent Domain, or a Title Event and, if applicable, what action we are taking with respect thereto;

•	operation and maintenance of the Projects in accordance with prudent industry practices;

•	prohibition against any material amendments to our organizational documents except such amendments as (i) could not reasonably be expected to result in a Material Adverse Effect and (ii) could not reasonably be expected to adversely affect any provisions of such organizational documents that relate to our bankruptcy remoteness;

•	maintain in full force and effect the agreements and other arrangements to ensure that (i) the Projects have a constant and continuous supply of water to the extent necessary to permit the operation of the Projects at levels contemplated in the Projections and (ii) the Projects have such real estate rights as may be necessary to ensure the ingress to and egress from the Plants;

•	prohibition on permitting the occurrence of an Event of Abandonment;

•	repayment of the Ormesa Credit Agreement on or prior to January 31, 2005;

•	provision of Liens with respect to (i) the Mammoth Plant if, at any time, we or one of the Guarantors acquires that portion of the Capital Stock of Mammoth-Pacific that we do not own as of the Closing Date or we otherwise acquire control of 100% of the interests in the Mammoth Plant and (ii) a Qualified Project upon an acquisition of a Qualified Project;

•	use of commercially reasonable efforts to effect the Galena Re-powering;

•	in connection with all real estate over which the Collateral Agent is granted a Deed of Trust, provision to the Collateral Agent of a title report and title policy, including endorsements, or title opinion in form and substance satisfactory to the Collateral Agent, and evidence that the Deed of Trust has been filed for recording; provided, subject to the covenant described immediately below, such title policies may contain a survey exception;

•	use of commercially reasonable efforts to remove any survey exceptions with respect to Title Policies;

•	release of certain Liens upon obtaining Resource Lease Consents with respect to all Unassigned Leases;

•	waiver of any benefits from stay, extension and usury laws; and

•	removal or replacement of any independent consultant.

Events Of Default

The following events constitute "Events of Default" under the Indenture:

(a)	the failure to pay or cause to be paid any principal of, interest, premium, Liquidated Damages, if any, fees or any other obligations on the notes for five or more days after the same becomes due and payable, whether by scheduled maturity or required prepayment or by acceleration or otherwise;

(b)	any representation or warranty made by us, any Subsidiary or Ormat Nevada under any Financing Document shall prove to have been untrue or misleading as of the time made, confirmed or furnished and the fact, event or circumstance that gave rise to such inaccuracy has had or could reasonably be expected to result in a Material Adverse Effect and such fact, event or circumstance shall continue to be uncured for 30 or more days from the date a Responsible Officer of us, such Subsidiary or Ormat Nevada, as the case may be, obtains knowledge thereof; provided, that if we, such Subsidiary or Ormat Nevada, as the case may be, commence efforts to cure such fact, event or circumstance within such 30-day period, we, such Subsidiary or Ormat Nevada, as the case may be, may continue to effect such cure and such misrepresentation will not be deemed an Event of Default for an additional 90 days so long as we, such Subsidiary or Ormat Nevada, as the case may be, are diligently pursuing such cure;

(c)	the failure by us or any Subsidiary to perform or observe any covenant under the Indenture relating to maintenance of existence and insurance, maintenance and priority of Liens, or restrictions on Indebtedness, Liens, Restricted Payments, guarantees, disposition of assets, amendments to or termination of Material Project Documents, entering into Additional Project Documents, fundamental changes or nature of business, and such failure shall continue uncured for 30 or more days after a Responsible Officer of us obtains knowledge thereof;

(d)	the failure by us, any Subsidiary or Ormat Nevada to perform or observe any of the other covenants in the Financing Documents that we, such Subsidiary or Ormat Nevada are a party to (other than such failures described in clause (a) or (c) above) and such failure shall continue uncured for 30 or more days after a Responsible Officer of us, any Subsidiary or Ormat Nevada, as the case may be, obtains knowledge thereof; provided that if we, any Subsidiary or Ormat Nevada, as the case may be, commence efforts to cure such default within such 30-day period, we, any Subsidiary or Ormat Nevada, as the case may be, may continue to effect such cure of the default and such default will not be deemed an Event of Default for an additional 90 days so long as we, any Subsidiary or Ormat Nevada, as the case may be, is diligently pursuing such cure;

(e)	certain events involving our or our Subsidiaries' bankruptcy, insolvency, receivership or reorganization;

(f)	the entry of one or more final and non-appealable judgment or judgments for the payment of money in excess of $10.0 million (exclusive of judgment amounts covered by insurance) against us or any Subsidiary, which remain unpaid or unstayed for a period of 60 or more consecutive days;

(g)	an event of default under any Permitted Indebtedness (other than Indebtedness referred to in clause (a) above) that results in Indebtedness in excess of $10.0 million becoming due and payable prior to its stated maturity;

(h)	any Governmental Approval required for the operation of any Project or any material portion thereof owned by us or any Subsidiary is revoked, terminated, withdrawn or ceases to be in full force and effect if such revocation, termination, withdrawal or cessation has had or could reasonably be expected to have a Material Adverse Effect and such revocation, termination, withdrawal or cessation is not cured within 60 days following the occurrence thereof;

(i)	any Material Project Document or Third Party Consent or any material provision thereof (i) ceases to be valid and binding and in full force and effect prior to its stated maturity date other than as a result of an amendment or termination permitted under the Indenture or (ii) a party thereto fails to perform or observe any of its covenants or obligations thereunder or makes any material misrepresentation thereunder and such event has had or could reasonably be expected to have a Material Adverse Effect; provided that, in any such event no such event shall be an Event of Default if within 180 days from the occurrence of any such event, (a) such Material Project Document or Third Party Consent or material provision thereof is reinstated as a valid and binding agreement among the parties thereto, (b) any breaching party resumes performance and otherwise cures such misrepresentation or failure to perform or observe its covenants or obligations under the Material Project Documents or Third Party Consents or (c) in the case of Material Project Documents, we enter into an Additional Project Document in replacement thereof, as permitted under the Indenture;

(j)	any of the Security Documents or any other Financing Document ceases to be in full force and effect or any Lien granted therein ceases to be a valid and perfected Lien in favor of the Secured Parties on the Collateral described therein with the priority purported to be created thereby; provided, however that we will have 10 days after any of our or our Subsidiaries' Responsible Officers obtains knowledge thereof to cure any such cessation or to furnish to the Trustee, the Collateral Agent or the Depositary all documents or instruments required to cure any such cessation;

(k)	the occurrence of a Change of Control; or

(l)	the failure of Ormesa to prepay all of the amounts outstanding under the Ormesa Credit Agreement on or prior to January 31, 2005 or the failure of Ormesa to comply with its obligations under "Limitations on Guarantees/Ormesa Guarantee" and "Limitations on Ormesa."

Enforcement of Remedies

(a)	If one or more Events of Default have occurred and are continuing, then:

(i)	in the case of an Event of Default described in clause (e) above with respect to us, the entire outstanding principal amount of the notes, all interest accrued and unpaid thereon, and all premium, if any, and other amounts payable under the Indenture, if any, will automatically become due and payable without presentment, demand, protest or notice of any kind; or

(ii)	in the case of an Event of Default described in:

(A)	clause (a) above, upon the written direction of the Holders of no less than 25% in aggregate principal amount of the Outstanding notes, the Trustee will declare the outstanding principal amount of the notes to be accelerated and due and payable and all interest and Liquidated Damages, if any, accrued and unpaid thereon, and all premium, if any, and other amounts payable under the Indenture, if any, to be due and payable; or

(B)	clauses (b), (c), (d), (e) (with respect to our Subsidiaries), (f), (g), (h), (i), (j), (k) or (l) above, upon the written direction of the Required Holders, the Trustee will declare the outstanding principal amount of the notes to be accelerated and due and payable and all interest accrued and unpaid thereon, and all premium, if any, and other amounts payable under the Indenture, if any, to be due and payable.

(b)	At any time after the principal of the notes has become due and payable upon a declared acceleration, and before any judgment or decree for the payment of the money so due, or any portion thereof, has been entered, the Required Holders, by written notice to us and the Trustee, shall rescind and annul such declaration and its consequences if:

(i)	there has been paid to or deposited with the Trustee a sum sufficient to pay

(A)	all overdue interest and Liquidated Damages, if any, on the notes;

(B)	the principal of and premium, if any, on any notes that have become due (including overdue principal) other than by such declaration of acceleration and interest thereon at the respective rates provided in the notes for overdue principal;

(C)	to the extent that payment of such interest is lawful, interest upon overdue interest and Liquidated Damages, if any, at the respective rates provided in the notes for overdue interest; and

(D)	all sums paid or advanced by the Trustee and the Collateral Agent and the reasonable compensation, expenses, disbursements, and advances of the Trustee, the Depositary, the Collateral Agent and their respective agents and counsel; and

(ii)	all Events of Default, other than the nonpayment of the principal of the notes that has become due solely by such acceleration, have been cured or waived in accordance with the Indenture.

(c)	If an Event of Default has occurred and is continuing and an acceleration has occurred, the Trustee may (as the Required Holders request) direct the Collateral Agent to take possession of any or all of the Collateral or to exercise any or all other rights of the Secured Parties under the Security Documents.

If an Event of Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee, the Trustee will mail to each Holder notice of the Event of Default within 30 days after the occurrence thereof. Except in the case of an Event of Default in payment of principal of, interest, premium or Liquidated Damages, if any, on any note, the Trustee may withhold the Notice to the Holders if the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

If an Event of Default relating to failure to pay amounts owed on the notes has occurred and is continuing, the Trustee may declare the principal amount of the Outstanding Notes, all interest accrued and unpaid thereon, and all premium and Liquidated Damages, if any, and other amounts payable under the notes and the Indenture, if any, to be due and payable notwithstanding the absence of written direction from Holders of at least 25% in aggregate principal amount of the Outstanding Notes directing the Trustee in writing to accelerate the principal maturity of the notes, unless the Required Holders direct the Trustee not to accelerate the maturity of such notes, if in the good faith exercise of its discretion the Trustee determines that such action is necessary to protect the interests of the Holders.

In addition, if one or more of the Events of Default referred to in clause (a)(ii)(B) immediately above has occurred and is continuing, the Trustee may declare the entire principal amount of the Outstanding Notes, all interest accrued and unpaid thereon, and all premium and Liquidated Damages, if any, and other amounts payable under the notes and the Indenture, if any, to be due and payable notwithstanding the absence of written direction from the Required Holders directing the Trustee to accelerate the maturity of the notes, unless the Required Holders direct the Trustee not to accelerate the maturity of the notes, if in the good faith exercise of its discretion the Trustee determines that such action is necessary to protect the interests of the Holders.

Amendments and Supplements

We and the Trustee may amend or supplement the Indenture and any of the other Financing Documents without the consent of the Holders:

•	to cure any ambiguity, defect or inconsistency;

•	to add additional covenants of us or our Subsidiaries, to surrender rights conferred upon us or our Subsidiaries, or to confer additional benefits upon the Holders;

•	to increase the assets securing our obligations under the Indenture;

•	to allow any Subsidiary to execute a supplemental indenture and/or a guarantee with respect to the notes;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

•	to make any change not inconsistent with the terms of the Indenture that does not adversely affect the legal rights thereunder of any Holder of the notes; or

•	to establish the form and terms of notes of any series permitted by the Indenture.

The Indenture may be otherwise amended or supplemented by us and the Trustee, with the consent of the Required Holders; provided that no such amendment or supplement may, without the consent of all Holders of Outstanding Notes:

•	modify the principal, interest, premium, or Liquidated Damages, if any, payable upon the notes;

•	modify the dates on which principal, interest and premium, if any, on any notes are paid;

•	release any Guarantor from its obligations under a Guarantee;

•	modify the dates of maturity of any notes; and

•	make any change in the preceding procedures for amendment, supplement or waiver.

The Indenture and the Security Documents may be amended or supplemented to provide for the release of Collateral, by us and the Trustee, with the consent of Holders of 66% of the outstanding notes.

Satisfaction and Discharge of the Indenture

We may terminate the Indenture by delivering all outstanding notes to the Trustee for cancellation and by paying all sums payable under the Indenture.

Legal Defeasance and Covenant Defeasance

We may, at our option and at any time, elect to have all of our obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Guarantees ("Legal Defeasance") except for:

(1)	the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such notes when such payments are due from the trust referred to below;

(2)	our obligations with respect to the notes concerning issuing temporary notes, registration of notes, replacing mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee, and our and the Guarantors' obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the Indenture.

In addition, we may, at our option and at any time, elect to have our obligations and the obligations of the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, rehabilitation and insolvency events) described under "—Events of Default" will no longer constitute an Event of Default with respect to the notes.

If we exercise our Legal Defeasance option or our Covenant Defeasance option, each Guarantor will be released from all of its obligations with respect to the Guarantees and the Collateral Agent shall release all of its liens on the Collateral.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	we must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities (as defined in the Indenture), or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank or firm of independent public accountants, to pay the principal of, premium, interest and Liquidated Damages, if any, on the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and we must specify whether the notes are being defeased to maturity or to a particular redemption date;

(2)	in the case of Legal Defeasance, we have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that:

(a)	we have received from, or there has been published by, the Internal Revenue Service a ruling; or

(b)	since the date of the Indenture, there has been a change in the applicable federal income tax law;

in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, we have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which we or any of our Subsidiaries is a party or by which we or any of our Subsidiaries is bound;

(6)	we must deliver to the trustee an officers' certificate stating that the deposit was not made by us with the intent of preferring the Holders of notes over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or others; and

(7)	we must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to Legal Defeasance or Covenant Defeasance have been complied with.

Supplemental Indenture

On May 14, 2004, we entered into a First Supplemental Indenture with the trustee to clarify the definition of "Qualified Project" under the Indenture to include any counterparty that has a rating of "investment grade" by each nationally recognized credit rating agency which maintains a rating on the counterparty, even though the counterparty is not rated by both of S&P and Moody's.

On December 21, 2004, we entered into a Second Supplemental Indenture in order to cure a defect in the calculation of certain amounts set forth on the Schedule of Principal Payments in Schedule I to Exhibits A-1 and A-2 of the Indenture.

Neither the First Supplemental Indenture nor the Second Supplemental Indenture required the consent of the noteholders pursuant to the terms of the Indenture.

Trustee

There will at all times be a Trustee under the Indenture, which shall be a corporation having either (a) a combined capital and surplus of at least $50.0 million, or (b) a combined capital and surplus of at least $10.0 million and being a Wholly-Owned Subsidiary of a corporation having a combined capital and surplus of at least $50.0 million, in each case subject to supervision or examination by a federal or state or District of Columbia authority and having a corporate trust office in New York, New York, to the extent there is such an institution eligible and willing to serve. We have agreed to indemnify and hold harmless the Trustee in connection with the performance of its duties under the Indenture, except in certain instances as described in the Indenture.

The Trustee may resign at any time by giving written notice thereof to us. The Trustee may be removed at any time by act of the Required Holders, delivered to the Trustee and to us. We may remove the Trustee if:

•	the Trustee fails to meet the eligibility criteria set forth in the Indenture;

•	the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any bankruptcy law;

•	no Default or Event of Default on our part has occurred and is continuing and the Trustee has failed to observe or perform any of its material obligations under the Financing Documents;

•	a custodian or public officer takes charge of the Trustee or its property; or

•	the Trustee becomes incapable of acting.

We will give notice of each resignation and removal of the Trustee and each appointment of a successor Trustee to all Holders.

Collateral Agency Agreement

On February 13, 2004, we and each of our Subsidiaries (other than Ormesa) entered into a Collateral Agency Agreement with the Trustee, the Collateral Agent and the Depositary. On the Ormesa Support Date, we will cause Ormesa to enter into the Collateral Agency Agreement with the Trustee, the Collateral Agent and the Depositary. We may cause the holders of certain Permitted Indebtedness incurred to fund certain capital improvements (including agents acting on their behalf) to become parties to the Collateral Agency Agreement. Under the Collateral Agency Agreement, the Secured Parties (or their representatives party thereto) will appoint the Collateral Agent to hold and administer the Collateral and enter into and exercise remedies under the Security Documents on behalf of the Secured Parties.

The Collateral Agent will apply the proceeds of any collection, sale or other realization of all or any part of the Collateral under the Security Documents as follows:

•	first, to the payment of all reasonable costs and expenses relating to the sale of the Collateral and the collection of amounts owing under the Collateral Agency Agreement or relating to the protection of the Liens of the Security Documents, and all liabilities covered by the indemnity provisions of the Financing Documents;

•	second, to the payment of Senior Secured Obligations constituting principal, premium, interest, Liquidated Damages, if any, and fees due and owing to the Secured Parties ratably in proportion to the respective unpaid principal, premium, interest, Liquidated Damages, if any, and fees owing to the Secured Parties;

•	third, to the payment of the remaining Senior Secured Obligations outstanding;

•	fourth, after payment in full of all Senior Secured Obligations, to the holders of other Permitted Indebtedness which is not Subordinated Debt in an amount equal to unpaid amounts due on any such Permitted Indebtedness ratably in proportion to the unpaid amounts of such holders;

•	fifth, after payment in full of all Senior Secured Obligations and other Permitted Indebtedness which is not Subordinated Debt as provided above, to the holders of Subordinated Debt in an amount equal to unpaid amounts due on any such Subordinated Debt ratably in proportion to the unpaid amounts of such holders; and

•	finally, to us, or our successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

As used herein, "proceeds" of Collateral means cash securities and other property realized in respect of, and distributions in kind of, Collateral, including any amounts received under any reorganization, liquidation, or adjustment of our debt.

Letters of Credit

If we elect to provide the Ormesa Repayment Letter of Credit, the Debt Service Letter of Credit or the Galena Re-powering Letter of Credit in lieu of cash, it will allow us, in whole or in part, to fund our obligations with respect to the applicable account. All reimbursement obligations related to the Ormesa Repayment Letter of Credit, a Debt Service Reserve Letter of Credit or Galena Re-powering Letter of Credit will be obligations of Ormat Nevada or another of our affiliates (other than our Subsidiaries) and neither we nor any of our Subsidiaries will at any time be an account party under the letter of credit or any related letter of credit reimbursement agreement; nor will there be any recourse to us, any of our Subsidiaries or any of our properties or assets if there is a default under the applicable letter of credit reimbursement agreement.

Deed of Trust

Except with respect to the Unassigned Leases, on February 13, 2004, we and each of Brady, Steamboat Development, Steamboat Geothermal, the ORNI Entities (to the extent they hold real property interests) (and promptly following the Ormesa Support Date, we will cause Ormesa to (i) granted a security interest to the Collateral Agent for the benefit of the Secured Parties in all of our right, title and interest in and to all real property interests (including fee interests, easement interests and leasehold interests, if any) to the Plants including all fixtures, equipment and improvements thereon, (ii) entered into Deeds of Trust encumbering such real property interests and (iii) recorded such Deeds of Trust in the official real property records in the counties where the Plants are located. When, if ever, we obtain all applicable Resource Lease Consents, the relevant Guarantor will then enter into a Deed of Trust (or an amendment to such a Deed of Trust, if already recorded) with respect to such Unassigned Lease related to such Resource Lease Consents. Each of the applicable Resource Lease Consents were obtained and we and ORNI 1, ORNI 2 and ORNI 7 each entered into a Deed of Trust with respect to the Unassigned Lease related to each Resource Lease Consent so obtained. If we or any Guarantor acquires that portion of the Capital Stock of Mammoth-Pacific that we do not own on the Closing Date or we otherwise acquire control of 100% of the ownership interests of the Mammoth Plant or acquire a Qualified Project, we will cause the applicable Guarantor to execute a Deed of Trust.

Pursuant to the terms of the Deeds of Trust, the Collateral Agent may, upon the occurrence and during the continuance of an Event of Default and satisfaction of certain conditions contained in the Collateral Agency Agreement, take possession of all or any portion of the Collateral covered by the Deeds of Trust and may exercise other rights and remedies set forth in the Deeds of Trust.

Proceeds from the exercise of remedies under the Deeds of Trust will be applied in accordance with the Collateral Agency Agreement as described above under "—Collateral Agency Agreement."

Pledge and Security Agreements

On February 13, 2004, we and each of our Subsidiaries entered into Pledge and Security Agreements. Pursuant to these Pledge and Security Agreements, we, Brady, Steamboat Development, Steamboat Geothermal, the ORNI Entities granted (and following the Ormesa Support Date, we will cause Ormesa to grant) a security interest to the Collateral Agent for the benefit of the Secured Parties in all of our and such Subsidiaries' personal property interests including, but not limited to, all contract rights (to the extent such assignment would not violate the terms of such contract), equipment, receivables, accounts, Loss Proceeds, Eminent Domain Proceeds, Title Event Proceeds, rights pursuant to any governmental approval (to the extent permitted by applicable law) and patents and trademarks, including all proceeds thereof and all documents evidencing all monies and investment therein.

In addition, we, Ormat Nevada and the ORNI Entities pledged to the Collateral Agent for the benefit of the Secured Parties certain ownership interests, including (i) all of the Ormat Nevada ownership interest in us, (ii) all of our ownership interest in Brady, Steamboat Development, Steamboat Geothermal, OrMammoth and the ORNI Entities and (iii) all of the ORNI Entities ownership interests in Brady and Steamboat Development (and in each case all rights under or derived therefrom) currently owned or later acquired and all distributions, cash, instruments and other property and proceeds (and all rights associated therewith) from time to time receivable or otherwise distributable with respect to or in exchange for such ownership interests; provided, however, that such Lien shall be released with respect to distributions once such distributions are made in accordance with the Financing Documents and provided, further, that the Lien on our ownership interest in, one or more of the, ORNI Entities and the ORNI Entities ownership interest in, one or more of, Brady or Steamboat Development, may be released at such time as we obtain a duly executed Resource Lease Consent with respect to such entity.

If we or any Guarantor acquires that portion of the Capital Stock of Mammoth-Pacific that we do not own on the Closing Date or we otherwise acquire control of 100% of the ownership interests of the Mammoth Plant or acquire a Qualified Project, we will cause the applicable Guarantor to execute a Pledge and Security Agreement.

Pursuant to the terms of the Pledge and Security Agreements, the Collateral Agent may, upon the occurrence and during the continuance of an Event of Default and satisfaction of certain conditions contained in the Pledge and Security Agreements, take possession of all, or any, of the Collateral covered by the Pledge and Security Agreements and may exercise other rights and remedies under the Pledge and Security Agreements.

Proceeds from the exercise of remedies under the Pledge and Security Agreements will be applied in accordance with the Collateral Agency Agreement as described under "—Collateral Agency Agreement."

On October 12, 2004, we entered into a First Amendment to the Pledge and Security Agreement which provided for the release of certain Liens upon our obtaining the Resource Lease Consents relating to certain Unassigned Leases. Pursuant to this First Amendment to the Pledge and Security Agreement, the pledge by us of all the capital stock we own of ORNI 1, ORNI 2 and ORNI 7 and the pledge by ORNI 1, ORNI 2 and ORNI 7 of all of the capital stock they own of Brady and Steamboat Development were released.

Registration Rights Agreement; Liquidated Damages

We, the Guarantors and the initial purchaser entered into a registration rights agreement at the closing of the offering of the private notes. Pursuant to the registration rights agreement, we and the Guarantors agreed to file with the SEC, a registration statement in which this prospectus is a part with respect to the exchange notes.

The registration rights agreement provides that:

(1)	unless the exchange offer would not be permitted by applicable law or SEC policy, we and the Guarantors will:

(a)	commence the exchange offer; and

(b)	use commercially reasonable efforts to issue on or prior to 330 days after the closing of the offering of the private notes in exchange for all private notes tendered in this exchange offer; and

(2)	if obligated to file a shelf registration statement, we and the Guarantors will use commercially reasonable efforts to file the shelf registration statement with the SEC on or prior to 45 days after such filing obligation arises and to cause the shelf registration to be declared effective by the SEC on or prior to 90 days after such obligation arises.

If:

(1)	we and the Guarantors fail to consummate this exchange offer within 330 days of the closing of the offering of the private notes; or

(2)	the shelf registration statement or the registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of the notes during the periods specified in the registration rights agreement, then we and the Guarantors will pay liquidated damages to each holder of private notes, with respect to the first 90-day period immediately following the occurrence of the first default under the registration rights agreement in an amount equal to $.05 per week per $1,000 principal amount of private notes held by such holder.

The amount of the liquidated damages will increase by an additional $.05 per week per $1,000 principal amount of private notes with respect to each subsequent 90-day period until all defaults under the registration rights agreement have been cured, up to a maximum amount of liquidated damages for all defaults of $.50 per week per $1,000 principal amount of private notes.

All accrued liquidated damages will be paid by us and the Guarantors to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to holders of certificated notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

Following the cure of all defaults under the registration rights agreement, the accrual of liquidated damages will cease.

Certain Definitions

The following are summaries of some of the definitions used in certain of the principal financing documents and the indenture relating to the notes. These definitions are only applicable to the "Description of Notes" and "Description of Principal Financing Agreements" sections in this prospectus. Reference is made to the relevant principal documents for the complete terms and definitions.

"Acceptable Letter of Credit" means one or more irrevocable standby letters of credit available for the purpose of drawing in accordance with the Depositary Agreement, and any extensions thereof or any substitute letter of credit therefor in the stated amount contained in such extension or substitute, subject to the limitations set forth in, and permitting draws thereon as contemplated by the Depositary Agreement, (i) issued to the Depositary Agent (for the benefit of the Secured Parties entitled to the benefits of the applicable Account) by a commercial bank having a long-term unsecured senior debt rating of at least Investment Grade, (ii) payable in immediately available U.S. Dollar funds on any Business Day, (iii) with a minimum term of at least one year, (iv) providing for the amount thereof to be available to the Depositary Agent in multiple drawings conditioned only upon presentation of sight drafts accompanied by the applicable certificate in the form attached to such letter of credit or if the issuing bank ceases to be an Eligible Letter of Credit Provider, (v) transferable to any successor Depositary Agent, the Collateral Agent or a successor Collateral Agent (or if not transferable provides for the amount thereof to be drawn upon by the Depositary Agent upon appointment of a successor Depositary Agent or Collateral Agent), (vi) governed by the laws of the State of New York or California, (vii) does not constitute Indebtedness (directly or indirectly) of Ormat or any of its Subsidiaries, and is not secured by a Lien on any of the properties of Ormat or any of its Subsidiaries, and Ormat certifies to such in an Officer's Certificate and (viii) which provides that it may be drawn not more than thirty days prior to its expiration in the entire amount to be then drawn if the issuing bank does not provide a written extension of the same to the Depositary Agent at least 30 days prior to its then scheduled expiration date.

"Accounts" means the accounts established under the Depositary Agreement.

"Additional Project Document" means any contract or agreement entered into after the Closing Date in respect of the ownership, construction, operation, maintenance, modification or administration of a Project that is material to us or one or more Projects (including a Qualified Project), other than a Financing Document. The replacement of a Project Document that is not a Material Project Document shall be deemed not to be an Additional Project Document.

"Administrative Costs" means all of our obligations, now or hereafter existing, to pay administrative fees, costs and expenses to any trustee or agent of the Holders of the Senior Secured Notes or any Permitted Additional Senior Lender, including the Collateral Agent, the Depositary, and the Trustee (including, without limitation, the reasonable fees and expenses of counsel, agents and experts).

"Affiliate" means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such first Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"Annual Period" means the twelve month period commencing on January 1st of each year and ending on December 31st of each year.

"Applicable Law" means any constitution, statute, law, rule, regulation, ordinance, judgment, order, decree or Governmental Approval, or any published directive or requirement which has the force of law, or other governmental restriction which has the force of law, or any determination by, or interpretation of any of the foregoing by, any judicial authority, applicable to and/or binding on a given Person or any Plant, as the context may require, whether in effect as of the Closing Date or thereafter and in each case as amended.

"Board of Directors" means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors of the general partner of the partnership or any committee duly authorized and empowered to take action on behalf of such partnership by the partnership agreement of such partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

"Brady" means Brady Power Partners, a Nevada general partnership.

"Brady-BLM Geothermal Resources Lease N-10922" means that certain Lease for Geothermal Resources N-10922, dated October 1, 1975, between Brady and the United States of America through the Bureau of Land Management of the Department of the Interior.

"Brady-BLM Geothermal Resources Lease N-40353" means that certain Lease for Geothermal Resources N-40353, dated April 1, 1986, between Brady and the United States of America through the Bureau of Land Management of the Department of the Interior.

"Brady-BLM Geothermal Resources Lease N-40355" means that certain Lease for Geothermal Resources N-40355, dated July 1, 1986, between Brady and the United States of America through the Bureau of Land Management of the Department of the Interior

"Brady-BLM Geothermal Resources Lease N-46566" means that certain Lease for Geothermal Resources N-46566 between Brady and the United States of America through the Bureau of Land Management of the Department of the Interior, dated October 1, 1975.

"Brady/Desert Peak 1 Interconnection Agreement" means that certain Service Connections, Meters and Customer's Facility Exhibit to the Brady Project Power Purchase Agreement, between Brady (as successor to Nevada Geothermal Power Partners) and Sierra Pacific Power Company.

"Brady Operation and Maintenance Agreement" means that certain Operation and Maintenance Agreement, dated January 1, 2002, between Brady, Western States and Ormat Nevada as Western States' agent.

"Brady Plant" means two geothermal power generating plants located in Churchill County, Nevada (including the Desert Peak 1 Plant) and having a gross generating capacity of 32 MW.

"Brady Project Power Purchase Agreement" means that certain Long Term Agreement for the Purchase and Sale of Electricity, dated October 5, 1990, between Brady (as successors to Nevada Geothermal Power Partners) and Sierra Pacific Power Company, as amended by that certain Amendment to Long Term Agreement for the Purchase and Sale of Electricity, dated July 12, 1991, as modified by that certain Settlement Agreement, dated February 16, 2001, between Sierra Pacific Power Company and Brady, and as further amended by that certain Amendment No. 2 to Long Term Agreement for the Purchase and Sale of Electricity, dated June 24, 2002.

"Brady Settlement Agreement" means that certain Settlement Agreement, dated May 1, 2002, among Brady, ORNI 1 LLC, ORNI 2 LLC, Ormat Nevada, OTec, and ConAgra Foods, Inc.

"Business Day" means any day other than a Saturday or Sunday or other day on which banks in New York, New York or Nevada are authorized or required by law or executive order to remain closed.

"Capital Expenditures" means any expenses that are capitalized on our balance sheet in accordance with GAAP.

"Capital Stock" means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person including, all warrants, options or other rights to acquire any of the foregoing, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

"Cash Flow Available for Debt Service" means, for any period, (a) all revenues (including interest, Delay Liquidated Damages, and the proceeds of any business interruption insurance but excluding any other insurance proceeds and any other similar non-recurring receipts) received in such period and deposited in the Revenue Account, less (b) the sum of (x) Operating and Maintenance Expenses for such period plus (y) Administrative Costs payable to the Trustee, the Collateral Agent, the Depositary and any other trustee or agent of the Secured Parties for such period, all as computed on a cash basis.

"Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our and our Subsidiaries' assets, taken as a whole; (ii) the adoption of a plan relating to our liquidation or dissolution; (iii) the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any Person other than Ormat Nevada or a Related Party, becomes the "beneficial owner" (as such term is defined Rule 13d-3 and Rule 13d-5 under the Exchange Act) directly or indirectly, of 50% or more of our voting power; or (iv) the consummation of any transactions or series of related transactions the result of which is that Ormat Nevada and the Related Parties cease to collectively own, directly or indirectly, more than 50% of our economic or voting interest; provided, however, that notwithstanding the foregoing, a Change of Control will not be deemed to have occurred if (x) prior to giving effect to the reduction in Ormat Nevada's and/or the Related Parties' collective voting or economic interests in us, such reduction has been approved by holders of at least 66% of the Senior Secured Notes or (y) prior to giving effect to any other Person becoming the beneficial owner of 50% or more of our voting power pursuant to clause (iii) hereof, the transaction resulting in such change in beneficial ownership is approved by holders of at least 66% of the Senior Secured Notes.

"Closing Date" means February 13, 2004.

"Collateral" means all collateral pledged, or in respect of which a lien is granted, pursuant to the Indenture or the Security Documents.

"Collateral Agency Agreement" means that certain Collateral Agency Agreement among us, each of our Subsidiaries, the Collateral Agent, the Trustee and the Depositary.

"Collateral Agent" means Union Bank of California, N.A., as collateral agent for the benefit of the Secured Parties, together with its successors and assigns.

"Collection Expenses" means all reasonable out-of-pocket costs or expenses (if any) and, if applicable, reasonable transaction costs, incurred by us in connection with the collection, enforcement, negotiation, consummation, settlement, proceedings, administration or other activity related to the receipt and/or collection of the relevant proceeds, as applicable.

"ConAgra Lease" means that certain Lease, dated May 1, 2002, between Brady and ConAgra Foods, Inc.

"Consolidated OG I Plant Connection Agreements" means the OG I Plant Connection Agreement, the OG IH Plant Connection Agreement, and the OG IE Plant Connection Agreement.

"Contractor" means Ormat Nevada in its capacity as contractor under the Galena Re-powering Contract.

"Control Agreements" means (i) each Control Agreement executed and delivered by the Collateral Agent, us, certain of our Subsidiaries and the bank or institution where our checking accounts permitted to be established under the Indenture are held and (ii) each Control Agreement executed and delivered by the Collateral Agent, the Issuer and certain of our Subsidiaries in connection with the Security Agreements.

"Debt Service Coverage Ratio" means, for any period, the ratio of (i) the sum of all Cash Flow Available for Debt Service for such period to (ii) the aggregate payments of scheduled or accelerated (in accordance with the terms of the Financing Documents) principal, interest, premium, and Liquidated Damages, if any, required to be made under the Indenture and other Financing Documents and in connection with all other Permitted Indebtedness (other than Subordinated Debt) for such period.

"Debt Service Payment Account" means the account of such name created under the Depositary Agreement.

"Debt Service Reserve Account" means the account of such name created under the Depositary Agreement.

"Debt Service Reserve Letter of Credit" means an Acceptable Letter of Credit that may be drawn as described in the section entitled "Description of Principal Financing Agreements—Depositary Agreement—Debt Service Reserve Account."

"Debt Service Reserve Requirement" means, as of any date of calculation, an amount equal to the projected principal, interest and, to the extent that a Registration Default has occurred and is continuing, Liquidated Damages due on the Senior Secured Notes during the succeeding six-month period.

"Deeds of Trust" means, collectively, (i) that certain Deed of Trust, Assignment of Rents, Security Agreement, and Fixture Filing, dated as of the Closing Date, executed by Steamboat Geothermal, as grantor, for the benefit of the Collateral Agent, as beneficiary, (ii) on or after the Ormesa Support Date, that certain Deed of Trust, Assignment of Rents, Security Agreement, and Fixture Filing, to be executed by Ormesa, as Trustor, for the benefit of the Collateral Agent, as beneficiary, (iii) that certain Deed of Trust, Assignment of Rents, Security Agreement, and Fixture Filing, to be executed by Steamboat Development, as grantor, for the benefit of the Collateral Agent, as beneficiary, in the event the respective Resource Lease Consent is obtained, (iv) that certain Deed of Trust, Assignment of Rents, Security Agreement, and Fixture Filing, to be executed by Brady Power Partners as grantor, for the benefit of the Collateral Agent, as beneficiary, to the extent any necessary Resource Lease Consents are obtained, (v) a Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing to be executed by Mammoth-Pacific, if we or any Guarantor acquires that portion of the Capital Stock of Mammoth-Pacific that we and the Guarantors do not own on the Closing Date or we and the Guarantors otherwise acquire control of 100% of the ownership interest of the Mammoth Plant, and (vi) a Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, or the equivalents thereof, to be executed by us or a Subsidiary of ours that acquires a Qualified Project.

"Default" means an event or condition that, with the giving of notice or lapse of time, or any combination thereof, would become an Event of Default.

"Delay Liquidated Damages" means amounts to be paid by the Contractor pursuant to Section 11.1 of the Galena Re-powering Contract.

"Depositary" means Union Bank of California, N.A. as Depositary under the Depositary Agreement, together with its successors and assigns.

"Depositary Agreement" means the Deposit and Disbursement Agreement, dated as of the Closing Date, among us, each of our Subsidiaries, the Collateral Agent, the Depositary and Union Bank of California, N.A..

"Desert Peak 1 Plant" means the geothermal generating plant located in Churchill County, Nevada, owned by Brady and providing as of the Closing Date net generating capacity of 6.1 MW.

"Desert Peak Sublease" means that certain Sublease, dated as of or before the Closing Date, between Brady and Western States Geothermal Company.

"Distribution Account" means the account of such name created under the Depositary Agreement.

"Distribution Conditions" has the meaning set forth under "Description of Principal Financing Agreements—Depositary Agreement—Distribution Account."

"Distribution Date" means any Business Day on or within 60 days after a Scheduled Payment Date, on which we may make a Restricted Payment in accordance with the terms of the Indenture.

"Distribution Suspense Account" means the account of such name created under the Depositary Agreement.

"DTC" means The Depository Trust Company.

"Eligible Letter of Credit Provider" means a U.S. commercial bank(s) or financial institution(s) or a U.S. branch of a foreign commercial bank(s) or financial institution(s) with an Investment Grade Rating (provided that any such rating shall not be based solely on such bank's or financial institution's foreign currency rating at such time).

"Eminent Domain Proceeds" means all amounts and proceeds (including instruments) received by us or any Guarantor in respect of any Event of Eminent Domain.

"Energy Services Agreement" means that certain Energy Services Agreement, dated February 11, 2003, between Imperial Irrigation District and Ormesa.

"Event of Abandonment" means, with respect to a Plant, the suspension or cessation for a period of at least 120 consecutive days of all or substantially all of the operational and maintenance activities at such Plant; provided, however, that any such suspension or cessation that arises from an Event of Loss, a requirement of law, an event of force majeure, curtailment or failure to be dispatched, or other bonafide business reasons shall not constitute an Event of Abandonment, in each case, so long as we or our applicable Subsidiaries are taking commercially reasonable actions to overcome or mitigate the effects of the cause of suspension or cessation so that maintenance and/or operations, as the case may be, can be resumed. Any period of cessation or suspension shall end on the date that operation and maintenance activities of a substantial nature are resumed.

"Event of Default" means the occurrence of an event of default under the Indenture.

"Event of Eminent Domain" means any compulsory transfer or taking or transfer under threat of compulsory transfer or taking of any material part of the Collateral or a Project by any Governmental Authority.

"Event of Loss" means an event which causes all or a portion of a Project to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever, other than an Event of Eminent Domain or a Title Event.

"Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

"Final Acceptance" means, in connection with the Galena Re-powering, that the Contractor has (i) satisfied or is deemed to have satisfied all of the requirements for Final Acceptance set forth in Section 7.1 of the Galena Re-powering Contract, and (ii) delivered to ORNI 7 LLC the final waivers and releases of Liens.

"Final Acceptance Date" means, in connection with the Galena Re-powering Contract, the date upon which the Contractor has achieved Final Acceptance.

"Final Completion" means, with respect to the Galena Re-powering, that both (a) Final Acceptance has occurred, as certified by us and concurred with by the Independent Engineer and (b) that Commercial Operation has occurred, as certified by us and confirmed by the Galena Power Purchaser.

"Final Completion Date" means, with respect to the Galena Re-powering, the date upon which both (a) Final Acceptance has occurred, as certified by us and concurred with by the Independent Engineer and (b) Commercial Operation has occurred, as certified by us and confirmed by the Galena Power Purchaser.

"Final Maturity Date" means the latest stated maturity date of any of the Senior Secured Notes.

"Financing Documents" means the Senior Secured Notes, the Guarantees, the Indenture, the Security Documents, the Note Purchase Agreement, the Registration Rights Agreement, the exchange notes, the Letters of Credit and any other credit or security agreement executed by a Financing Entity in respect of a Project.

"Financing Entity" means us, the Guarantors and Ormat Nevada.

"Fleetwood Geothermal Resources Sublease" means that certain Geothermal Resources Sublease, dated May 31, 1991, between Steamboat Development, as subtenant, and Fleetwood Corporation, as sublandlord, as amended by the amendment dated June 11, 1991.

"Fluid Supply Agreement" means that certain Fluid Supply Agreement, dated December 15, 2003, between Brady and Western States Geothermal Company.

"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the relevant date of determination.

"Galena Power Purchaser" means the party purchasing power from Steamboat Geothermal under the Galena Power Purchase Agreement.

"Galena Power Purchase Agreement" means a power purchase agreement between ORNI 7 LLC and either Sierra Pacific Power Company providing for a price of not less than $.052 kWh (escalating by one percent (1%) on an annual basis) and containing terms no less favorable than those set forth under "Description of Our Principal Contracts—Steamboat Complex—Galena Re-powering Documents—Galena Power Purchase Agreement," including without limitation, the obligation of ORNI 7 LLC to deliver electrical energy in the amounts consistent with an expected generation based on a nominal net capacity of 18 MW.

"Galena Re-powering" means the upgrading of the Steamboat Geothermal Plant with the intent to achieve a minimum net electrical output of 18 MW through the replacement of certain equipment at the Steamboat Geothermal Plant and the possible addition of geothermal resources from the Steamboat Development Plant.

"Galena Re-powering Contract" means the Engineering, Procurement and Galena Re-powering Contract dated as of the Closing Date between the Contractor and ORNI 7.

"Galena Re-powering Letter of Credit" means an Acceptable Letter of Credit having, at all times while such letter of credit is in effect, an amount available to be drawn that, when added to that amount then on deposit in the Galena Re-powering Account, is not less than the Galena Re-powering Requirement at such time.

"Galena Re-powering Requirement" means $19.4 million, or if amounts have been previously withdrawn from the Galena Re-powering Account pursuant to the Depositary Agreement the greater of an amount equal to (i) $19.4 million less the sum of the amounts that have been previously withdrawn from the Galena Re-powering Account and (ii) the remaining amount the Independent Engineer certifies is necessary to achieve the Final Completion Date with respect to the Galena Re-powering; provided, however, that if additional amounts are required to be deposited within the Galena Re-powering Account as a result of this clause (ii), we shall be permitted to transfer amounts from the Distribution Suspense Account into the Galena Re-powering Account in order to satisfy such requirement.

"Geothermal Consultant" means Geothermex, Inc. or another widely recognized independent geothermal engineering firm retained by us as Geothermal Consultant.

"Geothermal Resources Leases" means the Sierra Pacific Geothermal Resources Lease, the Guisti Geothermal Resources Lease, the Fleetwood Geothermal Resources Sublease, the Magma

Geothermal Resources Lease, the Mammoth-BLM Geothermal Resources Lease CA 11667, the Mammoth-BLM Geothermal Resources Lease CA 14408, the Ormesa-BLM Geothermal Resources Lease CA 964, the Ormesa-BLM Geothermal Resources Lease CA 966, the Ormesa-BLM Geothermal Resources Lease CA 1903, the Ormesa-BLM Geothermal Resources Lease CA 6217, the Ormesa-BLM Geothermal Resources Lease CA 6218, the Ormesa-BLM Geothermal Resources Lease CA 6219, the Ormesa-BLM Geothermal Resources Lease CA 17568, the Railway Geothermal Resources Lease, the ConAgra Lease, the Brady-BLM Geothermal Resources Lease N-10922, the Brady-BLM Geothermal Resources Lease N-46566, the Brady-BLM Geothermal Resources Lease N-40353, and the Brady-BLM Geothermal Resources Lease N-40355.

"G1 Power Purchase Agreement" means that certain Amended and Restated Power Purchase and Sales Agreement, dated December 2, 1986, between Mammoth-Pacific and Southern California Edison, as amended by that certain Amendment No. 1 to the Amended and Restated Power Purchase and Sales Agreement, dated May 18, 1990.

"G2 Interconnection Facilities Agreement" means that certain Interconnection Facilities Agreement, attached to that certain Amendment No. 1 — Power Purchase Contract as Appendix A, dated October 27, 1989, between Mammoth-Pacific and Southern California Edison.

"G2 Power Purchase Agreement" means that certain Power Purchase Contract, dated April 15, 1985, between Mammoth-Pacific and Southern California Edison, as amended by that certain Amendment No. 1 — Power Purchase Contract, dated October 27, 1989, and as amended further by that certain Amendment No. 2 — Power Purchase Contract, dated December 20, 1989.

"G3 Interconnection Facilities Agreement" means that certain Interconnection Facilities Agreement, dated October 27, 1989, between Mammoth-Pacific and Southern California Edison.

"G3 Power Purchase Agreement" means that certain Power Purchase Contract, dated April 16, 1985, between Mammoth-Pacific (as successor to Santa Fe Geothermal, Inc.), and Southern California Edison, as amended by that certain Amendment No. 1 to the Power Purchase Contract, dated October 27, 1989, between Mammoth-Pacific and Southern California Edison and as amended further by that certain Amendment No. 2 — Power Purchase Contract, dated December 20, 1989.

"Governmental Approvals" means all governmental approvals, authorizations, consents, decrees, permits, waivers, privileges and filings with all or from Governmental Authorities required to be obtained or made for the ownership, construction, operation and maintenance of a Project.

"Guarantee" means each guarantee by a Guarantor of our obligations under the Financing Documents.

"Guarantor" means (i) each of Brady, Steamboat Development, Steamboat Geothermal, OrMammoth, the ORNI Entities and their respective successors and assigns and (ii) from and after the date of such execution, any of our other direct or indirect Subsidiaries that execute a Guarantee (including without limitation, in connection with the acquisition of a Qualified Project) in accordance with the provisions of the Indenture and their respective successors and assigns.

"Guisti Geothermal Resources Lease" means that certain Geothermal Resources Lease, dated June 27, 1988 among Steamboat Development, Bernice Guisti, Judith Harvey and Karen Thompson, as Trustees and Beneficiaries of the Guisti Trust, as amended by that certain Amendment to Geothermal Resources Lease dated January 1992, and that certain Second Amendment to Geothermal Resources Lease dated June 25, 1993.

"Holder" means a Person in whose name a Senior Secured Note is registered.

"IID Water Supply Agreement" means that certain Amended and Restated Water Supply Agreement, dated March 6, 1990, between Ormesa (as successor to Trigor Geothermal Corporation) and the Imperial Irrigation District.

"Indebtedness" of any Person means, at any date, without duplication:

(i) all obligations of such Person for borrowed money;

(ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (excluding "deposit only" endorsements on checks payable to the order of such Person);

(iii) all obligations of such Person to pay the deferred purchase price of property or services (except accounts payable and similar obligations arising in the ordinary course of business shall not be included herein);

(iv) all obligations of such Person as lessee under capital leases to the extent required to be capitalized on the books of such Person in accordance with GAAP;

(v) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person;

(vi) all Indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed;

(vii) all obligations of such Person in respect of interest rate swaps, collars or caps and other interest rate protection arrangements, foreign currency exchange agreements, commodity exchange, commodity future, commodity forward or commodity option agreements, or other interest or exchange rate or commodity hedging arrangements;

(viii) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances; and

(ix) all obligations of others of the type referred to in clauses (i) through (viii) above guaranteed by such Person, whether or not secured by a Lien or other security interest on any asset of such Person.

"Indenture" means the Indenture, dated as of the Closing Date, among us, the Guarantors and the Trustee providing for the issuance of Senior Secured Notes and the Guarantees.

"Independent Engineer" means Stone & Webster Management Consultants, Inc., or another widely recognized independent engineering firm or engineer retained as Independent Engineer by us.

"Initial Galena Re-powering Withdrawal Conditions" has the meaning set forth under "Description of Principal Financing Agreements—Galena Re-powering Account."

"Initial Purchaser" means Lehman Brothers Inc.

"Insurance Consultant" means Marsh USA, Inc., or its successors; provided that such successor is another nationally recognized independent insurance consultant.

"Interconnection Agreements" means the Steamboat 1/1A Interconnection Agreement, Steamboat 2/3 Interconnection Agreement, the Mammoth Interconnection Facilities Agreements, the Ormesa Interconnection Agreements, and the Brady/Desert Peak 1 Interconnection Agreement.

"Investment Grade" means a rating of Baa3 or better by Moody's Investors Services, Inc. and BBB− or better by S&P (or an equivalent rating by another nationally recognized credit rating agency if one or more of such corporations are not in the business of rating long-term obligations of commercial banks at the time of issuance); provided, that such rating is not on review for possible downgrade or on negative watch by any such agency.

"Letter of Credit" means the Debt Service Reserve Letter of Credit, the Galena Re-powering Letter of Credit or the Ormesa Repayment Letter of Credit, as the case may be.

"Lien" means any mortgage, pledge, hypothecation, assignment, mandatory deposit arrangement, encumbrance, security interest, charge, lien (statutory or other), preference, priority or other collateral agency agreement of any kind or nature whatsoever which has the substantial effect of constituting a security interest, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction, domestic or foreign.

"Loss Proceeds" means all proceeds from an Event of Loss received by us or any Guarantor, including, without limitation, insurance proceeds or other amounts actually received, except proceeds of business interruption insurance.

"Loss Proceeds Account" means the account of such name created under the Depositary Agreement.

"Magma Geothermal Resources Lease" means that certain Geothermal Lease, dated August 31, 1983, between Mammoth-Pacific and Magma Power Company, as amended by amendments dated April 30, 1987, January 1, 1990, and April 12, 1991.

"Make-Whole Premium" means a premium equal to the excess, if any, of (a) the present value of all scheduled principal and interest payments on all Senior Secured Notes to be redeemed (discounted at a rate equal to the yield to maturity of U.S. Treasury securities having an average life equal to the remaining average life of the Senior Secured Notes, plus 50 basis points) over (b) the principal amount of the Senior Secured Notes to be redeemed.

"Mammoth-BLM Geothermal Resources Lease CA 11667" means that certain Geothermal Resources Lease CA 11667, dated March 1, 1982, between Mammoth-Pacific and the United States of America through the Bureau of Land Management of the Department of the Interior.

"Mammoth-BLM Geothermal Resources Lease CA 14408" means that certain lease for Geothermal Resources CA 14408, dated February 1, 1985, between Mammoth-Pacific and the United States of America through the Bureau of Land Management of the Department of the Interior.

"Mammoth-BLM Site License" means that certain License for Electric Power Plant Site CA 21918, dated July 26, 1989, between Mammoth-Pacific and the United States of America through the Bureau of Land Management of the Department of the Interior.

"Mammoth Enhancement" means the investment in additional equipment and other enhancements at the Mammoth Project that are designed to increase output at the Mammoth Plant by 3.6 MW.

"Mammoth Interconnection Facilities Agreements" means the G2 Interconnection Facilities Agreement and the G3 Interconnection Facilities Agreement.

"Mammoth Operation and Maintenance Agreement" means that certain Plant Operating Services Agreement, dated January 1, 1995, between Ormat Nevada (as successor to Pacific Power Plant Operations) and Mammoth-Pacific.

"Mammoth-Pacific" means Mammoth-Pacific, L.P. (California), a California limited partnership.

"Mammoth-Pacific LP Agreement" means that certain Amended and Restated Agreement of Limited Partnership of Mammoth-Pacific dated January 26, 1990, among CD Mammoth Lakes I, Inc., CD Mammoth Lakes II, Inc. and OrMammoth, as amended by the amendment dated June 13, 1995.

"Mammoth Plant" means the three geothermal power generating plants, denominated the G1, G2 and G3 plants located in Mammoth Lakes, California that are owned by Mammoth-Pacific (and in which OrMammoth has a 50% partnership interest) and having a gross generating capacity of 35 MW.

"Mammoth Power Purchase Agreements" means the G1 Power Purchase Agreement, the G2 Power Purchase Agreement and the G3 Power Purchase Agreement.

"Material Adverse Effect" means a material adverse effect on (i) our or any of our Subsidiaries' results of operations or financial condition, taken as a whole, (ii) the validity or priority of the Liens on the Collateral or Guarantees, (iii) our or any of our Subsidiaries' ability, taken as a whole, to observe and perform any of our or their material obligations under the Project Documents and the Financing Documents to which we or they are a party or (iv) the ability of the Trustee or the Collateral Agent to enforce any of the payment or other material obligations of us, any Guarantor or Ormat Nevada under the Financing Documents to which we, the Guarantors or Ormat Nevada are parties, as the case may be.

"Material Project Documents" means the Power Purchase Agreements, the Operation and Maintenance Agreements, the Interconnection Agreements, the Geothermal Resources Leases, the

Site Licenses, the Mammoth-Pacific LP Agreement, the IID Water Supply Agreement, the Fluid Supply Agreement, the Desert Peak Sublease, the Brady Settlement Agreement, the Galena Re-powering Contract and any Additional Project Document.

"Megawatt" or "MW" means one million watts.

"Meyburg Geothermal Resources Lease" means that certain Geothermal Resources Lease, between ORNI 7 LLC, as lessee, and ORNI 6 LLC, as lessor.

"Net Available Amount" means, with respect to any proceeds, such proceeds net of the related Collection Expenses.

"Note Purchase Agreement" means the Note Purchase Agreement among us, the Guarantors and the Initial Purchaser for the sale and purchase of the Senior Secured Notes.

"Offering" means the offering of the Senior Secured Notes described herein.

"Officer's Certificate" means a certificate signed by our Authorized Representative.

"OG I Plant Connection Agreement" means that certain Plant Connection Agreement for the Ormesa Geothermal Plant, dated October 1, 1985, between Ormesa (as successor to Ormesa Geothermal) and the Imperial Irrigation District.

"OG I Power Purchase Agreement" means that certain Power Purchase Contract, dated July 18, 1984, between Ormesa (as successor to Republic Geothermal, Inc.) and Southern California Edison, as amended by that certain Amendment No. 1 to the Power Purchase Contract, dated December 23, 1988, between Ormesa (as successor to Ormesa Geothermal) and Southern California Edison.

"OG I Transmission Service Agreement" means that certain Transmission Service Agreement for the Ormesa I, Ormesa IE and Ormesa IH Geothermal Power Plants, dated October 3, 1989, between Ormesa (as successor to Ormesa Geothermal) and the Imperial Irrigation District.

"OG IE Plant Connection Agreement" means that certain Plant Connection Agreement for the Ormesa IE Geothermal Power Plant, dated October 21, 1988, between Ormesa (as successor to Ormesa IE) and the Imperial Irrigation District.

"OG IH Plant Connection Agreement" means that certain Plant Connection Agreement for the Ormesa IH Geothermal Power Plant, dated October 3, 1989, between Ormesa (as successor to Ormesa IH) and the Imperial Irrigation District.

"OG II Plant Connection Agreement" means that certain Plant Connection Agreement for the Ormesa Geothermal Plant No. 2, dated May 26, 1987, between Ormesa (as successor to Ormesa Geothermal II) and the Imperial Irrigation District.

"OG II Power Purchase Agreement" means that certain Power Purchase Contract, dated June 13, 1984, between Ormesa (as successor to Ormat Systems Inc.) and Southern California Edison.

"OG II Transmission Service Agreement" means that certain Transmission Service Agreement for the Ormesa II Geothermal Power Plant, dated August 25, 1987, between Ormesa (as successor to Ormesa Geothermal II) and the Imperial Irrigation District.

"Operating Account" means the account of such name created under the Depositary Agreement.

"Operating and Maintenance Expenses" means, for any period, all amounts disbursed by or on behalf of us or any Subsidiary in such period for operation, maintenance, administration, repair (other than repair done in response to a casualty event), or improvement of a Project, including, without limitation, premiums on insurance policies, property and other taxes, litigation expenses and costs, payments under leases, royalty and other land use agreements, and fees, expenses, and any other payments required under the Project Documents; provided, "Operating and Maintenance Expenses" shall not include (i) any payment made in respect of the Financing Documents or with respect to any Indebtedness, (ii) any payment or dividends or other distributions to Ormat Nevada or any of our other Affiliates other than payments under Project Documents, (iii) any tax paid or payable by any of our direct or indirect equity owners with respect to our income or receipts or (iv) any amounts for construction related to the Galena Re-powering.

"Operating Subsidiaries" means all of our Subsidiaries other than OrMammoth unless OrMammoth purchases the partnership interests of Mammoth-Pacific that it does not currently own.

"Operation and Maintenance Agreements" means the Steamboat Complex Operation and Maintenance Agreement, the Mammoth Operation and Maintenance Agreement, the Ormesa Operation and Maintenance Agreement, and the Brady Operation and Maintenance Agreement.

"OrMammoth" means OrMammoth Inc., a Delaware corporation.

"Ormat Nevada" means Ormat Nevada Inc., a Delaware corporation.

"Ormat Nevada Subordinated Loan" means a subordinated Credit Agreement between us and Ormat Nevada that constitutes Subordinated Debt.

"Ormesa" means Ormesa LLC, a Delaware limited liability company.

"Ormesa-BLM Geothermal Resources Lease CA 964" means the Geothermal Resources Lease CA 964, dated September 1, 1974, between Ormesa and the United States of America through the Bureau of Land Management of the Department of the Interior.

"Ormesa-BLM Geothermal Resources Lease CA 966" means the Geothermal Resources Lease CA 966, dated August 1, 1974, between Ormesa and the United States of America through the Bureau of Land Management of the Department of the Interior.

"Ormesa-BLM Geothermal Resources Lease CA 1903" means the Geothermal Resources Lease CA 1903, dated September 1, 1974, between Ormesa and the United States of America through the Bureau of Land Management of the Department of the Interior.

"Ormesa-BLM Geothermal Resources Lease CA 6217" means the Geothermal Resources Lease CA 6217, dated July 1, 1979, between Ormesa and the United States of America through the Bureau of Land Management of the Department of the Interior.

"Ormesa-BLM Geothermal Resources Lease CA 6218" means the Geothermal Resources Lease CA 6218, dated July 1, 1979, between Ormesa and the United States of America through the Bureau of Land Management of the Department of the Interior.

"Ormesa-BLM Geothermal Resources Lease CA 6219" means the Geothermal Resources Lease CA 6219, dated July 1, 1979, between Ormesa and the United States of America through the Bureau of Land Management of the Department of the Interior.

"Ormesa-BLM Geothermal Resources Lease CA 17568" means the Geothermal Resources Lease CA 17568, dated July 1, 1979, between Ormesa and the United States of America through the Bureau of Land Management of the Department of the Interior.

"Ormesa-BLM Site License CA 17129" means that certain License for Electric Power Plant Site CA 17129, dated August 21, 1985, between Ormesa and the United States of America through the Bureau of Land Management of the Department of the Interior.

"Ormesa-BLM Site License CA 20172" means that certain License for Electric Power Plant Site CA 20172, dated July 21, 1987, between Ormesa and the United States of America through the Bureau of Land Management of the Department of the Interior.

"Ormesa-BLM Site License CA 22079" means that certain License for Electric Power Plant Site CA 22079, dated July 24, 1989, between Ormesa and the United States of America through the Bureau of Land Management of the Department of the Interior.

"Ormesa-BLM Site License CA 22405" means that certain License for Electric Power Plant Site CA 22405, dated June 7, 1988, between Ormesa and the United States of America through the Bureau of Land Management of the Department of the Interior.

"Ormesa-BLM Site License CA 24678" means that certain License for Electric Power Plant Site CA 24678, dated September 18, 1989, between Ormesa and the United States of America through the Bureau of Land Management of the Department of the Interior.

"Ormesa Credit Agreement" means the Credit Agreement dated December 31, 2002 among Ormesa, United Capital as Administrative Agent and Collateral Agent, and the lenders party thereto from time to time.

"Ormesa Interconnection Agreements" means the Consolidated OG I Plant Connection Agreements, the OG I Transmission Service Agreement, the OG II Plant Connection Agreement, the OG II Transmission Service Agreement and the Energy Services Agreement.

"Ormesa Loan Repayment Account" means the account of such name created under the Depositary Agreement.

"Ormesa Operation and Maintenance Agreement" means that certain Operation and Maintenance Agreement, dated April 15, 2002, between Ormesa and Ormat Nevada.

"Ormesa Plant" means the six geothermal power generating plants located in East Mesa, Imperial Valley, California, owned by Ormesa and having a gross generating capacity of 94 MW.

"Ormesa Power Purchase Agreements" means the OG I Power Purchase Agreement and the OG II Power Purchase Agreement.

"Ormesa Repayment Letter of Credit" means an Acceptable Letter of Credit having, at all times such letter of credit is in effect, an amount available to be drawn that, when added to the amount then on deposit in the Ormesa Loan Repayment Account, is in an amount not less than the Ormesa Repayment Requirement.

"Ormesa Repayment Requirement" means an amount equal to $15.5 million, which is equal to the aggregate principal amount outstanding under the Ormesa Credit Agreement on the Closing Date less cash on deposit in the "debt service reserve account" under the Ormesa Credit Agreement and amounts actually repaid under the Ormesa Credit Agreement in 2004; provided, however, that with respect to the aggregate principal amount paid on September 30, 2004, such amount shall not be reduced to an amount less than 102% of the remaining aggregate principal amount outstanding under the Ormesa Credit Agreement less cash on deposit in the "debt service reserve account" under the Ormesa Credit Agreement on such date.

"Ormesa Support Date" means the earliest to occur of (i) January 31, 2005; (ii) any other date as of which amount payable in respect of the Ormesa Credit Agreement has been paid in full; and (iii) any other date as of which Ormesa is no longer prohibited from granting liens pursuant to the Ormesa Credit Agreement.

"ORNI Entities" means ORNI 1 LLC, a Delaware limited liability company, ORNI 2 LLC, a Delaware limited liability company and ORNI 7 LLC, a Delaware limited liability company.

"Outstanding," in connection with the Senior Secured Notes, means, as of the time in question, all Senior Secured Notes authenticated and delivered under the Indenture, except (i) Senior Secured Notes theretofore canceled or required to be canceled under the Indenture; (ii) Senior Secured Notes for which provision for payment shall have been made in accordance with the Indenture; and (iii) Senior Secured Notes in substitution for which other Senior Secured Notes have been authenticated and delivered pursuant to the Indenture.

"Performance Guarantee Tests" means the performance tests conducted in accordance with the Galena Re-powering Contract to demonstrate and verify that the Steamboat Geothermal Facility has satisfied the Performance Guarantees and certain other performance criteria.

"Performance Guarantees" has the meaning given in the Galena Re-powering Contract.

"Performance Liquidated Damages" means the liquidated damages payable by the Contractor to Steamboat Geothermal pursuant to the Galena Re-powering Contract as a consequence of the failure of the Steamboat Geothermal Facility to meet certain of the Performance Guarantees.

"Permitted Additional Senior Lender" means a holder of any Senior Secured Obligations other than the Senior Secured Notes.

"Permitted Investments" means an investment in any of the following: (i) direct obligations of the Department of the Treasury of the United States of America; (ii) obligations of any federal agencies which obligations are backed by the full faith and credit of the United States of America; (iii) commercial paper rated in any one of the two highest rating categories by Moody's or S&P; (iv) investment agreements with banks (foreign and domestic), broker/dealers, and other financial institutions rated at the time of bid in any one of the three highest rating categories by Moody's and S&P; (v) repurchase agreements with banks (foreign and domestic), broker/dealers, and other financial institutions rated at the time of bid in any one of the three highest rating categories by Moody's and S&P, provided, that (1) collateral is limited to the securities specified in clauses (i) and (ii) above, (2) the margin levels for collateral must be maintained at a minimum of 102% including principal and interest, (3) the Collateral Agent shall have a first priority perfected security interest in the collateral, (4) the collateral will be delivered to a third party custodian, designated by us, acting for the benefit of the Collateral Agent and all fees and expenses related to collateral custody will be the responsibility of us, (5) the collateral must have been or will be acquired at the market price and marked to market weekly and collateral level shortfalls cured within 24 hours and (6) unlimited right of substitution of collateral is allowed provided that substitution collateral must be permitted collateral substituted at a current market price and substitution fees of the custodian shall be paid by us; (vi) forward purchase agreements delivering securities specified in clauses (i) and (iii) above with banks (foreign and domestic), broker/dealers, and other financial institutions maintaining a long-term rating on the day of bid no lower than investment grade by both S&P and Moody's (such rating may be at either the parent or subsidiary level); and (vii) money market funds rated "AAAm" or "AAAm-G" or better by S&P.

"Permitted Liens" means (a) the rights and interests of the Collateral Agent and any other Secured Party as provided in the Financing Documents; (b) Liens for any tax, either secured by a bond or other reasonable security or not yet due or being contested in good faith and by appropriate proceedings, so long as (i) such proceedings shall not involve any substantial danger of the sale, forfeiture or loss of the Projects, the sites of the Project or any easements, as the case may be, title thereto or any interest therein and shall not interfere in any material respect with the use of any Project, any Project sites or any easements, (ii) a bond or other reasonable security has been posted or provided in such manner and amount as to assure that any taxes determined to be due will be promptly paid in full when such contest is determined or (iii) adequate reserves have been provided therefor to the extent required by and in accordance with GAAP; (c) materialmen's, mechanics', workers', repairmen's, employees' or other like Liens, arising in the ordinary course of business or in connection with the development, construction, operation and/or maintenance of any Project, either for amounts not yet due or for amounts being contested in good faith and by appropriate proceedings so long as (i) we reasonably determine that such proceedings shall not involve any substantial danger of the sale, forfeiture or loss of any Project, any Project sites or any easements, as the case may be, title thereto or any interest therein and shall not interfere in any material respect with the use or disposition of any Project, any Project sites or any easements, or (ii) a bond or adequate cash reserves have been provided therefor to the extent required by and in accordance with GAAP; (d) Liens arising out of judgments or awards so long as enforcement of such Lien has been stayed and an appeal or proceeding for review is being prosecuted in good faith and for the payment of which adequate reserves, bonds or other reasonable security have been provided or are fully covered by insurance; (e) title exceptions as reflected in the Title Policies other than delinquent taxes and monetary liens which are to be paid on the Closing Date; (f) Liens, deposits or pledges to secure statutory obligations; (g) Liens, deposits or pledges to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or for purposes of like general nature in the ordinary course of its business, not to exceed $5 million in the aggregate at any time, and with any such Lien to be released as promptly as practicable; (h) other Liens incident to the ordinary course of business that are not incurred in connection with the obtaining of any loan, advance or credit and that do not in the aggregate materially impair the use of our or our Subsidiaries' property or assets or the value of such property or assets for the purposes of such business; (i) involuntary Liens as contemplated by the Financing Documents and the Project Documents (including a lien of an attachment or execution) securing a charge or obligation on any of our property, either real or personal, whether now or hereafter owned, in the aggregate sum of less than $3 million; (j) until the Ormesa Support Date, the Liens in favor of the lenders under the Ormesa Credit Agreement; and (k)

servitudes, easements, rights-of-way, restrictions, minor defects or irregularities in title and such other encumbrances or charges against real property or interests therein as of a nature generally existing with respect to properties of similar character and which do not in a material way interfere with the value or use thereof or our business.

"Person" means any individual, sole proprietorship, corporation, partnership, joint venture, limited liability partnership, limited liability company, trust, unincorporated association, institution, Governmental Authority or any other entity.

"Plants" means the Brady Plant, the Ormesa Plant, the Steamboat Geothermal Plant, the Steamboat Development Plant, the Mammoth Plant and geothermal power generating facilities acquired after the Closing Date that constitute Qualified Projects.

"Pledge and Security Agreements" means each of the Pledge and Security Agreements, as amended, executed by us, certain of our Subsidiaries and the Collateral Agent.

"Power Purchase Agreements" means the Steamboat 1 Plant Power Purchase Agreement, the Steamboat 1A Plant Power Purchase Agreement, the Steamboat 2/3 Project Power Purchase Agreements, the Galena Power Purchase Agreement, the Mammoth Power Purchase Agreements, the Ormesa Power Purchase Agreements, the Brady Project Power Purchase Agreement and any power purchase agreements relating to a Qualified Project at the time such Qualified Project is acquired by us or a Guarantor.

"Project" means each Plant together with the related Project Documents, governmental approvals relating to the Plant or Project Documents, and any other item relating to the Plant, including any improvements to, and the operation of the Plant and all activities related thereto.

"Project Costs" means, with respect to the Galena Re-powering, without duplication, all costs and expenses paid, incurred or to be incurred by Steamboat Geothermal to complete the development, design, engineering, acquisition, construction, assembly, inspection, testing, completion and start-up of the Galena Re-powering in the manner contemplated under the Galena Re-powering Contract, including, without limitation, (i) Operating and Maintenance Expenses of the Galena Re-powering prior to Final Acceptance, (ii) amounts payable in respect of options for, or the granting of, necessary easements, (iii) amounts payable in respect of obtaining or maintaining Governmental Approvals, and (iv) amounts payable in respect of acquiring initial spare parts.

"Project Documents" means the Material Project Documents and any additional agreements relating to the Projects.

"Projections" means certain projections at the Closing Date of the Projects' revenues and the costs associated therewith including certain assumptions by us.

"Qualified Project" means (a) a fully constructed and operational geothermal power plant located within the United States of America (other than the Mammoth Project), (b) as to which electricity will be sold under long-term power purchase agreements that have been approved by the applicable public utility commission or similar governmental body with a counterparty that has a long-term issuer rating of not less than BBB- by S&P and Baa3 by Moodys (provided, that if such counterparty is rated by only Moody's or only S&P, then such counterparty may have one long-term issuer rating of not less than BBB- by S&P or Baa3 by Moody's, as the case may be, so long as no nationally recognized credit rating agency rates such counterparty less than Investment Grade) and (c) is acquired by us or a Guarantor and the Collateral Agent is granted a first priority pledge of all of the Capital Stock of any Guarantor that acquires such Qualified Project or the Guarantor acquiring such Qualified Project provides a first priority lien with respect to collateral with respect to such Qualified Project that is consistent with that set forth under the second paragraph of "Description of the Notes—Security."

"Quarterly Period" means each calendar quarter; provided, however, that the first Quarterly Period shall commence on the Closing Date and shall end on March 31, 2004.

"Railway Geothermal Resources Lease" means that certain Geothermal Resource Lease (SPL-6292), dated October 10, 1984, between Brady, as tenant, and The Burlington Northern and Santa Fe Railway Company, as landlord, as amended by the amendment dated December 5, 1991.

"Redemption Account" means the account of such name created under the Depositary Agreement.

"Redemption Date" means the date on which we redeem or shall redeem any Senior Secured Notes in accordance with the Indenture.

"Regulation S" means Regulation S under the Securities Act.

"Related Party" means (a) Ormat Industries, Ltd. and OTec., (b) any direct or indirect controlling stockholder or controlling member or a more than 50% owned subsidiary of Ormat Nevada or (c) any trust, corporation, partnership, limited liability company or other entity, of which the beneficiaries, stockholders, partners, members or Persons holding more than a 50% controlling interest are Ormat Nevada and/or such other Persons referred to in the immediately preceding clause (a) or (b).

"Renewable Energy Credits" means all renewable energy credits, offsets or other benefits allocated, assigned or otherwise awarded or certified to us or any of our Subsidiaries by any governmental authority in connection with any of the Projects; provided, that the foregoing shall not include any federal, state, and/or local production tax credits and/or investment tax credits specific to investments in renewable energy production and delivery facilities (if any) or any environmental credits, offsets, or other similar benefits allocated, assigned or otherwise awarded to us or any of our Subsidiaries by any governmental authority or received in any other manner based in whole or in part on the fact that any of the Projects constitutes a "renewable energy system" (as defined under any Applicable Law) or the like, including emissions credits or allowances, such as credits available because such Project does not produce carbon dioxide or other emissions when generating electric energy.

"Required Holders" means, at any time, Persons that at such time hold not less than 51% in aggregate principal amount of the Outstanding Senior Secured Notes.

"Resource Lease Consents" means (i) with respect to ORNI 1, LLC, ORNI 2, LLC, and Brady the consents of each of David P. Frase, Timothy Frase and Stacey Frase, and James W. Roberts, Trustee of the James W. Roberts Revocable Trust dated August 24, 1996 under the Grant of Easement Agreement, dated March 27, 1998; and of The Burlington Northern and Santa Fe Railway Company under the Railway Geothermal Resources Lease, and (ii) with respect to ORNI 7, LLC and Steamboat Development the consents of each of Fleetwood Corporation under the Fleetwood Geothermal Resources Lease; Dorothy A. Towne and the Trust of Dorothy A. Towne under a geothermal resources lease dated May 31, 1991; and Bernice Guisti, Judith Harvey, and Karen Thompson, Trustees and Beneficiaries of the Guisti Trust under the Guisti Geothermal Resources Lease.

"Responsible Officer" means, with respect to knowledge of any default under the Indenture, the chief executive officer, president, chief financial officer, general counsel, principal accounting officer, treasurer, assistant treasurer, or any vice president of us, or other officer of ours who in the normal performance of his or her operational duties would have knowledge of the subject matter relating to such default.

"Restoration Sub-Account" means one or more accounts of such name created under the Depositary Agreement in connection with an Event of Loss or Event of Eminent Domain.

"Restricted Payment" means, with respect to any Person, (i) the declaration and payment of distributions, dividends or any other payment made in cash, property, obligations or other notes, (ii) any payment of the principal of, or interest or premium, if any, on, any Subordinated Debt, (iii) the making of any loans or advances to any Affiliate (other than Permitted Indebtedness), (iv) any purchase, redemption, acquisition or retirement for value (including, without limitation in connection with any merger or consolidation of us) of any of our Capital Stock or (v) any Investment in any Person other than a Guarantor; provided, however, that the term "Restricted Payments" shall not include (v) proceeds of this offering in the amounts set forth under "Use of Proceeds", utilized for the acquisition of Steamboat Development, the acquisition of a 50% interest in Mammoth-Pacific and the repayment of amounts due to Ormat Nevada, (w) cash released from any Account as a result of the provision of an Acceptable Letter of Credit as provided for in the Financing Documents, (x) cash released from the Ormesa Loan Repayment Account as described under "—Depositary Agreement—Ormesa Loan Repayment Account," (y) payments made to any Affiliate of such Person for goods and services purchased or procured in accordance with the terms of the Indenture or (z) the use of proceeds from Indebtedness incurred in accordance with (I) clause (ii) under "—Principal Covenants—Limitation on Indebtedness" to purchase that portion of the Capital Stock of Mammoth-Pacific that we do not own as of the Closing Date or (II) clause (viii) under "—Principal Covenants—Limitation on Indebtedness" to purchase a Qualified Project.

"Revenue Account" means the account of such name created under the Depositary Agreement.

"Rule 144A" means Rule 144A promulgated under the Securities Act.

"Scheduled Payment Date" means each June 30 and December 30, commencing on June 30, 2004 and ending on December 30, 2020.

"SEC" means the United States Securities and Exchange Commission.

"Secured Parties" means the Trustee, the Holders, the Collateral Agent, the holders of additional Permitted Indebtedness (other than Permitted Indebtedness of the type described in clause (vi) in the definition thereof), in each case to the extent such party (or an agent on such party's behalf) is or becomes a party to the Collateral Agency Agreement.

"Securities Act" means the United States Securities Act of 1933, as amended.

"Security Documents" means, collectively, the Depositary Agreement, the Deeds of Trust, the Collateral Agency Agreement, the Pledge and Security Agreements, the Control Agreements, the Third Party Consents and any other document providing for any lien of the Secured Parties, pledge, encumbrance, mortgage or security interest on any or all of our assets or the ownership interests thereof or our Subsidiaries' assets and the ownership interests thereof.

"Senior Secured Notes" means the 8¼% Senior Secured Notes due December 30, 2020, the exchange notes and any other securities authenticated and delivered under the Indenture and in accordance with the terms of the Indenture, which are intended to be treated as a single class of securities under the Indenture.

"Senior Secured Obligations" means, collectively, without duplication: (i) all of our Indebtedness, financial liabilities and obligations, of whatsoever nature and however evidenced (including, but not limited to, principal, interest, premium, fees, reimbursement obligations, penalties, indemnities and legal and other expenses, whether due after acceleration or otherwise) to the Secured Parties in their capacity as such under the applicable Financing Document or any other agreement, document or instrument evidencing, securing or relating to such Indebtedness, financial liabilities or obligations, in each case, direct or indirect, primary or secondary, fixed or contingent, now or hereafter arising out of or relating to any such agreements; (ii) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral; and (iii) in the event of any proceeding for the collection or enforcement of the obligations described in clauses (i) and (ii) above, after an Event of Default has occurred and is continuing and unwaived, the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights under the Security Documents, together with reasonable attorneys' fees and court costs.

"Sierra Pacific Geothermal Resources Lease" means that certain Geothermal Resources Lease, dated November 18, 1983, between Steamboat Geothermal and Sierra Pacific Power Company, as amended by the amendments dated January 7, 1985, October 29, 1988, and October 2, 1989.

"Site Licenses" means the Mammoth-BLM Site License, the Ormesa-BLM Site License CA 17129, the Ormesa-BLM Site License CA 22405, the Ormesa-BLM Site License CA 24678, the Ormesa-BLM Site License CA 22079, and the Ormesa-BLM Site License CA 20172.

"Steamboat Complex Operation and Maintenance Agreement" means that certain Amended and Restated Operation and Maintenance Agreement, dated December 8, 2003, among ORNI 7, LLC, Steamboat Geothermal LLC, Steamboat Development (as of the closing of this offering) and Ormat Nevada, Inc.

"Steamboat Development" means Steamboat Development, a Utah corporation.

"Steamboat Development Plant" means the two geothermal power generating plants located in Steamboat Hills, Nevada, having a gross generating capacity of 32 MW and owned by Steamboat Development

"Steamboat Geothermal" means Steamboat Geothermal LLC, a Delaware limited liability company.

"Steamboat Geothermal Plant" means the two geothermal power generating plants located in Steamboat Hills, Nevada, having a gross generating capacity of 10 MW and owned by Steamboat Geothermal.

"Steamboat 1 Plant Power Purchase Agreement" means that certain Agreement for the Purchase and Sale of Electricity, dated November 18, 1983, between Steamboat Geothermal LLC (as successor to Geothermal Development Associates) and Sierra Pacific Power Company, as amended by that certain Amendment to Agreement for the Purchase and Sale of Electricity, dated March 6, 1987.

"Steamboat 1A Plant Power Purchase Agreement" means that certain Long-Term Agreement for the Purchase and Sale of Electricity, dated October 29, 1988, between Steamboat Geothermal LLC (as successor to Far West Capital, Inc.) and Sierra Pacific Power Company.

"Steamboat 2 Plant Power Purchase Agreement" means that certain Long-Term Agreement, dated January 24, 1991, between Steamboat Development (as successor to Far West Capital, Inc.) and Sierra Pacific Power Company, as amended by that certain Amendment to Long-Term Agreement, dated October 29, 1991, and as further amended by that certain Amendment to Long-Term Agreement, dated October 29, 1992.

"Steamboat 1/1A Interconnection Agreement" means that certain Special Facilities Agreement, dated October 29, 1988, between Sierra Pacific Power Company and Steamboat Geothermal (as successor to Far West Capital, Inc.).

"Steamboat 2/3 Interconnection Agreement" means that certain Special Facilities Agreement, dated April 24, 1992, between Sierra Pacific Power Company and Steamboat Development (as successor to Far West Capital, Inc.).

"Steamboat 2/3 Project Power Purchase Agreements" means the Steamboat 2 Plant Power Purchase Agreement and the Steamboat 3 Plant Power Purchase Agreement.

"Steamboat 3 Plant Power Purchase Agreement" means that certain Long-Term Agreement for the Purchase and Sale of Electricity, dated January 18, 1991, between Steamboat Geothermal Development (as successor to Far West Capital, Inc.) and Sierra Pacific Power Company.

"Subordinated Debt" means Indebtedness incurred pursuant to a Subordinated Loan Agreement.

"Subsidiary" means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

"Supplemental Galena Re-powering Account" means the account of such name created under the Depositary Agreement.

"Third Party Consents" means each consent to assignment, among certain counterparties to a Material Project Document, us and/or our applicable Subsidiary and the Collateral Agent.

"Title Event" means the existence of any defect of title or Lien or encumbrance on a Project (other than Permitted Liens) in effect on the Closing Date that entitles the Collateral Agent to make a claim under the policy or policies of title insurance required pursuant to the Financing Documents.

"Title Event Proceeds" means all amounts and proceeds (including instruments) in respect of any Title Event.

"Title Policies" means each of (i) the mortgagee title insurance policies delivered by a title company of national standing or its affiliates insuring to the Lien of the Deeds of Trust or (ii) for those Projects which do not have Deeds of Trust, the preliminary title report delivered by a title company of national standing or its affiliates.

"Trustee" means Union Bank of California, N.A, until a successor replaces it in accordance with the applicable provisions of the Indenture, and thereafter means the successor serving thereunder in such capacity.

"Unassigned Leases" means (i) that certain Grant of Easement between David P. Frase, Timothy Frase and Stacey Frase, and James W. Roberts, Trustee of the James W. Roberts Revocable Trust, dated August 24, 1996, as grantor, and Brady Power, as grantee, dated March 27, 1998; (ii) the Railway Geothermal Resources Lease; (iii) the Fleetwood Geothermal Resources Sublease; (iv) that certain Geothermal Resources Lease dated May 31, 1991 between Dorothy A. Towne and the Trust of Dorothy A. Towne, as landlord, and Fleetwood Corporation, as tenant; and (v) that certain Geothermal Resources Lease dated June 27, 1988, as amended by that certain Amendment to Geothermal Resources Lease dated January 1992, and that certain Second Amendment to Geothermal Resources Lease dated June 25, 1993 between Bernice Guisti, Judith Harvey, and Karen Thompson, Trustees and Beneficiaries of the Guisti Trust, as landlord, and Steamboat Development Corp., as tenant.

"Wholly-Owned Subsidiary" of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be awarded by such Person or by one or more Wholly-Owned Subsidiaries of such Person and one or more Wholly-Owned Subsidiaries of such Person.

"Work" means all obligations, duties and responsibilities undertaken by the Contractor and its Subcontractors in accordance with the Galena Re-powering Contract, including the design, engineering, manufacturing, procurement, construction, start-up and performance testing of the Galena Plant in connection with the Galena Re-powering.

BOOK-ENTRY, DELIVERY AND FORM

The exchange notes will be represented by one or more global notes in registered form without interest coupons (the "Global Notes").

The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC including the Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream") as described below.

Except as set forth below, the Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of Participants with portions of the principal amount of the Global Notes; and

(2)	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "holders" thereof under the Indenture for any purpose. Only registered holders will have rights under the Indenture.

Payments in respect of the principal of, and interest and premium and Liquidated Damages, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, we and the Trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the Trustee nor any agent of ours or the Trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or us. Neither we nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for definitive notes in registered certificated form ("Certificated Notes") if:

(1)	DTC (a) notifies us that it is unwilling or unable to continue as depository for the Global Notes and we fail to appoint a successor depository or (b) has ceased to be a clearing agency registered under the Exchange Act;

(2)	we, at our option, notify the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3)	there has occurred and is continuing a Default or Event of Default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate in the form provided in the Indenture.

Same Day Settlement and Payment

We will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and liquidated damages, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. We will make all payments of principal, interest and premium, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder's registered address. The notes represented by the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or

Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

DESCRIPTION OF OUR PRINCIPAL CONTRACTS

The following is a summary of the projects' principal agreements and is not considered to be a full statement of the terms of such agreements. Accordingly, the following summaries of the agreements are qualified by reference to each agreement and are subject to the terms of the full text of each agreement. Unless otherwise stated, any reference in this prospectus to any agreement shall mean that agreement and all schedules, exhibits and attachments thereto as amended, supplemented or otherwise modified and in effect as of the date of this prospectus. Copies of all such agreements may be obtained from us, subject to certain confidentiality restrictions. See "Available Information."

STEAMBOAT COMPLEX

POWER PURCHASE AGREEMENTS

STEAMBOAT 1/1A PROJECT

Steamboat 1 Plant Power Purchase Agreement

Steamboat Geothermal sells all of the electricity generated from the Steamboat 1 plant and delivered to Sierra Pacific Power Company pursuant to the terms of that certain Agreement for the Purchase and Sale of Electricity, dated November 18, 1983, between Steamboat Geothermal (as successor to Geothermal Development Associates) and Sierra Pacific Power Company, as amended by that certain Amendment to Agreement for the Purchase and Sale of Electricity, dated March 6, 1987, which we refer to collectively as the "Steamboat 1 Plant PPA."

Term

The original term of the Steamboat 1 Plant PPA expires on December 5, 2006, and the term shall continue thereafter from year to year unless terminated by one of the parties. The Steamboat 1 Plant PPA is subject to earlier termination if there is a force majeure event.

Payments

Currently, and to the extent that the term of the Steamboat 1 Plant PPA extends beyond December 5, 2006, Sierra Pacific Power Company pays Steamboat Geothermal for energy delivered, on a time-differentiated basis, the short-term avoided cost rates for energy in effect for the relevant billing period. The average price paid for the first nine months of 2003 was $0.04282/kWh.

Maintenance

Steamboat Geothermal is responsible, at its sole cost and expense, to maintain the Steamboat 1 plant, including all control and protective devices. Steamboat Geothermal agrees to provide Sierra Pacific Power Company with 60 days' written notice of all scheduled maintenance periods.

Additional Resources

Under the Steamboat 1 Plant PPA, Sierra Pacific Power Company has the right to purchase up to a 75% interest in any additional geothermal rights that Steamboat Geothermal purchases or leases within the Steamboat Springs KGRA within 90 days after receipt of notice from Steamboat Geothermal of its proposed acquisition of such additional geothermal resource. For each 25% interest that Sierra Pacific Power Company purchases under this option, Sierra Pacific Power Company shall pay Steamboat Geothermal an amount equal to one-third of Steamboat Geothermal's total cost of any parcel or right or any portion thereof.

Force Majeure

If the performance of any obligations under the Steamboat 1 Plant PPA is prevented by casualty, accident, strike, labor dispute, political disturbance; or other violence; any law, proclamation or regulation or any governmental agency; inability to secure environmental permits; or any other condition beyond the control of the party affected thereby, that party shall be excused from performance and either party shall be entitled to terminate the Steamboat 1 Plant PPA.

Indemnification

Under the Steamboat 1 Plant PPA, each party has agreed to indemnify and hold harmless the other party and the directors, officers, and employees of the other party against and from any and all loss and liability for injuries to persons and damages, including property damage of either party, resulting from or arising out of the engineering, design, construction, maintenance or operation of, or the making of replacements, additions, or betterments to, the indemnitor's facilities. Neither party shall be indemnified for liability or loss resulting from its sole negligence or willful misconduct.

Insurance

Steamboat Geothermal is obligated to obtain and maintain specified insurance coverages.

Assignment

Neither party shall voluntarily assign the Steamboat 1 Plant PPA without the prior written consent of the other party. Either party has the right to collaterally assign the Steamboat 1 Plant PPA upon 30 days' prior written notice to the other party.

Governing Law

The Steamboat 1 Plant PPA is governed by the laws of the State of Nevada.

Steamboat 1A Plant Power Purchase Agreement

Steamboat Geothermal sells all of the electricity generated from the Steamboat 1A plant and delivered to Sierra Pacific Power Company, pursuant to the terms of that certain Long-Term Agreement for the Purchase and Sale of Electricity, dated October 29, 1988, between Steamboat Geothermal (as successor to Far West Capital, Inc.) and Sierra Pacific Power Company, which we refer to as the "Steamboat 1A Plant PPA."

Term

The term of the Steamboat 1A Plant PPA expires on December 14, 2018. The Steamboat 1A Plant PPA is subject to earlier termination by Sierra Pacific Power Company in the event that Steamboat Geothermal fails to deliver energy for 180 continuous days, regardless of whether such failure is due to an event of force majeure, as defined below, and Steamboat Geothermal is not exercising reasonable efforts to resume operation of the project.

Payments

Under the Steamboat 1A Plant PPA, Sierra Pacific Power Company pays to Steamboat Geothermal, on a monthly basis, energy payments equal to the short-term avoided cost rates for energy in effect for the relevant billing period. The average price paid for the first nine months of 2003 was $0.04282/kWh.

Maintenance

Steamboat Geothermal shall provide Sierra Pacific Power Company with a list of scheduled maintenance periods by July 1 of each calendar year, but no later than six months prior to beginning any proposed scheduled maintenance. Sierra Pacific Power Company shall provide Steamboat Geothermal with scheduled maintenance periods on equipment that will impact the delivery of capacity and energy from the Steamboat 1A plant as soon as reasonably practicable. The parties shall coordinate scheduled maintenance in order to minimize the impact on the parties' systems.

In the event that the Steamboat 1A plant must be shut down for unscheduled maintenance, Steamboat Geothermal shall notify Sierra Pacific Power Company as soon as practicable of the necessity of the shutdown, the time the shutdown occurred or will occur, and the anticipated duration of the shutdown. Steamboat Geothermal shall take all reasonable measures and exercise reasonable efforts to avoid unscheduled maintenance and limit the duration of the shutdown.

Force Majeure

Each party to the Steamboat 1A Plant PPA is relieved from its obligations under the relevant power purchase agreement when and to the extent that it is rendered wholly or partly unable to perform its obligations by force majeure, provided that (1) the non-performing party promptly gives the other party oral notice, followed by written communication, describing the particulars of the occurrence, (2) the suspension of performance is of no greater scope and of no longer duration than is required by the force majeure, (3) the non-performing party uses its best efforts to remedy its inability to perform and (4) when the non-performing party is able to resume performance of its obligations, it gives the other party written notice to that effect. Force majeure under the Steamboat 1A Plant PPA is defined as unforeseeable causes beyond the reasonable control of and without the fault or negligence of the party claiming force majeure including, but not limited to, acts of God; labor disputes; sudden actions of the elements; actions by federal, state, and municipal agencies; and actions of legislative, judicial or regulatory bodies which prohibit or seriously impede performance under or compliance with the terms of the Steamboat 1A Plant PPA.

Indemnification

Under the Steamboat 1A Plant PPA, each party has agreed to indemnify and hold harmless the other party against and from any and all loss and liability for personal injury or property damage, resulting from or arising out of the engineering, design, construction, maintenance or operation of, or the making of replacements, additions, or betterments to, the indemnitor's facilities. Neither party shall be indemnified for liability or loss to the extent such liability or loss results from, or is contributed to by, that party's negligence or willful misconduct.

Insurance

Steamboat Geothermal is obligated to obtain and maintain specified insurance coverages. If Steamboat Geothermal fails to obtain or maintain such insurance, Steamboat Geothermal shall not deliver capacity and energy to Sierra Pacific Power Company and Sierra Pacific Power Company shall have no obligation to accept any capacity or energy until appropriate insurance is obtained or reinstated.

Assignment

Neither party shall voluntarily assign the Steamboat 1A Plant PPA without the prior written consent of the other party. Either party has the right to collaterally assign the Steamboat 1A Plant PPA upon 30 days' prior written notice to the other party.

Governing Law

The Steamboat 1A Plant PPA is governed by the laws of the State of Nevada.

STEAMBOAT 2/3 PROJECT

Steamboat 2/3 Project Power Purchase Agreements

Steamboat Development sells capacity and energy generated from the Steamboat 2/3 project and delivered to Sierra Pacific Power Company, pursuant to the terms of two substantially similar power purchase agreements: (1) that certain Long-Term Agreement, dated January 24, 1991, between Steamboat Development (as successor to Far West Capital, Inc.) and Sierra Pacific Power Company, as amended by that certain Amendment to Long-Term Agreement, dated October 29, 1991, and as further amended by that certain Amendment to Long-Term Agreement, dated October 29, 1992, and (2) that certain Long-Term Agreement for the Purchase and Sale of Electricity, dated January 18, 1991, between Steamboat Development (as successor to Far West Capital, Inc.) and Sierra Pacific Power Company. We refer to these power purchase agreements as the "Steamboat 2/3 Project PPAs."

Term

The term of each of the Steamboat 2/3 Project PPAs expires on December 19, 2022. The Steamboat 2/3 Project PPAs are subject to earlier termination in the event that Steamboat Development fails to deliver energy for 180 continuous days unless due to force majeure, as defined below, and Steamboat Development is not exercising reasonable efforts to resume operation of the plant.

Payments

Under the Steamboat 2/3 Project PPAs, Sierra Pacific Power Company pays to Steamboat Development capacity payments and energy payments.

Capacity Payments

Under the Steamboat 2/3 Project PPAs, Sierra Pacific Power Company pays to Steamboat Development, on a monthly basis, capacity payments equal to:

•	$19.04/kW-month for the period from the commercial operation date until December 19, 2007; and

•	$14.00/kW-month thereafter.

At the end of each contract year, Sierra Pacific Power Company shall calculate the three-year rolling average of the peak period capacity for each unit for the three immediately preceding contract years. If the average peak period capacity is greater than or equal to 95%, then the capacity rate shall be as set forth above. If the average peak period capacity is less than 95% but greater than 85% during the first fifteen years of the term, the capacity rate shall be reduced by 1% for each 1% or portion thereof that such average is below 100%, and if the average peak period capacity is less than 95% but greater than 85% during the remaining fifteen years of the term, the capacity rate shall be reduced by 1.3% for each 1% or portion thereof that such average is below 100%. If the average peak period capacity is less than 85% of the peak period capacity, then Steamboat Development shall pay a sum of $1 million (in 1992 dollars) to Sierra Pacific Power Company, and the required capacity under the Steamboat 2/3 Project PPAs shall be reduced to the average capacity rate calculated during such three-year period.

Energy Payments

Under the Steamboat 2/3 Project PPAs, Sierra Pacific Power Company pays to Steamboat Development, on a monthly basis, an energy payment of $0.0363/kWh with respect to the Steamboat 2 plant and $0.03595/kWh with respect to the Steamboat 3 plant. This energy payment rate is adjusted annually by the following multipliers:

•	1.0412 per year for the period from the commercial operation date until December 19, 2007; and

•	1.03 per year thereafter.

Economic Dispatch

Sierra Pacific Power Company has the right to economically dispatch each of the Steamboat 2 plant and the Steamboat 3 plant for up to 11,140,000 kWh per year. Sierra Pacific Power Company shall exercise this right by verbal notice of the hours and reduced energy rate for such hours to Steamboat Development by 10:00 a.m. on the day preceding the day on which the applicable unit shall be economically dispatched. Steamboat Development has the option of accepting the reduced energy payment or discontinuing delivery of energy and capacity during the period described in Sierra Pacific Power Company's notice.

Maintenance

By April 1 of each calendar year, but no later than six months prior to beginning any proposed scheduled maintenance, Steamboat Development shall provide Sierra Pacific Power Company with a list of proposed scheduled maintenance periods for the following 24-month period. Sierra Pacific Power Company shall have the right to review and accept this schedule. The parties shall coordinate scheduled maintenance in order to minimize the impact on the parties' systems. Steamboat Development shall take all reasonable measures and exercise reasonable efforts to avoid unscheduled maintenance and limit the duration of the shutdown.

Force Majeure

Each party to the Steamboat 2/3 Project PPAs is relieved from its obligations under the relevant power purchase agreement when and to the extent that it is rendered wholly or partly unable to perform its obligations by reason of force majeure, provided that (1) the non-performing party promptly gives the other party oral notice, followed by written communication, describing the particulars of the occurrence, (2) the suspension of performance is of no greater scope and of no longer duration than is required by the force majeure, (3) the non-performing party uses its best efforts to remedy its inability to perform and (4) when the non-performing party is able to resume performance of its obligations, it shall give the other party written notice to that effect. Force majeure is defined in the Steamboat 2/3 Project PPAs as acts of God, labor disputes, and sudden actions of the elements.

Under the Steamboat 2/3 Project PPAs, each party has agreed to indemnify and hold harmless the other party against and from any and all loss and liability for personal injury, bodily injury and property damage claimed by any person or party and resulting from or arising out of (1) the engineering, design, construction, maintenance or operation of the indemnitor's facilities, (2) the making of replacements, additions, or betterments to the indemnitor's facilities or (3) in the case of Steamboat Development, the manner in which Steamboat Development uses its geothermal resource supply or the facilities that interconnect the Steamboat 2/3 project with Sierra Pacific Power Company's electrical system. Neither party shall be indemnified for liability or loss to the extent such liability or loss results from, or is contributed to by, that party's negligence or willful misconduct.

Insurance

Steamboat Development is obligated to obtain and maintain specified insurance coverages. If Steamboat Development fails to obtain or maintain such insurance, Steamboat Development shall not deliver capacity and energy to Sierra Pacific Power Company and Sierra Pacific Power Company shall have no obligation to accept any capacity or energy until appropriate insurance is obtained or reinstated.

Assignment

Neither party shall voluntarily assign the Steamboat 2/3 Project PPAs without the prior written consent of the other party. Either party has the right to collaterally assign the Steamboat 2/3 Project PPAs upon 30 days' prior written notice to the other party.

Governing Law

The Steamboat 2/3 Project PPAs are governed by the laws of the State of Nevada.

Renewable Energy Credit Purchase Agreement

On October 14, 2004, Steamboat Development, Steamboat Geothermal and Sierra Pacific Power Company entered into the Station Usage Renewable Energy Credit Purchase Agreement, which is subject to the approval of the NPUC.

INTERCONNECTION AGREEMENTS

STEAMBOAT 1/1A PROJECT

Steamboat 1/1a Project Special Facilities Agreement

The Steamboat 1/1A project interconnects with Sierra Pacific Power Company's facilities pursuant to the terms of a special facilities agreement, under which the parties to such agreement have no remaining outstanding material obligations.

STEAMBOAT 2/3 PROJECT

Steamboat 2/3 Project Special Facilities Agreement

The Steamboat 2/3 project interconnects with Sierra Pacific Power Company's facilities during the term of the Steamboat 2/3 Project PPAs pursuant to the terms of a Special Facilities Agreement, dated April 24, 1992, between Steamboat Development (as successor to Far West Capital, Inc.) and Sierra Pacific Power Company, pursuant to which Steamboat Development shall reimburse Sierra Pacific Power Company, in accordance with the terms of the Steamboat 2/3 Project PPAs and on a basis no less frequent than annual, for all of Sierra Pacific Power Company's operation, maintenance and refurbishment costs resulting from its installation of interconnection facilities and equipment specified in the agreement. Steamboat Development shall also operate, maintain and refurbish interconnection facilities and equipment specified in the agreement and perform relay tests on the equipment at intervals not exceeding three years. Sierra Pacific Power Company and Steamboat Development must indemnify one another from liability arising out of the engineering, design, construction, maintenance or operation of, or the making of replacements, additions or betterments to, the indemnitor's facilities. However, neither party shall be indemnified for liability or loss to the extent such liability or loss results from, or is contributed to by, that party's negligence or willful misconduct. Sierra Pacific Power Company performed a reduced scope of work under the special facilities agreement and, as a result, Steamboat Development (1) assumes certain increased risks of outages, (2) must indemnify Sierra Pacific Power Company from liability resulting from the reduced scope of work and (3) will be required to add certain equipment to its facilities before it can expand beyond the Steamboat 2/3 Project PPAs.

OPERATION AND MAINTENANCE AGREEMENT

Steamboat Complex Operation And Maintenance Agreement

Ormat Nevada has agreed to provide, no later than the close of this offering, all operation and maintenance services necessary for the Steamboat complex (including the Galena re-powering when complete), pursuant to the terms of that certain Amended and Restated Operation and Maintenance Agreement between ORNI 7 and Steamboat Geothermal, which we collectively refer to as the "Owners," and Ormat Nevada, dated December 8, 2003, which we refer to as the "Steamboat O&M Agreement." Steamboat Development is also be a party to the Steamboat O&M Agreement as an owner.

Term

The term of the Steamboat O&M Agreement expires upon the expiration or termination of all of the power purchase agreements related to the Steamboat complex.

Payments

Each month, the Owners will cause to be paid a fixed fee of $246,250 (in 2003 dollars), subject to adjustment based on the Consumer Price Index, Urban Consumers-West, on January 1st of each year, for the ordinary maintenance of the Steamboat complex. Ormat Nevada may request a good faith renegotiation with the Owners of this fee every five years to reflect changing factors and circumstances. If the Owners do not accept Ormat Nevada's proposal for adjustment of this fee within 15 days of the date of such request, Ormat Nevada is entitled to terminate the Steamboat O&M Agreement upon written notice to the Owners.

In addition, the Owners must reimburse Ormat Nevada for its actual cost and expenses plus a 10% mark-up for extraordinary operation expenses that include (1) major corrective maintenance work to the Steamboat complex, (2) any modification, addition or deletion to the equipment of the facilities performed with prior approval by the Owners, (3) any cost incurred as a result of any change in applicable law enacted after the start of the contract; any change to authorizations related to the facilities, the power purchase agreements or the associated plant operating agreement; or any cost incurred by Ormat Nevada's exercise of certain emergency management powers, which do not result from Ormat Nevada's gross negligence, willful misconduct or failure to comply with its obligations, (4) any cost incurred by Ormat Nevada with respect to the environmental responsibilities of the Owners including, but not limited to, legally required clean-ups, removals and remediations of contamination, and (5) costs incurred with respect to works in connection with the wells.

Force Majeure

No claim will arise from either party's failure to perform due to an event of force majeure. If either party cannot perform its obligations under the Steamboat O&M Agreement due to an event of force majeure, that party will be excused from its obligations.

For the purposes of the Steamboat O&M Agreement, "force majeure" means any event or circumstance beyond the reasonable control, directly or indirectly, of the party whose performance force majeure has affected, including, but not limited to, any war, declared or not, invasion, armed conflict or act of a foreign enemy, blockade, embargo, revolution, insurrection, riot, civil commotion, act of terrorism, or sabotage provided that any such event occurs within or directly involves the United States or any other country from which machinery, equipment and material for the Steamboat complex are procured or transported through; an act of God, including but not limited to lightning, fire, earthquakes, volcanic activity, floods, storms, cyclones, typhoons or tornadoes, epidemics or plagues; explosions or chemical contamination, other than resulting from an act of war; labor disputes, including strikes, go-slows or lockouts that extend beyond the Steamboat complex or are widespread or nationwide; changes in applicable law; or any other event, matter or thing, wherever occurring, to the extent that such event or circumstance or its effects cannot be prevented, avoided or removed by the affected party while exercising that degree of skill, diligence, prudence and foresight which could reasonably be expected from the party affected thereby in the same or similar circumstances.

Termination

The Steamboat O&M Agreement may be terminated by the Owners prior to its expiration if Ormat Nevada fails to perform any material obligation under the Steamboat O&M Agreement after the expiration of the applicable cure period. If they choose to so terminate the agreement, the Owners must give written notice of Ormat Nevada's failure and Ormat Nevada has 30 days from the receipt of the notice to cure the breach, or up to 180 days if the breach cannot be cured within 30 days and Ormat Nevada is diligently pursuing the cure of such breach. The Owners can terminate the agreement immediately if Ormat Nevada becomes bankrupt or insolvent, or dissolves. The Owners may also terminate the Steamboat O&M Agreement if Ormat Nevada cannot perform its obligations because of an event of force majeure that lasts for a period more than 180 days by providing 30 days' written notice of such termination to Ormat Nevada; provided that such 30-day notice period shall run concurrently with such 180-day period.

The Steamboat O&M Agreement may be terminated by Ormat Nevada upon (1) the bankruptcy, dissolution, or insolvency of the Owners, (2) written notice to the Owners if there is a failure by the Owners to pay any amounts owed to Ormat Nevada, (3) the Owners not accepting Ormat Nevada's proposal for adjustment of the operation fee within 15 days of the date of such request and subsequent notice of such termination to the Owners or (4) the Owners' failure or delay to completely perform any of their obligations under the Steamboat O&M Agreement and such failure or delay renders it impossible or highly impractical for the Owners to perform their obligations for 180 days in the aggregate; provided that in the case of (4) above, Ormat Nevada shall provide 30 days' written notice of such termination.

Indemnification

Ormat Nevada fully indemnifies the Owners and each of their subsidiaries and affiliates from any liability arising from third party claims and causes of action arising from or related to the Steamboat O&M Agreement if the claim or cause of action has arisen prior to or within three years after the termination, expiration or completion of the Steamboat O&M Agreement. The Owners fully indemnify Ormat Nevada and its subcontractors, subsidiaries and affiliates from any damages arising out of the Steamboat O&M Agreement, to the extent not covered by Ormat Nevada's indemnification obligations, if the claim or cause of action has arisen prior to or within three years after the termination, expiration or completion of the Steamboat O&M Agreement. It is expressly agreed that where the Ormat Nevada indemnified parties are contributorily grossly negligent, such contributory gross negligence will not preclude recovery under the preceding sentence, but the Owners' indemnity will not include damages to the extent caused by such contributory gross negligence.

Environmental Responsibility

The Owners are responsible for all costs associated with any environmental contamination except to the extent such contamination arises out of or results from the gross negligence or willful misconduct of Ormat Nevada.

Limitation Of Liability

Neither the Owners nor Ormat Nevada is liable for special or consequential damages. Ormat Nevada's maximum aggregate liability under the Steamboat O&M Agreement, in connection with or arising from the Steamboat O&M Agreement, whether regarding indemnification, environmental responsibility or otherwise, is $2 million.

Insurance

Both parties are obligated to obtain and maintain specified insurance coverages.

Assignment

Ormat Nevada may not assign the Steamboat O&M Agreement, other than to an affiliate, without the prior written consent of the Owners. The Owners may not assign the Steamboat O&M Agreement without the prior written consent of Ormat Nevada, except that the Owners may collaterally assign their contract rights to any entity that provides construction or permanent debt financing for the Steamboat complex.

Governing Law

The Steamboat O&M Agreement is governed by the laws of the State of Nevada.

Addition Of Steamboat Development As An Owner Entity

After the Owners or one of their affiliates acquires Steamboat Development, Steamboat Development may become a party to the Steamboat O&M Agreement as an owner without further consent from any of the current parties.

REAL ESTATE-RELATED DOCUMENTS

STEAMBOAT 1/1A PROJECT

Sierra Pacific Geothermal Resources Lease

Steamboat Geothermal is party to that certain Geothermal Resources Lease with Sierra Pacific Power Company, dated November 18, 1983, and amended by the amendments dated January 7, 1985, October 29, 1988, and October 2, 1989, which we refer to collectively as the "Sierra Pacific Geothermal Resources Lease." Pursuant to the Sierra Pacific Geothermal Resources Lease, Steamboat Geothermal has been granted the exclusive right to extract geothermal steam from an approximately 30-acre parcel. The Sierra Pacific Geothermal Resources Lease also grants to Steamboat Geothermal incidental rights, including the right to construct and use plants and associated structures needed to process geothermal resources.

Term

The term of the Sierra Pacific Geothermal Resources Lease remains in effect thereafter for so long as Steamboat Geothermal produces geothermal resources in commercial quantities on the land identified in the lease. In the event that Steamboat Geothermal fails to comply with any of the terms and provisions of the Sierra Pacific Geothermal Resources Lease and does not commence to remedy such failure within 90 days of receiving notice from Sierra Pacific Power Company of such failure, Sierra Pacific Power Company may suspend operations or cancel the Sierra Pacific Geothermal Resources Lease, except (1) with respect to any well then capable of producing geothermal resources in commercial quantities with respect to which Steamboat Geothermal is not then in default and (2) with respect to certain rights of way and easements. Steamboat Geothermal has the right to terminate the Sierra Pacific Geothermal Resources Lease upon six months' written notice.

Royalties

Steamboat Geothermal shall pay monthly royalties to Sierra Pacific Power Company equal to 10% of gross energy sales for all plants for the remaining term of the lease.

Indemnification

Steamboat Geothermal shall indemnify Sierra Pacific Power Company and its agents, officers and employees from claims for liability arising out of Steamboat Geothermal's activities and operations under the lease, although Sierra Pacific Power Company is not entitled to indemnification for liability or loss arising from its sole negligence.

Assignments And Subleases

Neither party to the Sierra Pacific Geothermal Resources Lease may completely assign the lease without the other party's prior written consent, unless the complete assignment is to a partnership in which one of the parties to the lease is a general partner. If Steamboat Geothermal desires to completely assign the Sierra Pacific Geothermal Resources Lease and the complete assignment would require Sierra Pacific Power Company's prior written consent, then Sierra Pacific Power Company has the right to regain Steamboat Geothermal's interests under the lease and all related improvements on the terms of the intended assignment. Steamboat Geothermal may assign or encumber its leasehold estate for security purposes if it provides prior written notice to Sierra Pacific Power Company. Additionally, Steamboat Geothermal must obtain Sierra Pacific Power Company's prior written consent to enter into a sublease.

STEAMBOAT 2/3 PROJECT

Guisti Geothermal Resources Lease

Steamboat Development is party to that certain Geothermal Resources Lease with Bernice Guisti, Judith Harvey and Karen Thompson, as Trustees and Beneficiaries of the Guisti Trust, dated

June 27, 1988, as amended by the amendments dated January 1992 and June 25, 1993, which we refer to collectively as the "Guisti Geothermal Resources Lease." Pursuant to the Guisti Geothermal Resources Lease, Steamboat Development has been granted the exclusive right to extract geothermal steam from an approximately 60-acre parcel. The lease also grants to Steamboat Development incidental rights, including the right to construct and use plants and associated structures needed to process geothermal resources.

Term

The Guisti Geothermal Resources Lease will remain effective until June 27, 2008, and for so long thereafter as Steamboat Development produces geothermal resources in commercial quantities on the land identified in the lease. In the event that Steamboat Development fails to comply with any of the terms and provisions of the Guisti Geothermal Resources Lease and does not commence to remedy such failure within 90 days of receiving notice from the Guisti Trust of such failure, the Guisti Trust may suspend operations or cancel the Guisti Geothermal Resources Lease, except (1) with respect to any well then capable of producing geothermal resources in commercial quantities, with respect to which Steamboat Development is not then in default, and (2) with respect to certain rights of way and easements.

Royalties

Steamboat Development shall pay monthly royalties to the Guisti Trust, which royalties vary with respect to each individual plant depending on (1) the length of time that the plant operates and (2) the amount of net saleable capacity produced by the plant. The royalties range from 3.25% to 10% of gross revenues. A royalty reduction applies to plants on line before November 1, 1995, that have output exceeding 18 MW of net salable capacity. The Guisti Geothermal Resources Lease provides that in the event of unitization, the property will be allocated a percentage of the royalties based on the number of acres of the property that are included in a geothermal unit. Since a unit has been formed, royalties are now allocated between the Guisti and Towne-Fleetwood properties described below on such an acreage basis.

Indemnification

Steamboat Development shall indemnify the Guisti Trust and its agents, officers and employees from claims for liability arising out of Steamboat Development's activities under the lease, although the Guisti Trust is not entitled to indemnification for liability or loss arising from its sole negligence.

Assignments

Neither party to the Guisti Geothermal Resources Lease may assign the lease without the other party's prior written consent, unless the assignment is to a partnership in which one of the parties to the lease is a general partner. Upon receipt of notice of an intent to assign the Guisti Geothermal Resources Lease from a party, the other party has 30 days to give or refuse consent, which consent that party may not unreasonably withhold. If Steamboat Development desires to assign the Guisti Geothermal Resources Lease and the assignment would require the Guisti Trust's prior written consent, then the Guisti Trust has the right to regain Steamboat Development's interests under the lease and all related improvements on the terms of the intended assignment.

Governing Law

The Guisti Geothermal Resources Lease is governed by the laws of the State of Nevada.

Fleetwood Geothermal Resources Sublease

Steamboat Development is party to that certain Geothermal Resources Sublease with Fleetwood Corporation, dated May 31, 1991, as amended by the amendment dated June 11, 1991, which we refer to as the "Fleetwood Geothermal Resources Sublease." Pursuant to the Fleetwood Geothermal

Resources Sublease, Steamboat Development has been granted the exclusive right to extract geothermal steam from approximately 236 acres of land. The Fleetwood Geothermal Resources Sublease also grants to Steamboat Development incidental rights, including the right to construct and use plants and associated structures needed to process geothermal resources. At the same time it entered into the Fleetwood Geothermal Resources Sublease, Fleetwood Corporation entered into a geothermal resources lease with Dorothy A. Towne and the Trust of Dorothy A. Towne, which we refer to as the "Towne-Fleetwood Geothermal Resources Lease," which granted to Fleetwood Corporation all the rights that it, in turn, granted to Steamboat Development in the Fleetwood Geothermal Resources Sublease.

Term

The initial term of the Fleetwood Geothermal Resources Sublease expired on May 31, 1994, but the Fleetwood Geothermal Resources Sublease remains, and will continue to remain, effective for so long as Steamboat Development uses geothermal resources from the lands identified in the sublease for the commercial generation of energy. In the event that Steamboat Development fails to comply with any of the terms and provisions of the Fleetwood Geothermal Resources Sublease, other than those relating to monetary obligations, and does not commence to remedy such failure within 90 days of receiving notice from Fleetwood of such failure, Fleetwood may suspend operations or cancel the Fleetwood Geothermal Resources Sublease, except (1) with respect to any well then capable of producing geothermal resources in commercial quantities with respect to which Steamboat Development is not then in default, and (2) with respect to certain rights of way and easements. If Steamboat Development defaults in the payment of monies due under the Fleetwood Geothermal Resources Sublease for longer than 15 days past such due date, Fleetwood has the right to terminate the Fleetwood Geothermal Resources Sublease. Fleetwood may also immediately terminate the Fleetwood Geothermal Resources Sublease in the event that the Steamboat 2/3 Project PPAs are cancelled, terminated or otherwise rendered of no effect, and Steamboat Development has not obtained another contract to sell power on comparable economic terms within 60 days. If commercial electrical production is suspended for more than 18 months, then the Fleetwood Geothermal Resources Sublease shall immediately terminate as to both parties. Steamboat Development has the right to terminate the Fleetwood Geothermal Resources Sublease upon six months' written notice.

Under the Towne-Fleetwood Geothermal Resources Lease, Dorothy A. Towne may terminate the lease if Fleetwood defaults under the lease and fails to remedy or diligently commence remedying the default within 90 days after Dorothy A. Towne delivers a notice of default to Fleetwood Corporation.

Royalties

Steamboat Development shall pay monthly royalties to Fleetwood Corporation, with respect to each of the Steamboat 2 plant and the Steamboat 3 plant, in amounts ranging from 3.5% to 6% of the greater of (1) the fair market value of energy sold by each plant or (2) the gross amount received from sales of energy by each unit, with higher royalties paid for units that have operated for longer periods of time. In addition, Steamboat Development must pay royalties specified in the sublease if it sells by-products of geothermal resources to third parties or if it sells geothermal resources to third parties for the generation of energy. The Fleetwood Geothermal Resources Sublease requires Steamboat Development to pay a minimum annual royalty of $80,000 (in 1991 dollars, adjusted annually according to the Consumer Price Index) if annual royalty payments otherwise fall short of that amount. The Fleetwood Geothermal Resources Lease provides that in the event of unitization, the property will be allocated a percentage of the royalties based on the number of acres of the property that are included in a geothermal unit. Since a unit has been formed, royalties are now allocated between the Towne-Fleetwood and Guisti properties on such an acreage basis.

Indemnification

Steamboat Development shall indemnify Fleetwood Corporation, Dorothy A. Towne, and their respective agents, officers and employees, from liability arising out of Steamboat Development's activities and operations under the sublease, although Fleetwood Corporation and Dorothy A. Towne are not entitled to indemnification for liability or loss arising from negligent or willful acts or omissions of Fleetwood Corporation and Dorothy A. Towne, or their respective agents or employees.

Assignments and Subleases

The Fleetwood Geothermal Resources Sublease provides that either party may assign its interest in the sublease, and Steamboat Development may sublease any or all of the leased premises, if it obtains Fleetwood Corporation's advance approval. Upon Fleetwood Corporation's receipt of notice from Steamboat Development of its intent to assign the Fleetwood Geothermal Resources Sublease, Fleetwood Corporation has 30 days to give or refuse consent, which consent Fleetwood Corporation may not unreasonably withhold. The Towne-Fleetwood Geothermal Resources Lease, however, provides that Fleetwood Corporation may not assign, sublease or encumber any rights granted by the Towne-Fleetwood Geothermal Resources Lease or the Fleetwood Geothermal Resources Sublease.

Governing Law

The Fleetwood Geothermal Resources Sublease is governed by the laws of the State of Nevada.

Meyburg Geothermal Resources Lease

ORNI 7 is a party to a Geothermal Resources Lease with ORNI 6 which we refer to as the "Meyburg Geothermal Resources Lease." The Meyburg Geothermal Resources Lease grants ORNI 7 the right to extract geothermal steam from certain land identified in the lease. The lease also grants to ORNI 7 the right to construct and use wells, pumps, pipelines, brine pits, pumping stations and roads for the production and injection of geothermal resources.

Term

The Meyburg Geothermal Resources Lease will remain effective for a primary term of five years, and for so long thereafter as ORNI 7 produces geothermal resources in commercial quantities on the land identified in the lease; and the lease will automatically terminate if, by the end of that five year period, ORNI 7 has not drilled, and is not commercially utilizing, at least one commercial production or injection well on that land. In the event that ORNI 7 fails to comply with any of the terms and provisions of the Meyburg Geothermal Resources Lease and does not remedy such failure within 90 days of receiving notice from ORNI 6 of such failure or, if the default cannot be cured within such 90 day period, ORNI 7 does not use its best efforts and diligence to cure the default, ORNI 6 may suspend operations or cancel the Meyburg Geothermal Resources Lease by written notice. Cure periods are further subject to any applicable extended cure periods in favor of mortgagees.

Rent and Royalty

For the first year of the Meyburg Geothermal Resource Lease, ORNI 7 paid to ORNI 6 rent in the amount of $2,500,000, which rent is being amortized on a straight-line basis over the five-year term of the lease. Thereafter, until such time as ORNI 7 commences production of geothermal resources in commercial quantities on the leased lands or on lands unitized therewith, or if commercial production ceases after commencement of such production, ORNI 7 shall pay to ORNI 6 annual rent in the amount of $80,000. After commencing commercial production, ORNI 7 shall pay monthly royalties to ORNI 6 in the amount of 5% of the gross sales of electricity from any power plant that utilizes geothermal resources produced from the leased land or from land unitized therewith.

Indemnification

Under the Meyburg Geothermal Resources Lease, ORNI 7 shall indemnify ORNI 6 and its agents, officers and employees from claims for liability arising out of ORNI 7's activities and operations on or in connection with the leased land or the Meyburg Geothermal Resources Lease. ORNI 6 shall not, however, be indemnified for liability or loss resulting from its sole negligence.

Governing Law

The Meyburg Geothermal Resources Lease is governed by the laws of the State of Nevada.

ACQUISITION AGREEMENTS

STEAMBOAT 1/1A PROJECT

Steamboat Geothermal Sale And Purchase Agreements

ORNI 7 purchased the ownership interests in Steamboat Geothermal (successor in interest to U.S. Energy Geothermal LLC) pursuant to (1) that certain Interest Purchase Agreement, dated June 30, 2003, among ORNI 7, U.S. Energy Systems, Inc., and Ormat Nevada, which we refer to as the "U.S. Energy Systems Agreement," and (2) that certain Interest Purchase Agreement, dated June 30, 2003, among ORNI 7, Far West Capital, Inc., and 1-A Enterprises, which we refer to, collectively with the U.S. Energy Systems Agreement, as the "Steamboat Geothermal Sale and Purchase Agreements."

Indemnification

ORNI 7 and Ormat Nevada have ongoing indemnity obligations under the Steamboat Geothermal Sale and Purchase Agreements to indemnify the respective sellers and their permitted assigns and agents, employees, officers, directors, shareholders, subsidiaries and affiliates and anyone else acting for or on behalf of the sellers and their permitted assigns, except in cases of the sellers' actual fraud, for all liabilities, assessments, levies, losses, fines, penalties, damages, costs and expenses of any kind or character and reasonable attorneys', arbitrators', accountants', investigators', environmental consultants' and experts' fees and expenses, sustained or incurred in connection with the enforcement or defense by an indemnitee of its rights and remedies under the Steamboat Geothermal Sale and Purchase Agreements as a result of or arising out of, or in connection with (1) any breach of ORNI 7's or Ormat Nevada's representations, warranties or covenants and (2) the operation of the facilities after the closing date, in each case for 27 months after the closing date; and, in the case of the U.S. Energy Systems Agreement, for losses related to Geothermal Development Associates, et al., v. Steamboat Envirosystems, LLC, for an indefinite period. The sellers indemnify ORNI 7 and its permitted assigns and agents, employees, officers, directors, shareholders, subsidiaries and affiliates and anyone else acting for or on behalf of ORNI 7 and its permitted assigns, except in cases of ORNI 7's actual fraud, for the inaccuracy of representations under the Steamboat Geothermal Sale and Purchase Agreements, for all liabilities, assessments, levies, losses, fines, penalties, damages, costs and expenses of any kind or character and reasonable attorneys', arbitrators', accountants', investigators', environmental consultants' and experts' fees and expenses, sustained or incurred in connection with the enforcement or defense by an indemnitee of its rights and remedies under the Steamboat Geothermal Sale and Purchase Agreements as a result of or arising out of, or in connection with (1) any breach of seller's representations, warranties or covenants and (2) any distributions made to Far West Capital, Inc., under the operating agreement accruing on or before the closing date, in each case for 27 months after the closing date. The parties' liability is capped at the purchase price. The amounts of any indemnity payments shall be determined net of insurance proceeds.

Governing Law

The Steamboat Geothermal Sale and Purchase Agreements are governed by the laws of the State of Nevada.

STEAMBOAT 2/3 PROJECT

Steamboat Development Sale and Purchase Agreement

ORNI 7 purchased the ownership interests in Steamboat Development, the lessee of the Steamboat 2/3 project, pursuant to a Sale and Purchase Agreement, dated November 19, 2003, among

Far West Capital, Inc., FW Consulting Services, L.C., Geo Energy, LLC, SB Geo, Inc., and ORNI 7, which we refer to as the "Steamboat Development Sale and Purchase Agreement."

Indemnification

ORNI 7 has ongoing indemnity obligations under the Steamboat Development Sale and Purchase Agreement to indemnify the respective sellers for unlawful releases of hazardous materials by ORNI 7, Steamboat Development or their affiliates. The sellers indemnify ORNI 7 and its affiliates and their respective officers, directors, employees and shareholders and each of their respective successors and assigns, for, among other things, the inaccuracy of representations under the Steamboat Development Sale and Purchase Agreement, and for breaches of warranties and covenants. The sellers' liability is capped at the purchase price except in the case of fraud by the sellers. In most cases, there is no indemnification by the seller for any losses until the aggregate of those losses exceeds $200,000.

Pursuant to three separate Indemnification Agreements in the form attached to the Steamboat Development Sale and Purchase Agreement as Exhibit VI, each of Ronald E. Burch, Alan O. Melchior and Thomas A. Quinn indemnifies ORNI 7 and its affiliates and their respective officers, directors, employees and shareholders and each of their respective successors and assigns from, against and with respect to any claim or loss of any kind or character suffered, incurred or sustained by ORNI 7 or any of the indemnitees or to which it or they become subject, arising out of or in any manner incident, relating or attributable to (1) any inaccuracy of Ronald E. Burch's, Alan O. Melchior's or Thomas A. Quinn's representations, respectively, or the breach of the applicable indemnitor's warranties under the respective indemnification agreement, (2) any taxes or other obligations of the sellers, other than the obligations expressly assumed by ORNI 7 pursuant to the Steamboat Development Sale and Purchase Agreement with respect to material contracts, (3) any taxes or other obligations of Steamboat Development not disclosed in the Steamboat Development Sale and Purchase Agreement arising from the operation of Steamboat Development before the closing date under the Steamboat Development Sale and Purchase Agreement, other than in relation to certain liens and immaterial obligations and (4) any fraud by the sellers or the applicable indemnitor. Liability for each of the indemnitors is capped at one-sixth of the purchase price, except in the case of fraud by the sellers or the respective indemnitor. In most cases, there is no indemnification by the indemnitors for any losses until the aggregate of those losses exceeds $200,000.

Purchase Price Adjustment

The initial purchase price under the Steamboat Development Sale and Purchase Agreement of $30.65 million may be adjusted in accordance with financial information reported in adjustment statements required by the agreement. On the third business day prior to close of the sale and purchase of Steamboat Development, the sellers shall prepare an estimated adjustment statement setting forth (1) a good faith estimate of all the accrued liabilities of Steamboat Development other than up to $1.1 million of indebtedness under a subordinated promissory note made by Steamboat Development in favor of General Electric Capital Corporation, (2) a good faith estimate of the accrued gross revenues of Steamboat Development not to be received prior to closing, (3) the prepaid expenses of Steamboat Development as prorated for the period following closing and (4) an escrow reserve account balance equal to 78% of the total cash balances actually held by the escrow agent in accounts identified in the Steamboat Development Sale and Purchase Agreement. There shall further appear in the estimated adjustment statement an escrow reserve account excess amount equal to the amount by which the escrow reserve account balance exceeds $2.5 million or an escrow reserve account shortfall equal to the amount by which the escrow reserve account balance falls short of $2.5 million. If the sum of the liabilities and escrow reserve account shortfall contained in the estimated adjustment statement exceeds the sum of the accounts receivable, prepaid expenses and escrow reserve account excess, the initial purchase price shall be reduced by the amount of the excess. Similarly, the initial purchase price may be increased if the opposite is true. Finally, within 45 days following the closing, ORNI 7 shall deliver a final adjustment statement, and similar computations will yield a final adjustment pursuant to which the purchase price will be adjusted by the extent to which the final adjustment differs from the estimated adjustment.

Governing Law

The Steamboat Development Sale and Purchase Agreement is governed by the laws of the State of New York.

Lessor Interest Purchase Agreement

OTec purchased the ownership interests in the lessor of the Steamboat 2/3 Project pursuant to that certain Purchase Agreement, dated as of January 26, 2004, which we refer to as the "Steamboat 2/3 Lessor Purchase Agreement."

Indemnification

OTec must indemnify and hold harmless the seller from and reimburse the seller for all taxes incurred in connection with (1) the Steamboat 2/3 Lessor Purchase Agreement and any documents required to be delivered under the terms of the Steamboat 2/3 Lessor Purchase Agreement and (2) any transactions contemplated by those documents, excluding any taxes on the seller measured by the seller's income.

Governing Law

The Steamboat 2/3 Lessor Purchase Agreement is governed by the laws of the State of New York.

Termination of Steamboat Lease Trust

Steamboat Development acquired a beneficial interest under a trust in existence pursuant to the terms of the First Amended and Restated Lease Trust Agreement dated as of December 31, 1992 between First Interstate Bank of Nevada as Lease Trustee and General Electric Capital Corporation, which we refer to as the "Steamboat Lease Trust." In order to simplify the ownership structure of the Steamboat 2/3 project, Steamboat Development terminated the Steamboat Lease Trust and certain related agreements and caused all right, title and interest in and to the Steamboat 2/3 project under the Steamboat Lease Trust to be conveyed and assigned back to Steamboat Development pursuant to the Authorization, Direction and Termination Agreement, dated as of October12, 2004 among BNY Western Trust Company, SRT, Inc. and Steamboat Development.

Termination of Steamboat Resource Trust

Steamboat Development acquired a beneficial interest under a trust in existence pursuant to the terms of the Resource Trust Agreement dated as of December 31, 1992 between Edward A. Hale, as Resource Trustee, and Steamboat Development, which we refer to as the "Steamboat Resource Trust." In order to simplify the ownership structure of the Steamboat 2/3 project, Steamboat Development terminated the Steamboat Resource Trust and certain related agreements and caused all right, title and interest in and to the Steamboat 2/3 project under the Steamboat Resource Trust to be conveyed and assigned back to Steamboat Development pursuant to the Authorization, Direction and Termination Agreement, dated as of October 12, 2004 among BNY Western Trust Company, SRT, Inc. Steamboat Development.

Galena Re-Powering Documents

Galena Power Purchase Agreement

On June 28, 2004, ORNI 7 and Sierra Pacific Power Company entered into a long-term power purchase agreement for the sale of electricity generated from the Galena project to Sierra Pacific Power Company. We refer to this power purchase agreement as the "Galena PPA."

Term

The term of the Galena PPA is 20 years following the commercial operation date of the Galena project, currently scheduled for the end of 2005. The Galena PPA is subject to earlier termination

(1) by the non-defaulting party upon 14 days' notice after the occurrence of an event of default and the expiration of any applicable cure period, (2) by Sierra Pacific Power Company upon 14 days' notice in the event the NPUC is not timely obtained or (3) by either party if the other party's obligations have been excused by the occurrence of an event of force majeure, as defined below, for longer than six consecutive months unless the force majeure is due to the catastrophic loss of a major component, in which case the cure period may be extended to 12 months. ORNI 7 may not terminate the Galena PPA unless it has first given Nevada Power Company a written offer to enter into a new power purchase agreement on terms identical to those of the Galena PPA, and that entity does not accept the offer within 14 days.

Supply Obligations

ORNI 7 must, commencing on the commercial operation date, supply and deliver the amount of energy to be specified in the Galena PPA on a continuous basis at the delivery point, less any amounts not delivered as the result of an emergency, as described in "—Emergency" below. ORNI 7 must dedicate all energy, renewable energy credits and environmental credits produced by or related to the Galena project to Sierra Pacific Power Company. ORNI 7 is responsible for all costs associated with delivery of the energy and any excess energy to the delivery point. ORNI 7 must acquire standby service necessary to meet the electrical requirements of the Galena project.

Adjustments To Supply Amount

Prior to the commercial operation date, but no later than 13 months after the Galena PPA is fully executed and has been approved by the Public Utilities Commission of Nevada (which was granted on October 14, 2004), ORNI 7 may elect to increase the supply amount under the Galena PPA from 18 MW to up to a maximum of 20 MW. In addition, on or before October 1 of each year beginning with the third year of commercial operation, ORNI 7 may reduce or increase the supply amount under the Galena PPA, provided (1) such change shall not exceed 5% of the average annual supply amount in that year, (2) the average annual supply amount shall not exceed the average annual supply amount for the first full contract year, as that amount may be modified by ORNI 7 as described in this paragraph, (3) the supply amount shall not exceed 22.7 MW and (4) the minimum level to which the average annual supply amount may be set shall not be less than 80% of the greater of (a) the level set on the effective date of the Galena PPA or (b) the increased average annual supply amount level if so elected by ORNI 7.

Replacement Costs

In the event that the amount of energy delivered by ORNI 7 over a monthly billing cycle is lower than 95% of the amount of energy required to be delivered in such period, ORNI 7 shall be obligated to pay the cost of Sierra Pacific Power Company to purchase, at market rates, the shortfall in the amount of energy not delivered by ORNI 7 during such period. ORNI 7's obligation to pay such replacement power costs to Sierra Pacific Power Company shall not commence until Commercial Operation has been achieved under the Galena PPA.

Payments

Sierra Pacific Power Company shall pay ORNI 7 for energy delivered pursuant to the Galena PPA at the rate of $0.052/kWh, escalated at the beginning of each contract year commencing in 2007 by an amount equal to 1% of the price for the previous contract year; provided that the price for the second contract year shall be determined by the following formula:

Price = (Initial price) * (1.01) * ((Number of full calendar months the Galena plant is in commercial operation during the first contract year) / 12)

Sierra Pacific Power Company shall pay for excess energy delivered at an amount that is the least of (1) 90% of the Dow Jones COB electricity price index for firm energy, (2) 90% of the Dow Jones COB electricity price index for non-firm energy and (3) $26.41/MWh. In addition, Sierra Pacific Power

Company shall pay for energy in excess of the maximum amount called for under the Galena PPA at an amount that is the least of (a) 75% of the Dow Jones COB electricity index price for firm energy, (b) 75% of the Dow Jones COB electricity index price for non-firm energy and (c) $19.80/MWh. If the sum of the energy, not including any off peak excess energy, delivered over a monthly period is less than 95% of the sum of the required amount over the same period, ORNI 7 shall reimburse Sierra Pacific Power Company for the costs of replacement energy.

Renewable/Environmental Credits

ORNI 7 must transfer to Sierra Pacific Power Company all of the renewable energy credits derived from ORNI 7's ownership or operation of, or production of energy from, the Galena project and energy for use by the facility or due to the Galena project's use of geothermal resources for generation, and any benefits derived from renewable energy credits. In addition, ORNI 7 must transfer to Sierra Pacific Power Company all of the renewable energy benefits derived from ORNI 7's ownership or operation of, or production of energy from, the Galena project or due to the Galena project's use of geothermal resources for generation. If ORNI 7 fails to transfer renewable energy credits to Sierra Pacific Power Company as required under the Galena PPA, including a failure to deliver energy from the facility when that results in a reduction in the renewable energy credits that Sierra Pacific Power Company receives, Sierra Pacific Power Company may purchase replacement renewable energy credits for itself, in which case the costs of the renewable energy credits that Sierra Pacific Power Company purchases shall be included in the energy replacement costs.

Purchase Option

If ORNI 7 desires to sell the Galena project, ORNI 7 must first notify Sierra Pacific Power Company, which shall have 60 days to negotiate the sale of the facility to Sierra Pacific Power Company or its designee.

Construction, Operation and Maintenance of the Galena Plant

ORNI 7 must construct the Galena project in accordance with good utility practices and in accordance with the project milestones to be described in the Galena PPA. ORNI 7 must construct, operate and maintain the facility to ensure that (1) it is capable of meeting its supply obligations under the Galena PPA, (2) the facility is at all times a renewable energy system and (3) ORNI 7 is at all times in compliance with all requirements of a renewable energy generator set forth in renewable energy laws and regulations. Failure of ORNI 7 to timely satisfy a project milestone will constitute an event of default.

ORNI 7 may not make any modification to the Galena project that might expose Sierra Pacific Power Company to any additional liability or increase its obligations under the Galena PPA or adversely affect ORNI 7's or Sierra Pacific Power Company's ability to perform its obligations under the Galena PPA or any law or to any third party without Sierra Pacific Power Company's prior written consent, which consent Sierra Pacific Power Company shall not unreasonably withhold. ORNI 7 shall conduct any modifications in accordance with good utility practice and all applicable laws and reliability criteria. To the extent additions and modifications interfere with the ability of the facility to provide the energy required under the Galena PPA beyond the limits for planned outages, ORNI 7 shall pay the costs of replacement energy to Sierra Pacific Power Company.

Operation and Maintenance Agreement

No later than 90 days prior to the commercial operation date, if the owner of the Galena project is not the operator, ORNI 7 must provide to Sierra Pacific Power Company a copy of the agreement between ORNI 7 and the operator that requires the operator to operate the facility in accordance with the terms of the Galena PPA.

Emergencies

In the event of an emergency, Sierra Pacific Power Company can request that ORNI 7 not institute a planned outage of the Galena project, and ORNI 7 must take all commercially reasonable steps to avoid instituting the planned outage until the condition of the emergency has passed. Under these circumstances Sierra Pacific Power Company will compensate ORNI 7 for any reasonable expenses incurred by ORNI 7 as the result of deferring its planned outage. In the event of an emergency declared by ORNI 7 such that ORNI 7 cannot deliver some or all of the required energy to the delivery point, ORNI 7 will pay the cost of replacement energy unless ORNI 7 declares a force majeure, as defined below. In the event of an emergency as a result of which Sierra Pacific Power Company is unable to receive energy at the delivery point or is unable to deliver the energy to its customers, Sierra Pacific Power Company shall have no payment liability in respect of such energy, unless such emergency exceeds 168 hours, in which case Sierra Pacific Power Company will pay ORNI 7 for the full amount of energy ORNI 7 is required to deliver under the Galena PPA, whether Sierra Pacific Power Company takes delivery or not.

Planned Outages

ORNI 7 must obtain Sierra Pacific Power Company's prior written approval before conducting any non-forced outage of the Galena project or reducing the capability of the facility to deliver the amount of energy required under the Galena PPA so as to minimize the impact on the availability of the facility. The total combined planned outages in any contract year shall not exceed 15 days, prorated in the first contract year based on the number of days in that year, unless otherwise approved by Sierra Pacific Power Company.

Security

ORNI 7 must:

•	provide to Sierra Pacific Power Company a letter of credit in an amount equal to the product of $4.09/MWh and the annual total amount of required energy for the first contract year or, if the first contract year is not a full calendar year, the second contract year. Sierra Pacific Power Company shall have the right to draw on the letter of credit, at Sierra Pacific Power Company's sole discretion, (1) in the event ORNI 7 fails to make any payments owing under the Galena PPA or to reimburse Sierra Pacific Power Company for costs, including the costs of replacement energy and any legal penalties, that Sierra Pacific Power Company has incurred or may incur as a result of ORNI 7's failure to perform under the Galena PPA, (2) if ORNI 7 does not renew or replace the letter of credit at least 30 days prior to the date of its expiration or (3) if the financial institution that issued the letter of credit has been downgraded to below the minimum acceptable credit rating and ORNI 7 has not caused a replacement letter of credit to be issued for the benefit of Sierra Pacific Power Company within seven days of the downgrade; or

•	deposit with Sierra Pacific Power Company on or prior to execution of the Galena PPA cash in the amount equal to the product of $4.09/MWh and the annual total energy to be supplied for the first contract year or, if the first contract year is not a full calendar year, the second contract year. Sierra Pacific Power Company shall have the right to apply those funds, at Sierra Pacific Power Company's sole discretion, in the event ORNI 7 fails to make any payments owing under the Galena PPA or to reimburse Sierra Pacific Power Company for costs, including costs of replacement energy and any legal penalties, that Sierra Pacific Power Company has incurred or may incur as a result of ORNI 7's failure to perform under the Galena PPA.

Sierra Pacific Power Company must release any security (1) if the Galena PPA is terminated because of a failure to obtain the approval of the Public Utilities Commission of Nevada or (2) no later than 12 months after the end of the first contract year that is a full calendar year during which ORNI 7 has complied with each of its obligations under the Galena PPA.

Indemnification

Each party must indemnify, defend and hold harmless, on an after-tax basis, the other party, its parent and affiliates, and each of their officers, directors, employees, attorneys, agents and successors and assigns from and against any and all losses arising out of, relating to, or resulting from the indemnifying party's breach of, or the performance or non-performance of, its obligations under the Galena PPA, including taxes, failure to maintain insurance at levels required by the agreement, legal penalties, fines, reasonable attorneys' fees, and costs associated with laws related to quotas for renewable energy generation; provided that neither party must indemnify the other party for any loss to the extent resulting from the indemnified party's gross negligence, fraud or willful misconduct. The indemnifying party waives any defense it otherwise might have against the indemnified party under applicable workers' compensation laws. For claims against any indemnified party by an agent of the indemnifying party, or anyone directly or indirectly employed by them or anyone for whose acts the indemnifying party may be liable, the indemnification obligation shall not be limited by a limitation on amount or type of damages, compensation or benefits payable by or for the indemnifying party or a subcontractor under workers' or workmen's compensation acts, disability benefit acts or other employee benefit acts.

Limitation On Liability

Except where caused by the other party's negligence or willful misconduct, each party shall be responsible for all physical damage to or destruction of or any physical injury or death to any person resulting from the property, equipment and/or facilities owned by it and shall not seek recovery or reimbursement from the other party for such damage. To the fullest extent permitted by law and notwithstanding other provisions of the Galena PPA, neither party is liable to the other, whether in contract, warranty, tort, negligence, strict liability, or otherwise, for special, indirect, incidental, multiple, consequential, exemplary or punitive damages related to, arising out of, or resulting from performance or nonperformance of the Galena PPA. This limitation on damages does not apply with respect to claims brought by third parties for which a party is entitled to indemnification under the Galena PPA.

Force Majeure

Neither Party shall be considered in default under the Galena PPA for any delay or failure in its performance if such delay or failure is due to an event of force majeure, but only to the extent that (1) such event of force majeure is not attributable to fault or negligence on the part of that party, (2) the event of force majeure is caused by factors beyond that party's reasonable control and (3) despite taking all reasonable technical and commercial precautions and measures to prevent, avoid, mitigate or overcome the event and the consequences thereof, the affected party is unable to prevent, avoid, mitigate or overcome such event or consequences.

For purposes of the Galena PPA, "force majeure" means acts of God, such as storms, floods, lightning and earthquakes; sabotage or destruction by a third party of facilities and equipment relating to the performance by the affected party of its obligations; transmission system equipment failure; war, riot, acts of a public enemy or other civil disturbance; strike, walkout, lockout or other significant labor dispute; or action or inaction of a governmental authority, including expropriation, requisition or material change in law imposed by a governmental authority; provided, however, that "force majeure" does not include economic hardship of either party; prior to the commercial operation date, unless caused by an identifiable event of force majeure, the non-availability of the resource supply required to generate electricity from the Galena project; a party's failure to obtain any permit, license, consent, agreement or other approval from a governmental authority, except to the extent it is caused by a force majeure event other than action or inaction of a governmental authority; and a party's failure to meet a project milestone, except to the extent it is caused by a force majeure event other than action or inaction of a governmental authority.

A party may rely on a claim of force majeure to excuse its performance only to the extent that the party (1) provides prompt notice of such force majeure event to the other party, giving an estimate of its expected duration and the probable impact on the performance of its obligations under the Galena PPA, (2) exercises all reasonable efforts to continue to perform its obligations, (3) expeditiously takes action to correct or cure the event or condition excusing performance so that the suspension of performance is no greater in scope and no longer in duration than is dictated by the problem; provided that settlement of strikes or other labor disputes will be completely within the sole discretion of the party affected by such strike or labor dispute, (4) exercises all reasonable efforts to mitigate or limit damages to the other party and (5) provides prompt notice to the other party of the cessation of the event or condition giving rise to its excuse from performance.

Assignment

Sierra Pacific Power Company may assign the Galena PPA or assign or delegate its rights and obligations under the agreement, in whole or in part, without ORNI 7's consent, if such assignment is made (1) to Nevada Power Company, (2) where such assignment does not occur by operation of law, to any successor to Sierra Pacific Power Company; provided such successor is a public utility holding a certificate of public convenience and necessity granted by the Public Utilities Commission of Nevada, (3) to a legally authorized governmental or quasi-governmental agency charged with providing retail electric service in Nevada, (4) to a person with a sufficient credit rating as of the time of assignment or (5) as otherwise required by law.

ORNI 7 may, without the consent of Sierra Pacific Power Company, and without relieving itself from liability under the Galena PPA, (1) transfer, pledge, encumber, or assign the agreement or the related account, revenues or proceeds in connection with any financing or other financial arrangements for the Galena project and (2) transfer or assign the Galena PPA to an affiliate in connection with a transfer of the facility; provided that ORNI 7 provides Sierra Pacific Power Company with prior notice of any transfer and, with respect to any transfer to an affiliate of ORNI 7, that affiliate enters into an assignment and assumption agreement in form and substance satisfactory to Sierra Pacific Power Company. During the term of the agreement, ORNI 7 may not sell, transfer or otherwise dispose of its ownership interest in the facility to any third party absent an agreement from that party, enforceable by Sierra Pacific Power Company, to perform ORNI 7's obligations under and otherwise be bound by the terms of the agreement.

ORNI 7 shall procure and deliver to Sierra Pacific Power Company an undertaking, enforceable by Sierra Pacific Power Company, from each party possessing a security interest in the Galena plant to the effect that, if that party forecloses on its security interest, (1) it will assume ORNI 7's obligations under and otherwise be bound by the terms of the Galena PPA and (2) it will not sell, transfer or otherwise dispose of its interest in the facility to any third party absent an agreement from that party to assume ORNI 7's obligations under and otherwise be bound by the terms of the Galena PPA.

Insurance

ORNI 7 is obligated to obtain and maintain certain insurance coverages.

Governing Law

The Galena PPA is governed by the laws of the State of Nevada.

Galena Engineering, Procurement and Construction Agreement

ORNI 7 and Ormat Nevada entered into an engineering, procurement and construction agreement on August 2, 2004 pursuant to which Ormat Nevada has agreed to design, engineer and construct the Galena project. We refer to this agreement as the "Galena Construction Agreement." A Change Order with respect to the Galena Construction Agreement was executed on August 9, 2004 to reflect certain scope of work changes and a revised contract price.

Payments

ORNI 7 will make nine scheduled installment payments to Ormat Nevada for a total of $27.8 million as compensation for its services under the Galena Construction Agreement. The scheduled installment payments are based upon designated milestones in the construction of the Galena plant.

Notwithstanding the milestone schedule, ORNI 7 is not obligated to pay Ormat Nevada more than $6.45 million until all conditions precedent to the withdrawal of amounts in the Galena re-powering account have been satisfied or waived.

ORNI 7 will also pay all state and local sales and use taxes that Ormat Nevada incurs in connection with its construction of the Galena project.

Guaranteed Completion Date

The guaranteed completion date for the Galena project is May 30, 2005, as may be extended under the terms of the contract.

Performance Guarantee

Ormat Nevada guarantees that, at the prescribed design conditions for temperature and geothermal brine characteristics, the level of net deliverable energy of the completed Galena project will be 2,113,824 kWh over a 96-hour test period conducted within design conditions.

Liquidated Damages

        Delay

If Ormat Nevada does not complete the Galena project to ORNI 7's satisfaction by the guaranteed completion date described above, Ormat Nevada shall pay liquidated damages to ORNI 7 equal to $7,371.43 for each day between the actual completion date and the guaranteed completion date. Any electricity revenues generated during this period by the Galena project will be subtracted from the liquidated damages. Ormat Nevada has no obligation to pay liquidated damages if an event of force majeure or an uncontrollable default by ORNI 7 causes the failure to complete the Galena project by the guaranteed completion date.

        Performance

If, at the completion of the Galena project, the level of net deliverable energy of the Galena project does not meet the performance guarantee described in "—Performance Guarantee" above, Ormat Nevada has the option to try and remedy any capacity shortfall for 180 days. If, at the end of this 180-day period, the level of net deliverable energy of the Galena project still does not meet that performance guarantee, then Ormat Nevada shall pay an amount equal to $283,800 for each percentage point that the actual level of net deliverable energy during the test period is below the performance guarantee. Ormat Nevada has no obligation to pay liquidated damages if an event of force majeure or an uncontrollable default by ORNI 7 causes the failure to meet the performance guarantee.

Limitation Of Liability

Ormat Nevada's maximum aggregate liability under the Galena Construction Agreement is the lower of the contract price or the amount of actual payments for work received by Ormat Nevada.

Force Majeure

If either party cannot perform its obligations under the Galena Construction Agreement due to an event of force majeure, that party will be excused from its obligations, except for any obligations to make payments. Any construction delays caused by an event of force majeure affecting Ormat Nevada will cause at least a day-for-day extension of the guaranteed completion date of the Galena project.

If an event of force majeure delays either party's performance for more than nine months, the other party may terminate the Galena Construction Agreement. If the Galena Construction Agreement terminates because of an event of force majeure, ORNI 7 shall pay to Ormat Nevada (1) the amount set forth in the payment schedule for all the milestones achieved, (2) a pro rata portion of the amount set forth in the payment schedule for each of the milestones partially achieved and of the final payment milestone and (3) an additional 15% of the total amount paid for achieved and partially achieved milestones and any costs incurred by Ormat Nevada in terminating construction. ORNI 7 may deduct from this payment the unrealized percentage of the total payment price of the Galena Construction Agreement.

For the purposes of the Galena Construction Agreement, "force majeure" means war, invasion, armed conflict, acts of terrorism, sabotage, embargoes or other civil disturbance; acts of God, such as lightning, fire, earthquakes, storms or unusual weather conditions, typhoons, cyclones, tornadoes and volcanic eruptions; labor disputes, including strikes that are not specific to Ormat Nevada or the Galena project and are widespread or nationwide; and any other event or circumstance beyond the reasonable control of either party.

Termination

The Galena Construction Agreement may be terminated by either party prior to its expiration if the other party undergoes insolvency or bankruptcy proceedings lasting ten or more days, or fails to perform any material obligation under the Galena Construction Agreement for which no other specific remedy is provided. ORNI 7 can also terminate the Galena Construction Agreement if Ormat Nevada makes a representation or warranty in the agreement that was untrue when made or becomes untrue in any material respect. In the case of one party failing to perform a material obligation under the Galena Construction Agreement for which no other specific remedy is provided, the non-performing party has 30 days from the date on which it fails to perform its obligations to attempt to cure the default, unless the non-performed obligation is a payment obligation. If the non-performing party attempts to cure within 30 days of the date on which it fails to perform its obligations, it then has until 120 days from the date on which it fails to perform its obligations to cure the default, except in a case involving a representation or warranty made by Ormat Nevada that is or becomes false, in which case Ormat Nevada has 30 days to cure from the date on which the representation or warranty in question became false, and except in a case where Ormat Nevada fails to achieve commercial operation 150 days prior to the date of termination by the offtaker under the Galena PPA, in which case Ormat Nevada has 60 days to cure.

If ORNI 7 terminates the Galena Construction Agreement prior to its expiration, it shall pay to Ormat Nevada an amount set forth in the payment schedule for all the milestones Ormat Nevada has achieved, plus a pro rata portion of the amount set forth in the payment schedule for each of the milestones partially achieved and of the final payment milestone. Ormat Nevada will deliver to ORNI 7 all items related to the work it has done up to the termination date, including all materials and equipment being used to complete construction. Ormat Nevada will also pay ORNI 7 the difference between (1) reasonable amounts incurred by ORNI 7 to terminate the Galena Construction Agreement, to engage a substitute contractor, and to complete construction and (2) the unpaid portions of the payments under the Galena Construction Agreement.

If Ormat Nevada terminates the Galena Construction Agreement prior to its expiration, ORNI 7 shall pay to Ormat Nevada the amount set forth in the payment schedule for all the milestones Ormat Nevada has achieved, a pro rata portion of the amount set forth in the payment schedule for each of the milestones partially achieved and of the final payment milestone and an additional 15% of the total amount paid for achieved and partially achieved milestones. ORNI 7 will also pay for all costs that Ormat Nevada incurred in relation to the termination of the project; provided that the total amount of payments to Ormat Nevada shall not exceed the contract price.

Indemnification

Ormat Nevada will fully indemnify ORNI 7 and Trustee, and each of their affiliates, shareholders and agents for liability for third party claims and causes of action arising from Ormat Nevada's or its subcontractors' negligence or default under the Galena Construction Contract, except to the extent caused by the negligence or default of ORNI 7. Upon the receipt of each milestone payment, Ormat Nevada will also indemnify ORNI 7 for any claims for mechanics' liens that arise out of the performance of work associated with the relevant milestone payment that may be asserted by any of Ormat Nevada's subcontractors. Ormat Nevada will also fully indemnify ORNI 7 and Trustee, and each of their affiliates, shareholders and agents for liability for infringement of third party intellectual property rights provided under the Galena Construction Agreement, except to the extent caused by usage inconsistent with the original purpose for which the scope was intended, or in combination with items not provided by Ormat Nevada.

ORNI 7 will fully indemnify Ormat Nevada, its subcontractors, and their affiliates, shareholders and agents for claims and causes of action arising from ORNI 7's negligence or default under the Galena Construction Agreement, except to the extent caused by the negligence or default of Ormat Nevada. ORNI 7 will also fully indemnify Ormat Nevada, its subcontractors, and their affiliates, shareholders and agents for environmental-related liability, including for remedial activity, except to the extent caused by the negligence or default of Ormat Nevada or its subcontractors.

Insurance

Ormat Nevada is obligated to obtain and maintain specified insurance coverages.

Assignment

ORNI 7 may assign or collaterally assign all of its rights, title and interest to the Galena Construction Agreement as security for financing of the Galena project to the Collateral Agent, and the Collateral Agent may further assign as permitted under the Indenture; provided that any assignment may not relieve ORNI 7 from any of its obligations under the Galena Construction Agreement. Any other assignment by ORNI 7 requires the prior written approval of Ormat Nevada.

Ormat Nevada may not assign any of its obligations, rights or interests to the Galena Construction Agreement without the prior written consent of ORNI 7, unless the assignment is to one of Ormat Nevada's affiliates.

Governing Law

The Galena Construction Agreement is governed by the laws of the State of Nevada, without reference to its choice of law principles.

Parent Guaranty

The performance and payment obligations of Ormat Nevada under the Galena Construction Agreement are fully guaranteed by OTec.

MAMMOTH PROJECT

Mammoth-Pacific LP Agreement

CD Mammoth Lakes I, Inc., which we refer to as "CD Mammoth Lakes I," CD Mammoth Lakes II, Inc., which we refer to as "CD Mammoth Lakes II," and OrMammoth are parties to that certain Amended and Restated Agreement of Limited Partnership of Mammoth-Pacific, L.P. , dated January 26, 1990, as amended by the amendment dated June 13, 1995, which we refer to as the "Mammoth-Pacific LP Agreement." The Mammoth-Pacific LP Agreement governs the development, design, construction, ownership and operation of the Mammoth project. Under the Mammoth-Pacific LP Agreement, CD Mammoth Lakes I and CD Mammoth Lakes II together hold a 49% limited partnership interest in Mammoth-Pacific, L.P. , CD Mammoth Lakes I holds a 1% general partnership interest in Mammoth-Pacific, L.P. , and OrMammoth holds a 49% general partnership interest and a 1% limited partnership interest in Mammoth-Pacific, L.P.

Term And Dissolution

The Mammoth-Pacific LP Agreement will remain effective until December 31, 2039, unless earlier terminated in accordance with (1) its terms, including in the case of a disabled general partner that is the sole general partner of Mammoth-Pacific, L.P. or whose disability would cause the Mammoth project to cease to qualify as a small power production facility under PURPA, or (2) the California Revised Limited Partnership Act. In the event of a dissolution due to a disabled general partner, the limited partners of Mammoth-Pacific, L.P. may, within 90 days after such disabling event, elect to continue the existence of Mammoth-Pacific, L.P. according to the terms and conditions of the Mammoth-Pacific LP Agreement.

The dissolution and liquidation of Mammoth-Pacific, L.P. shall be conducted and supervised by the Mammoth-Pacific, L.P. policy committee described below, which is authorized to execute all documents necessary to dissolve and liquidate Mammoth-Pacific, L.P. and transfer Mammoth-Pacific, L.P. 's property. The proceeds of the liquidation shall be applied first to matured debts and liabilities of Mammoth-Pacific, L.P. , then to any reserves that the policy committee determines are necessary for contingent or unforeseen liabilities of Mammoth-Pacific, L.P. , and then in the manner described below for the distribution of net capital receipts. The policy committee does not, however, have authority to dissolve Mammoth-Pacific, L.P. without the written consent of the limited partners.

Management

The Mammoth-Pacific, L.P. policy committee, which consists of one member appointed by OrMammoth and one member appointed by CD Mammoth Lakes I, shall manage Mammoth-Pacific, L.P. If, as discussed below, either general partner fails to make an additional capital contribution or loan to Mammoth-Pacific, L.P. as required by the policy committee, then the other general partner shall be entitled to appoint an additional member to the policy committee for as long as the loan or additional capital contribution has not been repaid to the general partner. The policy committee may take action only by the unanimous vote of its members, unless an additional member is appointed to the policy committee when a general partner fails to make an additional capital contribution or loan, in which case the policy committee may act by the majority vote of its members. With some exceptions, the policy committee shall have complete authority over the management and business affairs of Mammoth-Pacific, L.P. and is authorized to exercise all of the rights, powers and privileges of partners of a general partnership under California law.

Subject to continuing approval by the policy committee, OrMammoth shall serve as the managing general partner and shall manage the routine affairs of Mammoth-Pacific, L.P. If the policy committee rescinds its approval of OrMammoth as managing general partner, the policy committee shall appoint a general partner as the managing general partner. In the event that the policy committee is unable to agree on a new managing general partner or no general partner is willing to serve as managing general partner, the policy committee shall perform the duties of the managing general partner.

Contributions

Aside from the partners' initial cash contributions totaling $100 and initial contributions of ownership interests in the Mammoth project, including the geothermal interests, facilities, and real and personal property, no party may make capital contributions to Mammoth-Pacific, L.P. except as permitted or required by the Mammoth-Pacific, L.P. policy committee. Upon notice from the policy committee, the general partners of Mammoth-Pacific, L.P. shall make or cause an affiliate to make loans, which we refer to as "Partner Loans," or shall make additional capital contributions to Mammoth-Pacific, L.P. if required or permitted by the policy committee. Each of CD Mammoth Lakes I and OrMammoth shall be responsible, in its capacity as general partner, to fund 50% of the Partner Loans or additional capital contributions required by the policy committee. If either general partner declines to meet its 50% responsibility, the other general partner must comply on behalf of the declining partner but may make a Partner Loan in lieu of an additional capital contribution if the policy committee's notice called for a capital contribution. If either general partner makes an additional capital contribution to meet the declining general partner's capital contribution responsibility, the general partners' partnership percentage interests shall be adjusted to proportionately reflect the total capital contributions of each general partner. For up to one year following the additional capital contribution, the declining general partner may reimburse the other general partner with interest equal to the prime rate plus 5% for the first nine months and the prime rate plus 10% for any additional period. After the reimbursement, the general partners' partnership interests shall be readjusted to eliminate the affect of the excess capital contribution by the non-declining general partner.

Each general partner's obligation to comply with the policy committee's notice may be satisfied by, in addition to the general partner itself, (1) a limited partner of Mammoth-Pacific, L.P. to which the general partner offered an opportunity to make a Partner Loan or additional capital contribution on terms arranged between the general partner and the limited partner or (2) a third party (a) that meets the conditions for admission as an additional or substitute partner under the Mammoth-Pacific LP Agreement and (b) to which the general partner offered an opportunity to make a Partner Loan or additional capital contribution on terms arranged between the general partner and the third party. The conditions for admission as an additional or substitute partner require that the admission not adversely affect the Mammoth project's qualification as a small power production facility under PURPA, that the additional or substitute partner execute and deliver to the policy committee an instrument adopting the Mammoth-Pacific LP Agreement and that the general partners unanimously consent to the admission and execute any instrument necessary to bind Mammoth-Pacific, L.P.

The policy committee shall not permit any capital contribution that would cause the Mammoth project to cease qualifying as a small power production facility under PURPA.

Distributions

All cash available for distributions to the partners of Mammoth-Pacific, L.P. , after payment of all debt service and other expenses, satisfaction of liabilities as they become due and establishment of and contributions to reserves that the policy committee may from time to time reasonably determine to be appropriate, shall be distributed to the partners in accordance with their partnership percentage interests. Available cash distributions shall be made at the times and in the amounts determined by the policy committee, but not less often than annually and, if practicable and not otherwise prohibited, within 30 days after the close of each fiscal quarter.

Net capital receipts, less the amounts determined by the policy committee to be retained for the conduct of business, shall be distributed to the partners in proportion to any positive balances in their respective capital accounts before being distributed as available cash.

Compensation To OrMammoth

Mammoth-Pacific, L.P. shall pay to OrMammoth, whether or not it is a general partner at the time of the payment, a monthly fee equal to the lesser of (1) the amount of cash attributable to the month that is available for distributions to the partners of Mammoth-Pacific, L.P. , after payment of all debt service and other expenses, satisfaction of liabilities as they become due and establishment of and contributions to reserves that the policy committee may from time to time reasonably determine to be appropriate, or (2) the revenues derived by Mammoth-Pacific, L.P. from the sale to Southern California Edison during the month of the first 144,341 kWh of energy from the G1 plant. OrMammoth's entitlement to this fee shall end in December 2015. If Mammoth-Pacific, L.P. has not delivered a total of 34,642,000 kWh from the G1 plant to Southern California Edison during the period from January 1996 through December 31, 2015, OrMammoth shall be entitled to a fee stated in the Mammoth-Pacific LP Agreement that compensates OrMammoth for the extent to which the total energy delivered from the G1 plant falls short of 34,642,000 kWh.

Indemnification

Mammoth-Pacific, L.P. shall indemnify the general partners and their affiliates and employees, officers, directors, partners and agents of the general partners, including members of the policy committee, from any claim arising out of any act or omission my the general partners or the agents, employees and contractors of Mammoth-Pacific, L.P. or its partners in respect of matters contemplated by the Mammoth-Pacific LP Agreement, except in the case of (1) gross negligence or willful or wanton misconduct by a general partner or its affiliate, (2) liability arising under the provisions of another agreement between Mammoth-Pacific, L.P. and any of its partners or affiliates of its general partners or (3) a general partner or policy committee member who breaches a fiduciary duty to Mammoth-Pacific, L.P. 's limited partners. No person or entity shall, however, be entitled to indemnification unless it acted in good faith and in a manner it reasonably believed to be in Mammoth-Pacific, L.P. 's best interests.

A general partner shall not be liable to Mammoth-Pacific, L.P. or any other partner, except for its own gross negligence or willful or wanton misconduct.

Dispute Resolution

If the Mammoth-Pacific, L.P. policy committee fails to arrive at an amicable settlement of any dispute or deadlock, then upon written notice by any partner, a four member panel comprised of two directors or members of management of CD Mammoth Lakes I and CD Mammoth Lakes II, collectively, and two directors or members of management of OrMammoth shall be formed and exercise its best efforts to resolve the dispute amicably. If, however, no resolution is reached, then upon written notice by any partner, the dispute shall be finally settled by arbitration in accordance with the rules of the American Arbitration Association by arbitrators nominated in accordance with such rules.

Assignment

No partner may, without the unanimous consent of the general partners, transfer its interests in Mammoth-Pacific, L.P. Moreover, no transfer of partnership interests shall be effective if it would cause Mammoth-Pacific, L.P. to be taxed as a corporation.

Governing Law

The Mammoth-Pacific LP Agreement is governed by the laws of the State of California.

Mammoth Project Power Purchase Agreements

Mammoth-Pacific, L.P. sells capacity and energy generated from the Mammoth project and delivered to Southern California Edison pursuant to the terms of three power purchase agreements. The first, which we refer to as the "G1 PPA," is that certain Amended and Restated Power Purchase and Sales Agreement, dated December 2, 1986, by and between Mammoth-Pacific, L.P. and Southern California Edison, as amended by that certain Amendment No. 1 to the Amended and Restated Power Purchase and Sales Agreement, dated May 18, 1990. The second, which is substantially similar to the G1 PPA and which we refer to as the "G2 PPA," is that certain Power Purchase Contract, dated April 15, 1985, by and between Mammoth-Pacific, L.P. and Southern California Edison, as amended by that certain Amendment No. 1 — Power Purchase Contract, dated October 27, 1989, and as amended further by that certain Amendment No. 2 Power Purchase Contract, dated December 20, 1989. The third, which we refer to as the "G3 PPA," is that certain Power Purchase Contract, dated April 16, 1985, by and between Mammoth-Pacific, L.P. (successor in interest to Santa Fe Geothermal, Inc.), and Southern California Edison, as amended by that certain Amendment No. 1 to the Power Purchase Contract, dated October 27, 1989, by and between Mammoth-Pacific, L.P. and Southern California Edison and as amended further by that certain Amendment No. 2 — Power Purchase Contract, dated December 20, 1989. We refer to the G1, G2 and G3 PPAs collectively as the "Mammoth PPAs."

G1 PPA

Under the G1 PPA, Mammoth-Pacific, L.P. receives capacity and energy payments from Southern California Edison based on all of the energy delivered at the point of interconnection, less any energy and capacity required for auxiliary load and auxiliary components, to Southern California Edison. Mammoth-Pacific, L.P. elected to provide its own power for operation of the related geothermal facilities or to purchase that power from Southern California Edison in return for repaying unearned capacity payments.

Term

The term of the G1 PPA expires on February 26, 2015. Beginning on February 26, 2010, either party may terminate the G1 PPA upon 5 years' written notice. Southern California Edison may terminate the G1 PPA earlier by exercising its purchase option described below.

Payments

Under the G1 PPA, Southern California Edison is obligated to make capacity payments and energy payments to Mammoth-Pacific, L.P. based on the electrical energy output of the G1 plant. Southern California Edison's capacity payments to Mammoth-Pacific, L.P. are computed using (1) the effective net capacity as set forth in Appendix F to the G1 PPA, (2) a monthly capacity factor that takes into account curtailment and (3) an availability factor based on Mammoth-Pacific, L.P. 's ability to provide the net capacity in the event of an emergency, multiplied by $0.0194/kWh. Southern California Edison's monthly energy payments to Mammoth-Pacific, L.P. are based on the amount of kWh of energy delivered by each G1 unit. Until April 30, 2007, Southern California Edison will pay Mammoth-Pacific, L.P. $0.0537/kWh for electrical energy delivered from the G1 plant pursuant to a settlement agreement between Mammoth-Pacific, L.P. and Southern California Edison. Beginning May 1, 2007, and for the remainder of the term of the G1 PPA, Southern California Edison will make energy payments to Mammoth-Pacific, L.P. based on Southern California Edison's SRAC.

Maintenance

Mammoth-Pacific, L.P. must use its best efforts to design, construct, operate and maintain the G1 plant so as to generate the maximum amount of net energy and associated net capacity. Mammoth-Pacific, L.P. must use its best efforts to schedule outages during off-peak hours and during expected minimal generation periods.

Uncontrollable Forces

Neither party to the G1 PPA is considered to be in default under the G1 PPA when and to the extent failure of performance is due to an uncontrollable force; provided that the nonperforming party (1) gives the other party prompt written notice of the facts related to the uncontrollable force and (2) exercises due diligence to remove its inability to perform. "Uncontrollable forces," for the purposes of the G1 PPA, include, but are not limited to, failure of facilities that Mammoth has maintained in accordance with good engineering and operating practices in California; flood, earthquake, storm, lightning, fire, epidemic, war, riot, civil disturbance or disobedience; labor dispute, labor or material shortage; sabotage; restraint by court order or public authority; and action or nonaction by, or inability to obtain the necessary authorizations or approvals from, any governmental agency or authority, which by the exercise of due diligence the affected party could not reasonably have been expected to avoid and which by exercise of due diligence it has not overcome. The foregoing does not, however, apply to excuse Southern California Edison's obligation to make payments for energy and capacity previously delivered.

Indemnification

Under the G1 PPA each party has agreed to indemnify and hold harmless the other party, its directors, officers, employees and agents from any liability for any loss, damage, claim, cost, charge or expense, including direct, indirect or consequential loss, damage, claim, cost, charge or expense, and also including attorneys' fees and other costs of litigation, incurred by the indemnified party, in connection with (1) damage to the property of the indemnified party; provided, however, that the indemnifying party has no obligation to indemnify the other party for damage to the indemnified party's property caused by the indemnifying party's simple negligence, or (2) injury to or death of any person or damage to property of third parties, in either case that arises out of the indemnifying party's construction, engineering, repair, supervision, inspection, testing, protection, operation, maintenance, replacement, reconstruction, use or ownership of its facilities, to the extent such loss, damage, claim, cost, charge or expense is caused by the negligence of the indemnifying party, its directors, officers, employees, agents or any person or entity whose negligence would be imputed to the indemnifying party. Each party, however, shall be solely responsible for, and shall bear all costs of, claims brought by its contractors or its own employees and shall indemnify and hold harmless the other party for any such costs, including costs arising out of any workers' compensation law.

Insurance

Mammoth-Pacific, L.P. is obligated to obtain and maintain specified insurance coverages. If Mammoth-Pacific, L.P. fails to maintain the required insurance coverages, it must, at its own cost, defend, indemnify and hold harmless Southern California Edison, its directors, officers, employees, agents, assigns and successors in interest from and against any and all liability, damages, losses, claims, demands, actions, causes of action, costs, including attorneys' fees and expenses, and other costs of litigation, or any of them, resulting from death of, or injury to, any person or damage to, or loss of, any property, including personnel and property of Southern California Edison, to the extent Southern California Edison would have been protected had Southern California Edison complied with its insurance obligations.

Right of First Refusal

If Mammoth-Pacific, L.P. desires to sell the G1 plant or the related geothermal facilities, Mammoth-Pacific, L.P. must first offer the relevant assets and the right to purchase brine pursuant to the Magma lease to Southern California Edison or any Southern California Edison affiliate or subsidiary designated by Southern California Edison. Mammoth-Pacific, L.P. may, however, transfer the G1 plant to an affiliate without first affording Southern California Edison the right to purchase the project. If Mammoth-Pacific, L.P. sells the G1 plant or the geothermal facilities, it shall pay to Southern California Edison any amounts due to Southern California Edison at that time.

In addition, if Mammoth-Pacific, L.P. abandons the G1 plant, Southern California Edison shall have the right to purchase the plant at fair market value.

Assignment

Mammoth-Pacific, L.P. must obtain Southern California Edison's written consent, which consent Southern California Edison may not unreasonably withhold, before assigning its rights in the G1 PPA, the G1 plant or the related geothermal facilities, except to a subsidiary or affiliate or in connection with the merger or sale of substantially all of its assets. If Mammoth-Pacific, L.P. sells, transfers, assigns, conveys or further encumbers any interest in the G1 PPA, the G1 plant, the related geothermal facilities or a leasehold or other interest in the Magma lease, it shall promptly repay to Southern California Edison any amounts then due to Southern California Edison.

Governing Law

The G1 PPA is governed by the laws of the State of California.

G2 and G3 PPAs

Under the G2 and G3 PPAs, Mammoth-Pacific, L.P. receives capacity and energy payments from Southern California Edison as described in greater detail below.

Term

The terms of the G2 and G3 PPAs expire in December 2020. Upon the expiration of their respective terms, the G2 and G3 PPAs will remain in effect until either party terminates the respective agreement upon 90 days' prior written notice.

Payments

Under the G2 PPA, Southern California Edison must pay to Mammoth-Pacific, L.P. capacity payments and energy payments in accordance with the G2 plant's electrical energy output. Under the

G3 PPA, Southern California Edison must pay to Mammoth-Pacific, L.P. capacity payments and capacity bonus payments upon Mammoth-Pacific, L.P. achieving certain performance requirements and energy payments in accordance with the G3 plant's electrical energy output.

Capacity Payments

Southern California Edison pays to Mammoth-Pacific, L.P. a monthly capacity payment per kW for the G2 plant equal to the sum of the products of (1) the appropriate time-differentiated capacity price from the Standard Offer No. 1 Capacity Payment Schedule, but not less than the greater of (a) $235/kW-year or (b) $0.33029/kWh for on-peak periods, $0.03809/kWh for mid-peak periods and $0.00034/kWh for off-peak periods during the summer period and $0.01532/kWh for mid-peak periods, $0.00094/kWh for off-peak periods and $0.00090/kWh for super off-peak periods during the winter period and (2) the kWh purchased by Southern California Edison during each of the (x) on-peak, (y) mid-peak and (z) off-peak periods.

Southern California Edison pays to Mammoth-Pacific, L.P. a monthly capacity payment per kW for the G3 plant based on the rates set forth in the Standard Offer No. 2 Capacity Payment Schedule in effect on the date of the execution of the G3 PPA, subject to satisfaction of certain performance requirements. The G3 plant qualifies for an annual capacity payment by meeting specified performance requirements on a monthly basis during an approximately four-month long on-peak period, which currently runs during the months of June through September of each year. The basic performance requirement is that Mammoth-Pacific, L.P. deliver an average kWh output during specified on-peak hours of each month in the on-peak period at a rate equal to at least an 80% contract capacity factor. The "contract capacity factor" equals (1) the project's actual electricity output, measured in kWhs, during the hours of measurement, divided by (2) the product obtained by multiplying the plant's "contract capacity" (10,000 kW), by the number of hours in the measurement period. If the project maintains the required 80% contract capacity factor during the applicable periods, the annual capacity payment will be equal to the product of the capacity payment rate and the contract capacity of 10 MW.

If Mammoth-Pacific, L.P. does not satisfy the performance requirement with respect to the G3 plant, unless attributable to an uncontrollable force, as defined below, it may be placed on probation for up to 15 months and, if Mammoth-Pacific, L.P. cannot satisfy the performance requirement during the probationary period, Southern California Edison may derate the contract capacity factor to a capacity equal to the greater of (1) the capacity actually delivered during the period when Mammoth-Pacific, L.P. did not meet the performance requirement or (2) the capacity at which Mammoth-Pacific, L.P. is reasonably likely to meet the performance requirement. If Mammoth-Pacific, L.P. 's failure to meet the performance requirement is due, however, to a forced outage on the Southern California Edison system or a request by Southern California Edison to cease or curtail delivery, then Southern California Edison must continue to make the full capacity payments. If an uncontrollable force interrupts or reduces Southern California Edison's energy deliveries, Southern California Edison must continue to make full capacity payments to Mammoth-Pacific, L.P. for 90 days from the occurrence of the uncontrollable force.

Capacity Bonus Payments

Southern California Edison will pay to Mammoth-Pacific, L.P. capacity bonus payments for the G3 plant during both on-peak and non-peak months if Mammoth-Pacific, L.P. operates the G3 plant at a contract capacity factor of between 85% and 100% during on-peak hours of each month. Mammoth-Pacific, L.P. qualifies for capacity bonus payments with respect to on-peak months; provided that the plant operates at least at an 85% contract capacity factor during the on-peak hours of the month, and qualifies with respect to off-peak months if Mammoth-Pacific, L.P. satisfies performance requirements for on-peak months and the plant also operates at a contract capacity factor of at least 85% during on-peak hours of the non-peak month.

Capacity bonus payments for each month increase with the level of kWh delivered between the 85% and 100% contract capacity factor levels during the month. The annual capacity bonus payment for each month is equal to a percentage based on the plant's on-peak contract capacity factor, which percentage may not exceed 18% of one-twelfth of the annual capacity payment based on a capacity of 10 MW.

Energy Payments

In addition to capacity and, in the case of the G3 PPA, capacity bonus payments, Southern California Edison must make monthly energy payments to Mammoth-Pacific, L.P. based on the amount of kWh of energy delivered by each plant. Until April 30, 2007, Southern California Edison will pay Mammoth-Pacific, L.P. $0.0537/kWh for electrical energy delivered from the G2 and G3 plants pursuant to a settlement agreement between Mammoth-Pacific, L.P. and Southern California Edison. Beginning May 1, 2007, and for the remainder of the term of the G2 and G3 PPAs, Southern California Edison's monthly energy payment equals the product of the kWh purchased by Southern California Edison for each on-peak, mid-peak and off-peak time period and Southern California Edison's published SRAC of energy by time of delivery for each time period.

Curtailment

Southern California Edison need not accept or purchase, and may request that Mammoth-Pacific, L.P. discontinue or reduce delivery of, energy during off-peak periods when those purchases would result in Southern California Edison incurring costs greater than those that it would incur if it instead generated energy from another of its sources, or when its system demand would require that its hydro-energy be spilled to reduce generation. The G2 and G3 PPAs limit curtailment to 300 hours annually during off-peak hours and this curtailment right does not apply to peak periods.

Changes in Contract Capacity

Mammoth-Pacific, L.P. may, in the case of the G3 plant, reduce the contract capacity by giving Southern California Edison one year's notice. Upon reduction, Mammoth-Pacific, L.P. must refund to Southern California Edison an amount of money equal to the difference between (1) the accumulated capacity payments already paid by Southern California Edison for the G3 plant up to the time the notice is received and (2) the total capacity payments that Southern California Edison would have paid based on the G3 plant's actual performance using the "adjusted capacity price," as well as interest at the current published Federal Reserve Board three months prime commercial paper rate on that amount.

Maintenance

Mammoth-Pacific, L.P. must make all reasonable efforts to limit the outages of each generating facility. Mammoth-Pacific, L.P. must also make reasonable efforts to schedule routine maintenance in off-peak months, and in no event shall outages for scheduled maintenance exceed a total of 30 peak hours during June, July, August and September. Outage periods for scheduled maintenance may not exceed 840 hours in any 12-month period. Mammoth-Pacific, L.P. may accumulate unused maintenance hours on a year-to-year basis up to a maximum of 1,080 hours. Mammoth-Pacific, L.P. must use this accrued time consecutively and only for major overhauls.

Uncontrollable Forces

Neither party to the G2 and G3 PPAs shall be considered in default under the G2 and G3 PPAs, except for payment obligations, when and to the extent that an uncontrollable force renders it wholly or partly unable to perform its obligations; provided that the nonperforming party (1) gives the other party written notice describing the particulars of the uncontrollable force within two weeks after the occurrence thereof, (2) uses its best efforts to remedy its inability to perform, (3) does not suspend performance beyond the scope or duration required by the uncontrollable force and (4) gives the other party written notice when it is able to resume performance of its obligations under the respective power purchase agreement. Under the G2 and G3 PPAs, if an uncontrollable force interrupts or reduces Mammoth-Pacific, L.P. 's deliveries to Southern California Edison, Southern California Edison must continue capacity payments for 90 days from the occurrence of the uncontrollable force. If the actions or inactions of legislative, judicial or regulatory agencies or another proper authority cause a party not to be able to perform, and that party cannot correct its failure, the parties to the G2 and G3 PPAs may amend the G2 and G3 PPAs to comply with the legal or regulatory change that caused the nonperformance. If a loss of QF status occurs due to an uncontrollable force and Mammoth-Pacific, L.P. fails to make the changes necessary to maintain the respective project's QF status, Mammoth-Pacific, L.P. must compensate Southern California Edison for any economic detriment incurred by it as a result of that failure.

"Uncontrollable forces" include, for purposes of the G2 and G3 PPAs, any occurrence beyond the control of a party that causes that party to be unable to perform its obligations under the G2 or G3 PPA, as the case may be, and that that party has been unable to overcome by the exercise of due diligence, including, but not limited to, flood, drought, earthquake, storm, fire, pestilence, lightning and other natural catastrophes; epidemic; war; riot; civil disturbance or disobedience; labor dispute; action or inaction of legislative, judicial or regulatory agencies or other proper authority that may conflict with the terms of the G2 or G3 PPA, as the case may be; or failure, threat of failure or sabotage of facilities that have been maintained in accordance with good engineering and operating practices in California.

Indemnification

Under the G2 and G3 PPAs each party has agreed to indemnify and hold harmless the other party, its directors, officers, and employees or agents from and against any loss, damage, claim, cost, charge, and associated costs and expenses related to the injury to or death of any person or damage to the property of the other; provided, however, that the indemnifying party has no obligation to indemnify the other party for damage to the indemnified party's property caused by the indemnifying party's simple negligence, or a third party arising out of the indemnifying party's construction, engineering, repair, supervision, inspection, testing, protection, operation, maintenance, replacement, reconstruction, use or ownership of its facilities, other than for liability resulting from the indemnified party's sole negligence or willful misconduct. Each party is also responsible for claims brought by its contractors or employees and must indemnify and hold harmless the other party for any related costs.

Insurance

Mammoth-Pacific, L.P. is obligated to obtain and maintain specified insurance coverages. If Mammoth-Pacific, L.P. fails to maintain the required insurance coverages, it must indemnify Southern California Edison for any liabilities to the extent the insurance would have covered those liabilities.

Assignment

Mammoth-Pacific, L.P. must obtain Southern California Edison's written consent, which consent Southern California Edison may not unreasonably withhold, before assigning its rights under the G2 and G3 PPAs, except in connection with the sale or merger of a substantial portion of Mammoth-Pacific, L.P. 's properties.

Governing Law

The G2 and G3 PPAs are governed by the laws of the State of California.

Interconnection Facilities Agreements

Pursuant to the terms of the G2 and G3 PPAs, Mammoth-Pacific, L.P. has entered into an Interconnection Facilities Agreement — Seller Owned and Operated Facility with Southern California Edison for each of the G2 and G3 plants. The agreements require Mammoth-Pacific, L.P. to operate and maintain the interconnection facilities it owns at its sole expense. Mammoth-Pacific, L.P. releases Southern California Edison from and indemnifies Southern California Edison against any liability for fault or damage to Mammoth-Pacific, L.P. 's interconnection facilities, the Southern California Edison electric system or the public as a result of Mammoth-Pacific, L.P. 's operation of the G2 and G3 plants. Mammoth-Pacific, L.P. shall pay monthly charges for any appendant facilities owned and operated by Southern California Edison of $980 for the G2 plant and $975 for the G3 plant, as adjusted periodically in accordance with pro rata operation and maintenance charges for added facilities.

Mammoth Operation And Maintenance Agreement

Ormat Nevada has agreed to provide operation and maintenance services for the Mammoth project in accordance with applicable electric utility industry standards and good engineering practices, pursuant to terms of that certain Plant Operating Services Agreement, dated January 1, 1995, between Ormat Nevada (as assignee to Pacific Power Plant Operations) and Mammoth-Pacific, L.P. , which we refer to as the "Mammoth O&M Agreement."

Term

The current term of the Mammoth O&M Agreement expires on January 1, 2007. Thereafter, the Mammoth O&M Agreement automatically renews for additional three-year periods unless the agreement terminates in accordance with its terms or either party gives notice of termination prior to the end of any three-year term.

Payments

Mammoth-Pacific, L.P. will pay monthly, on a reimbursable basis, all actual costs of the operation and maintenance of the project, including direct and indirect costs of Ormat Nevada's employees to operate and maintain the Mammoth project, as well as administrative costs (home office support services) in a fixed amount agreeable to both parties.

Termination

        Termination for Cause

Either party may terminate the Mammoth O&M Agreement if the other party breaches any material term, condition, or covenant of the Mammoth O&M Agreement. The breaching party has 30 days to cure such breach, unless in the event of a breach by Ormat Nevada, Mammoth-Pacific, L.P. judges that the breach cannot be cured within 30 days, in which case Mammoth-Pacific, L.P. may upon written notice immediately terminate the Mammoth O&M Agreement.

Either party may also terminate the Mammoth O&M Agreement upon damage or destruction to a substantial portion of the Mammoth project, if the damage or destruction cannot be expected to be repaired or rebuilt within one year, with such termination being effective 30 days after the terminating party gives written notice of such termination.

If Mammoth-Pacific, L.P. terminates the Mammoth O&M Agreement for cause, Mammoth-Pacific, L.P. will reimburse Ormat Nevada for all costs, excluding administrative costs, incurred in performing the Mammoth O&M Agreement through the date that it is reasonably capable of removing its employees from the Mammoth project. If the Mammoth O&M Agreement terminates because of damage or destruction to the Mammoth project, Mammoth-Pacific, L.P. will pay administrative costs for services rendered through the date that Ormat Nevada is reasonably capable of removing its employees from the plants; provided that such removal shall occur no later than five days from the effective date of the termination.

        Termination Without Cause

Either party may terminate the Mammoth O&M Agreement without cause 60 days after providing written notice of termination to the other party. If Ormat Nevada terminates without cause,

Mammoth-Pacific, L.P. may extend the effective date of the termination if necessary to retain a new operator. Mammoth-Pacific, L.P. must compensate Ormat Nevada for all costs including termination-related direct costs incurred by it prior to the effective date of termination.

In addition, Mammoth-Pacific, L.P. may terminate the Mammoth O&M Agreement effective January 1, 2007, and every three years thereafter, by giving written notice not less than 30 days prior to such date. Ormat Nevada may also terminate at the same date, and every three years thereafter, by giving written notice not less than 180 days prior to such date.

Indemnification

Mammoth-Pacific, L.P. agrees to indemnify Ormat Nevada and any affiliate of Ormat Nevada against all liability resulting from any act or omission by Mammoth-Pacific, L.P. , from actions taken by or omissions of Ormat Nevada pursuant to direction from Mammoth-Pacific, L.P. , or from actions taken by or omissions of Ormat Nevada where Mammoth-Pacific, L.P. should have provided direction but did not, if Ormat Nevada acts in good faith and is not negligent. Ormat Nevada agrees to indemnify Mammoth-Pacific, L.P. against all liability resulting from any act or omission of Ormat Nevada in connection with the Mammoth O&M Agreement; provided that Ormat Nevada shall not be obligated to indemnify Mammoth-Pacific, L.P. for Mammoth-Pacific, L.P. 's own negligence.

Limitation Of Liability

Ormat Nevada's liability for injury or damage to Mammoth-Pacific, L.P. arising out of Ormat Nevada's negligence will be limited to the extent of any insurance coverage that is actually applicable to and paid with respect to any such injury or damage. For acts of gross negligence or willful misconduct by Ormat Nevada, Ormat Nevada's liability for injury or damage to Mammoth-Pacific, L.P. will be limited so that Mammoth-Pacific, L.P. will not be liable, with respect to damage to Mammoth-Pacific, L.P. 's property, to the extent of any loss covered by property insurance maintained by Mammoth-Pacific, L.P. pursuant to the Mammoth O&M Agreement, whether or not Mammoth-Pacific, L.P. files a claim against such property insurance.

Neither party is liable to the other or any entity having an ownership interest in the other or any affiliate of the other, for any special, indirect or consequential damages or injury which may occur as a result of the breach of any provision of the Mammoth O&M Agreement or any activities or occurrences relating to the Mammoth O&M Agreement.

Insurance

Both parties are obligated to obtain and maintain specified insurance coverages.

Assignment

The Mammoth O&M Agreement may be freely assigned by Mammoth-Pacific, L.P. at any time. Ormat Nevada may not, however, assign the agreement or its duties under the agreement without the express written consent of Mammoth-Pacific, L.P. A merger or a sale or transfer of 50% or more of the issued and outstanding stock in Ormat Nevada shall be deemed an assignment requiring Mammoth-Pacific, L.P. 's written consent.

Governing Law

The Mammoth O&M Agreement is governed by the laws of the State of California.

Magma Geothermal Resources Lease

Mammoth-Pacific, L.P. is party to that certain Geothermal Lease with Magma Energy, Inc., dated August 31, 1983, and amended by amendments dated April 30, 1987, January 1, 1990, and April 12, 1991, which we refer to collectively as the "Magma Geothermal Resources Lease." Pursuant to the

Magma Geothermal Resources Lease, Mammoth-Pacific, L.P. has been granted the exclusive right to extract geothermal steam from land identified in the lease. The lease also grants to Mammoth-Pacific, L.P. incidental rights, including the right to construct and use plants and associated structures needed to process geothermal resources.

Term And Termination

The Magma Geothermal Resources Lease will remain effective until August 31, 2013, and for so long thereafter as (1) electricity is produced on the leased land from the geothermal resources in the land identified in the Magma Geothermal Resources Lease or (2) Mammoth-Pacific, L.P. 's obligations are suspended by reason of force majeure. Mammoth-Pacific, L.P. may terminate the lease at any time it determines in good faith that continued operations are uneconomical or otherwise not feasible. In the event that, at any time after August 31, 1987, Mammoth-Pacific, L.P. sells energy from the leased land in any average amount less than 2 MW gross generation capacity for any one year, Magma shall have the right to consider Mammoth-Pacific, L.P. in default under the Magma Geothermal Resources Lease. This lease provision does not, however, require Mammoth-Pacific, L.P. to produce and sell electricity in excess of the leased land's reservoir capacity. If Mammoth-Pacific, L.P. fails to begin to remedy any default within 90 days after Magma notifies Mammoth-Pacific, L.P. of the default, Magma may initiate litigation with respect to the default. Even if a matter is litigated and a court determines that there has been a default, the Magma Geothermal Resources Lease may not be cancelled unless Mammoth-Pacific, L.P. is given a reasonable time in which to cure the default and fails to do so. The payment of all royalties when due is a condition to the continuation of Mammoth-Pacific, L.P. 's rights under the Magma Geothermal Resources Lease. If Mammoth-Pacific, L.P. defaults under any condition or covenant of the lease and fails to commence in good faith to remedy the default within 60 days after receiving written notice of the default from Magma, Magma shall have the right to terminate the Magma Geothermal Resources Lease.

Additionally, the Magma Geothermal Resources Lease contemplates the assignment of Mammoth-BLM Geothermal Resources Lease CA 11667, which is summarized below, to Mammoth-Pacific, L.P. Mammoth-Pacific, L.P. shall be deemed to have defaulted under the Magma Geothermal Resources Lease if Mammoth-Pacific, L.P. fails to pay royalties to Magma in respect of Mammoth-BLM Geothermal Resources Lease CA 11667. Moreover, if Mammoth-Pacific, L.P. or any other party holding a beneficial interest in Mammoth-BLM Geothermal Resources Lease CA 11667 fails to pay any royalty due under Mammoth-BLM Geothermal Resources Lease CA 11667 within 60 days of its due date, Magma shall have the right to terminate the Magma Geothermal Resources Lease upon written notice to Mammoth-Pacific, L.P.

In the case of any default that entitles Magma to terminate the Magma Geothermal Resources Lease, Magma shall have no right to terminate the lease unless, following the expiration of any period of time in which Mammoth-Pacific, L.P. may cure the default, Magma notifies any beneficiary under a deed of trust covering all or part of the leased land of Magma's intent to terminate the lease at least 30 days prior to the termination. Magma shall have no right to terminate the Magma Geothermal Resources Lease if, after delivery of the termination notice, any of the following events occurs: (1) in the case of a default in the payment of royalties, the deed of trust beneficiary notifies Magma of its intent to cure the default and pays the overdue royalties, (2) in the case of a default not involving the payment of money that is reasonably susceptible to being cured by the deed of trust beneficiary, the beneficiary notifies Magma of its desire to cure the default and diligently commences curing the default and pursues the cure to completion, or (3) in the case of a default not reasonably susceptible to being cured by the deed of trust beneficiary, within 90 days the beneficiary provides Magma with notice of its intent to foreclose on Mammoth-Pacific, L.P. 's interest under the lease, commences the foreclosure within the same period and diligently prosecutes the foreclosure, and either the beneficiary or another purchaser of Mammoth-Pacific, L.P. 's interests cures the default within a reasonable time after acquiring the interests.

Royalties

Mammoth-Pacific, L.P. shall pay monthly royalties to Magma, which royalties consist of a base royalty and a bonus royalty for each facility. The base royalty for the remainder of the term of the

Magma Geothermal Resources Lease for each facility is either 12% or 12.5% of gross proceeds, the higher of which is applicable to facilities that were in commercial operation on or before April 30, 1987. These base royalties are augmented by bonus royalties equal to 50% of the extent to which actual proceeds exceed a baseline revenue stated in the lease. The lease states baseline revenue forecasts that increase over the remainder of the term of the Magma Geothermal Resources Lease, beginning with a baseline revenue forecast of approximately $11.5 million in 2004 for facilities built after April 30, 1987, and approximately $8.2 million for facilities built before such date. This baseline revenue forecast is adjusted by an inflation factor that measures the difference between the inflation rate assumed in the forecast and actual inflation.

Indemnification

Mammoth-Pacific, L.P. shall indemnify Magma from claims for injury or death to persons, damage to property unless caused by Magma's negligence or misconduct, or mechanic's and materialman's liens arising out of Mammoth-Pacific, L.P. 's exercise of any of its rights under the lease or operations on or acts or omissions relating to the leased land. Mammoth-Pacific, L.P. shall also indemnify Magma from claims relating to any underground storage tanks or hazardous substances, materials or wastes on or under the leased land.

Assignments

Mammoth-Pacific, L.P. may not assign the Magma Geothermal Resources Lease without Magma's prior written consent, which consent Magma may not unreasonably withhold. Mammoth-Pacific, L.P. may, however, hypothecate the lease for the benefit of any creditor of Mammoth-Pacific, L.P. or Mammoth-Pacific, L.P. 's successor in interest without such consent.

Mammoth-BLM Geothermal Resources Lease CA 11667

Mammoth-Pacific, L.P. is a party to that certain Geothermal Resources Lease with the United States through the Bureau of Land Management of the Department of the Interior, effective as of March 1, 1982, which we refer to as "Mammoth-BLM Geothermal Resources Lease CA 11667." Pursuant to Mammoth-BLM Geothermal Resources Lease CA 11667, Mammoth-Pacific, L.P. has been granted the exclusive right to extract geothermal steam from approximately 1,510 acres of land. Mammoth-BLM Geothermal Resources Lease CA 11667 also grants to Mammoth-Pacific, L.P. incidental rights, including the right to construct and use plants and associated structures needed to process geothermal resources.

Term And Readjustments

The primary term of Mammoth-BLM Geothermal Resources Lease CA 11667 expired on March 1, 1992. The lease remains effective for up to 40 years after the primary term so long as Mammoth-Pacific, L.P. produces geothermal resources in commercial quantities on the land identified in the lease. If at the end of the first 40-year term of Mammoth-BLM Geothermal Resources Lease CA 11667, geothermal resources are being produced in commercial quantities and the land is not needed for some other purpose, then Mammoth-Pacific, L.P. will have a preferential right to renewal of the lease for a second 40-year term, in accordance with the terms and conditions that the Bureau of Land Management deems appropriate. Under Mammoth-BLM Geothermal Resources Lease CA 11667, Mammoth-Pacific, L.P. may relinquish the lease by filing a written relinquishment in the proper Bureau of Land Management office. The terms of Mammoth-BLM Geothermal Resources Lease CA 11667 are subject to readjustment in accordance with the Geothermal Steam Act of 1970 at specified intervals, and the royalties are subject to similar readjustment to rates not to exceed the rates provided in Mammoth-BLM Geothermal Resources Lease CA 11667. If Mammoth-Pacific, L.P. fails to comply with the lease, the provisions of the Geothermal Steam Act of 1970 or any applicable regulations or orders for 30 days after receiving notice from the United States, then the United States may (1) suspend operations or (2) cancel the lease according to the Geothermal Steam Act of 1970.

Royalties

Under Mammoth-BLM Geothermal Resources Lease CA 11667, Mammoth-Pacific, L.P. shall pay monthly royalties to the United States equal to 10% of the value of geothermal resources used or sold by Mammoth-Pacific, L.P. Mammoth-BLM Geothermal Resources Lease CA 11667 also provides for the payment of royalties of 5% of the value of geothermal by-products and demineralized water used or sold by Mammoth-Pacific, L.P. , with some exceptions.

Mammoth-Pacific, L.P.'s Obligations

Mammoth-Pacific, L.P. must drill all wells necessary to protect the leased lands from drainage by operations on other lands or on other United States lands leased at lower royalty rates. Until it reaches production in commercial quantities, Mammoth-Pacific, L.P. must diligently explore the leased land for geothermal resources as required by the regulations promulgated under the Geothermal Steam Act of 1970. Mammoth-BLM Geothermal Resources Lease CA 11667 also requires Mammoth-Pacific, L.P. to operate under any reasonable cooperative or unit plan where necessary for resource conservation, and to file any bond required by the United States or the regulations promulgated under the Geothermal Steam Act of 1970.

Indemnification

Mammoth-Pacific, L.P. shall indemnify the United States from liability arising out of Mammoth-Pacific, L.P.'s activities and operations under Mammoth-BLM Geothermal Resources Lease CA 11667.

Assignment

Mammoth-Pacific, L.P. shall file for approval with the United States within 90 days after the assignment of any interest in the lease.

Protection of the Environment and Objects of Value

Mammoth-Pacific, L.P. shall take all mitigating actions required by the United States to prevent soil erosion, pollution, land subsidence, damage to wildlife and other environmental harms. Mammoth-Pacific, L.P. must also leave intact any artifacts or objects of historic or scientific value that it discovers and must bring those discoveries to the attention of the United States' authorized representative.

Special Stipulations

Special stipulations attached to Mammoth-BLM Geothermal Resources Lease CA 11667 require Mammoth-Pacific, L.P. to comply with additional requirements stated in the stipulations. For example, the stipulations require Mammoth-Pacific, L.P. to, among other things, take steps stated in the stipulations to evaluate and minimize potential environmental and archaeological harms.

Mammoth-BLM Geothermal Resources Lease CA 14408

Mammoth-Pacific, L.P. is a party to that certain Lease for Geothermal Resources, effective February 1, 1985, with the United States through the Bureau of Land Management of the Department of the Interior, which we refer to as "Mammoth-BLM Geothermal Resources Lease CA 14408," pursuant to which Mammoth-Pacific, L.P. has been granted the exclusive right to extract geothermal steam from approximately 694 acres of land. The lease further grants to Mammoth-Pacific, L.P. incidental rights, including the right to construct and use improvements needed to process geothermal resources. Additionally, Mammoth-BLM Geothermal Resources Lease CA 14408 requires Mammoth-Pacific, L.P. to diligently explore the leased lands for geothermal resources as required by the regulations promulgated under the Geothermal Steam Act of 1970, and to file any bond required by those regulations.

Term

The primary term of Mammoth-BLM Geothermal Resources Lease CA 14408 expires February 1, 2005, and the lease will remain effective after its primary term in accordance with the Geothermal

Steam Act of 1970. Mammoth-Pacific, L.P. may relinquish the lease by filing a written relinquishment in the proper Bureau of Land Management office. If Mammoth-Pacific, L.P. fails to comply with the lease for 30 days after receiving written notice from the United States, then the lease shall be subject to cancellation according to the Geothermal Steam Act of 1970. If, however, the lease includes land known to contain a well capable of production in commercial quantities, it may be cancelled only by judicial proceedings. Mammoth-BLM Geothermal Resources Lease CA 14408 will automatically terminate if Mammoth-Pacific, L.P. fails to pay rental amounts when due.

Royalties

Mammoth-Pacific, L.P. shall pay monthly royalties to the United States equal to 10% of the value of geothermal resources used or sold by Mammoth-Pacific, L.P. Mammoth-BLM Geothermal Resources Lease CA 14408 also provides for the payment of royalties of 5% of the value of by-products and demineralized water used or sold by Mammoth-Pacific, L.P.

Indemnification

Mammoth-Pacific, L.P. shall indemnify the United States from liability arising out of Mammoth-Pacific, L.P. 's activities under the lease.

Assignment

Mammoth-Pacific, L.P. shall make any filing required by the regulations promulgated under the Geothermal Steam Act of 1970 relating to the assignment of any interests in the lease.

Special Stipulations

Special stipulations attached to Mammoth-BLM Geothermal Resources Lease CA 14408 require Mammoth-Pacific, L.P. to comply with additional requirements stated in the stipulations. For example, the stipulations require Mammoth-Pacific, L.P. to, among other things, take steps stated in the stipulations to evaluate and minimize potential environmental harms.

Mammoth-BLM Site License

Mammoth-Pacific, L.P. has a license from the United States, acting through the Bureau of Land Management of the Department of the Interior, to construct and operate a 10 MW electric generating plant and related facilities on lands located in Mono County, California, pursuant to the terms of that certain License for Electric Power Plant Site, dated July 26, 1989, which we refer to as the "Mammoth-BLM Site License." The license also requires Mammoth-Pacific, L.P. to pay an annual rental amount of $600 to the United States, which rental amount is subject to periodic reassessment at intervals stated in the license, and to file any bond required by the United States or the regulations promulgated under the Geothermal Steam Act of 1970.

Term

The primary term of the Mammoth-BLM Site License is 30 years from July 26, 1989, with a preferential right of renewal. Mammoth-Pacific, L.P. may surrender the license by filing a written relinquishment with an authorized United States officer, which will be accepted only after Mammoth-Pacific, L.P. complies with reclamation requirements stated in the license. The United States may cancel the Mammoth-BLM Site License upon written order of an authorized officer if Mammoth-Pacific, L.P. violates the terms of the license or any applicable regulation.

Indemnification

Mammoth-Pacific, L.P. shall indemnify the United States and its officers and agents from liability arising out of Mammoth-Pacific, L.P.'s use of property under the license, except in the case of damages or injuries caused by the negligent acts or omissions of officers, agents or employees of the United States.

Assignment

Mammoth-Pacific, L.P. shall file any proposed transfer of interests in the license or licensed plant, along with supporting documents stated in the license, with an authorized officer of the United States. The transfer will not be valid unless and until approved by the authorized officer.

Monitoring And Remedial Action Program

Mammoth-Pacific, L.P. shall implement a monitoring and remedial action program stated in the license to prevent or mitigate potential hydrothermal impacts to the surrounding environment, which program includes monitoring wells, expert analyses and other mitigating actions stated in the license.

OrMammoth Sale And Purchase Agreement

OrMammoth purchased its interest in the Mammoth project pursuant to that certain Ownership Interest Purchase Agreement, dated November 21, 2003, among Covanta Heber Field Energy, Inc., Heber Field Energy II, Inc., ERC Energy, Inc., ERC Energy II, Inc., Heber Loan Partners, Covanta Power Pacific, Inc., Pacific Geothermal Co., Mammoth Geothermal Co., Amor 14 Corporation, Covanta SIGC Energy II, Inc., Covanta Energy Americas, Inc., Covanta Energy Corporation, OrHeber 1 Inc., OrHeber 2 Inc., OrHeber 3 Inc. and OrMammoth, which we refer to as the "OrMammoth Purchase Agreement."

Governing Law

The OrMammoth Purchase Agreement is governed by the laws of the State of New York, except to the extent that the mandatory provisions of the bankruptcy code apply.

ORMESA PROJECT

Ormesa Project Power Purchase Agreements

Ormesa sells capacity, and electricity generated from the Ormesa project and delivered to Southern California Edison pursuant to the terms of two substantially similar power purchase agreements, which we refer to as the "Ormesa PPAs." The first agreement is that certain Power Purchase Contract, dated July 18, 1984, by and between Ormesa (successor in interest to Republic Geothermal, Inc.), and Southern California Edison, as amended by that certain Amendment No. 1 to the Power Purchase Contract, dated December 23, 1988, by and between Ormesa (successor in interest to Ormesa Geothermal) and Southern California Edison. The second agreement is that certain Power Purchase Contract, dated June 13, 1984, by and between Ormesa (successor in interest to Ormat Systems Inc.), and Southern California Edison. Ormesa receives capacity payments from Southern California Edison upon achieving certain performance requirements. The Ormesa PPAs also provide for the sale to Southern California Edison of all energy delivered at the point of interconnection, with Southern California Edison supplying electrical service required to operate the projects.

Term

The terms of the Ormesa PPAs expire in October 2017, with respect to the OG I plant, and on March 1, 2018, with respect to the OG II plant. Upon the expiration of their respective terms, the Ormesa PPAs will remain in effect until either party terminates the agreement upon 90 days' prior written notice.

Payments

Under the Ormesa PPAs, Southern California Edison must pay to Ormesa capacity payments and capacity bonus payments upon Ormesa achieving certain performance requirements and energy payments in accordance with the Ormesa project's electrical energy output.

Capacity Payments

A plant qualifies for an annual capacity payment by meeting specified performance requirements on a monthly basis during an approximately four-month long on-peak period, which currently runs during the months of June through September of each year. The basic performance requirement is that the plant deliver an average kWh output during specified on-peak hours of each month in the on-peak period at a rate equal to at least an 80% contract capacity factor. The "contract capacity factor" equals (1) a plant's actual electricity output, measured in kWhs, during the hours of measurement, divided by (2) the product obtained by multiplying the plant's "contract capacity," as stated in the power purchase agreement applicable to that project (31.5 MW and 15 MW, respectively, for the OG I and OG II plants), by the number of hours in the measurement period. If a project maintains the required 80% contract capacity factor during the applicable periods, the annual capacity payment will be equal to the product of the capacity payment per kWh stated in its power purchase agreement and the contract capacity.

The OG I units have a combined contract capacity of 31.5 MW, and Southern California Edison pays to Ormesa a capacity payment per kW-year of $170, for an annual maximum capacity payment of approximately $5.355 million. The OG II plant has a contract capacity of 15 MW, and Southern California Edison pays to Ormesa a capacity payment per kW-year of $184, for an annual maximum capacity payment of approximately $2.76 million. Although capacity prices per kWh remain constant throughout the term of the Ormesa PPAs, Southern California Edison disburses capacity payments on a monthly basis in accordance with a tariff schedule filed with the California Public Utilities Commission.

If Ormesa does not satisfy the performance requirement under the Ormesa PPAs (unless attributable to an Uncontrollable Force defined below), it may be placed on probation for up to 15 months and, if Ormesa cannot satisfy the performance requirement during the probationary period, Southern California Edison may derate the contract capacity factor to a capacity equal to the greater of (1) the capacity actually delivered during the period when Ormesa did not meet the performance requirement or (2) the capacity at which Ormesa is reasonably likely to meet the performance requirement. If Ormesa's failure to meet the performance requirement is due, however, to a forced outage on the Southern California Edison system or a request by Southern California Edison to cease or curtail delivery, then Southern California Edison must continue to make the full capacity payments. If an Uncontrollable Force interrupts or reduces Southern California Edison's energy deliveries, Southern California Edison must continue to make full capacity payments to Ormesa for 90 days from the occurrence of the Uncontrollable Force.

Capacity Bonus Payments

Southern California Edison will pay to Ormesa capacity bonus payments during both on-peak and non-peak months if Ormesa operates at a contract capacity factor of between 85% and 100% during on-peak hours of each month. A unit qualifies for capacity bonus payments with respect to on-peak months; provided that the unit operates at least at an 85% contract capacity factor during the on-peak hours of the month, and qualifies with respect to off-peak months if Ormesa satisfies performance requirements for on-peak months and the plant also operates at a contract capacity factor of at least 85% during on-peak hours of the off-peak month.

Capacity bonus payments for each month increase with the level of kWh delivered between the 85% and 100% contract capacity factor levels during the month. The annual capacity bonus payment for each month is equal to a percentage based on the plant's on-peak contract capacity factor, which percentage may not exceed, in the case of the OG I plant, 18% of one-twelfth of the annual capacity payment based on a capacity of 27 MW or, in the case of the OG II plant, 18% of one-twelfth of the annual capacity payment.

Energy Payments

In addition to capacity and capacity bonus payments, Southern California Edison must make monthly energy payments to Ormesa based on the amount of kWh of energy delivered by each plant.

Until April 30, 2007, Southern California Edison will pay Ormesa $0.0537/kWh for electrical energy delivered from the OG I and OG II plants pursuant to a settlement agreement between Ormesa and Southern California Edison. Beginning May 1, 2007, and for the remainder of the term of the Ormesa PPAs, Southern California Edison will make energy payments to Ormesa equal to the product of the kWh purchased by Southern California Edison for each on-peak, mid-peak and off-peak time period and Southern California Edison's published SRAC by time of delivery for each time period.

Changes in Contract Capacity

Ormesa may reduce its contract capacity by giving Southern California Edison one to three years' notice, depending on the amount of the capacity reduction, in the case of the OG I plant, and one year's prior notice in the case of the OG II plant. Upon reduction, Ormesa must refund to Southern California Edison an amount of money equal to the difference between (1) the accumulated capacity payments already paid by Southern California Edison up to the time the notice is received and (2) the total capacity payments which Southern California Edison would have paid based on Ormesa's actual performance using the "adjusted capacity price," as well as interest at the current published Federal Reserve Board three months prime commercial paper rate on that amount.

Maintenance

Ormesa must make all reasonable efforts to limit the outages of each generating facility. Ormesa must also make reasonable efforts to schedule routine maintenance in off-peak months, and in no event shall outages for scheduled maintenance exceed a total of 30 peak hours during June, July, August and September. Outage periods for scheduled maintenance may not exceed 840 hours in any 12-month period. Ormesa may accumulate unused maintenance hours on a year-to-year basis up to a maximum of 1,080 hours. Ormesa must use this accrued time consecutively and only for major overhauls.

Curtailment

After the first ten years following the commencement of firm operation, Southern California Edison need not accept or purchase, and may request that Ormesa discontinue or reduce delivery of, energy during off-peak periods when those purchases would result in Southern California Edison incurring costs greater than those that it would incur if it instead generated energy from another of its sources, or when its system demand would require that its hydro-energy be spilled to reduce generation. The Ormesa PPAs limit curtailment to 300 hours annually during off-peak hours and this curtailment right does not apply to peak periods.

Uncontrollable Forces

Neither party to the Ormesa PPAs shall be considered in default under the Ormesa PPAs, except for payment obligations, when and to the extent that an Uncontrollable Force renders it wholly or partly unable to perform its obligations; provided that the nonperforming party (1) gives the other party written notice describing the particulars of the Uncontrollable Force within two weeks after the occurrence thereof, (2) uses its best efforts to remedy its inability to perform, (3) does not suspend performance beyond the scope or duration required by the Uncontrollable Force and (4) gives the other party written notice when it is able to resume performance of its obligations under the respective power purchase agreement. If an Uncontrollable Force interrupts or reduces Ormesa's deliveries to Southern California Edison, Southern California Edison must continue capacity payments for 90 days from the occurrence of the Uncontrollable Force. If the actions or inactions of legislative, judicial or regulatory agencies or another proper authority causes a party not to be able to perform, and that party cannot correct its failure, the parties to Ormesa PPAs may amend the Ormesa PPAs to comply with the legal or regulatory change that caused the nonperformance. If a loss of QF status occurs due to an Uncontrollable Force and Ormesa fails to make the changes necessary to maintain the respective project's QF status, Ormesa must compensate Southern California Edison for any economic detriment incurred by it as a result of that failure.

"Uncontrollable Forces" include, for purposes of the OG I and OG II PPAs, any occurrence beyond the control of a party that causes that party to be unable to perform its obligations under the OG I or OG II PPA, as the case may be, and that that party has been unable to overcome by the exercise of due diligence, including, but not limited to, flood, earthquake, storm, fire, pestilence, lightning and other natural catastrophes; epidemic, war, riot, civil disturbance or disobedience; strike; labor dispute; action or inaction of government or other proper authority that may conflict with the terms of the OG I or OG II PPA, as the case may be; or failure, threat of failure or sabotage of facilities that have been maintained in accordance with good engineering and operating practices in California. The failure of the interconnecting utility to deliver electrical energy to the point of interconnection constitutes an Uncontrollable Force only if such failure is beyond the control of the interconnecting utility.

Indemnification

Under the Ormesa PPAs each party has agreed to indemnify and hold harmless the other party, its directors, officers, and employees or agents from and against any loss, damage, claim, cost, charge, and associated costs and expenses related to the injury to or death of any person or damage to the property of the other; provided, however, that the indemnifying party has no obligation to indemnify the other party for damage to the indemnified party's property caused by the indemnified party's simple negligence, or a third party arising out of the indemnifying party's construction, engineering, repair, supervision, inspection, testing, protection, operation, maintenance, replacement, reconstruction, use or ownership of its facilities, other than for liability resulting from the indemnified party's sole negligence or willful misconduct. Each party is also responsible for claims brought by its contractors or employees and must indemnify and hold harmless the other party for any related costs.

Insurance

Ormesa is obligated to obtain and maintain specified insurance coverages. If Ormesa fails to maintain the required insurance coverages, it must indemnify Southern California Edison for any liabilities to the extent the insurance would have covered those liabilities.

Right of First Refusal

If Ormesa desires to sell either the OG I plant or OG II plant, Ormesa must first offer the respective plant to Southern California Edison or any entity designated by Southern California Edison, although Ormesa may transfer the OG II plant to an affiliate without first affording Southern California Edison the right to purchase the project.

In addition, if Ormesa abandons the plants, Southern California Edison shall have the right to purchase the plants.

Assignment

Ormesa must obtain Southern California Edison's written consent, which consent Southern California Edison may not unreasonably withhold, before assigning its rights under the Ormesa PPAs, except (1) in connection with the sale or merger of a substantial portion of Ormesa's properties or (2) in the case of the OG II plant, to a lender as part of a financing.

Governing Law

The Ormesa PPAs are governed by the laws of the State of California.

Plant Connection Agreements, Transmission Service Agreements and Energy Services Agreement

The Ormesa project delivers energy to Southern California Edison on transmission lines owned by the Imperial Irrigation District, which we refer to as "IID." These transmission lines interconnect the Ormesa project with Southern California Edison's transmission system and are governed by the terms of certain plant connection agreements. One of the plant connection agreements for the OG I plant expires on December 31, 2015, and the other two expire on October 12, 2017. We have been unable to locate a copy of the plant connection agreement for the OG II plant but, in our experience, plant connection agreements with IID are form agreements. Based on this understanding, we believe that the plant connection agreement for the OG II plant expires on May 26, 2017.

Transmission service charges are paid monthly to IID pursuant to certain transmission service agreements. The transmission service agreement for the OG I plants expires on October 12, 2017. The transmission service for the OG II plant is governed by an exhibit to the transmission service agreement between IID and Southern California Edison. The transmission service entitlement for the OG II plant, which is the amount of transmission service provided by IID, terminated on December 31, 1990 although IID continues to transmit the electricity generated from the OG II plant to Southern California Edison. See "Risk Factors—Risks Relating to our Business. We rely upon third parties, including affiliates, to conduct important parts of our business. The failure of these third parties to perform their contractual obligations could adversely affect our ability to operate our projects and to make payments on the Notes when due."

Pursuant to the terms of an Energy Services Agreement, dated February 11, 2003, between Ormesa and IID, Ormesa pays a monthly distribution facilities charge of $65,160 until June 2, 2005.

Ormesa Operation and Maintenance Agreement

Ormesa has entered into that certain Operation and Maintenance Agreement with Ormat Nevada, dated April 15, 2002, which we will refer to as the "Ormesa O&M Agreement." The terms of this agreement are substantially the same as the terms of the Steamboat O&M Agreement described above. For simplicity, we will list here only the material differences between the two agreements. Please refer to the description above of the Steamboat O&M Agreement for the general provisions of the Ormesa O&M Agreement.

Facilities Covered

The Ormesa O&M Agreement covers the Ormesa project.

Term

The term of the Ormesa O&M Agreement expires at the expiration or termination of all of the power purchase agreements relating to the Ormesa project.

Payments

Ormesa will pay Ormat Nevada a fixed monthly fee of $830,000 (in 2002 dollars), adjusted annually according to the Consumer Price Index, Urban Consumers-West, on January 1 of each year, to cover ordinary operation and maintenance expenses.

In addition to the extraordinary operations expenses described above in the summary of the Steamboat O&M Agreement, Ormesa must also reimburse Ormat Nevada as an extraordinary operations expense for any cost incurred as a result of any change in the plant connection agreements.

Limitation Of Liability

Neither Ormesa nor Ormat Nevada are liable for special or consequential damages. Ormat Nevada's maximum aggregate liability under the Ormesa O&M Agreement, in connection with or arising from the Ormesa O&M Agreement, whether regarding indemnification, environmental responsibility or otherwise, is $5 million.

Governing Law

The Ormesa O&M Agreement is governed by the laws of the State of California.

Ormesa Credit Documents

Ormesa has an outstanding $13.1 million senior secured loan pursuant to the terms of a credit agreement and related security documents with United Capital and certain other lenders. Pursuant to this credit agreement and the related security documents, which we refer to as the "Ormesa Credit Documents," Ormesa may borrow up to $27.5 million secured by a first-priority lien on substantially all of the assets of Ormesa, including the Ormesa project and 100% of the ownership interests of Ormesa.

Covenants

The Ormesa Credit Documents include typical secured financing covenants, including compliance with laws, maintenance of insurance, maintenance of liens and restrictions on indebtedness. These covenants prevent Ormesa from entering into a guaranty of our obligations under the Senior Secured Notes and also limit the ability of the noteholders to take a security interest in the Ormesa project and the ownership interests in Ormesa.

Prepayment

The terms of the Ormesa Credit Documents also restrict Ormesa's ability to prepay the outstanding loan until December 31, 2004. Ormesa is permitted to prepay the outstanding loan after December 31, 2004, but must pay a prepayment commission. Ormesa must pay a prepayment commission of 2% of the prepaid outstanding loan for any prepayments made in 2005.

Distributions

Under the Ormesa Credit Documents, Ormesa is permitted to make quarterly distributions so long as:

•	no default (except for certain defaults that can be cured within 30 days) or event of default shall have occurred and be continuing;

•	the projected debt service coverage ratio shall be at least 1.20 to 1;

•	the balance of the debt service reserve account shall be at least one-third of the aggregate scheduled debt service for the next 12 months;

•	such distributions are made after the payment of operating expenses, principal, interest and fee payments and certain other transfers and payments; and

Ormesa has delivered a distribution certificate certifying as to these items.

Events of Default

The Ormesa Credit Documents include certain enumerated events of default, including Ormesa's failure to pay principal or interest, Ormesa's failure to comply with the covenants and negative covenants set forth in the Ormesa Credit Documents, and certain bankruptcy events of Ormesa, Ormat Nevada, Southern California Edison or IID.

Remedies

Under the Ormesa Credit Documents, upon the occurrence and continuation of an event of default, the lenders have certain rights, including the right to declare any outstanding loan immediately due and payable and to exercise any and all remedies available to them under law or equity, which remedies include the right to foreclose upon the Ormesa project and the ownership interests of Ormesa.

IID Water Supply Agreement

Ormesa (as successor in interest to Trigor Geothermal Corporation) and IID are parties to that certain Amended and Restated Water Supply Agreement, dated March 6, 1990, which we refer to as the "IID Water Supply Agreement." The IID Water Supply Agreement permits Ormesa and the operator of the Ormesa project to take the water necessary to operate the Ormesa project, up to a maximum of 10,000 acre-feet per year, from an existing IID canal. The IID Water Supply Agreement also permits Ormesa and the facility's operator to discharge drain water into the IID drainage system.

Term And Termination

The IID Water Supply Agreement will remain effective for so long as any power purchase agreement remains effective for the Ormesa project, but in no event shall the term of the IID Water Supply Agreement exceed 30 years from the earlier of (1) the California State Treasurer's approval of the agreement or (2) the California State Treasurer's written confirmation that no such approval is required.

Ormesa may terminate the IID Water Supply Agreement if it cannot reasonably obtain any permit necessary to transport water from the IID canal. IID may suspend the IID Water Supply Agreement with respect to any individual plant if Ormesa fails to pay water usage charges within 60 days after IID provides Ormesa and the plant operator with written notice of the late payment. If Ormesa does not cure the failure to timely pay water usage charges within 6 months, IID may terminate the agreement with respect to the plant to which the unpaid fees apply and reduce the water availability from the 10,000 acre-feet per 12-month period to reflect the loss of usage rights with respect to such plant. Additionally, IID may suspend all of Ormesa's discharge rights if Ormesa fails to pay discharge fees within 60 days after IID provides Ormesa with written notice of the late payment.

Ormesa's Obligations

In exchange for the right to take and drain water, Ormesa pays (1) a monthly per acre-foot water charge and (2) monthly drainage fees. The monthly per-acre-foot water charge equals IID's per-acre-foot industrial water rate, as amended from time to time. The industrial water rate is currently $80 per acre-foot. Additionally, Ormesa shall pay drainage fees of 1.81818 times the current IID industrial water rate for (1) each acre-foot of drainage water that exceeds 15% of the IID water used by all of the plants identified in the agreement and (2) each acre-foot of drainage water that exceeds 5% of the ground water pumped from wells by the operator of the plants identified in the agreement. If Ormesa fails to pay any amount when due, IID will apply a late payment charge to the past due amount at monthly intervals equal to the late payment percentage calculated by the Treasury Department and published quarterly in the Federal Register (but not less than 0.5%). Moreover, if Ormesa fails to make the late payment within three business days after IID provides Ormesa with written notice that the payment is overdue, IID will add a 2% penalty to the past due amount.

The IID Water Supply Agreement also requires the Ormesa project's operator to comply with the current "Rules and Regulations Governing the Distribution and Use of Water and Construction, Operation and Maintenance of the Canal and Drainage System of Imperial Irrigation District."

Assignments

Neither party to the IID Water Supply Agreement may assign the agreement without the other party's prior written consent, except that Ormesa may assign its rights to the operator of any of the plants or as security for any financing secured by the plants identified in the agreement.

Governing Law

The IID Water Supply Agreement is governed by the laws of the State of California.

Ormesa-BLM Geothermal Resources Leases CA 964, CA 966, CA 1903, CA 6217, CA 6218, CA 6219 and CA 17568

Ormesa is party to seven Geothermal Resources Leases with the United States through the Bureau of Land Management of the Department of the Interior, either dated or resulting from the segregation of leases dated from August 1974 through July 1979, which we refer to as "Ormesa-BLM

Geothermal Resources Leases CA 964, CA 966, CA 1903, CA 6217, CA 6218, CA 6219 and CA 17568." Pursuant to Ormesa-BLM Geothermal Resources Leases CA 964, CA 966, CA 1903, CA 6217, CA 6218, CA 6219 and CA 17568, Ormesa has been granted the exclusive right to extract geothermal steam from lands ranging from approximately 633 to 2,560 acres, depending on the lease. Ormesa-BLM Geothermal Resources Leases CA 964, CA 966, CA 1903, CA 6217, CA 6218, CA 6219 and CA 17568 also grant to Ormesa incidental rights, including the right to construct and use plants and associated structures needed to process geothermal resources.

Term and Readjustments

The primary term of each of the Ormesa-BLM Geothermal Resources Leases CA 964, CA 966, CA 1903, CA 6217, CA 6218, CA 6219 and CA 17568 is 10 years, and each lease will remain effective for up to 40 years after the primary term so long as Ormesa produces geothermal resources in commercial quantities on the land identified in the lease. The effective date on which the term of each of the Ormesa-BLM Geothermal Resources Leases CA 964, CA 966, CA 1903, CA 6217, CA 6218, CA 6219 and CA 17568 begins is: (1) for four of such leases, July 1979, (2) for two of such leases, September 1974, and (3) for one such lease, August 1974. If, at the end of the first 40-year term of each of the Ormesa-BLM Geothermal Resources Leases CA 964, CA 966, CA 1903, CA 6217, CA 6218, CA 6219 and CA 17568, geothermal resources are being produced in commercial quantities and the land is not needed for some other purpose, then Ormesa will have a preferential right to renewal of the lease for a second 40-year term, in accordance with the terms and conditions that the Bureau of Land Management deems appropriate. Under Ormesa-BLM Geothermal Resources Leases CA 964, CA 966, CA 1903, CA 6217, CA 6218, CA 6219 and CA 17568, Ormesa may relinquish each lease by filing a written relinquishment in the proper Bureau of Land Management office. The terms of Ormesa-BLM Geothermal Resources Leases CA 964, CA 966, CA 1903, CA 6217, CA 6218, CA 6219 and CA 17568 are subject to readjustment in accordance with the Geothermal Steam Act of 1970 at specified intervals, and the royalties are subject to similar readjustment to rates not in excess of the rates provided in Ormesa-BLM Geothermal Resources Leases CA 964, CA 966, CA 1903, CA 6217, CA 6218, CA 6219 and CA 17568. If Ormesa fails to comply with any of the leases, the provisions of the Geothermal Steam Act of 1970 or any applicable regulations or orders for 30 days after receiving notice from the United States, then the United States may (1) suspend operations or (2) cancel the lease according to the Geothermal Steam Act of 1970.

Royalties

Under each of Ormesa-BLM Geothermal Resources Leases CA 964, CA 966, CA 1903, CA 6217, CA 6218, CA 6219 and CA 17568, Ormesa shall pay monthly royalties to the United States equal to 10% of the value of geothermal resources used or sold by Ormesa. Ormesa-BLM Geothermal Resources Leases CA 964, CA 966, CA 1903, CA 6217, CA 6218, CA 6219 and CA 17568 also provide for the payment of royalties of 5% of the value of geothermal by-products and demineralized water used or sold by Ormesa, with some exceptions.

Ormesa's Obligations

Ormesa must drill all wells necessary to protect the leased lands from drainage by operations on other lands or on other United States lands leased at lower royalty rates. Until it reaches production in commercial quantities, Ormesa must diligently explore each of the leased lands for geothermal resources as required by the regulations promulgated under the Geothermal Steam Act of 1970. Ormesa-BLM Geothermal Resources Leases CA 964, CA 966, CA 1903, CA 6217, CA 6218, CA 6219 and CA 17568 also require Ormesa to operate under any reasonable cooperative or unit plan where necessary for resource conservation, and to file any bond required by the United States or the regulations promulgated under the Geothermal Steam Act of 1970.

Indemnification

Ormesa shall indemnify the United States from liability arising out of Ormesa's activities and operations under Ormesa-BLM Geothermal Resources Leases CA 964, CA 966, CA 1903, CA 6217, CA 6218, CA 6219 and CA 17568.

Assignment

Ormesa shall file for approval with the United States within 90 days after the assignment of any interests in any of the leases.

Protection Of The Environment And Objects Of Value

Ormesa shall take all mitigating actions required by the United States to prevent soil erosion, pollution, land subsidence, damage to wildlife and other environmental harms. Ormesa must also leave intact any artifacts or objects of historic or scientific value that it discovers and must bring those discoveries to the attention of the United States' authorized representative.

Special Stipulations

Special stipulations attached to Ormesa-BLM Geothermal Resources Leases CA 964, CA 966, CA 1903, CA 6217, CA 6218 and CA 6219 require Ormesa to comply with additional requirements stated in the stipulations, which stipulations vary for some of the leases. Some stipulations require, for example, Ormesa to follow instructions stated in the stipulations to minimize environmental harms.

Ormesa-BLM Site Licenses

Ormesa has licenses, dated from August 1985 through September 1989, from the United States, acting through the Bureau of Land Management of the Department of the Interior, to construct and operate electric generating plants and related facilities on lands located in Imperial County, California, pursuant to the terms of five Licenses for Electric Power Plant Sites, which we refer to as the "Ormesa-BLM Site Licenses." Each license permits Ormesa to operate an electric generating plant with capacity ranging from 6.5 MW to 37 MW, depending on the license, and requires Ormesa to pay annual rental amounts ranging from $556 to $1,500, depending on the license, to the United States, which rental amounts are subject to periodic reassessment at intervals stated in the licenses. The licenses further require Ormesa to file any bonds required by the United States or the regulations promulgated under the Geothermal Steam Act of 1970.

Term

The primary term of each of the Ormesa-BLM Site Licenses is 30 years, with preferential rights of renewal. The Ormesa-BLM Site Licenses have start dates ranging from August 1985 through September 1989. The Ormesa-BLM Site Licenses are subject to early termination in accordance with their terms.

Indemnification

Ormesa shall indemnify the United States and its officers and agents from liability arising out of Ormesa's use of property under the licenses.

Assignment

Ormesa shall file any proposed transfer of interests in the licenses or licensed plants with an authorized officer of the United States. Some of the licenses further require Ormesa to file supporting documents described in the licenses and provide that the transfer will not be valid unless and until approved by the authorized officer.

Special Stipulations

Special stipulations are attached to some of the Ormesa-BLM Site Licenses. These stipulations require Ormesa to comply with additional requirements stated in the stipulations, which vary for each license that contains special stipulations. Some stipulations require, for example, Ormesa to monitor well water levels or follow the requirements of the authorized representative of the United States and the ground rules established by the Bureau of Land Management.

Ormesa Sale and Purchase Agreements

Ormat Funding and certain of its subsidiaries purchased the Ormesa project pursuant to (1) that certain Sale and Purchase Agreement, dated January 31, 2002, among CD Ormesageo II-A, Inc., CD Ormesageo II-B, Inc., CD Ormesageo II-C, Inc., Bell Atlantic TriCon Leasing Corporation, Constellation Power, Inc., Verizon Capital Corp., ORNI 8 LLC, which we refer to as "ORNI 8," and Ormat Funding, which we refer to as the "CD Ormesageo Agreement," (2) that certain Sale and Purchase Agreement, dated January 31, 2002, among Amor Geothermal Limited Partnership, Ormesa Partners, ORNI 8 and Ormat Nevada, which we refer to as the "Amor Agreement," (3) that certain Sale and Purchase Agreement, dated April 4, 2002, among FPL Energy East Mesa LLC, ESI Ormesa Equity Holdings LLC, ESI Ormesa IH Equity LLC, ESI Ormesa Holdings I LLC, FPL Energy Geo East Mesa Partners, Inc., Caithness Imperial Holdings I, LLC, Caithness Imperial Holdings IE, LLC, Caithness Imperial Holdings IH, LLC, Caithness Diversified Holdings I, LLC, Caithness East Mesa, LLC, ORNI 7, ORNI 8 and Ormat Funding, which we refer to as the "FPL Agreement," and (4) that certain Sale and Purchase Agreement, dated April 4, 2002, among CH Ormesa, Inc., CH Ormesa LP, Inc., ORNI 8 and Ormat Funding, which we refer to individually as the "CH Ormesa Agreement" and, collectively with the CD Ormesageo Agreement, the Amor Agreement and the FPL Agreement, as the "Ormesa Purchase Agreements."

Indemnification

The purchasers have ongoing indemnity obligations under the Ormesa Purchase Agreements to indemnify the respective sellers and their affiliates and their respective partners, officers, directors, employees and shareholders, and each of their successors and assigns, from, against and with respect to any claim, liability, obligation or loss which is attributable to any (1) inaccuracy of representations under the Ormesa Purchase Agreements, (2) breach of warranties or covenants, except for losses due to the sellers' willful misconduct, gross negligence or willful breach of contract, and (3) under the CD Ormesageo Agreement, the FPL Agreement and the CH Ormesa Agreement, claims related to the purchased entities, the facilities or related project contracts after the closing date. The sellers indemnify the purchasers and their affiliates and their respective officers, directors, employees and shareholders, and each of their successors and assigns, from, against and with respect to any claim, liability, obligation or loss which is attributable to any (1) inaccuracy of representations under the Ormesa Purchase Agreements, (2) breach of warranties and covenants, except for losses due to the purchasers' willful misconduct, gross negligence or willful breach of contract and (3) under the CD Ormesageo Agreement, events occurring prior to closing. The sellers' liability is capped at the purchase price under the Amor Agreement, at $10,000 under the CH Ormesa Agreement, at $50,000 aggregate liability for CD Ormesageo II-A, Inc., CD Ormesageo II-B, Inc., CD Ormesageo II-C, Inc., and Constellation Power, Inc., and $50,000 aggregate liability for Bell Atlantic TriCon Leasing Corporation and Verizon Capital Corp. under the CD Ormesageo Agreement, and at $1.026 million, which amount can be doubled in the case of the inaccuracy of certain representations, for certain sellers and $1.026 million for other sellers, under the FPL Agreement. There is no indemnification for losses under $25,000 and, pursuant to the following Ormesa Purchase Agreements, for any losses until the aggregate of those losses exceeds the specified amount: $250,000 under the CD Ormesageo Agreement, and $500,000 under each of the CH Ormesa and FPL Agreements.

Governing Law

The Ormesa Purchase Agreements are governed by the laws of the State of New York.

BRADY PROJECT

Brady Project Power Purchase Agreement

Brady sells capacity and electricity generated from the Brady plant and the Desert Peak 1 plant and delivered to Sierra Pacific Power Company pursuant to the terms of that certain Long Term Agreement for the Purchase and Sale of Electricity, dated October 5, 1990, between Brady (as successor to Nevada Geothermal Power Partners) and Sierra Pacific Power Company, as amended by that certain Amendment to Long Term Agreement for the Purchase and Sale of Electricity, dated July 12, 1991, as modified by that certain Settlement Agreement, dated February 16, 2001, between Sierra Pacific Power Company and Brady, and as further amended by that certain Amendment No. 2 to Long Term Agreement for the Purchase and Sale of Electricity, dated June 24, 2002, which we refer to collectively as the "Brady Project PPA."

Term

The term of the Brady Project PPA expires on August 20, 2022. The Brady Project PPA is subject to earlier termination in the event that Brady fails to deliver energy for 180 continuous days and Brady is not exercising reasonable efforts to resume operation of the project.

Payments

Under the Brady Project PPA, Sierra Pacific Power Company pays to Brady capacity payments and energy payments.

Capacity Payments

Under the Brady Project PPA, Sierra Pacific Power Company pays to Brady, on a monthly basis, capacity payments equal to the sum of: (1) two-thirds times the following:

•	$20.25/kW-month for the period from the commercial operation date until August 20, 2012; and

•	$8.88/kW-month thereafter;

and (2) one-third times the following:

•	$14.62/kW-month for the period from the commercial operation date until August 20, 2012; and

•	$6.41/kW-month thereafter.

At the end of each contract year, Sierra Pacific Power Company shall calculate the three-year rolling average of the peak period capacity for each unit for the three immediately preceding contract years. If the average peak period capacity is greater than or equal to 95%, then the capacity rate shall be as set forth above. If the average peak period capacity is less than 95%, but greater than 85%, then the capacity rate shall be reduced by 1% for each 1% or portion thereof that such average is below 100%. If the average peak period capacity is less than 85% of the average peak period capacity, then the capacity rates will be reduced accordingly and Sierra Pacific Power Company shall perform a new rolling average calculation.

Energy Payments

Under the Brady Project PPA, Sierra Pacific Power Company pays to Brady, on a monthly basis, energy payments equal to the sum of:

(1)	two-thirds times the following:

•	$0.02662/kWh for on-peak kWh, $0.02583/kWh for mid-peak kWh and $0.02334/kWh for off-peak kWh for the winter period; and

•	$0.02608/kWh for on-peak kWh and $0.02376/kWh for off-peak kWh for the summer period;

These energy payment rates are adjusted annually by a multiplier of 1.04 per year; and

(2)	one-third times the following:

•	$0.03845/kWh for on-peak kWh, $0.03740/kWh for mid-peak kWh and $0.03408/kWh for off-peak kWh for the winter period;

•	$0.03773/kWh for on-peak kWh and $0.03464/kWh for off-peak kWh for the summer period;

These energy payment rates are adjusted annually by a multiplier determined using three-year rolling average of the change in the Gross National Price Deflator.

Maintenance

By April 1 of each calendar year, but no later than six months prior to beginning any proposed scheduled maintenance, Brady shall provide Sierra Pacific Power Company with a list of proposed scheduled maintenance periods for the following 24-month period. Sierra Pacific Power Company shall have the right to review and accept this schedule. The parties shall coordinate scheduled maintenance in order to minimize the impact on the parties' systems. Brady shall take all reasonable measures and exercise reasonable efforts to avoid unscheduled maintenance and limit the duration of the shutdown.

Economic Dispatch

Sierra Pacific Power Company has the right to economically dispatch the facilities for up to 6,000,000 kWh per year. Sierra Pacific Power Company shall exercise this right by verbal notice of the hours and reduced energy rate for such hours to Brady by 10:00 a.m. on the day preceding the day on which the facility shall be economically dispatched. Brady has the option of accepting the reduced energy payment or discontinuing delivery of energy and capacity during the period described in Sierra Pacific Power Company's notice.

Right of First Refusal

Sierra Pacific Power Company has the exclusive right of first refusal to purchase any of Brady's rights, title or interest in the Brady and Desert Peak 1 plants, or any part thereof, other than by the sale and leaseback of the facilities to provide financing for the facilities. Brady shall give notice to Sierra Pacific Power Company of the terms of any proposed sale and Sierra Pacific Power Company shall have 90 days to determine whether or not to exercise its rights of first refusal. If Sierra Pacific Power Company does not exercise its rights, then Brady may sell to a third party or parties. In the event Sierra Pacific Power Company does not exercise its rights and a sale is not consummated, Sierra Pacific Power Company shall have one year to purchase the facilities, or any portion thereof, on substantially similar terms to those that were offered to a third party.

Force Majeure

Each party to the Brady Project PPA is relieved from its obligations under the relevant power purchase agreement when and to the extent that it is rendered wholly or partly unable to perform its obligations by force majeure; provided that (1) the non-performing party promptly gives the other party oral notice, followed by written communication, describing the particulars of the occurrence, (2) the suspension of performance is of no greater scope and of no longer duration that is required by the Force Majeure, (3) the non-performing party uses its best efforts to remedy its inability to perform and (4) when the non-performing party is able to resume performance of its obligations, it shall give the other party written notice to that effect. Force Majeure is defined to mean unforeseeable causes beyond the reasonable control of and without the fault or negligence of the Party claiming Force Majeure such as acts of God, labor disputes, acts of the public enemy, war, riot or other civil disturbance, epidemics or earthquake.

Indemnification

Under the Brady Project PPA, each party has agreed to indemnify and hold harmless the other party against and from any and all loss and liability for personal injury or property damage, resulting from or arising out of the engineering, design, construction, maintenance or operation of, or the making of replacements, additions, or betterments to the indemnitor's facilities. Neither party shall be indemnified for liability or loss to the extent such liability or loss results from, or is contributed to by, that party's negligence or willful misconduct.

Insurance

Brady is obligated to obtain and maintain specified insurance coverages. If Brady fails to obtain or maintain such insurance, Brady shall not deliver capacity and energy to Sierra Pacific Power Company and Sierra Pacific Power Company shall have no obligation to accept any capacity or energy until appropriate insurance is obtained or reinstated.

Assignment

Neither party shall voluntarily assign the Brady Project PPA without the prior written consent of the other party. Either party has the right to collaterally assign the Brady Project PPA upon 30 days' prior written notice to the other party.

Governing Law

The Brady Project PPA is governed by the laws of the State of Nevada.

Renewable Energy Credit Purchase Agreement

On October 14, 2004, Brady Power Partners and Sierra Pacific Power Company entered into the Station Usage Renewable Energy Credit Purchase Agreement, which is subject to the approval of the NPUC.

Brady Project Interconnection Agreement

The Brady and Desert Peak 1 plants interconnect with Sierra Pacific Power Company's facilities pursuant to the terms of the Service Connections, Meters and Customer's Facilities exhibit attached to the Brady Project PPA, which we refer to as the "Brady Project Interconnection Agreement." The Brady Project Interconnection Agreement requires Brady to maintain all property required for the receipt of energy from Sierra Pacific Power Company, except for Sierra Pacific Power Company's own property. Sierra Pacific Power Company shall not be responsible for any loss or damage caused by Brady's negligence or wrongful act in maintaining or operating the receiving facilities or other equipment. Brady bears the sole risk and expense for inspecting and maintaining all electrical wires, lines and machinery required to receive, apply or utilize energy from Sierra Pacific Power Company's lines. Brady is also solely responsible for the transmission and delivery of all energy over its wires and equipment, regardless of where such energy may be transformed or metered.

Brady Operation and Maintenance Agreement

Brady has entered into that certain Operation and Maintenance Agreement with Western States and Ormat Nevada, as Western States' agent, dated January 1, 2002 and amended on February 13, 2004, which we refer to as the "Brady O&M Agreement." The terms of the Brady O&M Agreement are substantially the same as the terms of the Steamboat O&M Agreement described above. For simplicity, we will list here only the material differences between the two agreements. Please refer to the description above of the Steamboat O&M Agreement for the general provisions of the Brady O&M Agreement.

Facilities Covered

The Brady O&M Agreement covers the Brady plant and the Desert Peak 1 plant.

Term

The term of the Brady O&M Agreement expires at the expiration or termination of the power purchase agreements relating to the Brady plant and the Desert Peak 1 plant.

Payments

Brady will pay Ormat Nevada, as Western States' agent, a fixed monthly fee of $275,000 (in 2002 dollars), adjusted annually according to the Consumer Price Index, Urban Consumers-West, on January 1 of each year, to cover ordinary operation and maintenance expenses.

In addition to the extraordinary operations expenses described above in the summary of the Steamboat O&M Agreement, Brady must also reimburse Ormat Nevada, as Western States' agent, as an extraordinary operations expense for any cost incurred as a result of any change in the settlement agreement.

Limitation Of Liability

The maximum aggregate liability of Western States and Ormat Nevada, as Western State's agent, under the Brady O&M Agreement, in connection with or arising from the Brady O&M Agreement, whether regarding indemnification, environmental responsibility or otherwise, is $2 million.

Governing Law

The Brady O&M Agreement is governed by the laws of the State of Nevada.

Fluid Supply Agreement

Brady and Western States are parties to that certain Fluid Supply Agreement, dated December 15, 2003, which we refer to as the "Fluid Supply Agreement," whereby Western States agrees to provide to Brady certain geothermal fluid for the production and supply of electricity by the Desert Peak 1 plant to the Brady plant.

Term

The term of the Fluid Supply Agreement expires at the expiration or termination of the Brady Project PPA. The Fluid Supply Agreement is subject to earlier termination in accordance with its terms.

Supply

Western States shall provide geothermal fluid to the Desert Peak 1 plant from two dedicated wells as required for the electricity production and supply by the Desert Peak 1 plant to the Brady plant of up to 7 MW net electricity output.

Standard of Care

Western States shall perform its obligations under the Fluid Supply Agreement in a prudent and efficient manner and in accordance with prudent geothermal operating practice, instructions from Brady or Ormat Nevada (as operator of the Brady plant and the Desert Peak 1 plant), applicable law, authorizations, the requirements of the applicable geothermal leases and rights of way and the requirements of the Brady Project PPA.

Payments

Brady pays to Western States 1% of the net revenues of the Desert Peak 1 plant derived from the sale of electricity under the Brady Project PPA and reimburses all rents and royalties owing under applicable law to the Bureau of Land Management and/or the Minerals Management Service of the

United States Department of the Interior and/or any other third parties under the applicable geothermal leases and rights of way, and under other third party-related real property agreements. Brady also pays for certain taxes related to the geothermal resources used to provide geothermal fluid under the Fluid Supply Agreement.

Force Majeure

No failure or omission to carry out or observe any of the terms, provisions, or conditions of the Fluid Supply Agreement (other than the obligation to pay money) shall give rise to any claim by any party against the other party, or be deemed a breach or default of the Fluid Supply Agreement if the same shall be caused by or arise out of any event or circumstances beyond the reasonable control (directly or indirectly) of the party whose performance force majeure has affected, including, but not limited to, any war, declared or not, invasion, armed conflict or act of foreign enemy, blockade, embargo, revolution, insurrection, riot, civil commotion, act of terrorism, or sabotage provided that any such event occurs within or directly involves the United States, an act of God, including, but not limited to lightning, fire, earthquakes, volcanic activity, floods, storms, cyclones, typhoons, or tornadoes, epidemics or plagues, explosions or chemical contamination (other than resulting from an act of war), labor disputes including strikes, or go-slows or lockouts that extend beyond the plants, wells or resource or are widespread or nationwide, change in applicable law, or any other event, matter or thing, wherever occurring, to the extent that such circumstances or its effects cannot be prevented, avoided or removed by such party while exercising that degree of skill, diligence, prudence and foresight which could reasonably be expected from the party afflicted thereby in the same or similar circumstances.

If either party has been rendered wholly or partially unable to perform its obligations, other than its obligations to make payments, because of an event of force majeure, the affected party shall be excused from performance of its obligations to the extent that such performance is prevented by force majeure, and shall consult with the other party with respect to its plans to mitigate or limit the effect of such event, and shall take such actions as are reasonable under the circumstances.

If an event of force majeure continues for a period of more than 180 days, Brady may terminate the Fluid Supply Agreement by providing 30 days' written notice of such termination to Western States. Such notice shall run concurrently with such 180-day period.

Termination

The Fluid Supply Agreement may be terminated by Brady, prior to its expiration, if Western States fails to perform any material obligation under the Fluid Supply Agreement after the expiration of the applicable cure. If it chooses to so terminate the agreement, Brady must give written notice of Western States' failure and Western States has 30 days from the receipt of the notice to cure the breach (subject to up to 180 days if the breach cannot be cured within 30 days and Western States is diligently pursuing the cure of such breach). Brady can terminate the agreement immediately if Western States becomes bankrupt or insolvent, or dissolves. Brady may also terminate the Fluid Supply Agreement if Western States cannot substantially perform its obligations because of an event of force majeure that lasts for a period more than 180 days by providing 30 days' written notice of such termination to Western States; provided that such 30-day notice period shall run concurrently with such 180-day period.

The Fluid Supply Agreement may be terminated by Western States upon (1) the bankruptcy, dissolution, or insolvency of Brady, (2) written notice to Brady if there is a failure by Brady to pay any amounts owed to Western States or (3) Brady's failure or delay to completely perform its obligations and such failure or delay renders it impossible or highly impractical for Brady to perform its obligations for 180 days in the aggregate; provided that in the case of (3) above, Western States shall provide 30 days' notice of such termination.

Indemnification

Each party under the Fluid Supply Agreement agrees to indemnify, save harmless and defend the other party, their lenders, affiliates and others, from and against any and all liability arising from third party claims, suits, losses, costs, damages, injuries, liabilities, etc., arising out of or resulting from any breach by the indemnifying party of its obligations, representations and/or warranties under the Fluid Supply Agreement and/or any willful, unlawful or grossly negligent act or omission of the indemnifying party or its agents, employees, etc., if the claim or cause of action has arisen prior to the termination, expiration or completion of the Fluid Supply Agreement or within three years thereafter.

It is expressly agreed that where an indemnified party is contributorily negligent, such contributory negligence will not preclude recovery under the preceding sentence, but the indemnifying party's indemnity will not include damages to the extent caused by such contributory negligence.

Limitation Of Liability

Neither Brady nor Western States is liable for special or consequential damages. Western States' maximum aggregate liability under, in connection with or arising from the Fluid Supply Agreement shall not exceed the average amount paid to Western States under the Fluid Supply Agreement during one year of the term.

Assignment

The Fluid Supply Agreement may not be assigned by either party without the prior written consent of the other party, which consent the respective party may not unreasonably withhold or delay; provided, however, that Brady may collaterally assign its rights without Western States' prior consent to any entity that provides construction or permanent debt financing for the Brady plant and/or the Desert Peak 1 plant.

Governing Law

The Fluid Supply Agreement is governed by the laws of the State of Nevada.

Settlement Agreement

Brady, ORNI 1, ORNI 2, Ormat Nevada, OTec., the parent corporation of Ormat Nevada, and ConAgra Foods, Inc., are party to that certain Settlement Agreement, dated May 1, 2002, pursuant to which Brady has agreed to provide certain geothermal fluids to ConAgra.

Term

The term of the Settlement Agreement expires on December 31, 2019. The Settlement Agreement is subject to earlier termination in accordance with its terms, including as a result of an event of default.

Supply

Between May 10 and December 10 of each calendar year, which we refer to as the "Operating Season," Brady shall provide geothermal fluid to ConAgra at the average daily temperature, pressure and volume provided in an annual notice with respect to that Operating Season.

Payments

ConAgra shall pay to Brady, on a monthly basis, an hourly fee of $30 for each hour that geothermal fluid is supplied by Brady to ConAgra's onion plant; provided, however, that ConAgra's payments shall not exceed $154,080 in any given Operating Season; and provided, further, that ConAgra shall be entitled to a credit of $30 for each hour that geothermal fluid is produced from one or more wells located within ConAgra's property.

In the event that Brady provides an annual notice that provides for temperatures below 285 degrees Fahrenheit, Brady shall compensate ConAgra for certain increased operating costs and loss of efficiency that ConAgra suffers as a result of receiving cooler geothermal fluids.

Minimum Temperature

At no time during the Operating Season may Brady deliver geothermal fluids to ConAgra less than or equal to 250 degrees Fahrenheit.

Force Majeure

If any party under the Settlement Agreement is rendered unable, wholly or in part, by force majeure to carry out its obligations under the Settlement Agreement, other than the obligations to make money payments, that party shall give to the other party prompt written notice of the circumstances constituting the force majeure. Upon the giving of the notice, the obligations of the party giving the notice shall be suspended, so far as they are affected by the force majeure, during the continuance of the force majeure. The affected party shall use all possible diligence to remove the condition of force majeure as quickly as possible.

Force majeure is defined in the Settlement Agreement to mean an act or acts of vandalism, sabotage, terrorism or war, fire, flood, earthquake, lightning, storm, explosion, accident, governmental action or restraint (other than that resulting from the failure to obtain, renew or comply with applicable permits), strikes and labor unrest, acts of God which is beyond the control of the affected party and which prevents the affected party from carrying out its obligations under the Settlement Agreement. Force majeure under the Settlement Agreement does not include the cooling of the geothermal resource or failure of the geothermal resource to produce geothermal substances at a temperature, pressure and volume sufficient to meet the supply of geothermal substances supplied to ConAgra by Brady unless the failure is caused by an earthquake or other natural movement of the earth not caused by the pumping from or the reinjection of geothermal substances in the geothermal resource.

Suspension of Operations

If Brady fails (1) to meet its forecast in the notice it provides to ConAgra for an Operating Season or (2) to deliver to ConAgra the committed supply as required under the Settlement Agreement for a period of 72 consecutive hours or for a cumulative total of 168 hours during a single Operating Season and Brady continues to operate during any period in which ConAgra does not receive the committed supply, then Brady will immediately cease pumping and using geothermal fluid from its geothermal resources until Brady is able to deliver the committed capacity to ConAgra.

The management committee may, in the event that a member of the management committee concludes that the geothermal substances cannot be expected to produce 1,500 gpm at 285 degrees Fahrenheit at any time during the next 24-month period, adopt a plan to manage the geothermal resources, which plan may include the curtailment of pumping for production of electricity, until the management committee forecasts that the geothermal resources can reasonably be expected to produce 1,500 gpm at 285 degrees Fahrenheit during the next 24-month period or the average temperature of the geothermal resource will be above 265 degrees Fahrenheit.

Events of Default

Each of the following constitutes an event of default under the Settlement Agreement:

•	except where excused by force majeure, the failure by a party to comply with any of its respective obligations where such failure remains unremedied (1) during the Operating Season for ten days after receipt of written notice or (2) otherwise, for 25 days after receipt of written notice;

•	any party ceases to do business, suffers certain bankruptcy events or takes any action looking to its dissolution or liquidation;

•	within 30 days after the commencement of any bankruptcy proceedings, such proceedings are not dismissed or, if within 30 days after the appointment, without said party's consent or acquiescence, of any trustee, receiver of liquidator of that party or all or any substantial part of its assets and properties, such appointment shall not be vacated; or

•	any part of the Settlement Agreement or certain other related documents for any reason cease to be in full force and effect, or are declared null and void.

Remedies

If an event of default occurs and is continuing, then the non-defaulting party may, at its sole discretion, immediately terminate the Settlement Agreement and/or pursue other remedies as are available to it at law and in equity.

In the event that Brady terminates the ConAgra Lease, as described below, in accordance with the terms of the Settlement Agreement, then (1) Brady's liability for all future claims arising or accruing after the termination shall cease as of that date and (2) after the date of termination, ConAgra shall not assert any claim for consequential damages against Brady related to destruction of the geothermal resources so long as such geothermal resources are capable of producing geothermal fluid at a temperature of 285 degrees Fahrenheit having a minimum flow rate of 1,500 gpm. The Settlement Agreement does not, however, contain any other limitations on indirect or consequential damages.

Assignment

Neither the Settlement Agreement, nor any of the parties' rights or obligations thereunder, shall be assignable without the prior written consent of the other party, which consent that party may withhold in its sole and absolute discretion; provided, however, that either party may assign the Settlement Agreement to financial institutions as security for its obligations to such lender or to an affiliate without the prior written consent of the other party.

Governing Law

The Settlement Agreement is governed by the laws of the State of Nevada.

ConAgra Lease

Concurrently with the execution of the Settlement Agreement, Brady entered into that certain Lease with ConAgra, which we refer to as the "ConAgra Lease." The ConAgra Lease grants Brady a leasehold in (1) the borehole under a well located on land owned by ConAgra and (2) an undivided interest in a delivery system consisting of equipment and structures used by Brady to deliver geothermal substances to ConAgra, as required by the Settlement Agreement.

Term And Termination

The ConAgra Lease will remain effective until midnight on December 31, 2019, unless either ConAgra or Brady terminates the lease at an earlier date. ConAgra may terminate the lease if it first terminates the Settlement Agreement after Brady experiences either of the following events of default under the Settlement Agreement:

•	Brady ceases to do business, suffers certain bankruptcy events or takes any action looking to its dissolution or liquidation; or

•	within 30 days after the commencement of any bankruptcy proceedings, such proceedings are not dismissed, or if within 30 days after the appointment, without Brady's consent or acquiescence, of any trustee, receiver or liquidator of Brady or all or any substantial part of its assets and properties, such appointment is not vacated.

Brady may terminate the ConAgra Lease by written notice at any time other than during the Operating Season described in the Settlement Agreement if (1) the well is capable of producing at least 1,500 gpm at 300 degrees Fahrenheit, (2) all infrastructure necessary for production from the well and delivery to the interconnection point with a specified ConAgra facility is in place and (3) Brady has installed a new pipeline and wired the infrastructure to allow ConAgra to operate the well and delivery system. Brady may terminate the ConAgra lease during the Operating Season if, after Brady notifies ConAgra in writing of its election to terminate the lease, ConAgra determines that the termination will not interrupt the committed supply of geothermal fluid to ConAgra specified in the Settlement Agreement. Although the ConAgra Lease vests these early termination rights exclusively in Brady, the Settlement Agreement states that Brady, ORNI 1, ORNI 2, Ormat Nevada and OTec, collectively, shall have the early termination rights described above.

Rent And Maintenance

The ConAgra Lease requires Brady to pay rent to ConAgra in the amount of $1 per year and to keep and maintain the well and delivery system in good operating condition.

Governing Law

The ConAgra Lease is governed by the laws of the State of Nevada.

Desert Peak Sublease

Brady and Western States are parties to that certain Sublease, which we refer to as the "Desert Peak Sublease," whereby Western States subleases land underlying the Desert Peak 1 plant to Brady and grants a right of access to Brady across Western States' property to the Desert Peak 1 plant site.

Term

The term of the Desert Peak Sublease will expire on January 13, 2024, and is subject to earlier termination in accordance with its terms.

Rent

Brady shall pay to Western States annual rent of $100.

Indemnification

Under the Desert Peak Sublease, Western States agrees to indemnify, defend (by counsel satisfactory to Brady) and hold harmless Brady and Brady's members, partners, shareholders, principals, directors, trustees, employees, agents, contractors, affiliates, representatives, invitees or licensees, or anyone claiming thereunder, and their successors and assigns, from and against all claims, demands, losses, liabilities, damages, injuries, expenses, costs, causes of action, counterclaims, suits, proceedings, investigations or other actions, at law, in equity or otherwise, whether known or unknown, foreseen or unforeseen, that arise out of or in connection with (1) the use, operation or occupancy of the leased premises or the right of access by, or the actions or inactions, whether or not negligent, of Western States or anyone acting on behalf or with permission of Western States, except that Western States shall not be obligated to provide indemnification to the extent of any claim arising from or caused by the gross negligence or willful misconduct of Brady or its related parties acting within the scope of their authority on Brady's behalf, (2) any breach of any covenant, representation or warranty made by Western States under the Desert Peak Sublease, (3) any property damage or physical injury to any person caused by Western States' operations, (4) any violation by Western States or anyone acting on behalf or with permission of Western States of any applicable statute, ordinance, regulation or permit, (5) any breach by Western States of any of the covenants regarding hazardous materials or environmental laws set forth in the Desert Peak Sublease or in the master lease and (6) to the extent caused or allowed by Western States or anyone acting on behalf or with permission of Western States, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, onto or into Western States' property or any part thereof, any other land, the atmosphere, any watercourse, body of water or groundwater, of any hazardous materials.

Brady agrees to indemnify, defend and hold harmless Western States and the owner of the subleased premises and their respective members, partners, shareholders, principals, directors, trustees,

employees, agents, contractors, affiliates, representatives, invitees or licensees, or anyone claiming thereunder, and their successors and assigns, from and against all claims, demands, losses, liabilities, damages, injuries, expenses, costs, causes of action, counterclaims, suits, proceedings, investigations or other actions, at law, in equity or otherwise, whether known or unknown, foreseen or unforeseen, that arise out of or in connection with (1) the use, operation or occupancy of the Desert Peak 1 plant site, the right of access or the Desert Peak 1 plant by, or the actions or inactions, whether or not negligent, of Brady or anyone acting on behalf or with permission of Brady, except that Brady shall not be obligated to so indemnify Western States or any of its related parties to the extent of any claim arising from or caused by the gross negligence or willful misconduct of Western States or any of its related parties acting within the scope of their authority on behalf of Western States, (2) any breach of any covenant, representation or warranty made by Brady under the Desert Peak Sublease, (3) any property damage or physical injury to any person caused by Brady, (4) any violation by Brady or anyone acting on behalf or with permission of Brady of any applicable statute, ordinance, regulation or permit, (5) the failure of Brady to surrender possession of the subleased premises upon the expiration or earlier termination of the Desert Peak Sublease, (6) any breach by Brady of any of the covenants regarding hazardous materials or environmental laws set forth in the Desert Peak Sublease or in the master lease and (7) to the extent caused or allowed by Brady or anyone acting on behalf or with permission of Brady, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, onto or into the leasehold property or any part thereof, any other land, the atmosphere, any watercourse, body of water or groundwater, of any hazardous materials.

Insurance

Brady is obligated to maintain specified insurance coverages.

Assignment

Brady may not assign or otherwise transfer any of its rights or obligations under the Desert Peak Sublease except to (1) the holder of any debt of Brady or to the trustee of such holder pursuant to the terms of a mortgage, trust, security agreement, indenture or other instrument of indebtedness to which Brady and such holder of debt or such trustee are parties, as security for bonds or other indebtedness of Brady, past or future, (2) a successor that acquires substantially all of the assets of Brady; provided that such successor assumes or is otherwise bound to perform, all of Brady's obligations under the Desert Peak Sublease, as if such successor were an original party to the Desert Peak Sublease, (3) any person with whom Brady merges or combines or (4) any other person with the prior written consent of Western States, which consent Western States shall not unreasonably withhold; provided that such person assumes or is otherwise bound to perform all of Brady's obligations under the Desert Peak Sublease, as if such person were an original party to the Desert Peak Sublease; and provided, further, that such person shall be financially responsible.

Re-Powering

Brady shall have the right to re-power the Desert Peak 1 plant, install replacement turbines and other equipment and machinery on the subleased premises, or demolish the facility and replace it with a new facility, so as to enable Brady to continue to generate electricity from the subleased premises; provided that Western States has provided written approval of the design and specifications for the same.

Governing Law

The Desert Peak Sublease is governed by the laws of the State of Nevada.

Railway Geothermal Resources Purchase Agreement

Brady (as successor to Nevada Energy Company, Inc. (f/k/a Munson Geothermal, Inc.)) leased from The Burlington Northern and Santa Fe Railway Company (successor in interest to The Atchison, Topeka and Santa Fe Railway Company), which we refer to as "Railway," approximately 3,125 acres of land for the purpose of producing geothermal energy and related activities pursuant to the terms of that certain Geothermal Lease, dated October 10, 1984, as amended by the amendment dated December 5, 1991, which we refer to as the "Railway Geothermal Resources Lease." The lease also granted to Brady incidental rights, including the right to construct and use plants and associated structures needed to process geothermal resources. On June 1, 2004, Brady Power Partners entered into a Purchase and Sale Agreement with Railway to purchase the rights previously leased to Brady under the Railway Geothermal Resources Lease. Such purchase provides us with annual cost savings and improved control over the mineral resources. We refer to such agreement as the "Railway Geothermal Resources Purchase Agreement."

Brady-BLM Geothermal Resources Lease N-10922 and N-46566

Brady is party to two Geothermal Resources Leases that arose from the segregation of a single Geothermal Resources Lease, dated October 1, 1975, with the United States through the Bureau of Land Management of the Department of the Interior, which we refer to as "Brady-BLM Geothermal Resources Lease N-10922." Brady-BLM Geothermal Resources Lease N-10922 continued in effect after the lease segregation, and a new lease, which we refer to as "Brady BLM Geothermal Resources Lease N-46566," became effective as of the lease segregation. Brady-BLM Geothermal Resources Lease N-46566 retains all of the terms and conditions of Brady-BLM Geothermal Resources Lease N-10922. Pursuant to Brady-BLM Geothermal Resources Leases N-10922 and N-46566, Brady has been granted the exclusive right to extract geothermal steam from approximately 200 acres of land. The leases also grant to Brady incidental rights, including the right to construct and use plants and associated structures needed to process geothermal resources.

Term and Readjustments

The primary terms of Brady-BLM Geothermal Resources Leases N-10922 and N-46566 expired on October 1, 1985. The leases will remain effective for up to 40 years after the primary terms so long as Brady produces geothermal resources in commercial quantities on the land identified in the leases. These terms are subject to extension under circumstances stated in the leases. Under Brady-BLM Geothermal Resources Leases N-10922 and N-46566, Brady may relinquish the leases by filing a written relinquishment in the proper Bureau of Land Management office. The terms of Brady-BLM Geothermal Resources Leases N-10922 and N-46566 are subject to readjustment in accordance with the Geothermal Steam Act of 1970 at specified intervals, and the royalties are subject to similar readjustment to rates not in excess of the rates provided in Brady-BLM Geothermal Resources Lease N-10922. If Brady fails to comply with either of the leases, the provisions of the Geothermal Steam Act of 1970 or any applicable regulations or orders for 30 days after receiving notice from the United States, then the United States may (1) suspend operations or (2) cancel the lease according to the Geothermal Steam Act of 1970.

Royalties

Brady shall pay monthly royalties to the United States equal to 10% of the value of geothermal resources used or sold by Brady. Brady-BLM Geothermal Resources Leases N-10922 and N-46566 also provide for the payment of royalties of 5% of the value of by-products and demineralized water used or sold by Brady, with some exceptions.

Brady's Obligations

Brady must drill all wells necessary to protect the leased land from drainage by operations on other lands or on other United States lands leased at lower royalty rates. Until it reaches production in commercial quantities, Brady must diligently explore the leased lands for geothermal resources as required by the regulations promulgated under the Geothermal Steam Act of 1970. Brady-BLM Geothermal Resources Leases N-10922 and N-46566 also require Brady to operate under any reasonable cooperative or unit plan where necessary for resource conservation, and to file any bond required by the United States or the regulations promulgated under the Geothermal Steam Act of 1970.

Indemnification

Brady shall indemnify the United States from liability arising out of Brady's activities under the leases.

Assignment

Brady shall file for approval with the United States within 90 days after the assignment of any interests in the leases.

Protection Of The Environment And Objects Of Value

Brady shall take all mitigating actions required by the United States to prevent soil erosion, pollution, land subsidence, damage to wildlife and other environmental harms. Brady must also leave intact any artifacts or objects of historic or scientific value that it discovers and must bring those discoveries to the attention of the United States' authorized representative.

Special Stipulations

Special stipulations are attached to Brady-BLM Geothermal Resources Lease N-10922. Some of the stipulations reserve for the United States (1) ownership of brines and condensates and (2) the right to test and evaluate geothermal resources that the United States deems necessary for its desalinization research programs.

Brady-BLM Geothermal Resources Leases N-40353 and N-40355

Brady is party to two Leases for Geothermal Resources, one of which was effective as of April 1, 1986, and the other of which was effective as of July 1, 1986, with the United States through the Bureau of Land Management of the Department of the Interior, which we refer to as "Brady-BLM Geothermal Resources Leases N-40353 and N-40355," pursuant to which Brady has been granted the exclusive right to extract geothermal steam from lands of approximately 1,920 and 2,088 acres, respectively. The leases also grant to Brady incidental rights, including the right to construct and use plants and associated structures needed to process geothermal resources. Additionally, Brady-BLM Geothermal Resources Leases N-40353 and N-40355 require Brady to diligently explore the leased lands for geothermal resources as required by the regulations promulgated under the Geothermal Steam Act of 1970, and to file any bond required by those regulations.

Term

The primary term of each of Brady-BLM Geothermal Resources Leases N-40353 and N-40355 expired ten years after its effective date. The leases will remain effective after their primary terms in accordance with the Geothermal Steam Act of 1970. Brady may also relinquish the leases by filing written relinquishments in the proper Bureau of Land Management office. If Brady fails to comply with either of the leases for 30 days after receiving written notice from the United States, then the lease shall be subject to cancellation according to the Geothermal Steam Act of 1970. If a lease includes land known to contain a well capable of production in commercial quantities, it may be cancelled only by judicial proceedings. The leases will automatically terminate if Brady fails to pay rent when due.

Royalties

Brady shall pay monthly royalties to the United States equal to 10% of the value of geothermal resources used or sold by Brady. Brady-BLM Geothermal Resources Leases N-40353 and N-40355 also provide for the payment of royalties of 5% of the value of by-products and demineralized water used or sold by Brady.

Indemnification

Brady shall indemnify the United States from liability arising out of Brady's activities under the leases.

Assignment

Brady shall make any filing required by the regulations promulgated under the Geothermal Steam Act of 1970 relating to the assignment of any interests in the leases.

Brady Project Sale and Purchase Agreement

ORNI 1 and ORNI 2 purchased their interests in the Brady project pursuant to that certain Sale and Purchase Agreement, dated February 28, 2001, among ESI BH Limited Partnership, which we refer to as "ESI BH," TPC Brady, Inc., ORNI 1 and ORNI 2, which agreement we refer to as the "Brady Purchase Agreement."

Indemnification

The purchasers have ongoing indemnity obligations under the Brady Purchase Agreement to indemnify the respective sellers and their affiliates and their respective officers, directors, employees and shareholders, and each of their successors and assigns, from, against and with respect to any claim, liability, obligation or loss which relates or is attributable to any (1) inaccuracy of representations under the Brady Purchase Agreement, (2) breach of warranties or covenants or (3) claims related to the purchased entities, the facilities or related project contracts after the closing date except for losses due to the sellers' willful misconduct or gross negligence. ESI BH indemnifies the purchasers and their affiliates and their respective officers, directors, employees and shareholders, and each of their successors and assigns, from, against and with respect to, among other things, any claim, liability, obligation or loss which relates or is attributable to any (1) inaccuracy of representations under the Brady Purchase Agreement or (2) breach of warranties or covenants, except for losses due to the purchasers' willful misconduct or gross negligence. ESI BH's liability is generally capped at $2.3 million. There is no indemnification for losses under $25,000 and for any losses until the aggregate of those losses exceeds $500,000, in which case the parties are only entitled to such indemnification in excess of the $500,000.

Governing Law

The Brady Purchase Agreement is governed by the laws of the State of New York.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material United States federal income tax consequences relevant to beneficial owners arising from the exchange offer, but does not purport to be a complete analysis of all potential tax effects. The remainder of this discussion generally refers to the private notes and the exchange notes as the "notes". The discussion is based upon the Internal Revenue Code of 1986, as amended, which we refer to as the "Code," United States Treasury Regulations issued thereunder, Internal Revenue Service, which we refer to as the "IRS," rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes. This discussion does not address all of the United States federal income tax consequences that may be relevant to a holder in light of such holder's particular circumstances or to holders subject to special rules, such as banks, financial institutions, U.S. expatriates, insurance companies, dealers in securities or currencies, traders in securities, partnerships or other pass-through entities, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, tax-exempt organizations and persons holding the notes as part of a "straddle," "hedge," "conversion transaction" or other integrated transaction. In addition, this discussion is limited to persons purchasing the notes for cash at original issue and at their "issue price" within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of notes are sold to the public for cash). Moreover, the effect of any applicable state, local or foreign tax laws is not discussed. The discussion deals only with notes held as "capital assets" within the meaning of Section 1221 of the Code.

As used herein, "U.S. Holder" means a beneficial owner of the notes who or that is or is treated for United States federal income tax purposes as:

•	an individual that is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the "substantial presence" test under Section 7701(b) of the Code;

•	a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or a political subdivision thereof;

•	an estate, the income of which is subject to United States federal income tax regardless of its source; or

•	a trust, if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons can control all substantial trust decisions, or, if the trust was in existence on August 20, 1996, and it has elected to continue to be treated as a United States person.

No rulings from the IRS have or will be sought with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the exchange offer, the purchase, ownership or disposition of the notes or that any such position would not be sustained. If a partnership or other entity taxable as a partnership holds the notes, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Such partner should consult its tax advisor as to the tax consequences.

Prospective investors should consult their own tax advisors with regard to the application of the tax consequences discussed below to their particular situations as well as the application of any state, local, foreign or other tax laws, including gift and estate tax laws, and any tax treaties.

Exchange Offer

The exchange of the private notes for the exchange notes will not constitute a taxable exchange for United States federal income tax purposes. As a result, (1) a U.S. Holder will not recognize a taxable gain or loss as a result of exchanging such holder's notes; (2) the holding period of the exchange notes will include the holding period of the private notes exchanged therefor; and (3) the adjusted tax basis of the exchange notes will be the same as the adjusted tax basis of the notes exchanged therefor immediately before such exchange.

U.S. Holders

Interest

Payments of stated interest on the notes generally will be taxable to a U.S. Holder as ordinary income at the time that such payments are received or accrued, in accordance with such U.S. Holder's method of accounting for United States federal income tax purposes. In certain circumstances (see "Description of the Notes—Optional Redemption," "Description of the Notes—Mandatory Redemption—Galena Re-powering Account Redemption," "Description of the Notes—Mandatory Redemption—Galena Re-powering Performance Redemption," "Description of the Notes—Mandatory Redemption—Mammoth Enhancement Redemption" and "Description of Principal Financing Agreements— Registration Rights; Liquidated Damages"), we may be obligated to pay amounts in excess of stated interest or principal on the notes. According to Treasury Regulations, the possibility that any such payments in excess of stated interest or principal will be made will not affect the amount of interest income a U.S. Holder recognizes if there is only a remote chance as of the date the notes were issued that such payments will be made. We believe that the likelihood that we will be obligated to make any such payments is remote. Therefore, we do not intend to treat the potential payment of these amounts as part of the yield to maturity of any notes. Our determination that these contingencies are remote is binding on a U.S. Holder unless such holder discloses its contrary position in the manner required by applicable Treasury Regulations. Our determination is not, however, binding on the IRS, and if the IRS were to challenge this determination, a U.S. Holder might be required to accrue income on its notes in excess of stated interest, and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of a note before the resolution of the contingencies. In the event a contingency occurs, it would affect the amount and timing of the income recognized by a U.S. Holder. If any such amounts are in fact paid, U.S. Holders will be required to recognize such amounts as income.

Sale or Other Taxable Disposition of the Notes

A U.S. Holder will generally recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note equal to the difference between the amount realized upon the disposition (less a portion allocable to any accrued and unpaid interest, which will be taxable as interest) and the U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted basis in a note generally will be the U.S. Holder's cost therefor, less any principal payments received by such holder. This gain or loss generally will be a capital gain or loss, and will be a long-term capital gain or loss if the U.S. Holder has held the note for more than one year. Otherwise, such gain or loss will be a short-term capital gain or loss. The deductibility of capital losses is subject to limitation.

Backup Withholding

A U.S. Holder may be subject to a backup withholding tax when such holder receives interest and principal payments on the notes held or upon the proceeds received upon the sale or other disposition of such notes. Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to backup withholding. A U.S. Holder will be subject to this backup withholding tax if such holder is not otherwise exempt and such holder:

•	fails to furnish its taxpayer identification number, which we refer to as a "TIN," which, for an individual, is ordinarily his or her social security number;

•	furnishes an incorrect TIN;

•	is notified by the IRS that it has failed to properly report payments of interest or dividends; or

•	fails to certify, under penalties of perjury, that it has furnished a correct TIN and that the IRS has not notified the U.S. Holder that it is subject to backup withholding.

U.S. Holders should consult their own tax advisor regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. The backup withholding tax is not an additional tax and taxpayers may use amounts withheld as a credit against their United States federal income tax liability or may claim a refund as long as they timely provide certain information to the IRS.

Non-U.S. Holders

A non-U.S. Holder is a beneficial owner of the notes who is not a U.S. Holder or a partnership or other entity treated as a partnership for United States federal income tax purposes.

Interest

Interest paid to a non-U.S. Holder will not be subject to United States federal withholding tax of 30% (or, if applicable, a lower treaty rate) provided that:

•	such non-U.S. Holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all of our classes of stock;

•	such Non-U.S. Holder is not a controlled foreign corporation that is related to us through stock ownership; is not a bank that received such notes on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•	either (1) the non-U.S. Holder certifies in a statement provided to us or our paying agent, under penalties of perjury, that it is not a "United States person" within the meaning of the Code and provides its name and address, (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the notes on behalf of the non-U.S. holder certifies to us or our paying agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. Holder a statement, under penalties of perjury, that such non-U.S. Holder is not a "United States person" and provides us or our paying agent with a copy of such statement or (3) the non-U.S. Holder holds its notes directly through a "qualified intermediary" and certain conditions are satisfied.

Even if the above conditions are not met, a non-U.S. Holder may be entitled to a reduction in or an exemption from withholding tax on interest under a tax treaty between the United States and the non-U.S. Holder's country of residence. To claim such a reduction or exemption, a non-U.S. Holder must generally complete IRS Form W-8BEN and claim this exemption on the form. In some cases, a non-U.S. Holder may instead be permitted to provide documentary evidence of its claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files.

We may be obligated to make payments in excess of stated interest or principal upon certain redemptions of the notes (see "Description of the Notes—Optional Redemption" and "Description of the Notes—Mandatory Redemption"). The tax consequences of such payments are not entirely clear. Such payments may be treated as interest, subject to the rules above, additional amounts paid for the notes, subject to the rules described below, or as other income subject to U.S. federal withholding tax. A non-United States Holder that is subject to withholding tax should consult its tax advisor as to whether it can obtain a refund for all or part of the withholding tax.

The certification requirements described above may require a non-U.S. Holder that provides an IRS form, or that claims the benefit of an income tax treaty, to also provide its United States taxpayer identification number. Prospective investors should consult their tax advisors regarding the certification requirements for non-United States persons.

Sale or Other Taxable Disposition of the Notes

A non-U.S. Holder will generally not be subject to United States federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other disposition of a note. However, a non-U.S. Holder may be subject to tax on such gain if such holder is an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case such holder may have to pay a United States federal income tax of 30% (or, if applicable, a lower treaty rate) on such gain.

United States Trade or Business

If interest or gain from a disposition of the notes is effectively connected with a non-U.S. Holder's conduct of a United States trade or business, and, if an income tax treaty applies, the non-U.S. Holder maintains a United States "permanent establishment" to which the interest or gain is attributable, the non-U.S. Holder may be subject to United States federal income tax on the interest or gain on a net basis in the same manner as if it were a U.S. Holder. If interest income received with respect to the notes is taxable on a net basis, the 30% withholding tax described above will not apply (assuming an appropriate certification is provided). A foreign corporation that is a holder of a note also may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a note or gain recognized on the disposition of a note will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the foreign corporation of a trade or business in the United States.

Backup Withholding and Information Reporting

Backup withholding will not apply to payments of principal or interest made by us or our paying agent, in their capacities as such, to a non-U.S. Holder of a note if the holder meets the identification and certification requirements discussed above under "Non-U.S. Holders—Interest" for exemption from United States federal withholding tax. However, information reporting on IRS Form 1042-S may still apply with respect to interest payments. Payments of the proceeds from a disposition by a non-U.S. Holder of a note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that information reporting (but generally not backup withholding) may apply to those payments if the broker is:

•	a United States person;

•	a controlled foreign corporation for United States federal income tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year, one or more of its partners are United States persons, as defined in Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, the foreign partnership is engaged in a United States trade or business.

Payment of the proceeds from a disposition by a non-U.S. Holder of a note made to or through the United States office of a broker is generally subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its taxpayer identification number or otherwise establishes an exemption from information reporting and backup withholding.

Non-U.S. Holders should consult their own tax advisors regarding application of withholding and backup withholding in their particular circumstance and the availability of and procedure for obtaining an exemption from withholding, information reporting and backup withholding under current Treasury regulations. In this regard, the current Treasury regulations provide that a certification may not be relied on if the payor knows or has reasons to know that the certification may be false. The backup withholding tax is not an additional tax and taxpayers may use amounts withheld as a credit against their United States federal income tax liability or may claim a refund as long as they timely provide certain information to the IRS.

MATERIAL ERISA CONSIDERATIONS

The following is a summary of material considerations associated with the acquisition and holding of the notes by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, which we refer to as "ERISA," plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code, or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA, which we refer to collectively as "Similar Laws," and entities whose underlying assets are considered to include "plan assets" of such plans, accounts and arrangements, which we will each refer to here as a "Plan."

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code and prohibit certain transactions involving the assets of such Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Plan or the management or disposition of the assets of such a Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the Plan.

In considering an investment in the notes, a Plan fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Any insurance company proposing to invest assets of its general account in the notes should consider the extent to which each investment would be subject to the requirements of ERISA in light of the U.S. Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank and under any subsequent legislation or other guidance that has or may become available relating to that decision, including the enactment of Section 401(c) of ERISA and the regulations promulgated thereunder.

ERISA also prohibits a fiduciary of a Plan from maintaining the indicia of ownership of any assets of the Plan outside the jurisdiction of the United States courts except under certain circumstances. Before investing in the notes, a Plan fiduciary should consider whether the acquisition, holding or disposition of the notes would satisfy such indicia of ownership rules.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to Title I of ERISA or Section 4975 of the Code from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. For example, the acquisition and/or holding of notes by a Plan with respect to which the issuer, or its respective affiliates are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption, although there can be no assurance that all of the conditions of any such exemptions will be satisfied. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, which we refer to as "PTCEs," that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE, 75-1, respecting transactions determined by broker-dealers, reporting dealers and banks, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers.

Because of the foregoing, the notes are not permitted to be acquired or held by any person investing "plan assets" of any Plan, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representations

By acquiring a note, each acquiring person and each subsequent transferee of a note will be deemed to have represented and warranted that either (i) such acquiring person or transferee is not a Plan and it is not acquiring the note on behalf of, or with the assets of, any Plan, or (ii) the acquisition and holding of the notes by such acquiror or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons acquiring notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to the acquisition or holding of the notes and whether an exemption would be applicable to such acquisition or holding.

Governmental plans and certain church Plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA or the Code, may be subject to state or other federal laws that are very similar to the provisions of ERISA and the Code. A fiduciary of a governmental or church Plan should consult with its tax and/or legal counsel before purchasing any notes.

PLAN OF DISTRIBUTION

We are not using any underwriters for this exchange offer. We are also bearing the expenses of the exchange.

Pursuant to the registration rights agreement, each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for private notes where such private notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until [ ], 2005, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. A broker-dealer who acquired the private notes for its own account as a result of market-making or other trading activities may use this prospectus for an offer to resell, resale or other transfer of the exchange notes.

For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes), other than commissions or concessions of any brokers or dealers, and will indemnify the holders of the notes (including any broker-dealers) against specified liabilities, including liabilities under the Securities Act.

INDEPENDENT ENGINEER

The Independent Engineer's Report included as an exhibit to the registration statement of which this prospectus forms a part has been prepared by Stone & Webster and is included in this prospectus in reliance upon the authority of Stone & Webster given their experience in the review of the design and operation of electric generating facilities and the preparation of financial projections. The Independent Engineer's Report, dated February 8, 2004, was prepared prior to the issuance of the private notes and has not been updated.

GEOTHERMAL CONSULTANT

The Geothermal Consultant's Report included as an exhibit to the registration statement of which this prospectus forms a part has been prepared by GeothermEx and is included in this prospectus in reliance upon the authority of GeothermEx given their experience in the review of the sufficiency of the geothermal resources available to the projects. The Geothermal Consultant's Report, dated January 2004, was prepared prior to the issuance of the private notes and has not been updated.

VALIDITY OF SECURITIES

The validity of the exchange notes offered hereby will be passed upon for us by Chadbourne & Parke LLP. The validity of certain of our subsidiary guaranties will be passed upon by Hale Lane Peek Dennison and Howard Professional Corporation with respect to matters of Nevada state law and Pike & Smith PA with respect to matters of Utah state law.

EXPERTS

The financial statements of Ormat Funding Corp. as of December 31, 2002, December 31, 2003 and September 30, 2004 and for the period from June 29, 2001 to December 31, 2001, for the years ended December 31, 2002 and 2003, and for the nine-month period ended September 30, 2004, and those of OrMammoth Inc. as of December 31, 2003 and September 30, 2004 and for the period from November 20, 2003 (date of inception) to December 31, 2003, and for the nine-month period ended September 30, 2004, Mammoth-Pacific, L.P. as of December 31, 2002, December 31, 2003 and September 30, 2004 and for the years ended December 31, 2002 and 2003, and for the nine-month periods ended September 30, 2003 and 2004, and of Ormesa Geothermal, of Ormesa Geothermal II, of GEM Resources LLC, and of East Mesa Partners as of April 15, 2002, and for the period from January 1, 2002 to April 15, 2002, included in this prospectus have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Steamboat Development Corp., as of June 30, 2002 and 2003, and as of December 31, 2003 and 2002 and for the years ended June 30, 2003 and 2002, and for the six-month periods ended December 31, 2003 and 2002, included in this prospectus have been so included in reliance on the reports of Robison, Hill & Co., independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are filing with the SEC a registration statement on Form S-4 relating to the exchange notes. This prospectus is a part of the registration statement, but the registration statement includes additional information and also includes exhibits that are referenced in this prospectus. You can review a copy of the registration statement through the SEC's "EDGAR" System (Electronic Data Gathering, Analysis and Retrieval) that is available on the SEC's web site (http://www.sec.gov).

After our registration statement becomes effective, we will be required to publicly file specified information under the Securities Exchange Act of 1934, as amended. All our public filings will also be available on EDGAR, including annual and quarterly reports and other information. You may also read and copy all of our public filings at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549 or at their facilities in New York and Chicago. Please call the SEC at (800) 732-0330 for further information on the operation of the public reference rooms.

While we are not required to nor do we intend to send annual reports to the holders of the notes, we will be filing the reports required by the Securities Exchange Act and copies of our filings with the SEC will be provided to the trustee.

Any requests for documents should be directed to the Chief Financial Officer at 980 Greg Street, Sparks, Nevada 89431.

ANNEX A: GLOSSARY OF DEFINED TERMS

Following are the definitions of certain terms relating to our industry and business.

"Availability factor" means the ratio of the time a piece of equipment or a unit is ready for or in service to the total time interval under consideration, expressed as a percentage.

"Average generation" means the total power produced over a period of time divided by the number of hours in the period of time, which measurement can be expressed in kWh/day, MWh/month or average MW. This metric represents the generating capacity of a plant adjusted for its availability.

"Avoided costs" means "avoided costs" as that term is defined by FERC's regulations promulgated under PURPA, if context so requires, or otherwise means short-run avoided costs.

"Binary system" means the geothermal power plant technology by which geothermal fluid is used to heat a secondary working fluid with a low boiling point to generate the vapors that drive the turbine and produce electricity.

"BLM" means the Bureau of Land Management of the U.S. Department of the Interior.

"Brady Hot Springs KGRA" means the KGRA at which the Brady project is located.

"Brady plant" means the Brady geothermal power plant that uses both binary system and dual flash design technology, and which is one of the two plants that comprise the Brady project.

"Brady project" means the project, located in Churchill County, Nevada, comprised of the Brady plant and the Desert Peak 1 plant and related assets.

"Brine" means geothermal water.

"Capacity" means the maximum power that a generator can supply, or a load of a piece of equipment, substation, transmission line, or system can carry under existing conditions.

"Capacity factor" means the ratio of the average load on a generating resource to its capacity rating during a specified period of time, which ratio is expressed as a percent.

"Commercial operations" means, in connection with a plant, the achievement by that plant of certain operational and capability criteria specified in the power purchase agreement associated with that plant.

"Constellation Energy Group" means Constellation Energy Group, a publicly traded energy company.

"Cooling tower" means a heat rejection device, which extracts waste heat to the atmosphere though the cooling of a water stream to a lower temperature. Common applications for cooling towers include providing cooled water for air-conditioning, manufacturing and electric power generation. The generic term "cooling tower" is used to describe both direct (open circuit) and indirect (closed circuit) heat rejection equipment.

"East Mesa KGRA" means the KGRA at which the Ormesa project is located.

"Electric utility company" means "electric utility company" as that term is defined in PUHCA.

"FERC" means the United States Federal Energy Regulatory Commission.

"Flash design" means the geothermal power plant technology that uses a pressure reduction process to convert liquid geothermal fluids into steam, or the steam contained in the mixture of geothermal fluids extracted from a geothermal reservoir, is used by a turbine generator to produce electricity.

"Flashing" means the pressure reduction process by which, in a flash design geothermal power plant, liquid is converted into steam.

"FPA" or "Federal Power Act" means the Federal Power Act of 1920, as amended.

"G1 plant" means the G1 binary system plant at the Mammoth project, which is one of the three plants that comprise the Mammoth project.

"G2 plant" means the G2 binary system plant at the Mammoth project, which is one of the three plants that comprise the Mammoth project.

"G3 plant" means the G3 binary system plant at the Mammoth project, which is one of the three plants that comprise the Mammoth project.

"Galena project" means the Steamboat 1/lA project after the replacement of the Steamboat 1 and 1A plants by equipment supplied under the Galena Construction Agreement, at which point it will be renamed as the Galena project.

"Galena re-powering" means the upgrading of the Steamboat complex with the aim of achieving a combined equipment rating of 25.0 MW, a power purchase agreement nameplate of 20.0 MW and a projected average generation of 18.0 MW through the use of the Galena project and geothermal resources from both the Steamboat 1/1A project and Steamboat 2/3 project.

"GEM 2 plant" means the GEM 2 flash system plant at the Ormesa project, which is one of the six plants that comprise the Ormesa project.

"GEM 3 plant" means the GEM 3 flash system plant at the Ormesa project, which is one of the six plants that comprise the Ormesa project.

"Geothermal Consultant's Report" means the Geothermal Consultant's Report prepared by the Geothermal Consultant.

"Geothermal energy" means the energy derived from the natural heat of the earth when water comes sufficiently close to hot molten rock to heat the water to temperatures of 300 degrees Fahrenheit or more.

"Geothermal fluid" means the mixture of hot brine and steam extracted from geothermal reservoirs by geothermal wells.

"Geothermal reservoir" means an underground reservoir containing geothermal fluids that can be extracted through geothermal wells and used to operate a geothermal power plant.

"Geothermal well" or "geothermal production well" means a well through which geothermal fluids necessary to operate a geothermal power plant are obtained.

"GeothermEx" means GeothermEx, Inc., the geothermal consultant that prepared the Geothermal Consultant's Report.

"Gross Generating Capacity" means the total power output of a plant or project before deducting the amount of power that is used for the operation of all necessary auxiliary equipment (such as pumps and cooling towers).

"Independent Engineer's Report" means the Independent Engineer's Report prepared by the Independent Engineer.

"Injection well" means a well through which remaining geothermal fluids are re-injected into a geothermal resource after being used to produce electricity.

"KGRA" or "Known Geothermal Resource Area" means the designation of Known Geothermal Resource Area given by the BLM pursuant to the Geothermal Steam Act of 1970 to an area that the BLM determines is likely to contain a commercially viable geothermal resource.

"kW" or "kilowatt" means one thousand watts.

"kW month" means a unit of electrical energy supplied or taken from an electrical circuit having a capacity of one kW steadily for one month.

"kW year" means a unit of electrical energy supplied or produced by one kW of power supplied or taken from an electrical circuit steadily for one year.

"kWh" means a unit of electrical energy equal to one kW of energy supplied or taken from an electrical circuit steadily for one hour.

"Mammoth Lakes KGRA" means the KGRA at which the Mammoth project is located.

"Mammoth project" means the project, located in Mammoth Lakes, California, comprised of the G1 plant, the G2 plant and the G3 plant and related assets.

"MW" or "megawatt" means one million watts. A megawatt is equal to one thousand kilowatts.

"MWh" or "megawatt hour" means one thousand kWh.

"Net electrical generating capacity" means the power output that can be continuously sold to the purchasing utilities.

"OG I plant" means the OG I binary system plant at the Ormesa project, which is one of the six plants that comprise the Ormesa project.

"OG I plants" means the OG I plant, the OG IE plant and the OG IH plant.

"OG II plant" means the OG II binary system plant at the Ormesa project, which is one of the six plants that comprise the Ormesa project.

"Operations and maintenance agreement" means an agreement for the provision of operations and maintenance services and administrative services for one or more geothermal power plants.

"Ormesa project" means the project, located in East Mesa, Imperial Valley, California, comprised of the OG I plants, the OG II plant and the GEM plants and related assets.

"Plant" means a power generating plant owned and/or operated by the Guarantors or the entities in which they hold equity interests.

"Plant connection agreement" means an agreement that governs the interconnection of and the transmission lines that interconnect a power plant and another electric facility.

"Power purchase agreement" means an agreement that governs the sale and purchase of capacity and energy generated by a geothermal power plant.

"Power purchase agreement nameplate" means the maximum rate of energy production that the purchasing utility is obligated to purchase under the applicable power purchase agreement.

"PUHCA" means the Public Utility Holding Company Act of 1935, as amended.

"PURPA" means the Public Utility Regulatory Policies Act of 1978, as amended, and the regulations promulgated thereunder.

"Qualifying Facility" means a non-utility energy producer that is either a "Qualifying Small Power Facility" or a "Qualifying Cogeneration Facility" that meets certain ownership, operating and efficiency criteria established by FERC.

"Qualifying Small Power Facility" means a "Qualifying Small Power Facility" as that term is defined in PURPA, which is one of two types of Qualifying Facilities.

"Renewable energy credit" means a credit generated by one megawatt hour of renewable energy that meets the renewable energy requirements. The power from a renewable energy facility does not have to be physically delivered to the customer, but the environmental benefits created by the facility are attributed to that customer, directly offsetting the environmental impact of the customer's conventional energy use.

"Short-run avoided costs" means the incremental costs that a power purchaser avoids by not having to generate electrical energy.

"SRAC" means short-run avoided costs.

"Steamboat 1 plant" means the Steamboat 1 binary system plant, which is one of two plants that comprise the Steamboat 1/lA project.

"Steamboat 1A plant" means the Steamboat IA binary system plant, which is one of two plants that comprise the Steamboat 1/lA project.

"Steamboat 1/lA project" means the project comprised of the Steamboat 1 plant and the Steamboat 1A plant.

"Steamboat 2 plant" means the Steamboat 2 binary system plant, which is one of two plants that comprise the Steamboat 2/3 project.

"Steamboat 3 plant" means the Steamboat 3 binary system plant, which is one of two plants that comprise the Steamboat 2/3 project.

"Steamboat 2/3 project" means the project comprised of the Steamboat 2 plant and the Steamboat 3 plant.

"Steamboat complex" means the complex, located in Steamboat Hills, Nevada, consisting of the Steamboat 1/lA project and the Steamboat 2/3 project.

"Steamboat KGRA" means the KGRA at which the Steamboat complex is located.

"Stone & Webster" means Stone & Webster Management Consultants, Inc., the Independent Engineer that prepared the Independent Engineer's Report.

"Transmission service agreement" means an agreement that governs the transmission and delivery of energy over a transmission system.

"Transmission serving utility" means a utility that manages the transport of electricity from generation centers over significant distances to interchanges with distribution networks of utilities.

"Turbine" means the component of a flash design or binary system geothermal power plant that uses steam or vapor to produce mechanical power.

"Turbine generator" means the component of a flash design or binary system geothermal power plant that uses steam or vapor to produce electricity.

"Units" means particular power generating units located at a plant.

"USFWS" means the United States Fish & Wildlife Service.

"Watt" means a unit of power of capacity.

"Well" means a geothermal well.

"Wh" or "Watthour" means a unit of energy supplied by a source or taken by a load steadily for one hour.

"Wellfield" means an area where geothermal wells are located.

Ormat Funding Corp.

Page(s)
Consolidated Financial Statements of Ormat Funding Corp. and Subsidiaries
Report of Independent Registered Public Accounting Firm	F-4
Consolidated Financial Statements as of December 31, 2002, December 31, 2003, and September 30, 2004, and for the period from June 29, 2001 to December 31, 2001, for the years ended December 31, 2002 and 2003, and for the nine-month period ended September 30, 2004, including Unaudited Consolidated Financial Statements for the nine-month period ended September 30, 2003:
Consolidated Balance Sheets	F-5
Consolidated Statements of Operations	F-6
Consolidated Statements of Stockholder's Equity	F-7
Consolidated Statements of Cash Flows	F-8
Notes to Consolidated Financial Statements	F-10
Financial Statements of Steamboat Development Corp. (1)
Report of Independent Auditors	F-42
Financial Statements as of June 30, 2002 and 2003, and for the years then ended:
Balance Sheets	F-43
Statements of Income	F-44
Statements of Stockholders' Equity	F-45
Statements of Cash Flows	F-46
Notes to Financial Statements	F-47
Report of Independent Auditors	F-53
Financial Statements as of December 31, 2003 and 2002, and for the six-month periods then ended:
Balance Sheets	F-54
Statements of Income	F-55
Statements of Stockholders' Equity	F-56
Statements of Cash Flows	F-57
Notes to Financial Statements	F-58
Financial Statements of OrMammoth Inc. (2)
Report of Independent Auditors	F-63
Financial Statements as of December 31, 2003 and September 30, 2004, and for the period from November 20, 2003 (date of inception) to December 31, 2003, and for the nine-month period ended September 30, 2004:
Balance Sheets	F-64
Statements of Operations	F-65
Statements of Stockholder's Equity	F-66
Statements of Cash Flows	F-67
Notes to Financial Statements	F-68

Ormat Funding Corp.

Page(s)
Financial Statements of Mammoth-Pacific, L.P. (1) (3)
Report of Independent Auditors	F-72
Financial Statements as of December 31, 2002, December 31, 2003, and September 30, 2004, and for the years ended December 31, 2002 and 2003, and for the nine-month periods ended September 30, 2003 and 2004:
Balance Sheets	F-73
Statements of Operations	F-74
Statements of Partners' Capital	F-75
Statements of Cash Flows	F-76
Notes to Financial Statements	F-77
Financial Statements of Ormesa Geothermal (1)
Report of Independent Auditors	F-84
Financial Statements as of April 15, 2002, and for the period from January 1, 2002 to April 15, 2002:
Balance Sheet	F-85
Statement of Operations	F-86
Statement of Partners' Equity (Deficit)	F-87
Statement of Cash Flows	F-88
Notes to Financial Statements	F-89
Financial Statements of Ormesa Geothermal II (1)
Report of Independent Auditors	F-95
Financial Statements as of April 15, 2002, and for the period from January 1, 2002 to April 15, 2002:
Balance Sheet	F-96
Statement of Operations	F-97
Statement of Partners' Equity (Deficit)	F-98
Statement of Cash Flows	F-99
Notes to Financial Statements	F-100
Financial Statements of GEM Resources LLC (1)
Report of Independent Auditors	F-106
Financial Statements as of April 15, 2002, and for the period from January 1, 2002 to April 15, 2002:
Balance Sheet	F-107
Statement of Operations	F-108
Statement of Members' Deficit	F-109
Statement of Cash Flows	F-110
Notes to Financial Statements	F-111

Ormat Funding Corp.

Page(s)
Financial Statements of East Mesa Partners (1)
Report of Independent Auditors	F-115
Financial Statements as of April 15, 2002, and for the period from January 1, 2002 to April 15, 2002:
Balance Sheet	F-116
Statement of Operations	F-117
Statement of Partners' Equity	F-118
Statement of Cash Flows	F-119
Notes to Financial Statements	F-120

(1)	Separate financial statements included pursuant to Rule 3-05 of Regulation S-X.

(2)	As the collateral for the notes includes a pledge by us of all the capital stock we own of OrMammoth Inc., separate financial statements of OrMammoth Inc. have been included pursuant to Rule 3-16 of Regulation S-X.

(3)	As our 50% ownership interest in Mammoth-Pacific, L.P. is accounted for by the equity method, separate financial statements of Mammoth-Pacific, L.P. have been included pursuant to Rule 3-09 of Regulation S-X.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholder of
Ormat Funding Corp.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholder's equity and of cash flows present fairly, in all material respects, the financial position of Ormat Funding Corp. (a wholly owned subsidiary of Ormat Nevada, Inc.) and Subsidiaries at December 31, 2002, December 31, 2003, and September 30, 2004, and the results of their operations and their cash flows for the period from June 29, 2001 to December 31, 2001, for the years ended December 31, 2002 and 2003, and the nine-month period ended September 30, 2004, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Sacramento, California
December 20, 2004

Ormat Funding Corp. and Subsidiaries
(a wholly owned subsidiary of Ormat Nevada, Inc.)
Consolidated Balance Sheets

	December 31,		September 30,
	2002	2003	2004
Assets
Current assets:
Cash	$2,618	$2,924	$3,473
Restricted cash and cash equivalents	2,615,620	1,583,819	19,489,108
Accounts receivable	5,611,869	6,050,574	8,954,835
Prepaid expenses and other	61,952	322,904	—
Total current assets	8,292,059	7,960,221	28,447,416
Restricted cash and cash equivalents	—	—	19,350,000
Investment in Partnership	—	38,773,031	35,998,146
Property, plant and equipment, net	60,468,120	75,590,210	143,225,879
Construction-in-process	—	1,623,792	6,955,158
Deferred financing costs, net	1,593,356	2,445,317	10,045,194
Intangible assets, net	7,255,595	6,776,587	10,585,195
Deposits and other	—	550,000	2,788,000
Total assets	$77,609,130	$133,719,158	$257,394,988

Liabilities and Stockholder's Equity
Current liabilities:
Accounts payable and accrued expenses	$1,799,595	$7,720,632	$11,278,971
Current portion of long-term debt	4,526,700	3,856,505	16,341,810
O&M payable to Parent	252,974	3,447,228	3,152,901
Total current liabilities	6,579,269	15,024,365	30,773,682

Long-term debt, net of current portion	15,473,300	11,616,795	186,506,071
Long-term subordinated loan from Parent	45,714,185	86,024,152	14,422,247
Deferred income taxes	3,075,479	5,083,201	6,400,344
Asset retirement obligation	—	3,029,000	4,202,267
Total liabilities	70,842,233	120,777,513	242,304,611

Commitments and contingencies (Notes 7, 9, and 12)

Stockholder's equity:
Common stock, par value $1 per share; authorized 1,000 shares; issued and outstanding 500 shares	500	500	500
Retained earnings	6,766,397	12,941,145	15,089,877
Total stockholder's equity	6,766,897	12,941,645	15,090,377

Total liabilities and stockholder's equity	$77,609,130	$133,719,158	$257,394,988

The accompanying notes are an integral part of these financial statements.

Ormat Funding Corp. and Subsidiaries
(a wholly owned subsidiary of Ormat Nevada, Inc.)
Consolidated Statements of Operations

	Period From June 29, 2001 to December 31, 2001	Year Ended December 31,		Nine Months Ended September 30,
		2002	2003	2003	2004
				(Unaudited)
Revenues:
Energy and capacity	$3,964,179	$31,451,224	$41,884,708	$31,434,319	$36,532,071
Lease	—	—	—	—	6,674,000
Total revenues	3,964,179	31,451,224	41,884,708	31,434,319	43,206,071

Cost of revenues:
Energy and capacity	2,465,892	22,125,862	30,386,533	21,534,558	24,639,106
Lease	—	—	—	—	3,195,000
	2,465,892	22,125,862	30,386,533	21,534,558	27,834,106
Gross margin	1,498,287	9,325,362	11,498,175	9,899,761	15,371,965
General and administrative expenses	168,938	775,118	1,267,745	838,181	1,101,545
Operating income	1,329,349	8,550,244	10,230,430	9,061,580	14,270,420
Other income (expense):
Interest income	1,441	646	23,063	16,879	377,019
Interest expense	—	—	(1,994,484)	(1,352,824)	(13,153,618)
Other	—	72,000	112,309	76,921	106,718

Income before income taxes and equity in income of investee	1,330,790	8,622,890	8,371,318	7,802,556	1,600,539
Income tax provision	(453,149)	(2,734,134)	(2,132,462)	(1,691,293)	(608,206)
Equity in income of investee	—	—	141,152	—	1,156,399

Income before cumulative effect of change in accounting principle	877,641	5,888,756	6,380,008	6,111,263	2,148,732
Cumulative effect of change in accounting principle (net of tax benefit of $124,740)	—	—	(205,260)	(205,260)	—

Net income	$877,641	$5,888,756	$6,174,748	$5,906,003	$2,148,732

The accompanying notes are an integral part of these financial statements.

Ormat Funding Corp. and Subsidiaries
(a wholly owned subsidiary of Ormat Nevada, Inc.)
Consolidated Statements of Stockholder's Equity

	Common Stock
	Shares	Amount	Retained Earnings	Total
Balance, June 29, 2001	—	$—	$—	$—
Issuance of shares to Parent	500	500	—	500
Net income	—	—	877,641	877,641

Balance, December 31, 2001	500	500	877,641	878,141
Net income	—	—	5,888,756	5,888,756

Balance, December 31, 2002	500	500	6,766,397	6,766,897
Net income	—	—	6,174,748	6,174,748

Balance, December 31, 2003	500	500	12,941,145	12,941,645
Net income	—	—	2,148,732	2,148,732

Balance, September 30, 2004	500	$500	$15,089,877	$15,090,377

The accompanying notes are an integral part of these financial statements.

Ormat Funding Corp. and Subsidiaries
(a wholly owned subsidiary of Ormat Nevada, Inc.)
Consolidated Statements of Cash Flows

	Period From June 29, 2001 to December 31, 2001	Year Ended December 31,		Nine Months Ended September 30,
		2002	2003	2003	2004
				(Unaudited)
Cash flows from operating activities:
Net income	$877,641	$5,888,756	$6,174,748	$5,906,003	$2,148,732
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	485,389	2,687,456	4,860,857	3,231,924	6,688,862
Amortization	39,339	362,245	1,054,736	791,053	2,020,706
Accretion of asset retirement obligation	—	—	224,000	166,000	232,267
Equity in income of investee	—	—	(141,152)	—	(1,156,399)
Distributions from Partnership	—	—	—	—	2,140,045
Deferred income tax provision	453,149	2,622,330	2,132,462	1,683,722	608,382
Cumulative effect of change in accounting principle	—	—	205,260	205,260	—
Accrued interest on long-term subordinated loan from Parent	—	—	198,780	—	1,228,871
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(279,794)	(4,413,329)	(438,705)	(2,345,808)	(959,971)
Prepaid expenses and other	—	(61,952)	(260,952)	58,248	322,904
Deposits and other	—	—	(550,000)	—	—
Accounts payable and accrued expenses	(307,512)	(1,170,246)	4,998,037	124,991	2,103,667
Payable to Parent for operating activities	362,650	(109,676)	1,570,462	2,123,855	(294,327)
Net cash provided by operating activities	1,630,862	5,805,584	20,028,533	11,945,248	15,083,739
Cash flows from investing activities:
Change in restricted cash and cash equivalents	—	(2,615,620)	1,031,801	430,877	(37,255,289)
Distributions from Partnership	—	—	—	—	2,500,000
Deposits and other	—	—	—	—	(2,238,000)
Capital expenditures	(322,142)	(4,746,013)	(16,993,739)	(13,483,412)	(9,336,914)
Cash paid for acquisition	—	—	—	—	(74,366,683)
Net cash used in investing activities	(322,142)	(7,361,633)	(15,961,938)	(13,052,535)	(120,696,886)
Cash flows from financing activities:
Proceeds from issuance of common stock	500	—	—	—	—
Borrowings from Parent for capital expenditures	—	—	1,623,792	—	37,091,084
Long-term subordinated loan from Parent	—	982,064	3,636,674	3,936,128	—
Repayment of long-term subordinated loan from Parent	(1,305,447)	(17,833,814)	(3,372,366)	—	(109,921,860)
Proceeds from issuance of long-term debt	—	20,000,000	—	—	190,000,000
Payments on long-term debt	—	—	(4,526,700)	(2,828,000)	(2,625,419)
Deferred debt issue costs	—	(1,593,356)	(1,427,689)	—	(8,930,109)
Net cash provided by (used in) financing activities	(1,304,947)	1,554,894	(4,066,289)	1,108,128	105,613,696
Net (decrease) increase in cash	3,773	(1,155)	306	841	549
Cash, beginning of period	—	3,773	2,618	2,618	2,924
Cash, end of period	$3,773	$2,618	$2,924	$3,459	$3,473

–continued–

The accompanying notes are an integral part of these financial statements.

Ormat Funding Corp. and Subsidiaries
(a wholly owned subsidiary of Ormat Nevada, Inc.)
Consolidated Statements of Cash Flows — (continued)

	Period From June 29, 2001 to December 31, 2001	Year Ended December 31,		Nine Months Ended September 30,
		2002	2003	2003	2004
				(Unaudited)
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$—	$—	$1,219,975	$921,027	$6,680,307
Income taxes	$—	$800	$800	$800	$—
Supplemental non-cash investing and financing activities:
Brady assets transferred by Parent and purchase of Ormesa assets, and incurrence of long-term subordinated loans from Parent	$19,671,382	$41,700,000	$—	$—	$—
Transfer of Desert Peak assets from Parent and incurrence of long-term subordinated loan from Parent	$—	$2,500,000	$—	$—	$—
Transfer of ORNI 7 (including Steamboat Geothermal) and 50% interest in Mammoth from Parent and incurrence of long-term subordinated loan from Parent	$—	$—	$39,846,879	$—	$—
Effect of adopting SFAS No. 143 (Note 8):
Asset retirement cost	$—	$—	$2,475,000	$2,475,000	$—
Asset retirement obligation	$—	$—	$2,805,000	$2,805,000	$—

The accompanying notes are an integral part of these financial statements.

Ormat Funding Corp. and Subsidiaries
(a wholly owned subsidiary of Ormat Nevada, Inc.)
Notes to Consolidated Financial Statements

1.	Business and Significant Accounting Policies

Business

Ormat Funding Corp. ("OFC") and subsidiaries (the "Company"), a wholly owned subsidiary of Ormat Nevada, Inc. ("Parent"), is engaged in the ownership and operation of geothermal power plants in Southern California and Nevada, United States of America ("U.S."). The Parent is a wholly owned subsidiary of Ormat Technologies, Inc. ("U.S. Parent"), which in turn is a wholly owned subsidiary of Ormat Industries Ltd. ("Ultimate Parent").

Several of the Company's power plant facilities are listed as Qualifying Facilities ("QF") under the Public Utility Regulatory Policies Act ("PURPA"). The related power purchase agreements for such facilities are dependent upon the Company maintaining the QF status. The Company was in compliance with the QF status as of September 30, 2004.

Basis of presentation

As further discussed in Note 2, on June 29, 2001 ("Purchase Date"), all the ownership interests in Brady Power Partners ("BPP") were acquired 50% by ORNI 1 LLC ("ORNI 1"), and 50% by ORNI 2 LLC ("ORNI 2"), both wholly owned subsidiaries of the Parent for a purchase price of $19.7 million. Also, as further discussed in Note 2, in June 2003, the Parent, through ORNI 7 LLC ("ORNI 7"), a wholly owned subsidiary of the Parent acquired Steamboat Geothermal LLC ("SG"), and in December 2003, the Parent acquired a 50% ownership interest in Mammoth-Pacific, L.P. ("Mammoth"). The Company was incorporated in Delaware on December 19, 2001. On July 10, 2002 and December 8, 2003, the Parent contributed its ownership interests in ORNI 1 and ORNI 2, and ORNI 7, respectively, to the Company at net book value, and on January 31, 2004, the Parent contributed its 50% ownership interest in Mammoth at net book value to OrMammoth Inc. ("OrMammoth"), a wholly owned subsidiary of the Company. Such transfers have been accounted for as entities under common control in a manner similar to a pooling of interests of entities, and have been reflected in the accompanying financial statements as having occurred as of the respective purchase dates. Prior to the acquisition of ownership interests in BPP, SG and Mammoth, ORNI 1, ORNI 2, ORNI 7 and OrMammoth were dormant entities.

Also as further discussed in Note 2, in April 2002, the Company, through Ormesa LLC ("Ormesa"), acquired the Ormesa project, and in February 2004, the Company, through ORNI 7, acquired the Steamboat 2/3 project. The operating results related to the Ormesa and the Steamboat 2/3 projects have been included in the accompanying financial statements beginning April 15, 2002 and February 11, 2004, respectively.

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries; ORNI 1, ORNI 2, ORNI 7, Ormesa and OrMammoth. All intercompany accounts and transactions are eliminated.

The Company accounts for its interests in partnerships and companies in which it has equal to or less that a 50% ownership interest under the equity method, pursuant to which original investments are recorded at cost and adjusted by the Company's share of undistributed earnings or losses of such companies. The Company's earnings in investments accounted for under the equity method have been reflected as "Equity in income of investees" on the Company's consolidated statements of operations.

Interim financial statements

The interim financial statements, including information contained in the notes to the financial statements for the nine months ended September 30, 2003, is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for such interim period.

Ormat Funding Corp. and Subsidiaries
(a wholly owned subsidiary of Ormat Nevada, Inc.)
Notes to Consolidated Financial Statements (Continued)

Cash

Cash consists of deposit accounts with banks.

Restricted cash and cash equivalents

Under the terms of certain long-term debt agreements, the Company is required to maintain certain debt service reserve, cash collateral and operating fund accounts that have been classified as restricted cash and cash equivalents. Funds that will be used to satisfy obligations due during the next twelve months are classified as current restricted cash and cash equivalents, with the remainder classified as non-current restricted cash and cash equivalents. Such amounts are invested primarily in money market accounts. The Company considers all highly liquid instruments, with an original maturity of three months or less, to be cash equivalents.

Certain of the restricted cash accounts can be replaced by a letter of credit, and as discussed in Note 12, on July 1, 2004, a letter of credit in the amount of $8.1 million was issued by the Parent, on behalf of the Company, to release restriction on funds that were used as a pledge against the Notes (see Note 6).

As required under the terms of the Notes, the Company has set aside approximately $25.8 million ($19.4 million at September 30, 2004), which has been classified as non-current restricted cash in the accompanying balance sheet, to replace the existing equipment at the Steamboat 1/1A project with more efficient equipment, in order to optimize the geothermal resources available. After such replacement, the company will rename the Steamboat 1/1A project as the Galena project. The Company expects the construction of the Galena re-powering will be complete and the project will achieve commercial operations no later than the end of 2005.

Concentration of credit risk

Financial instruments which potentially subject the Company to concentration of credit risk consist principally of temporary cash investments and accounts receivable.

The Company places its temporary cash investments with high credit quality financial institutions located in the U.S. At December 31, 2002 and 2003, and September 30, 2004, the Company had deposits in four, six and three, respectively, U.S. financial institutions that were federally insured up to $100,000 per financial institution.

All of the Company's revenues, and the related receivable balances, are earned from two power companies, Southern California Edison ("SCE") and Sierra Pacific Power Company ("SPPC"). Revenues from SCE and SPPC for the period from June 29, 2001 to December 31, 2001, for the years ended December 31, 2002 and 2003 and for the nine-month periods ended September 30, 2003 (unaudited) and 2004, amounted to 0% and 100%, 69% and 31%, 73% and 27%, and 75% and 25%, and 57% and 43%, respectively. The Company performs ongoing credit evaluations of its customers' financial condition. The Company has historically been able to collect on all of its receivable balances, and accordingly, no provision for doubtful accounts has been made.

Deposits and other

Deposits and other consist primarily of performance bonds for construction projects, as well as a deposit held for certain real property near the Steamboat facilities ("Meyberg Property"). As further discussed in Note 11, the deposit is associated with a lease agreement ("Meyberg Lease") granting the right to develop certain land identified in the lease for the purpose of expanding the Company's geothermal assets and resources.

Property, plant and equipment

Property, plant and equipment are stated at cost. All costs associated with the acquisition, development and construction of power plant facilities are capitalized. Major improvements are

Ormat Funding Corp. and Subsidiaries
(a wholly owned subsidiary of Ormat Nevada, Inc.)
Notes to Consolidated Financial Statements (Continued)

capitalized, and repairs and maintenance costs are expensed. Power plants are depreciated using the straight-line method over the term of the relevant power purchase agreement (Note 9). The other assets are depreciated using the straight-line method over the following estimated useful lives of the assets:

Machinery and equipment - computers	3 years
Office equipment - furniture and fixtures	5 years
Office equipment - other	5-7 years
Automobiles	5 years

The cost and accumulated depreciation of items sold or retired are removed from the accounts. Any resulting gain or loss is recognized currently and is recorded in operating income.

Deferred financing costs

Deferred financing costs are amortized over the term of the related obligation using the effective interest method. Amortization of deferred financing costs are presented as interest expense in the statement of operations. Accumulated amortization related to deferred financing costs amounted to approximately $0, $576,000 and $1,906,000 at December 31, 2002 and 2003, and September 30, 2004, respectively. Amortization of the deferred financing costs, presented as interest expense in the accompanying statements of operations, for the period from June 29, 2001 to December 31, 2001, the years ended December 31, 2002 and 2003, and for the nine-month periods ended September 30, 2003 (unaudited) and 2004, amounted to approximately $0, $0, $576,000, $432,000 and $1,330,000, respectively.

Intangible assets

Intangible assets consist of allocated acquisition cost of power purchase agreements, that are amortized over the 15- to 21-year terms of the agreements using the straight-line method.

Impairment of long-lived assets and long-lived assets to be disposed of

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net undiscounted cash flow expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Management believes that no impairment exists for long-lived assets, however, future estimates as to the recoverability of such assets may change based on revised circumstances.

Derivative instruments

Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended and interpreted by other related accounting literature, establishes accounting and reporting standards for derivative instruments (including certain derivative instruments embedded in other contracts). SFAS No. 133 requires companies to record derivatives on their balance sheets as either assets or liabilities measured at their fair value unless exempted from derivative treatment as a normal purchase and sale. All changes in the fair value of derivatives are recognized currently in earnings unless specific hedge criteria are met, which requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting.

Ormat Funding Corp. and Subsidiaries
(a wholly owned subsidiary of Ormat Nevada, Inc.)
Notes to Consolidated Financial Statements (Continued)

The Company is subject to the provisions of SFAS No. 133 Derivative Implementation Group ("DIG") Issue No. C15 ("DIG Issue No. C15"), Normal Purchases and Normal Sales Exception for Certain Option-Type Contracts and Forward Contracts in Electricity, which expands the requirements for the normal purchase and normal sales exception to include electricity contracts entered into by a utility company when certain criteria are met. Also under DIG Issue No. C15, contracts that have a price adjustment clause based on an index that is not directly related to the electricity generated, as defined in SFAS No. 133, do not meet the requirements for the normal purchases and normal sales exception. The Company has power sales agreements that qualify as derivative instruments under DIG Issue No. C15 because they have a price adjustment clause based on an index that does not directly relate to the sources of the power used to generate the electricity. The adoption of the provisions of DIG Issue No. C15 in 2002 did not have a material impact on the Company's consolidated financial position and results of operations.

In June 2003, the Financial Accounting Standards Board ("FASB") issued DIG Issue No. C20, Scope Exceptions: Interpretation of the Meaning of Not Clearly and Closely Related in Paragraph 10(b) regarding Contracts with a Price Adjustment Feature. DIG Issue No. C20 superseded DIG Issue No. C11 Interpretation of Clearly and Closely Related in Contracts That Qualify for the Normal Purchases and Normal Sales Exception, and specified additional circumstances in which a price adjustment feature in a derivative contract would not be an impediment to qualifying for the normal purchases and normal sales scope exception under SFAS No. 133. DIG Issue No. C20 was effective as of the first day of the fiscal quarter beginning after July 10, 2003, (i.e. October 1, 2003, for the Company). In conjunction with initially applying the implementation guidance, DIG Issue No. C20 requires contracts that did not previously qualify for the normal purchases normal sales scope exception, and do qualify for the exception under DIG Issue No. C20, to freeze the fair value of the contract as of the date of the initial application, and amortized such fair value over the remaining contract period. Upon adoption of DIG Issue No. C20, the Company elected the normal purchase and normal sales scope exception under FAS No. 133 related to its power purchase agreements. Such adoption did not have a material impact on the Company's consolidated financial position and results of operations.

Revenues

Revenues related to the sale of electricity from geothermal power plants and capacity payments are recorded based upon output delivered and capacity provided at rates specified under relevant contract terms. For power purchase agreements ("PPAs") acquired as part of the projects purchased since July 1, 2003 (Note 2), revenues related to the lease element of the PPA are included as "lease" revenues, with the remaining revenues related to the production and delivery of energy presented as "energy and capacity".

Income taxes

The Company is included in the U.S. Parent's consolidated federal and state tax returns as an affiliated group. Income taxes are accounted for by the Company using the separate return method pursuant to SFAS No. 109, Accounting for Income Taxes ("SFAS No. 109"). Under SFAS No. 109, the Company uses the asset and liability approach, which requires the recognition of taxes payable or refundable for the current year and deferred tax assets and liabilities for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax assets and liabilities are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The Company accounts for investment tax credits as a reduction to income taxes in the year in which the credit arises. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized. The current income taxes payable/receivable are recorded in amounts due to/from Parent as the Company settles such obligations currently.

Ormat Funding Corp. and Subsidiaries
(a wholly owned subsidiary of Ormat Nevada, Inc.)
Notes to Consolidated Financial Statements (Continued)

Fair value of financial instruments

The carrying amount of restricted cash and cash equivalents approximates fair value because of the short maturity of those instruments. The fair value of long-term debt is estimated based on the current borrowing rates for similar issues, and for the senior secured notes (Note 6) amounted to approximately $193.3 million at September 30, 2004.

Accounting estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

New accounting pronouncements

In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS No. 149 amends and clarifies the accounting and reporting for derivative instruments, including certain derivatives embedded in other contracts, and for hedging activities under SFAS No. 133. The amendments in SFAS No. 149 require that contracts with comparable characteristics be accounted for similarly. SFAS No. 149 clarifies under what circumstances a contract with an initial net investment meets the characteristics of a derivative according to SFAS No. 133 and when a derivative contains a financing component that warrants special reporting in the statement of cash flows. The requirements of SFAS No. 149 are effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The Company adopted the provisions of SFAS No. 149 effective July 1, 2003, which did not have a material impact on its consolidated results of operations and financial position as of December 31, 2003.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability because that financial instrument embodies an obligation of the issuer. The requirements of SFAS No. 150 are effective for financial instruments entered into or modified after May 31, 2003, effective the first interim period beginning after June 15, 2003. For financial instruments created prior to the issuance date of SFAS No. 150, transition shall be achieved by reporting the cumulative effect of a change in accounting principle. The Company adopted the provisions of SFAS No. 150 effective July 1, 2003, which did not have a material impact on its consolidated results of operations and financial position as of December 31, 2003.

In May 2003, the Emerging Issues Task Force ("EITF") reached consensus in EITF Issue No. 01-8, Determining Whether an Arrangement Contains a Lease, to clarify the requirements of identifying whether an arrangement contains a lease at its inception. The guidance in the consensus is designed to broaden the scope of arrangements, such as power purchase agreements, accounted for as leases. EITF Issue No. 01-8 requires both parties to an arrangement to determine whether a service contract or similar arrangement is, or includes, a lease within the scope of SFAS No. 13, Accounting for Leases. The consensus is being applied prospectively to arrangements agreed to, modified, or acquired in business combination on or after July 1, 2003. The adoption of EITF No. 01-8 effective July 1, 2003 did not have a material effect to the Company's financial position or results of operations. As further discussed in Note 9, power purchase agreements acquired as part of the projects purchased since July 1, 2003 (Steamboat 2/3– see Note 2), contain lease elements within the scope of SFAS 13.

Ormat Funding Corp. and Subsidiaries
(a wholly owned subsidiary of Ormat Nevada, Inc.)
Notes to Consolidated Financial Statements (Continued)

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, which was revised in December 2003 ("FIN No. 46R"). FIN No. 46R clarifies the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements, and applies immediately to any variable interest entities created after December 31, 2003, and to variable interest entities in which an interest is obtained after that date. Effective March 31, 2004, the Company adopted the provisions of FIN No. 46R, which did not have an impact on its consolidated results of operations and financial position.

2.	Business Acquisitions

The Brady Project – Brady Power Partners ("BPP")

The net assets of Brady Power Partners, a Nevada general partnership that owns a 20 MW geothermal power plant in Nevada, were acquired on June 29, 2001, by subsidiaries of the Parent and such subsidiaries were transferred to the Company on July 10, 2002. This acquisition was accounted for as a purchase. The acquired assets are being depreciated over their estimated useful lives of three to twenty years.

The Ormesa Project

In April 2002, the Company acquired 100% interests in the combined 107-megawatt ("MW") Ormesa Project located in Imperial Valley, Southern California to expand its geothermal power plant operations. The Ormesa Project consists of six power plant units and was owned by several unrelated companies. The Company acquired 100% interest in four entities and acquired the assets of a fifth entity. These entities and assets were merged into Ormesa, LLC in 2002. The Company paid approximately $41.7 million for the ownership of the Ormesa Project, of which approximately $35.7 million and $6 million has been allocated to property, plant, and equipment and intangible assets, respectively. The acquisition was accounted for as a purchase and the acquired assets are being depreciated over their estimated useful lives of five to fifteen years.

The Steamboat Projects

On June 30, 2003, the Company acquired from two groups of unrelated sellers, a 100% interest in Steamboat Geothermal LLC ("SG"), which owns geothermal power plants ("Steamboat 1/1A") in Nevada. The purchase price of approximately $1,215,000 was paid in cash, of which, $2,138,000 has been recorded as property, plant and equipment, less assumption of liabilities of $923,000. The acquisition has been accounted for as a purchase and the acquired assets are being depreciated over their estimated useful lives of three to fifteen years.

On February 11, 2004, the Company acquired 100% of the outstanding shares of capital stock of Steamboat Development Corp. ("SDC") from an unrelated party. SDC owned certain leasehold interests as a lessee in the two Steamboat 2/3 geothermal power plants and certain related geothermal leases. On February 13, 2004, the Company acquired all of the beneficial rights, title, and interest in the Steamboat 2/3 geothermal power plants from the lessor. The Company acquired SDC to increase its geothermal power plant operations in the United States. The Company acquired the lessee and lessor positions of the Steamboat 2/3 geothermal power plants for a combined purchase price of approximately $73.6 million, plus transaction cost of approximately $0.8 million. The results of SDC's operations have been included in the consolidated financial statements since February 11, 2004.

The acquisition of the Steamboat 2/3 power plants have been accounted for under the purchase method of accounting and the acquired assets and intangibles, are being depreciated over their estimated useful lives of approximately 19 years. The purchase price of the lessee and lessor position has been allocated based on an independent valuation and management estimates.

Ormat Funding Corp. and Subsidiaries
(a wholly owned subsidiary of Ormat Nevada, Inc.)
Notes to Consolidated Financial Statements (Continued)

Net assets transferred to or purchased by the Company have been allocated as follows:

	BPP	Ormesa	SG	SDC
Property, plant and equipment	$20,377,740	$35,695,070	$2,138,000	$70,318,983
Power purchase agreements	1,652,249	6,004,930	—	4,499,082
Accounts receivable assumed	918,746	—	—	1,944,290
Accrued liabilities assumed	(3,277,353)	—	(923,000)	(1,454,672)
Asset retirement obligation	—	—	—	(941,000)
Total purchase price allocation	$19,671,382	$41,700,000	$1,215,000	$74,366,683

The unaudited pro forma combined historical results, as if SDC had been acquired on January 1, 2003, is presented below:

	Year Ended December 31, 2003	Nine Months Ended September 30, 2004
Revenue	$56,207,708	$45,148,071
Income before the cumulative effect of accounting changes	9,613,008	2,745,732
Net income	9,407,748	2,745,732

The pro forma results include (i) the elimination of interest expense related to SDC's finance lease agreement that was terminated as part of the acquisition of the lessee and lessor interests and, (ii) the change in depreciation and amortization resulting from the step-up in basis of property, plant and equipment and power purchase agreements of approximately $29.5 million and $4.5 million, respectively. The pro forma results are not necessarily indicative of what the actual results of operations would have been had the acquisition been completed as of January 1, 2003, nor are they necessarily indicative of future consolidated results.

The Mammoth Project

On December 18, 2003, the Parent acquired a 50% interest in Mammoth-Pacific, LP ("Mammoth"), which is comprised of three geothermal power plants ("Mammoth Project"), located near the city of Mammoth, California. On January 31, 2004, the Parent transferred the ownership interest in Mammoth to the Company at net book value, which approximated $38.8 million at December 31, 2003. As this was a transfer between entities under common control, the December 31, 2003 balance sheet reflects the investment in partnership balance of approximately $38.8 million, increase long-term subordinated loan from Parent by $38.6 million, and increase the retained earnings by $141,152 related to the Company's equity in earnings of Mammoth for the period from December 18, 2003 to December 31, 2003.

The purchase price was less than the underlying net equity of Mammoth by approximately $9.3 million. As such, the basis difference will be amortized over the remaining useful life of the property, plant and equipment and the power purchase agreements, which range from 12 to 17 years. The Company's 50% ownership interest in Mammoth is accounted for under the equity method of accounting as the Company has the ability to exercise significant influence, but not control, over Mammoth.

Ormat Funding Corp. and Subsidiaries
(a wholly owned subsidiary of Ormat Nevada, Inc.)
Notes to Consolidated Financial Statements (Continued)

The condensed financial position and results of operations of Mammoth are summarized below (amounts in thousands):

	December 31, 2003	September 30, 2004
Condensed balance sheet:
Current assets	$11,182	$9,213
Non-current assets	88,918	85,428
Current liabilities	608	1,228
Non-current liabilities	3,680	3,761
Partners' equity	95,812	89,652

	Period from December 18, 2003 to December 31, 2003	Nine Months Ended September 30, 2004
Condensed statement of operations:
Net revenues	$672	$12,071
Gross margin	252	3,049
Net income	246	2,840
Company's equity in income of Mammoth:
50% of Mammoth net income	$123	$1,420
Plus amortization of the equity basis difference	18	445
	141	1,865
Less income taxes	—	(709)
	$141	$1,156

Effective December 18, 2003, the Parent operates and maintains the Mammoth project under an O&M agreement.

3.	Property, Plant and Equipment

Property, plant and equipment, consists of the following:

	December 31,	September 30, 2004
	2002		2003
Machinery and equipment	$50,865	$300,714	$300,714
Office equipment	542,112	542,112	542,112
Automobiles	14,000	14,000	14,000
Geothermal power plants, including geothermal wells	63,033,988	80,292,086	153,675,594
Asset retirement cost	—	2,615,000	3,556,000
	63,640,965	83,763,912	158,088,420
Less accumulated depreciation	(3,172,845)	(8,173,702)	(14,862,541)
	$60,468,120	$75,590,210	$143,225,879

4.	Intangible Assets

Intangible assets consist of all of the Company's power purchase agreements acquired in business combinations and amounted to approximately $7,255,595, $6,776,587, and $10,585,195 net of accumulated amortization of $401,592, $880,600, and $1,571,065 as of December 31, 2002 and 2003, and September 30, 2004, respectively.

Ormat Funding Corp. and Subsidiaries
(a wholly owned subsidiary of Ormat Nevada, Inc.)
Notes to Consolidated Financial Statements (Continued)

Amortization expense for the period from June 29, 2001 to December 31, 2001, for the years ended December 31, 2002 and 2003, and for the nine-month periods ended September 30, 2003 (unaudited) and 2004, amount to approximately $0, $401,592, $479,008, $359,248, and $690,465, respectively.

Estimated future amortization expense for the intangible assets as of September 30, 2004 is as follows:

2004 (remaining in 2004)	$207,239
2005	828,956
2006	828,956
2007	793,539
2008	678,956
Thereafter	7,247,549
Total	$10,585,195

5.	Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of the following:

	December 31,		September 30, 2004
	2002	2003
Trade payables	$111,361	$44,494	$—
Scheduling and transmission charges	890,088	3,684,313	4,055,087
Debt issue costs	—	1,312,500	—
Interest	—	—	3,914,310
Other	798,146	2,679,325	3,309,574
	$1,799,595	$7,720,632	$11,278,971

6.	Long-term Debt

Long-term debt consists of the following:

	December 31,		September 30, 2004
	2002	2003
Ormesa loan	$20,000,000	$15,473,300	$13,063,164
Senior secured notes	—	—	189,784,717
	20,000,000	15,473,300	202,847,881
Less current portion	(4,526,700)	(3,856,505)	(16,341,810)
	$15,473,300	$11,616,795	$186,506,071

Ormesa Loan

On December 31, 2002, a wholly owned subsidiary of the Company ("Ormesa LLC"), that owns and operates the Ormesa Project, entered into a credit facility agreement ("Ormesa Loan") amounting to $20 million with a bank. Principal payments are payable in 20 varying quarterly payments that commenced in March 2003. As further discussed below, in connection with the Company's issuance of 8¼% senior secured notes, the Company has committed under the terms of the notes to repay in full the Ormesa Loan no later than January 31, 2005. Interest is computed at

Ormat Funding Corp. and Subsidiaries
(a wholly owned subsidiary of Ormat Nevada, Inc.)
Notes to Consolidated Financial Statements (Continued)

LIBOR (2.02% at September 30, 2004) plus 5%, and is also payable quarterly. The Ormesa Loan is collateralized by all of the assets of Ormesa LLC and the Company's ownership interest in Ormesa LLC. There are various restrictive covenants under the Ormesa Loan, which include limitations on additional indebtedness and payments of dividends.

Senior secured notes

On February 13, 2004, the Company completed the issuance of 8¼% senior secured notes ("Notes") pursuant to an exempt offering under Rule 144A and Regulation S of the Securities Act of 1933 ("Offering"), amounting to $190 million, and received net cash proceed of approximately $179.7 million after deduction of deferred bond issuance costs of approximately $10.3 million, which have been included in deferred financing costs at September 30, 2004. The Notes have a final maturity date of December 30, 2020. Principal and interest on the Notes are payable in semi-annual payments that commenced on June 30, 2004. The Notes are collateralized by substantially all of the assets of the Company and fully and unconditionally guaranteed by all of the wholly-owned subsidiaries of the Company, other than Ormesa which will be obligated to guarantee the Notes upon the earlier of (i) January 31, 2005, (ii) the date that all the obligations under the Ormesa Loan have been repaid in full, and (iii) the date that Ormesa is no longer prohibited pursuant to the terms of the Ormesa Loan from providing a guarantee and (with certain exceptions) by all real property, contractual rights, revenues and bank accounts, intercompany notes, certain insurance policies and guarantees of the Company. There are various restrictive covenants under the Note, which include limitations on additional indebtedness and payment of dividends.

The Company may redeem the Notes, in whole or in part, at any time at a redemption price equal to the principal amount of the Notes to be redeemed plus accrued interest, premium and liquidated damages, if any, plus a "make-whole" premium. Upon certain events, as defined in the note agreement, the Company may be required to redeem a portion of the Notes at a redemption price ranging from 100% to 101% of the principal amount of the Notes being redeemed plus accrued interest, premium and liquidated damages, if any.

The Company has agreed to file a registration statement with the Securities and Exchange Commission and offer to exchange the Notes for publicly registered exchange notes with substantially identical terms and consummate the exchange offer prior to January 8, 2005.

Future minimum payments

Future minimum payments under long-term obligations as of September 30, 2004 are as follows:

Year ending December 31:
2004 (remaining)	$1,742,446
2005	17,706,672
2006	9,611,064
2007	8,931,525
2008	7,834,948
Thereafter	157,021,226
202,847,881
Less: current portion	(16,341,810)
$186,506,071

7.	Long-term Subordinated Loan From Parent

As a result of previous acquisitions (Note 2), the Company incurred debt to the Parent. In addition, costs incurred by the Company for major capital expansion are paid by the Parent and billed

Ormat Funding Corp. and Subsidiaries
(a wholly owned subsidiary of Ormat Nevada, Inc.)
Notes to Consolidated Financial Statements (Continued)

to the Company under the same debt agreement. Prior to December 1, 2003, all amounts owed to the Parent were interest free and payable from available cash, as defined. On December 1, 2003, the Company entered into a loan agreement with the Parent pursuant to which the Company may borrow up to $55 million from time to time. The loan is due in 2021 and is payable only from available cash flow, is subordinated to other debt and has been classified as non-current. Interest accrues on the unpaid principal of the loan amount at a rate per annum equal to the higher of 5% or the applicable Federal rate (5.12% at December 31, 2003 and 5.03% at September 30, 2004), and is added to the principal and is also due in 2021 or from available cash flow. Interest expense incurred under the loan agreement with the Parent amounted to $198,781 during the year ended December 31, 2003, and $198,781 and $1,228,871 during the nine-month periods ended September 30, 2003 (unaudited) and 2004, respectively.

8.	Asset Retirement Obligation

The Company adopted SFAS No. 143, Accounting for Obligations Associated with the Retirement of Long-Lived Assets, effective January 1, 2003. Under SFAS No. 143, entities are required to record the fair value of a legal liability for an asset retirement obligation in the period in which it is incurred. The Company's legal liabilities include capping wells and post-closure costs of geothermal power producing sites. When a new liability for asset retirement obligations is recorded, the Company capitalizes the costs of the liability by increasing the carrying amount of the related long-lived asset. The liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. At retirement, an entity settles the obligation for its recorded amount or incurs a gain or loss. On January 1, 2003, the Company recorded a cumulative effect of change in accounting principle of $205,260, net of related tax benefit of $124,740. As a result of adopting the provisions of SFAS No. 143, the net income for the year ended December 31, 2003, decreased by $238,226 net of tax benefit of $144,774. The pro forma net income for the period from June 29, 2001 to December 31, 2001 and for the year ended December 31, 2002 reflecting the adoption of SFAS No. 143 applied retroactively would have been $855,249 and $5,705,888, respectively.

The following table summarizes the impact on the Company's balance sheet following the adoption of SFAS No. 143:

	Balance at December 31, 2002	Change Resulting from Application of SFAS No. 143	Balance at January 1, 2003
Property, plant and equipment	$63,640,965	$2,615,000	$66,255,965
Accumulated depreciation	(3,172,845)	(140,000)	(3,312,845)
Net property, plant and equipment	$60,468,120	$2,475,000	$62,943,120
Deferred income tax liability (benefit)	$3,075,479	$(124,740)	$2,950,739
Non-current asset retirement obligation	$—	$2,805,000	$2,805,000

Ormat Funding Corp. and Subsidiaries
(a wholly owned subsidiary of Ormat Nevada, Inc.)
Notes to Consolidated Financial Statements (Continued)

The pro forma changes to the non-current asset retirement obligation, based on the information, assumptions, and interest rates as of January 1, 2003, are presented below to show what the Company would have reported if the provisions of SFAS No. 143 had been in effect for the periods presented below (unaudited):

	Period From June 29, 2001 to December 31, 2001	December 31,		September 30, 2004
		2002	2003
Balance, beginning of period	$—	$580,000	$2,805,000	$3,029,000
Liabilities incurred	558,000	2,057,000	—	941,000
Accretion expense	22,000	168,000	224,000	232,268
Balance, end of period	$580,000	$2,805,000	$3,029,000	$4,202,268

9.	Power Purchase Agreements

The Company has two power purchase agreements ("Ormesa PPAs") with Southern California Edison ("SCE") related to the Ormesa Project. The Ormesa PPAs provide for the sale of capacity and energy through their respective terms, one expiring in 2017 and the other in 2018. Under the Ormesa PPAs, the Company receives a fixed energy payment through April 30, 2007, and thereafter an energy payment based on SCE's short-run avoided cost ("SRAC"). The Ormesa PPA's provide for firm capacity and bonus payments established by the contracts and are paid to the Company each month through the contracts' term based on plant performance. Bonus capacity payments are earned based on actual capacity available during certain peak hours.

In connection with the power purchase agreements for the Ormesa project, SCE has expressed its intent not to pay the contract rate for the power supplied by the GEM 2 and GEM 3 plants to the Ormesa project for auxiliary purposes. The Company has commenced discussions with SCE to resolve the dispute. In the interim period, SCE has tentatively agreed to pay a lower fixed price for such power. The Company cannot evaluate the potential long-term financial impact of a failure to reach a resolution with SCE, among other things because the current contract rates will fluctuate as of May 2007, however, financial loss at the reduced price paid by SCE for the year ending December 31, 2005 may be in the range of $1 million.

The Company also has a power purchase agreement ("Brady PPA") with Sierra Pacific Power Company ("SPPC") related to the Brady power plants. The Brady PPA provides for the sale of energy and capacity over a term that expires in 2022. Energy payments under the Brady PPA are based on deliveries during specified winter and summer seasons for on-peak, mid-peak, and off-peak times.

The Company also has PPAs ("Steamboat PPAs") with SPPC; two related to Steamboat 1 and 1A for the sale of energy and capacity that expire in 2006 and 2018, respectively, and two PPAs related to Steamboat 2 and 3 Power Plants that expire in 2022. Energy payments under the Steamboat PPAs are based on the monthly average of the California-Oregon Border power market pricing, which is SPPC's adopted SRAC.

Pursuant to the terms of certain of the power purchase agreements described above, the Company may be required to make payments to the relevant power purchaser under certain conditions, such as shortfall on delivery of renewable energy and energy credits, and not meeting certain threshold performance requirements, as defined. The amount of payment required is dependent upon the level of shortfall on delivery or performance requirements and is recorded in the period the shortfall occurs. The Brady and Steamboat 2 and 3 PPA's provide that if the project does not maintain peak period capacity values of at least 85% of those listed in each of their respective contracts, the Company will be obligated to pay liquidated damages to SPPC in amounts ranging from

Ormat Funding Corp. and Subsidiaries
(a wholly owned subsidiary of Ormat Nevada, Inc.)
Notes to Consolidated Financial Statements (Continued)

$1.0 million to $1.5 million. If the Ormesa project fails to meet minimum performance requirements, as defined, such project may be placed on probation, the capacity of the relevant plant may be permanently reduced and, in such an instance, a refund would be owed from such project to SCE. Each of the projects may also reduce the capacity of the plants upon notice to SCE and after making a certain payment to it.

As required by EITF 01-8 (Note 1), the Company assessed the power purchase agreement acquired in connection with the acquisition of Steamboat Development Corp. (Note 2), and concluded that all such PPA's contained a lease element requiring lease accounting. Accordingly, revenue related to the lease element of the PPA is presented as "lease" revenue, with the remaining revenue related to the production and delivery of the energy being presented as "energy and capacity" revenue in the accompanying consolidated statements of operations. Future minimum lease revenues under PPAs which contain a lease element as of September 30, 2004 for Steamboat 2 and 3 were as follows:

For the year ending:
2004 (remaining)	$3,288,000
2005	10,138,000
2006	10,301,000
2007	10,531,000
2008	9,590,000
Thereafter	139,687,000
$183,535,000

10.	Income Taxes

The components of income tax expense are as follows:

	Period From June 29, 2001 to December 31, 2001	Year Ended December 31,		Nine Months Ended September 30,
		2002	2003	2003	2004
				(Unaudited)
Current:
Federal	$—	$—	$—	$—	$—
State	—	111,804	—	7,571	—
	—	111,804	—	7,571	—
Deferred:
Federal	453,149	2,183,738	1,541,785	1,297,577	608,206
State	—	438,592	590,677	386,145	—
	453,149	2,622,330	2,132,462	1,683,722	608,206
	$453,149	$2,734,134	$2,132,462	$1,691,293	$608,206

Ormat Funding Corp. and Subsidiaries
(a wholly owned subsidiary of Ormat Nevada, Inc.)
Notes to Consolidated Financial Statements (Continued)

The significant components of the deferred income tax expense are as follows:

	Period From June 29, 2001 to December 31, 2001	Year Ended December 31,		Nine Months Ended September 30,
		2002	2003	2003	2004
				(Unaudited)
Deferred tax expense (exclusive of the effect of other components listed below)	$929,900	$3,050,093	$3,576,283	$2,752,825	$1,905,833
Expense (benefit) of operating loss carryforwards	(476,751)	248,800	(149,877)	100,897	(1,297,627)
Benefit of investment tax credits	—	(676,563)	(1,293,944)	(1,170,000)	—
	$453,149	$2,622,330	$2,132,462	$1,683,722	$608,206

The differences between the United States federal statutory tax rate and the Company's effective rate are as follows:

	Period From June 29, 2001 to December 31, 2001	Year Ended December 31,		Nine Months Ended September 30,
		2002	2003	2003	2004
				(Unaudited)
United States statutory tax rate	34.0%	34.0%	34.0%	34.0%	34.0%
State income tax, net of federal benefit	—	3.7	4.0	3.7	4.0
Investment tax credits	—	(7.8)	(15.5)	(15.0)	—
Permanent differences	0.1	1.8	3.0	(1.0)	—
	34.1%	31.7%	25.5%	21.7%	38.0%

The net deferred tax assets and (liabilities) consist of the following:

	December 31,		September 30, 2004
	2002	2003
Deferred tax assets (liabilities):
Depreciation	$(4,018,006)	$(8,630,185)	$(11,694,521)
Asset retirement obligation	—	1,160,636	1,610,202
Net operating loss carryforwards	227,951	377,828	1,675,455
Investment tax credits	676,563	1,970,507	1,970,507
State income taxes	38,013	38,013	38,013
	$(3,075,479)	$(5,083,201)	$(6,400,344)

Realization of the deferred tax assets and investment tax credits is dependent on generating sufficient taxable income prior to expiration of the loss carryforwards. Although realization is not assured, management believes it is more likely than not that the deferred tax asset will be realized.

At December 31, 2003 and September 30, 2004, the Company had federal net operating loss carryforwards of approximately $1,071,000 and $4,486,000, respectively, available to reduce future taxable income, which expire between 2021 and 2023. The investment tax credits carry over indefinitely until utilized.

11.	Transactions with Related Entities

Effective January 1, 2002, April 15, 2002, and December 8, 2003, the Company entered into O&M Agreements with the Parent for the operations of the Brady Project, the Ormesa Project, and

Ormat Funding Corp. and Subsidiaries
(a wholly owned subsidiary of Ormat Nevada, Inc.)
Notes to Consolidated Financial Statements (Continued)

the Steamboat Projects, respectively. Under the O&M Agreements, the Company pays for: (i) fixed monthly fees in exchange for the Parent to operate and maintain the Brady, Ormesa, and the Steamboat Projects, including personnel, ordinary maintenance and general operating costs, (ii) extraordinary operation expenses such as capital expenditures and major maintenance, as defined in the agreement, that are not included in the fixed monthly fees, and (iii) plant and field maintenance, as defined in the agreement.

Amounts incurred by the Company under the O&M agreements with the Parent were $1,252,636, $15,750,803, $24,630,202, $18,565,819 and $18,219,873 for the period from June 29, 2001 to December 31, 2001, for the years ended December 31, 2002 and 2003, and for the nine-month periods ended September 30, 2003 (unaudited) and 2004, respectively.

During the fourth quarter of 2002, the Parent transferred the Desert Peak assets to the Company, consisting of a small power plant that sells electricity to SPPC under the Brady PPA, at book value of $2.5 million.

On February 11, 2004, the Company, through ORNI 7, a wholly owned subsidiary of the Company, entered into a geothermal resource lease ("Meyberg Lease") with ORNI 6, a wholly owned subsidiary of the Parent, granting ORNI 7 the right to extract geothermal steam from certain land identified in the lease. The lease also grants to ORNI 7 the right to construct and use wells, pumps, pipelines, brine pits, pumping stations and roads for the production and injection of geothermal resources. The Meyberg Lease has a primary term of five years. In February 2004, ORNI 7 paid to ORNI 6 $2.5 million for rent for the first year of the Meyberg Lease, which rent is being amortized on a straight-line basis over the five-year term of the lease. Additionally, after the first year, until such time as ORNI 7 commences production of geothermal resources in commercial quantities on the leased lands, or if commercial production ceases after commencement of such production, ORNI 7 is required to pay to ORNI 6 annual rent in the amount of $80,000. After commencing commercial production, ORNI 7 will be required to pay monthly royalties to ORNI 6 in the amount of 5% of gross sales of electricity from any power plant that utilizes geothermal resources produced from the leased land.

Effective June 29, 2004, ORNI 7 signed a Power Purchase Agreement, with respect to the Galena project ("Galena PPA"), with SPPC. The term of the Galena PPA is 20 years following the completion of the project, which completion is currently scheduled for the end of 2005. On August 2, 2004, the Company and the Parent entered into and engineering, procurement and construction agreement pursuant to which the Parent will design, engineer, and construct the Galena project and the Company will pay the Parent a total of $27.8 million, to be paid in installments, as compensation for its services.

12.	Commitments and Contingencies

Geothermal Resources

The Company controls certain rights to geothermal fluids through certain leases with the Bureau of Land Management ("BLM") or through private leases. Royalties on the utilization of the geothermal resources are computed and paid to the lessors as defined in the respective agreements. Royalties expense was $134,943, $492,993, $735,783, $493,877 and $986,285 under the geothermal resource agreements for the period from June 29, 2001 to December 31, 2001, for the years ended December 31, 2002 and 2003, and for the nine-month periods ended September 30, 2003 (unaudited) and 2004, respectively.

LOC Agreement

On June 30, 2004, the Parent entered into a letter of credit and loan agreement ("LOC Agreement") with a bank pursuant to which the bank agreed to issue one or more letters of credit

Ormat Funding Corp. and Subsidiaries
(a wholly owned subsidiary of Ormat Nevada, Inc.)
Notes to Consolidated Financial Statements (Continued)

aggregating to $15 million, and expires on June 30, 2007, which shall be extended for successive one-year periods unless notice is provided by either the Parent or the bank not to extend such expiration date. In the event that the bank is required to pay on a letter of credit drawn by the beneficiary thereof, such letter of credit converts to a loan, bearing interest at LIBOR plus 4.0%, and matures on the next expiration date of the LOC Agreement. There are various restrictive covenants under the LOC Agreement, which include maintaining certain levels of tangible net worth, leverage ratio, and minimum debt service coverage ratio. On July 1, 2004, a letter of credit amounting to approximately $8,125,000 was issued under this agreement, which has been used to replace cash on deposit in reserve funds that were used as a pledge against the Notes. Such letter of credit will be increased by approximately $2,674,000 in December 2004.

Contingencies

In August 2003, Ormesa agreed to enter into binding arbitration with the Imperial Irrigation District in connection with Imperial Irrigation District's claim that Ormesa is obligated to pay scheduling and transmission charges in the amount of $529,000 through the effective date of relinquishment of nominated capacity for two of the Ormesa Project plants. Ormesa contends that it is not obligated to pay the subject charges after the January 1, 2003, effective date of the Energy Services Agreement that Ormesa entered into with the Imperial Irrigation District. On December 17, 2004, Ormesa and the Imperial Irrigation District entered into a Settlement Agreement and Mutual Release pursuant to which Ormesa paid $330,630 to the Imperial Irrigation District. The terms of such agreement will not have a material impact on the Company's operations or relationship with the Imperial Irrigation District.

In response to an order issued by a California State Court of Appeal, the California Public Utilities Commission ("CPUC"), has commenced an administrative proceeding in order to address short run avoided cost pricing for Qualifying Facilities for the period spanning from December 2000 to March 2001. The court directed that the CPUC modify short run avoided cost pricing on a retroactive basis to the extent that the CPUC determined that short run avoided cost prices were not sufficiently "accurate" or "correct." If the short run avoided cost prices charged during the period in question were determined by the CPUC to not be "accurate" or "correct," retroactive price adjustments could be required for any of the Company's Qualifying Facilities in California whose payments are tied to short run avoided cost pricing, including the Mammoth and Ormesa projects. Currently it is not possible to predict the outcome of such proceeding, however, any retroactive price adjustment required to be made in relation to any of the Company's projects may require such projects to make refund payments, which could materially effect the financial condition, future results and cash flow of the Company.

SG is party to litigation related to a dispute over amounts owed to the plaintiffs under certain operating agreements. SG has initiated settlement discussions with the plaintiff and the Company believes that any outcome will not have a material impact on the Company's results of operations.

The Company is a defendant in various other legal suits in the ordinary course of business. It is the opinion of the Company's management that the expected outcome of these matters, individually or in the aggregate, will not have a material effect on the results of operations and financial condition of the Company.

Certain of the Company's projects are subject to contested Federal Energy Regulatory Commission ("FERC") rulings whereby an adverse outcome could result in a refund of a portion of previous revenues and/or a reduction in future revenues from those projects. The outcome of this matter cannot be predicted at this time.

Ormat Funding Corp. and Subsidiaries
(a wholly owned subsidiary of Ormat Nevada, Inc.)
Notes to Consolidated Financial Statements (Continued)

13.	Supplemental Condensed Consolidating Information

The payment obligation under the Senior Secured Notes (Note 6) are guaranteed by ORNI 1 LLC ("ORNI 1"), ORNI 2 LLC ("ORNI 2"), ORNI 7 LLC ("ORNI 7"), and OrMammoth Inc. ("OrMammoth"), all wholly owned subsidiaries of the Company. Such guarantees are full, unconditional and joint and several. The Company's sole purpose is to hold 100% ownership interest in ORNI 1, ORNI 2, ORNI 7, Ormesa LLC, and OrMammoth, and the Company does not have any independent assets or operations. ORNI 1 and ORNI 2's sole purpose is to each hold a 50% ownership interest in Brady Power Partners. ORNI 7's sole purpose is to hold 100% ownership interest in Steamboat Geothermal LLC and Steamboat Development Corp. OrMammoth's sole purpose is to hold a 50% ownership interest in Mammoth-Pacific L.P. The following supplemental financial information sets forth, on a combined basis, balance sheets, statement of operations and statements of cash flows for OFC subsidiary guarantors, and the non-guarantor subsidiary (Ormesa LLC).

Ormat Funding Corp. and Subsidiaries
(a wholly owned subsidiary of Ormat Nevada, Inc.)
Notes to Consolidated Financial Statements (Continued)

Condensed consolidating balance sheet at December 31, 2002, is as follows:

Assets	OFC	Guarantors	Non-guarantor Subsidiary	Eliminations	Consolidated Totals
Current assets:
Cash	$—	$2,618	$—	$—	$2,618
Restricted cash and cash equivalents	—	—	2,615,620	—	2,615,620
Accounts receivable	—	1,487,787	4,124,082	—	5,611,869
Prepaid expenses and other	—	3,704	58,248	—	61,952
Total current assets	—	1,494,109	6,797,950	—	8,292,059
Investment in subsidiaries	6,766,397	—	—	(6,766,397)	—
Property, plant and equipment, net	—	24,852,309	35,615,811	—	60,468,120
Deferred financing costs, net	—	—	1,593,356	—	1,593,356
Intangible assets, net	—	1,534,231	5,721,364	—	7,255,595
Due from subsidiary	23,866,186	—	—	(23,866,186)	—
Total assets	$30,632,583	$27,880,649	$49,728,481	$(30,632,583)	$77,609,130

Liabilities and Stockholder's Equity
Current liabilities:
Accounts payable and accrued expenses	$—	$253,046	$1,546,549	$—	$1,799,595
Current portion of long-term debt	—	—	4,526,700	—	4,526,700
Payable to Parent	—	127,803	125,171	—	252,974
Total current liabilities	—	380,849	6,198,420	—	6,579,269
Long-term debt, net of current portion	—	—	15,473,300		15,473,300
Long-term subordinated loan from Parent	23,865,686	21,848,499	23,866,186	(23,866,186)	45,714,185
Deferred income taxes	—	1,584,065	1,491,414	—	3,075,479
Total liabilities	23,865,686	23,813,413	47,029,320	(23,866,186)	70,842,233
Stockholder's equity:
Common stock	500	—	—	—	500
Retained earnings	6,766,397	4,067,236	2,699,161	(6,766,397)	6,766,397
Total stockholder's equity	6,766,897	4,067,236	2,699,161	(6,766,397)	6,766,897
Total liabilities and stockholder's equity	$30,632,583	$27,880,649	$49,728,481	$(30,632,583)	$77,609,130

Ormat Funding Corp. and Subsidiaries
(a wholly owned subsidiary of Ormat Nevada, Inc.)
Notes to Consolidated Financial Statements (Continued)

Condensed consolidating balance sheet at December 31, 2003, is as follows:

Assets	OFC	Guarantors	Non-guarantor Subsidiary	Eliminations	Consolidated Totals
Current assets:
Cash	$—	$2,924	$—	$—	$2,924
Restricted cash and cash equivalents	—	—	1,583,819	—	1,583,819
Accounts receivable	—	1,391,080	4,659,494	—	6,050,574
Prepaid expenses and other	—	68,926	253,978	—	322,904
Total current assets	—	1,462,930	6,497,291	—	7,960,221
Investment in Partnership	—	38,773,031	—	—	38,773,031
Investment in subsidiaries	12,941,145	—	—	(12,941,145)	—
Property, plant and equipment, net	—	25,922,707	49,667,503	—	75,590,210
Construction-in-process	—	45,784	1,578,008	—	1,623,792
Deferred financing costs,net	1,397,534	—	1,047,783	—	2,445,317
Intangible assets, net	—	1,455,552	5,321,035	—	6,776,587
Deposits and other	—	—	550,000	—	550,000
Due from subsidiary	44,668,967	—	—	(44,668,967)	—
Total assets	$59,007,646	$67,660,004	$64,661,620	$(57,610,112)	$133,719,158

Liabilities and Stockholder's Equity
Current liabilities:
Accounts payable and accrued expenses	$—	$2,801,184	$4,919,448	$—	$7,720,632
Current portion of long-term debt	—	—	3,856,505	—	3,856,505
Payable to Parent	—	—	4,589,174	(1,141,946)	3,447,228
Total current liabilities	—	2,801,184	13,365,127	(1,141,946)	15,024,365
Long-term debt, net of current portion	—	—	11,616,795	—	11,616,795
Long-term subordinated loan from Parent	46,066,001	54,082,178	29,402,994	(43,527,021)	86,024,152
Deferred income taxes	—	3,445,469	1,637,732	—	5,083,201
Asset retirement obligation	—	676,000	2,353,000	—	3,029,000
Total liabilities	46,066,001	61,004,831	58,375,648	(44,668,967)	120,777,513
Stockholder's equity:
Common stock	500	—	—	—	500
Retained earnings	12,941,145	6,655,173	6,285,972	(12,941,145)	12,941,145
Total stockholder's equity	12,941,645	6,655,173	6,285,972	(12,941,145)	12,941,645
Total liabilities and stockholder's equity	$59,007,646	$67,660,004	$64,661,620	$(57,610,112)	$133,719,158

Ormat Funding Corp. and Subsidiaries
(a wholly owned subsidiary of Ormat Nevada, Inc.)
Notes to Consolidated Financial Statements (Continued)

Condensed consolidating balance sheet at September 30, 2004, is as follows:

Assets	OFC	Guarantors	Non-guarantor Subsidiary	Eliminations	Consolidated Totals
Current assets:
Cash	$—	$3,473	$—	$—	$3,473
Restricted cash and equivalents	15,512,224	—	3,976,884	—	19,489,108
Accounts receivable	19,409	2,259,178	6,676,248	—	8,954,835
Prepaid expenses and other	—	—	—	—	—
Total current assets	15,531,633	2,262,651	10,653,132	—	28,447,416
Restricted cash	19,350,000	—	—	—	19,350,000
Investment in Partnership	—	35,998,146	—	—	35,998,146
Investment in subsidiaries	22,095,781	—	—	(22,095,781)	—
Property, plant and equipment, net	—	94,270,095	48,955,784	—	143,225,879
Construction-in-process	—	6,589,018	366,140	—	6,955,158
Deferred financing costs, net	9,601,500	—	443,694	—	10,045,194
Intangible assets, net	—	5,739,406	4,845,789	—	10,585,195
Deposits and other	—	2,188,000	600,000	—	2,788,000
Due from subsidiary	154,213,609	—	—	(154,213,609)	—
Total assets	$220,792,523	$147,047,316	$65,864,539	$(176,309,390)	$257,394,988

Liabilities and Stockholder's Equity
Current liabilities:
Accounts payable and accrued expenses	$3,914,310	$2,104,546	$5,260,115	$—	$11,278,971
Current portion of long-term debt	3,278,646	—	13,063,164	—	16,341,810
Payable to Parent	—	1,482,811	1,670,090	—	3,152,901
Total current liabilities	7,192,956	3,587,357	19,993,369	—	30,773,682
Long-term debt, net of current portion	186,506,071	—	—	—	186,506,071
Long-term subordinated loan from Parent	16,297,060	121,527,453	30,811,343	(154,213,609)	14,422,247
Deferred income taxes	(4,293,941)	7,290,829	3,403,456	—	6,400,344
Asset retirement obligation	—	1,712,824	2,489,443	—	4,202,267
Total liabilities	205,702,146	134,118,463	56,697,611	(154,213,609)	242,304,611

Stockholder's equity:
Common stock	500	—	—	—	500
Retained earnings	15,089,877	12,928,853	9,166,928	(22,095,781)	15,089,877
Total stockholder's equity	15,090,377	12,928,853	9,166,928	(22,095,781)	15,090,377

Total liabilities and stockholder's equity	$220,792,523	$147,047,316	$65,864,539	$(176,309,390)	$257,394,988

Ormat Funding Corp. and Subsidiaries
(a wholly owned subsidiary of Ormat Nevada, Inc.)
Notes to Consolidated Financial Statements (Continued)

Condensed consolidating statement of operations for the period from June 29, 2001 to December 31, 2001, is as follows:

	OFC	Guarantors	Non-guarantor Subsidiary	Eliminations	Consolidated Totals
Revenues:
Energy and capacity	$—	$3,964,179	$—	$—	$3,964,179
Lease	—	—	—	—	—
Total revenues	—	3,964,179	—	—	3,964,179

Cost of revenues:
Energy and capacity	—	2,465,892	—	—	2,465,892
Lease	—	—	—	—	—
	—	2,465,892	—		2,465,892
Gross margin	—	1,498,287	—	—	1,498,287

General and administrative expenses	—	168,938	—	—	168,938
Operating Income	—	1,329,349	—	—	1,329,349

Other income (expense):
Interest income	—	1,441	—	—	1,441
Income before income taxes	—	1,330,790	—	—	1,330,790

Income tax provision	—	(453,149)	—	—	(453,149)
Equity in income of subsidiaries	877,641	—	—	(877,641)	—
Net income	$877,641	$877,641	$—	$(877,641)	$877,641

Ormat Funding Corp. and Subsidiaries
(a wholly owned subsidiary of Ormat Nevada, Inc.)
Notes to Consolidated Financial Statements (Continued)

Condensed consolidating statement of operations for the year ended December 31, 2002, is as follows:

	OFC	Guarantors	Non-guarantor Subsidiary	Eliminations	Consolidated Totals
Revenues:
Energy and capacity	$—	$9,606,444	$21,844,780	$—	$31,451,224
Lease	—	—	—	—	—
Total revenues	—	9,606,444	21,844,780	—	31,451,224

Cost of revenues:
Energy and capacity	—	5,106,102	17,019,760	—	22,125,862
Lease	—	—	—	—	—
	—	5,106,102	17,019,760	—	22,125,862
Gross margin	—	4,500,342	4,825,020	—	9,325,362

General and administrative expenses	—	185,630	589,488	—	775,118
Operating income	—	4,314,712	4,235,532	—	8,550,244

Other income:
Interest income	—	646	—	—	646
Other	—	72,000	—	—	72,000
Income before income taxes and equity in income of investee	—	4,387,358	4,235,532	—	8,622,890

Income tax provision	—	(1,197,763)	(1,536,371)	—	(2,734,134)
Equity in income of subsidiaries	5,888,756	—	—	(5,888,756)	—
Net income	$5,888,756	$3,189,595	$2,699,161	$(5,888,756)	$5,888,756

Ormat Funding Corp. and Subsidiaries
(a wholly owned subsidiary of Ormat Nevada, Inc.)
Notes to Consolidated Financial Statements (Continued)

Condensed consolidating statement of operations for the year ended December 31, 2003, is as follows:

	OFC	Guarantors	Non-guarantor Subsidiary	Eliminations	Consolidated Totals
Revenues:
Energy and capacity	$—	$11,389,149	$30,495,559	$—	$41,884,708
Lease	—	—	—	—	—
Total revenues	—	11,389,149	30,495,559	—	41,884,708

Cost of revenues:
Energy and capacity	—	7,038,593	23,347,940	—	30,386,533
Lease	—	—	—	—	—
	—	7,038,593	23,347,940	—	30,386,533
Gross margin	—	4,350,556	7,147,619	—	11,498,175

General and administrative expenses	—	416,693	851,052	—	1,267,745
Operating income	—	3,933,863	6,296,567	—	10,230,430

Other income (expense):
Interest income	—	557	22,506	—	23,063
Interest expense	—	(69,829)	(1,924,655)	—	(1,994,484)
Other non-operating income	—	112,309	—	—	112,309
Income before income taxes and equity in income of investee	—	3,976,900	4,394,418	—	8,371,318

Income tax provision	—	(1,461,671)	(670,791)	—	(2,132,462)
Equity in income of investee	—	141,152	—	—	141,152
Equity in income of subsidiaries	6,174,748	—	—	(6,174,748)	—
Income before cumulative effect of change in accounting principle	6,174,748	2,656,381	3,723,627	(6,174,748)	6,380,008
Cumulative effect of change in accounting principle (net of tax benefit of $124,740)	—	(68,420)	(136,840)	—	(205,260)
Net income	$6,174,748	$2,587,961	$3,586,787	$(6,174,748)	$6,174,748

Ormat Funding Corp. and Subsidiaries
(a wholly owned subsidiary of Ormat Nevada, Inc.)
Notes to Consolidated Financial Statements (Continued)

Condensed consolidating statement of operations for the nine months ended September 30, 2003 (unaudited), is as follows:

	OFC	Guarantors	Non-guarantor Subsidiary	Eliminations	Consolidated Totals
Revenues:
Energy and capacity	$—	$7,789,268	$23,645,051	$—	$31,434,319
Lease	—	—	—	—	—
Total revenues	—	7,789,268	23,645,051	—	31,434,319

Cost of revenues:
Energy and capacity	—	4,381,026	17,153,532	—	21,534,558
Lease	—	—	—	—	—
	—	4,381,026	17,153,532	—	21,534,558
Gross margin	—	3,408,242	6,491,519	—	9,899,761

General and administrative expenses	—	195,099	643,082	—	838,181
Operating income	—	3,213,143	5,848,437	—	9,061,580

Other income (expense):
Interest income	—	364	16,515	—	16,879
Interest expense	—	—	(1,352,824)	—	(1,352,824)
Other non-operating income	—	76,921	—	—	76,921
Income before income taxes and equity in income of investee	—	3,290,428	4,512,128	—	7,802,556

Income tax provision	—	(1,243,976)	(447,317)	—	(1,691,293)
Equity in income of subsidiaries	5,906,003	—	—	(5,906,003)	—
Income before cumulative effect of change in accounting principle	5,906,003	2,046,452	4,064,811	(5,906,003)	6,111,263
Cumulative effect of change in accounting principle (net of tax benefit of $124,740)	—	(68,420)	(136,840)	—	(205,260)
Net income	$5,906,003	$1,978,032	$3,927,971	$(5,906,003)	$5,906,003

Ormat Funding Corp. and Subsidiaries
(a wholly owned subsidiary of Ormat Nevada, Inc.)
Notes to Consolidated Financial Statements (Continued)

Condensed consolidating statement of operations for the nine months ended September 30, 2004, is as follows:

	OFC	Guarantors	Non-guarantor Subsidiary	Eliminations	Consolidated Totals
Revenues:
Energy and capacity	$22,170	$11,862,486	$24,647,415	$—	$36,532,071
Lease	—	6,674,000	—	—	6,674,000
Total revenues	22,170	18,536,486	24,647,415	—	43,206,071

Cost of revenues:
Energy and capacity	—	7,392,154	17,246,952	—	24,639,106
Lease	—	3,195,000	—	—	3,195,000
	—	10,587,154	17,246,952	—	27,834,106
Gross margin	22,170	7,949,332	7,400,463	—	15,371,965

General and administrative expenses	246,073	371,513	483,959	—	1,101,545
Operating income (loss)	(223,903)	7,577,819	6,916,504	—	14,270,420

Other income (expense):
Interest income	808,511	1,083,025	23,761	(1,538,278)	377,019
Interest expense	(11,884,453)	(478,266)	(2,329,177)	1,538,278	(13,153,618)
Other non-operating income	—	71,103	35,615	—	106,718
Income (loss) before income taxes and equity income of investee	(11,299,845)	8,253,681	4,646,703	—	1,600,539

Income tax (provision) benefit	4,293,941	(3,136,400)	(1,765,747)	—	(608,206)
Equity in income of investee	—	1,156,399	—	—	1,156,399
Equity in income of subsidiaries	9,154,636	—	—	(9,154,636)	—
Net income	$2,148,732	$6,273,680	$2,880,956	$(9,154,636)	$2,148,732

Ormat Funding Corp. and Subsidiaries
(a wholly owned subsidiary of Ormat Nevada, Inc.)
Notes to Consolidated Financial Statements (Continued)

Condensed consolidating statement of cash flows for the period from June 29, 2001 to December 31, 2001, is as follows:

	OFC	Guarantors	Non-guarantor Subsidiary	Eliminations	Consolidated Totals
Cash flows from operating activities:
Net income	$877,641	$877,641	$—	$(877,641)	$877,641
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	—	485,389	—	—	485,389
Amortization	—	39,339	—	—	39,339
Equity in income of subsidiaries	(877,641)	—	—	877,641	—
Deferred income tax provision	—	453,149	—	—	453,149
Changes in operating assets and liabilities, net of acquistion:
Accounts receivable	—	(279,794)	—	—	(279,794)
Accounts payable and accrued expenses	—	(307,512)	—	—	(307,512)
Payable to Parent for operating activities	—	362,650	—	—	362,650
Net cash provided by operating activities	—	1,630,862	—	—	1,630,862

Cash flows from investing activities:
Capital expenditures	—	(322,142)	—	—	(322,142)
Net cash used in investing activities	—	(322,142)	—	—	(322,142)

Cash flows from financing activities:
Proceeds from issuance of common stock	500	—			500
Repayment of long-term subordinated loan from Parent	(500)	(1,304,947)	—	—	(1,305,447)
Net cash used in financing activities	—	(1,304,947)	—	—	(1,304,947)
Net increase in cash	—	3,773	—	—	3,773
Cash, beginning of period	—	—	—	—	—
Cash, end of period	$—	$3,773	$—	$—	$3,773

Ormat Funding Corp. and Subsidiaries
(a wholly owned subsidiary of Ormat Nevada, Inc.)
Notes to Consolidated Financial Statements (Continued)

Condensed consolidating statement of cash flows for the year ended December 31, 2002, is as follows:

	OFC	Guarantors	Non-guarantor Subsidiary	Eliminations	Consolidated Totals
Cash flows from operating activities:
Net income	$5,888,756	$3,189,595	$2,699,161	$(5,888,756)	$5,888,756
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	—	897,252	1,790,204	—	2,687,456
Amortization	—	78,679	283,566	—	362,245
Equity in income of subsidiaries	(5,888,756)	—	—	5,888,756	—
Deferred income tax provision	—	1,130,916	1,491,414	—	2,622,330
Changes in operating assets and liabilities:
Accounts receivable	—	(289,247)	(4,124,082)	—	(4,413,329)
Prepaid expenses and other	—	(3,704)	(58,248)	—	(61,952)
Accounts payable and accrued expenses	—	(2,716,795)	1,546,549	—	(1,170,246)
Payable to Parent for operating activities	—	(234,847)	125,171	—	(109,676)
Net cash provided by operating activities	—	2,051,849	3,753,735	—	5,805,584

Cash flows from investing activities:
Change in restricted cash and cash equivalents	—	—	(2,615,620)	—	(2,615,620)
Capital expenditures	—	(3,035,068)	(1,710,945)	—	(4,746,013)
Net cash used in investing activities	—	(3,035,068)	(4,326,565)	—	(7,361,633)

Cash flows from financing activities:
Long-term subordinated loan from Parent	—	982,064	—	—	982,064
Repa yment of long-term subordinated loan from Parent	—	—	(17,833,814)	—	(17,833,814)
Proceeds from issuance of long-term debt	—	—	20,000,000	—	20,000,000
Deferred debt issue costs	—	—	(1,593,356)	—	(1,593,356)
Net cash provided by financing activities	—	982,064	572,830	—	1,554,894
Net decrease in cash	—	(1,155)	—	—	(1,155)
Cash, beginning of period	—	3,773	—	—	3,773
Cash, end of period	$—	$2,618	$—	$—	$2,618

Ormat Funding Corp. and Subsidiaries
(a wholly owned subsidiary of Ormat Nevada, Inc.)
Notes to Consolidated Financial Statements (Continued)

Condensed consolidating statement of cash flows for the year ended December 31, 2003, is as follows:

	OFC	Guarantors	Non-guarantor Subsidiary	Eliminations	Consolidated Totals
Cash flows from operating activities:
Net income	$6,174,748	$2,587,961	$3,586,787	$(6,174,748)	$6,174,748
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	—	1,533,488	3,327,369	—	4,860,857
Amortization	—	78,679	976,057	—	1,054,736
Equity in income of investee	—	(141,152)	—	—	(141,152)
Equity in income of subsidiaries	(6,174,748)	—	—	6,174,748	—
Accretion of asset retirement obligation	—	50,000	174,000	—	224,000
Deferred income tax provision	—	1,861,404	271,058	—	2,132,462
Cumulative effect of change in accounting principle	—	110,000	95,260	—	205,260
Accrued interest on long-term subordinated loan from Parent	198,780	—	—	—	198,780
Changes in operating assets and liabilities:
Accounts receivable	—	96,707	(535,412)	—	(438,705)
Prepaid expenses and other	—	(65,222)	(195,730)	—	(260,952)
Deposits	—	—	(550,000)	—	(550,000)
Accounts payable and accrued expenses	—	1,625,138	3,372,899	—	4,998,037
Payable to Parent for operating activities	—	(2,764,614)	4,335,076	—	1,570,462
Net cash provided by operating activities	198,780	4,972,389	14,857,364	—	20,028,533

Cash flows from investing activities:
Change in restricted cash and cash equivalents	—	—	1,031,801	—	1,031,801
Capital expenditures	—	4,306	(16,998,045)	—	(16,993,739)
Net cash provided by (used in) investing activities	—	4,306	(15,966,244)	—	(15,961,938)

Cash flows from financing activities:
Borrowings from Parent for capital expenditures	—	1,623,792	—	—	1,623,792
Long-term subordinated loan from (repayment to) Parent	1,198,754	(3,227,815)	5,665,735	—	3,636,674
Repayment of Long-term Subordinated Loan from Parent	—	(3,372,366)		—	(3,372,366)
Payments on long-term debt	—	—	(4,526,700)	—	(4,526,700)
Deferred debt issue costs	(1,397,534)	—	(30,155)	—	(1,427,689)
Net cash (used in) provided by financing activities	(198,780)	(4,976,389)	1,108,880	—	(4,066,289)
Net increase in cash	—	306	—	—	306
Cash, beginning of period	—	2,618	—	—	2,618
Cash, end of period	$—	$2,924	$—	$—	$2,924

Ormat Funding Corp. and Subsidiaries
(a wholly owned subsidiary of Ormat Nevada, Inc.)
Notes to Consolidated Financial Statements (Continued)

Condensed consolidating statement of cash flows for the nine months ended September 30, 2003 (unaudited), is as follows:

	OFC	Guarantors	Non-guarantor Subsidiary	Eliminations	Consolidated Totals
Cash flows from operating activities:
Net income	$5,906,003	$1,978,032	$3,927,971	$(5,906,003)	$5,906,003
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	—	957,727	2,274,197	—	3,231,924
Amortization	—	59,009	732,044	—	791,053
Equity in income of subsidiaries	(5,906,003)	—	—	5,906,003	—
Accretion of asset retirement obligation	—	37,000	129,000	—	166,000
Deferred income tax provision	—	1,177,772	505,950	—	1,683,722
Cumulative effect of change in accounting principle	—	110,000	95,260	—	205,260
Changes in operating assets and liabilities, net of acquistion:
Accounts receivable	—	677,211	(3,023,019)	—	(2,345,808)
Prepaid expenses and other	—	—	58,248	—	58,248
Accounts payable and accrued expenses	—	231,324	(106,333)	—	124,991
Payable to Parent for operating activities	—	71,307	2,052,548	—	2,123,855
Net cash provided by operating activities	—	5,299,382	6,645,866	—	11,945,248

Cash flows from investing activities:
Change in restricted cash and cash equivalents	—	—	430,877	—	430,877
Capital expenditures	—	(18,141)	(13,465,271)	—	(13,483,412)
Net cash used in investing activities	—	(18,141)	(13,034,394)	—	(13,052,535)

Cash flows from financing activities:
Long-term subordinated loan from Parent	—	(5,280,400)	9,216,528	—	3,936,128
Payments on long-term debt	—	—	(2,828,000)	—	(2,828,000)
Net cash provided by (used in) financing activities	—	(5,280,400)	6,388,528	—	1,108,128
Net increase in cash	—	841	—	—	841
Cash, beginning of period	—	2,618	—	—	2,618
Cash, end of period	$—	$3,459	$—	—	$3,459

Ormat Funding Corp. and Subsidiaries
(a wholly owned subsidiary of Ormat Nevada, Inc.)
Notes to Consolidated Financial Statements (Continued)

Condensed consolidating statement of cash flows for the nine months ended September 30, 2004, is as follows:

	OFC	Guarantors	Non-guarantor Subsidiary	Eliminations	Consolidated Totals
Cash flows from operating activities:
Net income	$2,148,732	$6,273,680	$2,880,956	$(9,154,636)	$2,148,732
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	—	3,649,524	3,039,338	—	6,688,862
Amortization	726,143	215,228	1,079,335	—	2,020,706
Accretion of asset retirement obligation	—	95,824	136,443	—	232,267
Equity in income of investee	—	(1,156,399)	—	—	(1,156,399)
Equity in income of subsidiaries	(9,154,636)	—	—	9,154,636	—
Distributions from partnership	—	2,140,045	—	—	2,140,045
Deferred income tax provision	(4,293,941)	3,136,599	1,765,724	—	608,382
Accrued interest on long-term subordinated loan from Parent	1,228,871	—	—	—	1,228,871
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(19,409)	1,076,192	(2,016,754)	—	(959,971)
Prepaid expenses and other	—	118,926	203,978	—	322,904
Accounts payable and accrued expenses	3,914,310	(2,151,310)	340,667	—	2,103,667
Payable to Parent for operating activities	—	2,624,757	(2,919,084)	—	(294,327)
Net cash provided by (used in) operating activities	(5,449,930)	16,023,066	4,510,603	—	15,083,739

Cash flows from investing activities:
Change in restricted cash and cash equivalents	(34,862,224)	—	(2,393,065)	—	(37,255,289)
Distributions from Partnership	—	2,500,000	—	—	2,500,000
Deposits and other	—	(2,238,000)	—	—	(2,238,000)
Capital expenditures	—	(8,221,163)	(1,115,751)	—	(9,336,914)
Cash paid for acquisition	—	(74,366,683)	—	—	(74,366,683)
Net cash used in investing activities	(34,862,224)	(82,325,846)	(3,508,816)	—	(120,696,886)

Cash flows from financing activities:
Borrowings from (lending by) Parent	(30,620,594)	66,303,329	1,408,349	—	37,091,084
Repayment of long-term subordinated loan from Parent	(109,921,860)	—	—	—	(109,921,860)
Proceeds from issuance of long-term debt	190,000,000	—	—	—	190,000,000
Payments on long-term debt	(215,283)	—	(2,410,136)	—	(2,625,419)
Deferred debt issue costs	(8,930,109)	—	—	—	(8,930,109)
Net cash provided by (used in) financing activities	40,312,154	66,303,329	(1,001,787)	—	105,613,696
Net increase in cash	—	549	—	—	549
Cash, beginning of period	—	2,924	—	—	2,924
Cash, end of period	$—	$3,473	$—	$—	$3,473

STEAMBOAT DEVELOPMENT CORP.

Financial Statements

June 30, 2003 and 2002

INDEPENDENT AUDITOR'S REPORT

Steamboat Development Corp.
Reno, Nevada

We have audited the balance sheets of Steamboat Development Corp. as of June 30, 2003 and 2002, and the related statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Steamboat Development Corp. as of June 30, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Respectfully submitted
/s/ Robison, Hill & Co.

Certified Public Accountants

Salt Lake City, Utah
September 11, 2003

STEAMBOAT DEVELOPMENT CORP.

BALANCE SHEETS

	June 30,
	2003	2002
ASSETS
Current Assets:
Cash in Bank	$1,493,741	$1,081,443
Restricted Cash — Escrow Reserves	2,768,239	3,427,728
Restricted Cash — Environmental Remediation	62,500	—
Interest Receivable	2,555	5,192
Other Receivables	995,365	992,492
Related party Receivables	—	27,973
Prepaid Expenses	290,431	260,329
Total Current Assets	5,612,831	5,795,157
Fixed Assets:
Wellfield, Net of Amortization	2,059,851	2,246,549
Equipment and Vehicles, Net of Accumulated Depreciation	278,908	312,839
Pavement, net of Accumulated Depreciation	69,286	74,615
Property Held Under Capital Lease, Net of Depreciation and Amortization	39,021,666	41,041,666
Total Fixed Assets	41,429,711	43,675,669
Other Assets	483,300	628,200
Total Assets	$47,525,842	$50,099,026
LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$200,224	$58,242
Accrued Expenses	289,452	316,200
Payable to Related Party	4,707	453,055
Long Term Debt, Current Portion	154,160	145,204
Obligation under Capital Lease, Current Portion	3,294,529	2,983,447
Total Current Liabilities	3,943,072	3,956,148
Other Liabilities:
Notes Payable	948,988	1,103,148
Obligation Under Capital Lease	38,544,927	41,839,456
Deferred Tax Liability — Non-Current	15,000	13,000
Total Other Liabilities	39,508,915	42,955,604
Total Liabilities	43,451,987	46,911,752
Equity:
Common Stock 15 Shares authorized, 10 shares issued and outstanding, no par value)	1,000	1,000
Retained Earnings	4,072,855	3,186,274
Total Equity	4,073,855	3,187,274
Total Liabilities and Equity	$47,525,842	$50,099,026

The accompanying notes are an integral part of the financial statements.

STEAMBOAT DEVELOPMENT CORP.

STATEMENTS OF INCOME

	For the Years Ended June 30,
	2003	2002
Revenues:
Power Plant Revenues	$13,822,132	$14,166,419
Expenses:
General and Administrative	6,803,210	6,911,068
Depreciation and Amortization	2,271,958	2,272,649
Total Operating Expenses	9,075,168	9,183,717
Other Income (Expense):
Interest Expense	(3,705,883)	(3,945,673)
Interest Income	39,679	80,617
Total Other Income (Expense)	(3,666,204)	(3,865,056)
Net Income (Loss) Before Income Taxes	1,080,760	1,117,646
Income Tax Expense (Benefit):
Current	47,279	105,851
Deferred	146,900	104,308
Total Income Tax Expense (Benefit):	194,179	210,159
Net Income (Loss)	$886,581	$907,487

The accompanying notes are an integral part of the financial statements.

STEAMBOAT DEVELOPMENT CORP.

STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED JUNE 30, 2003 AND 2002

	Common Stock		Retained Earnings (Deficit)
	Shares	Stated Value
Balance at June 30, 2001	10	$1,000	$2,278,787
Net Income For the Year Ended June 30, 2002	—	—	907,487
Balance at June 30, 2002	10	1,000	3,186,274
Net Income For the Year Ended June 30, 2003	—	—	886,581
Balance at June 30, 2003	10	$1,000	$4,072,855

The accompanying notes are an integral part of the financial statements.

STEAMBOAT DEVELOPMENT CORP.

STATEMENTS OF CASH FLOWS
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

	For the Years Ended June 30,
	2003	2002
Cash Flows From Operating Activities:
Net Income (Loss)	$886,581	$907,487
Adjustments to Net Income:
Depreciation and Amortization	2,271,958	2,272,649
(Increase) Decrease in Interest Receivable	2,637	6,138
(Increase) Decrease in Other Receivables	(2,873)	(3,694)
(Increase) Decrease in related Party Receivables	27,973	(27,973)
(Increase) Decrease in Other Assets	144,900	82,308
(Increase) Decrease in Prepaid Expenses	(30,102)	(106,271)
Increase (Decrease) in Accounts Payable	141,982	(149,771)
Increase (Decrease) in Accrued Expenses	(26,748)	174,703
Increase (Decrease) in Payable to Related Party	(448,348)	(160,295)
Increase (Decrease) in Deferred Taxes	2,000	2,000
Net Cash Provided by Operating Activities	2,969,960	2,997,281
Cash Flows From Investing Activities:
Capital Expenditures	(26,000)	—
Net Cash Provided by (Used) in Investing Activities	(26,000)	—
Cash Flows From Financing Activities:
Payments on Debt	(3,128,651)	(2,838,867)
Net Cash Provided by (Used) in Financing Activities	(3,128,651)	(2,838,867)
Net Cash Increase (Decrease)	(184,691)	158,414
Cash and Cash Equivalents at Beginning of the Year	4,509,171	4,350,757
Cash and Cash Equivalents at End of the Year	$4,324,480	$4,509,171
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash Paid During the Year For:
Interest	$3,711,920	$3,947,008
Taxes	$40,000	$20,000

SUPPLEMENT SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

None

The accompanying notes are an integral part of the financial statements.

STEAMBOAT DEVELOPMENT CORP.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2003 AND 2002

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following significant accounting policies are followed by Steamboat Development Corp. in preparing and presenting the financial statements, and are presented to assist the users in understanding the financial statements.

Organization

Steamboat Development Corp., a Utah corporation, was incorporated on April 26, 1991 to facilitate the financing and operation of geothermal power plants.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company's policy is that all investments with maturities of three months or less are considered cash equivalents.

Income Taxes

Income taxes are provided on all revenue and expense items included in the Company's financial statements regardless of the period in which such items are recognized for income tax purposes, except for items representing permanent differences between pre-tax accounting income and taxable income. Items that are recognized for income tax purposes currently are accounted for using the liability method of accounting for deferred taxes, pursuant to Statement of Financial Account Standards No. 109, "Accounting for Income taxes."

The company uses the "flow-through" method when accounting for income tax credits.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk

The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains the majority of its cash balances with two financial institutions, in the form of demand deposits.

NOTE 2 — RESTRICTED CASH — ESCROW RESERVES

The Company has entered into several agreements regarding the construction, financing, and sale-leaseback of two geothermal plants. Pursuant to these agreements monies have been set aside. These funds are set aside exclusively for specific uses and at June 30, 2003 were $2,768,239.

STEAMBOAT DEVELOPMENT CORP.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2003 AND 2002 (Continued)

NOTE 3 — PREPAID EXPENSES

Prepaid expenses consist of the following at June 30, 2003 and 2002:

	2003	2002
Prepaid Insurance	$290,431	$260,329

NOTE 4 — FIXED ASSETS

Fixed assets consist of the following at June 30, 2003 and 2002:

	2003	2002
Wellfield	$3,922,614	$3,922,614
Equipment	737,981	737,981
Vehicles	133,513	107,513
Pavement	106,593	106,593
Property Held Under Capital Lease
Plant	58,957,324	58,957,324
Interconnect	963,274	963,274
Maintenance Building	79,402	79,402
Lessor Transaction Costs	400,000	400,000

Total Fixed Assets	65,300,701	65,274,701

Less Allowances For Depreciation and Amortization	23,870,990	21,599,032
Net Fixed Assets	$41,429,711	$43,675,669

The wellfield is being amortized over the life of the lease which is 20 years on a straight-line basis. Equipment and vehicles are depreciated over their estimated useful lives, five to seven years, on a straight-line basis. The leased Plant, Interconnect and Maintenance Building are being depreciated over the life of the power purchase agreement which is 30 years. The lessor transaction costs are being amortized over the life of the lease.

NOTE 5 — OTHER ASSETS

Other assets consist of the following at June 30, 2003 and 2002:

	2003	2002
Deposits	$61,000	$61,000
Deferred Tax Asset	422,300	567,200
Total Other Assets	$483,300	$628,200

STEAMBOAT DEVELOPMENT CORP.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2003 AND 2002 (Continued)

NOTE 6 — LONG TERM DEBT

Long-term debt as of June 30, 2003 and 2002 consists of the following:

	2003	2002
Note payable to a corporation payable in monthly payments $18,013, including principal and interest, due September 15, 2009. Interest rate is 6%	$1,103,148	$1,248,352
Less Current Portion	154,160	145,204
	$948,988	$1,103,148

NOTE 7 — ADVANCES PAYABLE TO OR RECEIVABLE FROM RELATED PARTY

The Company had advances payable to related parties for the years ended June 30, 2003 and 2002 as follows:

	2003	2002
Due to Far West Capital, Inc.	$4,707	$—
Due to SB Geo, Inc.	—	453,056
Total Advances Payable to Related Party	$4,707	$453,056

The Company had advances receivable from related parties for the years ended June 30, 2003 and 2002 as follows:

	2003	2002
Due from Far West Capital, Inc.	$—	$27,973

NOTE 8 — MAJOR CUSTOMER

The Company has contracted with Sierra Pacific Power Company to sell electric energy from the Steamboat II and Steamboat III projects for a term of 30 years. The contract entitles the Company to an escalating rate based on the rate schedules for peak and off-peak periods per the power purchase agreement. Sales to Sierra Pacific Power Company account for 100% of electric power sales. The Company is dependent upon this customer for the purchase of all electricity generated from this project. However, the Company has a highly marketable product which potentially could be marketed to other utilities.

NOTE 9 — RELATED PARTY TRANSACTIONS

Under the terms of a support agreement effective December 31, 1992, with a related corporation, the Company pays a monthly amount for the supervision, monitoring, and administering of the project. The fees include the materials, personnel, labor, supervision, and other items related to performing the contract. For the year ended June 30, 2003 and 2002 the Company paid for support services $437,274 and $436,454, respectively.

The Company has entered into an Operating and Maintenance Agreement with a related corporation to act as the operator of the project. This agreement provides for operator to perform the duties of the operator including operating and regular maintenance of the plant for a monthly fee and additional fees for variable maintenance. The Company paid $2,669,603 for the year ended June 30, 2003 and $2,510,970 for June 30, 2002.

STEAMBOAT DEVELOPMENT CORP.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2003 AND 2002 (Continued)

NOTE 10 — LEASE AGREEMENTS

Pursuant to a financing agreement, the Company borrowed $62,000,000 and constructed two geothermal facilities known as Steamboat II and Steamboat III near Reno, Nevada (which contain renewable energy supply in the form of 320 degree hot water at a depth of less than 1000 feet). Upon completion and commercial operation of the plants, the Company entered into a sale-leaseback arrangement with the finance company in exchange for cancellation of the related $60,000,000 note payable. A lease agreement was entered into with the purchaser for a period of 20 years, with basic rent to be paid monthly pursuant to a lease schedule. Additional rent is required to be paid based on distributable cash as defined in the escrow agreement. The lease has renewal options of five years or the remaining period on any related agreements for power or related geothermal agreements. The Company has entered into a power purchase agreement for the sale of electricity to an Investor Owned Utility for a period of 30 years. The Company has an option to purchase the facilities on the last day of the lease term, based on the fair market value of the property.

The leaseback has been accounted for as a capital lease. The assets and liabilities under capital lease are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are amortized (or depreciated) over the lower of their related lease terms or their estimated productive lives. Amortization (or depreciation) of assets under capital leases is included in depreciation expense for June 30, 2003 and 2002.

Based on geothermal leases, the Company pays royalties on the power revenues generated by the facilities of between 3.5% and 4.0%.

NOTE 11 — INCOME TAXES

The provisions for income taxes consisted of the following amounts:

	2003	2002
Current:
Federal	$47,279	$105,851
Deferred:
Federal	146,900	104,308
Total Income Tax Provision	$194,179	$210,159

Deferred taxes result from temporary differences in the recognition of income and expense for income tax reporting and financial statement reporting purposes. Deferred expense of $146,900 for the year ended June 30, 2003 and deferred expense of $104,308 for the year ending June 30, 2002 are the result of timing differences in the recording of the deductions for operating lease verses capitalized lease of the plant. The Company also has alternative minimum federal tax credit carryforwards at June 30, 2003 and 2002 of approximately $220,000. For financial purposes, a valuation allowance of $207,000 in 2002 and $209,000 in 2001 has been recognized to offset the deferred tax assets related to the carryforwards. The Company has recorded a net deferred income tax asset in the accompanying balance sheets as follows:

STEAMBOAT DEVELOPMENT CORP.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2003 AND 2002 (Continued)

	Year ended June 30,
	2003	2002
Future taxable temporary differences related to depreciation and amortization	$(15,000)	$(13,000)
Future taxable temporary differences related to operating verses capital lease	422,300	567,200
Future deductible temporary differences
Related to alternative minimum tax
Credit carryforward	220,000	220,000
Valuation allowance	(220,000)	(220,000)
Net deferred income tax asset	$407,300	$554,200

The differences between the effective income tax rate and the federal statutory income tax rate is presented below:

	Year Ended June 30,
	2003	2002
Provision at the federal statutory rate of 34 percent	$—	$—
Nondeductible expenses	—	—
Alternative Minimum Tax	47,279	105,851
Deferred tax expense (benefit)	146,900	104,308
Surtax exemption	—	—
Total income tax provision	$194,179	$210,159

NOTE 12 — MINIMUM FUTURE LEASE PAYMENTS

Minimum future lease payments under capital leases as of June 30, 2003 for each of the next five years and in the aggregate are:

Year ending June 30,
2004	$6,660,042
2005	6,710,266
2006	6,760,491
2007	6,812,698
2008	6,374,026
Later Years	26,679,356
Total Minimum Rental Payments Required	59,996,879
Less: Executory costs	(188,333)
Net Minimum lease payments	59,808,546
Less: Amount representing interest	(18,157,423)
Present value of net minimum lease payment	$41,651,123

Interest rate on the capitalized lease is 8.3% and is imputed based on the lower of the Company's incremental borrowing rate at the inception of the lease or the lessor's implicit rate of return.

Additional supplement lease payments are required under the master lease and sublease agreements for the geothermal plants based on distributable cash as defined in the escrow agreement. For the year ended June 30, 2003, and 2002 the lease payments were $7,013,917 and $7,125,025.

STEAMBOAT DEVELOPMENT CORP.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2003 AND 2002 (Continued)

NOTE 13 — ENVIRONMENTAL REMEDIATION

The Geothermal Resources Sublease between Fleetwood Corporation (Sublessor) and Far West Capital, Inc. and Steamboat Development Corp. (Sublessee) provides for the establishment of an irrevocable trust account to be established with an independent trustee in Reno, Nevada. The total reclamation fund required of the Sublessee is $375,000. The sum will be paid in equal installments over 6 years, the first payment was due on July 1, 2002. The funds are being held in the checking account and have been designated as restricted cash pending establishment of the Trust.

NOTE 14 — DIVISION OF FORESTRY LAWSUIT

For all intents and purposes, all issues surrounding a 1997 alleged violation damaging or destroying an endangered Buckwheat plant species have been resolved. After the State of Nevada dropped its investigation of the alleged violation, the US Fish & Wildlife Service (USF&WS) stepped in an initiated its own investigation. While the federal investigation is still pending, the Company feels that there will be no adverse effect from it. The area of alleged violation has been reclaimed by SB Geo, Inc. With the permission of the Nevada Division of Forestry (NDF) and the USF&WS. SB Geo, Inc., is currently operating under an informal understanding with the NDF and the USF&WS. A comprehensive management plan must be developed and enforced in connection with that understanding. The property holder's cooperation with the protection of the habitat in connection with that understanding is essential in order for any future development of the area. This could include certain financial contributions in connection with that understanding.

ROBISON, HILL & CO.	Certified Public Accountants
A PROFESSIONAL CORPORATION	BRENT M. DAVIES, CPA
DAVID O. SEAL, CPA W. DALE WESTENSKOW, CPA BARRY D. LOVELESS, CPA

INDEPENDENT AUDITOR'S REPORT

Steamboat Development Corp.
Reno, Nevada

We have audited the balance sheets of Steamboat Development Corp. as of December 31, 2003 and 2002, and the related statements of income, stockholders' equity, and cash flows for the six months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Steamboat Development Corp. as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the six months then ended in conformity with accounting principles generally accepted in the United States of America.

Respectfully submitted
/s/ Robison, Hill & Co. Certified Public Accountants

Salt Lake City, Utah
March 16, 2004

MEMBERS OF AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
MEMBERS OF THE PRIVATE COMPANIES PRACTICE SECTION

1366 East Murray-Holladay Road, Salt Lake City, Utah 84117-5050
Telephone 801/272-8045, Facsimile 801/277-9942

STEAMBOAT DEVELOPMENT CORP.

BALANCE SHEETS

	December 31,
	2003	2002
ASSETS
Current Assets:
Cash in Bank	$1,589,554	$1,534,300
Restricted Cash — Escrow Reserves	2,427,635	2,644,991
Restricted Cash — Environmental Remediation	62,500	62,500
Other Receivables	1,422,075	1,351,212
Prepaid Expenses	96,810	103,155
Total Current Assets	5,598,574	5,696,158
Fixed Assets:
Wellfield, Net of Amortization	1,966,502	2,153,200
Equipment and Vehicles, Net of Accumulated Depreciation	256,333	302,228
Pavement, net of Accumulated Depreciation	66,621	71,951
Property Held Under Capital Lease, Net of Depreciation and Amortization	38,011,666	40,031,666
Total Fixed Assets	40,301,122	42,559,045
Other Assets	522,700	702,150
Total Assets	$46,422,396	$48,957,353
LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$336,592	$457,054
Accrued Expenses	164,951	61,745
Payable to Related Party	167,806	468,555
Long Term Debt, Current Portion	158,843	149,615
Obligation under Capital Lease, Current Portion	3,456,678	3,133,792
Total Current Liabilities	4,284,870	4,270,761
Other Liabilities:
Notes Payable	868,378	1,027,222
Obligation Under Capital Lease	37,047,054	40,503,732
Deferred Tax Liability — Non-Current	15,000	11,000
Total Other Liabilities	37,930,432	41,541,954
Total Liabilities	42,215,302	45,812,715
Equity:
Common Stock 15 Shares authorized, 10 shares issued and outstanding, no par value)	1,000	1,000
Retained Earnings	4,206,094	3,143,638
Total Equity	4,207,094	3,144,638
Total Liabilities and Equity	$46,422,396	$48,957,353

See accompanying notes and accountants' report.

STEAMBOAT DEVELOPMENT CORP.

STATEMENTS OF INCOME

	For the Six Months Ended December 31,
	2003	2002
Revenues:
Power Plant Revenues	$6,880,055	$6,379,144
Expenses:
General and Administrative	3,512,163	3,488,548
Depreciation and Amortization	1,128,588	1,145,133
Total Operating Expenses	4,640,751	4,633,681
Other Income (Expense):
Interest Expense	(1,851,957)	(1,881,380)
Interest Income	10,192	22,331
Total Other Income (Expense)	(1,841,765)	(1,859,049)
Net Income (Loss) Before Income Taxes	397,539	(113,586)
Income Tax Expense (Benefit):
Current	184,900	—
Deferred	79,400	(70,950)
Total Income Tax Expense (Benefit):	264,300	(70,950)
Net Income (Loss)	$133,239	$(42,636)

See accompanying notes and accountants' report.

STEAMBOAT DEVELOPMENT CORP.

STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE SIX MONTHS ENDED DECEMBER 31, 2003 and 2002

	Common Stock		Retained Earnings (Deficit)
	Shares	Stated Value
Balance at June 30, 2002	10	$1,000	$3,186,274
Net Income For the Six Months Ended December 31, 2002	—	—	(42,636)
Balance at December 31, 2002	10	1,000	3,143,638
Net Income For the Six Months Ended June 30, 2003	—	—	929,217
Balance at June 30, 2002	10	1,000	4,072,855
Net (Loss) Income For the Six Months Ended December 31, 2002	—	—	133,239
Balance at December 31, 2002	10	$1,000	$4,206,094

See accompanying notes and accountants' report.

STEAMBOAT DEVELOPMENT CORP.

STATEMENTS OF CASH FLOWS
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

	For the Six Months Ended December 31,
	2003	2002
Cash Flows From Operating Activities:
Net Income (Loss)	$133,239	$(42,636)
Adjustments to Net Income:
Depreciation and Amortization	1,128,588	1,145,133
(Increase) Decrease in Other Receivables	(424,154)	(353,528)
(Increase) Decrease in related Party Receivables	—	27,973
(Increase) Decrease in Other Assets	(39,400)	(73,950)
(Increase) Decrease in Prepaid Expenses	193,621	157,174
Increase (Decrease) in Accounts Payable	136,368	398,812
Increase (Decrease) in Accrued Expenses	(124,501)	(254,455)
Increase (Decrease) in Payable to Related Party	163,099	15,500
Increase (Decrease) in Deferred Taxes	—	(2,000)
Net Cash Provided by Operating Activities	1,166,860	1,018,023
Cash Flows From Investing Activities:
Capital Expenditures	—	(28,509)
Net Cash Provided by (Used) in Investing Activities	—	(28,509)
Cash Flows From Financing Activities:
Payments on Debt	(1,411,651)	(1,256,894)
Net Cash Provided by (Used) in Financing Activities	(1,411,651)	(1,256,894)
Net Cash Increase (Decrease)	(244,791)	(267,380)
Cash and Cash Equivalents at Beginning of the Year	4,324,480	4,509,171
Cash and Cash Equivalents at End of the Year	$4,079,689	$4,241,791
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash Paid During the six months For:
Interest	$1,752,528	$1,876,188
Taxes	$—	$40,000

SUPPLEMENT SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
None

See accompanying notes and accountants' report.

STEAMBOAT DEVELOPMENT CORP.

NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2003 and 2002

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following significant accounting policies are followed by Steamboat Development Corp. in preparing and presenting the financial statements, and are presented to assist the users in understanding the financial statements.

Organization

Steamboat Development Corp., a Utah corporation, was incorporated on April 26, 1991 to facilitate the financing and operation of geothermal power plants.

Interim Financial Statements

The Company has adopted a fiscal year of June 30. The financial statements as of December 31, 2003 and 2002 and for the six month periods then ended reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly state the financial position and results of operations for the six months. Operating results for interim periods are not necessarily indicative of the results which can be expected for full years.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company's policy is that all investments with maturities of three months or less are considered cash equivalents.

Income Taxes

Income taxes are provided on all revenue and expense items included in the Company's financial statements regardless of the period in which such items are recognized for income tax purposes, except for items representing permanent differences between pre-tax accounting income and taxable income. Items that are recognized for income tax purposes currently are accounted for using the liability method of accounting for deferred taxes, pursuant to Statement of Financial Account Standards No. 109, "Accounting for Income taxes."

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk

The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains the majority of its cash balances with two financial institutions, in the form of demand deposits.

NOTE 2 — RESTRICTED CASH — ESCROW RESERVES

The Company has entered into several agreements regarding the construction, financing, and sale-leaseback of two geothermal plants. Pursuant to these agreements monies have been set aside. These funds are set aside exclusively for specific uses and at December 31, 2003 were $2,427,635.

STEAMBOAT DEVELOPMENT CORP.

NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2003 and 2002
(Continued)

NOTE 3 — PREPAID EXPENSES

Prepaid expenses consist of the following at December 31, 2003 and 2002:

	2003	2002
Prepaid Insurance	$96,810	$103,155

NOTE 4 — OTHER ASSETS

Other assets consist of the following at December 31, 2003 and 2002:

	2003	2002
Deposits	$21,000	$61,000
Deferred Tax Asset	501,700	641,150
Total Other Assets	$522,700	$702,150

NOTE 5 — LONG TERM DEBT

Long-term debt as of December 31, 2003 and 2002 consists of the following:

	2003	2002
Note payable to a corporation payable in monthly payments $18,013, including principal and interest, due September 15, 2009. Interest rate is 6%	$1,027,221	$1,176,837
Less Current Portion	158,843	149,615
	$863,378	$1,027,222

NOTE 6 — FIXED ASSETS

Fixed assets consist of the following at December 31, 2003 and 2002:

	2003	2002
Wellfield	$3,922,614	$3,922,614
Equipment	737,981	737,981
Vehicles	133,513	133,513
Pavement	106,593	106,593
Property Held Under Capital Lease Plant	58,957,324	58,957,324
Interconnect	963,274	963,274
Maintenance Building	79,402	79,402
Lessor Transaction Costs	400,000	400,000
Total Fixed Assets	65,300,701	65,300,701
Less Allowances For Depreciation and Amortization	24,999,579	22,741,656
Net Fixed Assets	$40.301.122	$42.559.045

The wellfield is being amortized over the life of the lease which is 20 years on a straight-line basis. Equipment and vehicles are depreciated over their estimated useful lives, five to seven years, on a straight-line basis. The leased Plant, Interconnect and Maintenance Building are being depreciated over the life of the power purchase agreement which is 30 years. The lessor transaction costs are being amortized over the life of the lease.

STEAMBOAT DEVELOPMENT CORP.

NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2003 and 2002
(Continued)

NOTE 7 — ADVANCES PAYABLE TO OR RECEIVABLE FROM RELATED PARTY

The Company had advances payable to related parties at December 31, 2003 and 2002 as follows:

	2003	2002
Due to Far West Capital, Inc.	$167,806	$15,500
Due to SB Geo, Inc.	—	453,055
Total Advances Payable to Related Party	$167,806	$468,555

NOTE 8 — MAJOR CUSTOMER

The Company has contracted with Sierra Pacific Power Company to sell electric energy from the Steamboat II and Steamboat III projects for a term of 30 years. The contract entitles the Company to an escalating rate based on the rate schedules for peak and off-peak periods per the power purchase agreement. Sales to Sierra Pacific Power Company account for 100% of electric power sales. The Company is dependent upon this customer for the purchase of all electricity generated from this project. However, the Company has a highly marketable product which potentially could be marketed to other utilities.

NOTE 9 — RELATED PARTY TRANSACTIONS

Under the terms of a support agreement effective December 31, 1992, with a related corporation, the Company pays a monthly amount for the supervision, monitoring, and administering of the project. The fees include the materials, personnel, labor, supervision, and other items related to performing the contract. For the six months ended December 31, 2003 and 2002 the Company paid for support services $223,968 and $185,798, respectively.

The Company has entered into an Operating and Maintenance Agreement with a related corporation to act as the operator of the project. This agreement provides for operator to perform the duties of the operator including operating and regular maintenance of the plant for a monthly fee and additional fees for variable maintenance. The Company paid $1,660,958 for the six months ended December 31, 2003 and $1,562,243 for December 31, 2002.

NOTE 10 — LEASE AGREEMENTS

Pursuant to a financing agreement, the Company borrowed $62,000,000 and constructed two geothermal facilities known as Steamboat II and Steamboat III near Reno, Nevada (which contain renewable energy supply in the form of 320 degree hot water at a depth of less than 1000 feet). Upon completion and commercial operation of the plants, the Company entered into a sale-leaseback arrangement with the finance company in exchange for cancellation of the related $60,000,000 note payable. A lease agreement was entered into with the purchaser for a period of 20 years, with basic rent to be paid monthly pursuant to a lease schedule. Additional rent is required to be paid based on distributable cash as defined in the escrow agreement. The lease has renewal options of five years or the remaining period on any related agreements for power or related geothermal agreements. The Company has entered into a power purchase agreement for the sale of electricity to an Investor Owned Utility for a period of 30 years. The Company has an option to purchase the facilities on the last day of the lease term, based on the fair market value of the property.

The leaseback has been accounted for as a capital lease. The assets and liabilities under capital lease are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are amortized (or depreciated) over the lower of their related lease terms or their estimated productive lives. Amortization (or depreciation) of assets under capital leases is included in depreciation expense for December 31, 2003 and 2002.

Based on geothermal leases, the Company pays royalties on the power revenues generated by the facilities of between 3.5% and 4.0%.

STEAMBOAT DEVELOPMENT CORP.

NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2003 and 2002
(Continued)

NOTE 11 — MINIMUM FUTURE LEASE PAYMENTS

Minimum future lease payments under capital leases as of June 30, 2003 for each of the next five years and in the aggregate are:

Year ending June 30,
2004	$6,660,042
2005	6,710,266
2006	6,760,491
2007	6,812,698
2008	6,374,026
Later Years	26,679,356
Total Minimum Rental Payments Required	59,996,879
Less: Executor costs	(188,333)
Net Minimum lease payments	59,808,546
Less: Amount representing interest	(18,157,423)
Present value of net minimum lease payment	$41,651,123

Interest rate on the capitalized lease is 8.3% and is imputed based on the lower of the Company's incremental borrowing rate at the inception of the lease or the lessor's implicit rate of return.

Additional supplement lease payments are required under the master lease and sublease agreements for the geothermal plants based on distributable cash as defined in the escrow agreement. For the year ended June 30, 2003, and 2002 the lease payments were $7,013,917 and $7,125,025.

NOTE 13 — ENVIRONMENTAL REMEDIATION

The Geothermal Resources Sublease between Fleetwood Corporation (Sublease) and Far West Capital, Inc. and Steamboat Development Corp. (Sublessee) provides for the establishment of an irrevocable trust account to be established with an independent trustee in Reno, Nevada. The total reclamation fund required of the Sublessee is $375,000. The sum will be paid in equal installments over 6 years, the first payment was due on July 1, 2002. The funds are being held in the checking account and have been designated as restricted cash pending establishment of the Trust.

NOTE 14 — DIVISION OF FORESTRY LAWSUIT

For all intents and purposes, all issues surrounding a 1997 alleged violation damaging or destroying an endangered Buckwheat plant species have been resolved. After the State of Nevada dropped its investigation of the alleged violation, the US Fish & Wildlife Service (USF&WS) stepped in an initiated its own investigation. While the federal investigation is still pending, the Company feels that there will be no adverse effect from it. The area of alleged violation has been reclaimed by SB Geo, Inc. With the permission of the Nevada Division of Forestry (NDF) and the USF&WS, SB Geo, Inc., is currently operating under an informal understanding with the NDF and the USF&WS. A comprehensive management plan must be developed and enforced in connection with that understanding. The property holder's cooperation with the protection of the habitat in connection with that understanding is essential in order for any future development of the area. This could include certain financial contributions in connection with that understanding.

OrMammoth Inc.

(a wholly owned subsidiary of Ormat Funding Corp.)

Report on Audits of Financial Statements
As of December 31, 2003, and September 30, 2004, and for
the period from November 20, 2003 (date of incorporation)
to December 31, 2003, and for the nine-month period
ended September 30, 2004

Report of Independent Auditors

To the Board of Directors and Stockholder of
OrMammoth Inc.

In our opinion, the accompanying balance sheets and the related statements of operations, of stockholder's equity and of cash flows present fairly, in all material respects, the financial position of OrMammoth Inc. (a wholly owned subsidiary of Ormat Funding Corp.) at December 31, 2003 and September 30, 2004, and the results of its operations and its cash flows for the period from November 20, 2003 (date of incorporation) to December 31, 2003 and for the nine-month period ended September 30, 2004, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Sacramento, California
December 20, 2004

OrMammoth Inc.
(a wholly owned subsidiary of Ormat Funding Corp.)

Balance Sheets

	December 31, 2003	September 30, 2004
Assets
Investment in Partnership	$38,773,031	$35,998,146
Total assets	$38,773,031	$35,998,146

Liabilities and Stockholder's Equity
Long-term subordinated loan from Parent	$38,631,379	$34,678,992
Total liabilities	38,631,379	34,678,992

Commitments (Note 4)

Stockholder's equity:
Common stock, par value $1 per share; authorized 3,000 shares; issued and outstanding 500 shares	500	500
Retained earnings	141,152	1,318,654
Total stockholder's equity	141,652	1,319,154

Total liabilities and stockholder's equity	$38,773,031	$35,998,146

The accompanying notes are an integral part of these financial statements.

OrMammoth Inc.
(a wholly owned subsidiary of Ormat Funding Corp.)

Statements of Operations

	Period From November 20, 2003 (date of incorporation) to December 31, 2003	Nine Months Ended September 30, 2004
Other income	$—	$21,103
Income before income taxes and equity in income of investee	—	21,103

Income tax provision	—	—
Equity in income of investee	141,152	1,156,399
Net income	$141,152	$1,177,502

The accompanying notes are an integral part of these financial statements.

OrMammoth Inc.
(a wholly owned subsidiary of Ormat Funding Corp.)

Statements of Stockholder's Equity

	Common Stock		Retained Earnings
	Shares	Amount		Total
Balance, November 20, 2003 (date of incorporation)	—	$—	$—	$—-

Issuance of shares to Parent	500	500	—	500

Net income	—	—	141,152	141,152

Balance, December 31, 2003	500	500	141,152	141,652

Net income	—	—	1,177,502	1,177,502

Balance, September 30, 2004	500	$500	$1,318,654	$1,319,154

The accompanying notes are an integral part of these financial statements.

OrMammoth Inc.
(a wholly owned subsidiary of Ormat Funding Corp.)

Statements of Cash Flows

	Period From November 20, 2003 (date of incorporation) to December 31, 2003	Nine Months Ended September 30, 2004
Cash flows from operating activities:
Net income	$141,152	$1,177,502
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in income of investee	(141,152)	(1,156,399)
Distributions from Partnership	—	2,140,044
Deferred income tax provision	—	(708,760)
Net cash provided by operating activities	—	1,452,387

Cash flows from investing activities:
Distributions from Partnership	—	2,500,000
Net cash provided by investing activities	—	2,500,000

Cash flows from financing activities:
Repayment of long-term subordinated loan from Parent	—	(3,952,387)
Net cash used in financing activities	—	(3,952,387)

Net change in cash	—	—
Cash, beginning of period	—	—
Cash, end of period	$—	$—

Supplemental non-cash investing and financing activities:
Issuance of common stock to Parent and incurrence of long-term subordinated loan from Parent	$500	$—
Transfer of 50% interest in Mammoth from Parent and incurrence of long-term subordinated loan from Parent	$38,631,879	$—

The accompanying notes are an integral part of these financial statements.

OrMammoth Inc.
(a wholly owned subsidiary of Ormat Funding Corp.)

Notes to Financial Statements

1.    Business and Significant Accounting Policies

Business

OrMammoth Inc.'s ("Company"), a wholly owned subsidiary of Ormat Funding Corp. ("Parent"), primary business is holding a 50% ownership interest in Mammoth-Pacific, L.P. ("Mammoth"), whose operations are comprised of three geothermal power plants ("Mammoth Project"), located near Mammoth, California. The Parent is a wholly owned subsidiary of Ormat Nevada, Inc. ("ONI"), which is a wholly owned subsidiary of Ormat Technologies, Inc. ("U.S. Parent"), which in turn is a wholly owned subsidiary of Ormat Industries Ltd. ("Ultimate Parent").

Basis of presentation

As further discussed in Note 2, on December 18, 2003, the Parent acquired a 50% ownership interest in Mammoth. On January 31, 2004, the Parent transferred such 50% ownership interest in Mammoth to the Company at net book value. Such transfer has been accounted for as entities under common control in a manner similar to a pooling of interests of entities, and has been reflected in the accompanying financial statements as having occurred as of December 18, 2003. Prior to the transfer of ownership interests in Mammoth, the Company was a dormant entity. The Company was incorporated in Delaware on November 20, 2003.

The Company accounts for its 50% ownership interest in Mammoth under the equity method, pursuant to which original investments are recorded at cost and adjusted by the Company's share of undistributed earnings or losses of Mammoth. The Company's earnings in investments accounted for under the equity method have been reflected as "Equity in income of investee" on the Company's statements of operations.

Income taxes

The Company is included in the U.S. Parent's consolidated federal and state tax returns as an affiliated group. Income taxes are accounted for by the Company using the separate return method pursuant to Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes ("SFAS No. 109"). Under SFAS No. 109, the Company uses the asset and liability approach, which requires the recognition of taxes payable or refundable for the current year and deferred tax assets and liabilities for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax assets and liabilities are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The Company accounts for investment tax credits as a reduction to income taxes in the year in which the credit arises. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized. The current income taxes payable/receivable are recorded in amounts due to/from Parent as the Company settles such obligations currently.

Accounting estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

New accounting pronouncements

In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, Consolidation of Variable Interest Entities, which was revised in December 2003 ("FIN No. 46R"). FIN

OrMammoth Inc.
(a wholly owned subsidiary of Ormat Funding Corp.)

Notes to Financial Statements (Continued)

No. 46R clarifies the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements, and applies immediately to any variable interest entities ("VIE's") created after December 31, 2003, and to variable interest entities in which an interest is obtained after that date. Effective March 31, 2004, the Company adopted the provisions of FIN No. 46R, which did not have an impact on its consolidated results of operations and financial position. The Company's equity investment in Mammoth does not require consolidation as Mammoth is not a VIE.

2.	Business Acquisitions

The Mammoth Project

On December 18, 2003, the Parent acquired a 50% interest in Mammoth for an allocated purchase price of $38.6 million. On January 31, 2004, the Parent transferred such 50% interest in Mammoth to the Company at net book value. The purchase price paid by the Parent was less than the underlying net equity of Mammoth by approximately $9.3 million. As such, the basis difference will be amortized over the remaining useful life of the property, plant and equipment and the power purchase agreements, which range from 12 to 17 years. The Company's 50% ownership interest in Mammoth is accounted for under the equity method of accounting as the Company has the ability to exercise significant influence, but not control, over Mammoth.

The condensed financial position and results of operations of Mammoth are summarized below (amounts in thousands):

	December 31, 2003	September 30, 2004
Condensed balance sheet:
Current assets	$11,182	$9,213
Non-current assets	88,918	85,428
Current liabilities	608	1,228
Non-current liabilities	3,680	3,761
Partners' equity	95,812	89,652

	Period from December 18, 2003 to December 31, 2003	Nine Months Ended September 30, 2004
Condensed statement of operations:
Net revenues	$672	$12,071
Gross margin	252	3,049
Net income	246	2,840
Company's equity in income of Mammoth:
50% of Mammoth net income	$123	$1,420
Plus amortization of the equity basis difference	18	445
	141	1,865
Less income taxes	—	(709)
	$141	$1,156

3.	Transactions with Related Entities

Prior to December 18, 2003, Mammoth had an agreement for the operation and maintenance of the Mammoth Project with Covanta Energy Corporation ("Operator"), and effective December 18, 2003, ONI assumed the rights and obligations as the Operator under such agreement. Operator fees are equal to the operator's labor costs and overhead, plus monthly administrative costs.

OrMammoth Inc.
(a wholly owned subsidiary of Ormat Funding Corp.)

Notes to Financial Statements (Continued)

As a result of obtaining the 50% ownership interest in Mammoth (Note 2), the Company incurred debt to the Parent. On July 1, 2004, the Company entered into a loan agreement with the Parent pursuant to which the Company may borrow up to $40 million from time to time. The loan is due in 2021 and is payable only from available cash flow, is subordinated to other debt and has been classified as non-current. Prior to January 1, 2005, amounts payable under the loan agreement will be interest free. Effective January 1, 2005, interest will accrue on the unpaid principal of the loan amount at a rate per annum equal to the higher of 5% or the applicable Federal rate (5.03% at September 30, 2004), and is added to the principal and is also due in 2021 or from available cash flow.

4.	Commitments

In response to an order issued by a California State Court of Appeal, the California Public Utilities Commission ("CPUC"), has commenced an administrative proceeding in order to address short run avoided cost pricing for Qualifying Facilities for the period spanning from December 2000 to March 2001. The court directed that the CPUC modify short run avoided cost pricing on a retroactive basis to the extent that the CPUC determined that short run avoided cost prices were not sufficiently "accurate" or "correct." If the short run avoided cost prices charged during the period in question were determined by the CPUC to not be "accurate" or "correct," retroactive price adjustments could be required for any of the Company's Qualifying Facilities in California whose payments are tied to short run avoided cost pricing, including the Mammoth project. Currently it is not possible to predict the outcome of such proceeding, however, any retroactive price adjustment required to be made in relation to any of the Company's projects may require such projects to make refund payments, which could materially effect the financial condition, future results and cash flow of the Company.

Mammoth-Pacific, L.P.

Report on Audits of Financial Statements
As of December 31, 2002 and 2003 and September 30, 2004, and for
the years ended December 31, 2002, and 2003 and for nine-month periods ended September 30, 2003 and 2004

Report of Independent Auditors

To the Partner of Mammoth-Pacific, L.P. (OrMammoth Inc.)

In our opinion, the accompanying balance sheets and the related statements of operations, of partners' capital and of cash flows present fairly, in all material respects, the financial position of Mammoth- Pacific, L.P. ("Partnership") at December 31, 2002, December 31, 2003 and September 30, 2004, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2003 and for the nine-month periods ended September 30, 2003 and 2004 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Sacramento, California
December 20, 2004

Mammoth-Pacific, L.P.
(A California Limited Partnership)

Balance Sheets

	December 31,		September 30, 2004
	2002	2003
Assets
Current assets:
Cash and cash equivalents	$4,416,984	$7,528,354	$5,559,863
Accounts receivable	2,705,284	2,552,216	2,997,055
Prepaid expenses and other	1,282,268	1,101,113	655,716
Total current assets	8,404,536	11,181,683	9,212,634
Property, plant and equipment, net	93,198,635	88,918,530	85,178,048
Deposits and other	—	—	250,000
Total assets	$101,603,171	$100,100,213	$94,640,682
Liabilities and Partners' Capital
Current liabilities:
Accounts payable	$14,561	$365,177	$38,413
Accrued and other liabilities	678,997	199,482	789,804
Due to related entities	168,900	42,811	399,392
Total current liabilities	862,458	607,470	1,227,609
Due to related entities	752,631	694,736	610,325
Asset retirement obligation	—	2,985,664	3,150,661
Total liabilities	1,615,089	4,287,870	4,988,595
Commitments and contingencies (Notes 3, 4, 5 and 6)
Partners' capital	99,988,082	95,812,343	89,652,087
Total liabilities and partners' capital	$101,603,171	$100,100,213	$94,640,682

The accompanying notes are an integral part of these financial statements.

Mammoth-Pacific, L.P.
(A California Limited Partnership)

Statements of Operations

	Year Ended December 31,		Nine Months Ended September 30,
	2002	2003	2003	2004
Revenues:
Energy	$10,040,290	11,882,856	$8,624,754	$8,266,664
Capacity	4,282,968	4,205,000	3,725,617	3,616,175
Capacity bonus	265,228	265,488	181,116	187,929
Total revenues	14,588,486	16,353,344	12,531,487	12,070,768
Cost of revenues:
Operating expenses	6,019,970	6,705,336	5,101,323	4,856,570
Depreciation and amortization	5,294,823	5,359,544	4,004,851	4,165,120
	11,314,793	12,064,880	9,106,174	9,021,690
Gross margin	3,273,693	4,288,464	3,425,313	3,049,078
General and administrative expenses	114,620	204,000	153,000	228,803
Operating income	3,159,073	4,084,464	3,272,313	2,820,275
Other income:
Interest income	411,036	44,393	36,471	19,469
Other, net	—	2,404	—	—
Income before change in accounting principle	3,570,109	4,131,261	3,308,784	2,839,744
Cumulative effect of change in accounting prinicple	—	(2,107,000)	(2,107,000)	—
Net income	$3,570,109	$2,024,261	$1,201,784	$2,839,744
Proforma income tax provision	$1,356,641	$769,219	$456,678	$1,079,103
Proforma net income reflecting tax provision (Note 1)	$2,213,468	$1,255,042	$745,106	$1,760,641

The accompanying notes are an integral part of these financial statements.

Mammoth-Pacific, L.P.
(A California Limited Partnership)

Statements of Partners' Capital

	General Partners			Limited Partners
	Mammoth Geothermal Company	OrMammoth Inc.	CD Mammoth Lakes I	Pacific Geothermal Company	OrMammoth Inc.	CD Mammoth Lakes I	CD Mammoth Lakes II	Total Partners' Capital
Balance, January 1, 2002	$59,615,569	$—	$1,216,644	$1,216,644	$—	$29,199,462	$30,416,105	$121,664,424
Distributions	(12,370,760)	—	(252,465)	(252,465)	—	(6,059,148)	(6,311,613)	(25,246,451)
Net income	1,749,354	—	35,701	35,701	—	856,826	892,527	3,570,109
Balance, December 31, 2002	48,994,163	—	999,880	999,880	—	23,997,140	24,997,019	99,988,082
Distributions	(3,038,000)	—	(62,000)	(62,000)	—	(1,488,000)	(1,550,000)	(6,200,000)
Net income	931,459	60,428	20,243	19,010	1,233	485,823	506,065	2,024,261
(Sale)/Purchase of Partnership interest	(46,887,622)	46,887,622	—	(956,890)	956,890	—	—	—
Balance, December 31, 2003	—	46,948,050	958,123	—	958,123	22,994,963	23,953,084	95,812,343
Distributions	—	(4,410,000)	(90,000)	—	(90,000)	(2,160,000)	(2,250,000)	(9,000,000)
Net income	—	1,391,474	28,397	—	28,397	681,539	709,937	2,839,744
Balance, September 30, 2004	$—	$43,929,524	$896,520	$—	$896,520	$21,516,502	$22,413,021	$89,652,087

The accompanying notes are an integral part of these financial statements.

Mammoth Pacific, L.P.
(A California Limited Partnership)

Statements of Cash Flows

	Year Ended December 31,		Nine Months Ended September 30,
	2002	2003	2003	2004
Cash flows from operating activities:
Net income	$3,570,109	$2,024,261	$1,201,784	$2,839,744
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,294,823	5,359,544	4,004,851	4,165,120
Cumulative effect of change in accounting principle	—	2,107,000	2,107,000	—
Changes in operating assets and liabilities:
Accounts receivable	13,072,566	153,068	(434,840)	(444,839)
Other receivables	8,153,363	—	—	—
Asset retirement obligation	—	220,664	165,664	164,997
Prepaid expenses and other	(223,864)	181,155	379,555	445,397
Accounts payable	(449,893)	350,616	104,372	(326,764)
Accrued and other liabilities	(2,725,554)	(479,515)	(382,485)	590,322
Deposits and other	—	—	—	(250,000)
Due to related entities	107,057	(183,984)	26,258	272,170
Net cash provided by operating activities	26,798,607	9,732,809	7,172,159	7,456,147
Cash flows from investing activities:
Change in restricted cash	378,117	—	—	—
Capital expenditures	(1,962,913)	(421,439)	(292,947)	(424,638)
Net cash used in operating activities	(1,584,796)	(421,439)	(292,947)	(424,638)
Cash flows from financing activities:
Distributions to Partners	(25,246,451)	(6,200,000)	(3,200,000)	(9,000,000)
Net cash used in financing activities	(25,246,451)	(6,200,000)	(3,200,000)	(9,000,000)
Net (decrease) increase in cash and cash equivalents	(32,640)	3,111,370	3,679,212	(1,968,491)
Cash and cash equivalents, beginning of period	4,449,624	4,416,984	4,416,984	7,528,354
Cash and cash equivalents, end of period	$4,416,984	$7,528,354	$8,096,196	$5,559,863
Supplemental disclosure of cash flow information:
Effect of adopting of SFAS No. 143 (Note 3):
Asset retirement cost, net	$—	$658,000	$658,000	$—

Asset retirement obligation	$—	$2,765,000	$2,765,000	$—

The accompanyiing notes are an integral part of these financial statements.

Mammoth-Pacific, L.P.
(A California Limited Partnership)

Notes to Financial Statements

1.    Business and Summary of Significant Accounting Policies

Business

Mammoth-Pacific, L.P., a California limited partnership (the "Partnership"), owns and operates three geothermal electric generation plants located in Mammoth Lakes, California. Such geothermal plants are collectively referred to herein as the "Project".

Prior to December 18, 2003, the partners were Mammoth Geothermal Company ("MGC") and Pacific Geothermal Company ("PGC"), which are both wholly owned subsidiaries of Covanta Energy Corporation ("CEC"), and CD Mammoth Lakes I ("CDI") and CD Mammoth Lakes II ("CDII"), which are both wholly owned subsidiaries of Constellation Energy Inc. Effective December 18, 2003, the partnership interests owned by MGC and PGC were sold to OrMammoth Inc. ("OrMammoth"), a wholly owned subsidiary of Ormat Funding Corp. ("OFC"), which is a wholly owned subsidiary of Ormat Nevada, Inc. ("ONI"), which in turn is a wholly owned subsidiary of Ormat Technologies, Inc. ("OTec").

The partners' general and limited partnership interests as of December 31, 2003 and September 30, 2004 are as follows:

General partners:
OrMammoth	49%
CDI	1%
Limited partners:
OrMammoth	1%
CDI	24%
CDII	25%

All income, loss, tax deductions and credits, cash distributions from operations, and net proceeds from dissolution and liquidation of the Partnership shall be allocated to the partners in percentages equal to their partnership interests.

Cash and cash equivalents

The Partnership considers all investments purchased with an original maturity of three months or less to be cash equivalents.

Concentration of credit risk

Financial instruments that potentially subject the Partnership to concentration of credit risk consist principally of temporary cash investments and accounts receivable. The Partnership places its temporary cash investments with high credit quality financial institutions located in the United States of America. At December 31, 2003 and September 30, 2004, the Partnership maintained all of its deposits in one U.S. financial institution that is federally insured up to $100,000. All of the Partnership's revenues, and the related receivable balances, are earned from one power company, Southern California Edison Company.

Property, plant and equipment

Property, plant and equipment are stated at cost. All costs associated with acquisition, development and construction of power plant facilities are capitalized. Major improvements are capitalized, and repairs and maintenance costs are expensed. Power plants are depreciated using the straight-line method over the term of the relevant power purchase agreements (Note 4). The other

Mammoth-Pacific, L.P.
(A California Limited Partnership)

Notes to Financial Statements (Continued)

assets are depreciated using the straight-line method over their estimated useful lives ranging from five to seven years. The cost and accumulated depreciation of items sold or retired are removed from the accounts. Any resulting gain or loss is recognized currently.

Impairment of long-lived assets and long-lived assets to be disposed of

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell. Management believes that no impairment exists for long-lived assets, however future estimates as to the recoverability of such assets may change based on revised circumstances.

Derivative instruments

Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended and interpreted by other related accounting literature, establishes accounting and reporting standards for derivative instruments (including certain derivative instruments embedded in other contracts). SFAS No. 133 requires companies to record derivatives on their balance sheets as either assets or liabilities measured at their fair value unless exempted from derivative treatment as a normal purchase and sale. All changes in the fair value of derivatives are recognized currently in earnings unless specific hedge criteria are met, which requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting.

The Company is subject to the provisions of SFAS No. 133 Derivative Implementation Group ("DIG") Issue No. C15 ("DIG Issue No. C15"), Normal Purchases and Normal Sales Exception for Certain Option-Type Contracts and Forward Contracts in Electricity, which expands the requirements for the normal purchase and normal sales exception to include electricity contracts entered into by a utility company when certain criteria are met. Also under DIG Issue No. C15, contracts that have a price adjustment clause based on an index that is not directly related to the electricity generated, as defined in SFAS No. 133, do not meet the requirements for the normal purchases and normal sales exception. The Company has power sales agreements that qualify as derivative instruments under DIG Issue No. C15 because they have a price adjustment clause based on an index that does not directly relate to the sources of the power used to generate the electricity. The adoption of the provisions of DIG Issue No. C15 in 2002 did not have a material impact on the Company's consolidated financial position and results of operations.

In June 2003, the FASB issued DIG Issue No. C20, Scope Exceptions: Interpretation of the Meaning of Not Clearly and Closely Related in Paragraph 10(b) regarding Contracts with a Price Adjustment Feature. DIG Issue No. C20 superseded DIG Issue No. C11 Interpretation of Clearly and Closely Related in Contracts That Qualify for the Normal Purchases and Normal Sales Exception, and specified additional circumstances in which a price adjustment feature in a derivative contract would not be an impediment to qualifying for the normal purchases and normal sales scope exception under SFAS No. 133. DIG Issue No. C20 was effective as of the first day of the fiscal quarter beginning after July 10, 2003, (i.e. October 1, 2003, for the Company). In conjunction with initially applying the implementation guidance, DIG Issue No.C20 requires contracts that did not previously qualify for the normal purchases normal sales scope exception, and do qualify for the exception under DIG Issue No. C20, to freeze the fair value of the contract as of the date of the initial application, and amortized

Mammoth-Pacific, L.P.
(A California Limited Partnership)

Notes to Financial Statements (Continued)

such fair value over the remaining contract period. Upon adoption of DIG Issue No. C20, the Company elected the normal purchase and normal sales scope exception under FAS No. 133 related to its power purchase agreements. Such adoption did not have a material impact on the Company's consolidated financial position and results of operations.

Income taxes

The net income of the Partnership for income tax purposes is the responsibility of the individual partners. Accordingly, no provision for income taxes has been recorded in the accompanying financial statements. The pro forma net income on the statement of operations reflects a tax provision of 38%, the effective rate of the company that acquired MGC and PGC's ownership interest (see discussion above).

Revenue recognition

Revenue from the sale of electricity is recorded based upon output delivered and capacity provided at rates as specified under terms of long-term power purchase agreements (see Note 4).

Accounting estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments

The fair value of cash and cash equivalents, accounts receivable, and accounts payable approximate their reported carrying amounts because of the short maturity of those instruments.

Recently issued accounting pronouncements

The Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 143, Accounting for Obligations Associated with the Retirement of Long-Lived Assets in August 2001. As further discussed in Note 3, the Partnership adopted the provisions of SFAS No. 143 effective January 1, 2003.

In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS No. 149 amends and clarifies the accounting and reporting for derivative instruments, including certain derivatives embedded in other contracts, and for hedging activities under SFAS No. 133. The amendments in SFAS No. 149 require that contracts with comparable characteristics be accounted for similarly. SFAS No. 149 clarifies under what circumstances a contract with an initial net investment meets the characteristics of a derivative according to SFAS No. 133 and when a derivative contains a financing component that warrants special reporting in the statement of cash flows. In addition, SFAS No. 149 amends the definition of an "underlying" to conform it to language used in FIN No. 45 and amends certain other existing pronouncements. The provisions of SFAS No. 149 that relate to SFAS No. 133 "Implementation Issues" that have been effective for periods that began prior to June 15, 2003 should continue to be applied in accordance with their respective effective dates. The requirements of SFAS No. 149 are effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The Partnership adopted the provisions of SFAS No. 149 effective July 1, 2003, which did not have a material impact on its results of operations and financial position.

Mammoth-Pacific, L.P.
(A California Limited Partnership)

Notes to Financial Statements (Continued)

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability because that financial instrument embodies an obligation of the issuer. The requirements of SFAS No. 150 are effective for financial instruments entered into or modified after May 31, 2003. For financial instruments created prior to the issuance date of SFAS No. 150, transition shall be achieved by reporting the cumulative effect of a change in accounting principle. The Partnership adopted the provisions of SFAS No. 150 effective July 1, 2003, which did not have a material impact on its results of operations and financial position.

In May 2003, the Emerging Issues Task Force ("EITF") reached consensus in EITF Issue No. 01-8, Determining Whether an Arrangement Contains a Lease, to clarify the requirements of identifying whether an arrangement contains a lease at its inception. The guidance in the consensus is designed to broaden the scope of arrangements, such as power purchase agreements, accounted for as leases. EITF Issue No. 01-8 requires both parties to an arrangement to determine whether a service contract or similar arrangement is, or includes, a lease within the scope of SFAS No. 13, Accounting for Leases. The consensus is being applied prospectively to arrangements agreed to, modified, or acquired in business combination on or after July 1, 2003. The adoption of EITF No. 01-8 effective July 1, 2003 did not have an effect to the Company's financial position or results of operations.

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, which was revised in December 2003 ("FIN No. 46R"). FIN No. 46R clarifies the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements, and applies immediately to any variable interest entities created after December 31, 2003, and to variable interest entities in which an interest is obtained after that date. Effective March 31, 2004, the Company adopted the provisions of FIN No. 46R, which did not have an impact on its consolidated results of operations and financial position.

2.    Property, Plant and Equipment

Property, plant and equipment, consists of the following:

	December 31,		September 30, 2004
	2002	2003
Plant and related equipment	$156,071,186	$153,321,056	$153,321,056
Transportation equipment	181,442	183,220	183,220
Furniture and fixtures	117,665	37,419	37,419
Asset retirement cost	—	1,097,000	1,097,000
	156,370,293	154,638,695	154,638,695
Less accumulated depreciation	(63,171,658)	(67,865,876)	(71,865,999)
Plus construction-in-progress	—	2,145,711	2,405,352
	$93,198,635	$88,918,530	$85,178,048

3.    Asset Retirement Obligation

The Partnership adopted SFAS No. 143 effective January 1, 2003. Under SFAS No. 143, entities are required to record the fair value of a legal liability for an asset retirement obligation in the period in which it is incurred. The Partnership's legal liabilities include capping wells and post-closure costs of geothermal power producing sites. When a new liability for asset retirement obligations is recorded, the Partnership capitalizes the costs of the liability by increasing the carrying amount of the related

Mammoth-Pacific, L.P.
(A California Limited Partnership)

Notes to Financial Statements (Continued)

long-lived asset. The liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. At retirement, an entity settles the obligation for its recorded amount or incurs a gain or loss. On January 1, 2003 the Partnership recorded a cumulative effect of change in accounting principle of $2,107,000, net of related tax benefit of $0. As a result of adopting the provisions of SFAS No. 143, the net income for the year ended December 31, 2003 decreased by approximately $257,000. The pro forma net income for the year ended December 31, 2002, reflecting the adoption of SFAS No. 143, applied retroactively would have been $3,334,109.

The following table summarizes the impact on the Partnership's balance sheet following the adoption of SFAS No. 143:

	Balance at December 31, 2002	Change Resulting from Application of SFAS No. 143	Balance at January 1, 2003
Property, plant and equipment	$156,370,293	$1,097,000	$157,467,293
Accumulated depreciation	(63,171,658)	(439,000)	(63,610,658)
Net property, plant and equipment	$93,198,635	$658,000	$93,856,635
Non-current asset retirement obligation	$—	$2,765,000	$2,765,000

The unaudited pro forma changes to the non-current asset retirement obligation, based on the information, assumptions, and interest rates as of January 1, 2003, are presented below to show what the Partnership would have reported if the provisions of SFAS No. 143 had been in effect for the periods presented below:

	Year Ended December 31,		Nine Months Ended September 30, 2004
	2002	2003
Balance at beginning of period	$2,565,000	$2,765,000	$2,985,664
Accretion expense	200,000	220,664	164,997
Balance at end of period	$2,765,000	$2,985,664	$3,150,661

4.    Power Purchase Agreements

The Partnership has three power purchase agreements (the "PPA's") with Southern California Edison Company ("SCE"), that provide for the sale of capacity and energy through their respective terms, expiring from 2015 to 2020. Under the PPA's, the Partnership received payments based on SCE's short-run avoided cost ("SRAC") and receives a fixed energy payment starting in May 2002 through April 2007, and thereafter based on SCE's SRAC. The PPA's provide for firm capacity and bonus payments established by the contracts and are paid to the Partnership each month through the contracts' term based on plant performance. Bonus capacity payments are earned based on actual capacity available during certain peak hours.

Pursuant to the terms of the power purchase agreements described above, the Partnership may be required to make payments to SCE under certain conditions, such as shortfall on delivery of renewable energy and energy credits, and not meeting certain threshold performance requirements, as defined. The amount of payment required is dependent upon the level of shortfall on delivery or performance requirements and is recorded in the period the shortfall occurs. If the projects fail to meet minimum performance requirements, as defined, the respective project may be placed on probation, the capacity of the relevant plant may be permanently reduced and, in such an instance, a refund would be owed from such project to SCE. The Project may also reduce the capacity of the plants upon notice to SCE and after making a certain payment to it.

Mammoth-Pacific, L.P.
(A California Limited Partnership)

Notes to Financial Statements (Continued)

5.    Commitments and Contingencies

The geothermal resources being utilized by the Project are owned by unrelated parties, which receive royalties based on a percentage of gross revenues from the sale of energy.

The Partnership is planning to construct a pipeline and two new production wells for a total expected cost of approximately $5 million to be completed by January 2006.

In response to an order issued by a California State Court of Appeal, the California Public Utilities Commission, ("CPUC"), has commenced an administrative proceeding in order to address SRAC pricing for Qualifying Facilities for the period spanning from December 2000 to March 2001. The court directed that the CPUC modify SRAC pricing on a retroactive basis to the extent that the CPUC determined that SRAC prices were not sufficiently "accurate" or "correct." If the SRAC prices charged during the period in question were determined by the CPUC to not be "accurate" or "correct," retroactive price adjustments could be required. Currently it is not possible to predict the outcome of such proceeding, however, any retroactive price adjustment may require the Partnership to make refund payments, which could materially affect the financial condition, future results and cash flows of the Partnership.

6.    Related Party Transactions

Effective January 1, 1995, the Partnership entered into an operating agreement with a wholly owned subsidiary of CEC (the "Operator"), for the operation and maintenance of the Project. After December 18, 2003, ONI assumed rights and obligations under the operation and maintenance agreement with the Company. Operator fees are equal to the Operator's labor costs and overhead, plus monthly administration costs. Total expenses incurred under this agreement were approximately $1,851,000, $1,439,000, $1,396,000 and $1,355,000 for the years ended December 31, 2002 and 2003, and for the nine-month periods ended September 30, 2003 and 2004, respectively, of which approximately $147,000, $43,000 and $294,000 was included in due to related entities at December 31, 2002 and 2003, and September 30, 2004, respectively.

Prior to December 18, 2003, MGC had been designated, and effective December 18, 2003, OrMammoth has been designated as the managing general partner and is reimbursed for direct expenses and allocated costs incurred on behalf of the Partnership. Total expenses incurred were approximately $73,600, $153,000, $152,700, and $216,700 for the year ended December 31, 2002 and 2003 and for the nine-month periods ended September 30, 2003 and 2004, respectively.

Included in the amount due to related entities are amounts due to OrMammoth of approximately $610,300 as of September 30, 2004, for advances received. Such amounts are to be repaid monthly, subject to available operating cash flow, over a 20-year period beginning January 1, 1996.

ORMESA GEOTHERMAL
(A General Partnership)

Financial Statements as of April 15, 2002 and
For the period from January 1, 2002 to April 15, 2002

REPORT OF INDEPENDENT AUDITORS

To the Partners of Ormesa Geothermal:

In our opinion, the accompanying balance sheet and the related statements of operations, of partners' equity and of cash flows present fairly, in all material respects, the financial position of Ormesa Geothermal (the "Partnership") at April 15, 2002, and the results of its operations and its cash flows for the period from January 1, 2002 to April 15, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 2, on April 15, 2002, 100% of the Partnership interest was sold and merged into a wholly-owned subsidiary of Ormat Funding Corp.

/s/ PricewaterhouseCoopers LLP

Sacramento, California
January 26, 2004

ORMESA GEOTHERMAL
(A General Partnership)

BALANCE SHEET
APRIL 15, 2002

ASSETS
Current assets:
Accounts receivable	$1,119,283

Property, plant and equipment, net	17,026,511
Power purchase agreement, net	3,814,592
Total assets	$21,960,386

LIABILITIES AND PARTNERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$525,812
Notes payable	3,983,348
Total current liabilities	4,509,160

Partners' equity	17,451,226
Total liabilities and partners' equity	$21,960,386

The accompanying notes are an integral part of these financial statements.

ORMESA GEOTHERMAL
(A General Partnership)

STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JANUARY 1, 2002 TO APRIL 15, 2002

Revenues:
Energy	$2,148,295
Capacity	363,839
Other	79,966
Recovery of doubtful accounts	10,912,204
Total revenue	13,504,304

Cost of revenues:
Operating expenses	3,524,131
Royalties	324,564
MMS settlement (Note 8)	636,563
Depreciation and amortization	470,686
Gross margin	8,548,360

General and administrative expenses	109,092
Operating income	8,439,268

Other income (expense):
Interest income	157,211
Interest expense	(569,138)

Net income	$8,027,341

Proforma income tax provision	$3,050,390

Proforma net income reflecting tax provision (Note 3)	$4,976,951

The accompanying notes are an integral part of these financial statements.

ORMESA GEOTHERMAL
(A General Partnership)

STATEMENT OF PARTNERS' EQUITY (DEFICIT)
FOR THE PERIOD FROM JANUARY 1, 2002 TO APRIL 15, 2002

Balance, December 31, 2001	$(3,915,740)

Net income	8,027,341

Distribution of net liabilities to Partners	13,339,625

Balance, April 15, 2002	$17,451,226

The accompanying notes are an integral part of these financial statements.

ORMESA GEOTHERMAL
(A General Partnership)

STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JANUARY 1, 2002 TO APRIL 15, 2002

Cash flows from operating activities:
Net income	$8,027,341
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	470,686
Changes in operating assets and liabilities:
Receivables	1,708,929
Prepaid expenses	11,054
Other long-term assets	3,340
Accounts payable and accrued expenses	(413,981)
Due to related parties	(8,763,612)
Net cash provided by operating activities	1,043,757
Cash flows from investing activities:
Change in restricted cash	2,163,785
Net cash used in investing activities	2,163,785
Cash flows from financing activities:
Principal payments on loan payable	—
Distributions of cash to partners	(4,580,338)
Net cash used in financing activities	(4,580,338)
Net decrease in cash and cash equivalents	(1,372,796)
Cash and cash equivalents, beginning of period	1,372,796
Cash and cash equivalents, end of period	$—
Supplemental non-cash financing activities:
Distributions to partners — See Note 2

The accompanying notes are an integral part of these financial statements.

ORMESA GEOTHERMAL
(A General Partnership)

NOTES TO FINANCIAL STATEMENTS

1.    Nature of Business

Ormesa Geothermal (the "Partnership"), a California general partnership, was formed in 1985 for the purpose of constructing and operating a 38 megawatt geothermal power production facility located in Imperial County, California. The Partnership is comprised of three separate geothermal facilities, Ormesa I, IE and IH, which came online in 1986, 1988 and 1989, respectively.

The Partnership consists of two Partners, FPL Energy East Mesa LLC ("FPLE"), and Caithness Imperial Holdings I, LLC ("Caithness"). FPLE and Caithness (collectively, the "Partners") each own 50% of the Partnership. The Partnership is managed and controlled by a management committee. The management committee consists of two representatives, one each appointed by FPLE and Caithness.

Operating profits and losses of the Partnership, as well as cash flows, are allocated to the Partners in proportion to their ownership interests. Ordinary cash flows are allocated in the same percentages as operating profits and losses.

2.    Sale of the Partnership

On April 15, 2002, the Partners sold their interest in the Partnership to Ormat Funding Corp. ("OFC"). The sale also included Ormesa Geothermal II, GEM Reources LLC, and East Mesa Partners, all companies under common ownership with the Partnership which together own 6 geothermal generating power plant facilities (collectively "Ormesa Power Projects"). The Ormesa Power Projects were acquired for approximately $41.7 million. Immediately prior to the sale, the following amounts were distributed to (retained by) the Partners:

Cash	$4,580,338
Prepaids and other assets	243,004
Accounts payable and accrued expenses	(1,303,489)
Due to related entities	(16,859,478)
Net liability distributed	$(13,339,625)

OLC assumed the remaining assets and liabilities of the Partnership as of the end of the business day on April 15, 2002, as shown on the accompanying balance sheet. At April 15, 2002, the Partnership had a note payable of $3,983,348, which bears interest at 6.86% annually. The note, plus accrued interest of $91,379, was paid-in-full in connection with the sale of the partnership interest. In December 2002, the Partnership was merged into OLC.

3.    Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of credit risk

Financial instruments that potentially subject the Partnership to concentration of credit risk consist principally of accounts receivable. All of the Partnership's revenues, and the related receivable balances, are earned from one power company.

ORMESA GEOTHERMAL
(A General Partnership)

NOTES TO FINANCIAL STATEMENTS (Continued)

Accounts Receivable

Given the uncertainties surrounding the energy market in late 2000 and early 2001, the Partnership recorded an allowance for uncollectable amounts of $10,912,204 as of December 31, 2001. In 2002, Southern California Edison ("SCE") was able to generate sufficient cash flow and paid the amount owed to the Partnership. Accordingly, the Partnership recorded such recovery as energy revenue in 2002.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. All costs associated with acquisition, development and construction of power plant facilities are capitalized. Major improvements are capitalized, and repairs and maintenance costs are expensed. Power plants are depreciated using the straight-line method over the estimated service period of 18 years. The other assets are depreciated using the straight-line method over their estimated useful lives of three to 10 years.

Power Purchase Agreement

The cost of the SCE power purchase agreement ("PPA") is being amortized on a straight-line basis over the remaining eighteen-year life of the Agreement.

Impairment of long-lived assets and long-lived assets to be disposed of

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell. Management believes that no impairment exists for long-lived assets, however future estimates as to the recoverability of such assets may change based on revised circumstances.

Revenue Recognition

Energy revenue is recognized when electricity is supplied to SCE at the contract rates in effect at the time (see Note 5).

Income Taxes

No income taxes or tax benefits have been recorded in the Partnership's financial statements since such taxes, if any, are the responsibility of the Partners. The proforma net income on the statement of operations reflects a tax provision of 38%, the effective rate of the company in which the Partnership was merged into (Note 2).

Recently issued accounting pronouncements

In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. They also issued SFAS No. 143, Accounting for Obligations Associated with the Retirement of Long-Lived Assets, and SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, in August and October 2001, respectively.

ORMESA GEOTHERMAL
(A General Partnership)

NOTES TO FINANCIAL STATEMENTS (Continued)

SFAS No. 141 requires all business combinations initiated after June 30, 2001 be accounted for under the purchase method. SFAS No. 141 supersedes Accounting Principles Board (APB) Opinion No. 16, Business Combinations, and SFAS No. 38, Accounting for Pre-acquisition Contingencies of Purchased Enterprises, and is effective for all business combinations initiated after June 30, 2001.

SFAS No. 142 addresses the financial accounting and reporting for acquired goodwill and other intangible assets. Under the new rules, it is no longer required to amortize goodwill and other intangible assets with indefinite lives, but will be subject to periodic testing for impairment. SFAS No. 142 supersedes APB Opinion No. 17, Intangible Assets. The Partnership adopted the provisions of SFAS No. 142 effective January 1, 2002, which did not have a material impact on its results of operations and financial position, as the Partnership did not have any goodwill and other intangible assets with indefinite lives.

SFAS No. 144 establishes a single accounting model for the impairment or disposal of long-lived assets, including discontinued operations. SFAS No. 144 superseded SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and APB Opinion No. 30, Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. The Partnership adopted the provisions of SFAS No. 144 effective January 1, 2002, which did not have a material impact on its consolidated results of operations and financial position.

4.    Property, Plant and Equipment

Property, plant and equipment, consists of the following at April 15, 2002:

Automobiles	$81,326
Geothermal power plants, including geothermal wells	20,770,703
20,852,029
Less accumulated depreciation	(3,825,518)
$17,026,511

Total depreciation expense for the period from January 1, 2002 to April 15, 2002 was $395,044.

5.    Power Purchase Agreement

The power purchase agreement consisted of the following at April 15, 2002:

Power purchase agreement	$4,668,208
Less accumulated amortization	(853,617)
$3,814,591

Total amortization expense for the period from January 1, 2002 to April 15, 2002 was $75,642.

The Partnership sells all electricity produced to SCE under a 30-year power purchase agreement, which expires in 2017. Under the terms of the contract, SCE makes payments to the Partnership as follows:

•	Energy payments are based on SCE's published avoided cost at time of purchase.

•	Capacity payments for energy delivered to SCE that are based upon stipulated capacity utilization statistics and a contract capacity of 31.5 megawatts.

•	Bonus payments to the extent that actual energy delivered exceeds 85% of the on-peak capacity. Bonus payments are based on a maximum capacity of 27 megawatts.

ORMESA GEOTHERMAL
(A General Partnership)

NOTES TO FINANCIAL STATEMENTS (Continued)

During the period from January 1, 2002 to April 15, 2002 the Partnership did not deliver energy at the levels required to receive bonus payments.

In 2001, the Partnership entered into an agreement with SCE which provided for establishment of a fixed energy rate of $0.0537 per kilowatt hour for a five year period commencing on May 1, 2002. Capacity rates will continue to be based on the rates established in the PPA.

The Partnership is eligible to receive a renewable energy subsidy per California legislation AB1890/SB90. This subsidy is pooled among all eligible geothermal facilities to bring energy revenues up to three cents per kWh with a maximum subsidy of one cent per kWh. Energy sales include $79,967 during the period from January 1, 2002 to April 15, 2002, pursuant to State of California program AB1890.

6.    Related-Party Transactions

ESI Ormesa IH Resource LLC ("IH Resource"), a related entity through common ownership, leases properties from the Bureau of Land Management ("BLM") pursuant to a lease that expires in 2029 and produces geothermal fluid, which it sells to the Partnership. Total fluid fees paid by the Partnership to IH Resource during the period from January 1, 2002 to April 15, 2002, included in operating expenses were $177,854. Subsequent to the sale of the Partnership (Note 2), OLC retained the lease with BLM, and pays the royalties for the geothermal fluid directly to BLM.

GEM Resources LLC ("GEM"), a related entity through common ownership, operates a geothermal power production facility. GEM sells power it produces to the Partnership for use by the power plant. Total power purchases from GEM during the period from January 1, 2002 to April 15, 2002, included in operating expenses were $958,075.

The Partnership and FPL Energy Operating Services, Inc. ("FPLE/OSI", an entity related to FPLE) have entered into an operations and maintenance agreement (the "O&M Agreement") that provides for the operation and maintenance of the Partnership. The O&M Agreement provides for the reimbursement of direct costs of providing services and a fee of $125,000 per year, subject to certain adjustments. Total O&M fees during the period from January 1, 2002 to April 15, 2002, included in operating expenses were $41,803. This agreement was terminated upon the sale of the Partnership in April (Note 2), and an entity related to OLC started to provide O&M services after that date.

The Partnership pays an annual fee of $30,000 per year, to each Partner for management services, subject to certain increases. FPLE is paid an additional $50,000 annually as compensation for services as the Partnership's Administrative Partner, subject to certain increases. Total fees recorded for these services for the period from January 1, 2002 to April 15, 2002, included in general and administrative expenses were $40,104. In connection with the sale of the Partnership (Note 2), this agreement was terminated.

An entity related to FPLE retains a 5%, 10% and 8% overriding royalty interest based on the value of production on Ormesa I, IE and IH, respectively. Total royalty expenses recorded for the period from January 1, 2002 to April 15, 2002, included in operating expenses were $168,910. In connection with the sale of the Partnership (Note 2), this agreement was terminated.

The Partnership was required under an agreement with the Partners, to establish and maintain periodic rent and operating cash reserves, as defined in the agreement, as restricted cash. Upon sale of the Partnership (Note 2) the agreement was terminated and the remaining cash was distributed to the Partners.

As of December 31, 2001, the Partnership had two notes payable to an entity related to FPLE, for a total amount due of $15,500,000, plus accrued interest. Interest accrued on the unpaid balance at 10.79% annually. These notes were retained by the Partners upon the sale of the Partnership in April (Note 2).

ORMESA GEOTHERMAL
(A General Partnership)

NOTES TO FINANCIAL STATEMENTS (Continued)

7.    Commitments and Contingencies

The Partnership, leases the well rights to the geothermal fluid from the BLM under leases which expire between 2024 and 2029. BLM was paid a royalty of $1,930 for the period from January 1, 2002 to April 15, 2002, which is included in operating expenses.

The California Department of Toxic Substances Control ("DTSC") has alleged violations of California Health and Safety Code arising out of a cooling tower maintenance project that occurred in June 1999. The Partnership has met with government officials and is attempting to resolve the allegations. Possible sanctions against the Partnership could include a fine and/or performance of a community environmental project. Accordingly, the Partnership had determined that a loss is probable and recognized the loss in 2000. As of April 15, 2002 this matter is still pending resolution and thus the Partnership has accrued a liability of $100,000 (including legal fees).

8.    Subsequent Events

The Partnership was in dispute with Mineral Management Service ("MMS") over the royalty guidelines in place used to calculate the amount owed for royalty payments made from 1987 to 1998. As of December 31, 2001, management believed that it was probable that this matter would result in payments of approximately $350,000 and accordingly had recorded an accrued liability for this amount. Subsequent to April 15, 2002, the former partners of the Partnership reached a settlement agreement with MMS, whereby upon payment of the settlement amount, any further liability was released. The actual settlement amount exceeded the original estimate of $350,000 by $636,563. The former partners retained the obligation to pay the MMS liability (Note 2).

ORMESA GEOTHERMAL II
(A General Partnership)

Financial Statements as of April 15, 2002 and
For the period from January 1, 2002 to April 15, 2002

REPORT OF INDEPENDENT AUDITORS

To the Partners of Ormesa Geothermal II:

In our opinion, the accompanying balance sheet and the related statements of operations, of partners' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Ormesa Geothermal II (the "Partnership") at April 15, 2002, and the results of its operations and its cash flows for the period from January 1, 2002 to April 15, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 2, on April 15, 2002, 100% of the Partnership interest was sold and merged into a wholly-owned subsidiary of Ormat Funding Corp.

/s/ PricewaterhouseCoopers LLP

Sacramento, California
January 26, 2004

ORMESA GEOTHERMAL II
(A General Partnership)

BALANCE SHEET
APRIL 15, 2002

ASSETS
Current assets:
Accounts receivable	$558,278
Property, plant and equipment, net	727,984
Power purchase contract	784,597
Total assets	$2,070,859
LIABILITIES AND PARTNERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$82,005
Partners' equity	1,988,854
Total liabilities and partners' equity	$2,070,859

The accompanying notes are an integral part of these financial statements.

ORMESA GEOTHERMAL II
(A General Partnership)

STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JANUARY 1, 2002 TO APRIL 15, 2002

Energy revenues
Energy	$1,232,804
Capacity	187,559
Total revenue	1,420,363
Cost of revenues:
Operating expenses	3,139,487
Royalties	634,400
Depreciation and amortization	31,822
Gross loss	(2,385,346)
General and administrative expenses	55,895
Operating loss	(2,441,241)
Other income (expense):
Interest income	85,140
Interest expense	(277,684)
Net loss	$(2,633,785)
Proforma income tax benefit	$1,000,838
Proforma net income reflecting tax benefit (Note 3)	$(1,632,947)

The accompanying notes are an integral part of these financial statements.

ORMESA GEOTHERMAL II
(A General Partnership)

STATEMENT OF PARTNERS' EQUITY (DEFICIT)
FOR THE PERIOD FROM JANUARY 1, 2002 TO APRIL 15, 2002

Balance, December 31, 2001	$(3,084,005)
Net loss	(2,633,785)
Distribution of net liabilities to Partners	7,706,644
Balance, April 15, 2002	$1,988,854

The accompanying notes are an integral part of these financial statements.

ORMESA GEOTHERMAL II
(A General Partnership)

STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JANUARY 1, 2002 TOAPRIL 15, 2002

Cash flows from operating activities:
Net loss	$(2,633,785)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	31,822
Changes in operating assets and liabilities:
Receivables	6,218,439
Prepaid expenses	1,215,370
Accounts payable and accrued expenses	82,504
Due to related-parties	(994,196)
Net cash provided by operating activities	3,920,154
Cash flows from investing activities
Change in restricted cash	1,877,966
Net cash used in investing activities	1,877,966
Cash flows from financing activities
Distributions of cash to partners	(7,196,195)
Net cash used in financing activities	(7,196,195)
Net decrease in cash and cash equivalents	(1,398,075)
Cash and cash equivalents, beginning of period	1,398,075
Cash and cash equivalents, end of period	$—
Supplemental non-cash financing activities:
Distributions to partners—See Note 2

The accompanying notes are an integral part of these financial statements.

ORMESA GEOTHERMAL II
(A General Partnership)

NOTES TO FINANCIAL STATEMENTS

1.    Nature of Business

Ormesa Geothermal II, a California general partnership ("OGII" or the "Partnership") between Amor Geothermal, L.P. and ACME Ormesa II Partners, L.P. ("ACME"), leases Ormesa Geothermal II Power Plant (the "Plant"), a 19.95 megawatt geothermal facility located in the East Mesa area of Imperial Valley, California. The Plant was completed and approved for operation on December 15, 1987. ACME serves as managing general partner, maintaining OGII's accounting records and operating the Partnership on a day to day basis. AMOR Geothermal, L.P. and ACME are collectively known as the "Partners".

The Partnership Agreement provides for available cash to be distributed or applied in accordance with various priorities, including, among others, the following: (i) to the payment of accrued principal and interest on any operating reserve loans until paid in full, (ii) to the payment of accrued principal and interest on partner loans, (iii) to fund any affiliate partnership advances required to be made, (iv) to the payment of accrued principal and interest on affiliate partnership advances until paid in full, and (v) to the payment of the junior subordinated operator's bonus and junior subordinated energy fees. Thereafter, available cash will be distributed equally to the Partners. For purposes of allocating net income to Partners' capital accounts, profits and losses are allocated to the Partners in proportion to their respective percentage interests.

The Partnership is subject to various federal, state, and local laws and regulations relating to the protection of the environment, principally those governing air and water quality standards as they relate to emission and effluent from the Plant.

2.    Sale of the Partnership

On April 15, 2002 (Purchase Date), the Partners sold their interest in the Partnership to Ormat Funding Corp. ("OFC"). The sale also included Ormesa Geothermal I, GEM Reources LLC, and East Mesa Partners, all companies under common ownership with the Partnership which together own 6 geothermal generating power plant facilities (collectively "Ormesa Power Projects"). The Ormesa Power Projects were acquired for approximately $41.7 million. Immediately prior to the sale, the following amounts were distributed to (retained by) the Partners:

Cash	$7,196,195
Prepaid and other assets	62,970
Accounts payable and accrued expenses	(2,928,861)
Due to related parties	(12,036,948)
Net liabilities distributed	$(7,706,644)

OLC assumed the remaining assets and liabilities of the Partnership as of the end of the business day on April 15, 2002, as shown on the accompanying balance sheet. In December 2002, the Company was merged into OLC.

3.    Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ORMESA GEOTHERMAL II
(A General Partnership)

NOTES TO FINANCIAL STATEMENTS —(continued)

Concentration of Credit Risk

Financial instruments that potentially subject the Partnership to concentration of credit risk consist principally of accounts receivable. All of the Partnership's revenues, and the related receivable balances, are earned from one power company.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. All costs associated with acquisition, development and construction are capitalized. Major improvements are capitalized, and repairs and maintenance costs are expensed. Depreciation is calculated using the straight-line method over the estimated useful lives of three to 19 years. Leasehold improvements are depreciated over the remaining term of the lease.

Power Purchase Agreement

The cost of the power purchase agreement with Southern California Edison ("SCE") is being amortized on a straight-line basis over the 30-year life of the agreement.

Impairment of long-lived assets and long-lived assets to be disposed of

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell. Management believes that no impairment exists for long-lived assets, however future estimates as to the recoverability of such assets may change based on revised circumstances.

Recognition of Revenue

Operating revenues from the sale of electricity are recognized as income during the period in which electricity is delivered to SCE. The price paid by SCE is based on SCE's avoided cost at time of purchase.

Income Taxes

There is no provision for income taxes in the financial statements since those taxes are the responsibility of the Partners. The proforma net income on the statement of operations reflects a tax benefit of 38%, the effective rate of the company in which the Partnership was merged into (Note 2).

Recently issued accounting pronouncements

In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. They also issued SFAS No. 143, Accounting for Obligations Associated with the Retirement of Long-Lived Assets, and SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, in August and October 2001, respectively.

SFAS No. 141 requires all business combinations initiated after June 30, 2001 be accounted for under the purchase method. SFAS No. 141 supersedes Accounting Principles Board (APB) Opinion No. 16, Business Combinations, and SFAS No. 38, Accounting for Pre-acquisition Contingencies of Purchased Enterprises, and is effective for all business combinations initiated after June 30, 2001.

ORMESA GEOTHERMAL II
(A General Partnership)

NOTES TO FINANCIAL STATEMENTS —(continued)

SFAS No. 142 addresses the financial accounting and reporting for acquired goodwill and other intangible assets. Under the new rules, it is no longer required to amortize goodwill and other intangible assets with indefinite lives, but will be subject to periodic testing for impairment. SFAS No. 142 supersedes APB Opinion No. 17, Intangible Assets. The Partnership adopted the provisions of SFAS No. 142 effective January 1, 2002, which did not have a material impact on its results of operations and financial position, as the Partnership did not have any goodwill and other intangible assets with indefinite lives.

SFAS No. 144 establishes a single accounting model for the impairment or disposal of long-lived assets, including discontinued operations. SFAS No. 144 superseded SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and APB Opinion No. 30, Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. The Partnership adopted the provisions of SFAS No. 144 effective January 1, 2002, which did not have a material impact on its consolidated results of operations and financial position.

4.    Property, Plant and Equipment

Property, plant and equipment, consists of the following at April 15, 2002:

Equipment	$2,974,997
Leasehold improvements	2,014,231
4,989,228
Less accumulated depreciation	(4,261,244)
$727,984

Total depreciation expense for the period from January 1, 2002 to April 15, 2002 was $19,321.

5.    Power Purchase Agreement

The power purchase agreement consisted of the following at April 15, 2002:

Power purchase agreement	$1,500,000
Less accumulated amortization	(715,403)
$784,597

Total amortization expense for the period from January 1, 2002 to April 15, 2002 was $12,501.

OGII sells all electricity produced to SCE under a 30 year power purchase agreement which expires in 2018. Under the terms of the contract, SCE makes payments to OGII as follows:

•	Energy payments are based on SCE's published avoided cost at time of purchase.

•	Capacity payments for energy delivered to SCE that are based upon stipulated capacity utilization statistics and contract capacity of 15 megawatts.

•	Bonus payments to the extent that actual energy delivered exceeds 85% of the on-peak capacity.

During the period from January 1, 2002 to April 15, 2002 the company did not earn bonus revenues.

In June 2001, the Partnership entered into an agreement, as amended in December 2001, with SCE which provided for establishment of a fixed energy rate of $0.0537 per kilowatt hour for a five year period commencing on May 1, 2002. Capacity rates will continue to be based on the rates established in the PPA.

ORMESA GEOTHERMAL II
(A General Partnership)

NOTES TO FINANCIAL STATEMENTS —(continued)

6.    Related-Party Transactions

Energy fees

East Mesa Partners ("EMP"), a related entity through common ownership, leases properties from the Bureau of Land Management ("BLM") pursuant to a lease that expires in 2029 and produces the geothermal fluid, which it sells to OGII. Under the terms of a Joint Facility Operating Agreement, OGII pays EMP an energy fee equal to 8% of OGII's gross revenues from electricity produced and sold from the Plant under the power purchase agreement with SCE, plus an amount sufficient to pay all out-of-pocket expenses incurred by EMP with respect to the BLM lease and the operation and maintenance of the geothermal field. In addition, OGII is required to reimburse EMP for the cost of additional wells that may be required to be drilled in the future. Energy fees due EMP are payable to the extent of actual out-of-pocket expenses incurred by EMP with respect to the BLM lease and the operation and maintenance of the field. Energy fees incurred were $634,400 for the period from January 1, 2002 to April 15, 2002. Amounts unpaid two months after the date recorded were deferred as debt to EMP and accrued interest at a rate of 10% per year. Total interest expense was $249,232 for the period from January 1, 2002 to April 15, 2002. EMP was also purchased and merged into OLC in April 2002 (Note 2).

Operation and maintenance fees

Ormesa Operators ("Operators"), a related entity through common ownership, operates and maintains the Plant and geothermal field under an O&M Agreement with OGII. Under the terms of the O&M Agreement, OGII makes payments to Operators for the operation and maintenance of the Plant in accordance with a rate schedule per the O&M Agreement. Total fixed expense related to this agreement was $697,972 for the period from January 1, 2002 to April 15, 2002. In addition, under the terms of the O&M Agreement OGII reimburses Operators for certain repairs and maintenance work related to the geothermal field at cost plus 15%. Total reimbursements related to repairs and maintenance were $215,529 for the period from January 1, 2002 to April 15, 2002. Unpaid amounts accrued interest at the commercial loan prime rate of interest (1.2% at April 15, 2002) annually. Total interest expense was $28,452 for the period from January 1, 2002 to April 15, 2002.

Also under the terms of the O&M Agreement, OGII may incur bonus payments, not to exceed $500,000 in a fiscal year, to Operators. Bonus payments are based upon the electricity generated by the Plant in excess of defined minimum levels. There were no bonus expenses incurred under this agreement during the period from January 1, 2002 to April 15, 2002.

ACME, through a series of acquisitions and assignments, obtained the rights as the BLM leaseholder to an additional consideration payment from OGII through March 2018 equal to 8% of net proceeds from the sale of electricity less any overriding royalties paid by EMP. OGII paid additional consideration to ACME of $79,989 for the period from January 1, 2002 to April 15, 2002.

The above agreements were terminated upon the sale of the Partnership. OLC contracted with a related entity for O&M services starting in 2002 and obtained the rights under the BLM lease.

Management fees

Under the terms of the Partnership Agreement, OGII pays a management fee to ACME equal to $75,000 per year adjusted for the change in the CPI as defined in the OGII Partnership Agreement. The amounts paid to ACME were $38,350 for the period from January 1, 2002 to April 15, 2002. In connection with the sale of the Partnership, the above agreement was terminated.

ORMESA GEOTHERMAL II
(A General Partnership)

NOTES TO FINANCIAL STATEMENTS —(continued)

Restricted cash

The Partnership was required under agreements with the Partners, to establish and maintain periodic rent and operating cash reserves, as defined in the agreements, as restricted cash. Upon sale of the Partnership, the agreements were terminated and the remaining cash was distributed to the Partners.

7.    Facility lease

The Partnership leases the plant from Ormesa Geothermal II Trust ("OGII Trust"), an unrelated entity, under the terms of an operating lease with an initial term of 20 years through March 2008 and options to extend the lease for an additional ten years. The rental expense of the facility, computed on a straight-line basis, was $1,860,943 from January 1, 2002 to April 15, 2002.

Concurrent with the purchase of the Partnership interests (Note 2), OLC purchased the OGII Trust's lessor position and the operating lease described above was terminated. The plant was merged into OLC in December 2002.

GEM RESOURCES, LLC

Financial Statements as of April 15, 2002 and
For the period from January 1, 2002 to April 15, 2002

REPORT OF INDEPENDENT AUDITORS

To the Members of GEM Resources, LLC:

In our opinion, the accompanying balance sheet and the related statements of operations, of members' deficit and of cash flows present fairly, in all material respects, the financial position of GEM Resources, LLC (the "Company") at April 15, 2002, and the results of its operations and its cash flows for the period from January 1, 2002 to April 15, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 2, on April 15, 2002, 100% of the membership interest was sold and merged into a wholly-owned subsidiary of Ormat Funding Corp.

/s/ PricewaterhouseCoopers LLP

Sacramento, California
January 26, 2004

GEM RESOURCES, LLC

BALANCE SHEET
APRIL 15, 2002

Assets	$—
Liabilities and Members' Deficit
Current liabilities:
Accounts payable and accrued expenses	$215,810
Loans payable, current portion	35,626
Total current liabilities	251,436
Loans payable	179,542
Total liabilities	430,978
Members' deficit	(430,978)
Total liabilities and members' deficit	$—

The accompanying notes are an integral part of these financial statements.

GEM RESOURCES, LLC

STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JANUARY 1, 2002 TO APRIL 15, 2002

Energy revenues—related party	$1,380,645
Cost of revenues:
Operating expenses	2,354,613
MMS settlement (Note 7)	1,870,489
Gross loss	(2,844,457)
General and administrative expenses	50,929
Operating loss	(2,895,386)
Other income (expense):
Interest income	489
Interest expense	(8,777)
Net loss	$(2,903,674)
Proforma income tax benefit	$1,103,396
Proforma net income reflecting tax benefit (Note 3)	$(1,800,278)

The accompanying notes are an integral part of these financial statements.

GEM RESOURCES, LLC

STATEMENT OF MEMBERS' DEFICIT
FOR THE PERIOD FROM JANAURY 1, 2002 TO APRIL 15, 2002

Balance, December 31, 2002	$(5,150,288)
Net loss	(2,903,674)
Distribution of assets and liabilities to Partners	7,622,984
Balance, April 15, 2002	$(430,978)

The accompanying notes are an integral part of these financial statements.

GEM RESOURCES, LLC

STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JANUARY 1, 2002 TO APRIL 15, 2002

Cash flows from operating activities:
Net loss	$(2,903,674)
Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in operating assets and liabilities:
Prepaid expenses	52,474
Accounts payable and accrued expenses	1,150,513
Due to related-parties	1,850,405
Net cash provided by operating activities	149,718
Cash flows from financing activities
Principal payments on loans payable	(16,700)
Distributions of cash to partners	(178,478)
Net cash used in financing activities	(195,178)
Net decrease in cash and cash equivalents	(45,460)
Cash and cash equivalents, beginning of period	45,460
Cash and cash equivalents, end of period	$—
Supplemental non-cash financing activities:
Distributions to members—See Note 2

The accompanying notes are an integral part of these financial statements.

GEM RESOURCES, LLC

NOTES TO FINANCIAL STATEMENTS

1.    Nature of Business

GEM Resources LLC (the "Company"), a Delaware limited liability company, was formed for the purpose of acquiring and operating a 40 MW geothermal power production facility located in Imperial County, California, including certain real estate rights and assets used for the capture and use of the thermal energy from certain steam fields.

The Company consists of two Members, FPL Energy Geo East Mesa Partners, Inc. ("FPLE-GEM"), and Caithness East Mesa, LLC ("Caithness-EM"). FPLE-GEM and Caithness-EM (collectively, the "Members") each own 50% of the Company. The Company is managed and controlled by a management committee (the "Management Committee"). The Management Committee consists of two representatives, one each appointed by FPLE-GEM and Caithness-EM.

Operating profits and losses of the Company are allocated to the Members in proportion to their ownership interests. Ordinary cash flows are allocated in the same percentages as operating profits and losses.

2.    Sale of the Company

On April 15, 2002, the Members sold their interest in the Company to Ormat Funding Corp. ("OFC"). The sale also included Ormesa Geothermal I, Ormesa Geothermal II, and East Mesa Partners, all companies under common ownership with the Company which together own 6 geothermal generating power plant facilities (collectively "Ormesa Power Projects"). The Ormesa Power Projects were acquired for approximately $41.7 million. Immediately prior to the sale, the following amounts were distributed to (retained by) the Members:

Cash	$178,478
Due from related parties	170,271
Accounts payable and accrued expenses	(5,620,728)
Due to related parties	(2,351,005)
Net liabilities distributed	$(7,622,984)

OLC assumed the remaining liabilities of the Company as of the end of the business day on April 15, 2002, as shown on the accompanying balance sheet. In December 2002, the Company was merged into OLC.

3.    Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of revenues. All of the Company's revenues, are earned from East Mesa Partners, a related entity through common ownership (Note 5).

Recognition of Revenue

Operating revenues from the sale of electricity are recognized as income during the period in which the electricity is delivered.

GEM RESOURCES, LLC

NOTES TO FINANCIAL STATEMENTS —(continued)

Income Taxes

There is no provision for income taxes in the financial statements since those taxes are the responsibility of the Members. The proforma net income on the statement of operations reflects a tax benefit of 38%, the effective rate of the company in which the Company was merged into (Note 2).

Recently issued accounting pronouncements

In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. They also issued SFAS No. 143, Accounting for Obligations Associated with the Retirement of Long-Lived Assets, and SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, in August and October 2001, respectively.

SFAS No. 141 requires all business combinations initiated after June 30, 2001 be accounted for under the purchase method. SFAS No. 141 supersedes Accounting Principles Board (APB) Opinion No. 16, Business Combinations, and SFAS No. 38, Accounting for Pre-acquisition Contingencies of Purchased Enterprises, and is effective for all business combinations initiated after June 30, 2001.

SFAS No. 142 addresses the financial accounting and reporting for acquired goodwill and other intangible assets. Under the new rules, it is no longer required to amortize goodwill and other intangible assets with indefinite lives, but will be subject to periodic testing for impairment. SFAS No. 142 supersedes APB Opinion No. 17, Intangible Assets. The Company adopted the provisions of SFAS No. 142 effective January 1, 2002, which did not have a material impact on its results of operations and financial position, as the Company did not have any goodwill and other intangible assets with indefinite lives.

SFAS No. 144 establishes a single accounting model for the impairment or disposal of long-lived assets, including discontinued operations. SFAS No. 144 superseded SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and APB Opinion No. 30, Reporting the Results of Operations-- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. The Company adopted the provisions of SFAS No. 144 effective January 1, 2002, which did not have a material impact on its consolidated results of operations and financial position as all the long-lived assets were deemed impaired and therefore written off in 2001.

4.    Loans Payable

During 2001, the Company financed a crane through an unrelated party. The total amount financed was $202,950 for a term of five and one-half years. Monthly installments of $4,250 are made on the outstanding balance, which incurs interest at a rate of 12% per annum.

During 2000, the Company financed three vehicles through an unrelated party. The total amount to be financed over a period of six years was $36,089. Monthly installments of $673 are made on the outstanding balance, which incurs interest at a rate of 10.25% per annum.

GEM RESOURCES, LLC

NOTES TO FINANCIAL STATEMENTS —(continued)

The principal payments due on loans payable are as follows at April 15:

2003	$59,074
2004	59,074
2005	59,074
2006	59,074
2007	46,353
Total payments	282,649
Amount representing interest	(67,481)
Total debt	215,168
Current portion	(35,626)
Total long-term debt	$179,542

5.    Related-Party Transactions

Operations and Maintenance Agreement

The Company and an entity related to FPLE-GEM have entered into an operations and maintenance agreement (the "O&M Agreement") that provides for the operation and maintenance of the Company. The O&M Agreement provides for the reimbursement of direct cost of providing services and a fee of $75,000 per year, subject to certain adjustments. Operating and maintenance expense include $35,787 of O&M fees from January 1 2002 to April 15, 2002.

Administrative Services

The Company pays an annual fee to each Member for management and administrative services. FPLE-GEM is paid an additional amount annually as compensation for service as the Company's Administrative Member. Total fees recorded for these services from January 1, 2002 to April 15, 2002 were $34,644.

The above agreements were terminated upon the sale of the Partnership in April 2002 (Note 2). OLC contracted with a related entity for O&M services starting in May 2002.

6.    Commitments and Contingencies

The Company, through two separate leases with the U.S. Bureau of Land Management ("BLM"), leases the well rights to the geothermal fluid through September 1, 2014 for one parcel of land, and through July 1, 2019 for the other parcel. The Company pays a royalty to BLM based on 10% of revenues net of allowable transmission and generating deductions. BLM royalty expense was $1,381 from January 1, 2002 to April 15, 2002.

7.    Subsequent Events

The Company was in dispute with Mineral Management Service ("MMS") over the royalty guidelines in place used to calculate the amount owed for royalty payments made from 1987 to 1998. As of December 31, 2001, management believed that it was probable that this matter would result in payments of $2,629,861 and accordingly had recorded an accrued liability for this amount. Subsequent to April 15, 2002, the former owners of the Company reached a settlement agreement with MMS, whereby upon payment of the settlement amount, any further liability was released. The actual settlement amount was $4,500,350 which exceeded the original estimate by $1,870,489. The former owners retained the obligation to pay the MMS liability (Note 2).

EAST MESA PARTNERS
(A General Partnership)

Financial Statements as of April 15, 2002 and
For the period from January 1, 2002 to April 15, 2002

REPORT OF INDEPENDENT AUDITORS

To the Partners of East Mesa Partners:

In our opinion, the accompanying balance sheet and the related statements of operations, of partners' equity and of cash flows present fairly, in all material respects, the financial position of East Mesa Partners (the "Partnership") at April 15, 2002, and the results of its operations and its cash flows for the period from January 1, 2002 to April 15, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 2, in 2002, 100% of the Partnership interest was sold and merged into a wholly-owned subsidiary of Ormat Funding Corp.

/s/ PricewaterhouseCoopers LLP

Sacramento, California
January 26, 2004

EAST MESA PARTNERS
(A General Partnership)

BALANCE SHEET
APRIL 15, 2002

Assets
Exploration and development costs, net	$1,226,981
Other assets	100,000
Total assets	$1,326,981
Partners' Equity	$1,326,981

The accompanying notes are an integral part of these financial statements.

EAST MESA PARTNERS
(A General Partnership)

STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JANUARY 1, 2002 TO APRIL 15, 2002

Geothermal resource revenues:	$645,366
Cost of revenues:
Operating expenses	478,446
Royalties	92,504
Amortization	19,172
Gross margin	55,244
General and administrative expenses	21,042
Operating income	34,202
Other income:
Interest income	2,880
Net income	$37,082
Proforma income tax provision	$14,091
Proforma net income reflecting tax provision (Note 3)	$22,991

The accompanying notes are an integral part of these financial statements.

EAST MESA PARTNERS
(A General Partnership)

STATEMENT OF PARTNERS' EQUITY
FOR THE PERIOD FROM JANUARY 1, 2002 TO APRIL 15, 2002

Balance, December 31, 2001	$1,052,639
Net income	37,082
Distribution of net liabilities to Partners	237,260
Balance, April 15, 2002	$1,326,981

The accompanying notes are an integral part of these financial statements.

EAST MESA PARTNERS
(A General Partnership)

STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JANUARY 1, 2002 TO APRIL 15, 2002

Cash flows from operating activities:
Net income	$37,082
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,172
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	(1,409,639)
Due to related parties	1,434,196
Net cash used in operating activities	80,811
Cash flows from financing activities:
Distributions of cash to partners	(699,353)
Net cash used in financing activities	(699,353)
Net decrease in cash and cash equivalents	(618,542)
Cash and cash equivalents, beginning of period	618,542
Cash and cash equivalents, end of period	$—
Supplemental non-cash financing activities:
Distributions to partners—See Note 2

The accompanying notes are an integral part of these financial statements.

EAST MESA PARTNERS
(A General Partnership)

NOTES TO FINANCIAL STATEMENTS

1.    Nature of Business

East Mesa Partners, a California General Partnership ("EMP" or the "Partnership"), is a general partnership between Ormesa Partners and ACME Ormesa II Partners, L.P. ("ACME"). EMP leases the well rights to the geothermal fluid from the U.S. Bureau of Land Management ("BLM") through July 1, 2029 and currently provides geothermal fluid to plants owned by related parties. ACME serves as managing general partner, maintaining EMP's accounting records and operating the Partnership on a day-to-day basis. Ormesa Partners and ACME are collectively known as the Partners.

The Partnership Agreement provides for available cash, as defined, to be distributed or applied in accordance with various priorities, including, among others, the following: (i) to an amount equal to the IH fluid fee received by EMP, but not yet distributed, (ii) to the payment of accrued principal and interest on partner loans until paid in full, (iii) to fund any affiliate partnership advances required, and (iv) to the payment of accrued principal and interest on affiliate partnership advances until paid in full. Thereafter, available cash, as defined, will be distributed to the Partners in accordance with their respective percentage interests. For purposes of allocating net income to Partners' capital accounts, profits and losses are generally allocated to the Partners in proportion to their respective percentage interest.

The Partnership is subject to various federal, state and local laws and regulations relating to the protection of the environment, principally those governing air and water quality standards as they relate to emissions and effluent from the Plant.

2.    Sale of the Partnership

On April 15, 2002, the Partners sold their interest in the Partnership to Ormat Nevada Inc. ("ONI") and Ormat Funding Corp. ("OFC"), and ONI subsequently transferred its interest to OFC. The sale also included Ormesa Geothermal I, Ormesa Geothermal II, and GEM Reources LLC, all companies under common ownership with the Partnership which together own 6 geothermal generating power plant facilities (collectively "Ormesa Power Projects"). The Ormesa Power Projects were acquired for approximately $41.7 million. Immediately prior to the sale, the following amounts were distributed to (retained by) the Partners:

Cash	$699,353
Due from related entities	578,880
Accounts payable and accrued expenses	(1,515,493)
Net liabilities distributed	$(237,260)

OLC assumed the remaining assets and liabilities of the Partnership as of the end of the business day on April 15, 2002, as shown on the accompanying balance sheet. In December 2002, the Partnership was merged into OLC.

3.    Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

EAST MESA PARTNERS
(A General Partnership)

NOTES TO FINANCIAL STATEMENTS —(continued)

Concentration of Credit Risk

Financial instruments that potentially subject the Partnership to concentration of credit risk consist principally of revenues. All of the Partnership's revenues, are earned from Ormesa Geothermal I and Ormesa Geothermal II, related entities through common ownership (Note 6).

Exploration and Development Costs

Exploration and development costs include the costs of drilling and construction geothermal production wells and obtaining environmental permits and geological data required by the Plant. These costs are being amortized over their estimated life of approximately 20 years.

Impairment of long-lived assets and long-lived assets to be disposed of

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell. Management believes that no impairment exists for long-lived assets, however future estimates as to the recoverability of such assets may change based on revised circumstances.

Other Assets

Other assets consist of a cash bond to the BLM for the land lease.

Recognition of Revenue

Geothermal recourse revenues are recognized as income during the period in which electricity is delivered to Southern California Edison ("SCE") or during the period in which the geothermal fluid is delivered.

Income Taxes

There is no provision for income taxes in the financial statements since those taxes are the responsibility of the Partners. The proforma net income on the statement of operations reflects a tax provision of 38%, the effective rate of the company in which the Partnership was merged into (Note 2).

Recently issued accounting pronouncements

In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. They also issued SFAS No. 143, Accounting for Obligations Associated with the Retirement of Long-Lived Assets, and SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, in August and October 2001, respectively.

SFAS No. 141 requires all business combinations initiated after June 30, 2001 be accounted for under the purchase method. SFAS No. 141 supersedes Accounting Principles Board (APB) Opinion No. 16, Business Combinations, and SFAS No. 38, Accounting for Pre-acquisition Contingencies of Purchased Enterprises, and is effective for all business combinations initiated after June 30, 2001.

SFAS No. 142 addresses the financial accounting and reporting for acquired goodwill and other intangible assets. Under the new rules, it is no longer required to amortize goodwill and other intangible assets with indefinite lives, but will be subject to periodic testing for impairment. SFAS No. 142 supersedes APB Opinion No. 17, Intangible Assets. The Partnership adopted the provisions of

EAST MESA PARTNERS
(A General Partnership)

NOTES TO FINANCIAL STATEMENTS —(continued)

SFAS No. 142 effective January 1, 2002, which did not have a material impact on its results of operations and financial position, as the Partnership did not have any goodwill and other intangible assets with indefinite lives.

SFAS No. 144 establishes a single accounting model for the impairment or disposal of long-lived assets, including discontinued operations. SFAS No. 144 superseded SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and APB Opinion No. 30, Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. The Partnership adopted the provisions of SFAS No. 144 effective January 1, 2002, which did not have a material impact on its consolidated results of operations and financial position as all the long-lived assets were deemed impaired and therefore written off in 2001.

4.    Exploration and Development Costs

Exploration and development costs, consists of the following at April 15, 2002:

Exploration and development costs	$9,129,487
Less accumulated amortization	(7,902,506)
$1,226,981

Total amortization expense for the period from January 1, 2002 to April 15, 2002 was $19,172.

5.    Royalties

EMP pays a royalty to the BLM equal to 10% of the value of production by the plant. Total BLM royalty expenses for the period from January 1, 2002 to April 15, 2002, included in operating expenses were $61,658.

6.    Related-Party Transactions

OGII, a related entity through common ownership, operates and maintains the Plant and sells energy to SCE pursuant to a power purchase contract which expires in 2018. Under a joint facility operating agreement, EMP receives a fee equal to 8% of OGII's gross revenues, plus an amount sufficient to pay all out-of-pocket expenses incurred by EMP with respect to its BLM lease and the operation and maintenance of the geothermal field. Total fees from OGII were $634,400 from January 1, 2002 to April 15, 2002. EMP collects these fees from OGII to the extent of EMP's out of-pocket expenditures and OGII's available cash, as defined by the Joint Facility Operating Agreement. The Partnership has been reclassifying the receivable to Partners' capital due to OGII's inability to make payments and because the due dates have been extended indefinitely. As of April 15, 2002, a total of $8,704,842 has been reclassified to Partners' capital and not yet received from OGII. OGII was also purchased and merged into OLC in April 2002 (Note 2).

Ormesa Geothermal, a related entity through common ownership, was formed to develop, construct and operate the Ormesa I, IE and IH Plants. The IH Plant uses geothermal fluid produced from properties leased by EMP from the BLM and EMP, receives a monthly fee equal to 2% of the gross revenues received from the sale of electricity generated by the Ormesa IH Plant. Such revenues amounted to $10,966 from January 1, 2002 to April 15, 2002.

The BLM is paid a royalty of 10% of the value of production. ACME, the BLM leaseholder, retains a 5% overriding royalty interest based on the production value through March 2018. Total royalties expenses to ACME amounted to $30,826. In connection with the sale of the Partnership (Note 2), this agreement was terminated.

EAST MESA PARTNERS
(A General Partnership)

NOTES TO FINANCIAL STATEMENTS —(continued)

GEM Resources, LLC ("GEM"), a related entity through common ownership, sells its energy to EMP. Total energy purchased from GEM for the period from January 1, 2002 to April 15, 2002, was $422,570.

7.    Subsequent Events

The Partnership was in dispute with Mineral Management Service ("MMS") over the royalty guidelines in place used to calculate the amount owed for royalty payments made from 1987 to 1998. As of December 31, 2001, management believed that it was probable that this matter would result in payments of $1,358,087 and accordingly had recorded an accrued liability for this amount. Subsequent to April 15, 2002, the former partners of the Partnership reached a settlement agreement with MMS in this amount and any further liability was released. The former partners retained the obligation to pay the MMS liability (Note 2).

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell the notes or our solicitation of your offer to buy the notes in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of the company have not changed since the date of this prospectus.

Until [                     ], 2005, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unused allotments or subscriptions.

ORMAT FUNDING CORP.

$190,000,000

Offer to Exchange All Outstanding
8 ¼% Senior Secured Notes Due 2020

for

8 ¼% Senior Secured Notes Due 2020
Which Have Been Registered Under the
Securities Act of 1933

PROSPECTUS

[                     ], 2005

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.    Indemnification of Directors and Officers

Ormat Funding Corp. is a Delaware corporation and is subject to the Delaware General Corporate Law or DGCL. Section 145 of the DGCL authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms that are sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders of disinterested directors, or otherwise.

Section 10 of Ormat Funding Corp.'s bylaws provides rights of indemnification for its directors, officers, employees and other agents to the full extent permitted by the DGCL. Such indemnification rights include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition. The indemnification rights are limited, however, in certain circumstances prescribed by the DGCL in which advancements of expenses incurred by an indemnitee in his or her capacity as a director or officer must be preceded by an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses.

Section 10 of Ormat Funding Corp.'s bylaws preserve for the corporation the option to maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. The corporation, without further stockholder approval, may enter into contracts with any director, officer, employee or agent in furtherance of the provisions of Section 10 and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in Section 10.

Section 10 of Ormat Funding Corp.'s bylaws further provides that indemnification rights of Ormat Funding Corp.'s director, officer or employee who is or was serving (a) as a director or officer of another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the corporation or (b) in an executive or management capacity in a partnership, joint venture, trust or other enterprise of which the corporation or a wholly owned subsidiary of the corporation is a general partner or has a majority ownership shall be deemed to be so serving at the request of the corporation and entitled to indemnification and advancement of expenses.

Item 21.    Exhibits and Financial Statement Schedules

Exhibit Number	Description
1.1	Note Purchase Agreement, dated as of February 6, 2004, by and among Ormat Funding Corp., Brady Power Partners, Steamboat Development Corp., OrMammoth Inc., ORNI 1 LLC, ORNI 2 LLC, ORNI 7 LLC, and Lehman Brothers Inc., filed herewith.
1.2	Counterpart to the Purchase Agreement, dated as of February 13, 2004, by and between Ormat Funding, the other Guarantors, and the Initial Purchaser adding Steamboat Development as a party to the Note Purchase Agreement, filed herewith.

Exhibit Number	Description
3.1	Certificate of Incorporation of Ormat Funding Corp., filed herewith.
3.2	Bylaws of Ormat Funding Corp., filed herewith.
3.3	Partnership Agreement of Brady Power Partners, filed herewith.
3.4	Amendment No. 1 to First Amended and Restated Agreement of General Partnership of Brady Power Partners, filed herewith.
3.5	Amendment No. 2 to First Amended and Restated Agreement of General Partnership of Brady Power Partners, filed herewith.
3.6	Certificate of Formation of Steamboat Geothermal LLC, filed herewith.
3.7	Amended and Restated Limited Liability Company Agreement of Steamboat Geothermal LLC, filed herewith.
3.8	Certificate of Incorporation of Steamboat Development Corp., filed herewith.
3.9	Articles of Amendment Adopting Related Articles of Incorporation of Steamboat Development Corp., filed herewith.
3.10	Bylaws of Steamboat Development Corp., filed herewith.
3.11	Certificate of Incorporation of OrMammoth Inc., filed herewith.
3.12	Bylaws of OrMammoth Inc., filed herewith.
3.13	Certificate of Formation of ORNI 1 LLC, filed herewith.
3.14	Limited Liability Company Agreement of ORNI 1 LLC, filed herewith.
3.15	Certificate of Formation of ORNI 2 LLC, filed herewith.
3.16	Amended and Restated Limited Liability Company Agreement of ORNI 2 LLC, filed herewith.
3.17	Certificate of Formation of ORNI 7 LLC, filed herewith.
3.18	Limited Liability Company Agreement of ORNI 7 LLC, filed herewith.
4.1	Indenture, dated as of February 13, 2004, among Ormat Funding Corp., Brady Power Partners, Steamboat Development Corp., Steamboat Geothermal LLC, OrMammoth Inc., ORNI 1 LLC, ORNI 2 LLC, ORNI 7 LLC, Ormesa LLC, and Union Bank of California, N.A., incorporated by reference to Exhibit 10.1.7 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.
4.2	Form of Exchange Note (included in Exhibit 4.1).
4.3	First Supplemental Indenture, dated as of May 14, 2004, among Ormat Funding Corp., Brady Power Partners, Steamboat Development Corp., Steamboat Geothermal LLC, OrMammoth Inc., ORNI 1 LLC, ORNI 2 LLC, ORNI 7 LLC, Ormesa LLC, and Union Bank of California, N.A., incorporated by reference to Exhibit 10.1.8 to Ormat Technologies, Inc. Registration Statement on Amendment No. 1 to Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on September 28, 2004.

Exhibit Number	Description
4.4	Second Supplemental Indenture, dated as of December 21, 2004, among Ormat Funding Corp., Brady Power Partners, Steamboat Development Corp., Steamboat Geothermal LLC, OrMammoth Inc., ORNI 1 LLC, ORNI 2 LLC, ORNI 7 LLC, Ormesa LLC, and Union Bank of California, N.A., filed herewith.
4.5	Guarantee, dated as of February 13, 2004, by ORNI 1 LLC in favor of Union Bank of California, N.A., filed herewith.
4.6	Guarantee, dated as of February 13, 2004, by ORNI 2 LLC in favor of Union Bank of California, N.A., filed herewith.
4.7	Guarantee, dated as of February 13, 2004, by ORNI 7 LLC in favor of Union Bank of California, N.A. filed herewith.
4.8	Guarantee, dated as of February 13, 2004, by Steamboat Geothermal LLC in favor of Union Bank of California, N.A., filed herewith.
4.9	Guarantee, dated as of February 13, 2004, by Steamboat Development Corp. in favor of Union Bank of California, N.A., filed herewith.
4.10	Guarantee, dated as of February 13, 2004, by Brady Power Partners in favor of Union Bank of California, N.A., filed herewith.
4.11	Guarantee, dated as of February 13, 2004, by OrMammoth Inc. in favor of Union Bank of California, N.A., filed herewith.
4.12	Deposit and Disbursement Agreement, dated as of February 13, 2004, among Ormat Funding Corp., Brady Power Partners, Steamboat Development Corp., Steamboat Geothermal LLC, OrMammoth Inc., ORNI 1 LLC, ORNI 2 LLC, ORNI 7 LLC, and Union Bank of California, N.A., filed herewith.
4.13	Collateral Agency Agreement, dated as of February 13, 2004, among Ormat Funding Corp., Brady Power Partners, Steamboat Development Corp., Steamboat Geothermal LLC, OrMammoth Inc., ORNI 1 LLC, ORNI 2 LLC, ORNI 7 LLC, Ormesa LLC, and Union Bank of California, N.A.*
4.14	Registration Rights Agreement, dated as of February 13, 2004, by and among Ormat Funding Corp, Brady Power Partners, Steamboat Geothermal LLC, Steamboat Development Corp, OrMammoth Inc., ORNI 1 LLC, ORNI 2 LLC, ORNI 7 LLC, and Lehman Brothers Inc., filed herewith.
4.15	Pledge and Security Agreement, dated as of February 13, 2004, by and between Ormat Nevada Inc. and Union Bank of California, N.A., filed herewith.
4.16	Pledge and Security Agreement, dated as of February 13, 2004, by and between Ormat Funding Corp. and Union Bank of California, N.A., filed herewith.
4.17	First Amendment to Pledge and Security Agreement, dated as of October 12, 2004, by and between Ormat Funding Corp. and Union Bank of California, N.A., filed herewith.
4.18	Pledge and Security Agreement, dated as of February 13, 2004, by and between Brady Power Partners and Union Bank of California, N.A., filed herewith.
4.19	Pledge and Security Agreement, dated as of February 13, 2004, by and between Steamboat Geothermal LLC and Union Bank of California, N.A., filed herewith.
4.20	Pledge and Security Agreement, dated as of February 13, 2004, by and between Steamboat Development Corp. and Union Bank of California, N.A., filed herewith.

Exhibit Number	Description
4.21	Pledge and Security Agreement, dated as of February 13, 2004, by and between ORNI 1 LLC and Union Bank of California, N.A., filed herewith.
4.22	Pledge and Security Agreement, dated as of February 13, 2004, by and between ORNI 2 LLC and Union Bank of California, N.A., filed herewith.
4.23	Pledge and Security Agreement, dated as of February 13, 2004, by and between ORNI 7 LLC and Union Bank of California, N.A., filed herewith.
5.1	Opinion of Chadbourne & Parke LLP*
5.2	Opinion of Hale Lane*
5.3	Opinion of Pike & Smith, P.A.*
5.4	Opinion of Chadbourne & Parke LLP re certain tax matters*
10.1	Financing Agreements
10.1.1	Credit Agreement, dated as of December 31, 2002, among Ormesa LLC, United Capital, a division of Hudson United Bank, and the Lenders party to such agreement from time to time, incorporated by reference to Exhibit 10.1.4 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.
10.1.2	Letter of Credit and Loan Agreement, dated as of June 30, 2004, by and between Ormat Nevada, Inc. and Hudson United Bank, incorporated by reference to Exhibit 10.1.16 to Ormat Technologies, Inc. Registration Statement on Amendment No. 2 to Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on October 22, 2004.
10.1.3	First Amendment to Letter of Credit and Loan Agreement, dated as of June 30, 2004, by and between Ormat Nevada, Inc. and Hudson United Bank, incorporated by reference to Exhibit 10.1.7 to Ormat Technologies, Inc. Registration Statement on Amendment No. 2 to Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on October 22, 2004.
10.2	Purchase Agreements
10.2.1	Purchase Agreement, dated as of July 15, 2004, by and between Ormat Industries Ltd. and Ormat Systems Ltd., incorporated by reference to Exhibit 10.2.2 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.
10.3	Power Purchase Agreements
10.3.1	Power Purchase Contract, dated as of July 18, 1984, between Southern California Edison Company and Republic Geothermal, Inc., incorporated by reference to Exhibit 10.3.1 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.
10.3.2	Amendment No. 1, to the Power Purchase Contract, dated as of December 23, 1988, between Southern California Edison Company and Ormesa Geothermal, incorporated by reference to Exhibit 10.3.2 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.

Exhibit Number	Description
10.3.3	Power Purchase Contract, dated as of June 13, 1984, between Southern California Edison Company and Ormat Systems, Inc., incorporated by reference to Exhibit 10.3.3 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.
10.3.4	Power Purchase Contract, dated as of April 15, 1985, by and between Mammoth-Pacific LP and Southern California Edison Company, incorporated by reference to Exhibit 10.3.13 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.
10.3.5	Amendment No. 1 to Power Purchase Contract, dated as of October 27, 1989, by and between Mammoth-Pacific LP and Southern California Edison Company, incorporated by reference to Exhibit 10.3.14 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.
10.3.6	Amendment No. 2 to Power Purchase Contract, dated as of December 20, 1989, by and between Mammoth-Pacific LP and Southern California Edison Company, incorporated by reference to Exhibit 10.3.15 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.
10.3.7	Amended and Restated Power Purchase and Sales Agreement, dated as of December 2, 1986, by and between Mammoth-Pacific LP and Southern California Edison Company, incorporated by reference to Exhibit 10.3.11 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.
10.3.8	Amendment No. 1, to Amended and Restated Power Purchase and Sale Agreement, dated as of May 18, 1990, by and between Mammoth-Pacific LP and Southern California Edison Company, incorporated by reference to Exhibit 10.3.12 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.
10.3.9	Power Purchase Contract, dated as of April 16, 1985, by and between Southern California Edison Company and Santa Fe Geothermal, Inc., incorporated by reference to Exhibit 10.3.16 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.
10.3.10	Amendment No. 1 to Power Purchase Contract, dated as of October 25, 1985, by and between Southern California Edison Company and Mammoth-Pacific LP, incorporated by reference to Exhibit 10.3.17 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.
10.3.11	Amendment No. 2 to Power Purchase Contract, dated as of December 20, 1989, by and between Southern California Edison Company and Pacific Lighting Energy Systems, incorporated by reference to Exhibit 10.3.18 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.
10.3.12	Interconnection Facilities Agreement, dated as of October 20, 1989, by and between Southern California Edison Company and Mammoth-Pacific LP, incorporated by reference to Exhibit 10.3.19 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.

Exhibit Number	Description
10.3.13	Interconnection Facilities Agreement, dated as of October 13, 1985, by and between Southern California Edison Company and Mammoth-Pacific LP (II), incorporated by reference to Exhibit 10.3.20 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.
10.3.14	Plant Connection Agreement for the Ormesa Geothermal Plant, dated as of October 1, 1985, by and between Imperial Irrigation District and Ormesa Geothermal, incorporated by reference to Exhibit 10.3.26 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.
10.3.15	Plant Connection Agreement for the Ormesa IE Geothermal Plant, dated as of October 21, 1988, by and between Imperial Irrigation District and Ormesa IE, incorporated by reference to Exhibit 10.3.27 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.
10.3.16	Plant Connection Agreement for the Ormesa IH Geothermal Plant, dated as of October 3, 1989, by and between Imperial Irrigation District and Ormesa IH, incorporated by reference to Exhibit 10.3.28 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.
10.3.17	Transmission Service Agreement for the Ormesa I, Ormesa IE and Ormesa IH Geothermal Power Plants, dated October 3, 1989, by and between Imperial Irrigation District and Ormesa Geothermal, incorporated by reference to Exhibit 10.3.31 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.
10.3.18	Energy Services Agreement, dated as of February 2003, by and between Imperial Irrigation District and Ormesa, LLC, incorporated by reference to Exhibit 10.3.43 to Ormat Technologies, Inc. Registration Statement on Amendment No. 1 Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on September 28, 2004.
10.3.19	Agreement for the Purchase and Sale of Electricity, dated as of November 18, 1983, by and between Geothermal Development Associates and Sierra Pacific Power Company, filed herewith.
10.3.20	Amendment to Agreement for the Purchase and Sale of Electricity, dated as of March 6, 1987, by and between Geothermal Development Associates and Sierra Pacific Power Company, filed herewith.
10.3.21	Long-Term Agreement for the Purchase and Sale of Electricity, dated as of October 29, 1988, by and between Sierra Pacific Power Company and Far West Capital, Inc., filed herewith.
10.3.22	Long-Term Agreement for the Purchase and Sale of Electricity, dated as of January 24, 1991, by and between Far West Capital, Inc. and Sierra Pacific Power Company, filed herewith.
10.3.23	Amendment to Long-Term Agreement for the Purchase and Sale of Electricity, dated as of October 29, 1991, between Steamboat Development and Sierra Pacific Power Company, filed herewith.
10.3.24	Amendment to Long-Term Agreement for the Purchase and Sale of Electricity, dated as of October 29, 1992, between Steamboat Development and Sierra Pacific Power Company, filed herewith.

Exhibit Number	Description
10.3.25	Long-Term Agreement for the Purchase and Sale of Electricity, dated as of January 18, 1991, by and between Sierra Pacific Power Company and Far West Capital, Inc.*
10.3.26	Interconnection Facilities Agreement, dated as of October 20, 1989, by and between Southern California Edison Company and Pacific Lighting Energy Systems, incorporated by reference to Exhibit 10.3.21 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.
10.3.27	Plant Operating Services Agreement, dated as of January 1, 1995, by and between Mammoth-Pacific LP and Pacific Power Plant Operations, filed herewith.
10.3.28	Assignment Agreement, dated as of December 18, 2003, by and between Covanta Power Plant Operations and Ormat Nevada, Inc.*
10.3.29	IID - Edison Transmission Service Agreement for Alternative Resources, dated, September 26, 1985, by and between Imperial Irrigation District and Southern California Edison Company, incorporated by reference to Exhibit 10.3.34 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.
10.3.30	Long-Term Firm Power Purchase Agreement, dated June 28, 2004, between ORNI 7 and Sierra Pacific Power Company.*
10.3.31	Long Term Agreement for the Purchase and Sale of Electricity, dated as of October 5, 1990, by and between Nevada Geothermal Power Partners and Sierra Pacific Power Company, filed herewith.
10.3.32	Amendment No. 1 to Long Term Agreement for the Purchase and Sale of Electricity, dated July 12, 1991, by and between Brady Power Partners and Sierra Pacific Power Company, filed herewith.
10.3.33	Amendment No. 2 to Long Term Agreement for the Purchase and Sale of Electricity, dated as of July 12, 1991, by and between Brady Power Partners and Sierra Pacific Power Company, filed herewith.
10.4	Leases
10.4.1	Ormesa BLM Geothermal Resources Lease CA 966, incorporated by reference to Exhibit 10.4.1 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.†
10.4.2	Ormesa BLM License for Electric Power Plant Site CA 24678, incorporated by reference to Exhibit 10.4.2 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.††
10.4.3	Geothermal Resources Lease, dated as of November 18, 1983, by and between Sierra Pacific Power Company, as Lessor, and Geothermal Development Associates, as Lessee, and amended by the amendments dated January 7, 1985, October 29, 1988, and October 2, 1989, incorporated by reference to Exhibit 10.4.6 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.**
10.4.4	Unprotected Lease Agreement, dated as of July 15, 2004, by and between Ormat Industries Ltd. and Ormat Systems Ltd., incorporated by reference to Exhibit 10.4.25 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.

Exhibit Number	Description
10.4.5	Geothermal Resources Lease, dated as of June 27, 1988, by and between Bernice Guisti, Judith Harvey and Karen Thompson, Trustees and Beneficiaries of the Guisti Trust as Lessor and Far West Capital Inc. as Lessee, incorporated by reference to Exhibit 10.4.26 to Ormat Technologies, Inc. Registration Statement on Amendment No. 1 to Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on September 28, 2004.**
10.4.6	Amendment to Geothermal Resources Lease, dated January, 1992, by and between Bernice Guisti, Judith Harvey and Karen Thompson, Trustees and Beneficiaries of the Guisti Trust, as Lessor and Far West Capital, Inc., as Lessee, incorporated by reference to Exhibit 10.4.27 to Ormat Technologies, Inc. Registration Statement on Amendment No. 1 to Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on September 28, 2004.**
10.4.7	Second Amendment to Geothermal Resources Lease, dated as of June 25, 1993, by and between Bernice Guisti, Judith Harvey and Karen Thompson, Trustees and Beneficiaries of the Guisti Trust, as Lessor and Far West Capital, Inc. and its Assignee, Steamboat Development Corp., as Lessee, incorporated by reference to Exhibit 10.4.28 to Ormat Technologies, Inc. Registration Statement on Amendment No. 1 to Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on September 28, 2004.
10.4.8	Geothermal Resources Sublease, dated as of May 31, 1991, by and between Fleetwood Corporation, as Lessor, and Far West Capital, Inc., incorporated by reference to Exhibit 10.4.29 to Ormat Technologies, Inc. Registration Statement on Amendment No. 1 to Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on September 28, 2004.**
10.4.9	Geothermal Resources Lease, dated as of May 31, 1991, by and between Dorothy A. Towne, the Trust of Dorothy A. Towne and Fleetwood Corporation.*
10.4.10	Mammoth Geothermal Lease, dated as of August 31, 1983, by and between Magma Energy, Inc. and Holt Geothermal Company.*
10.4.11	First Amendment to Mammoth Geothermal Lease, dated as of April 30, 1987, by and between Magma Energy, Inc. and Holt Geothermal Company.*
10.4.12	Second Amendment to Mammoth Geothermal Lease, dated as of January 1, 1990, by and between Magma Energy, Inc. and Holt Geothermal Company.*
10.4.13	Third Amendment to Mammoth Geothermal Lease, dated as of April 12, 1991, by and between Magma Energy, Inc. and Holt Geothermal Company.*
10.4.14	Grant of Easement Agreement, dated as of March 27, 1998, by David. P. Frase, Timothy D. Frase and James W. Roberts in favor of Brady Power Partners.*
10.4.15	Sublease, dated as of January 14, 2004, by and between Western States Geothermal Company and Brady Power Partners.*
10.5	Operation and Maintenance Agreements
10.5.1	Amended and Restated Operation and Maintenance Agreement, dated as of December 8, 2003, by and among ORNI 7 LLC, Steamboat Geothermal LLC, and Ormat Nevada Inc., filed herewith.
10.5.2	Operation and Maintenance Agreement, dated as of April 15, 2002, by and between Ormesa LLC and Ormat Nevada, Inc., filed herewith.

Exhibit Number	Description
10.5.3	Operation and Maintenance Agreement, dated as of January 1, 2002, by and between Brady Power Partners and Ormat Nevada, Inc., filed herewith.
10.5.4	First Amendment to Brady Operation and Maintenance Agreement, dated as of February 13, 2004, by and between Brady Power Partners and Ormat Nevada, Inc.*
10.6	Interconnection Agreements
10.6.1	Special Facilities Agreement, dated as of October 29, 1988, by and between Sierra Pacific Power Company and Far West Capital, Inc., filed herewith.
10.6.2	Special Facilities Agreement, dated as of April 24, 1992, by and between Sierra Pacific Power Company and Far West Capital, Inc., filed herewith.
10.7	Location and Occupancy Agreements
10.7.1	Facility Location and Occupancy Agreement, dated as of December 31, 1985, by and between Sierra Pacific Power Company and Far West Hydroelectric Fund, Ltd. filed herewith.
10.8	Acquisition Agreements
10.8.1	Interest Purchase Agreement, dated as of June 30, 2003, and among ORNI 7 LLC, U.S. Energy Systems, Inc., and Ormat Nevada, Inc., filed herewith.
10.8.2	Interest Purchase Agreement, dated June 30, 2003, by and among ORNI 7 LLC, Far West Capital, Inc., and 1-A Enterprises, filed herewith.
10.8.3	Sale and Purchase Agreement, dated November 19, 2003, by and among Far West Capital, Inc., FW Consulting Services, L.C., Geo Energy, LLC, SB Geo, Inc., and ORNI 7.*
10.8.4	Purchase and Sale Agreement, dated as of June 1, 2004, by and between The Burlington Northern and Santa Fe Railway Company and Brady Power Partners, filed herewith.
10.8.5	Sale and Purchase Agreement, dated February 28, 2001, by and among ESI BH Limited Partnership, TPC Brady, Inc., ORNI 1 LLC, and ORNI 2 LLC, filed herewith.
10.8.6	Sale and Purchase Agreement, dated April 4, 2002, by and among CH Ormesa, Inc., CH Ormesa LP, Inc., ORNI 8 LLC, and Ormat Funding Corp., filed herewith.
10.8.7	Sale and Purchase Agreement, dated January 31, 2002, by and among CD Ormesageo II-A, Inc., CD Ormesageo II-B, Inc., CD Ormesageo II-C, Inc., Bell Atlantic TriCon Leasing Corporation, Constellation Power, Inc. and Verizon Capital Corp., ORNI 8 LLC, and Ormat Funding Corp., filed herewith.
10.8.8	Sale and Purchase Agreement, dated April 4, 2002, by and among the Selling Entities and ORNI 7 LLC, ORNI 8 LLC, and Ormat Funding Corp., filed herewith.
10.9	Engineering, Procurement, and Construction Contracts
10.9.1	Engineering, Procurement, and Construction Contract, dated as of August 2, 2004, by and between ORNI 7 LLC and Ormat Nevada Inc.*
10.9.2	Change in Work Order, dated as of August 9, 2004, for Engineering, Procurement, and Construction Contract by and between ORNI 7 LLC and Ormat Nevada Inc.*
10.9.3	Engineering, Procurement, and Construction Agreement Guaranty, dated as of August 2, 2004, by Ormat Technologies Inc. in favor of ORNI 7 LLC, filed herewith.
10.10	General

Exhibit Number	Description
10.10.1	Amended and Restated Agreement of Limited Partnership of Mammoth-Pacific LP, dated as of January 26, 1990, filed herewith.
10.10.2	Amendment No. 1 to Amended and Restated Agreement of Limited Partnership of Mammoth-Pacific LP. dated as of January 26, 1990, filed herewith.
10.10.3	Authorization, Direction and Termination Agreement, dated as of October 16, 2004, by and among BNY Western Trust Company, SRT, Inc., and Steamboat Development Corp., filed herewith.
12	Computation of Ratio of Earnings to Fixed Charges.*
21.1	Subsidiaries of Ormat Funding Corp., filed herewith.
23.1	Consent of PricewaterhouseCoopers LLP, filed herewith.
23.2	Consent of Robison, Hill & Co., filed herewith.
23.3	Consent of Chadbourne & Parke LLP (contained in Exhibit 5.1).*
23.4	Consent of Hale Lane Peek Dennison and Howard Professional Corporation (contained in Exhibit 5.2).*
23.5	Consent of Pike & Smith, P.A. (contained in Exhibit 5.3).*
23.6	Consent of GeothermEx, Inc., filed herewith.
23.7	Consent of Stone & Webster Management Consultants, Inc., filed herewith.
25	Statement of Eligibility of Trustee of Form T-1 with respect to the Indenture, filed herewith.
99.1	Material terms with respect to BLM geothermal resources leases, filed herewith.
99.2	Material terms with respect to BLM site leases, incorporated by reference to Exhibit 99.2 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.
99.3	Material terms with respect to agreements addressing renewable energy pricing and payment issues, incorporated by reference to Exhibit 99.3 to Ormat Technologies, Inc. Registration Statement on Amendment No. 1 to Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on September 28, 2004.
99.4	Geothermal Consultant's Report, dated January 2004.*
99.5	Independent Engineer's Report, dated February 8, 2004.*
99.6	Form of Exchange Agent Agreement.*
99.7	Form of Letter of Transmittal for the 8¼% Senior Secured Notes Due 2020, filed herewith.
99.8	Form of Letter of Notice of Guaranteed Delivery for the 8¼% Senior Secured Notes Due 2020, filed herewith.
99.9	Form of Letter to Holders, filed herewith.
99.10	Form of Letter to Clients, filed herewith.
99.11	Form of Letter to Registered Holders and Depository Trust Company Participants, filed herewith.

Exhibit Number	Description
99.12	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9, filed herewith.

*	To be filed by subsequent amendment.

**	Portions of this exhibit have been omitted and filed separately under an application for confidential treatment.

†	We have entered into other BLM geothermal resources leases that are substantially similar in terms with this exhibit. Any deviation in terms with this exhibit have been described in Exhibit 99.1.

††	We have entered into other BLM site leases that are substantially similar in terms with this exhibit. Any deviation in terms with this exhibit have been described in Exhibit 99.2.

Item 22.    Undertakings

(a) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes:

(1) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(2) that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415 (section 230.415 of this chapter), will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) to respond to requests for information that is incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request,

and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

II-12

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 23rd day of December, 2004.

ORMAT FUNDING CORP.
By:	/s/ Yehudit Bronicki
Name: Yehudit Bronicki Title: President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints LUCIEN BRONICKI and YEHUDIT BRONICKI, and each of them, with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power to them and each of them (including the full power of substitution and resubstitution), for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments and supplements) to this registration statement to be filed by ORMAT FUNDING CORP. and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Lucien Bronicki	Chairman of the Board and Director	December 23, 2004

Lucien Bronicki

/s/ Yehudit Bronicki	Director, President, Secretary and Treasurer	December 23, 2004

Yehudit Bronicki

/s/ Connie Stechman	Director, Chief Financial Officer and Assistant Secretary	December 23, 2004

Connie Stechman

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 23rd day of December, 2004.

BRADY POWER PARTNERS
By: ORNI 1 LLC Its: General Partner
By: ORMAT FUNDING CORP. Its: Sole Member and Manager
By:	/s/ Yehudit Bronicki
Name: Yehudit Bronicki Title: President
By: ORNI 2 LLC Its: General Partner
By: ORMAT FUNDING CORP. Its: Sole Member and Manager
By:	/s/ Yehudit Bronicki
Name: Yehudit Bronicki Title: President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints LUCIEN BRONICKI and YEHUDIT BRONICKI, and each of them, with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power to them and each of them (including the full power of substitution and resubstitution), for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments and supplements) to this registration statement to be filed by BRADY POWER PARTNERS and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Lucien Bronicki	Chairman of the Board and Director of Ormat Funding Corp.	December 23, 2004

Lucien Bronicki

/s/ Yehudit Bronicki	Director, President, Secretary and Treasurer of Ormat Funding Corp.	December 23, 2004

Yehudit Bronicki

/s/ Connie Stechman	Director, Chief Financial Officer and Assistant Secretary of Ormat Funding Corp.	December 23, 2004

Connie Stechman

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 23rd day of December, 2004.

ORMAMMOTH INC.
By:	/s/ Yehudit Bronicki
Name: Yehudit Bronicki Title: President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints LUCIEN BRONICKI and YEHUDIT BRONICKI, and each of them, with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power to them and each of them (including the full power of substitution and resubstitution), for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments and supplements) to this registration statement to be filed by ORMAMMOTH INC. and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Lucien Bronicki	Chairman of the Board and Director	December 23, 2004

Lucien Bronicki

/s/ Yehudit Bronicki	Director, President, Secretary and Treasurer	December 23, 2004

Yehudit Bronicki

/s/ Connie Stechman	Director and Assistant Secretary	December 23, 2004

Connie Stechman

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 23rd day of December, 2004.

ORNI 1 LLC
By:	ORMAT FUNDING CORP.
Its:	Sole Member and Manager
By:	/s/ Yehudit Bronicki
Name: Yehudit Bronicki Title: President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints LUCIEN BRONICKI and YEHUDIT BRONICKI, and each of them, with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power to them and each of them (including the full power of substitution and resubstitution), for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments and supplements) to this registration statement to be filed by ORNI 1 LLC and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Lucien Bronicki	Chairman of the Board and Director of Ormat Funding Corp.	December 23, 2004

Lucien Bronicki

/s/ Yehudit Bronicki	Director, President, Secretary and Treasurer of Ormat Funding Corp.	December 23, 2004

Yehudit Bronicki

/s/ Connie Stechman	Director, Chief Financial Officer and Assistant Secretary of Ormat Funding Corp.	December 23, 2004

Connie Stechman

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 23rd day of December, 2004.

ORNI 2 LLC
By:	ORMAT FUNDING CORP.
Its:	Sole Member and Manager
By:	/s/ Yehudit Bronicki
Name: Yehudit Bronicki Title: President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints LUCIEN BRONICKI and YEHUDIT BRONICKI, and each of them, with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power to them and each of them (including the full power of substitution and resubstitution), for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments and supplements) to this registration statement to be filed by ORNI 2 LLC and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Lucien Bronicki	Chairman of the Board and Director of Ormat Funding Corp.	December 23, 2004

Lucien Bronicki

/s/ Yehudit Bronicki	Director, President, Secretary and Treasurer of Ormat Funding Corp.	December 23, 2004

Yehudit Bronicki

/s/ Connie Stechman	Director, Chief Financial Officer and Assistant Secretary of Ormat Funding Corp.	December 23, 2004

Connie Stechman

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 23rd day of December, 2004.

ORNI 7 LLC
By:	ORMAT FUNDING CORP.
Its:	Sole Member and Manager
By:	/s/ Yehudit Bronicki
Name: Yehudit Bronicki Title: President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints LUCIEN BRONICKI and YEHUDIT BRONICKI, and each of them, with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power to them and each of them (including the full power of substitution and resubstitution), for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments and supplements) to this registration statement to be filed by ORNI 7 LLC and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Lucien Bronicki	Chairman of the Board and Director of Ormat Funding Corp.	December 23, 2004

Lucien Bronicki

/s/ Yehudit Bronicki	Director, President, Secretary and Treasurer of Ormat Funding Corp.	December 23, 2004

Yehudit Bronicki

/s/ Connie Stechman	Director, Chief Financial Officer and Assistant Secretary of Ormat Funding Corp.	December 23, 2004

Connie Stechman

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 23rd day of December, 2004.

STEAMBOAT DEVELOPMENT CORP.
By:	/s/ Yehudit Bronicki
Name: Yehudit Bronicki Title: President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints LUCIEN BRONICKI and YEHUDIT BRONICKI, and each of them, with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power to them and each of them (including the full power of substitution and resubstitution), for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments and supplements) to this registration statement to be filed by STEAMBOAT DEVELOPMENT CORP. and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Lucien Bronicki	Chairman of the Board and Director	December 23, 2004

Lucien Bronicki

/s/ Yehudit Bronicki	Director, President, Secretary and Treasurer	December 23, 2004

Yehudit Bronicki

/s/ Connie Stechman	Director, Vice President, Assistant Treasurer and Assistant Secretary	December 23, 2004

Connie Stechman

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 23rd day of December, 2004.

STEAMBOAT GEOTHERMAL LLC
By:	ORNI 7 LLC
Its:	Sole Member and Manager
By: ORMAT FUNDING CORP. Its: Sole Member and Manager
By:	/s/ Yehudit Bronicki
Name: Yehudit Bronicki Title: President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints LUCIEN BRONICKI and YEHUDIT BRONICKI, and each of them, with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power to them and each of them (including the full power of substitution and resubstitution), for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments and supplements) to this registration statement to be filed by STEAMBOAT GEOTHERMAL LLC and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Lucien Bronicki	Chairman of the Board and Director of Ormat Funding Corp.	December 23, 2004

Lucien Bronicki

/s/ Yehudit Bronicki	Director, President, Secretary and Treasurer of Ormat Funding Corp.	December 23, 2004

Yehudit Bronicki

/s/ Connie Stechman	Director, Chief Financial Officer and Assistant Secretary of Ormat Funding Corp.	December 23, 2004

Connie Stechman

EXHIBIT INDEX

Exhibit Number	Description
1.1	Note Purchase Agreement, dated as of February 6, 2004, by and among Ormat Funding Corp., Brady Power Partners, Steamboat Development Corp., OrMammoth Inc., ORNI 1 LLC, ORNI 2 LLC, ORNI 7 LLC, and Lehman Brothers Inc., filed herewith.
1.2	Counterpart to the Purchase Agreement, dated as of February 13, 2004, by and between Ormat Funding, the other Guarantors, and the Initial Purchaser adding Steamboat Development as a party to the Note Purchase Agreement, filed herewith.
3.1	Certificate of Incorporation of Ormat Funding Corp., filed herewith.
3.2	Bylaws of Ormat Funding Corp., filed herewith.
3.3	Partnership Agreement of Brady Power Partners, filed herewith.
3.4	Amendment No. 1 to First Amended and Restated Agreement of General Partnership of Brady Power Partners, filed herewith.
3.5	Amendment No. 2 to First Amended and Restated Agreement of General Partnership of Brady Power Partners, filed herewith.
3.6	Certificate of Formation of Steamboat Geothermal LLC, filed herewith.
3.7	Amended and Restated Limited Liability Company Agreement of Steamboat Geothermal LLC, filed herewith.
3.8	Certificate of Incorporation of Steamboat Development Corp., filed herewith.
3.9	Articles of Amendment Adopting Related Articles of Incorporation of Steamboat Development Corp., filed herewith.
3.10	Bylaws of Steamboat Development Corp., filed herewith.
3.11	Certificate of Incorporation of OrMammoth Inc., filed herewith.
3.12	Bylaws of OrMammoth Inc., filed herewith.
3.13	Certificate of Formation of ORNI 1 LLC, filed herewith.
3.14	Limited Liability Company Agreement of ORNI 1 LLC, filed herewith.
3.15	Certificate of Formation of ORNI 2 LLC, filed herewith.
3.16	Amended and Restated Limited Liability Company Agreement of ORNI 2 LLC, filed herewith.
3.17	Certificate of Formation of ORNI 7 LLC, filed herewith.
3.18	Limited Liability Company Agreement of ORNI 7 LLC, filed herewith.
4.1	Indenture, dated as of February 13, 2004, among Ormat Funding Corp., Brady Power Partners, Steamboat Development Corp., Steamboat Geothermal LLC, OrMammoth Inc., ORNI 1 LLC, ORNI 2 LLC, ORNI 7 LLC, Ormesa LLC, and Union Bank of California, N.A., incorporated by reference to Exhibit 10.1.7 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.
4.2	Form of Exchange Note (included in Exhibit 4.1).

Exhibit Number	Description
4.3	First Supplemental Indenture, dated as of May 14, 2004, among Ormat Funding Corp., Brady Power Partners, Steamboat Development Corp., Steamboat Geothermal LLC, OrMammoth Inc., ORNI 1 LLC, ORNI 2 LLC, ORNI 7 LLC, Ormesa LLC, and Union Bank of California, N.A., incorporated by reference to Exhibit 10.1.8 to Ormat Technologies, Inc. Registration Statement on Amendment No. 1 to Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on September 28, 2004.
4.4	Second Supplemental Indenture, dated as of December 21, 2004, among Ormat Funding Corp., Brady Power Partners, Steamboat Development Corp., Steamboat Geothermal LLC, OrMammoth Inc., ORNI 1 LLC, ORNI 2 LLC, ORNI 7 LLC, Ormesa LLC, and Union Bank of California, N.A., filed herewith.
4.5	Guarantee, dated as of February 13, 2004, by ORNI 1 LLC in favor of Union Bank of California, N.A., filed herewith.
4.6	Guarantee, dated as of February 13, 2004, by ORNI 2 LLC in favor of Union Bank of California, N.A., filed herewith.
4.7	Guarantee, dated as of February 13, 2004, by ORNI 7 LLC in favor of Union Bank of California, N.A. filed herewith.
4.8	Guarantee, dated as of February 13, 2004, by Steamboat Geothermal LLC in favor of Union Bank of California, N.A., filed herewith.
4.9	Guarantee, dated as of February 13, 2004, by Steamboat Development Corp. in favor of Union Bank of California, N.A., filed herewith.
4.10	Guarantee, dated as of February 13, 2004, by Brady Power Partners in favor of Union Bank of California, N.A., filed herewith.
4.11	Guarantee, dated as of February 13, 2004, by OrMammoth Inc. in favor of Union Bank of California, N.A., filed herewith.
4.12	Deposit and Disbursement Agreement, dated as of February 13, 2004, among Ormat Funding Corp., Brady Power Partners, Steamboat Development Corp., Steamboat Geothermal LLC, OrMammoth Inc., ORNI 1 LLC, ORNI 2 LLC, ORNI 7 LLC, and Union Bank of California, N.A., filed herewith.
4.13	Collateral Agency Agreement, dated as of February 13, 2004, among Ormat Funding Corp., Brady Power Partners, Steamboat Development Corp., Steamboat Geothermal LLC, OrMammoth Inc., ORNI 1 LLC, ORNI 2 LLC, ORNI 7 LLC, Ormesa LLC, and Union Bank of California, N.A.*
4.14	Registration Rights Agreement, dated as of February 13, 2004, by and among Ormat Funding Corp, Brady Power Partners, Steamboat Geothermal LLC, Steamboat Development Corp, OrMammoth Inc., ORNI 1 LLC, ORNI 2 LLC, ORNI 7 LLC, and Lehman Brothers Inc., filed herewith.
4.15	Pledge and Security Agreement, dated as of February 13, 2004, by and between Ormat Nevada Inc. and Union Bank of California, N.A., filed herewith.
4.16	Pledge and Security Agreement, dated as of February 13, 2004, by and between Ormat Funding Corp. and Union Bank of California, N.A., filed herewith.
4.17	First Amendment to Pledge and Security Agreement, dated as of October 12, 2004, by and between Ormat Funding Corp. and Union Bank of California, N.A., filed herewith.

Exhibit Number	Description
4.18	Pledge and Security Agreement, dated as of February 13, 2004, by and between Brady Power Partners and Union Bank of California, N.A., filed herewith.
4.19	Pledge and Security Agreement, dated as of February 13, 2004, by and between Steamboat Geothermal LLC and Union Bank of California, N.A., filed herewith.
4.20	Pledge and Security Agreement, dated as of February 13, 2004, by and between Steamboat Development Corp. and Union Bank of California, N.A., filed herewith.
4.21	Pledge and Security Agreement, dated as of February 13, 2004, by and between ORNI 1 LLC and Union Bank of California, N.A., filed herewith.
4.22	Pledge and Security Agreement, dated as of February 13, 2004, by and between ORNI 2 LLC and Union Bank of California, N.A., filed herewith.
4.23	Pledge and Security Agreement, dated as of February 13, 2004, by and between ORNI 7 LLC and Union Bank of California, N.A., filed herewith.
5.1	Opinion of Chadbourne & Parke LLP*
5.2	Opinion of Hale Lane*
5.3	Opinion of Pike & Smith, P.A.*
5.4	Opinion of Chadbourne & Parke LLP re certain tax matters*
10.1	Financing Agreements
10.1.1	Credit Agreement, dated as of December 31, 2002, among Ormesa LLC, United Capital, a division of Hudson United Bank, and the Lenders party to such agreement from time to time, incorporated by reference to Exhibit 10.1.4 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.
10.1.2	Letter of Credit and Loan Agreement, dated as of June 30, 2004, by and between Ormat Nevada, Inc. and Hudson United Bank, incorporated by reference to Exhibit 10.1.16 to Ormat Technologies, Inc. Registration Statement on Amendment No. 2 to Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on October 22, 2004.
10.1.3	First Amendment to Letter of Credit and Loan Agreement, dated as of June 30, 2004, by and between Ormat Nevada, Inc. and Hudson United Bank, incorporated by reference to Exhibit 10.1.7 to Ormat Technologies, Inc. Registration Statement on Amendment No. 2 to Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on October 22, 2004.
10.2	Purchase Agreements
10.2.1	Purchase Agreement, dated as of July 15, 2004, by and between Ormat Industries Ltd. and Ormat Systems Ltd., incorporated by reference to Exhibit 10.2.2 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.
10.3	Power Purchase Agreements
10.3.1	Power Purchase Contract, dated as of July 18, 1984, between Southern California Edison Company and Republic Geothermal, Inc., incorporated by reference to Exhibit 10.3.1 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.

Exhibit Number	Description
10.3.2	Amendment No. 1, to the Power Purchase Contract, dated as of December 23, 1988, between Southern California Edison Company and Ormesa Geothermal, incorporated by reference to Exhibit 10.3.2 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.
10.3.3	Power Purchase Contract, dated as of June 13, 1984, between Southern California Edison Company and Ormat Systems, Inc., incorporated by reference to Exhibit 10.3.3 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.
10.3.4	Power Purchase Contract, dated as of April 15, 1985, by and between Mammoth-Pacific LP and Southern California Edison Company, incorporated by reference to Exhibit 10.3.13 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.
10.3.5	Amendment No. 1 to Power Purchase Contract, dated as of October 27, 1989, by and between Mammoth-Pacific LP and Southern California Edison Company, incorporated by reference to Exhibit 10.3.14 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.
10.3.6	Amendment No. 2 to Power Purchase Contract, dated as of December 20, 1989, by and between Mammoth-Pacific LP and Southern California Edison Company, incorporated by reference to Exhibit 10.3.15 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.
10.3.7	Amended and Restated Power Purchase and Sales Agreement, dated as of December 2, 1986, by and between Mammoth-Pacific LP and Southern California Edison Company, incorporated by reference to Exhibit 10.3.11 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.
10.3.8	Amendment No. 1, to Amended and Restated Power Purchase and Sale Agreement, dated as of May 18, 1990, by and between Mammoth-Pacific LP and Southern California Edison Company, incorporated by reference to Exhibit 10.3.12 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.
10.3.9	Power Purchase Contract, dated as of April 16, 1985, by and between Southern California Edison Company and Santa Fe Geothermal, Inc., incorporated by reference to Exhibit 10.3.16 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.
10.3.10	Amendment No. 1 to Power Purchase Contract, dated as of October 25, 1985, by and between Southern California Edison Company and Mammoth-Pacific LP, incorporated by reference to Exhibit 10.3.17 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.
10.3.11	Amendment No. 2 to Power Purchase Contract, dated as of December 20, 1989, by and between Southern California Edison Company and Pacific Lighting Energy Systems, incorporated by reference to Exhibit 10.3.18 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.

Exhibit Number	Description
10.3.12	Interconnection Facilities Agreement, dated as of October 20, 1989, by and between Southern California Edison Company and Mammoth-Pacific LP, incorporated by reference to Exhibit 10.3.19 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.
10.3.13	Interconnection Facilities Agreement, dated as of October 13, 1985, by and between Southern California Edison Company and Mammoth-Pacific LP (II), incorporated by reference to Exhibit 10.3.20 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.
10.3.14	Plant Connection Agreement for the Ormesa Geothermal Plant, dated as of October 1, 1985, by and between Imperial Irrigation District and Ormesa Geothermal, incorporated by reference to Exhibit 10.3.26 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.
10.3.15	Plant Connection Agreement for the Ormesa IE Geothermal Plant, dated as of October 21, 1988, by and between Imperial Irrigation District and Ormesa IE, incorporated by reference to Exhibit 10.3.27 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.
10.3.16	Plant Connection Agreement for the Ormesa IH Geothermal Plant, dated as of October 3, 1989, by and between Imperial Irrigation District and Ormesa IH, incorporated by reference to Exhibit 10.3.28 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.
10.3.17	Transmission Service Agreement for the Ormesa I, Ormesa IE and Ormesa IH Geothermal Power Plants, dated October 3, 1989, by and between Imperial Irrigation District and Ormesa Geothermal, incorporated by reference to Exhibit 10.3.31 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.
10.3.18	Energy Services Agreement, dated as of February 2003, by and between Imperial Irrigation District and Ormesa, LLC, incorporated by reference to Exhibit 10.3.43 to Ormat Technologies, Inc. Registration Statement on Amendment No. 1 Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on September 28, 2004.
10.3.19	Agreement for the Purchase and Sale of Electricity, dated as of November 18, 1983, by and between Geothermal Development Associates and Sierra Pacific Power Company, filed herewith.
10.3.20	Amendment to Agreement for the Purchase and Sale of Electricity, dated as of March 6, 1987, by and between Geothermal Development Associates and Sierra Pacific Power Company, filed herewith.
10.3.21	Long-Term Agreement for the Purchase and Sale of Electricity, dated as of October 29, 1988, by and between Sierra Pacific Power Company and Far West Capital, Inc., filed herewith.
10.3.22	Long-Term Agreement for the Purchase and Sale of Electricity, dated as of January 24, 1991, by and between Far West Capital, Inc. and Sierra Pacific Power Company, filed herewith.
10.3.23	Amendment to Long-Term Agreement for the Purchase and Sale of Electricity, dated as of October 29, 1991, between Steamboat Development and Sierra Pacific Power Company, filed herewith.

Exhibit Number	Description
10.3.24	Amendment to Long-Term Agreement for the Purchase and Sale of Electricity, dated as of October 29, 1992, between Steamboat Development and Sierra Pacific Power Company, filed herewith.
10.3.25	Long-Term Agreement for the Purchase and Sale of Electricity, dated as of January 18, 1991, by and between Sierra Pacific Power Company and Far West Capital, Inc.*
10.3.26	Interconnection Facilities Agreement, dated as of October 20, 1989, by and between Southern California Edison Company and Pacific Lighting Energy Systems, incorporated by reference to Exhibit 10.3.21 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.
10.3.27	Plant Operating Services Agreement, dated as of January 1, 1995, by and between Mammoth-Pacific LP and Pacific Power Plant Operations, filed herewith.
10.3.28	Assignment Agreement, dated as of December 18, 2003, by and between Covanta Power Plant Operations and Ormat Nevada, Inc.*
10.3.29	IID - Edison Transmission Service Agreement for Alternative Resources, dated, September 26, 1985, by and between Imperial Irrigation District and Southern California Edison Company, incorporated by reference to Exhibit 10.3.34 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.
10.3.30	Long-Term Firm Power Purchase Agreement, dated June 28, 2004, between ORNI 7 and Sierra Pacific Power Company.*
10.3.31	Long Term Agreement for the Purchase and Sale of Electricity, dated as of October 5, 1990, by and between Nevada Geothermal Power Partners and Sierra Pacific Power Company, filed herewith.
10.3.32	Amendment No. 1 to Long Term Agreement for the Purchase and Sale of Electricity, dated July 12, 1991, by and between Brady Power Partners and Sierra Pacific Power Company, filed herewith.
10.3.33	Amendment No. 2 to Long Term Agreement for the Purchase and Sale of Electricity, dated as of July 12, 1991, by and between Brady Power Partners and Sierra Pacific Power Company, filed herewith.
10.4	Leases
10.4.1	Ormesa BLM Geothermal Resources Lease CA 966, incorporated by reference to Exhibit 10.4.1 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.†
10.4.2	Ormesa BLM License for Electric Power Plant Site CA 24678, incorporated by reference to Exhibit 10.4.2 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.††
10.4.3	Geothermal Resources Lease, dated as of November 18, 1983, by and between Sierra Pacific Power Company, as Lessor, and Geothermal Development Associates, as Lessee, and amended by the amendments dated January 7, 1985, October 29, 1988, and October 2, 1989, incorporated by reference to Exhibit 10.4.6 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.**

Exhibit Number	Description
10.4.4	Unprotected Lease Agreement, dated as of July 15, 2004, by and between Ormat Industries Ltd. and Ormat Systems Ltd., incorporated by reference to Exhibit 10.4.25 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.
10.4.5	Geothermal Resources Lease, dated as of June 27, 1988, by and between Bernice Guisti, Judith Harvey and Karen Thompson, Trustees and Beneficiaries of the Guisti Trust as Lessor and Far West Capital Inc. as Lessee, incorporated by reference to Exhibit 10.4.26 to Ormat Technologies, Inc. Registration Statement on Amendment No. 1 to Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on September 28, 2004.**
10.4.6	Amendment to Geothermal Resources Lease, dated January, 1992, by and between Bernice Guisti, Judith Harvey and Karen Thompson, Trustees and Beneficiaries of the Guisti Trust, as Lessor and Far West Capital, Inc., as Lessee, incorporated by reference to Exhibit 10.4.27 to Ormat Technologies, Inc. Registration Statement on Amendment No. 1 to Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on September 28, 2004.**
10.4.7	Second Amendment to Geothermal Resources Lease, dated as of June 25, 1993, by and between Bernice Guisti, Judith Harvey and Karen Thompson, Trustees and Beneficiaries of the Guisti Trust, as Lessor and Far West Capital, Inc. and its Assignee, Steamboat Development Corp., as Lessee, incorporated by reference to Exhibit 10.4.28 to Ormat Technologies, Inc. Registration Statement on Amendment No. 1 to Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on September 28, 2004.
10.4.8	Geothermal Resources Sublease, dated as of May 31, 1991, by and between Fleetwood Corporation, as Lessor, and Far West Capital, Inc., incorporated by reference to Exhibit 10.4.29 to Ormat Technologies, Inc. Registration Statement on Amendment No. 1 to Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on September 28, 2004.**
10.4.9	Geothermal Resources Lease, dated as of May 31, 1991, by and between Dorothy A. Towne, the Trust of Dorothy A. Towne and Fleetwood Corporation.*
10.4.10	Mammoth Geothermal Lease, dated as of August 31, 1983, by and between Magma Energy, Inc. and Holt Geothermal Company.*
10.4.11	First Amendment to Mammoth Geothermal Lease, dated as of April 30, 1987, by and between Magma Energy, Inc. and Holt Geothermal Company.*
10.4.12	Second Amendment to Mammoth Geothermal Lease, dated as of January 1, 1990, by and between Magma Energy, Inc. and Holt Geothermal Company.*
10.4.13	Third Amendment to Mammoth Geothermal Lease, dated as of April 12, 1991, by and between Magma Energy, Inc. and Holt Geothermal Company.*
10.4.14	Grant of Easement Agreement, dated as of March 27, 1998, by David. P. Frase, Timothy D. Frase and James W. Roberts in favor of Brady Power Partners.*
10.4.15	Sublease, dated as of January 14, 2004, by and between Western States Geothermal Company and Brady Power Partners.*
10.5	Operation and Maintenance Agreements
10.5.1	Amended and Restated Operation and Maintenance Agreement, dated as of December 8, 2003, by and among ORNI 7 LLC, Steamboat Geothermal LLC, and Ormat Nevada Inc., filed herewith.

Exhibit Number	Description
10.5.2	Operation and Maintenance Agreement, dated as of April 15, 2002, by and between Ormesa LLC and Ormat Nevada, Inc., filed herewith.
10.5.3	Operation and Maintenance Agreement, dated as of January 1, 2002, by and between Brady Power Partners and Ormat Nevada, Inc., filed herewith.
10.5.4	First Amendment to Brady Operation and Maintenance Agreement, dated as of February 13, 2004, by and between Brady Power Partners and Ormat Nevada, Inc.*
10.6	Interconnection Agreements
10.6.1	Special Facilities Agreement, dated as of October 29, 1988, by and between Sierra Pacific Power Company and Far West Capital, Inc., filed herewith.
10.6.2	Special Facilities Agreement, dated as of April 24, 1992, by and between Sierra Pacific Power Company and Far West Capital, Inc., filed herewith.
10.7	Location and Occupancy Agreements
10.7.1	Facility Location and Occupancy Agreement, dated as of December 31, 1985, by and between Sierra Pacific Power Company and Far West Hydroelectric Fund, Ltd. filed herewith.
10.8	Acquisition Agreements
10.8.1	Interest Purchase Agreement, dated as of June 30, 2003, and among ORNI 7 LLC, U.S. Energy Systems, Inc., and Ormat Nevada, Inc., filed herewith.
10.8.2	Interest Purchase Agreement, dated June 30, 2003, by and among ORNI 7 LLC, Far West Capital, Inc., and 1-A Enterprises, filed herewith.
10.8.3	Sale and Purchase Agreement, dated November 19, 2003, by and among Far West Capital, Inc., FW Consulting Services, L.C., Geo Energy, LLC, SB Geo, Inc., and ORNI 7.*
10.8.4	Purchase and Sale Agreement, dated as of June 1, 2004, by and between The Burlington Northern and Santa Fe Railway Company and Brady Power Partners, filed herewith.
10.8.5	Sale and Purchase Agreement, dated February 28, 2001, by and among ESI BH Limited Partnership, TPC Brady, Inc., ORNI 1 LLC, and ORNI 2 LLC, filed herewith.
10.8.6	Sale and Purchase Agreement, dated April 4, 2002, by and among CH Ormesa, Inc., CH Ormesa LP, Inc., ORNI 8 LLC, and Ormat Funding Corp., filed herewith.
10.8.7	Sale and Purchase Agreement, dated January 31, 2002, by and among CD Ormesageo II-A, Inc., CD Ormesageo II-B, Inc., CD Ormesageo II-C, Inc., Bell Atlantic TriCon Leasing Corporation, Constellation Power, Inc. and Verizon Capital Corp., ORNI 8 LLC, and Ormat Funding Corp., filed herewith.
10.8.8	Sale and Purchase Agreement, dated April 4, 2002, by and among the Selling Entities and ORNI 7 LLC, ORNI 8 LLC, and Ormat Funding Corp., filed herewith.
10.9	Engineering, Procurement, and Construction Contracts
10.9.1	Engineering, Procurement, and Construction Contract, dated as of August 2, 2004, by and between ORNI 7 LLC and Ormat Nevada Inc.*
10.9.2	Change in Work Order, dated as of August 9, 2004, for Engineering, Procurement, and Construction Contract by and between ORNI 7 LLC and Ormat Nevada Inc.*

Exhibit Number	Description
10.9.3	Engineering, Procurement, and Construction Agreement Guaranty, dated as of August 2, 2004, by Ormat Technologies Inc. in favor of ORNI 7 LLC, filed herewith.
10.10	General
10.10.1	Amended and Restated Agreement of Limited Partnership of Mammoth-Pacific LP, dated as of January 26, 1990, filed herewith.
10.10.2	Amendment No. 1 to Amend ed and Restated Agreement of Limited Partnership of Mammoth-Pacific LP. dated as of January 26, 1990, filed herewith.
10.10.3	Authorization, Direction and Termination Agreement, dated as of October 16, 2004, by and among BNY Western Trust Company, SRT, Inc., and Steamboat Development Corp., filed herewith.
12	Computation of Ratio of Earnings to Fixed Charges.*
21.1	Subsidiaries of Ormat Funding Corp., filed herewith.
23.1	Consent of PricewaterhouseCoopers LLP, filed herewith.
23.2	Consent of Robison, Hill & Co., filed herewith.
23.3	Consent of Chadbourne & Parke LLP (contained in Exhibit 5.1).*
23.4	Consent of Hale Lane Peek Dennison and Howard Professional Corporation (contained in Exhibit 5.2).*
23.5	Consent of Pike & Smith, P.A. (contained in Exhibit 5.3).*
23.6	Consent of GeothermEx, Inc., filed herewith.
23.7	Consent of Stone & Webster Management Consultants, Inc., filed herewith.
25	Statement of Eligibility of Trustee of Form T-1 with respect to the Indenture, filed herewith.
99.1	Material terms with respect to BLM geothermal resources leases, filed herewith.
99.2	Material terms with respect to BLM site leases, incorporated by reference to Exhibit 99.2 to Ormat Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on July 21, 2004.
99.3	Material terms with respect to agreements addressing renewable energy pricing and payment issues, incorporated by reference to Exhibit 99.3 to Ormat Technologies, Inc. Registration Statement on Amendment No. 1 to Form S-1 (File No. 333-117527) to the Securities and Exchange Commission on September 28, 2004.
99.4	Geothermal Consultant's Report, dated January 2004.*
99.5	Independent Engineer's Report, dated February 8, 2004.*
99.6	Form of Exchange Agent Agreement.*
99.7	Form of Letter of Transmittal for the 8¼% Senior Secured Notes Due 2020, filed herewith.
99.8	Form of Letter of Notice of Guaranteed Delivery for the 8¼% Senior Secured Notes Due 2020, filed herewith.
99.9	Form of Letter to Holders, filed herewith.
99.10	Form of Letter to Clients, filed herewith.

Exhibit Number	Description
99.11	Form of Letter to Registered Holders and Depository Trust Company Participants, filed herewith.
99.12	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9, filed herewith.

*	To be filed by subsequent amendment.

**	Portions of this exhibit have been omitted and filed separately under an application for confidential treatment.

†	We have entered into other BLM geothermal resources leases that are substantially similar in terms with this exhibit. Any deviation in terms with this exhibit have been described in Exhibit 99.1.

††	We have entered into other BLM site leases that are substantially similar in terms with this exhibit. Any deviation in terms with this exhibit have been described in Exhibit 99.2.